The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

Filed Pursuant to Rule 433
File No.: 333-125499

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 16, 2006
MAY BE AMENDED OR COMPLETED PRIOR TO SALE

$2,810,773,000 (Approximate)
CD 2006-CD2

Commercial Mortgage Pass-Through Certificates

German American Capital Corporation
Citigroup Global Markets Realty Corp.
PNC Bank, National Association

Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation

Depositor

CD 2006-CD2 Mortgage Trust

Issuing Entity

The CD 2006-CD2 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust’s assets will primarily be 197 fixed-rate mortgage loans secured by first liens on 211 commercial and multifamily properties. The CD 2006-CD2 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates will receive distributions of interest, principal or both, four business days following the determination date in each month, commencing April 17, 2006. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this free writing prospectus under ‘‘Description of the Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.’’

Certain characteristics of the certificates offered in this free writing prospectus include:

	Initial Certificate Balance(2)	Approximate Initial Pass-Through Rate		Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)	S&P/Moody’s Anticipated Ratings(1)
Class A-1(5)	$72,000,000	%	(7)	December 15, 2010	January 2046	AAA/Aaa
Class A-2(5)	$239,000,000	%	(7)	March 15, 2011	January 2046	AAA/Aaa
Class A-3(5)	$53,000,000	%	(7)	January 15, 2013	January 2046	AAA/Aaa
Class A-AB(5)	$111,000,000	%	(7)	May 15, 2015	January 2046	AAA/Aaa
Class A-4(5)	$839,906,000	%	(7)	December 15, 2015	January 2046	AAA/Aaa
Class A-1A(5)	$826,636,000	%	(7)	January 15, 2016	January 2046	AAA/Aaa
Class A-M	$305,934,000	%(7)		January 15, 2016	January 2046	AAA/Aaa
Class A-J	$217,979,000	%	(7)	February 15, 2016	January 2046	AAA/Aaa
Class B	$22,945,000	%	(7)	February 15, 2016	January 2046	AA+/Aa1
Class C	$34,417,000	%	(7)	February 15, 2016	January 2046	AA/Aa2
Class D	$38,242,000	%	(7)	February 15, 2016	January 2046	AA−/Aa3
Class E	$49,714,000	%(7)		February 15, 2016	January 2046	A/A2

(Footnotes to table to begin on page S-3)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus are truthful or complete.

Any representation to the contrary is a criminal offense. Investing in the certificates offered in this free writing prospectus involves risks. See ‘‘Risk Factors’’ beginning on page S-36 of this prospectus supplement and page 12 of the prospectus.

Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 57.18% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 42.82 of each class of offered certificates. PNC Capital Markets LLC, J.P. Morgan Securities Inc., Nomura Securities International, Inc. and Wachovia Capital Markets, LLC are acting as co-managers of the offering. The underwriters will offer the certificates offered in this free writing prospectus to the public in negotiated transactions at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., PNC Capital Markets LLC, J.P. Morgan Securities Inc., Nomura Securities International, Inc. and Wachovia Capital Markets, LLC are required to purchase the certificates offered in this free writing prospectus (in the amounts to be set forth in the prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this free writing prospectus approximately   % of the initial aggregate certificate balance of the certificates offered in this free writing prospectus, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in this free writing prospectus to purchasers on or about March     , 2006.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: blake.catlett@db.com.

Deutsche Bank Securities	Citigroup

Co-Book Running Managers and Co-Lead Managers

PNC Capital Markets LLC	JPMorgan	Nomura	Wachovia Securities
Co-Manager	Co-Manager	Co-Manager	Co-Manager

CD 2006-CD2

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
6 properties
$111,593,431
3.65% of total
Utah
1 property
$4,400,000
0.14% of total
Missouri
4 properties
$49,044,786
1.60% of total
Iowa
1 property
$13,755,000
0.45% of total
North Dakota
1 property
$3,242,670
0.11% of total
Minnesota
1 property
$65,000,000
2.12% of total
Wisconsin
5 properties
$36,919,510
1.21% of total
Illinois
6 properties
$75,951,742
2.48% of total
Indiana
8 properties
$55,075,340
1.80% of total
New York
13 properties
$164,915,485
5.39% of total
Vermont
1 property
$4,069,071
0.13% of total
New Hampshire
2 properties
$15,589,801
0.51% of total
Massachusetts
5 properties
$65,092,869
2.13% of total
Connecticut
3 properties
$63,665,075
2.08% of total
Michigan
4 properties
$75,807,909
2.48% of total
Pennsylvania
11 properties
$198,456,575
6.49% of total
Ohio
5 properties
$30,343,582
0.99% of total
New Jersey
7 properties
$84,052,349
2.75% of total
Maryland
5 properties
$81,198,468
2.65% of total
Delaware
2 properties
$12,864,465
0.42% of total
Oregon
2 properties
$11,184,095
0.37% of total
Nevada
3 properties
$27,084,371
0.89% of total
Northern California
10 properties
$404,538,822
13.22% of total
California
29 properties
$685,939,413
22.42% of total
Southern California
19 properties
$281,400,591
9.20% of total
Arizona
6 properties
$97,085,151
3.17% of total
New Mexico
1 property
$30,700,000
1.00% of total
Texas
12 properties
$293,131,064
9.58% of total
Mississippi
1 property
$12,720,000
0.42% of total
Kentucky
2 properties
$21,500,000
0.70% of total
Alabama
1 property
$6,777,290
0.22% of total
Tennessee
10 properties
$101,940,000
3.33% of total
Virginia
14 properties
$118,383,885
3.87% of total
North Carolina
10 properties
$106,197,083
3.47% of total
Georgia
7 properties
$83,051,880
2.71% of total
South Carolina
7 properties
$42,371,536
1.38% of total
Florida
13 properties
$210,237,875
6.87% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance
Mortgaged Properties by Property Type
Mixed Use 2.76%
Self Storage 0.81%
Other 0.38%
Industrial 2.97%
Land 0.27%
Hotel 6.77%
Office 29.55%
Retail 27.31%
Multifamily 29.18%

Villas Parkmerced

Valley View Center

SunTrust Center

Westin Philadelphia Hotel

Rock Pointe Corporate Center

Woodbury Lakes

The Harrisburg Portfolio

Sunset Media Tower

Beyman Multifamily Portfolio, Phoenix, AZ

Stadium Gateway

Beyman Multifamily Portfolio, Memphis, TN

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this free writing prospectus. However, this free writing prospectus does not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this free writing prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov).

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

This free writing prospectus is also referred to herein as this "prospectus supplement." Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page S-241 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page 128 in the prospectus.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Deutsche Mortgage & Asset Receiving Corporation.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (‘‘FSMA’’) of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as ‘‘FPO Persons’’); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as ‘‘PCIS Persons’’ and, together with the FPO Persons, the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered in this free writing prospectus and the underlying mortgage loans. This executive summary also describes the certificates that are not offered by this free writing prospectus (other than the Class S, Class R and Class LR Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. This free writing prospectus is also referred to herein as this ‘‘prospectus supplement.’’

Class	Anticipated Ratings S&P/Moody’s(1)	Initial Certificate Balance or Notional Balance(2)	Approximate Percent of Total Certificates	Approximate Credit Support(12)		Description of Pass-Through Rate	Assumed Final Distribution Date(3)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
Certificates Offered
A-1(5)	AAA/Aaa	$72,000,000	2.35%	30.000	%(6)	(7)	12/15/10	%	2.99	4/06-12/10
A-2(5)	AAA/Aaa	$239,000,000	7.81%	30.000	%(6)	(7)	3/15/11	%	4.82	12/10-3/11
A-3(5)	AAA/Aaa	$53,000,000	1.73%	30.000	%(6)	(7)	1/15/13	%	6.77	9/12-1/13
A-AB(5)	AAA/Aaa	$111,000,000	3.63%	30.000	%(6)	(7)	5/15/15	%	7.23	3/11-5/15
A-4(5)	AAA/Aaa	$839,906,000	27.45%	30.000	%(6)	(7)	12/15/15	%	9.63	5/15-12/15
A-1A(5)	AAA/Aaa	$826,636,000	27.02%	30.000	%(6)	(7)	1/15/16	%	7.62	4/06-1/16
A-M	AAA/Aaa	$305,934,000	10.00%	20.000%		(7)	1/15/16	%	9.84	1/16-1/16
A-J	AAA/Aaa	$217,979,000	7.13%	12.875%		(7)	2/15/16	%	9.89	1/16-2/16
B	AA+/Aa1	$22,945,000	0.75%	12.125%		(7)	2/15/16	%	9.92	2/16-2/16
C	AA/Aa2	$34,417,000	1.12%	11.000%		(7)	2/15/16	%	9.92	2/16-2/16
D	AA-/Aa3	$38,242,000	1.25%	9.750%		(7)	2/15/16	%	9.92	2/16-2/16
E	A/A2	$49,714,000	1.62%	8.125%		(7)	2/15/16	%	9.92	2/16-2/16
Private Certificates(9)
X(8)	AAA/Aaa	$3,059,345,770	N/A	N/A		(8)	N/A	%	N/A	N/A
F	A-/A3	$42,066,000	1.37%	6.750%		(7)	2/15/16	%	9.92	2/16-2/16
G	BBB+/Baa1	$38,242,000	1.25%	5.500%		(7)	2/15/16	%	9.92	2/16-2/16
H	BBB/Baa2	$34,418,000	1.13%	4.375%		(7)	3/15/16	%	9.93	2/16-3/16
J	BBB-/Baa3	$34,418,000	1.13%	3.250%		(7)	3/15/16	%	10.00	3/16-3/16
K	BB+/Ba1	$15,296,000	0.50%	2.750%		(10)	3/15/16	%	10.00	3/16-3/16
L	BB/Ba2	$11,473,000	0.38%	2.375%		(10)	3/15/16	%	10.00	3/16-3/16
M	BB-/Ba3	$11,472,000	0.37%	2.000%		(10)	6/15/17	%	10.64	3/16-6/17
N	B+/B1	$7,649,000	0.25%	1.750%		(10)	6/15/17	%	11.25	6/17-6/17
O	B/B2	$7,648,000	0.25%	1.500%		(10)	6/15/17	%	11.25	6/17-6/17
P	B-/B3	$7,648,000	0.25%	1.250%		(10)	1/15/18	%	11.30	6/17-1/18
Q	NR/NR	$38,242,770	1.25%	0.000%		(10)	1/15/24	%	13.55	1/18-1/24
VPM-1(11)	BBB/Baa1	$10,300,000	N/A	N/A		Loan-Specific		%
VPM-2(11)	BBB−/Baa2	$18,200,000	N/A	N/A		Loan-Specific		%
VPM-3(11)	−/Baa2	$2,700,000	N/A	N/A		Loan-Specific		%
VPM-4(11)	−/Baa3	$18,800,000	N/A	N/A		Loan-Specific		%

(1)	It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.

(2)	Approximate; subject to a variance of plus or minus 5%.

(3)	The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in January 2046. See ‘‘Yield and Maturity Considerations’’ and ‘‘Ratings’’ in this prospectus supplement.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.

(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 155 mortgage loans, representing approximately 72.98% of the outstanding pool balance. Loan Group 2 will consist of 42 mortgage loans, representing approximately 27.02% of the outstanding pool balance. Loan Group 2 will include approximately 92.61% of all the mortgage loans secured by multifamily properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balance of the Class A-4 certificates has been reduced to zero, from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class Q Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata.

(6)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.

(7)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that class (as described in ‘‘Executive Summary—The Certificates’’ in this prospectus supplement) and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

(8)	The Class X Certificates will not have a certificate balance. The interest accrual amounts on the Class X Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all of the classes of certificates (other than the Class X, Class VPM, Class S, Class R and Class LR Certificates). The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately % per annum. The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate (or in the case of the Villas Parkmerced loan, taking into account the interest rate and principal balance of the pooled trust component only) and the weighted average pass-through rate of the certificates (based on their certificate balances) other than the Class X, Class VPM, Class S, Class R and Class LR certificates. With respect to the pooled trust component of the Villas Parkmerced loan representing approximately 9.81% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures subordinate companion loans and a non-pooled trust component. The Class X certificates were structured assuming that the subordinate companion loans and the non-pooled trust component absorb any loss prior to the related mortgage loan.

(9)	Not offered hereby.

(10)	The pass-through rates on the Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will, at all times, equal to the lesser of (i) the weighted average net mortgage pass-through rate, and (ii) a fixed rate.

(11)	The Class VPM-1, VPM-2, VPM-3 and VPM-4 Certificates are collectively referred to herein as the "Class VPM Certificates." The Class VPM Certificates will only receive distributions from and will only incur losses with respect to the non-pooled trust component of the Villas Parkmerced loan.

(12)	Except with respect to the Class VPM Certificates, the credit support for each class of certificates does not include the non-pooled trust component of the Villas Parkmerced loan.

The Class S, Class R and Class LR Certificates are not represented in this table.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool(1)

Outstanding Pool Balance as of the Cut-off Date(2)	$3,059,345,771
Number of Mortgage Loans	197
Number of Mortgaged Properties	211
Average Mortgage Loan Balance	$15,529,674
Weighted Average Mortgage Rate	5.5088%
Weighted Average Remaining Term to Maturity (in months)(3)	106
Weighted Average Debt Service Coverage Ratio(4)	1.51
Weighted Average Loan-to-Value Ratio(4)	69.24%

(1)	Statistical information in this table does not include the non-pooled trust component of the Villas Parkmerced loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Calculated with respect to the anticipated repayment date for four mortgage loans, representing 2.06% of the outstanding pool balance as of the cut-off date.

(4)	In the case of two mortgage loans, representing 9.93% of the outstanding pool balance and 0.17% of the Loan Group 1 balance and 36.29% of the Loan Group 2 balance as of the cut-off date, each with one or more subordinate companion loans that are not included in the trust and one of which has a related non-pooled trust component, unless otherwise indicated, LTV ratio and DSCR have been calculated based on the mortgage loan included in the trust, but excluding such subordinate companion loans and the non-pooled trust component. See footnote 7 to Annex A-1 for the DSCR and LTV ratio for such mortgage loans including the related subordinate companion loans and the related non-pooled trust component. DSCR was calculated based on the mortgage loan principal balance as of the cut-off date, after netting out holdback reserve amounts for five mortgage loans with an aggregate principal balance as of the cut-off date of $86,030,000, representing 2.81% of the outstanding pool balance, 2.87% of the Loan Group 1 balance and 2.66% of the Loan Group 2 balance as of the cut-off date, as described in the definition of ‘‘UW NCF DSCR’’ in the section ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement. LTV ratio was calculated based on the mortgage loan principal balance as of the cut-off date, after netting out holdback reserve amounts for four mortgage loans with an aggregate principal balance as of the cut-off date of $64,400,000, representing 2.11% of the outstanding pool balance, 1.90% of the Loan Group 1 balance and 2.66% of the Loan Group 2 balance as of the cut-off date, as described in the definition of "LTV" in the section "Description of the Mortgage Pool—Additional Loan Information—Definitions" in this prospectus supplement. In the case of four mortgage loans, representing 2.57% of the outstanding pool balance as of the cut-off date, 0.81% of the initial Loan Group 1 Balance and 7.34% of the initial Loan Group 2 Balance, the mortgage loans are recourse to the related sponsor up to varying amounts until the related mortgaged property achieves a specified minimum DSCR, as described in the definition of ‘‘UW NCF DSCR’’ in the section below ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions.’’ The DSCR for each of these mortgage loans is shown throughout this prospectus supplement at a higher DSCR than the actual DSCR, which higher DSCR reflects the threshold at which the full recourse guaranty will be released. With respect to two mortgage loans, representing 0.49% of the outstanding pool balance and 1.82% of the initial Loan Group 2 Balance as of the cut-off date, various amounts have been escrowed until certain conditions under the mortgage loan documents have been met. The DSCR for such mortgage loan is shown throughout this prospectus supplement at the rate which would exist assuming these conditions under the mortgage loan have been met. The DSCRs for such mortgage loans as of the cut-off date, net of any holdback amounts and without assuming such conditions have been satisfied are set forth in the definitions of "UW NCF DSCR" in the section below "Description of the Mortgage Pool—Additional Loan Information—Definitions."

EXECUTIVE SUMMARY	S-3
SUMMARY OF THE PROSPECTUS SUPPLEMENT	S-8
THE MORTGAGE POOL	S-21
Characteristics of the Mortgage Pool	S-21
RISK FACTORS	S-36
Conflicts of Interest	S-65
The Villas Parkmerced Loan	S-67
The Arrowhead Shopping Center Loan	S-67
Risks Related to the Offered Certificates	S-68
TRANSACTION PARTIES	S-73
The Sponsors	S-73
The Depositor	S-81
The Issuing Entity	S-81
The Master Servicers	S-83
The Special Servicer	S-87
The Trustee	S-90
Paying Agent, Certificate Registrar, Custodian and Authenticating Agent	S-93
Certain Relationships and Related Transactions	S-94
DESCRIPTION OF THE MORTGAGE POOL	S-95
General	S-95
Security for the Mortgage Loans	S-96
Significant Mortgage Loans and Significant Obligors	S-96
The Mortgage Loan Sellers	S-97
Certain Underwriting Matters	S-98
Split Loan Structures	S-100
The Villas Parkmerced Loan	S-100
The Arrowhead Shopping Center Loan Combination	S-107
ARD Loans	S-110
Additional Loan Information	S-110
Certain Terms and Conditions of the Mortgage Loans	S-124
Changes in Mortgage Pool Characteristics	S-141
DESCRIPTION OF THE OFFERED CERTIFICATES	S-142
General	S-142
Distributions	S-144
Fees and Expenses	S-149
Class A-AB Planned Principal Balance	S-158
Prepayment Premiums and Yield Maintenance Charges	S-158
Assumed Final Distribution Date; Rated Final Distribution Date	S-159
Realized Losses	S-160
Prepayment Interest Shortfalls	S-161
Subordination	S-162
Appraisal Reductions	S-163
Delivery, Form and Denomination	S-166
Book-Entry Registration	S-167
Definitive Certificates	S-169
YIELD AND MATURITY CONSIDERATIONS	S-170
Yield Considerations	S-170
Weighted Average Life	S-172
Certain Price/Yield Tables	S-180
THE POOLING AND SERVICING AGREEMENT	S-187
General	S-187
Servicing of the Mortgage Loans; Collection of Payments	S-187
Advances	S-188
Accounts	S-193
Enforcement of ‘‘Due-On-Sale’’ and ‘‘Due-On-Encumbrance’’ Clauses	S-195
Inspections	S-197
Insurance Policies	S-198
Assignment of the Mortgage Loans	S-201
Representations and Warranties; Repurchase; Substitution	S-201
Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer	S-206
Events of Default	S-208
Rights Upon Event of Default	S-210
Amendment	S-211
Evidence of Compliance	S-212
Voting Rights	S-212
Sale of Defaulted Mortgage Loans	S-212
Realization Upon Defaulted Mortgage Loans	S-214
Modifications	S-216
Optional Termination	S-219
Servicing Compensation and Payment of Expenses	S-219

Special Servicing	S-220
Master Servicers and Special Servicer Permitted to Buy Certificates	S-227
Reports to Certificateholders; Available Information	S-228
Other Information	S-231
Exchange Act Filings	S-232
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-233
ERISA CONSIDERATIONS	S-235
LEGAL INVESTMENT	S-237
LEGAL MATTERS	S-237
RATINGS	S-237
LEGAL ASPECTS OF MORTGAGE LOANS	S-239
INDEX OF DEFINED TERMS	S-240
ANNEX A-1—CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX A-2—CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS	A-2
ANNEX A-3—CLASS A-AB PLANNED PRINCIPAL BALANCE	A-3
ANNEX B—TERM SHEET (INCLUDING DESCRIPTION OF TOP TEN MORTGAGE LOANS)	B-1
ANNEX C—GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	C-1

SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus.

Title of Certificates	CD 2006-CD2 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	The issuing entity is CD 2006-CD2 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicers and the special servicer. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware Corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement and the prospectus.

Sponsors	German American Capital Corporation, Citigroup Global Markets Realty Corp. and PNC Bank, National Association each have acted as the sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the trust fund and the trust fund will issue the certificates. See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Mortgage Loan Sellers	German American Capital Corporation, a sponsor and an affiliate of (a) Deutsche Bank Securities Inc., an underwriter, and (b) Deutsche Mortgage & Asset Receiving Corporation, the depositor. Citigroup Global Markets Realty Corp., a sponsor and an affiliate of Citigroup Global Markets Inc., an underwriter. PNC Bank, National Association, a sponsor and an affiliate of PNC Capital Markets LLC, an underwriter and Midland Loan Services, Inc., a master servicer. See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance(1)	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation	59	$1,340,202,555	43.81%	34.87%	67.94%
Citigroup Global Markets Realty Corp.	104	$1,309,862,511	42.82%	50.00%	23.41%
PNC Bank, National Association	34	$409,280,705	13.38%	15.13%	8.65%

(1)	Does not include the non-pooled trust component of the Villas Parkmerced loan

Originators	Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller. No party other than German American Capital Corporation, Citigroup Global Markets Realty Corp. or PNC Bank, National Association, or their respective affiliates, originated more than 10% of the mortgage loans in the trust fund. See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement.

Master Servicer	(a) Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to all of the mortgage loans sold to the depositor by German American Capital Corporation and PNC Bank, National Association and (b) Wachovia Bank, National association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor by Citigroup Global Markets Realty Corp. See ‘‘Transaction Parties—The Master Servicers’’ in this prospectus supplement. The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers, the applicable mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that they are servicing, subject in each case to a nonrecoverability determination. The fee of each master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan serviced by that master servicer (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement (net of the trustee fee rate) multiplied by the stated principal balance of the related mortgage loan. Each master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See ‘‘Transaction Parties—The Master Servicers’’ and ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and PNC Capital Markets LLC, one of the underwriters. Midland Loan Services, Inc.’s principal address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Wachovia Bank, National Association’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075.

Special Servicer	LNR Partners, Inc., a Florida corporation, will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties. See ‘‘Transaction Parties—The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing’’ in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The special servicing fee will equal 0.35% per annum of the stated principal balance of the related specially serviced mortgage loan subject to a minimum monthly amount equal to $4,000 with respect to each such specially serviced loan and REO property, and will be payable monthly.

The workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a ‘‘corrected mortgage loan’’ (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal

(including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders. See ‘‘Transaction Parties—The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing— Special Servicing Compensation’’ in this prospectus supplement.

The depositor anticipates that an affiliate of the special servicer will purchase at least a majority of the controlling class and will be the initial controlling class representative.

Trustee	Wells Fargo Bank, N.A., a national banking association. The Trustee’s address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust. The trustee will also have additional duties with respect to tax administration. In addition, (subject to the terms of the pooling and servicing agreement) the trustee will be primarily responsible for back-up advancing and providing certain reports to certificateholders. The fee of the trustee will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to 0.001% per annum of the stated principal balance of the related mortgage loan. The trustee will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the trust. See

‘‘Transaction Parties—The Trustee’’ in this prospectus supplement.

Affiliates	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation. German American Capital Corporation, which is one of the sponsors, is an affiliate of (a) Deutsche Bank Securities, Inc., one of the underwriters and (b) the depositor. Citigroup Global Markets Realty Corp., which is one of the sponsors is an affiliate of Citigroup Global Markets Inc., an underwriter. PNC Bank, National Association, which is one of the sponsors, is an affiliate of PNC Capital Markets LLC, an underwriter and Midland Loan Services, Inc., a master servicer. Wachovia Capital Markets, LLC, which is one of the underwriters, is an affiliate of Wachovia Bank, National Association, a master servicer.

The Directing Holder	With respect to each mortgage loan, other than a mortgage loan that is part of a split loan structure, the directing holder will be the controlling class representative. With respect to each mortgage loan that is part of a split loan structure, the directing holder will be as specified in the definition of ‘‘Directing Holder’’ as set forth in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement.

The Controlling Class Representative	Generally, the controlling class certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance.

Underwriters	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., PNC Capital Markets LLC, J.P. Morgan Securities Inc., Nomura Securities International, Inc. and Wachovia Capital Markets, LLC are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the sponsors, and of the depositor. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors. PNC Capital Markets LLC is an affiliate of PNC Bank, National Association, one of the sponsors and of Midland Loan Services, Inc., a master servicer. Wachovia Capital Markets, LLC is an affiliate of Wachovia Bank, National Association, one of the master servicers. The underwriters are required to purchase the certificates offered in this prospectus supplement from the Depositor (in the amounts to be set forth in the final prospectus supplement (but not included in this free writing prospectus) under the heading ‘‘Method of Distribution’’), subject to certain conditions.

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in March 2006.

Closing Date	On or about March , 2006.

Distribution Date	The fourth business day following the determination date, commencing in April 2006.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 11th day of each month or, if such 11th day is not a business day, the next succeeding business day, commencing in April 2006.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of the certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The Depositor is offering hereby the following 12 classes of commercial mortgage pass-through certificates:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-AB

•	Class A-4

•	Class A-1A

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

•	Class E

The trust created by the Depositor will consist of a total of 30 classes, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class VPM, Class S, Class R and Class LR.

The certificates will represent beneficial ownership interests in the trust. The trust’s assets will primarily consist of 197 mortgage loans secured by first liens on 211 commercial and multifamily properties.

The Villas Parkmerced loan will be sub-divided into a pooled trust component having a cut-off date balance of $300,000,000 and a non-pooled trust component having a cut-off date balance of $50,000,000. The pooled trust component of the Villas Parkmerced loan will be pooled together with the other mortgage loans and interest and principal received in respect of the pooled trust component of the Villas Parkmerced loan will be available to make distributions in respect of each class of certificates other than the Class VPM Certificates. Payments of interest and principal received in respect of the non-pooled trust component of the Villas Parkmerced loan will be available to make distributions in respect of the Class VPM Certificates. Losses with respect to the Villas Parkmerced loan will be allocated first to the non-pooled trust component and then to the mortgage pool. Losses with respect to the other mortgage loans will not be allocated to the non-pooled trust component of the Villas Parkmerced loan. The Class VPM Certificates are not being offered pursuant to this prospectus supplement.

Although the non-pooled trust component of the Villas Parkmerced loan is an asset of the trust, unless otherwise indicated, for purposes of numerical and statistical information contained in this prospectus supplement, the non-pooled trust component of the Villas Parkmerced loan is not reflected in this prospectus supplement and the term "mortgage loan" in that context does not include the non-pooled trust component of the Villas Parkmerced loan unless otherwise indicated.

Certificate Balances	Your certificates have the approximate aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5%.

Class A-1	$72,000,000 principal balance
Class A-2	$239,000,000 principal balance
Class A-3	$53,000,000 principal balance
Class A-AB	$111,000,000 principal balance
Class A-4	$839,906,000 principal balance
Class A-1A	$826,636,000 principal balance
Class A-M	$305,934,000 principal balance
Class A-J	$217,979,000 principal balance
Class B	$22,945,000 principal balance
Class C	$34,417,000 principal balance
Class D	$38,242,000 principal balance
Class E	$49,714,000 principal balance

The certificates that are not offered in this prospectus supplement (other than the Class S, Class R and Class LR Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under ‘‘Executive Summary—The Certificates’’ in this prospectus supplement.

The Class X Certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance. The notional balance of the Class X Certificates will be based on the aggregate of the certificate balances of all of the certificates (other than the Class X, Class VPM, Class S, Class R and Class LR Certificates).

See ‘‘Description of the Offered Certificates—General’’ and "—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The certificates will accrue interest at an annual rate called a pass-through rate which (other than for the Class VPM Certificates) is set forth below:

•	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that Class (as described in ‘‘Executive Summary—The Certificates’’ in this prospectus supplement) and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

•	The pass-through rates applicable to the Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will, at all times, be equal to a fixed rate per annum subject to a cap at the weighted average net mortgage pass-through rate.

•	The Class S, Class R and Class LR Certificates will not have pass-through rates. See ‘‘Description of the Offered Certificates—Distributions—Method, Timing and

Amount’’ and ‘‘—Payment Priorities’’ in this prospectus supplement.

•	The pass-through rate applicable to the Class X certificates for the initial distribution date will equal approximately % per annum. The pass-through rate applicable to the Class X certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate (or in the case of the Villas Parkmerced loan, taking into account the interest rate and principal balance of the pooled trust component only) and the weighted average pass-through rate of the certificates (based on their certificate balances) other than the Class X, Class VPM, Class S, Class R and Class LR certificates.

Assumed Final Distribution Date; Rated Final Distribution Date	The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described herein under ‘‘Description of the Offered Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.’’ Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	December 15, 2010
Class A-2	March 15, 2011
Class A-3	January 15, 2013
Class A-AB	May 15, 2015
Class A-4	December 15, 2015
Class A-1A	January 15, 2016
Class A-M	January 15, 2016
Class A-J	February 15, 2016
Class B	February 15, 2016
Class C	February 15, 2016
Class D	February 15, 2016
Class E	February 15, 2016

The ‘‘Rated Final Distribution Date’’ of the offered certificates will be January 2046, the first distribution date after the 36th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

Distributions	On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)	payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, which will have the same senior priority and except that distributions to the Class A-M and Class A-J Certificates are paid after distributions to the foregoing classes with the Class A-M senior in right of payment to the Class A-J), and

(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement, and provided, that the Class A-M and then Class A-J Certificates receive distributions in that order only after distributions are made to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans (other than the non-pooled trust component of the Villas Parkmerced loan) will be deemed to consist of two distinct groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 155 mortgage loans, representing approximately 72.98% of the outstanding pool balance, and Loan Group 2 will consist of 42 mortgage loans, representing approximately 27.02% of the outstanding pool balance. Loan Group 2 will include approximately 92.61% of all the mortgage loans secured by multifamily properties. Annex A-1 to this prospectus supplement will set forth the Loan Group designation with respect to each of these mortgage loans.

The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2. A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in ‘‘Description of the Offered Certificates—Distributions —Method, Timing and Amount,’’ ‘‘—Payment Priorities’’ and ‘‘—Distribution of Available Funds’’ in this prospectus supplement. The Class X certificates will not be entitled to any distributions of principal.

Prepayment Premiums; Yield Maintenance Charges	Prepayment premiums and yield maintenance charges will be allocated as described in ‘‘Description of the Offered

Certificates— Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Prepayment and Yield Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

Subordination; Allocation of Losses and Certain Expenses	The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class X Certificates, although mortgage loan losses will reduce the notional balances of the Class X Certificates and, therefore, the amount of interest those classes accrue.)

Class A-1(2), Class A-2(2), Class A-3(2), Class A-AB(1)(2),
Class A-4(2),  Class A-1A(2) and
Class X(3)
Class A-M
Class A-J
Class B
Class C
Class D
Class E
Class F
Class G
Class H
Class J
Class K
Class L
Class M
Class N
Class O
Class P
Class Q
Class VPM(4)

(1)	The Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)	The Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 1. See ‘‘Description of the Offered Certificates— Distributions—Method, Timing and Amount’’ in this prospectus supplement.

(3)	The Class X Certificates are not offered by this prospectus supplement and are not entitled to distributions of principal.

(4)	Reflects each of the Class VPM Certificates. Losses with respect to the Villas Parkmerced loan will be allocated first to the non-pooled trust component and then to the mortgage pool. Losses with respect to the other mortgage loans will not be allocated to the non-pooled trust component of the Villas Parkmerced loan.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the applicable master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class X, Class S, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each class. See ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls’’ in this prospectus supplement.

Shortfalls in Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional servicing compensation which each master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicers, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower);

•	shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

•	Description of the Mortgage Pool;

•	Annex A-1 (Certain Characteristics of the Mortgage Loans); and

•	Annex A-2 (Certain Characteristics of the Multifamily Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

When information with respect to mortgaged properties is expressed as a percentage of the outstanding pool balance, the Loan Group 1 balance or the Loan Group 2 balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The trust's assets also include the non-pooled trust component of the Villas Parkmerced loan. Although the non-pooled trust component of the Villas Parkmerced loan is an asset of the trust, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus supplement, the non-pooled trust component of the Villas Parkmerced loan is not reflected in this prospectus supplement and the term "mortgage loan" in that context does not include the non-pooled trust component of the Villas Parkmerced loan unless otherwise indicated. The non-pooled trust component of the Villas Parkmerced loan supports only the Class VPM Certificates. These certificates are not being offered pursuant to this prospectus supplement. Information in the tables in this prospectus supplement excludes the non-pooled trust component of the Villas Parkmerced loan unless otherwise stated.

The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	197	155	42
Number of Mortgaged Properties	211	167	44
Number of Balloon Mortgage Loans(1)	70	62	8
Number of Hyper-Amortizing Loans	4	4	0
Number of Fully Amortizing Mortgage Loans	1	1	0
Number of Interest-Only Mortgage Loans(2)	19	16	3
Number of Partial Interest-Only Balloon Mortgage Loans(3)	103	72	31
Aggregate Initial Principal Balance (plus or minus 5%)	$3,059,345,771	$2,232,709,173	$826,636,598
Range of Mortgage Loan Principal Balances	$2,278,389 to $300,000,000	$2,278,389 to $125,000,000	$2,465,462 to $300,000,000
Average Mortgage Loan Principal Balance	$15,529,674	$14,404,575	$19,681,824
Range of Mortgage Rates	4.9890% to 7.0000%	4.9890% to 6.1570%	5.0150% to 7.0000%
Weighted Average Mortgage Rate	5.5088%	5.5005%	5.5314%
Range of Original Terms to Maturity(4)	55 months to 214 months	57 months to 175 months	55 months to 214 months
Weighted Average Remaining Term to Maturity(4)	106 months	111 months	94 months
Range of Remaining Amortization Term(4)(5)	118 months to 420 months	118 months to 420 months	356 months to 360 months
Weighted Average Remaining Amortization Term(4)(5)	355 months	353 months	360 months
Range of Loan-to-Value Ratios(6)(7)	26.41% to 87.55%	26.41% to 80.00%	34.53% to 87.55%
Weighted Average Loan-to-Value Ratio(6)(7)	69.24%	71.58%	62.93%
Range of Debt Service Coverage Ratios(6)(7)	1.12x to 3.50x	1.12x to 3.50x	1.20x to 3.08x
Weighted Average Debt Service Coverage Ratio(6)(7)	1.51x	1.44x	1.68x

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)	19 mortgage loans, representing 29.44% of the outstanding pool balance and 26.49% of the Loan Group 1 balance and 37.39% of the Loan Group 2 balance as of the cut-off date, pay interest-only until the maturity date. Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the interest payments for the first twelve payment periods.

(3)	The interest-only period for these mortgage loans ranges from 7 to 82 months following the cut-off date.

(4)	Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 2.06% of the outstanding pool balance and 2.82% of the outstanding Loan Group 1 balance as of the cut-off date.

(5)	Excludes 19 mortgage loans, each of which pays interest-only until its maturity date.

(6)	In the case of 2 mortgage loans, representing 9.93% of the outstanding pool balance and 0.17% of the outstanding Loan Group 1 balance and 36.29% of the Loan Group 2 balance as of the cut-off date, each with one or more subordinate companion loans that are not included in the trust and in the case of one such mortgage loan a non-pooled trust component, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan(s) and in the case of one such mortgage loan a non-pooled trust component. For the DSCR and LTV ratios including the applicable subordinate companion loan and in the case of one such mortgage loan a non-pooled trust component, see footnote 7 to Annex A-1.

(7)	DSCR was calculated based on the mortgage loan principal balance as of the cut-off date, after netting out holdback reserve amounts for 5 mortgage loans with an aggregate principal balance as of the cut-off date of $86,030,000, representing 2.81% of the outstanding pool balance, 2.87% of the Loan Group 1 balance and 2.66% of the Loan Group 2 balance as of the cut-off date, as described in the definition of ‘‘UW NCF DSCR’’ in the section ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement. LTV ratio was calculated based on the Mortgage Loan principal balance as of the cut-off date, after netting out holdback reserve amounts for four mortgage loans with an aggregate principal balance as of the cut-off date of $64,400,000, representing 2.11% of the outstanding pool balance, 1.90% of the Loan Group 1 balance and 2.66% of the Loan Group 2 balance as of the cut-off date, as described in the definition of "LTV" in the section "Description of the Mortgage Pool—Additional Loan Information—Definitions" in this prospectus supplement. In the case of 4 mortgage loans, representing 2.57% of the outstanding pool balance as of the cut-off date, 0.81% of the initial Loan Group 1 Balance and 7.34% of the initial Loan Group 2 Balance, the mortgage loans are recourse to the related sponsor up to varying amounts until the related mortgaged property achieves a specified minimum DSCR, as described in the definition of ‘‘UW NCF DSCR’’ in the section below ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions.’’ The DSCR for each of these mortgage loans is shown throughout this prospectus supplement at a higher DSCR than the actual DSCR, which higher DSCR reflects the threshold at which the full recourse guaranty will be released. With respect to two mortgage loans representing 0.49% of the outstanding pool balance and 1.82% of the initial Loan Group 2 Balance as of the cut-off date, various amounts have been escrowed until certain conditions under the mortgage loan documents have been met. The DSCR for such mortgage loan is shown throughout this prospectus supplement at the rate which would exist assuming these conditions under the mortgage loan have been met. The DSCRs for such mortgage loans as of the cut-off date, net of any holdback amounts and without assuming such conditions have been satisfied are set forth in the definitions of "UW NCF DSCR" in the section below "Description of the Mortgage Pool—Additional Loan Information—Definitions."

B. Split Loan Structures	The mortgaged properties securing the mortgage loans known as the Villas Parkmerced loan and the Arrowhead Shopping Center loan also secure companion loans that are not included in the mortgage pool.

The pooled trust component of the mortgage loan known as the ‘‘Villas Parkmerced’’ loan, represents 9.81% of the outstanding pool balance and 36.29% of the Loan Group 2 balance as of the cut-off date and has an outstanding principal balance as of the cut-off date of $300,000,000, is evidenced by one senior note, which is included in the trust and is part of the mortgage pool. Such senior note also evidences the non-pooled trust component of the Villas Parkmerced loan with an outstanding principal balance as of the cut-off date of $50,000,000, which is included in the trust fund but is not part of the mortgage pool.

The Villas Parkmerced loan is secured by a mortgaged property that also secures one or more subordinate companion loans that are not included in the trust, each of which has an outstanding principal balance as of the cut-off date and current holder as listed in the table below:

Note(1)	Principal Balance	Current Holder
B-1	$50,000,000	GACC
B-2	$25,000,000	GACC
C	$35,000,000	GACC
D-1	$30,000,000	GACC
D-2	$30,000,000	GACC
E-1	$15,000,000	GACC
E-2	$15,000,000	GACC

(1)	With respect to the Villas Parkmerced Subordinate Companion loans, on or before the closing date, GACC may split one or more of such subordinate companion loans into additional classes of notes, provided that the subordinate companion loans will equal $200 million in the aggregate.

The holders of the Villas Parkmerced subordinate companion loans and the Class VPM Certificateholder have certain rights with respect to the Villas Parkmerced loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holders of the Villas Parkmerced B Loans and the Class VPM Certificateholder.’’ The pooling and servicing agreement will govern the servicing of the Villas Parkmerced loan (including the non-pooled trust component) and the Villas Parkmerced subordinate companion loans. For additional information regarding the Villas Parkmerced loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Villas Parkmerced Loan’’ in this prospectus supplement and ‘‘The Villas Parkmerced Loan’’ in Annex B to this prospectus supplement.

The mortgage loan known as the ‘‘Arrowhead Shopping Center’’ loan, representing, approximately 0.12% of the outstanding pool balance and 0.17% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balances of the Arrowhead Shopping Center loan as of the cut-off date is $3,794,786 and the outstanding principal balance as of the cut off date of the related subordinate companion loan is $237,274.

The Arrowhead Shopping Center subordinate companion loan is currently held by CBA Mezzanine Capital Finance, LLC.

The holder of the Arrowhead Shopping Center subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holders of the Arrowhead Shopping Center B Loan.’’ The pooling and servicing agreement will govern the servicing of the Arrowhead Shopping Center loan and its corresponding subordinate companion loan. For additional information regarding the Arrowhead Shopping Center loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Arrowhead Shopping Center Loan’’ in this prospectus supplement.

Each of the mortgage loans described in this section ‘‘—Split Loan Structures’’ has one or more companion loans. None of the companion loans will be included in the mortgage pool.

C. Nonrecourse	Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D. Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property (or in the case of 4 mortgaged properties, securing mortgage loans which represent 1.70% of the outstanding pool balance and 2.32% of the Loan Group 1 balance as of the cut-off date, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate), as set forth below:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	207	98.30%	97.68%	100.00%
Leasehold Estate	2	1.08%	1.47%	0.00%
Partial Fee/Partial Leasehold Estate	2	0.62%	0.85%	0.00%
Total	211	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

E. Property Purpose	The number of mortgaged properties, and the approximate percentage of the outstanding pool balance (as well as the approximate percentage of the applicable Loan Group balance) as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	44	$903,893,615	29.55%	40.48%	0.00%
Multifamily	49	892,638,907	29.18%	2.96%	100.00%
Retail	68	835,508,586	27.31%	37.42%	0.00%
Anchored	48	709,435,937	23.19%	31.77%	0.00%
Unanchored	18	115,879,067	3.79%	5.19%	0.00%
Single Tenant	2	10,193,582	0.33%	0.46%	0.00%
Hotel	23	207,191,571	6.77%	9.28%	0.00%
Industrial	11	90,967,183	2.97%	4.07%	0.00%
Mixed Use	8	84,534,451	2.76%	3.79%	0.00%
Self Storage	5	24,775,399	0.81%	1.11%	0.00%
Other(2)	2	11,613,714	0.38%	0.52%	0.00%
Land	1	8,222,344	0.27%	0.37%	0.00%
Total	211	$3,059,345,771	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Consists of one mortgage loan for which the related mortgaged property is currently primarily used as a parking garage, and one mortgage loan for which the related mortgaged property is currently primarily used as a health club.

F.	Property Locations	The tables below show the number of mortgaged properties, aggregate principal balance of the related mortgage loans, and percentage of initial pool balance, Loan Group 1 balance and Loan Group 2 balance, as applicable, secured by mortgaged properties that are located in the top five jurisdictions of (i) the outstanding pool balance, (ii) Loan Group 1 balance and (iii) Loan Group 2 balance, respectively, in each case, as of the cut-off date:

All Mortgaged Properties(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Pool
California	29	$685,939,413	22.42%
Texas	12	293,131,064	9.58%
Florida	13	210,237,875	6.87%
Pennsylvania	11	198,456,575	6.49%
New York	13	164,915,485	5.39%
Other(2)	133	1,506,665,359	49.25%
Total	211	$3,059,345,771	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 30 states.

Loan Group 1(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 1 Balance
California	27	$382,514,326	17.13%
Texas	6	194,156,064	8.70%
Florida	12	189,237,875	8.48%
Pennsylvania	9	178,056,575	7.97%
New York	11	158,328,528	7.09%
Other(2)	102	1,130,415,804	50.63%
Total	167	$2,232,709,173	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 26 states.

Loan Group 2(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 2 Balance
California	2	$303,425,087	36.71%
Texas	6	98,975,000	11.97%
Tennessee	4	67,740,000	8.19%
Georgia	2	40,750,000	4.93%
Arizona	1	38,500,000	4.66%
Other(2)	29	277,246,511	33.54%
Total	44	$826,636,598	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 18 states.

See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

G.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
Partial Interest-only Balloon Loans(1)	103	$1,513,474,500	49.47%
Interest-only loans	19	900,645,000	29.44%
Balloon Loans(2)	70	579,441,146	18.94%
Anticipated Repayment Date Loans	4	63,070,027	2.06%
Fully Amortizing Loans	1	2,715,098	0.09%
Total	197	$3,059,345,771	100.00%

(1)	Includes 103 mortgage loans representing approximately 49.47% of the outstanding pool balance, 46.22% of the Loan Group 1 balance and 58.25% of the Loan Group 2 balance as of the cut-off date that pay interest-only for the first 7 to 82 scheduled payments from the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan. Such mortgage loans therefore have an expected balloon balance at the maturity date.

(2)	Does not include interest-only or partial interest-only mortgage loans.

H.	Voluntary Prepayment Provisions; Defeasance Loans	As of the cut-off date, all of the mortgage loans (other than the Villas Parkmerced loan, Woodbury Lakes loan, Stadium Gateway loan, the Canyon Corporate Plaza loan, and the Conexant Building loan) prohibit voluntary prepayment or defeasance until at least two years after the closing date. See "Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions" and "—Property Releases" in this prospectus supplement.

173 of the mortgage loans, representing 77.72% of the outstanding pool balance, 85.15% of the Loan Group 1 balance and 57.67% of the Loan Group 2 balance as of the cut-off date, permit defeasance following a lock-out period of at least two years from the closing date.

24 of the mortgage loans, representing 22.28% of the outstanding pool balance, 14.85% of the Loan Group 1 balance and 42.33% of the Loan Group 2 balance as of the cut-off date, permit, following a lock-out period, prepayment with a yield maintenance charge (which charge, in most cases, is at least 1% of the prepaid amount), but do not permit defeasance.

Each of the following mortgage loans (or the pooled trust component in the case of the Villas Parkmerced loan), representing in the aggregate 15.68% of the outstanding pool balance, 8.05% of the Loan Group 1 balance and 36.29% of the Loan Group 2 balance as of the cut-off date, permits prepayment with a yield maintenance charge (which charge is at least 1% of the prepaid amount) following a lock-out period of less than two years from the closing date as set forth below, but does not permit defeasance:

Mortgage Loan	Cut-Off Date Principal Balance	% of Initial Pool Balance	Lock-Out Period (months from Closing Date)
Villas Parkmerced	$300,000,000	9.81%	19
Woodbury Lakes	$65,000,000	2.12%	21
Stadium Gateway	$52,000,000	1.70%	17
Canyon Corporate Plaza	$31,750,000	1.04%	8
Conexant Building	$31,000,000	1.01%	9

The mortgage loans generally provide for a period prior to maturity (generally 1 to 6 months) during which prepayments may be made without penalty or yield maintenance charge.

All of the mortgage loans that permit voluntary prepayments or defeasances require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

I.	Mortgage Loans with Related Borrowers	Several mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.22%, 4.17% and 2.46%, respectively, of the outstanding pool balance the three largest of these groups in Loan Group 1 representing 5.78%, 3.47% and 2.47%, respectively, of the Loan Group 1 balance and the three largest of these groups in Loan Group 2 representing 9.10%, 7.34% and 6.06%, respectively, of the Loan Group 2 balance. See Annex A-1 for additional information.

J.	Significant Loans

Ten Largest Mortgage Loans or Related Groups

Property Name	Aggregate Cut-off Date Balance	Percentage	Mortgage Rate	Stated Remaining Term (mos)	DSCR		LTV	LTV at Maturity
Villas Parkmerced(1)	$300,000,000	9.81%	5.6480%	55	2.38	x	42.43%	42.43%
Valley View Center	125,000,000	4.09%	5.7180%	58	1.66		73.96%	73.96%
SunTrust Center	77,000,000	2.52%	5.3360%	118	2.45		50.33%	50.33%
Westin Philadelphia Hotel	72,000,000	2.35%	6.1570%	57	1.60		79.12%	79.12%
Rock Pointe Corporate Center	70,384,463	2.30%	5.2150%	117	1.29		77.77%	64.60%
Woodbury Lakes	65,000,000	2.12%	5.4500%	118	1.68		70.27%	70.27%
The Harrisburg Portfolio	61,000,000	1.99%	5.3000%	115	1.26		79.53%	72.30%
Beyman Multifamily Portfolio	60,640,000	1.98%	5.7680%	117	1.25		78.96%	73.63%
Sunset Media Tower	55,000,000	1.80%	5.2300%	118	1.30		66.67%	61.69%
Stadium Gateway	52,000,000	1.70%	5.6560%	119	1.50		64.20%	64.20%
	$938,024,463	30.66%	5.5856%	85	1.84	x	62.08%	59.98%

(1)	If the pooled trust component of the Villas Parkmerced loan and the non-pooled trust component of the Villas Parkmerced loan were aggregated they would represent approximately 11.26% of the initial pool balance and constitute a significant obligor.

With respect to each of the above mortgage loans, additional information is set forth on Annex B hereto.

Advances A. General	The applicable master servicer is required to advance delinquent monthly mortgage loan payments (including payments with respect to the non-pooled trust component of the Villas Parkmerced loan) if that master servicer determines that the advance will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment. The master servicers will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicers are also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the applicable master servicer will defer (rather than advance) its servicing fees, but will advance the trustee’s fees. Neither the master servicers nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicers nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the applicable master servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

In addition to principal and interest advances, the applicable master servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the special servicer may under certain circumstances make property advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing. The Midland Loan Services, Inc. master servicer will also be required to make property advances with respect to the mortgaged property securing the Villas Parkmerced loan combination and the Arrowhead Shopping Center loan combination (each of which includes a loan that is included in the trust and one or more related subordinate companion loans that are not included in the trust).

If the applicable master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicers and the trustee to make an advance will also be subject to a determination of recoverability. The trustee will be entitled to conclusively rely on the determination of recoverability made by the applicable master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be generally reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicers, the special servicer and the trustee will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See ‘‘The Pooling and Servicing Agreement—Advances’’ in this prospectus supplement.

B. Appraisal Reduction Event	Certain adverse events affecting a mortgage loan (including the non-pooled trust component of the Villas Parkmerced loan), called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or with the consent of the directing holder (which is generally (except with respect to any loan that is part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding), an appraisal on the related mortgaged property. Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount. The amount required to be advanced in respect of a mortgage loan (including the non-pooled trust component of the Villas Parkmerced loan) that has been subject to an appraisal reduction event will be reduced so that the applicable master servicer will not be required to advance interest to the extent of the appraisal reduction amount. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

ADDITIONAL CONSIDERATIONS

See ‘‘Description of the Offered Certificates—Appraisal Reductions’’ in this prospectus supplement.

Optional Termination.	On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the holder of the majority interest of the most subordinate class then outstanding (other than the Class VPM Certificates), (ii) the Midland Loan Services, Inc. master servicer, (iii) the Wachovia Bank, National Association master servicer, or (iv) the special servicer, in that order, may exercise an option to purchase all of the mortgage loans (and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then outstanding certificates. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class VPM and Class X Certificates), excluding the Class S, Class R and Class LR Certificates (provided, however, that the Class A-1 through Class E Certificates are no longer outstanding) for the mortgage loans remaining in the trust.

See ‘‘The Pooling and Servicing Agreement—Optional Termination’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the prospectus.

Repurchase Obligation	Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.’’ If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material default in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, each of the controlling class representative and the special servicer has the option to purchase from the trust any defaulted mortgage loan (including with respect to the Villas Parkmerced loan, the non-pooled trust component) that is at least 60 days delinquent as to any monthly debt service payment or is at least 30 days delinquent in respect of its balloon payment. In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or a mezzanine lender or in the case of the Villas Parkmerced loan, the Class VPM Certificateholders. For more information relating to the sale of defaulted mortgage loans, see ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement.

Certain Federal Income Tax Consequences	Elections will be made to treat portions of the trust as three separate REMICs, known as the Villas Parkmerced Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC for federal income tax purposes. In the opinion of counsel, such portions of the trust and the loan will qualify for this treatment pursuant to their elections.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

•	Each class of offered certificates will constitute a class of ‘‘regular interests’’ in the Upper Tier REMIC.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners of the offered certificates will be required to report income on those certificates in accordance with the accrual method of accounting.

In addition, the portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued on an anticipated repayment date loan if the interest rate did not increase as a result of the anticipated repayment date loan not paying off on its anticipated repayment date) and the related proceeds in the grantor trust distribution account will be treated as a grantor trust for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences— Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this prospectus supplement, provided, that certain conditions are satisfied. See ‘‘ERISA Considerations’’ in this prospectus supplement and ‘‘Certain ERISA Considerations’’ in the prospectus.

Ratings	It is a condition to their issuance that the certificates offered in this prospectus supplement receive from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., the credit ratings indicated below.

	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-AB	AAA	Aaa
Class A-4	AAA	Aaa
Class A-1A	AAA	Aaa
Class A-M	AAA	Aaa
Class A-J	AAA	Aaa
Class B	AA+	Aa1
Class C	AA	Aa2
Class D	AA−	Aa3
Class E	A	A2

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the offered certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the depositor.

Legal Investment	The certificates will not constitute ‘‘mortgage related securities’’ within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. Investors should consult their own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates. See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Denominations; Clearance and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates and (ii) $25,000 with respect to the Class B, Class C, Class D and Class E Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (‘‘DTC’’) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (‘‘Clearstream’’) or The Euroclear System (‘‘Euroclear’’) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See ‘‘Description of the Offered Certificates— Delivery, Form and Denomination,’’ ‘‘—Book-Entry Registration’’ and ‘‘—Definitive Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

RISK FACTORS

You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured or guaranteed by any person or entity.

Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment date, as applicable, is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

All of the mortgage loans were originated within 18 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

Commercial Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Others factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the mortgaged property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant are typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of 33 mortgaged properties, collectively representing 10.61% of the outstanding pool balance (and 14.54% of the Loan Group 1 balance), as of the cut-off date, the related mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant. For a list of each mortgaged property leased to a single tenant, along with the lease maturity dates with respect to each single tenant, see Annex A-1.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness. Certain single tenants have lease expiration dates that are prior to the related loan maturity date. See Annex A-1 for lease expiration dates and loan maturity dates. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.

Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Risks Related to Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross collateralized Mortgage Loans represent approximately 30.66% of the outstanding pool balance, approximately 25.86% of the Loan Group 1 balance and 43.63% of the Loan Group 2 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The ten largest loans are described in Annex B to this prospectus supplement.

Each of the other mortgage loans represents no more than 1.70% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.22%, 4.17% and 2.46%, respectively, of the outstanding pool balance, the three largest of the related loan groups in Loan Group 1 representing approximately 5.78%, 3.47% and 2.47%, respectively, of the Loan Group 1 balance and the three largest of the related loan groups in Loan Group 2 representing approximately 9.10%, 7.34% and 6.06% of the Loan Group 2 balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class Q Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	44 office properties representing 29.55% of the outstanding pool balance and 40.48% of the Loan Group 1 balance as of the cut-off date;

•	49 multifamily properties representing 29.18% of the outstanding pool balance, 2.96% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date;

•	68 retail properties representing 27.31% of the outstanding pool balance and 37.42% of the Loan Group 1 balance as of the cut-off date;

•	23 hotel properties representing 6.77% of the outstanding pool balance and 9.28% of the Loan Group 1 balance as of the cut-off date;

•	11 industrial properties representing 2.97% of the outstanding pool balance and 4.07% of the Loan Group 1 balance as of the cut-off date.

•	8 mixed use properties representing 2.76% of the outstanding pool balance and 3.79% of the Loan Group 1 balance as of the cut-off date;

•	5 self storage properties representing 0.81% of the outstanding pool balance and 1.11% of the Loan Group 1 balance as of the cut-off date;

•	1 land property representing 0.27% of the outstanding pool balance and 0.37% of the Loan Group 1 balance as of the cut-off date.

•	1 health club property representing 0.25% of the outstanding pool balance and 0.35% of the Loan Group 1 balance as of the cut-off date; and.

•	1 parking garage property representing 0.13% of the outstanding pool balance and 0.17% of the Loan Group 1 balance as of the cut-off date.

Geographic Concentration Entails Risks

As of the cut-off date, the mortgaged properties are located in 35 states. 29 mortgaged properties, securing mortgage loans representing 22.42% of the outstanding pool balance, are located in California. 12 mortgaged properties, securing mortgage loans representing 9.58% of the outstanding pool balance, are located in Texas. 13 mortgaged properties, securing mortgage loans representing 6.87% of the outstanding pool balance as of the cut-off date, are located in Florida. 11 mortgaged properties, securing mortgage loans representing 6.49% of the outstanding pool balance as of the cut-off date, are located in Pennsylvania. 13 mortgaged properties, securing mortgage loans representing 5.39% of the outstanding pool balance as of the cut-off date, are located in New York. See the table entitled ‘‘Geographic Concentration of Mortgage Loans’’ under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement. Also for certain legal aspects of mortgage loans secured by mortgaged properties located in California, see ‘‘Legal Aspects of Mortgage Loans’’ in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 3.87% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

•	certain developments particularly affecting industries concentrated in such state or region;

•	conditions in the real estate markets where the mortgaged properties are located;

•	changes in governmental rules and fiscal policies;

•	acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see ‘‘Risk Factors—Risks Related to the Mortgage Loans—Property Insurance’’ in this prospectus supplement; and

•	other factors which are beyond the control of the borrowers.

For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

Office Properties Have Special Risks

44 of the mortgaged properties, which represent security for 29.55% of the outstanding pool balance and 40.48% of the Loan Group 1 balance as of the cut-off date, are office properties.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Multifamily Properties Have Special Risks

49 of the mortgaged properties, which represent security for 29.18% of the outstanding pool balance, 2.96% of the Loan Group 1 balance and 100% of the Loan Group 2 balance as of the cut-off date, are multifamily properties. 5 of these mortgaged properties, representing security for 2.79% of the outstanding pool balance and 10.32% of the Loan Group 2 balance as of the cut-off date, provide housing for students in all or a majority of its units.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	the presence of competing properties in the local market;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state, or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located,

impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Retail Properties Have Special Risks

68 of the mortgaged properties, which represent security for 27.31% of the outstanding pool balance and 37.42% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, 48 mortgaged properties, representing security for 23.19% of the outstanding pool balance and 31.77% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. 18 mortgaged properties, representing security for 3.79% of the outstanding pool balance and 5.19% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. 2 mortgaged properties, representing security for 0.33% of the outstanding pool balance and 0.46% of the Loan Group 1 balance as of the cut-off date, are single tenant properties. The quality and success of a retail property’s tenants significantly affect the property’s value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales. In addition, certain tenants have early termination options, some of which may impact the termination rights of other tenants under different leases.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks;

•	internet web sites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Hotel Properties Have Special Risks

There are 23 hotel properties, securing approximately 6.77% of the outstanding pool balance as of the cut-off date (or approximately 9.28% of the Loan Group 1 balance as of the cut-off date). 4 of such hotel properties are considered full service, securing approximately 3.21% of the outstanding pool balance as of the cut-off date (or approximately 4.40% of the Loan Group 1 balance as of the cut-off date), 16 of such hotel properties, securing approximately 2.56% of the outstanding pool balance as of the cut-off date (or approximately 3.50% of the Loan Group 1 balance as of the cut-off date), are considered limited service; and 3 of such hotel properties, securing approximately 1.01% of the outstanding pool balance as of the cut-off date (or approximately 1.38% of the Loan Group 1 balance as of the cut-off date), are considered extended stay.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks on September 11, 2001) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers;

•	desirability of particular locations;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The hotel properties (other than the mortgaged property securing the mortgage loan known as the Bahama House loan) are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the trust fund could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Industrial Properties Have Special Risks

There are 11 industrial properties, securing approximately 2.97% of the outstanding pool balance and 4.07% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Self Storage Properties Have Special Risks

There are 5 self storage properties, securing approximately 0.81% of the outstanding pool balance and 1.11% of the Loan Group 1 balance, as of the cut-off date.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Properties with Condominium Ownership Have Special Risks

Some of the mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit. 3 mortgage loans, representing 1.58% of the outstanding pool balance and 2.17% of the Loan Group 1 balance are secured by the borrower’s fee simple interest in one or more condominium units and the related borrower does not control the condominium board, as described below:

•	With respect to the mortgage loan known as ‘‘425 Fifth Avenue,’’ representing 0.18% of the outstanding pool balance and 0.25% of the Loan Group 1 balance, the condominium consists of 175 residential units and one retail unit (which unit is collateral for the mortgage loan). Decisions related solely to the commercial unit are made by board members controlled by the borrower. Decisions related to the common areas are decided by majority vote of all of the board members. However, to the extent any vote may limit or affect the rights of any lender against its borrower, consent or approval of the lender is required.

•	The mortgage loan known as ‘‘The Ansonia’’ loan, representing 1.24% of the outstanding pool balance or 1.70% of the Loan Group 1 balance as of the Cut-Off Date, is secured by a commercial condominium unit. The Building initially had 465 residential units (several of which were split or severed pursuant to amendments to the Declaration of Condominium), and one commercial unit. The commercial unit consists of all the commercial space on the second floor, a portion of the ground floor and a portion of the cellar and subcellar floors, including the garage and the ramps providing access thereto (with the exception of the certain residential limited common elements located therein and general common elements) and the facilities which service solely the commercial unit. The Borrower owns 100% of the commercial unit and has the right to change the use and tenancy of the commercial unit (except for specific prohibited uses) without obtaining the consent of the Condominium Board for the residential units or the residential unit owners, provided that the zoning for the property and the then existing certificate of occupancy permits the proposed use or a zoning variance is obtained. The Borrower also has the right, without obtaining the consent of the Condominium Board for the residential units or the residential unit owners, to make alterations, additions or improvements in and to the commercial unit, to change the layout of, or the number of rooms in the commercial unit, and to change the size and/or number of the commercial unit.

•	With respect to the mortgage loan known as ‘‘Bentley Retail,’’ representing 0.16% of the outstanding pool balance or 0.21% of the Loan Group 1 balance as of the cut-off date, the mortgaged property consists of four commercial units in a condominium complex with residential units. Per the condominium documents, the mortgaged property may be transferred, conveyed, leased or disposed of without association consent. The association maintains insurance covering all units in the condominium, including the commercial units that comprise the mortgaged property. The loan documents require Borrower to provide Lender a copy of any notice of default under the condominium documents from the condominium association. Under the loan documents, Borrower has assigned Lender the right to act on Borrower’s behalf in connection with any condominium issues.

In addition, 2 mortgage loans, representing 2.06% of the outstanding pool balance, 2.26% of the Loan Group 1 balance and 1.51% of the Loan Group 2 balance, are secured by the borrower’s fee simple interest in one or more condominium units and the related borrower controls the condominium board.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

Certain Additional Risks Related To Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	the mortgaged property is re-leased at a rental rate significantly below the rental rate paid by the tenant at the space when the loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

The borrower under certain of the mortgage loans has given to one or more tenants at the related mortgaged real property a right of first offer, a right of first refusal or another option to purchase all or a portion of the related mortgaged properties, which must in any event be greater than the outstanding balance of the mortgage loan. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Additionally with respect to the mortgage loan known as ‘‘Peapod Distribution Warehouse’’ loan, representing 0.21% of the outstanding pool balance or 0.29% of the Loan Group 1 balance as of the Cut-Off Date, the tenant has an option to purchase the Mortgaged Property for fair market value pursuant to the applicable lease. Pursuant to the SNDA with the tenant, the purchase option can not be exercised during the loan prepayment lockout period. Additionally the tenant has acknowledged in the SNDA that it must meet the defeasance requirements set forth in the related loan documents in order to prepay the loan or meet the loan assumption requirements of the related loan documents in order to assume the loan in connection with the purchase option.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust’s Ownership of the Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws Entail Risks

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a ‘‘Lead Warning Statement’’ that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(a) take investigative and/or remedial action;

(b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e) obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the sponsor); or

(f) the circumstance or condition has been remediated in all material respects.

Potential Trust Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties within the 18 months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. See ‘‘Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments’’ in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower’s environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

For more information regarding environmental considerations, see ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

196 mortgage loans, representing 99.91% of the outstanding pool balance, 99.88% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date, are balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable. 81 of the 196 mortgage loans identified above, representing 36.41% of the outstanding pool balance, or 39.40% of the Loan Group 1 balance and 28.35% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or anticipated repayment date in the year 2016 and 97 of the 196 mortgage loans identified above, representing 40.78% of the outstanding pool balance, or 44.01% of the Loan Group 1 balance and 32.06% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or an anticipated repayment date in the year 2015.

Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower’s ability to repay a balloon loan on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower’s equity in the related properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws; and

•	prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement. The applicable master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See ‘‘The Pooling and Servicing Agreement—Modifications’’ in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer, will likely extend the weighted average life of such class of certificates. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the prospectus.

Risks Relating to Borrowers’ Organization or Structure

With respect to most of the mortgage loans, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and, subject to exceptions, generally limit the borrowers’ ability to incur additional indebtedness other than trade payables and equipment financing relating to the mortgaged properties in the ordinary course of business. For example, with respect to the Villas Parkmerced loan, in addition to its interest in the mortgaged property, the borrower owns 100% of the equity interests in Parkmerced Investors Properties Manager, LLC, an entity that holds certain income-producing off-site management contracts. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be structured as a single-purpose entity, such borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a ‘‘single purpose entity’’ under standard rating agency criteria. There can be no assurance that circumstances that arose or may arise when the borrower did not or does not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, most of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

With respect to 33 mortgage loans, representing 18.47% of the outstanding pool balance, 12.36% of the Group 1 Loan Balance and 34.98% of the Group 2 Loan Balance, two or more borrowers own the related mortgaged property as tenants-in-common. The mortgage loans are:

•	Hawthorne Exchange

•	Empirian at Steele Park

•	Colonnade at Germantown

•	Mission Galleria Apartments

•	Vistas at Seven Bar Ranch

•	The Exchange at Tallahassee Apts

•	South Duff Community Park I & II

•	Sunwest Medical Center

•	Tramore Village Apartments

•	Trafalgar Plaza Portfolio

•	Charleston Arms Apartments

•	Battenkill Plaza

•	Mission Madison Priest Lake Apartments

•	Sunset Media Tower

•	National Road Marketplace

•	Stratford Plaza

•	Mission Fairways Apartments

•	Heritage at Lakeside Apartment Homes

•	Walnut Hills Apartments

•	Top Food & Drug — Auburn, WA

•	Safeway — Vancouver, WA

•	Larry's Market—Tukwila, WA

•	Sherm's Thunderbird Market—Roseburg, OR

•	One Town Center

•	Buena Park Promenade

•	Northwest Corners Apartments

•	Lewisville Commons

•	Hillcrest Shopping Center

•	Pacific Willow Center

•	Spanish Oaks Apartments

•	Brookfield Commons

•	5 Omni

•	Willowbrook West Apartments

Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable. These factors could cause losses to certificateholders. In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full or partial recourse to the related tenant-in-common borrower and the related guarantor if a tenant-in-common borrower files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicers, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Except to the extent set forth in this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender’s consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member equity interests in a borrower subject to certain exceptions and except to the extent set forth in this paragraph, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the mortgage loan borrower and mortgaged property are subordinate to the rights of the mortgage loan lender and that the mezzanine lender may not take any enforcement action against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have had a sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. However, we cannot assure you that, with respect to a sponsor that has filed for bankruptcy in the past, such sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents. Nor can we assure you that the bankruptcies of sponsors have in all cases been disclosed to us.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor’s ability to resell, the certificates. See
‘‘—Property Insurance’’ below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Recent Hurricanes

The damage caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Texas and Florida in 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, 26 of the mortgaged properties, securing 16.87% of the initial outstanding pool balance (representing 17.17% of the initial outstanding Loan Group 1 balance and 16.05% of the initial outstanding Loan Group 2 balance) are secured by mortgaged properties located in Texas, Louisiana, Mississippi and Florida. Although it is too soon to assess the full impact of Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the United States and local economies, in the short term the effects of the storm are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane

Katrina, Hurricane Rita and Hurricane Wilma have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.

Property Insurance

Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events.

In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

Because it is a temporary program, there is no assurance that it will create any long term changes in the availability and cost of such insurance.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under ‘‘The Pooling and Servicing Agreement—Special

Servicing—The Directing Holder’’ in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

Tax Considerations Related to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Villas Parkmerced Loan REMIC or the Lower-Tier REMIC, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. ‘‘Rents from real property’’ does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Villas Parkmerced Loan REMIC or the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See ‘‘The Pooling and Servicing Agreement —Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In which event, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

State Law Limitations Entail Certain Risks

9 mortgage loans, representing 7.51% of the outstanding pool balance, 7.82% of the Loan Group 1 balance and 6.68% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property. In addition, there are 4 groups of crossed-collateralized and crossed-defaulted mortgage loans representing 4.55% of the outstanding pool balance, 2.72% of the Loan Group 1 balance and 9.49% of the Loan Group 2 balance.

Some states (including California) have laws prohibiting more than one ‘‘judicial action’’ to enforce a mortgage obligation. Some courts have construed the term ‘‘judicial action’’ broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a ‘‘lender-in-possession’’ or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

4 mortgaged properties, which represent security for 1.70% of the outstanding pool balance, or 2.32% of the Loan Group 1 balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals), although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest. If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Related to Zoning Laws

Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. These changes may limit the ability of the related borrower to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Certain mortgaged properties may currently have a temporary certificate of occupancy related to renovations at the mortgaged property. Violations may be known to exist at a particular mortgaged property, but the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider material that are not subject to reserves or other loan document provisions that adequately address such non-compliance.

Risks Related to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

With respect to the mortgage loan known as ‘‘Riverview Square’’, which represents security for 1.44% of the outstanding pool balance, or 1.97% of the Loan Group 1 balance as of the cut off date, certain litigation was commenced in Connecticut State Court against a number of parties, including the borrower and principals of borrower. The litigation alleges that Jonathan Keller (a sponsor) (and a number of entities owned by him, including the borrower) breached a duty of care to the plaintiffs, was aware of certain acts of malfeasance committed by third parties and was unjustly enriched. The suit does not specify the amount of monetary damages the plaintiffs are seeking. The plaintiffs are not seeking rescission of the sale of the Mortgaged Property to Jonathan Keller/borrower. At the time of the closing of the loan, the litigation was in the discovery phase.

Risks Related to Compliance with Americans With Disabilities Act

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent that a mortgaged property securing a mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Conflicts of Interest

Directing Holder May Direct Special Servicer Actions

The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing holder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing holder, with respect to the mortgage loans that are not part of a split loan structure is generally the holder of the majority in interest of the controlling class. The directing holder, with respect to the mortgage loans that are part of a split loan structure and are serviced by the servicer, is as described in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement. The directing holder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See ‘‘The Pooling and Servicing Agreement— Special Servicing—The Directing Holder’’ in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. The directing holder has no duty to act in the interests of any class of certificates (other than the controlling class if the controlling class representative is the directing holder). However, the pooling and servicing agreement provides that neither the master servicers nor the special servicer may follow a direction of the directing holder if such direction could cause it to violate the servicing standards. See also "—Conflicts Between Certificateholders and Holders of Companion Loans’’ in this prospectus supplement.

Related Parties May Acquire Certificates or Experience Other Conflicts

Affiliates of the depositor, the mortgage loan sellers, the master servicers or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicers’ or the special servicer’s duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing holder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicers, the special servicer or any of their affiliates. See ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Additionally, the master servicers and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicers or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (‘‘PNC Financial’’) and is PNC Financial’s principal bank subsidiary. PNC Bank is an affiliate of PNC Capital Markets LLC, one of the Underwriters. Midland Loan Services Inc., a master servicer, is a wholly owned subsidiary of PNC Bank, National Association.

Conflicts Between Managers and the Mortgage Loan Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts Between Certificateholders and Holders of Companion Loans

The Villas Parkmerced Loan

With respect to the pooled trust component of the Villas Parkmerced loan, representing 9.81% of the outstanding pool balance and 36.29% of the Loan Group 2 balance as of the cut-off date, the related mortgaged property also secures the non-pooled trust component of the Villas Parkmerced loan and the Villas Parkmerced subordinate companion loans. The Villas Parkmerced loan combination (which includes the pooled trust component of the Villas Parkmerced loan, the non-pooled trust component of the Villias Parkmerced loan and the Villas Parkmerced subordinate companion loans) will be serviced under the pooling and servicing agreement.

Prior to the occurrence of a control appraisal event described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holders of the Villas Parkmerced B Loans and the Class VPM Certificateholder’’ in this prospectus supplement, the holders of the Villas Parkmerced subordinate companion loans and the Class VPM Certificateholders will have the right under certain circumstances to advise and direct the Midland Loan Services, Inc. master servicer or the special servicer, as applicable, with respect to various servicing matters affecting the Villas Parkmerced loan combination and to approve various decisions affecting the Villas Parkmerced loan combination. These holders also generally have the right to terminate the special servicer and to appoint a successor special servicer but only with respect to the Villas Parkmerced loan combination. These holders may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

Following the occurrence of a control appraisal event with respect to each of the Villas Parkmerced subordinate companion loans and the Class VPM Certificates, any decision with respect to the Villas Parkmerced loan combination that requires the approval of the directing holder or otherwise requires approval under the related co-lender agreement or the pooling and servicing agreement, as applicable (including terminating the special servicer and appointing a successor special servicer) will require the approval of the controlling class representative. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the Midland Loan Services, Inc. master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of a Villas Parkmerced companion loan or the Class VPM Certificateholder (or its designee) for having acted solely in its respective interest. The holders of the Villas Parkmerced subordinate companion loans may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement.

The Arrowhead Shopping Center Loan

With respect to the ‘‘Arrowhead Shopping Center’’ loan, representing in the aggregate approximately 0.12% of the outstanding pool balance and 0.17% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Arrowhead Shopping Center loan combinations (which includes the Arrowhead Shopping Center loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement except that prior to or after the curing of a material default, payments with respect to the Arrowhead Shopping Center subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the Arrowhead Shopping Center subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the Arrowhead Shopping Center loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the Arrowhead Shopping Center subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the Arrowhead Shopping Center subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement.

Risks Related to the Offered Certificates

Risks Related to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by the holder of the Class VPM Certificates, a mezzanine lender, a subordinate companion loan noteholder or other party with such option.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the servicer or the special servicer, as the case may be, may take action to enforce the trust's right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See ‘‘—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘—Property Releases’’ in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, subordinate noteholder or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Furthermore, with regard to the pooled trust component of the Villas Parkmerced loan, which is secured by a mortgaged property that also secures the non-pooled trust component of the Villas Parkmerced loan, yield maintenance charges may not be payable if a holder of the Class VPM Certificates exercises a purchase option that is triggered due to certain default circumstances under such mortgage loan and purchases the Villas Parkmerced loan. This circumstance generally would have the same effect on the certificates offered in this prospectus supplement as a prepayment in full of such mortgage loan.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•	the timing and severity of any interest shortfalls resulting from prepayments;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the certificates offered in this prospectus supplement;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

Unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class X Certificates. See ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and with respect to interest losses only, the Class X Certificates based on their respective entitlements pro rata.

Each class of certificates (other than the Class Q, Class VPM, Class S, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicers, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, Midland Loan Services, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of the master servicing fee referred to as the excess servicing strip. If Midland Loan Services, Inc. resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland Loan Services, Inc. as master servicer for the mortgage loans that it is servicing under the pooling and servicing agreement). There can be no assurance that following any resignation or termination of Midland Loan Services, Inc. as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the trustee discussed in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders;

Available Information.’’ Except as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,’’ there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class A-M and Class A-J Certificates, to the rights of the holders of the foregoing specified classes with the Class A-M Certificates senior in right of payment to the Class A-J Certificates) and the Class X Certificates. See ‘‘Description of the Offered Certificates— Distributions" and ‘‘—Subordination’’ in this prospectus supplement.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over Trust

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the master servicers, the special servicer, the trustee or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading ‘‘—Risks Related to the Mortgage Loans.’’ Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Other Risks

The ‘‘Risk Factors’’ section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

 TRANSACTION PARTIES

The Sponsors

German American Capital Corporation. German American Capital Corporation (‘‘GACC’’) is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC and its securitization program, see ‘‘The Sponsor’’ in the prospectus.

A description of the underwriting standards of GACC is set forth in the prospectus under ‘‘The Sponsor —Underwriting Standards.’’

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp ("CGMRC") is a New York corporation, which is a wholly owned subsidiary of Citigroup Financial Products Inc. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CGMRC also purchases residential mortgage loans, consumer receivables and other financial assets.

For information regarding certain Mortgage Loans originated by CGMRC that were pre-approved by LNR, see "Transaction Parties – Certain Relationships and Related Transactions."

CGMRC's Commercial Real Estate Securitization Program

CGMRC, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1993. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans during the fiscal years 2001, 2002, 2003, 2004 and 2005, respectively.

When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC also works with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring a securitization transaction. CGMRC will generally act as sponsor, originator and mortgage loan seller in the commercial mortgage securitization transactions it participates in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Currently CGMRC and/or the related depositor in a securitization transaction contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "—Underwriting Standards" section.

Loan Analysis.    CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC's underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more—depending on loan size—specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

In addition, CGMRC may "normalize" operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "—Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under "—Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under "—Debt Service Coverage Ratio" and the loan-to-value ratios described above under "—Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC's judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this "—Underwriting Standards" section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC's underwriting guidelines. In addition, in some cases, CGMRC and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

PNC Bank, National Association.

PNC Bank, National Association, a national banking association (‘‘PNC Bank’’) , is a sponsor of this transaction and one of the Mortgage Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the Master Servicers, and PNC Capital Markets LLC, one of the underwriting co-managers. PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC Financial’s principal bank subsidiary. As of December 31, 2005, PNC Bank, National Association had total consolidated assets representing 89.9% of The PNC Financial Group, Inc.'s consolidated assets. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank is PNC Financial’s principal bank subsidiary, and its business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers.

PNC Bank’s Commercial Real Estate Securitization Program

PNC Bank and its predecessor entities have been active as participants in the securitizations of commercial mortgage loans since 1995. PNC Bank, in its current form, has been active since April 1998, when the acquisition of Midland Loan Services, Inc. led to the combination of two separate origination and securitization operations; the predecessor Midland Loan Services, Inc. operation participated in its first securitization in 1995, while the predecessor PNC operation participated in its first securitization in 1996.

PNC Bank originates or acquires mortgage loans and, together with other mortgage loan sellers, participates in the securitization of those loans by transferring them to a securitization depositor or another entity that acts in a similar capacity. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, mortgage loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

As of December 31, 2005, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the inception of its commercial mortgage securitization program in April 1998 was approximately $9.9 billion, of which roughly $9.6 billion, by aggregate original principal balance, has been included in securitizations as to which PNC Bank acted as sponsor or mortgage loan seller (the ‘‘PNC Securitized Loans’’). As of December 31, 2005, the PNC Securitized Loans included approximately 1,500 mortgage loans (all fixed-rate loans) which have been included in approximately 33 securitizations. In its fiscal year ended December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which roughly $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors.

The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans. Such loans generally are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

Servicing

PNC Bank currently contracts with its wholly-owned subsidiary, Midland Loan Services, Inc., for servicing the mortgage loans it originates. Midland Loan Services, Inc. will act as a Master Servicer in this transaction. See ‘‘Transaction Parties—The Master Servicers’’ in this prospectus supplement for more information.

Underwriting Standards

Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under ‘‘Description of the Mortgage Pool—Certain Underwriting Matters.’’

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. PNC Bank’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-I hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation. The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

During the five years ending December 31, 2005, the Depositor has acted as depositor with respect to securitization transactions in an aggregate amount of approximately $25 billion. GACC has acted as sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by other third party loan sellers. While the Depositor was depositor with respect to public securitizations in 1998 through 2000, in 2001 through 2003 it acted as depositor primarily in private securitizations of floating rate loans. In 2004 and 2005, the Depositor’s securitizations included approximately $3.0 billion and $4.3 billion, respectively, of publicly offered conduit or combined conduit/large loan securitizations, as well as several private transactions.

The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the pooling and servicing agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration, (iii) to indemnify the Trustee against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on form 10 D and current report on form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Trustee on behalf of the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Issuing Entity

The issuing entity for the certificates will be CD 2006-CD2 Mortgage Trust (the ‘‘Trust’’). The Trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that a Master Servicer and/or the Trustee, if applicable, may make advances to the Trust only to the extent that such party deems such advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The pooling and servicing agreement may be amended as set forth herein under ‘‘The Pooling and Servicing Agreement— Amendments.’’

The Trust administers the mortgage loans through the Trustee, the Master Servicers and Special Servicer. A discussion of the duties of the Trustee, Master Servicers and Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘Transaction Parties—The Master Servicers,’’ ‘‘Transaction Parties—The Special Servicer,’’ ‘‘Transaction Parties—The Trustee’’ and ‘‘The Pooling and Servicing Agreement.’’

The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to the three REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, Master Servicers and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or a Board of Directors. It acts through the Trustee, Master Servicers and Special Servicer.

The Depositor is contributing the Mortgage Loans to the Trust. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described herein under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans.’’

Since the Trust is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the ‘‘Bankruptcy Code’’), unless it can be characterized as a ‘‘business trust’’ for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a ‘‘business trust.’’ The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

1.    (A) If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the ‘‘FDIC’’) were to be appointed receiver or conservator for such mortgage loan seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the mortgage loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

2.    If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See ‘‘Risk Factors —The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Trust’s Ownership Of Mortgage Loans.’’

The Master Servicers

The Midland Master Servicer

Midland Loan Services, Inc. (‘‘Midland’’ also referred to herein as, the ‘‘Midland Master Servicer’’) will be one of the master servicers and in this capacity will be responsible for the master servicing and administration of certain of the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association, one of the Mortgage Loan Sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the Underwriters. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the related servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2005, Midland was servicing approximately 17,350 commercial and multifamily mortgage loans with a principal balance of approximately $136 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,800 of such loans, with a total principal balance of approximately $104 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

Midland’s affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust. Accordingly, assets of Midland’s affiliates may compete with the mortgaged properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

Midland acted as servicer with respect to some or all of the Mortgage Loans being contributed by its parent company, PNC Bank, prior to their inclusion in the Trust.

The information set forth in the preceeding paragraphs in this section "—The Midland Master Servicer" concerning Midland has been provided by it. Midland makes no representations as to the validity or sufficiency of the Pooling and Servicing agreement (other than as to its being a valid obligation of Midland), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding Midland set forth in this section "Transaction Parties—The Midland Master Servicer") or any related documents.

The Wachovia Master Servicer

Wachovia Bank, National Association. (‘‘Wachovia’’ also referred to herein as, the ‘‘Wachovia Master Servicer’’ and together with the Midland Master Servicer, each a ‘‘Master Servicer’’ ) will be the Master Servicer under the Pooling and Servicing Agreement with respect to all of the Mortgage Loans sold to the Depositor by CGMRC. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
By Approximate Number	10,015	15,531	17,641
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5

Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage-backed securities. In addition to servicing loans related to commercial mortgage-backed securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

Wachovia Corporation is the fourth largest bank holding company in the United States of America based on assets. The short-term debt ratings of Wachovia Corporation are A-1 by S&P, P-1 by Moody’s, F-1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by Wachovia on the Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in the preceding paragraphs in this section "—The Wachovia Master Servicer" concerning Wachovia has been provided by it. Wachovia makes no representations as to the validity or sufficiency of the Pooling and Servicing agreement (other than as to its being a valid obligation of Wachovia), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding Wachovia set forth in this section "Transaction Parties—The Wachovia Master Servicer) or any related documents.

General

Each Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the applicable mortgage loans and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Master Servicers may not appoint a sub-servicer after the Closing Date if such sub-servicer is listed on a ‘‘do not hire’’ list to be provided by the Depositor, which ‘‘do not hire’’ list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the related Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. CGMRC has informed the Wachovia Master Servicer that one or more sub-servicers will act as sub-servicer on certain of the Mortgage Loans sold to the Depositor by CGMRC. In particular, CGMRC has informed the Wachovia Master Servicer that GEMSA Loan Services, L.P. will act as sub-servicer with respect to certain of the Mortgage Loans originated by CGMRC.

Certain of the duties of the Master Servicers and the provisions of the Pooling and Servicing Agreement are set forth herein under ‘‘The Pooling and Servicing Agreement.’’ The manner in which collections on the Mortgage Loans are to be maintained is described herein under ‘‘The Pooling and Servicing Agreement— Accounts.’’ The advance obligations of the Master Servicers are described herein under ‘‘The Pooling and Servicing Agreement—Advances’’ and ‘‘Description of the Offered Certificates—Appraisal Reductions.’’ Certain limitations on the Master Servicers’ liability under the Pooling and Servicing Agreement are described herein under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.’’ Certain terms of the Pooling and Servicing Agreement regarding the Master Servicers’ removal, replacement, resignation or transfer are described herein under ‘‘The Pooling and Servicing Agreement—Events of Default,’’ ‘‘—Rights Upon Event of Default’’ and ‘‘—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.’’ For a description of the Master Servicers’ compensation see ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses.’’

The Special Servicer

LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as Special Servicer for the Mortgage Pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases, subordinate financing and expansion and/or redevelopment of the Mortgaged Properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners' as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. Once each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has many measures of its success in this area. LNR Partners has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in the Trust. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the Trust. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners' servicing functions under the Pooling and Servicing Agreement do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the Pooling and Servicing Agreement and consistent with the Servicing Standard. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction performed by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsor(s), the Trust, the Master Servicer, the Trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

Except for LNR Partners acting as Special Servicer for the Trust, there are no specific relationships involving or relating to the Trust or the securitized Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, Sponsor(s) or the Trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsor(s) or the Trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates. Additionally, an affiliate of LNR Partners is acquiring an interest in one or more classes of certificates.

The Special Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Specially Serviced Mortgage Loans and REO Properties and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;

provided that the Special Servicer may not appoint a sub-servicer after the closing date without the Depositor’s prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the Special Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

Certain of the duties of the Special Servicer and the provisions of the pooling and servicing agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth herein under ‘‘The Pooling and Servicing Agreement—Modifications’’ and ‘‘—Realization Upon Defaulted Mortgage Loans.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described herein under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described herein under ‘‘The Pooling and Servicing Agreement—Events of Default,’’ ‘‘—Rights Upon an Event of Default’’ and ‘‘Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.’’ For a description of the Special Servicer’s compensation see ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation.’’

The Depositor anticipates that an affiliate of the Special Servicer will purchase at least a majority of the Initial Controlling Class and will be the Controlling Class Representative.

The information set forth in this section "Transaction Parties—The Special Servicer" concerning the Special Servicer (other than the three immediately preceding paragraphs) has been provided by the Special Servicer. The Special Servicer makes no representations as to the validity or sufficiency of the pooling and servicing agreement (other than as to its being binding on the Special Servicer), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding the Special Servicer under this section "Transaction Parties—The Special Servicer") or any related documents.

The Trustee

Wells Fargo Bank, National Association (the ‘‘Trustee’’) will act as Trustee under the Pooling and Servicing Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the Master Servicers and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the ‘‘Trustee Fee Rate’’), equal to 0.0001% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding distribution date. The Trustee will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the

Trust. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicers or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicers or the Special Servicer, as the case may be, as described herein under ‘‘The Pooling and Servicing Agreement—Rights Upon Event of Default’’), and (iii) an institution whose long-term senior unsecured debt is rated ‘‘Aa3’’ by Moody’s and ‘‘A+’’ by S&P or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

The Trustee has provided corporate trust services since 1934. As of December 31, 2005, the Trustee was acting as trustee with respect to over 10,000 series of securities with an aggregate outstanding principal balance of approximately $800 billion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of November 30, 2005, the Trustee was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $180 billion.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

Certain information set forth in this prospectus supplement concerning the Trustee has been provided by it. The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of the Trustee), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicers of any funds paid to the Master Servicers or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicers or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Within 30 days after the occurrence of any event of default, the Trustee is required to transmit by mail to the Depositor, each rating agency and all certificateholders notice of such occurrence, unless such default shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the

Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicers, the Special Servicer and each rating agency. Upon receiving this notice of resignation, the Master Servicers will be required to promptly appoint a successor Trustee acceptable to the Master Servicers. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicers or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the voting rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

The Trustee will be the REMIC Administrator, as described in the prospectus. See ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicers, the Special Servicer, the REMIC Administrator and the Depositor’’ in the prospectus.

Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

Paying Agent, Certificate Registrar, Custodian and Authenticating Agent

The Trustee will be the paying agent (in that capacity, the ‘‘Paying Agent’’). In addition, the Trustee will initially serve as registrar (in that capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the ‘‘Authenticating Agent’’). The Trustee will be responsible for paying the fees of each such agent.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 8-K and Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 300 series of commercial mortgage-backed securities, and, as of December 31, 2005, was acting as securities administrator with respect to more than $225 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo's policies on procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

The Trustee is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement (in such capacity, the ‘‘Custodian’’) . In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. The Custodian has been engaged in the mortgage document custody business for more than 25 years. The Custodian maintains its commercial document custody facilities in its Minneapolis, Minnesota. As of December 31, 2005, the Custodian was acting as custodian of more than 3,000 commercial mortgage loan files.

Certain Relationships and Related Transactions

PNC Bank is a wholly-owned indirect subsidiary of PNC Financial and is PNC Financial’s principal bank subsidiary. PNC Bank is an affiliate of PNC Capital Markets LLC, one of the Underwriters. Midland Loan Services Inc., a Master Servicer, is a wholly owned subsidiary of PNC Bank, National Association.

Five Mortgage Loans, originated by CGMRC (representing approximately 3.01% of the Initial Outstanding Pool Balance and 4.13% of the Initial Group 1 Balance) were pre-approved by LNR prior to origination. LNR received a fee for each of the Mortgage Loans that it pre-approved.

DESCRIPTION OF THE MORTGAGE POOL

General

The Trust (or the ‘‘Trust Fund’’) to be created by the Depositor will consist of the non-pooled trust component of the Villas Parkmerced Loan and a pool (the ‘‘Mortgage Pool’’) of 197 fixed-rate mortgage loans (each, together with the non-pooled trust component of the Villas Parkmerced Loan, a ‘‘Mortgage Loan,’’ and collectively, the ‘‘Mortgage Loans’’) secured by first liens on 211 commercial and multifamily properties (each a ‘‘Mortgaged Property,’’ and collectively, the ‘‘Mortgaged Properties’’). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $3,059,345,771 (the ‘‘Initial Outstanding Pool Balance’’). The principal balances of the Mortgage Loans (other than the non-pooled trust component of the Villas Parkmerced Loan) as of the Cut-off Date (each, a ‘‘Cut-off Date Balance’’) will range from $2,278,389 to $300,000,000 and the average Cut-off Date Balance will be $15,529,674 subject to a variance of plus or minus 5%. The pool of Mortgage Loans (other than the non-pooled trust component of the Villas Parkmerced loan) will be deemed to consist of two Loan Groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’). Loan Group 1 will consist of 155 Mortgage Loans, representing 72.98% of the Initial Outstanding Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 42 Mortgage Loans (or 92.61% of the aggregate principal balance of the mortgage loans secured by multifamily properties), representing 27.02% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Trust's assets will also include the non-pooled trust component of the Villas Parkmerced Loan (the "Villas Parkmerced Non-Pooled Trust Component") having a Cut-Off Date Balance of $50,000,000. The Villas Parkmerced Non-Pooled Trust Component supports only the Class VPM Certificates (the "Class VPM Certificates"). Although the Villas Parkmerced Non-Pooled Trust Component is an asset of the Trust, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus supplement, the Villas Parkmerced Non-Pooled Trust Component is not reflected in this prospectus supplement and the term "Mortgage Loan" in that context does not include the Villas Parkmerced Non-Pooled Trust Component unless otherwise indicated.

Each of the Villas Parkmerced Loan and the Arrowhead Shopping Center Loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a ‘‘Companion Loan.’’ Each Mortgage Loan (which in the case of the Villas Parkmerced Loan, includes both the Villas Parkmerced Non-Pooled Trust Component and the Villas Parkmerced Pooled Component) together with its related Companion Loans is referred to in this prospectus supplement as a ‘‘Loan Combination.’’ Neither the Companion Loans nor the Villas Parkmerced Non-Pooled Trust Component are included in the Mortgage Pool. Each of the Companion Loans is subordinate in right of payment to the related Mortgage Loan. Each subordinate Companion Loan is referred to in this prospectus supplement as a ‘‘B Loan.’’ The Companion Loans related to the Villas Parkmerced loan and the Arrowhead Shopping Center Loan are being serviced under the Pooling and Servicing Agreement, except that with respect to the Arrowhead Shopping Center Loan, prior to or after the curing of a Material Default (defined below), payments with respect to the related Companion Loan may be collected by a separate servicer for such Companion Loan, and each such Companion Loan is sometimes referred to in this prospectus supplement as a ‘‘Serviced Companion Loan’’ and together with the related Mortgage Loan, as a, ‘‘Serviced Loan Combination’’).

Each Mortgage Loan is evidenced by one or more promissory notes (each, a ‘‘Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	207	98.30%	97.68%	100.00%
Leasehold Estate	2	1.08%	1.47%	0.00%
Partial Fee/Partial Leasehold Estate	2	0.62%	0.85%	0.00%
Total	211	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, the Master Servicers, the Special Servicer or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, ‘‘Reserve Accounts’’). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

Significant Mortgage Loans and Significant Obligors

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 9.81% of the Initial Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans and/or related groups in the pool, which represent, in the aggregate, approximately 30.66% of the Initial Pool Balance.

Ten Largest Mortgage Loans or Related Groups

Mortgage Loan or Cross-Collateralized Group	Loan No.	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Applicable Initial Loan Group Balance	Mortgage Rate	Stated Remaining Terms (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Villas Parkmerced(1)	1	1	1	$300,000,000	9.81%	36.29%	5.6480%	55	2.38x	42.43%	42.43%
Valley View Center	2	1	1	$125,000,000	4.09%	5.60%	5.7180%	58	1.66x	73.96%	73.96%
SunTrust Center	3	1	1	$77,000,000	2.52%	3.45%	5.3360%	118	2.45x	50.33%	50.33%
Westin Philadelphia Hotel	4	1	1	$72,000,000	2.35%	3.22%	6.1570%	57	1.60x	79.12%	79.12%
Rock Pointe Corporate Center	5	1	1	$70,384,463	2.30%	3.15%	5.2150%	117	1.29x	77.77%	64.60%
Woodbury Lakes	6	1	1	$65,000,000	2.12%	2.91%	5.4500%	118	1.68x	70.27%	70.27%
The Harrisburg Portfolio	7	1	4	$61,000,000	1.99%	2.73%	5.3000%	115	1.26x	79.53%	72.30%
Beyman Multifamily Portfolio	8, 9	2	2	$60,640,000	1.98%	7.34%	5.7680%	117	1.25x	78.96%	73.63%
Sunset Media Tower	10	1	1	$55,000,000	1.80%	2.46%	5.2300%	118	1.30x	66.67%	61.69%
Stadium Gateway	11	1	1	$52,000,000	1.70%	2.33%	5.6560%	119	1.50x	64.20%	64.20%
Total / Weighted Averages				$938,024,463	30.66%		5.5856%	85	1.84x	62.08%	59.98%

(1)	If the pooled trust component of the Villas Parkmerced Loan and the non-pooled trust component of the Villas Parkmerced Loan were aggregated they would represent approximately 11.26% of the initial pool balance and constitute a significant obligor. Information with respect to each of the above Mortgage Loans or groups is set forth in Annex B.

The Mortgage Loan Sellers

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from GACC, CGMRC and PNC Bank pursuant to three separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

GACC. 59 Mortgage Loans, which represent security for 43.81% of the Initial Outstanding Pool Balance, 34.87% of the Initial Loan Group 1 Balance and 67.94% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans were originated by GACC or an affiliate of GACC. See ‘‘Transaction Parties—The Sponsors—German American Capital Corporation’’ in this prospectus supplement.

CGMRC. 104 Mortgage Loans, which represent security for 42.82% of the Initial Outstanding Pool Balance, 50.00% of the Initial Loan Group 1 Balance and 23.41% of the Initial Loan Group 2 Balance, will be sold to the Depositor by CGMRC. All such Mortgage Loans were originated by CGMRC or an affiliate of CGMRC. See ‘‘Transaction Parties—The Sponsors—Citigroup Global Markets Realty Corp.’’ in this prospectus supplement.

PNC Bank. 34 Mortgage Loans, which represent security for 13.38% of the Initial Outstanding Pool Balance, 15.13% of the Initial Loan Group 1 Balance and 8.65% of the Initial Loan Group 2 Balance, will be sold to the Depositor by PNC Bank. All such Mortgage Loans were originated by PNC Bank or an affiliate of PNC Bank. See ‘‘Transaction Parties—The Sponsors—PNC Bank, National Association’’ in this prospective supplement.

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (or an affiliate of such Mortgage Loan Seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance(1)	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation	59	$1,340,202,555	43.81%	34.87%	67.94%
Citigroup Global Markets Realty Corp.	104	$1,309,862,511	42.82%	50.00%	23.41%
PNC Bank, National Association	34	$ 409,280,705	13.38%	15.13%	8.65%
	197	$3,059,345,771	100.00%	100.00%	100.00%

(1)	Does not include the Villas Parkmerced Non-Pooled Trust Component.

Each of the Mortgage Loan Sellers, subject to the exception below, will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to any breach of any representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller will be required to cure the breach or repurchase or substitute for that Mortgage Loan. See ‘‘The Pooling and Servicing Agreement— Representations and Warranties; Repurchase; Substitution’’ in this prospectus supplement.

The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under ‘‘Transaction Parties—The Sponsors.’’

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 18-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects,

•	the borrower has escrowed funds to effect the remediation,

•	a responsible party (not related to the borrower or, if the cost of remediation is less than the lesser of 2% of the original principal balance of the related mortgage loan or $50,000, the borrower or its sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

•	an operations and maintenance plan has been or will be implemented,

•	environmental insurance with respect to such condition has been obtained,

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

•	a ‘‘no further action’’ letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

•	upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental conditions, see ‘‘Risk Factors—Risks Related to the Mortgage Loans—Potential Trust Liability Related to a Materially Adverse Environmental Condition’’ in this prospectus supplement.

With respect to certain mortgage loans, an insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining indemnification from the sponsor or with respect to environmental matters. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicers, the Special Servicer, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 19-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute (‘‘MAI’’), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations’’ in this prospectus supplement.

Property, Liability and Other Insurance. The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan (or Loan Combination), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the ‘‘Federal Register’’ by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Loan Combination, (2) the maximum amount of insurance required by the terms of the related Mortgage to the extent available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Property Insurance’’ in this prospectus supplement.

Split Loan Structures

The Villas Parkmerced Loan

With respect to the Mortgage Loan known as the ‘‘Villas Parkmerced’’ loan, the pooled trust component (the "Villas Parkmerced Pooled Trust Component’’), representing approximately 9.81% of the Initial Outstanding Pool Balance, 36.29% of the Initial Loan Group 1 Balance, has a Cut-off Date Balance of $300,000,000 (and together with the Villas Parkmerced Non-Pooled Trust Component, the "Villas Parkmerced Loan"). The related Mortgaged Property also secures one or more other loans (each a ‘‘Villas Parkmerced B Loan’’ and collectively, the ‘‘Villas Parkmerced B Loans’’ and, together with the Villas Parkmerced Pooled Trust Component and the Villas Parkmerced Non-Pooled Trust Component, the ‘‘Villas Parkmerced Loan Combination’’) that are subordinate to the Villas Parkmerced Loan and each of which has a Cut-off Date Balance and current holder as listed in the table below:

Note(1)	Principal Balance	Current Holder
B-1	$50,000,000	GACC
B-2	$25,000,000	GACC
C	$35,000,000	GACC
D-1	$30,000,000	GACC
D-2	$30,000,000	GACC
E-1	$15,000,000	GACC
E-2	$15,000,000	GACC

(1)	With respect to Villas Parkmerced Subordinate companion loans, on or before the closing date, GACC may split one or more of such subordinate companion loans into additional classes of notes, provided that the subordinate companion loans will equal $200 million in the aggregate.

The Villas Parkmerced B Loans have the same maturity date as the Villas Parkmerced Loan, but have an interest rates of   %,   %,   %,   %,   %,   %, and         % respectively, per annum, respectively. A weighted average rate of 5.648% is assumed with respect to the Villas Parkmerced B Loans. The Villas Parkmerced Loan Combination is an interest-only loan. Only the Villas Parkmerced Pooled Trust Component and the Villas Parkmerced Non-Pooled Trust Component are included in the Trust. The Villas Parkmerced B Loans are not assets of the Trust.

For the purpose of the information presented in this prospectus supplement with respect to the Villas Parkmerced Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Villas Parkmerced Pooled Trust Component, but excludes the Villas Parkmerced B Loans and the Villas Parkmerced Non-Pooled Trust Component.

General. The Villas Parkmerced Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Villas Parkmerced Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The Midland Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Villas Parkmerced Pooled Trust Component and the Villas Parkmerced Non-Pooled Trust Component unless the Midland Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Villas Parkmerced Loan Combination, and (ii) Property Advances with respect to the Villas Parkmerced Loan Combination (including the Villas Parkmerced Non-Pooled Trust Component) unless the Midland Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Villas Parkmerced Loan Combination.

Distributions. The holders of the Villas Parkmerced Loan and the Villas Parkmerced B Loans have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the Villas Parkmerced Loan Combination and provides, in general, that:

•	if no monetary event of default or other material non-monetary event of default has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, but either a mezzanine lender pursuant to the related intercreditor agreement, or a holder of a Villas Parkmerced B Loan or a holder of the Class VPM Certificates pursuant to the co-lender agreement or the Pooling and Servicing Agreement, as applicable, is exercising its cure right or has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related co-lender agreement and the Pooling and Servicing Agreement), the holders of the Villas Parkmerced B Loans will generally be entitled to receive their scheduled principal and interest payments after (i) the Midland Master Servicer and/or the Special Servicer, as applicable, receive their servicing fee, advance and interest thereon, workout fee and liquidation fee, (ii) the Midland Master Servicer and the Special Servicer, receive their pro rata share of indemnity payments related to the Villas Parkmerced Loan Combination that may be required, if any, (iii) the holder of the Villas Parkmerced Loan receives its scheduled interest payments and (iv) the holder of the Villas Parkmerced Loan receives any scheduled payments of principal and its percentage interest of any unscheduled payments of principal. Once both the Villas Parkmerced Loan and the Villas

Parkmerced B Loans receive their respective interest and principal payments, then any distribution of yield maintenance premium, excess interest and any late fees collected from the borrower during such distribution period, will be allocated to the holder of the Villas Parkmerced Loan and the holders of the Villas Parkmerced B Loans on a pro rata basis (up to the amounts allocated to such loans); and

•	if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by a mezzanine lender exercising its cure rights in accordance with the related intercreditor agreement, or a holder of a Villas Parkmerced B Loan or a Class VPM Certificate exercising its cure rights in accordance with the terms of the related co-lender agreement and the Pooling and Servicing Agreement), the holders of the Villas Parkmerced B Loans will not be entitled to receive payments of principal or interest until the holder of the Villas Parkmerced Loan receives all accrued interest (including default interest and advance interest) and outstanding principal in full.

The respective rights of each of the holders of the Villas Parkmerced Pooled Trust Component and the Villas Parkmerced Non-Pooled Trust Component are set forth in the Pooling and Servicing Agreement, which provides, in general, that:

•	if no monetary event of default or other material non-monetary event of default that results in a transfer of the Villas Parkmerced Loan Combination to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, a holder of the Villas Parkmerced B Loans or the Class VPM Certificates has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related co-lender agreement and the Pooling and Servicing Agreement), the Certificates backed by the Villas Parkmerced Non-Pooled Trust Component will generally be entitled to receive their scheduled interest payments after the Certificates backed by the Villas Parkmerced Pooled Trust Component receive their scheduled interest payments (other than default interest) and their pro rata share of any scheduled, unscheduled or involuntary payments of principal with respect to the Villas Parkmerced Loan and after any advances in respect of the Villas Parkmerced Loan Combination are repaid as and when required under the Pooling and Servicing Agreement, and (after such interest and principal payments have been made to the Certificates backed by the Villas Parkmerced Pooled Trust Component) the Certificates backed by the Villas Parkmerced Non-Pooled Trust Component will be entitled to receive their pro rata share of any scheduled, involuntary and voluntary payments of principal with respect to the Villas Parkmerced Loan; and

•	if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by a holder of the Villas Parkmerced B Loans or the Class VPM Certificates exercising its cure rights in accordance with the terms of the related co-lender agreement and the Pooling and Servicing Agreement), the Certificates backed by the Villas Parkmerced Non-Pooled Trust Component will not be entitled to receive payments of interest until the Certificates backed by the Villas Parkmerced Pooled Trust Component receive all accrued interest and (to the extent actually collected, after allocating payments to interest on the Villas Parkmerced Loan) the Certificates backed by the Villas Parkmerced Pooled Trust Component will receive any scheduled, unscheduled or involuntary payment of principal on the Villas Parkmerced Loan up to the outstanding principal balance of the Villas Parkmerced Pooled Trust Component, and the holder of the Villas Parkmerced Non-Pooled Trust Component will not be entitled to receive payments of principal until the holder of the Villas Parkmerced Pooled Trust Component receives all its respective outstanding principal in full.

In accordance with the foregoing rights to receive amounts collected on the Villas Parkmerced Loan, (a) amounts received on the Villas Parkmerced Pooled Trust Component will be available to make distributions of principal and interest on each Class of Certificates other than the Class VPM Certificates and (b) amounts received on the Villas Parkmerced Non-Pooled Trust Component will be available to make distributions on the Class VPM Certificates.

Rights of the Holders of the Villas Parkmerced B Loans and the Class VPM Certificateholder

Consultation and Consent. Unless a Villas Parkmerced Control Appraisal Event has occurred and is continuing: (i) the Midland Master Servicer or the Special Servicer, as the case may be, will be required to consult with one or more of the most subordinate holder or holders of the Villas Parkmerced B Loans upon the occurrence of any event of default for the Villas Parkmerced Loan Combination under the related Mortgage Loan Documents, to consider alternative actions recommended by such holder or holders, and to consult with such holder or holders with respect to certain determinations made by the Midland Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for the Villas Parkmerced Loan Combination under the related Mortgage Loan Documents has occurred) the Midland Master Servicer or the Special Servicer, as the case may be, will be required to consult with one or more of the most subordinate holder or holders of the Villas Parkmerced B Loans (1) with respect to proposals to take any significant action with respect to the Villas Parkmerced Loan Combination and the related Mortgaged Property and to consider alternative actions recommended by such holder or holders, (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (3) prior to taking any of the following actions with respect to the Villas Parkmerced Loan Combination, the Midland Master Servicer or the Special Servicer, as the case may be, will be required to notify in writing such holder or holders of any proposal to take any of such actions (and to provide such holder or holders with such information reasonably requested as may be necessary in the reasonable judgment of such holder or holders of the Villas Parkmerced B Loan in order to make a judgment, the expense of providing such information to be an expense of such requesting party) and to receive the written approval of such holder or holders of the Villas Parkmerced B Loan (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to such holder or holders of the Villas Parkmerced B Loan of written notice of the applicable action, together with information reasonably requested by the applicable holder or holders of the Villas Parkmerced B Loan) with respect to:

(i) Consenting to any modification, amendment, workout, or waiver with respect to, the Villas Parkmerced Loan Combination that would result in the extension of the maturity date thereof, a reduction in the interest rate for the Villas Parkmerced Loan Combination, forgiveness of interest on, principal of, or the amount or timing of any payment due under the Villas Parkmerced Loan Combination, or consenting to any other modification or waiver of any other monetary term of the Villas Parkmerced Loan Combination;

(ii) Consenting to any material amendment or modification of a non-monetary term or provision of the Villas Parkmerced Loan Combination;

(iii) Consenting to any modification or amendment of, or waiver with respect to, the Villas Parkmerced Loan Combination that would result in a discounted pay-off of the Villas Parkmerced Loan Combination;

(iv) Consenting to any proposed or actual foreclosure upon, or comparable conversion of (which may include acquisition of an REO property), the ownership of any portion of the related Mortgaged Property and any other collateral securing the Villas Parkmerced Loan Combination or any acquisition of the related Mortgaged Property and any other collateral securing the Villas Parkmerced Loan Combination by deed-in-lieu of foreclosure, if the Villas Parkmerced Loan Combination is in default and such default is continuing or becomes subject to any other enforcement action under the related mortgage loan documents;

(v) Consenting to any sale or other transfer of the related Mortgaged Property or the Villas Parkmerced Loan Combination (except as otherwise permitted in the related co-lender agreement or as expressly permitted under the related mortgage loan documents);

(vi) Making any decision to bring the related Mortgaged Property or REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Mortgaged Property or REO property;

(vii) Selling the Villas Parkmerced Loan Combination for less than the then outstanding principal balance plus any accrued and unpaid interest;

(viii) Consenting to any substitution, release or addition of collateral for the Villas Parkmerced Loan Combination or any release of the borrower or any guarantor under the Villas Parkmerced Loan Combination (other than if required in accordance with the terms of the Villas Parkmerced Loan Combination with no material discretion by the mortgagee or without the consent of the holder of the Villas Parkmerced Loan or upon satisfaction in full of the Villas Parkmerced Loan Combination); or any substitution of liens granted under the terms of the related mortgage loan documents in respect of such collateral;

(ix) Consenting to any release of the borrower, any guarantor or other obligor from any liability with respect to the Villas Parkmerced Loan Combination or any modification to, waiver of any provision of, or release of any guaranty or indemnity agreement;

(x) Making any determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause, including any transfer of direct or indirect interests in borrower that requires the consent of the holder of the Villas Parkmerced Loan;

(xi) Any transfer of all or a portion of the related Mortgaged Property and any direct or indirect ownership interest in the borrower (except as expressly permitted the related mortgage loan documents without the consent of the holder of the Villas Parkmerced Loan) or any consent to an assignment and assumption of the Villas Parkmerced Loan Combination pursuant to the mortgage loan documents;

(xii) Consenting to any incurrence of additional debt by the borrower or any additional mezzanine financing by any beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the mortgage loan documents with respect thereto), other than that certain existing mezzanine loan in the amount of up to $52,000,000 by and between German American Capital Corporation, as lender and Parkmerced Investors Mezzanine, LLC, as borrower, dated as of September 30, 2005, and with respect to such mezzanine loan, any material modification, waiver, transfer or decision with respect to such the mezzanine loan, or the related intercreditor agreement, or future advances contemplated which require the consent of the holder of the Villas Parkmerced Loan pursuant to the such intercreditor agreement and/or the related mortgage loan documents and any approval of permitted mezzanine loan refinancing;

(xiii) Voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xiv) Consenting to any proposed modification or waiver of any material provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the mortgage loan borrower;

(xv) Approving any renewal or replacement of the then existing insurance policies (to the extent the approval of the holder of the Villas Parkmerced Loan is required under the applicable mortgage loan documents);

(xvi) Approving the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement (or any other management related approvals), to the extent the approval of the holder of the Villas Parkmerced Loan is required under the mortgage loan documents;

(xvii) Approving any material releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the mortgage loan agreement with respect to the related Mortgaged Property not expressly required to be released or adjusted pursuant to the mortgage loan documents without the consent of the the holder of the Villas Parkmerced Loan;

(xviii) Consenting to, following an event of default, any exercise of remedies, including the acceleration of the Villas Parkmerced Loan Combination or initiation of any proceedings, judicial or otherwise, under the mortgage loan documents;

(xix) Approving the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Villas Parkmerced Loan Combination (instead of rebuilding the related Mortgaged Property) if such repayment would not result in the payment in full of all amounts due and payable to the holders of the Villas Parkmerced B Loan;

(xx) Consenting to any waiver of amounts required to be deposited into escrow or reserve accounts under the mortgage loan documents, or any modification or amendment of any mortgage loan documents that would reduce the amount of funds required to be deposited into the reserve accounts established under the mortgage loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any or as otherwise permitted in the mortgage loan documents);

(xxi) Consenting to any amendment to the special purpose entity provisions in the mortgage loan agreement;

(xxii) Consenting to the subordination of the Villas Parkmerced Loan Combination to any other interest in the related Mortgaged Property, or subordination of any recorded document recorded in connection with the Villas Parkmerced Loan Combination;

(xxiii) Consenting to the waiver of any of the extension conditions set forth in the mortgage loan agreement; and

(xxiv) Waiving any event of default.

Such rights will terminate and will be exercised by the most subordinate holder of the Class VPM Certificates at any time that a Villas Parkmerced Control Appraisal Event has occurred and is continuing with respect to each of the Villas Parkmerced B Loans and will be exercised by the Controlling Class Representative at any time that a Class VPM Control Appraisal Event has occurred and is continuing with respect to each of the Class VPM Certificates.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Midland Master Servicer by one or more of the most subordinate holder or holders of the Villas Parkmerced B Loans or the holders of the Class VPM Certificates or the Controlling Class Representative, as applicable, in no event will the Special Servicer or the Midland Master Servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate any REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

In the event that the Midland Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Villas Parkmerced Loan Combination (as a collective whole), the Midland Master Servicer or the Special Servicer may take any such action without waiting for the instruction of the holders of Villas Parkmerced Loan Combination.

A ‘‘Villas Parkmerced Control Appraisal Event’’ will be deemed to have occurred and be continuing with respect to each Villas Parkmerced B Loan if (i) the initial principal balance of such Villas Parkmerced B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to such Villas Parkmerced B Loan and any appraisal reduction amounts and realized losses allocated to such Villas Parkmerced B Loan, is less than 25% of the initial principal balance of such Villas Parkmerced B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to such Villas Parkmerced B Loan) provided that no Villas Parkmerced Control Appraisal Event will be deemed to exist if the applicable holder of the related Villas Parkmerced B Loan exercises its right to effectuate a Villas Parkmerced Appraisal Event cure by posting, within a certain specified amount of time, either cash collateral or an unconditional and irrevocable standby letter of credit in an amount which when added to the appraised value of the related Mortgaged Property would cause the Villas Parkmerced Control Appraisal Event not to occur, provided that such collateral shall in no event be less than 25% of the aggregate note principal balance of the applicable holder or (ii) if the holder of a Villas Parkmerced B Loan is the related borrower or an affiliate of the related borrower.

A "Class VPM Control Appraisal Event" will be deemed to have occurred and be continuing with respect to each Class of Class VPM Certificate if (i) the initial principal balance of such Class of Class VPM Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to such Class of Class VPM Certificates and any appraisal reduction amounts and realized losses allocated to such Class of Class VPM Certificates, is less than 25% of the initial principal balance of such Class of Class VPM Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to such Class of VPM Certificates) provided that no Class VPM Control Appraisal Event will be deemed to exist if the a holder of the applicable Class VPM Certificates exercises its right to effectuate a Class VPM Control Appraisal Event cure by posting, within a certain specified amount of time, either cash collateral or an unconditional and irrevocable standby letter of credit in an amount which when added to the appraised value of the related Mortgaged Property would cause such Class VPM Control Appraisal Event not to occur, provided that such collateral shall in no event be less than 25% of the aggregate note principal balance of the applicable holder or (ii) if the holder of a Class VPM Certificate is an affiliate of the related borrower.

Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Villas Parkmerced Loan Combination, resulting in a monetary event of default, or a material non-monetary event of default exists, the holders of the Villas Parkmerced B Loans (in accordance with the related co-lender agreement) or a holder of the Class VPM Certificates (in accordance with the Pooling and Servicing Agreement) will have the right to cure such event of default (each such cure, a ‘‘Villas Parkmerced Cure Event’’) subject to certain limitations set forth in the related co-lender agreement or the Pooling and Servicing Agreement, as applicable; provided that the right of the holders of the Villas Parkmerced B Loans or a holder of the Class VPM Certificates, as applicable, to effect a Villas Parkmerced Cure Event is subject to the following limitations: (i) that there be no more than four monetary Villas Parkmerced Cure Events in any twelve calendar month period, (ii) that no monetary Villas Parkmerced Cure Event may continue for more than four consecutive months and, (iii) that there be a cap of nine monetary and/or non-monetary Villas Parkmerced Cure Events over the life of the Villas Parkmerced Loan. So long as a holder of a Villas Parkmerced B Loan or a holder of the Class VPM Certificates, as applicable, is exercising its cure right, neither the Midland Master Servicer nor the Special Servicer will be permitted to:

•	accelerate the Villas Parkmerced Loan Combination,

•	treat such event of default as such for purposes of transferring the Villas Parkmerced Loan Combination to special servicing, or

•	commence foreclosure proceedings.

Each holder of a Villas Parkmerced B Loan or a holder of the Class VPM Certificates, as applicable, will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

Purchase Option. So long as no Villas Parkmerced Control Appraisal Event exists, the holders of the Villas Parkmerced B Loans have the option of purchasing the Villas Parkmerced Loan from the Trust at any time after the Villas Parkmerced Loan Combination becomes a Specially Serviced Loan under the Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the Villas Parkmerced Loan Combination, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred and that the Villas Parkmerced Loan Combination has not become a Corrected Mortgage Loan.

The purchase price required to be paid by a holder of the Villas Parkmerced B Loans will generally equal the outstanding principal balance of the Villas Parkmerced Loan and the Villas Parkmerced Non-Pooled Trust Component, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Villas Parkmerced Loan Combination.

Furthermore, the Class VPM Certificateholders have the option of purchasing the Villas Parkmerced Loan from the Trust at any time after the Villas Parkmerced Loan Combination becomes a Specially Serviced Loan under the Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the Villas Parkmerced Loan Combination, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred and provided that no holder of the Villas Parkmerced B Loans has previously exercised its purchase option as described above.

The purchase price required to be paid by a Class VPM Certificateholder will generally equal the aggregate outstanding principal balance of the Villas Parkmerced Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Villas Parkmerced Loan Combination, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class VPM Certificateholder's purchase, a 1% liquidation fee (which will be paid to the Special Servicer).

Termination of Special Servicer.  So long as no Villas Parkmerced Control Appraisal Event exists, the most subordinate holder of the Villas Parkmerced B Loans not subject to a Villas Parkmerced Control Appraisal Event is permitted to terminate, at its expense, the Special Servicer for the Villas Parkmerced Loan Combination at any time with or without cause, and to appoint a replacement special servicer for the Villas Parkmerced Loan Combination, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. So long as no Class VPM Control Appraisal Event exists with respect to such Class VPM Certificate, and if a Villas Parkmerced Control Appraisal Event exists with respect to each Villas Parkmerced B Loan, the holder of the most subordinate Class of Class VPM Certificates is permitted to terminate, at its expense, the Special Servicer for the Villas Parkmerced Loan Combination at any time with or without cause and to appoint a replacement special servicer for the Villas Parkmerced Loan Combination, subject to satisfaction of certain conditions in the Pooling and Servicing Agreement. If a Class VPM Control Appraisal Event exists, or if the holder of the Class VPM Certificates is an affiliate of the related borrower, the Controlling Class Representative will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a ‘‘no downgrade’’ letter from the Rating Agencies.

The Arrowhead Shopping Center Loan Combination

With respect to the Mortgage Loan known as the ‘‘Arrowhead Shopping Center’’ loan (the ‘‘Arrowhead Shopping Center Loan’’), representing in aggregate approximately 0.12% of the Initial Outstanding Pool Balance and 0.17% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Arrowhead Shopping Center B Loan’’ and, together with the related Arrowhead Shopping Center Loan, the ‘‘Arrowhead Shopping Center Loan Combination’’) that is subordinate to the Arrowhead Shopping Center Loan. The Cut-off Date Balance of the Arrowhead Shopping Center Loan is $3,794,786 and the Cut-off Date Balance of the Arrowhead Shopping Center B Loan is $237,274.21.

The Arrowhead Shopping Center B Loan has the same maturity date and amortization term as the Arrowhead Shopping Center Loan, but an interest rate of 12.95% per annum. Only the Arrowhead Shopping Center Loan is included in the trust. The Arrowhead Shopping Center B Loan is not an asset of the trust.

The Arrowhead Shopping Center B Loan is owned by CBA Mezzanine Capital Finance, LLC.

For the purpose of the information presented in this prospectus supplement with respect to the Arrowhead Shopping Center Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Arrowhead Shopping Center Loan, but exclude the Arrowhead Shopping Center B Loan.

General. The Arrowhead Shopping Center Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Arrowhead Shopping Center Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Midland Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Arrowhead Shopping Center Loan unless the

Midland Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Arrowhead Shopping Center Loan Combination, and (ii) Property Advances with respect to the Arrowhead Shopping Center Loan Combination unless the Midland Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Arrowhead Shopping Center Loan Combination.

Distributions. The holders of the Arrowhead Shopping Center Loan and the Arrowhead Shopping Center B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Arrowhead Shopping Center Loan Combination and provides, in general, that:

•	if no Material Default (defined below) has occurred and is continuing (or if a Material Default has occurred but is not continuing) with respect to the Arrowhead Shopping Center Loan Combination, the holder of the Arrowhead Shopping Center B Loan will generally be entitled to receive its scheduled principal and interest payments after (i) the holder of the Arrowhead Shopping Center Loan receives its scheduled interest payments, (ii) the holder of the Arrowhead Shopping Center Loan receives its scheduled payments of principal and (iii) the holder of the Arrowhead Shopping Center Loan receives all amounts in prepayment of principal up to the unpaid principal balance thereof including the corresponding prepayment or yield maintenance premium with respect to the amount prepaid on the Arrowhead Shopping Center Loan. For the Arrowhead Shopping Center Loan Combination, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the Arrowhead Shopping Center Loan or the Arrowhead Shopping Center B Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding;

•	if a Material Default has occurred and is continuing, or if a partial or full prepayment of the Arrowhead Shopping Center Loan Combination results from the payment of insurance proceeds or condemnation awards, the holder of the Arrowhead Shopping Center B Loan will not be entitled to receive payments of principal or interest until the holder of the Arrowhead Shopping Center Loan receives the unreimbursed costs and expenses of the Midland Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Arrowhead Shopping Center Loan Combination, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium.

Rights of the Holders of the Arrowhead Shopping Center B Loans

Consent to Modifications. Prior to agreeing to any of the following with respect to the Arrowhead Shopping Center Loan Combination, the Midland Master Servicer and the Special Servicer will be required to obtain the prior written consent of the holder of the Arrowhead Shopping Center B Loan with respect to any amendment, deferral, extension, waiver or other modification of the Arrowhead Shopping Center Loan Combination which:

•	adversely affects the lien priority of the Mortgage;

•	increases the interest rate or principal amount of the Arrowhead Shopping Center Loan;

•	increases in any other material respect any monetary obligations of the related borrower under the Mortgage Loan Documents;

•	decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the Arrowhead Shopping Center B Loan or forgives, waives, decreases, defers or releases all or any portion of the Arrowhead Shopping Center B Loan;

•	shortens the scheduled maturity date of the related Arrowhead Shopping Center Loan;

•	increases the term of the Arrowhead Shopping Center B Loan to a date occurring after the maturity date of the related Arrowhead Shopping Center Loan;

•	accepts a grant of any lien on or security interest in any new collateral not originally granted under the Mortgage Loan Documents unless such new collateral also secures the Arrowhead Shopping Center B Loan;

•	modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

•	cross-defaults the Arrowhead Shopping Center Loan with any other indebtedness;

•	obtains any contingent interest, additional interest or other ‘‘kicker’’ measured on the basis of the cash flow or appreciation of the Mortgaged Property;

•	releases the lien of the Mortgage as security for the Arrowhead Shopping Center B Loan except in connection with a payment in full of the Arrowhead Shopping Center Loan Combination or the release of a de minimis portion of the Mortgaged Property or as provided in the Mortgage Loan Documents in effect at the origination of the Arrowhead Shopping Center Loan Combination;

•	spread the lien of the Mortgage to encumber additional real property unless such real property shall also secure the Arrowhead Shopping Center B Loan;

•	extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Arrowhead Shopping Center Loan when none is required under the Mortgage Loan Documents in effect at the origination of the Arrowhead Shopping Center Loan or after the current maturity date of the Arrowhead Shopping Center Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provisions in a manner materially adverse to the holder of the Arrowhead Shopping Center B Loan.

The consent of the holder of the Arrowhead Shopping Center B Loan will not be required in connection with any such modification of the Arrowhead Shopping Center Loan Combination after the expiration of such holder’s right to purchase the Arrowhead Shopping Center Loan (as described under ‘‘—Purchase Option’’ below).

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any such modification by the holder of the Arrowhead Shopping Center B Loan, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement or result in the imposition of a ‘‘prohibited transaction’’ or ‘‘prohibited contribution’’ tax under the REMIC provisions of the Code (collectively, the ‘‘REMIC Requirements’’). In addition, neither the Midland Master Servicer nor the Special Servicer shall agree to any modification of the Arrowhead Shopping Center Loan Combination if such modification would constitute a ‘‘significant modification’’ of either the Arrowhead Shopping Center Loan under the Pooling and Servicing Agreement or the Arrowhead Shopping Center B Loan under any pooling and servicing agreement affecting such loan under the REMIC provisions of the Code unless such modification is permitted by such REMIC provisions.

Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the Midland Master Servicer and the Special Servicer, at any time, regarding the Arrowhead Shopping Center Loan Combination.

If, during the period of time during which the holder of the Arrowhead Shopping Center B Loan or its designee has the right to purchase the Arrowhead Shopping Center Loan as provided in the intercreditor agreement, the Midland Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the Arrowhead Shopping Center Loan Combination (as a collective whole), the Midland Master Servicer or the Special Servicer, as applicable, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days’ prior written notice to) the holder of the Arrowhead Shopping Center B Loan provided that such modification would not violate the REMIC Requirements.

Cure Rights. The holder of the Arrowhead Shopping Center B Loan does not have any rights to cure any defaults with respect to the Arrowhead Shopping Center Loan Combination.

Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the intercreditor agreement (which generally includes (i) any payment of principal or interest under the Arrowhead Shopping Center Loan Combination is 90 or more days delinquent, (ii) the principal balance of either the Arrowhead Shopping Center Loan or the Arrowhead Shopping Center B Loan is not paid at maturity or (iii) a Material Default occurs), the holder of the Arrowhead Shopping Center B Loan will have the right to purchase the Arrowhead Shopping Center Loan at a purchase price determined under the intercreditor agreement and generally equal to the sum of (a) the outstanding principal balance of the Arrowhead Shopping Center Loan, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the Midland Master Servicer, the Special Servicer or the Trustee with respect to the Arrowhead Shopping Center Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the Arrowhead Shopping Center Loan by the Midland Master Servicer or Special Servicer, (e) any unreimbursed interest on any principal and interest advances made by the Midland Master Servicer or the Trustee with respect to the Arrowhead Shopping Center Loan, (f) master servicing fees, special servicing fees and trustee’s fees payable under the Pooling and Servicing Agreement prior to the date of repurchase (excluding any ‘‘success fees’’ or similar fees or termination compensation) and (g) out of pocket expenses incurred by the Midland Master Servicer, the Special Servicer or the Trustee with respect to the Arrowhead Shopping Center Loan Combination together with advance interest thereon. The right of the holder of the Arrowhead Shopping Center B Loan to purchase the Arrowhead Shopping Center Loan is subject to the holder the Arrowhead Shopping Center B Loan giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the Arrowhead Shopping Center Loan of notice of such right.

ARD Loans

4 mortgage loans (the ‘‘ARD Loans’’), representing 2.06% of the outstanding pool balance and 2.82% of the Initial Loan Group 1 Balance, as of the Cut-off Date, provide that if, after a certain date (each, an ‘‘Anticipated Repayment Date’’), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). With respect to the Mortgage Loan known as "Riverview Square" loan, "Circuit City – Poughkeepsie, NY," "Peapod Distribution Warehouse" and the ‘‘Circuit City – Manassas, VA’’ loan, the Anticipated Repayment Date for each such Mortgage Loan is 120 months, after the origination date for each Mortgage Loan. The Revised Rate for each of the ARD Loans is equal to the Initial Rate plus 2% for the "Circuit City – Poughkeepsie, NY" loan and the "Circuit City – Manassas, VA" loan and greater of (i) Initial Rate plus 2% per annum and (ii) annualized treasury yield plus 3% per annum for the "Riverview Square" loan and the "Peapod Distribution Warehouse" loan. After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on that ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of that ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that any borrower will prepay the related ARD Loan on its Anticipated Repayment Date.

Additional Loan Information

General. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (‘‘GAAP ’’) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

Definitions. For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

(i) ‘‘Annual Debt Service’’ generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

(ii) ‘‘Appraised Value’’ means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser’s adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(iii) ‘‘Balloon Balance’’ means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

(iv) ‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV,’’ ‘‘Cut-off Date LTV Ratio,’’ ‘‘Current LTV,’’ or ‘‘LTV’’ means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 2.11% of the Initial Outstanding Pool Balance, 1.90% of the Initial Loan Group 1 Balance and 2.66% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as ‘‘Hawthorne Exchange’’ by $3,450,000, (ii) with respect to the Mortgage Loan known as ‘‘Galleria Pavilion’’ by $2,150,000, (iii) with respect to the Mortgage Loan known as ’’ Indian Lakes Apartments’’ by $1,300,000, and (iv) with respect to the Mortgage Loan known as ‘‘New Albany Medical Office Building’’ by $2,090,000. Including such holdback reserve amounts, the Cut-off Date LTV Ratio is 78.64%, 73.81%, 77.46% and 94.12%, respectively.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan, excluding any related B Loan and in the case of the Villas Parkmerced Loan, excluding the Villas Parkmerced Non-Pooled Trust

Component. For a calculation of the loan-to-value ratio for each of these Mortgage Loans including any related B Loan and in the case of the Villas Parkmerced Loan, including the Villas Parkmerced Non-Pooled Trust Component, see footnote 7 to Annex A-1.

(v) ‘‘GLA’’ means gross leasable area.

(vi) ‘‘LTV Ratio at Maturity’’ means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date divided by (b) the Appraised Value of the related Mortgaged Property.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 2.11% of the Initial Outstanding Pool Balance, 1.90% of the Initial Loan Group 1 Balance and 2.66% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as ‘‘Hawthorne Exchange’’ by $3,450,000, (ii) with respect to the Mortgage Loan known as ‘‘Galleria Pavilion’’ by $2,150,000, (iii) with respect to the Mortgage Loan known as ‘‘Indian Lakes Apartments’’ by $1,300,000, and (iv) with respect to the Mortgage Loan known as ‘‘New Albany Medical Office Building’’ by $2,090,000. Including such holdback reserve amounts, the LTV Ratio at Maturity is 73.18%, 68.84%, 70.82% and 80.58%, respectively.

In the case of each Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan included in the Trust, but excluding any related B Loan and in the case of the Villas Parkmerced Loan, including the Villas Parkmerced Non-Pooled Trust Component.

(vii) ‘‘Mortgage Rate’’ or ‘‘Interest Rate’’ means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

(viii) ‘‘NRA’’ means net rentable area.

(ix) ‘‘Occupancy Rate’’ means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the ‘‘Occupancy As-of Date’’). The Occupancy Rate may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy Rate presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower and space subject to build out or other construction or renovation. Information on Annex A-1 to this prospectus supplement concerning the ‘‘Largest Tenant’’ is presented as of the same date as of which the Occupancy Rate is specified.

(x) ‘‘Servicing Fee Rate’’ for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

(xi) ‘‘Square Feet’’ or ‘‘Sq. Ft.’’ means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(xii) ‘‘Term to Maturity’’ means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans have an Anticipated Repayment Date.

(xiii) ‘‘Underwritten Net Cash Flow,’’ ‘‘Underwritten NCF’’ or ‘‘UW NCF,’’ with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicers or Special Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of ‘‘free rent’’ periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xiv) ‘‘Net Operating Income,’’ or ‘‘NOI,’’ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the ‘‘NOI Date’’ specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xv) ‘‘Units,’’ ‘‘Rooms’’ or ‘‘Pads’’ means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment and (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms.

(xvi) ‘‘UW NCF DSCR,’’ ‘‘Underwritten NCF DSCR,’’ ‘‘Debt Service Coverage Ratio’’ or ‘‘DSCR’’ means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 2.81% of the Initial Outstanding Pool Balance, 2.87% of the Initial Loan Group 1 Balance and 2.66% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as ‘‘Hawthorne Exchange’’ by $3,450,000, (ii) with respect to the Mortgage Loan known as ‘‘Galleria Pavilion’’ by $2,150,000, (iii) with respect to the Mortgage Loan known as ‘‘Indian Lakes Apartments’’ by $1,300,000, (iv) with respect to the Mortgage Loan known as "New Albany Medical Office Building" by $2,090,000, and (v) with respect to the Mortgage Loan known as "Story and King Plaza" by $2,336,035. Including such holdback reserve amounts, the UW NCF DSCR is 0.94x, 1.01x, 1.13x, 0.88x and 1.07x, respectively. In the case of the Mortgage Loans known as ‘‘Empirian at Steele Park,’’ ‘‘Colonnade at Germantown,’’ ‘‘Wynnwood Office Buildings,’’ and ‘‘Trafalgar Square Apartments,’’ the Mortgage Loan is recourse to the sponsor (up to $4,800,000, $3,625,000, $2,000,000, and $500,000, respectively, which amount may be reduced under certain circumstances) until the related Mortgaged Property achieves a minimum DSCR of 1.25x (or 1.20x, with respect to Trafalgar Square Apartments). The DSCR for the related Mortgage Loan is shown throughout this prospectus supplement at 1.25x (or 1.20x, with respect to Trafalgar Square Apartments), reflecting the threshold at which the full recourse guaranty will be released. In the case of the Mortgage Loans known as "Empirian at Steele Park," "Colonnade at Germantown" and "Wynwood Office Buildings" the current calculated underwritten DSCR during the related initial interest only period is 1.27x, 1.26x and 1.31x, respectively. In the case of the Mortgage Loans known as "Empirian at Steele Park," "Colonnade at Germantown," "Wynwood Office Buildings" and "Trafalgar Square Apartment" the current calculated underwritten DSCR during the related amortizing period is 1.06x, 1.05x, 1.08x and 1.13x, respectively. With respect to mortgage loans known as "Birnam Wood Apartments" and "Oxford Apartments", $1,300,000 and $225,000 have been escrowed until certain conditions under the mortgage loan documents have been met. For the Birnam Wood Apartments loan, the holdback will be released when the related Property has achieved a minimum DSCR of 1.20x calculated using a 7% constant. For the Oxford Apartments loan, the holdback will be released when the related Property has achieved a minimum DSCR of 1.20x calculated using a 6.75% constant. Including such holdback reserve amounts, the UW NCF DSCR is 1.16x for Birnam Wood Apartments and 1.17x for Oxford Apartments. The DSCR for such mortgage loan is shown throughout this prospectus supplement at the rate which would exist assuming these conditions under the mortgage loan have been met.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated only with respect to the Mortgage Loan, excluding any related B Loan and in the case of the Villas Parkmerced Loan, excluding the Villas Parkmerced Non-Pooled Trust Component. For a calculation of the debt service coverage ratio for each of these Mortgage Loans including any related B Loan and in the case of the Villas Parkmerced Loan, including the Villas Parkmerced Non-Pooled Trust Component, see footnote 7 to Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. In addition, with respect to any Mortgage Loan secured by the borrower's interest in a building that is comprised of residential cooperative apartments, the rental rates used in calculating debt service reflect the market rents as determined by the respective appraiser. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

(xvii) ‘‘UW Revenue’’ means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

RANGE OF CUT-OFF DATE BALANCES—ALL MORTGAGE LOANS

			Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
2,278,389 – 2,999,999	7	$18,411,194	0.60%	5.732%	131	1.52	x	63.06%	48.55%
3,000,000 − 3,999,999	15	54,420,097	1.78%	5.491%	117	1.41	x	66.77%	55.13%
4,000,000 − 5,999,999	39	190,684,110	6.23%	5.519%	118	1.37	x	72.18%	61.31%
6,000,000 − 6,999,999	13	83,323,446	2.72%	5.348%	115	1.28	x	73.74%	63.04%
7,000,000 − 9,999,999	32	260,215,375	8.51%	5.494%	113	1.33	x	71.21%	61.14%
10,000,000 − 14,999,999	36	427,568,313	13.98%	5.479%	114	1.32	x	74.12%	66.16%
15,000,000 − 29,999,999	35	728,263,773	23.80%	5.476%	118	1.28	x	74.03%	66.68%
30,000,000 − 69,999,999	15	652,075,000	21.31%	5.460%	116	1.50	x	70.51%	65.87%
70,000,000 − 300,000,000	5	644,384,463	21.06%	5.634%	70	2.04	x	57.45%	56.01%
Total/Weighted Average	197	$3,059,345,771	100.00%	5.509%	106	1.51	x	69.24%	62.97%

RANGE OF CUT-OFF DATE BALANCES—LOAN GROUP 1

			Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
2,278,389 – 2,999,999	3	$7,629,992	0.34%	5.680%	117	1.28	x	57.62%	39.32%
3,000,000 – 3,999,999	12	44,161,124	1.98%	5.511%	117	1.28	x	70.02%	57.67%
4,000,000 – 5,999,999	33	162,771,543	7.29%	5.532%	118	1.37	x	71.23%	59.56%
6,000,000 – 6,999,999	11	70,653,446	3.16%	5.340%	116	1.29	x	73.30%	61.93%
7,000,000 – 9,999,999	28	229,791,518	10.29%	5.485%	114	1.34	x	70.94%	60.59%
10,000,000 – 14,999,999	27	318,868,313	14.28%	5.549%	113	1.34	x	73.48%	65.43%
15,000,000 – 29,999,999	25	504,673,773	22.60%	5.439%	119	1.29	x	74.08%	66.22%
30,000,000 – 49,999,999	7	266,375,000	11.93%	5.595%	114	1.69	x	67.76%	62.61%
50,000,000 – 69,999,999	5	283,400,000	12.69%	5.348%	118	1.42	x	70.76%	67.25%
70,000,000 – 125,000,000	4	344,384,463	15.42%	5.622%	83	1.75	x	70.53%	67.84%
Total/Weighted Average	155	$2,232,709,173	100.00%	5.500%	111	1.44	x	71.58%	64.60%

RANGE OF CUT-OFF DATE BALANCES—LOAN GROUP 2

			Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
2,465,462 – 2,999,999	4	$10,781,202	1.30%	5.768%	140	1.69	x	66.91%	55.08%
3,000,000 – 3,999,999	3	10,258,973	1.24%	5.405%	117	1.97	x	52.80%	44.18%
4,000,000 – 6,999,999	8	40,582,567	4.91%	5.429%	113	1.35	x	77.25%	70.80%
7,000,000 – 9,999,999	4	30,423,857	3.68%	5.561%	102	1.31	x	73.31%	65.26%
10,000,000 – 14,999,999	9	108,700,000	13.15%	5.274%	115	1.26	x	75.99%	68.30%
15,000,000 – 29,999,999	10	223,590,000	27.05%	5.559%	117	1.24	x	73.92%	67.71%
30,000,000 – 300,000,000	4	402,300,000	48.67%	5.591%	71	2.09	x	51.22%	49.57%
Total/Weighted Average	42	$826,636,598	100.00%	5.531%	94	1.68	x	62.93%	58.57%

TYPE OF MORTGAGED PROPERTIES—ALL MORTGAGE LOANS

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	44	$903,893,615	29.55%	6,778,940	133.34	5.465%	116	93.42%	1.50	x	70.66%	64.22%
Multifamily	49	892,638,907	29.18%	14,039	63,582.80	5.530%	96	95.60%	1.65	x	63.77%	59.29%
Retail	68	835,508,586	27.31%	5,733,713	145.72	5.463%	109	94.71%	1.38	x	72.79%	66.27%
Anchored	48	709,435,937	23.19%	5,039,564	140.77	5.458%	107	94.18%	1.39	x	72.80%	66.52%
Unanchored	18	115,879,067	3.79%	638,954	181.36	5.488%	117	97.48%	1.31	x	72.70%	65.00%
Single Tenant	2	10,193,582	0.33%	55,195	184.68	5.553%	118	100.00%	1.23	x	72.73%	63.39%
Hotel	23	207,191,571	6.77%	2,749	75,369.80	5.915%	94	75.55%	1.56	x	72.02%	63.35%
Industrial	11	90,967,183	2.97%	1,264,052	71.96	5.432%	119	96.65%	1.28	x	76.66%	66.35%
Mixed Use	8	84,534,451	2.76%	488,178	173.16	5.279%	113	91.25%	1.68	x	63.17%	57.49%
Self Storage	5	24,775,399	0.81%	4,259	5,817.19	5.542%	118	79.35%	1.25	x	61.87%	41.84%
Other	2	11,613,714	0.38%	173,000	67.13	5.626%	116	100.00%	1.24	x	71.17%	61.32%
Land	1	8,222,344	0.27%	63,500	129.49	5.410%	117	100.00%	1.22	x	76.84%	64.22%
Total/Weighted Average	211	$3,059,345,771	100.00%			5.509%	106	93.16%	1.51	x	69.24%	62.97%

TYPE OF MORTGAGED PROPERTIES—LOAN GROUP 1

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	44	$903,893,615	40.48%	6,778,940	133.34	5.465%	116	93.42%	1.50	x	70.66%	64.22%
Retail	68	835,508,586	37.42%	5,733,713	145.72	5.463%	109	94.71%	1.38	x	72.79%	66.27%
Anchored	48	709,435,937	31.77%	5,039,564	140.77	5.458%	107	94.18%	1.39	x	72.80%	66.52%
Unanchored	18	115,879,067	5.19%	638,954	181.36	5.488%	117	97.48%	1.31	x	72.70%	65.00%
Single Tenant	2	10,193,582	0.46%	55,195	184.68	5.553%	118	100.00%	1.23	x	72.73%	63.39%
Hotel	23	207,191,571	9.28%	2,749	75,369.80	5.915%	94	75.55%	1.56	x	72.02%	63.35%
Industrial	11	90,967,183	4.07%	1,264,052	71.96	5.432%	119	96.65%	1.28	x	76.66%	66.35%
Mixed Use	8	84,534,451	3.79%	488,178	173.16	5.279%	113	91.25%	1.68	x	63.17%	57.49%
Multifamily	5	66,002,309	2.96%	879	75,087.95	5.511%	118	94.02%	1.23	x	74.32%	68.31%
Self Storage	5	24,775,399	1.11%	4,259	5,817.19	5.542%	118	79.35%	1.25	x	61.87%	41.84%
Other	2	11,613,714	0.52%	173,000	67.13	5.626%	116	100.00%	1.24	x	71.17%	61.32%
Land	1	8,222,344	0.37%	63,500	129.49	5.410%	117	100.00%	1.22	x	76.84%	64.22%
Total/Weighted Average	167	$2,232,709,173	100.00%			5.500%	111	92.21%	1.44	x	71.58%	64.60%

TYPE OF MORTGAGED PROPERTIES—LOAN GROUP 2

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	44	$826,636,598	100.00%	13,160	$62,814.33	5.531%	94	95.72%	1.68x	62.93%	58.57%
Total/Weighted Average	44	$826,636,598	100.00%	13,160		5.531%	94	95.72%	1.68x	62.93%	58.57%

Mortgaged Properties by State and/or Location—All Mortgage Loans

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	29	685,939,413	22.42%	5.580%	88	1.90x	56.43%	53.06%
Northern	10	404,538,822	13.22%	5.616%	68	2.31x	47.67%	46.41%
Southern	19	281,400,591	9.20%	5.529%	117	1.30x	69.03%	62.63%
Texas	12	293,131,064	9.58%	5.510%	90	1.43x	74.79%	70.46%
Florida	13	210,237,875	6.87%	5.365%	117	1.74x	64.72%	58.67%
Pennsylvania	11	198,456,575	6.49%	5.609%	94	1.38x	79.21%	73.55%
New York	13	164,915,485	5.39%	5.397%	117	1.51x	69.35%	64.39%
Virginia	14	118,383,885	3.87%	5.579%	116	1.33x	73.66%	61.96%
Washington	8	111,593,431	3.65%	5.263%	117	1.30x	74.54%	62.46%
North Carolina	10	106,197,083	3.47%	5.509%	120	1.28x	74.28%	69.43%
Tennessee	10	101,940,000	3.33%	5.687%	119	1.23x	75.21%	68.84%
Arizona	6	97,085,151	3.17%	5.695%	112	1.29x	72.78%	66.28%
New Jersey	7	84,052,349	2.75%	5.266%	118	1.30x	68.55%	57.62%
Georgia	7	83,051,880	2.71%	5.551%	118	1.34x	68.75%	64.64%
Maryland	5	81,198,468	2.65%	5.556%	119	1.28x	75.75%	67.30%
Illinois	6	75,951,742	2.48%	5.692%	118	1.30x	74.45%	65.10%
Michigan	4	75,807,909	2.48%	5.386%	126	1.28x	77.07%	63.19%
Massachusetts	5	65,092,869	2.13%	5.431%	115	1.30x	73.55%	65.31%
Minnesota	1	65,000,000	2.12%	5.450%	118	1.68x	70.27%	70.27%
Connecticut	3	63,665,075	2.08%	5.371%	130	1.24x	75.76%	64.66%
Indiana	8	55,079,340	1.80%	5.632%	118	1.36x	73.39%	63.43%
Missouri	4	49,044,786	1.60%	5.341%	115	1.52x	69.80%	67.88%
South Carolina	7	42,371,536	1.38%	5.562%	95	1.45x	76.29%	71.22%
Wisconsin	5	36,919,510	1.21%	5.224%	121	1.25x	77.14%	67.40%
New Mexico	1	30,700,000	1.00%	5.184%	118	1.28x	71.31%	65.95%
Ohio	5	30,343,582	0.99%	5.535%	102	1.23x	74.24%	64.75%
Nevada	3	27,084,371	0.89%	5.586%	119	1.36x	64.64%	58.54%
Kentucky	2	21,500,000	0.70%	5.730%	118	1.51x	73.90%	65.08%
New Hampshire	2	15,589,801	0.51%	5.457%	117	1.25x	78.27%	65.54%
Iowa	1	13,755,000	0.45%	5.270%	116	1.33x	70.72%	61.60%
Delaware	2	12,864,465	0.42%	5.647%	118	1.24x	72.95%	61.34%
Mississippi	1	12,720,000	0.42%	5.485%	118	1.24x	76.17%	68.11%
Oregon	2	11,184,095	0.37%	5.624%	117	1.62x	62.31%	52.67%
Alabama	1	6,777,290	0.22%	5.430%	117	1.29x	79.73%	66.67%
Utah	1	4,400,000	0.14%	5.897%	120	1.46x	63.95%	54.09%
Vermont	1	4,069,071	0.13%	5.440%	113	1.25x	73.98%	62.15%
North Dakota	1	3,242,670	0.11%	5.740%	118	1.30x	72.06%	60.76%
Total/Weighted Average	211	3,059,345,771	100.00%	5.509%	106	1.51x	69.24%	62.97%

Mortgaged Properties by State and/or Location—Loan Group 1

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	27	$382,514,326	17.13%	5.530%	113	1.52x	67.43%	61.48%
Southern	19	281,400,591	12.60%	5.529%	117	1.30x	69.03%	62.63%
Northern	8	101,113,735	4.53%	5.532%	104	2.13x	63.01%	58.26%
Texas	6	194,156,064	8.70%	5.639%	76	1.53x	72.74%	70.19%
Florida	12	189,237,875	8.48%	5.369%	117	1.79x	63.73%	57.89%
Pennsylvania	9	178,056,575	7.97%	5.653%	92	1.39x	79.22%	74.08%
New York	11	158,328,528	7.09%	5.401%	117	1.46x	70.77%	65.85%
Washington	7	106,943,431	4.79%	5.261%	117	1.30x	74.70%	62.49%
Virginia	12	89,983,885	4.03%	5.590%	116	1.37x	73.79%	60.44%
Maryland	4	78,733,006	3.53%	5.511%	116	1.27x	75.50%	67.62%
New Jersey	6	76,262,863	3.42%	5.206%	118	1.30x	68.32%	57.39%
Illinois	6	75,951,742	3.40%	5.692%	118	1.30x	74.45%	65.10%
Michigan	4	75,807,909	3.40%	5.386%	126	1.28x	77.07%	63.19%
North Carolina	7	71,997,083	3.22%	5.522%	120	1.31x	74.07%	69.02%
Massachusetts	5	65,092,869	2.92%	5.431%	115	1.30x	73.55%	65.31%
Minnesota	1	65,000,000	2.91%	5.450%	118	1.68x	70.27%	70.27%
Connecticut	3	63,665,075	2.85%	5.371%	130	1.24x	75.76%	64.66%
Arizona	5	58,585,151	2.62%	5.647%	109	1.32x	68.72%	61.45%
Missouri	4	49,044,786	2.20%	5.341%	115	1.52x	69.80%	67.88%
Georgia	5	42,301,880	1.89%	5.694%	119	1.47x	66.86%	64.34%
Tennessee	6	34,200,000	1.53%	5.553%	119	1.25x	77.38%	68.88%
Indiana	7	26,479,340	1.19%	5.569%	116	1.40x	75.82%	62.94%
Wisconsin	4	24,419,510	1.09%	5.272%	123	1.27x	76.27%	64.61%
Kentucky	2	21,500,000	0.96%	5.730%	118	1.51x	73.90%	65.08%
Nevada	2	19,700,000	0.88%	5.734%	120	1.35x	62.38%	58.47%
Ohio	3	19,493,582	0.87%	5.499%	118	1.16x	73.62%	61.69%
New Hampshire	2	15,589,801	0.70%	5.457%	117	1.25x	78.27%	65.54%
South Carolina	1	15,451,536	0.69%	5.780%	57	1.51x	69.41%	64.94%
Oregon	2	11,184,095	0.50%	5.624%	117	1.62x	62.31%	52.67%
Delaware	1	7,781,899	0.35%	5.566%	118	1.26x	74.11%	62.17%
Alabama	1	6,777,290	0.30%	5.430%	117	1.29x	79.73%	66.67%
Utah	1	4,400,000	0.20%	5.897%	120	1.46x	63.95%	54.09%
Vermont	1	4,069,071	0.18%	5.440%	113	1.25x	73.98%	62.15%
Total/Weighted Average	167	$2,232,709,173	100.00%	5.500%	111	1.44x	71.58%	64.60%

Mortgaged Properties by State and/or Location—Loan Group 2

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	2	$303,425,087	36.71%	5.643%	56	2.37x	42.56%	42.46%
Texas	6	98,975,000	11.97%	5.257%	116	1.24x	78.83%	70.99%
Tennessee	4	67,740,000	8.19%	5.755%	118	1.23x	74.11%	68.83%
Georgia	2	40,750,000	4.93%	5.404%	117	1.20x	70.70%	64.94%
Arizona	1	38,500,000	4.66%	5.768%	117	1.25x	78.96%	73.63%
North Carolina	3	34,200,000	4.14%	5.483%	118	1.21x	74.73%	70.30%
New Mexico	1	30,700,000	3.71%	5.184%	118	1.28x	71.31%	65.95%
Indiana	1	28,600,000	3.46%	5.690%	119	1.32x	71.14%	63.88%
Virginia	2	28,400,000	3.44%	5.546%	113	1.21x	73.23%	66.76%
South Carolina	6	26,920,000	3.26%	5.437%	117	1.42x	80.25%	74.82%
Florida	1	21,000,000	2.54%	5.330%	114	1.31x	73.68%	65.68%
Pennsylvania	2	20,400,000	2.47%	5.224%	109	1.25x	79.16%	68.89%
Iowa	1	13,755,000	1.66%	5.270%	116	1.33x	70.72%	61.60%
Mississippi	1	12,720,000	1.54%	5.485%	118	1.24x	76.17%	68.11%
Wisconsin	1	12,500,000	1.51%	5.130%	116	1.21x	78.86%	72.87%
Ohio	2	10,850,000	1.31%	5.599%	73	1.35x	75.35%	70.25%
New Jersey	1	7,789,485	0.94%	5.860%	119	1.28x	70.81%	59.87%
Nevada	1	7,384,371	0.89%	5.190%	116	1.41x	70.66%	58.72%
New York	2	6,586,956	0.80%	5.310%	118	2.77x	35.24%	29.31%
Delaware	1	5,082,567	0.61%	5.770%	118	1.20x	71.18%	60.08%
Washington	1	4,650,000	0.56%	5.290%	116	1.22x	70.88%	61.78%
North Dakota	1	3,242,670	0.39%	5.740%	118	1.30x	72.06%	60.76%
Maryland	1	2,465,462	0.30%	7.000%	214	1.56x	83.86%	57.09%
	44	$826,636,598	100.00%	5.531%	94	1.68x	62.93%	58.57%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.12x –. 1.19x	5	$54,345,098	1.78%	5.601%	119	1.17x	65.56%	57.30%
1.20x – 1.29x	112	1,480,323,822	48.39%	5.473%	118	1.23x	75.59%	66.83%
1.30x – 1.39x	29	375,501,225	12.27%	5.337%	114	1.32x	72.18%	63.63%
1.40x – 1.49x	18	155,295,860	5.08%	5.389%	114	1.44x	69.62%	61.56%
1.50x – 1.74x	23	509,503,715	16.65%	5.718%	92	1.60x	71.10%	68.79%
1.75x – 1.99x	3	18,964,095	0.62%	5.337%	115	1.89x	61.83%	56.39%
2.00x – 2.49x	5	422,195,740	13.80%	5.549%	73	2.37x	44.94%	44.90%
2.50x – 3.50x	2	43,216,216	1.41%	5.751%	85	3.47x	48.28%	47.80%
Total/Weighted Average	197	3,059,345,771	100.00%	5.509%	106	1.51x	69.24%	62.97%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.12x – 1.19x	5	$54,345,098	2.43%	5.601%	119	1.17x	65.56%	57.30%
1.20x – 1.29x	85	1,072,491,770	48.04%	5.473%	119	1.23x	75.58%	65.99%
1.30x – 1.39x	24	300,903,555	13.48%	5.294%	115	1.33x	72.15%	63.37%
1.40x – 1.49x	14	129,261,402	5.79%	5.441%	114	1.44x	69.35%	61.59%
1.50x – 1.74x	21	502,398,253	22.50%	5.715%	91	1.60x	70.89%	68.68%
1.75x – 1.99x	2	14,484,095	0.65%	5.361%	115	1.91x	55.76%	48.64%
2.00x – 2.49x	3	119,200,000	5.34%	5.303%	118	2.34x	51.47%	51.47%
2.50x – 3.50x	1	39,625,000	1.77%	5.796%	82	3.50x	49.53%	49.53%
Total/Weighted Average	155	$2,232,709,173	100.00%	5.500%	111	1.44x	71.58%	64.60%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.20x – 1.29x	27	$407,832,052	49.34%	5.475%	117	1.23x	75.62%	69.04%
1.30x – 1.39x	5	74,597,670	9.02%	5.514%	110	1.32x	72.28%	64.64%
1.40x – 1.49x	4	26,034,458	3.15%	5.129%	116	1.45x	70.97%	61.42%
1.50x – 1.99x	3	11,585,462	1.40%	5.630%	134	1.73x	84.41%	78.71%
2.00x – 3.08x	3	306,586,956	37.09%	5.641%	56	2.39x	42.28%	42.15%
Total/Weighted Average	42	$826,636,598	100.00%	5.531%	94	1.68x	62.93%	58.57%

Range of LTV Ratios as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
26.41% – 50.00%	6	$356,127,054	11.64%	5.664%	60	2.49x	43.09%	42.74%
50.01% – 60.00%	12	174,244,721	5.70%	5.363%	117	2.11x	52.67%	49.77%
60.01% – 70.00%	39	457,876,579	14.97%	5.511%	113	1.37x	66.51%	60.27%
70.01% – 75.00%	58	877,282,318	28.68%	5.510%	110	1.38x	72.73%	66.24%
75.01% – 80.00%	79	1,182,229,637	38.64%	5.481%	114	1.27x	77.89%	69.47%
80.01% – 87.55%	3	11,585,462	0.38%	5.630%	134	1.73x	84.41%	78.71%
Total/Weighted Average	197	$3,059,345,771	100.00%	5.509%	106	1.51x	69.24%	62.97%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
26.41% – 50.00%	3	$49,540,098	2.22%	5.806%	81	3.09x	48.13%	46.44%
50.01% – 60.00%	11	170,819,634	7.65%	5.366%	117	2.12x	52.65%	49.87%
60.01% – 70.00%	37	420,876,579	18.85%	5.496%	113	1.38x	66.44%	60.11%
70.01% – 75.00%	43	676,753,225	30.31%	5.543%	108	1.41x	72.89%	66.64%
75.01% – 80.00%	61	914,719,637	40.97%	5.480%	113	1.28x	77.78%	68.88%
	155	$2,232,709,173	100.00%	5.500%	111	1.44x	71.58%	64.60%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
34.53% – 60.00%	4	$310,012,043	37.50%	5.636%	57	2.38x	42.40%	42.18%
60.01% – 70.00%	2	37,000,000	4.48%	5.674%	118	1.22x	67.23%	62.12%
70.01% – 75.00%	15	200,529,093	24.26%	5.400%	117	1.28x	72.19%	64.87%
75.01% – 77.50%	5	69,570,000	8.42%	5.606%	112	1.22x	75.92%	70.28%
77.51% – 87.55%	16	209,525,462	25.35%	5.452%	117	1.26x	79.37%	72.26%
	42	$826,636,598	100.00%	5.531%	94	1.68x	62.93%	58.57%

Range of LTV Ratios as of the Maturity Dates—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
0.17% – 30.00%	3	$10,021,448	0.33%	5.280%	117	1.92x	38.52%	18.65%
30.01% – 40.00%	2	7,175,863	0.23%	5.469%	118	1.77x	45.89%	32.49%
40.01% – 50.00%	14	425,097,437	13.90%	5.643%	71	2.29x	47.40%	43.88%
50.01% – 60.00%	35	367,182,464	12.00%	5.489%	121	1.69x	62.00%	54.48%
60.01% – 70.00%	113	1,466,180,560	47.92%	5.457%	116	1.29x	73.66%	65.68%
70.01% – 75.00%	25	678,568,000	22.18%	5.484%	105	1.37x	76.50%	72.14%
75.01% – 87.55%	5	105,120,000	3.44%	5.946%	70	1.57x	78.98%	78.98%
Total/Weighted Average	197	$3,059,345,771	100.00%	5.509%	106	1.51x	69.24%	62.97%

Range of LTV Ratios as of the Maturity Dates—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
0.17% – 40.00%	3	$10,610,355	0.48%	5.389%	117	1.29x	45.54%	21.39%
40.01% – 50.00%	12	121,672,350	5.45%	5.640%	108	2.10x	59.47%	47.45%
50.01% – 60.00%	32	349,543,145	15.66%	5.477%	121	1.70x	61.46%	54.26%
60.01% – 70.00%	90	1,182,905,323	52.98%	5.467%	116	1.30x	73.84%	65.68%
70.01% – 79.12%	18	567,978,000	25.44%	5.557%	95	1.45x	76.17%	73.17%
	155	$2,232,709,173	100.00%	5.500%	111	1.44x	71.58%	64.60%

Range of LTV Ratios as of the Maturity Dates—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
28.69% – 40.00%	2	$6,586,956	0.80%	5.310%	118	2.77x	35.24%	29.31%
40.01% – 50.00%	2	303,425,087	36.71%	5.643%	56	2.37x	42.56%	42.46%
50.01% – 60.00%	3	17,639,319	2.13%	5.739%	131	1.37x	72.57%	59.00%
60.01% – 70.00%	23	283,275,236	34.27%	5.415%	116	1.26x	72.90%	65.68%
70.01% – 75.00%	10	206,590,000	24.99%	5.528%	115	1.23x	78.29%	72.23%
75.01% – 87.55%	2	9,120,000	1.10%	5.260%	112	1.77x	84.55%	84.55%
	42	$826,636,598	100.00%	5.531%	94	1.68x	62.93%	58.57%

Range of Mortgage Rates as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
4.989% – 5.249%	35	$615,436,120	20.12%	5.153%	116	1.35x	72.55%	64.21%
5.250% – 5.449%	47	557,758,311	18.23%	5.322%	115	1.49x	70.96%	64.29%
5.450% – 5.749%	83	1,417,286,598	46.33%	5.609%	100	1.56x	66.42%	61.22%
5.750% – 7.000%	32	468,864,742	15.33%	5.894%	101	1.55x	71.38%	65.04%
Total/Weighted Average	197	$3,059,345,771	100.00%	5.509%	106	1.51x	69.24%	62.97%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
4.989% – 5.249%	25	$458,351,662	20.53%	5.146%	116	1.38x	71.52%	63.00%
5.250% – 5.449%	37	482,996,355	21.63%	5.326%	116	1.49x	70.83%	64.25%
5.450% – 5.749%	67	915,473,929	41.00%	5.600%	112	1.37x	72.51%	65.79%
5.750% – 6.157%	26	375,887,228	16.84%	5.915%	97	1.62x	70.34%	64.09%
	155	$2,232,709,173	100.00%	5.500%	111	1.44x	71.58%	64.60%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.015% – 5.249%	10	$157,084,458	19.00%	5.176%	116	1.26x	75.56%	67.75%
5.250% – 5.449%	10	74,761,956	9.04%	5.299%	112	1.49x	71.79%	64.56%
5.450% – 5.749%	16	501,812,670	60.71%	5.626%	79	1.92x	55.31%	52.89%
5.750% – 7.000%	6	92,977,514	11.25%	5.811%	120	1.26x	75.62%	68.90%
	42	$826,636,598	100.00%	5.531%	94	1.68x	62.93%	58.57%

Range of Remaining Terms to Maturity in Months—All Mortgage Loans

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
55 – 84	10	$596,757,601	19.51%	5.744%	58	2.11x	56.57%	56.19%
85 – 119	173	2,299,108,143	75.15%	5.435%	117	1.37x	72.27%	64.99%
120 – 214	14	163,480,027	5.34%	5.684%	136	1.26x	72.88%	59.26%
	197	$3,059,345,771	100.00%	5.509%	106	1.51x	69.24%	62.97%

Range of Remaining Terms to Maturity in Months—Loan Group 1

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
57 – 84	8	$288,757,601	12.93%	5.845%	62	1.86x	70.74%	70.07%
85 – 119	134	1,782,937,007	79.86%	5.430%	117	1.39x	71.61%	64.19%
120 – 175	13	161,014,565	7.21%	5.664%	135	1.26x	72.72%	59.30%
	155	$2,232,709,173	100.00%	5.500%	111	1.44x	71.58%	64.60%

Range of Remaining Terms to Maturity in Months—Loan Group 2

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
55 – 84	2	$308,000,000	37.26%	5.649%	55	2.35x	43.29%	43.18%
85 – 119	39	516,171,136	62.44%	5.454%	117	1.28x	74.55%	67.75%
120 – 214	1	2,465,462	0.30%	7.000%	214	1.56x	83.86%	57.09%
	42	$826,636,598	100.00%	5.531%	94	1.68x	62.93%	58.57%

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  100.00% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or 100.00% based on Initial Loan Group 1 Balance and 100.00% based on Initial Loan Group 2 Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with anticipated repayment dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal. The Mortgage Loans provide for one or more of the following:

70 Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 18.94% of the Initial Outstanding Pool Balance, 24.34% of the Initial Loan Group 1 Balance and 4.35% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

19 Mortgage Loans, representing 29.44% of the Initial Outstanding Pool Balance, 26.49% of the Initial Loan Group 1 Balance and 37.39% of the Initial Loan Group 2 Balance, are interest-only until the related maturity date or anticipated repayment date.

103 Mortgage Loans, representing 49.47% of the Initial Outstanding Pool Balance, 46.22% of the Initial Loan Group 1 Balance and 58.25% of the Initial Loan Group 2 Balance, provide for payments of interest-only for the first 7 to 82 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

4 Mortgage Loans, representing 2.06% of the Initial Outstanding Pool Balance and 2.82% of the Initial Loan Group 1 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S Certificates.

1 Mortgage Loan, representing 0.09% of the Initial Outstanding Pool Balance and 0.12% of the Initial Loan Group 1 Balance is fully amortizing.

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 6 scheduled payment dates (including the maturity date or the Anticipated Repayment Date, as applicable). All of the Yield Maintenance Mortgage Loans prohibit voluntary prepayment for a specified period (the ‘‘Yield Maintenance Lock-Out Period’’) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the ‘‘Defeasance Lock-Out Period’’ and collectively with the Yield Maintenance Lock-Out Period the ‘‘Lock-Out Period’’). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months. Each Mortgage Loan with a Lock-Out Period restricts voluntary prepayments in one of the following ways:

(1) 173 of the Mortgage Loans (the ‘‘Defeasance Loans’’), representing approximately 77.72% of the Initial Outstanding Pool Balance, 85.15% of the Initial Loan Group 1 Balance and 57.67% of the Initial Loan Group 2 Balance, permit defeasance (not voluntary prepayment) after the expiration of a Defeasance Lock-Out Period and prior to the related open period (such period, the ‘‘Defeasance Period’’), which period is set forth on Annex A-1 under the heading ‘‘Prepayment Provisions Payments (# of payments).’’ In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be in amount equal to a specified percentage, generally between 110% to 125% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the ‘‘Allocated Loan Amount’’). Exceptions include:

•	the Mortgage Loan identified on Annex A-1 as ‘‘Valley View Center,’’ representing 4.09% of the initial Outstanding Pool Balance and 5.60% of the Initial Loan Group 1 Balance, provides for the partial defeasance and release from the lien of the Mortgage of portions of the shopping mall upon delivery of defeasance collateral in an amount sufficient to defease a portion of the Note equal to the fair market value of the release parcel, as determined by a new appraisal pursuant to the terms of the related loan documents, provided, among other things, (i) such release will not result in a loss of more than 25,000 rentable square feet of retail space, (ii) the debt service coverage ratio for the Mortgage Loan, after taking into account any improvement which is proposed to be built on the release parcel and its effect on income and expenses at the Mortgaged Property, will not be less than the greater of 1.45x or 90% of the debt service coverage ratio for the Mortgage Loan as of the date immediately preceding such release and (iii) the fair market value of the release parcel (as determined by a new appraisal) does not exceed $15,000,000.

•	the Mortgage Loans identified on Annex A-1 as ‘‘AG Portfolio,’’ representing 0.97% of the initial Outstanding Pool Balance and 1.33% of the Initial Loan Group 1 Balance, the applicable loan documents provide for the partial defeasance and release from the lien of the mortgage one or more of the crossed collateralized loans that make up the AG Portfolio upon delivery of defeasance collateral sufficient to defease the loan to be released in an amount equal to the outstanding amount of the loan provided certain conditions are met, including that the loans relating to the mortgaged property not being released have a loan to value ratio of not more than 75%, and the debt service coverage ratio for all of the loans (inclusive of the loan relating to the mortgaged property being released) (i) be at least 1.25x and (ii) not be less than the debt service coverage ratio for the loan relating to the Mortgaged Property being released.

•	the Mortgage Loan identified on Annex A-1 as ‘‘Trafalgar Plaza Portfolio,’’ representing 0.67% of the initial Outstanding Pool Balance and 0.92% of the Initial Loan Group 1 Balance, the applicable loan documents provide for the partial defeasance and release from the lien of the mortgage of one of the two mortgaged properties securing the loan upon delivery of defeasance collateral sufficient to defease the loan in an amount equal to 125% of the outstanding loan amount times 0.4403, provided that the mortgaged property not subject to the partial release must have a debt service coverage ratio with respect to such unreleased mortgaged property of at least 1.25x.

•	the Mortgage Loan identified on Annex A-1 as ‘‘Supertel Hotel Portfolio,’’ representing 0.48% of the initial Outstanding Pool Balance and 0.66% of the Initial Loan Group 1 Balance, the applicable loan documents provide for the partial defeasance and release from the lien of the mortgage of one property making up the mortgaged property upon delivery of defeasance collateral sufficient to defease the loan in an amount equal to 125% of the allocated loan amount (as set forth in the related mortgaged loan documents); provided the loan (exclusive of the allocated loan amount relating to mortgaged property being released), has a loan to value ratio of not more than 75%, and have a debt service coverage ratio (exclusive of the mortgaged property being released) of not less than the debt service coverage ratio for the loan (inclusive of the mortgaged property being released).

(2) 24 of the Mortgage Loans (the ‘‘Yield Maintenance Loans’’), representing approximately 22.28% of the Initial Outstanding Pool Balance, 14.85% of the Initial Loan Group 1 Balance and 42.33% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium (as described below) following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, the ‘‘Yield Maintenance Period’’). With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading ‘‘Prepayment Provisions (# of Payments).’’

‘‘Yield Maintenance Charge’’ means:

•	with respect to the Mortgage Loan known as ‘‘Villas Parkmerced,’’ representing 9.81% of the initial Outstanding Pool Balance and 36.29% of the Initial Loan Group 2 Balance, an amount equal to the greater of (a) 1% of the principal amount prepaid or (b) an amount equal to the product of: (i) the positive difference (expressed as a percentage of the outstanding principal amount before any prepayment), if any, as of the date of determination between (A) the present value of all future scheduled payments of interest (other than scheduled interest payments due on or after July 1, 2010) and principal, including the principal amount due on the related Maturity Date (assuming for purposes of this calculation that such payment is due on July 1, 2010), to be made on the related Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Rate, and (B) the outstanding principal balance immediately before such prepayment; and (ii) the principal amount being prepaid. As used in this definition, ‘‘Treasury Rate’’ means, as of any payment date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such payment date to July 1, 2010 (and converted to a monthly equivalent yield), as determined by lender on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading ‘‘U.S. Governmental Security/Treasury Constant Maturities’’ or, if such publication is unavailable, such other recognized source of financial market information as shall be selected by lender for the week prior to such payment date.

•	with respect to the Mortgage Loan known as ‘‘Woodbury Lakes,’’ representing 2.12% of the initial Outstanding Pool Balance and 2.91% of the Initial Loan Group 1 Balance, an amount equal to the greater of: (i) 1% of the principal amount of the Mortgage Loan being prepaid or (ii) the Yield Maintenance Amount. As used in this definition, ‘‘Yield Maintenance Amount’’ means the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through October 1, 2015 (the ‘‘YM Release Date’’) (including the amount of any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this definition, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. As used in this definition, the term ‘‘Treasury Rate’’ means the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the YM Release Date plus 50 basis points (0.50%). In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate.

•	with respect to the Mortgage Loan known as ‘‘Stadium Gateway,’’ representing 1.70% of the initial Outstanding Pool Balance and 2.33% of the Initial Loan Group 1 Balance, an amount equal to the greater of (a) the Yield Maintenance Amount, or (b) 1% of the unpaid principal balance of the Note at the time of the prepayment. As used in this definition, ‘‘Yield Maintenance Amount’’ means the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the loan maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. As used in this definition, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. As used in this definition, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

•	with respect to the Mortgage Loans known as "Lodge at Stone Oak Ranch Apartment Homes," "Staybridge Suites – Lincolnshire," "Staybridge Suite – Glenview," "Fairfield Inn & Suites – Lake Oswego" and " Fairfield Inn – Tucson Airport" representing 2.07% of the initial Outstanding Pool Balance and 1.35% of the Initial Loan Group 1 Balance and 4.00% of the Initial Loan Group 2 Balance, an amount equal to the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the loan maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid provided, however, that with respect to the Mortgage Loans known as "Lodge at Stone Oak Ranch Apartment Homes," "Fairfield Inn & Suites – Lake Oswego" and "Fairfield Inn – Tucson Airport," the yield maintenance charge is equal to the greater of (a) 1% of the outstanding principal balance of the related Mortgage Loan at the time of prepayment or (b) the yield maintenance charge calculation set forth in this paragraph. As used in this definition, "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. As used in this definition, "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

•	with respect to the Mortgage Loan known as ‘‘Century Center Parkway Portfolio,’’ representing 1.01% of the initial Outstanding Pool Balance and 1.39% of the Initial Loan Group 1 Balance, an amount equal to the greater of (a) the Yield Maintenance Amount or (b) (i) if the prepayment date is prior to the Lockout Date, 5% of the unpaid principal balance of the Note at the time of such prepayment or (ii) if the prepayment is after the Lockout Date, 1% of the unpaid principal balance of the Note at the time of the prepayment. In this definition, ‘‘Yield Maintenance Amount’’ has the same definition as Yield Maintenance Amount as defined above, with respect to the Mortgage Loan known as ‘‘Stadium Gateway.’’

•	with respect to the Mortgage Loan known as ‘‘300 Billerica Road,’’ representing 0.25% of the initial Outstanding Pool Balance and 0.34% of the Initial Loan Group 1 Balance, an amount equal to the greater of (i) the Permitted Prepayment Yield Maintenance Amount, or (ii) 1% of the unpaid principal balance of the Note at the time of such prepayment. In this definition, ‘‘Permitted Prepayment Yield Maintenance Amount’’ means the present value, as of prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the first day the Mortgage Loan is freely prepayable (the ‘‘Open Date’’) for such Mortgage Loan (including any balloon payment) determined by discounting such payments at the Permitted Prepayment Discount Rate, less the amount of principal being prepaid. The term ‘‘Permitted Prepayment Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Permitted Prepayment Treasury Rate when compounded semi annually. The term ‘‘Permitted Prepayment Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government

Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the period ending on the Open Date. In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Permitted Prepayment Treasury Rate.

•	with respect to the Mortgage Loans known as Canyon Corporate Plaza and 215 West Lake, representing in the aggregate 1.17% of the initial Outstanding Pool Balance and 1.60% of the Initial Loan Group 1 Balance, an amount equal to the sum of (a) the interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the monthly interest period containing the date of prepayment of the Mortgage Loan (the ‘‘YMP Due Date’’), plus (b) the greater of (i) 1% of the unpaid principal balance of the Mortgage Loan on the YMP Due Date or (ii) the product obtained by multiplying (1) the principal balance of the Mortgage Loan on the YMP Due Date (assuming no prepayment of this Note on such date), times (2) the difference obtained by subtracting the Yield Rate (as defined below) from the interest rate on the Mortgage Loan, times (3) the present value factor using the following formula:

1-(1 + r/12)-n r

where:
r = n =	Yield Rate, and the number of monthly interest periods remaining between the YMP Due Date and the scheduled maturity date of the Mortgage Loan

The ‘‘Yield Rate’’ shall be the annualized yield on securities selected by the lender issued by the United States Treasury having a maturity corresponding to the scheduled maturity date of the Mortgage Loan as determined by lender, as quoted in Federal Reserve Statistical Release [H. 15(519)] under the heading ‘‘U.S. Government Securities — Treasury Constant Maturities’’ for the fifth business day preceding the YMP Due Date, converted to a monthly equivalent yield. If yields for such securities of such maturity are not shown in such publication, then the Yield Rate shall be determined by the lender by linear interpolation between the yields of securities of the next longer and next shorter maturities. If said Federal Reserve Statistical Release or any other information necessary for determination of the Yield Rate in accordance with the foregoing is no longer published or is otherwise unavailable, then the Yield Rate shall be determined by the lender based on comparable data.

•	with respect to the Mortgage Loan known as Conexant Building, representing 1.01% of the initial Outstanding Pool Balance and 1.39% of the Initial Loan Group 1 Balance, an amount equal to the sum of (i) an amount equal to the interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the interest period containing the date of prepayment of the Mortgage Loan (unless the prepayment is tendered on the first day of an interest period), plus (ii) the greater of (x) one percent of the principal balance of the Mortgage Loan being prepaid, or (y) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the portion of the Mortgage Loan being prepaid, including, but not limited to, principal and interest on March 11, 2017 (with each such payment discounted to its present value at the first day of the interest period immediately succeeding the date of prepayment (or if the date of prepayment is the 11th day of the month, at the date of prepayment) at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (as defined below), over (2) the principal amount of the Mortgage Loan being prepaid. The ‘‘Prepayment Rate’’ shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of a determination date which is five business days prior to the date the applicable prepayment is applied has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date of the Mortgage Loan, as most recently published in the ‘‘Treasury Bonds, Notes and Bills’’ section of The Wall Street Journal as of such determination date. If more than one issue of United States Treasury Securities has the remaining term to the maturity date, the Prepayment Rate shall be the yield on such United States Treasury Security most recently issued as of such determination date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, the lender shall determine the Prepayment Rate on the basis of ‘‘Statistical Release H.15 (519), Selected Interest Rates,’’ or any successor publication, published by the Board of Governors of the Federal Reserve System, or if the Board of Governors of the Federal Reserve System no longer publishes any such information, on the basis of such other publication or statistical guide as the lender may reasonably select.

•	with respect to the Mortgage Loans known as Rexford Park; Maryland Place and University Club Tower, representing in the aggregate 1.80% of the initial Outstanding Pool Balance and 2.47% of the Initial Loan Group 1 Balance, an amount equal to the sum of (i) an amount equal to the interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the interest period containing the date of prepayment of the Mortgage Loan (the ‘‘Event Date’’), plus (ii) the greater of (x) two percent of the principal balance of the Mortgage Loan on the Event Date, or (y) the sum of two percent of the principal balance of the Mortgage Loan on the Event Date plus an amount equal to the ‘‘Present Value Yield Differential’’, calculated as the excess, if any, of (A) the amount of the monthly interest which would otherwise be payable on the principal balance of the Mortgage Loan from (1) the date (the ‘‘Yield Determination Date’’) which is either (xx) the Event Date (if the required interest payment described in clause (i) above has not been made through the end of the interest period in which the Event Date occurs) or (yy) if the required interest payment described in clause (i) above has been made through the end of the interest period in which the Event Date occurs, the monthly payment date following the end of the interest period containing the Event Date, through and including (2) the maturity date of the Mortgage Loan, minus (B) the amount of the monthly interest the lender would earn if an amount equal to the principal balance of the Mortgage Loan as of the Event Date were invested for the period from the Yield Determination Date through the maturity date of the Mortgage Loan at the Yield Rate (as hereinafter defined), such difference (the ‘‘Yield Differential’’) to be discounted to present value at the Yield Rate using the following formula:

Yield Differential
Present Value Yield Differential =	(1 + r)[n]

where:
r = n =	Yield Rate, and the remaining Weighted Average Life to Maturity (as defined below) from the Yield Determination Date.

The ‘‘Yield Rate’’ shall be the annualized yield on securities issued by the United States Treasury having a maturity corresponding to the then remaining Weighted Average Life to Maturity (as defined below) of the Mortgage Loan as determined by the lender, as quoted in Federal Reserve Statistical Release [H. 15(519)] under the heading ‘‘U.S. Government Securities — Treasury Constant Maturities’’ for the Yield Rate Determination Date (as defined below), converted to a monthly equivalent yield. The term ‘‘Yield Rate Determination Date’’ shall mean the date which is five (5) business days prior to the Yield Determination Date. The term ‘‘Weighted Average Life to Maturity’’ shall mean, at any date, the number of years (including fractional years, expressed as a decimal (e.g., three years and three months = 3.25 years)) obtained by dividing (x) the outstanding principal balance of the Mortgage Loan on the Event Date into (y) the sum total of the Weighted Amortization Products (as defined below) for each Scheduled Principal Payment (as defined below). The ‘‘Scheduled Principal Payment(s)’’ shall mean each then remaining scheduled principal payment (assuming no prepayment or acceleration of the Mortgage Loan), including payment of the outstanding principal balance of the Mortgage Loan on the maturity date of the Mortgage Loan. The ‘‘Weighted Amortization Product’’ for each Scheduled Principal Payment shall mean the product of (A) the amount of such Scheduled Principal Payment multiplied by (B) the number of years (including fractional years, expressed as a decimal) which will elapse between the Yield Determination Date and the date on which such Scheduled Principal Payment is to be made under the Mortgage Loan.

•	with respect to the Mortgage Loans known as Circuit City-Poughkeepsie, NY and Circuit City-Manassas, VA, representing in the aggregate 0.41% of the initial Outstanding Pool Balance and 0.56% of the Initial Loan Group 1 Balance, an amount equal to the sum of (a) interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the monthly interest period containing the date of prepayment of the Mortgage Loan, plus (b) the greater of (i) 1% of the unpaid principal balance of the Mortgage Loan on the date of prepayment or (ii) the aggregate sum (without duplication) of (A) the product obtained by multiplying (1) the entire unpaid principal balance of the Mortgage Loan at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on the Mortgage Loan the yield rate (the ‘‘Yield Rate’’) on the 4.00% U.S. Treasury Security due February 15, 2015 (or, if the lender has elected to make the Anticipated Repayment Date the maturity date, on the 5.375% U.S. Treasury Security due February 15, 2035) (in either event, the ‘‘Specified U.S. Treasury Security’’), as the Yield Rate is reported in The Wall Street Journal on the fifth business day preceding the date of prepayment, times (3) the present value factor calculated using the following formula:

1-(1 + r)-n r

r =	Yield Rate
n =	the number of years, and any fraction thereof, remaining between the prepayment date and the Anticipated Repayment Date

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at the lender’s sole discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, the lender shall determine such Yield Rates from another source selected by the lender.

•	with respect to the Mortgage Loan known as Maverick Creek Villas, representing 0.55% of the initial Outstanding Pool Balance and 2.04% of the Initial Loan Group 2 Balance, an amount equal to the sum of (a) interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the monthly interest period containing the date of prepayment of the Mortgage Loan, plus (b) the greater of (i) 1% of the unpaid principal balance of the Mortgage Loan on the date of prepayment or (ii) the aggregate sum (without duplication) of (A) the product obtained by multiplying (1) the entire unpaid principal balance of the Mortgage Loan at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on the Mortgage Loan the yield rate (the ‘‘Yield Rate’’) on the 4.25% U.S. Treasury Security due August 15, 2015 (the ‘‘Specified U.S. Treasury Security’’), as the Yield Rate is reported in The Wall Street Journal on the fifth business day preceding the date of prepayment, times (3) the present value factor calculated using the following formula:

1-(1 + r)-n r

r =	Yield Rate
n =	the number of years, and any fraction thereof, remaining between the prepayment date and the maturity date

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at the lender’s sole discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, the lender shall determine such Yield Rates from another source selected by the lender.

•	with respect to the Mortgage Loan known as El Clair Medical Building, representing 0.38% of the initial Outstanding Pool Balance and 0.52% of the Initial Loan Group 1 Balance, an amount equal to the sum of (a) interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the monthly interest period containing the date of prepayment of the Mortgage Loan, plus (b) the greater of (i) 2% of the unpaid principal balance of the Mortgage Loan on the date of prepayment or (ii) the aggregate sum (without duplication) of (A) the product obtained by multiplying (1) the entire unpaid principal balance of the Mortgage Loan at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on the Mortgage Loan the yield rate (the ‘‘Yield Rate’’) on the 4.125% U.S. Treasury Security due May 15, 2015 (the ‘‘Specified U.S. Treasury Security’’), as the Yield Rate is reported in The Wall Street Journal on the fifth business day preceding the date of prepayment, times (3) the present value factor calculated using the following formula:

1-(1 + r)-n r

r =	Yield Rate
n =	the number of years, and any fraction thereof, remaining between the prepayment date and the maturity date

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at the lender’s sole discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, the lender shall determine such Yield Rates from another source selected by the lender.

‘‘Prepayment Premium’’ means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges.’’

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield

Maintenance Charges. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified threshold amount and applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risk Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans-Default Interest and Limitations on Prepayments’’ in the prospectus.

Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (‘‘Defeasance’’ or, the option to cause a Defeasance, the ‘‘Defeasance Option’’), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the ‘‘Release Date’’) (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers ‘‘government securities’’ (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the ‘‘Defeasance Collateral’’) in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

In the case of the cross collateralized and cross defaulted Mortgage Loans identified on Annex A-1 as:

•	Beyman Multifamily Portfolio Loan, collectively representing 1.98% of the Initial Outstanding Pool Balance and 7.34% of the Initial Loan Group 2 Balance, or

•	Century Center Parkway Portfolio, collectively representing 1.01% of the Initial Outstanding Pool Balance and 1.39% of the Initial Loan Group 1 Balance,

•	AG Portfolio, collectively representing 0.97% of the Initial Outstanding Pool Balance and 1.33% of the Initial Loan Group 1 Balance, or

•	Wilkinson Portfolio, collectively representing 0.58% of the Initial Outstanding Pool Balance and 2.15% of the Initial Loan Group 2 Balance,

the related Mortgage Loan Documents generally permit each of the related borrowers to obtain a release of the related individual Mortgaged Property securing the related Mortgage Loan from the cross collateralization in the event of a defeasance or prepayment with yield maintenance of a cross collateralized Mortgage Loan or approved transfer of such Mortgaged Property if the remaining Mortgaged Properties meet certain debt service coverage ratio and loan-to-value ratio tests.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement.

In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(1)	the release of a Mortgaged Property or a portion of a Mortgaged Property where such property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria;

(2)	the release of a portion of Mortgaged Property (or a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or allocated loan amount, as applicable, plus a Yield Maintenance Charge.

(3)	with respect to the Mortgage Loan identified as ‘‘Valley View Center’’ on Annex A-1 to this prospectus supplement, representing 4.09% of the initial Outstanding Pool Balance and 5.60% of the Initial Loan Group 1 Balance, the borrower is permitted to purchase the parcel currently owned by Foley’s Department Store and, subject to certain requirements, extend the lien of the Mortgage to include this parcel. Thereafter, the borrower will have the right to sell and release all or a portion of this parcel (at any time), subject to requirements in the loan documents;

(4)	with respect to the Mortgage Loan known as ‘‘Beyman Multifamily Portfolio,’’ representing 1.98% of the initial Outstanding Pool Balance and 7.34% of the Initial Loan Group 2 Balance, the loan documents permit the release of the related cross collateralization arrangement, subject to the satisfaction of conditions, including but not limited to, (A) in connection with a defeasance, (i) delivery of defeasance collateral in an amount sufficient to defease 110% of the outstanding principal amount of the

Mortgage Loan subject to the release (with the extra 10% deposited into a reserve account as additional collateral for the remaining Beyman Rollup loan) and (ii) for the remaining Beyman Rollup loan, a loan to value ratio of not more than 80% and a debt service coverage ratio of at least 1.20x, and (B) in connection with the a sale and assumption of either of the Beyman Rollup loans, (i) for each Mortgaged Property a loan to value ratio of not more than 80% and a debt service coverage ratio of at least 1.05x and (ii) if the partial recourse guaranty is still in effect at the time of transfer, the remaining borrower is required to deposit cash in an amount equal to the applicable recourse amount, which amount will be held as additional collateral until the related Mortgaged Property maintains a minimum occupancy of 90% and a debt service coverage ratio of at least 1.25x.

(5)	with respect to the Mortgage Loan known as ‘‘Century Center Parkway Portfolio,’’ representing 1.01% of the initial Outstanding Pool Balance and 1.39% of the Initial Loan Group 1 Balance, the loan documents permit the release of a Mortgaged Property at a time when one or more related crossed Mortgage Loans are still outstanding (and a release of the related cross collateralization arrangement), subject to the satisfaction of release conditions (including the satisfaction of debt service coverage and loan to value tests and payment of a Yield Maintenance Charge (as described below above ‘‘—Prepayment Provisions’’), plus the payment of an additional 15% of the original principal balance of the Mortgage Loan to be released from the cross (the ‘‘Overage’’), which amount will be held as additional collateral for the remaining crossed loans.

(6)	With respect to the mortgage loan known as ‘‘University Club Tower,’’ representing 0.94% of the outstanding pool balance or 1.29% of the Loan Group 1 balance as of the Cut-Off Date, the related loan documents permit the partial release of a portion of the related mortgaged property provided certain conditions are met, including, among other things, that if certain parking spaces are released as part of the parcel to be released, an acceptable parking easement must be granted in connection with the release for the benefit of the portion of the mortgaged property not released providing for, among other things, access to, and a sufficient amount of, parking spaces to meet requirements of any applicable lease.

(7)	with respect to the Mortgage Loan known as ‘‘Hawthorne Exchange’’ representing 0.57% of the initial Outstanding Pool Balance and 0.77% of the Initial Loan Group 1 Balance, the loan documents permit the partial sale and release of the CountryWide Parcel, the Westcom Parcel (together, the ‘‘Wide West Parcel’’) and the Starbuck’s Parcel (each, an ‘‘Individual Property’’) not sooner than 9 months after the loan closing date and only if all funds on deposit in the Holdback Reserve (as such term is defined in the related deed of trust) have been released, subject to conditions including, but not limited to, (i) payment of an application fee, assumption fee and an amount equal to 1% of the portion of the Note attributable to the Sale Property, (ii) the loan to value ratio for each of the property remaining after the sale (the ‘‘Remaining Property’’) and the Individual Property to be sold (the ‘‘Sale Property’’) is not more than 80% and the debt service coverage ratio for each of the Remaining Property and the Sale Property is at least 1.20x, (iii) the properties that constitute the Wide West Parcel may not be sold individually and (iv) the buyer of the Sale Property assumes the portion of the Mortgage Loan and the allocable amount for such Sale Property.

(8)	with respect to the Mortgage Loan identified as ‘‘Rexford Park’’ on Annex A-1 to this prospectus supplement, representing 0.53% of the initial Outstanding Pool Balance and 0.73% of the Initial Loan Group 1 Balance, the applicable loan documents provide for the prepayment of the loan in connection with the partial release of either parcel A or parcel B (each as more fully described in the applicable loan documents) in an amount equal to the sum of (i) $9,140,625 for release parcel A and (ii) $11,109,375 for release parcel B plus, in either case, a Yield Maintenance Charge, provided that the portion of the mortgaged property not being released have a debt service coverage ratio of at least 1.3x and a loan to value ratio of not more than 75%.

(9)	with respect to the mortgage loan known as ‘‘Buena Park Promenade,’’ representing 0.51% of the outstanding pool balance or 0.71% of the Loan Group 1 balance as of the Cut-Off Date, the related loan documents permit the partial release of several improved portions of the related mortgaged property specifically described in the related loan documents provided certain conditions are met, including, among other things, that (i) the release of any portion be completed no later than 24 months after November 23, 2005 and (ii) the debt service coverage ratio, after giving effect to the release of any applicable portion of the mortgaged property must be maintained with respect to the remaining portion of the mortgaged property at no less than 1.2x, provided further, that, if the release occurs in the first twelve months following November 23, 2005, borrower need only provide to lender a certified rent roll that verifies the anchor tenants are current with respect to rent payments and have not provided notice of termination or intent to go dark;

(10)	with respect to the mortgage loan known as ‘‘Civic Plaza Shopping Center,’’ representing 0.29% of the outstanding pool balance or 0.40% of the Loan Group 1 balance as of the Cut-Off Date, the related loan documents permit the partial release of two income producing parcels of the related mortgaged property described as Parcel 1 and Parcel 2 and specifically described in the applicable loan document provided certain conditions are met, including, among other things with respect to the release of Parcel 2, that, the debt service coverage ratio with respect to the remaining portion of the mortgaged property (not including income generated from either Parcel 1 or Parcel 2) projected for the twelve months following the release of Parcel 2 is equal to or greater than 1.2x;

(11)	With respect to the mortgage loan known as ‘‘Shaw’s Supermarket—Windham, NH,’’ representing 0.27% of the outstanding pool balance or 0.37% of the Loan Group 1 balance as of the Cut-Off Date, the related loan documents permit the partial release of a portion of the related mortgaged property provided certain conditions are met, including, among other things, that, after giving effect to the release of the applicable portion of the mortgaged property, the debt service coverage ratio and the loan to value ratio for the remainder of the term of the loan with respect to the remaining portion of the mortgaged property must be sufficient enough to support a debt service coverage ratio of 1.2 to 1.0 and a loan to value ratio of no more than 80%.

(12)	with respect to the mortgage loan known as ‘‘Battenkill Plaza,’’ representing 0.13% of the outstanding pool balance or 0.18% of the Loan Group 1 balance as of the Cut-Off Date, the related loan documents permit the partial release of improved portions of the related mortgaged property provided certain conditions are met, including, among other things, that, after the release of the applicable portion of the mortgaged property, the remaining portion of the mortgaged property must maintain a debt service coverage ratio of 1.25x at the greater of 7.00% or the actual constant (assuming a thirty year amortization);

Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that the Villas Parkmerced Pooled Trust Component and the Arrowhead Shopping Center Loan, collectively representing approximately 9.93% of the Initial Outstanding Pool Balance, 0.17% of Initial Loan Group 1 Balance and 36.29% of Initial Loan Group 2 Balance are each secured by a

Mortgaged Property that also secures one or more additional loans. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The Villas Parkmerced Loans’’ and ‘‘—The Arrowhead Shopping Center Loan’’ above.

The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

•	With respect to the Mortgage Loans identified as ‘‘3165 Nostrand Avenue’’ and ‘‘Tara Close Apartments’’ on Annex A-1 to this prospectus supplement, representing approximately 0.10% and 0.12%, respectively, of the Initial Outstanding Pool Balance and 0.36% and 0.43%, respectively, of Initial Loan Group 1 Balance, the borrower (in each case) is permitted to obtain an unsecured line of credit from an institutional lender, in an amount up to $1,000,000, provided, among other things, the combined loan-to-value ratio does not exceed 30%.

•	With respect to the Mortgage Loan known as ‘‘Village Plaza’’, representing approximately 0.30% of the Initial Outstanding Pool Balance and 0.42% of the Initial Loan Group 1 Balance, the borrower is permitted to incur unsecured subordinated debt if made by Ramco/Lion Venture LP, a Delaware limited partnership (‘‘Ramco/Lion’’), provided, among other things, that such loan or loans are made for the sole purpose of funding working capital and/or otherwise to improve, alter and remodel the mortgaged property, the payment terms of any such subordinated loan shall not require payments to be made or payments to become due unless and until the Mortgage Loan is fully paid and satisfied, the aggregate outstanding balance of the such subordinated loan and interest accrued and unpaid thereon together with the Mortgage Loan shall not exceed 80% of the value of the mortgaged property and Ramco/Lion shall, prior to making any subordinate loan, must execute and deliver a subordination and standstill agreement in a pre-approved form.

•	With respect to the Mortgage Loan known as ‘‘Woodcrest Corporate Center’’, representing approximately 1.65% of the Initial Outstanding Pool Balance and 2.26% of the Initial Loan Group 1 Balance, the borrowers incurred unsecured indebtedness payable to the seller in connection with the borrowers’ purchase of the mortgaged property in the amount of $200,000 payable one year from the date of the closing of the Mortgage Loan.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the mortgaged property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shares in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers of publicly traded entities,

•	transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers;

•	transfers of minority tenant-in-common interests to third parties, subject in some cases to lender approval or transfers in excess of specified thresholds;

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control of the day to day operations of the borrower, or

•	transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy specified criteria, such as net worth and/or experience related tests and with respect to mortgage loans secured by cooperative apartment buildings, the loan documents permit and lender consent is not required in connection with transfers or termination of proprietary leases with tenant shareholders. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the ‘‘due-on-sale’’ provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt		Holder of Mezzanine Loan	Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement(1)
Villas Parkmerced	$300,000,000	9.81%	$52,000,000	(2)	GACC	LIBOR + 5%	10/09/07(3)	Yes
Westin Philadelphia Hotel	72,000,000	2.35%	$15,000,000	(4)	HEI Hospitality Fund, LLC	14%	11/08/15	Yes
The Harrisburg Portfolio	61,000,000	1.99%	$5,600,000		RAIT Partnership, L.P.	11.5%	10/11/15	Yes
Research Boulevard Center	43,000,000	1.41%	$2,500,000		RAIT Partnership, L.P.	11%	12/11/15	Yes
IBM Call Center	16,600,000	0.54%	$3,920,000		DBMC(6)	6.89%	12/01/13(5)	Yes
Siempre Viva	9,230,000	0.30%	$425,000		Siempre Viva Business Park East, LLC	6%	11/14/15	Yes

(1)	Includes provisions stating that the mezzanine loan is subordinate to the Mortgage Loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related Mortgage Loan.

(2)	As of the date of this prospectus supplement, only $28,000,000 has been funded. Up to an additional $24,000,000 is required to be advanced in connection with certain improvements and renovations subject to the satisfaction of certain conditions in the loan documents.

(3)	With 3 one-year extension options.

(4)	As of the Cut-off Date, only $5,500,000 has been funded.

(5)	The mezzanine loan is fully amortizing; the mezzanine loan borrower purchased bond lease insurance on the mezzanine loan to cover any tenant termination or abatement rights due to condemnation or casualty.

(6)	DBMC means Deutsche Bank Mortgage Capital, L.L.C. (an affiliate of GACC).

In the case of the above described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related Mortgage Loan and (other than with respect to the Siempre Viva Mortgage Loan) the right to purchase the Mortgage Loan from the trust if certain Mortgage Loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan.

With respect to the mortgage loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

Mortgage Loan	Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required(1)
Stadium Gateway(2)	$52,000,000	NA	NA	No
Woodcrest Corporate Center	$50,400,000	80%	1.10x	Yes
Research Boulevard Center	$43,000,000	81.5%	1.10x	Yes
Shorenstein Brisbane	$39,625,000	74%	1.25x	Yes
The Ansonia	$38,000,000	75%	1.50x	Yes
Conexant Building	$31,000,000	75%	1.10x	Yes
Century Center Parkway Portfolio(3)	$31,000,000	NA	NA	No
Willowbrook West Apartments	$28,600,000	90%	1.04x	Yes
Canyon Plaza Shopping Center	$24,850,000	85%	1.20x	Yes
Indian Lake Apartments(4)	$22,000,000	85%	1.15x	Yes
Story and King Plaza	$21,630,000	85%	1.10x	Yes
Deerfield Plaza	$14,400,000	90%	1.10x	Yes
The Links at North Creek	$12,720,000	90%	1.07x	Yes
Courtyard by Marriott — Erlanger	$11,000,000	80%	1.25x	Yes
Residence Inn — Cincinnati Airport	$10,500,000	80%	1.25x	Yes
Spectrum Fitness	$7,713,714	85%	1.10x	Yes
44 Bromfield Street	$7,350,000	85%	1.10x (5)	Yes
Crowne Plaza — Phoenix(6)	$7,200,000	75%	1.45x	Yes
Best Buy — Menomonee Falls, WI	$6,446,382	90%	1.10x	Yes
Oxford Apartments	$4,650,000	90%	1.10x	Yes

(1)	Acceptable to lender.

(2)	One of the sponsors is permitted to pledge its indirect ownership interest in the borrower to an institutional lender as security for a corporate line of credit under which line the institutional lender has no right to foreclose.

(3)	Certain equity owners are permitted to pledge their ownership interest in the borrower to institutional lenders in connection with corporate financings.

(4)	In addition, the loan documents also permit sponsors to pledge their equity interest in the borrower to a Qualified Institution (as defined in the loan documents) to secure a loan in the ordinary course of business that is secured by all of the assets of such sponsor.

(5)	Unless RAIT Partnership, L.P. is the mezzanine lender in which case the required debt service coverage ratio would be 1.07x.

(6)	Permitted in connection with a sale of the Mortgaged Property. The loan documents also require that if the debt service coverage ratio for any month falls below 1.0x, the borrower will be required to deposit additional funds into a seasonality reserve.

The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Trust Fund.

The Mortgage Loan Sellers have notified the Depositor that they are aware that with respect to the following mortgage loans, the borrower has transferred or is permitted to transfer a preferred equity interest to an unaffiliated third party investor, which third party investor may effect a change in control in the related borrower upon the failure of the borrower to satisfy certain obligations:

•	With respect to the mortgage loan identified as ‘‘Beyman Multifamily Portfolio’’ on Annex A-1 to this prospectus supplement, representing approximately 1.98% of the Initial Outstanding Pool Balance and 7.34% of Initial Loan Group 2 Balance, the borrower is permitted to add a preferred equity investor.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt’’ in this prospectus supplement.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The Mortgage Loans generally contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires the applicable Master Servicer or the Special Servicer (subject to the rights of the Directing Holder), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases may be up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See ‘‘—Other Financing,’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements-Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Loans Subject to Government Assistance. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.22, 4.17%, and 2.46%, respectively, of the Initial Outstanding Pool Balance, the three largest of the related loan groups in Loan Group 1 representing approximately 5.78%, 3.47% and 2.47%, respectively, of the Initial Loan Group 1 Balance and the three largest of the related loan groups in Loan Group 2 representing approximately 9.10%, 7.34% and 6.06%, respectively, of the Initial Loan Group 2 Balance. See Annex A-1 for Mortgage Loans with related borrowers.

Single-Tenant Mortgage Loans. In the case of 33 Mortgaged Properties, representing 10.61% of the Initial Outstanding Pool Balance and 14.54% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a ‘‘Single-Tenant Mortgage Loan’’). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 for loan maturity dates and lease expiration dates for the three largest tenants. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. However, certain Single Tenant Mortgage Loans have lease expiration dates (or tenant termination options) that are prior to the related Mortgage Loan Maturity Date.

Geographic Location. The Mortgaged Properties are located throughout 35 states, with the largest concentrations by Initial Outstanding Pool Balance located in California, Texas and Florida. See ‘‘Summary of the Prospectus Supplement—The Mortgage Pool-Characteristics of the Mortgage Pool—Property Locations’’ in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default. 4 groups of the Mortgage Loans, collectively representing approximately 4.55% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The following Mortgage Loans are cross-collateralized and cross-defaulted:

•	Empirian at Steele Park and Colonnade at Germantown, collectively representing 1.98% of the Initial Outstanding Pool Balance and 7.34% of the Initial Loan Group 2 Balance;

•	Century Center Parkway Portfolio, collectively representing 1.01% of the Initial Outstanding Pool Balance and 1.39% of the Initial Loan Group 1 Balance;

•	Top Food & Drug — Auburn, WA; Safeway — Vancouver, WA; Larry's Market — Tukwila, WA and Sherm's Thunderbird Market — Roseburg, OR, collectively representing 0.97% of the Initial Outstanding Pool Balance and 1.33% of the Initial Loan Group 1 Balance; and

•	Magnolia Run; Breckenridge; Country Club and Willow Pointe, collectively representing 0.58% of the Initial Outstanding Pool Balance and 2.15% of the Initial Loan Group 2 Balance.

There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See ‘‘—Property Releases’’ above.

Loan Purpose. 80 of the Mortgage Loans, representing 55.75% of the Initial Outstanding Pool Balance, 48.42% of the Initial Loan Group 1 Balance and 75.56% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. 117 of the Mortgage Loans, representing 44.25% of the Initial Outstanding Pool Balance, 51.58% of the Initial Loan Group 1 Balance and 24.44% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days (except as described below) after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 30 classes (each, a ‘‘Class’’) to be designated as the Class X Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class VPM Certificates, Class S Certificates, Class R Certificates and Class LR Certificates (collectively, the ‘‘Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates (the ‘‘Offered Certificates’’) are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class VPM-1, Class VPM-2, Class VPM-3, Class S, Class R and Class LR Certificates (the ‘‘Private Certificates’’) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an ‘‘REO Property’’); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an ‘‘REO Account’’); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the ‘‘Principal Balance Certificates’’ and each a ‘‘Principal Balance Certificate’’) will have the following aggregate principal balances (each, a ‘‘Certificate Balance’’), in each case, subject to a variance of plus or minus 5%:

Class	Initial Aggregate Certificate Balance	Approximate Percent of Initial Outstanding Pool Balance	Approximate Percent of Credit Support
Offered Certificates
A-1	$72,000,000	2.35%	30.000	%(1)
A-2	$239,000,000	7.81%	30.000	%(1)
A-3	$53,000,000	1.73%	30.000	%(1)
A-AB	$111,000,000	3.63%	30.000	%(1)
A-4	$839,906,000	27.45%	30.000	%(1)
A-1A	$826,636,000	27.02%	30.000	%(1)
A-M	$305,934,000	10.00%	20.000%
A-J	$217,979,000	7.13%	12.875%
B	$22,945,000	0.75%	12.125%
C	$34,417,000	1.12%	11.000%
D	$38,242,000	1.25%	9.750%
E	$49,714,000	1.62%	8.125%
Private Certificates(2)
F	$42,066,000	1.37%	6.750%
G	$38,242,000	1.25%	5.500%
H	$34,418,000	1.13%	4.375%
J	$34,418,000	1.13%	3.250%
K	$15,296,000	0.50%	2.750%
L	$11,473,000	0.38%	2.375%
M	$11,472,000	0.37%	2.000%
N	$7,649,000	0.25%	1.750%
O	$7,648,000	0.25%	1.500%
P	$7,648,000	0.25%	1.250%
Q	$38,242,770	1.25%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates in the aggregate.

(2)	This table does not include the Class VPM Certificates, which have an aggregate certificate balance of $50,000,000.

The Class X Certificates will have a notional balance (the ‘‘Notional Balance’’), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates. The Class X Certificates will have a Notional Balance equal to the aggregate Certificate Balance of the Principal Balance Certificates from time to time. The Notional Balance of the Class X Certificates will not include the certificate balance of the Class VPM Certificates.

Upon initial issuance, the aggregate initial Notional Balance of the Class X Certificates will be $3,059,345,770, subject to a permitted variance of plus or minus 5%. The Notional Balance of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Class S, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Principal Balance Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans (other than the Villas Parkmerced Non-Pooled Trust Component) and the other assets in the Trust (other than the Villas Parkmerced Non-Pooled Trust Component); provided, however, that in the event that

Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under ‘‘—Distributions—Payment Priorities’’ in this prospectus supplement.

The respective Certificate Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates.

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the fourth business day following the related Determination Date, commencing in April, 2006 (each, a ‘‘Distribution Date’’). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the ‘‘Record Date’’). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The ‘‘Percentage Interest’’ evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

The aggregate distribution to be made with respect to the Certificates (other than the Class VPM Certificates) on any Distribution Date will equal the Available Funds. The ‘‘Available Funds’’ for any Distribution Date will be the sum of the following amounts (not including any amount allocable to the Villas Parkmerced Non-Pooled Trust Component) (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicers in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicers or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Master Servicers in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicers pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicers to the appropriate Collection Account (as described under ‘‘—Prepayment Interest Shortfalls’’ below), and (vi) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under ‘‘The Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ below, but excluding the following:

(a) all amounts permitted to be used to reimburse the Master Servicers, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Advances’’;

(b) the aggregate amount of the Servicing Fee (which includes the fees for the Master Servicers and the Trustee and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Master Servicers and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Special Servicing— Special Servicing Compensation’’), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicers or Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

(c) all amounts representing scheduled Monthly Payments due after the related Due Date;

(d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Master Servicers, the Special Servicer, any subservicer and the Trustee are entitled;

(e) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicers, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicers or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f) Prepayment Premiums and Yield Maintenance Charges;

(g) any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

(h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, or the Lower-Tier REMIC or the Villas Parkmerced Loan REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

The ‘‘Monthly Payment’’ with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

‘‘Unscheduled Payments’’ are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Optional Termination’’ and ‘‘—Realization Upon Defaulted Mortgage Loans,’’ and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicers (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See ‘‘Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors’’ in this prospectus supplement.

‘‘Net REO Proceeds’’ with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

‘‘Principal Prepayments’’ are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The ‘‘Collection Period’’ with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicers or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the applicable Master Servicer revises its final report and as a result the Trustee revises its report to DTC after the DTC deadline, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Master Servicers and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

The ‘‘Determination Date’’ is the 11th day of each month or, if such 11th day is not a business day, the next succeeding business day, commencing in April, 2006.

‘‘Net Default Interest’’ with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain additional trust fund expenses (but not including the Special Servicing Fee, Workout Fees or Liquidation Fees) .

‘‘Default Interest’’ with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The ‘‘Default Rate’’ with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The ‘‘Interest Accrual Amount’’ with respect to any Distribution Date and any Class of Certificates (other than the Class VPM, Class S, Class R and Class LR Certificates), is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

‘‘Appraisal Reduction Amount’’ is the amount described under ‘‘—Appraisal Reductions’’ below.

The ‘‘Interest Accrual Period’’ with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An ‘‘Interest Shortfall’’ with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The ‘‘Pass-Through Rate’’ for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass Through Rate of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass Through Rate for such Class (as described in ‘‘Executive Summary — The Certificates’’ in this prospectus supplement) and the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will, at all times, be equal to a fixed rate per annum subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date is equal to approximately         % per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date generally is equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their Certificate Balances).

Each of the Class S, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class S Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The ‘‘Weighted Average Net Mortgage Pass-Through Rate’’ for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans (other than the Villas Parkmerced Non-Pooled Trust Component) of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (other than the Villas Parkmerced Non-Pooled Trust Component) as of the immediately preceding Distribution Date.

The ‘‘Due Date’’ with respect to any Mortgage Loan and any month, is the first or eleventh day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

The ‘‘Net Mortgage Pass-Through Rate’’ with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan (in the case of the Villas Parkmerced Loan, the Villas Parkmerced Pooled Trust Component only) for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class VPM, Class S, Class R and Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

The ‘‘Mortgage Rate’’ with respect to each Mortgage Loan (in the case of the Villas Parkmerced Loan, the Villas Parkmerced Pooled Trust Component only), Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by the applicable Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

The ‘‘Principal Distribution Amount’’ for any Distribution Date will be equal to the sum of the following items without duplication (but excluding any amounts received or advanced with respect to the Villas Parkmerced Non-Pooled Trust Component):

(i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(ii) the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ and ‘‘—Optional Termination’’;

(iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(vi) all other Principal Prepayments received in the related Collection Period; and

(vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to any Property Advances that are Nonrecoverable Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances that are part of a Workout-Delayed Reimbursement Amount, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances (that are Nonrecoverable Advances or part of a Workout-Delayed Reimbursement Amount), the Serviced Loan Combinations, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

The ‘‘Group 2 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

The ‘‘Assumed Scheduled Payment’’ with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

An ‘‘REO Loan’’ is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses.

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/ Master Servicers	The Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan.	monthly	Interest payment on the related mortgage loan
Additional Master Servicing Compensation/Master Servicers	Prepayment interest excess.	time to time	Any actual prepayment interest excess
Additional Master Servicing Compensation/Master Servicers	All late payment fees and net default interest (other than that accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain additional trust fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees).
50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans.
	100% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges).	time to time	The related fees
Additional Master Servicing Compensation/Master Servicers	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income
Special Servicing Fee/ Special Servicer	The Stated Principal Balance of each Specially Serviced Mortgage Loan and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan subject to a minimum monthly amount equal to $4,000 with respect to each such specially serviced loan and REO Loan, and will be payable monthly.	monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account
Workout Fee/Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan.	monthly	The related collection of principal or interest
Liquidation Fee/ Special Servicer	1.00% of each recovery of Liquidation Proceeds, except as specified under ‘‘The Pooling and Servicing Agreement —Special Servicing—Special Servicing Compensation.’’	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Additional Special Servicing Compensation/Special Servicer	All late payment fees and net default interest (accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain Trust expenses.
	50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans.	from time to time	The related fees
	All investment income received on funds in any REO Account.	Monthly	The investment income
Trustee Fee/Trustee	The Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the mortgage loan.	Monthly	Payment of interest on the related Mortgage Loan
Expenses
Reimbursement of Property Advances/ Master Servicers and Special Servicer/ Trustee	To the extent of funds available, the amount of any Property Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.
Interest on Property Advances/Master Servicers and Special Servicer/ Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account
Reimbursement of P&I Advances/Master Servicers/Trustee	To the extent of funds available, the amount of any P&I Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.
Interest on P&I Advances/Master Servicers/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from all collections in the Collection Account.
Indemnification Expenses/Trustee, Master Servicers and Special Servicer	Amounts for which the Trustee, the Master Servicers and the Special Servicer are entitled to indemnification.	per occurrence or time of claim	All collections in the Collection Account

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Trust Fund Expenses not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from all collections in the Collection Account

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of either Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the applicable Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to pay interest, pro rata,

•	on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements,

•	on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for each such Class, and

•	on the Class X Certificates from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class;

provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, in reduction of the Certificate Balances thereof concurrently,

(A) to the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates:

(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date,

(ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date (or the portion remaining after distributions on the Class A-AB Certificates pursuant to clause (i) above) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero,

(iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-AB Certificates pursuant to clause (i) above and distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero,

(iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-AB Certificates pursuant to clause (i) above and distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero,

(v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-AB Certificates pursuant to clause (i) above and distributions on the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

(vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3, and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero, and

(B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class A-J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-seventh, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-ninth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fortieth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-second, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-third, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-fourth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-fifth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-sixth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-seventh, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-eighth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-ninth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fiftieth, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-first, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-second, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-third, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-fifth, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-sixth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-eighth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-ninth, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixtieth, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-first, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-second, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-third, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixty-fourth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-fifth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-seventh, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixty-eighth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Sixty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Seventieth, to the Class Q Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventy-first, to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Seventy-second, to the Class Q Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Seventy-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to ‘‘pro rata’’ in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The ‘‘Crossover Date’’ is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in ‘‘—Distributions—Distributions of Available Funds’’ above. The ‘‘Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

The Villas Parkmerced Non-Pooled Trust Component will not be included in either Loan Group 1 or Loan Group 2.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class J Certificates (other than the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class J Certificates (other than the Class A-1A Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: the holders of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of

Certificates and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

The ‘‘Base Interest Fraction’’ for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class J Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the applicable Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the applicable Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

In the case of the Serviced Loan Combinations (other than with respect to the Arrowhead Shopping Center Loan Combination as described under ‘‘Description of the Mortgage Pool—Split Loan Structures— The Arrowhead Shopping Center Loan Combination—Distributions’’ in this prospectus supplement), Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans (and in the case of the Villas Parkmerced Loan Combination, the Villas Parkmerced Non-Pooled Trust Component).

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	December 15, 2010
Class A-2	March 15, 2011
Class A-3	January 15, 2013
Class A-AB	May 15, 2015
Class A-4	December 15, 2015
Class A-1A	January 15, 2016
Class A-M	January 15, 2016
Class A-J	February 15, 2016
Class B	February 15, 2016
Class C	February 15, 2016
Class D	February 15, 2016
Class E	February 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined herein under ‘‘Yield and Maturity Considerations —Weighted Average Life’’). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

The ‘‘Rated Final Distribution Date’’ of the Offered Certificates will be January 2046, the first Distribution Date after the 36th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Realized Losses

The Certificate Balance of the Certificates (other than the Class VPM Certificates) will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, ‘‘Realized Loss’’ with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X and Class VPM Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (other than the Villas Parkmerced Non-Pooled Trust Component) (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Principal Balance Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class Q Certificates, second, to the Class P Certificates, third, to the Class O Certificates, fourth, to the Class N Certificates, fifth, to the Class M Certificates, sixth, to the Class L Certificates, seventh, to the Class K Certificates, eighth, to the Class J Certificates, ninth, to the Class H Certificates, tenth, to the Class G Certificates, eleventh, to the Class F Certificates, twelfth, to the Class E Certificates, thirteenth, to the Class D Certificates, fourteenth, to the Class C Certificates, fifteenth, to the Class B Certificates, sixteenth, to the Class A-J Certificates, seventeenth, to the Class A-M Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the special servicing fee);

•	extraordinary expenses of the Trust and other additional expenses of the Trust;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under ‘‘The Pooling and Servicing Agreement—Modifications,’’ in this prospectus supplement or otherwise.

Losses with respect to the Villas Parkmerced Loan will first be allocated to the Villas Parkmerced Non-Pooled Trust Component, up to its Stated Principal Balance, and then to the Villas Parkmerced Pooled Trust Component.

Net Prepayment Interest Shortfalls, as described under ‘‘—Prepayment Interest Shortfalls’’ in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class VPM Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class X Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

Prepayment Interest Shortfalls

For any Distribution Date, a ‘‘Prepayment Interest Shortfall’’ will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and each Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a ‘‘Prepayment Interest Excess’’ will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates (other than the Class S Certificates) and fees payable to the Trustee and the Master Servicers.

With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a previously Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Holder), the applicable Master Servicer of such Mortgage Loan will be required to deliver to the Trustee for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the ‘‘Master Servicer Prepayment Interest Shortfall’’), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan) serviced by the applicable Master Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the applicable Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order, the portion of the Master Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Master Servicing Fee computed at a rate of 0.02% per annum and paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than Specially Serviced Mortgage Loans).

‘‘Net Prepayment Interest Shortfall’’ means with respect to the Mortgage Loans serviced by the applicable Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates (other than the Class VPM Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class. Notwithstanding the foregoing, with respect to the Villas Parkmerced Loan, the excess of any Prepayment Interest Shortfall over the portion of the Servicing Fee for such Mortgage Loan being paid in the applicable period (subject to the 0.02% per annum limitation described above, to the extent applicable to the related prepayment) will be allocated first to the Villas Parkmerced Non-Pooled Trust Component up to its Stated Principal Balance and then to the Villas Parkmerced Pooled Trust Component; the portion of such excess allocated to the Villas Parkmerced Pooled Trust Component shall be included in the Net Prepayment Interest Shortfall allocated to the Certificates (other than the Class VPM Certificates) and the portion of such excess allocated to the Villas Parkmerced Non-Pooled Trust Component shall be allocated to the Class VPM Certificates.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the applicable Master Servicer exceeds the Master Servicer Prepayment Interest Shortfalls for all Mortgage Loans serviced by the applicable Master Servicer as of any Distribution Date, such excess amount (the ‘‘Net Prepayment Interest Excess’’) will be payable to such Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,

Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the ‘‘Subordinate Certificates’’) to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates The Class A-M Certificates will be likewise protected by the subordination of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates. The Class A-J Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class Q Certificates, second, to the Class P Certificates, third, to the Class O Certificates, fourth, to the Class N Certificates, fifth, to the Class M Certificates, sixth, to the Class L Certificates, seventh, to the Class K Certificates, eighth, to the Class J Certificates, ninth, to the Class H Certificates, tenth, to the Class G Certificates, eleventh, to the Class F Certificates, twelfth, to the Class E Certificates, thirteenth, to the Class D Certificates, fourteenth, to the Class C Certificates, fifteenth, to the Class B Certificates, sixteenth, to the Class A-J Certificates, seventeenth, to the Class A-M Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’) will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Loan Combination and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the applicable Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an ‘‘Appraisal Reduction Event’’), an Appraisal Reduction Amount will be calculated. The ‘‘Appraisal Reduction Amount’’ for any Distribution Date and for any Mortgage Loan or the Serviced Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer and will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Loan Combination over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the applicable Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Loan Combinations having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Serviced Loan Combination, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Loan Combination (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans or an applicable Serviced Loan Combination having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans or an applicable Serviced Loan Combination having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a ‘‘Small Loan Appraisal Estimate’’) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the applicable Master Servicer, the Special Servicer and the Trustee an appraisal satisfactory to the Special Servicer that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Loan Combination based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Trustee, the applicable Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination, any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an ‘‘Updated Appraisal’’) or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination. Any Appraisal Reduction on a Serviced Loan Combination will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan. Any Appraisal Reduction Amount allocable for the Villas Parkmerced Loan will be allocated first to the Villas Parkmerced Non-Pooled Trust Component (up to the full principal balance thereof) and then to the Villas Parkmerced Pooled Trust Component.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the applicable Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under ‘‘The Pooling and Servicing Agreement — Advances’’ in this prospectus supplement.

A ‘‘Modified Mortgage Loan’’ is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Loan Combination or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates and multiples of $1 in excess thereof; and (ii) $25,000 with respect to Classes B, C, D and E Certificates and multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a ‘‘Definitive Certificate’’) representing its interest in such Class, except under the limited circumstances described in the prospectus under ‘‘Description of the Certificates-Book-Entry Registration and Definitive Certificates.’’ Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (‘‘Clearstream’’) and Euroclear participating organizations, the ‘‘Participants’’), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A ‘‘Certificateholder’’ under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicers, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicers, the Special Servicer, the Trustee, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicers or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicers or Special Servicer or otherwise benefit the Master Servicers or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicers, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (‘‘Certificate Owners’’) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Registrar and the Master Servicers will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (‘‘Holders’’). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the ‘‘Pass-Through Rate’’ in the ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See ‘‘Yield and Maturity Considerations’’ in the prospectus, ‘‘Description of the Offered Certificates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘The Pooling and Servicing Agreement—Amendment’’ and ‘‘—Modifications’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of the Mortgage Loans — Foreclosure’’ in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated

Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicers nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See ‘‘Risk Factors−Risks Related to the Mortgage Loan−Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See ‘‘Description of the Mortgage Pool — Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The yield on any class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 4 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (‘‘CPR’’) model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date. The columns headed ‘‘25%,’’ ‘‘50%,’’ ‘‘75%,’’ and ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out

Period, Defeasance Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under ‘‘Description of the Mortgage Pool-Additional Loan Information’’ and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the ‘‘Modeling Assumptions’’):

(i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

(ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first or eleventh day of each month commencing in April 2006;

(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

(v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

(vi) all Mortgage Loans accrue interest under the method specified in Annex A-1. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement;

(vii) no party exercises its right of optional termination described herein;

(viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund; and the holder of the Villas Parkmerced Non-Pooled Trust Component, the Villas Parkmerced B Loan and the Arrowhead Shopping Center B Loan will not exercise its option to purchase the related Mortgage Loan;

(ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(x) there are no additional Trust expenses;

(xi) distributions on the Certificates are made on the fourth business day following the Determination Date occurring in each month, commencing in April 2006;

(xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(xiii) the Closing Date is March 14, 2006;

(xiv) each ARD Loan in the Trust is paid in full on its Anticipated Repayment Date;

(xv) with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee and the Trustee Fee accrue on the same basis as interest accrues on such Mortgage Loan; and

(xvi)    the Villas Parkmerced Loan was modeled based on the principal balance of the related Loan Combination but only the portions of such cash flow due with respect to the Cut-off Date Balance of the related Villas Parkmerced Pooled Trust Component (and not the Villas Parkmerced Non-Pooled Trust Component or Villas Parkmerced Subordinate Companion Loans) were included in the tables presented herein.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	88	88	88	88	88
March 2008	74	74	74	74	74
March 2009	54	54	54	54	54
March 2010	28	28	28	28	28
March 2011 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	3.0	3.0	3.0	3.0	3.0

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	4.8	4.8	4.8	4.8	4.5

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	6.8	6.8	6.7	6.7	6.6

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	77	77	77	77	77
March 2013	57	57	57	57	57
March 2014	31	31	30	29	25
March 2015	4	0	0	0	0
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	7.2	7.2	7.2	7.2	7.1

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013	100	100	100	100	100
March 2014	100	100	100	100	100
March 2015	100	100	99	98	92
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.6	9.6	9.6	9.5	9.4

Percentages of the Initial Certificate Balance
of the Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	99	99	99	99	99
March 2011	61	61	61	61	61
March 2012	61	61	61	61	61
March 2013	60	60	60	60	60
March 2014	59	59	59	59	58
March 2015	56	56	56	56	56
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	7.6	7.6	7.6	7.6	7.4

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013	100	100	100	100	100
March 2014	100	100	100	100	100
March 2015	100	100	100	100	100
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.8	9.8	9.8	9.8	9.6

Percentages of the Initial Certificate Balance
of the Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013	100	100	100	100	100
March 2014	100	100	100	100	100
March 2015	100	100	100	100	100
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.9	9.9	9.9	9.8	9.6

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013	100	100	100	100	100
March 2014	100	100	100	100	100
March 2015	100	100	100	100	100
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.9	9.9	9.9	9.8	9.7

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013	100	100	100	100	100
March 2014	100	100	100	100	100
March 2015	100	100	100	100	100
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.9	9.9	9.9	9.9	9.7

Percentages of the Initial Certificate Balance
of the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013	100	100	100	100	100
March 2014	100	100	100	100	100
March 2015	100	100	100	100	100
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.9	9.9	9.9	9.9	9.7

Percentages of the Initial Certificate Balance
of the Class E Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance — Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100	100	100	100	100
March 2007	100	100	100	100	100
March 2008	100	100	100	100	100
March 2009	100	100	100	100	100
March 2010	100	100	100	100	100
March 2011	100	100	100	100	100
March 2012	100	100	100	100	100
March 2013	100	100	100	100	100
March 2014	100	100	100	100	100
March 2015	100	100	100	100	100
March 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.9	9.9	9.9	9.9	9.7

Certain Price/Yield Tables

The tables set forth below show the corporate bond equivalent (‘‘CBE’’) yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates under the Modeling Assumptions.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of March 14, 2006 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including March 1, 2006 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance And Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class E Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR		25% CPR		50% CPR		75% CPR		100% CPR
[ ]	[	]%	[	]%	[	]%	[	]%	[	]%
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]	[	]	[	]
Weighted Average Life (yrs)	[	]	[	]	[	]	[	]	[	]
First Principal Payment Date	[	]	[	]	[	]	[	]	[	]
Last Principal Payment Date	[	]	[	]	[	]	[	]	[	]

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 2006 (the ‘‘Pooling and Servicing Agreement’’), entered into by the Depositor, the Master Servicers, the Special Servicer and the Trustee.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Attention: Corporate Trust Services (CD 2006-CD2).

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicers and the Special Servicer to diligently service and administer their respective Mortgage Loans and the Serviced Loan Combinations.

The Master Servicers and the Special Servicer are required to diligently service and administer the Mortgage Loans and the Serviced Loan Combinations, in the best interests of and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan as determined by the Midland Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related intercreditor agreement, if applicable, and the terms of the Mortgage Loans or Serviced Loan Combinations, as applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

•	the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan as determined by such servicer in its reasonable judgment); and

•	the same care, skill, prudence and diligence with which the such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole but giving due consideration to the subordinate nature of the related B Loan, as determined by such servicer in its reasonable judgment) but without regard to:

(A) any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(B) the ownership of any Certificate or any Serviced Companion Loan by such servicer or any affiliate of it;

(C) the Master Servicers’ obligation to make Advances;

(D) such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(F) any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(G) any obligation of the applicable Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (the foregoing, collectively referred to as the ‘‘Servicing Standard’’).

The Master Servicers and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicers, the Special Servicer nor any of their respective directors, officers, employees members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either of the Master Servicers or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the applicable Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Serviced Loan Combinations, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the applicable Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Advances

Each Master Servicer will, with respect to the Mortgage Loans it is master servicing, be obligated to advance, on the business day immediately preceding a Distribution Date (the ‘‘Master Servicer Remittance Date’’) an amount (each such amount, a ‘‘P&I Advance’’) equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan (included the Villas Parmerced Non-Pooled Trust Component) that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the applicable Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the applicable Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Master Servicers nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the applicable Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to each Mortgage Loan that is part of a Loan Combination, the Midland Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement; provided that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan may also be made first from amounts collected on the B Loan.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicers will also be obligated (subject to the limitations described herein) to make advances (‘‘Property Advances,’’ and together with P&I Advances, ‘‘Advances’’) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property. In addition if the Special Servicer requests that the applicable Master Servicer make a Property Advance and such Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The Midland Master Servicer will also be obligated to make Property Advances with respect to the Serviced Loan Combinations.

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations, the Midland Master Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan and then from general collections of the Trust.

To the extent that a Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicers or Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Each Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to a Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations).

Each Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the ‘‘Advance Rate’’) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations). Each Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The ‘‘Prime Rate’’ is the rate, for any day, set forth as such in the ‘‘Money Rates’’ section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicers or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the applicable Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that a Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of that Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole), the Special Servicer will be required to direct the applicable Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicers, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (‘‘Related Proceeds’’) prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Any such determination with respect to the recoverability of Advances by either of the Master Servicers or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Master Servicers and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the applicable Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicers and the Trustee notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination shall be conclusive and binding on the Master Servicers, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combinations, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance (including P&I Advances with respect to the Villas Parkmerced Non-Pooled Trust Component) made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). At any time after such determination, the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders. In addition, the Master Servicers, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or a Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’), first, only out of principal collections in the Collection Account (or, with respect to a Serviced Loan

Combination, first out of the related custodial account), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicers or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicers or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicers or the Special Servicer, as applicable, and the Master Servicers will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicers, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Master Servicers, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicers or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

‘‘Unliquidated Advance’’ means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Serviced Loan Combination or REO Property in respect of which the Advance was made.

To the extent a P&I Advance in respect of the Villas Parkmerced Non-Pooled Trust Component is determined to be a Nonrecoverable Advance and is required to be reimbursed from the principal portion or interest portion of general collections on the Mortgage Loans as described above, such reimbursement will be made first from the applicable collections in Loan Group 2 and, if the applicable collections in Loan Group 2 are not sufficient to make such reimbursement in full, then from the applicable collections in Loan Group 1 (after giving effect to any reimbursements of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to Loan Group 1).

Accounts

Collection Account. Each Master Servicer will establish and maintain one or more segregated accounts (collectively, the ‘‘Collection Account’’) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans serviced by it, other than amounts permitted to be withheld by each Master Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Loan Combination will not be deposited into the Collection Account, but will be deposited into a separate custodial account. Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the ‘‘Distribution Account’’) in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Master Servicers will remit on or before each Master Servicer Remittance Date to the Trustee, and the Trustee will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee. To the extent the Master Servicers fail to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement.

Interest Reserve Account. The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day’s interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

Excess Interest. The Trustee is required to establish and maintain the ‘‘Grantor Trust Distribution Account’’ in its own name for the benefit of the Class S Certificateholders. On each Distribution Date, the Trustee is required to distribute from the Grantor Trust Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class S Certificates.

‘‘Excess Interest’’ with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

The Trustee will also establish and maintain one or more segregated accounts or sub-accounts for, the Villas Parkmerced Loan REMIC Distribution Account, the ‘‘Lower-Tier Distribution Account,’’ the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Excess Liquidation Proceeds Account,’’ each in its own name for the benefit of the holders of the Certificates.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Villas Parkmerced Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicers on behalf of the Trustee) on behalf of the holders of Certificates, and, in the case of the Serviced Loan Combinations, the holder of the related Serviced Companion Loan and, with respect to the Villas Parkmerced Loan REMIC Distribution Account and the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Villas Parkmerced Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the "Grantor Trust Distribution Account" and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least ‘‘A-1’’ by S&P and ‘‘P-1’’ by Moody’s Investors Service, Inc. (‘‘Moody’s’’), in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least ‘‘AA–" by S&P (or ‘‘A+’’ if the related short-term rating is at least ‘‘A-1’’) and ‘‘Aa3’’ by Moody’s or (B) as to which the Trustee has received written confirmation from each rating agency then rating any Certificates that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicers, or (iv) with PNC Bank so long as PNC Bank’s long-term unsecured debt rating is at least ‘‘A’’ from S&P and ‘‘A1’’ from Moody’s and its short-term unsecured debt rating is at least ‘‘A-1’’ from S&P (if the deposits are to be held in the account for more than 30 days) or PNC Bank’s short-term deposit or short-term unsecured debt rating is at least ‘‘A-1’’ from S&P or ‘‘P-1’’ from Moody’s (if the deposits to be held in accounts for 30 days or less).

With respect to each of the accounts, the party that maintains such account (i.e. the applicable Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Trustee will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, each Master Servicer will have the right to invest the funds in the Collection Account maintained by it and the Midland Master Servicer will have the right to invest the funds in the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Trustee, each Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made. The transaction accounts and account activity conducted by the Master Servicers, Special Servicer or Trustee with respect to any account maintained by it will not be independently verified by any other person or entity. Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property), and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date. Cash deposited in the Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date. Cash in the Interest Reserve Account will be disbursed as described above under ‘‘—Interest Reserve Account.’’

The Master Servicers may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of ‘‘Due-On-Sale’’ and ‘‘Due-On-Encumbrance’’ Clauses

Due-On-Sale Clauses. In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of ‘‘due-on-sale’’ clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, without limitation, the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), (b) provide that the Mortgage Loans or Serviced Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Midland Master Servicer (with respect to each Mortgage Loan and any related Companion Loan sold to the Trust by PNC Bank (each a ‘‘PNC Loan’’ ) that is not then a Specially Serviced Mortgage Loan) or the Special Servicer (with respect to all other Mortgage Loans and Specially Serviced Mortgage Loans) will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Midland Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Midland Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Midland Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Midland Master Servicer’s or the Special Servicer’s, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Midland Master Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to any Mortgage Loan (together with any Mortgage Loans cross collateralized with such Mortgage Loan) that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or (ii) Moody’s with respect to any Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Midland Master Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ and ‘‘—Modifications’’ in this prospectus supplement.

The Master Servicers must promptly forward any request for an assumption of a Mortgage Loan or Serviced Loan Combination, other than a performing PNC Loan, to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph. The Special Servicer will also have the right to review the materials prepared by the Midland Master Servicer in connection with any assumption of a performing PNC Loan and to give final approval to (i) the approval of any such assumption and (ii) any determination by the Midland Master Servicer that in the case of a PNC Loan described in clause (c) of the immediately prior paragraph, that the conditions to transfer or assumption of such PNC Loan have been satisfied. Furthermore, the Special Servicer may approve any assumption of a performing PNC Loan regardless of the initial determination made by the Midland Master Servicer. In each case however, the Special Servicer will also be required to obtain the consent of the Directing Holder to any assumption or substitution (whether of a performing PNC Loan, any other performing Mortgage Loan or a Specially Serviced Mortgage Loan), to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’

Due-On-Encumbrance Clauses. In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of a ‘‘due-on-encumbrance’’ clause (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied. The Midland Master Servicer (with respect to each performing PNC Loan) or the Special Servicer (with respect to all other Mortgage Loans and Specially Serviced Mortgage Loans) will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Midland Master Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from S&P and Moody’s that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan (together with any Mortgage Loans cross collateralized with such Mortgage Loan) that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is less than 1.20x or, in the case of Moody’s, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Midland Master Servicer or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan.

The Master Servicers must promptly forward any request for the waiver of any due on encumbrance clause of a Mortgage Loan or Serviced Loan Combination, other than a performing PNC Loan, to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph. The Special Servicer will also have the right to review the materials prepared by the Midland Master Servicer in connection with the waiver of any due-on-encumbrance clauses with regard to any performing PNC Loan and to give final approval to (i) any such waiver with regard to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan and (ii) any determination by the Midland Master Servicer that the conditions to further encumbrance of a Mortgage Loan or Serviced Loan Combination described in clause (c) of the immediately preceding paragraph have been satisfied. Furthermore, the Special Servicer may approve any further encumbrance of a performing PNC Loan regardless of the initial determination made by the Midland Master Servicer. In each case however, the Special Servicer will be required to obtain the consent of the Directing Holder to any such waiver of a due-on-encumbrance clause (whether of a performing PNC Loan, any other performing Mortgage Loan or a Specially Serviced Mortgage Loan), to the extent described in this prospectus supplement under ’’ — Special Servicing.’’ See ‘‘Certain Legal Aspects of Mortgage Loans — Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus.

Inspections

Each Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property serviced by it at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged

Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2007; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that a Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous six months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the applicable Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The applicable Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the applicable Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, each Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(a) the Master Servicers will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the applicable Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(b) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicers must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c) the Master Servicers will have no obligation beyond using their reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the applicable Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d) except as provided below (including under clause (vii)), in no event will the applicable Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that such Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by applicable Master Servicer in accordance with the Servicing Standard, not less frequently than annually, and, to the extent consistent with the Servicing Standard, such Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

(e) to the extent the applicable Master Servicer itself is required to maintain insurance that the borrower does not maintain, such Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(f) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the applicable Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder have consented to a waiver (including a waiver to permit the applicable Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

provided, however, that any determination by the Master Servicers that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Holder; provided, further, that the Master Servicers will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Holder; and, provided, further, that while approval is pending, the Master Servicers will not be in default or liable for any loss.

Notwithstanding the provision described in clause (iv) above, each Master Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Loan Combination, will be required to obtain the approval or disapproval of the Special Servicer and the Directing Holder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing’’). The Master Servicers will be entitled to conclusively rely on the determination of the Special Servicer.

In addition, you should assume that the Pooling and Servicing Agreement will prohibit each Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing.’’ The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicers as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the applicable Master Servicer, with respect to that Mortgage Loan.

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the applicable Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case such Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under ‘‘—Advances’’ in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicers to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the applicable Master Servicer to cause that coverage to be maintained under that Master Servicer’s force-placed insurance policy. In such case, the applicable Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under that Master Servicer’s existing force-placed policy.

If either (x) the applicable Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or the Serviced Loan Combinations or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) such Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than ‘‘A’’ by S&P and ‘‘A2’’ by Moody’s and the applicable Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then such Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicers or the Special Servicer may be recovered by the Master Servicers or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicers or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Loan Combinations, nor will any Mortgage Loan be subject to FHA insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (the ‘‘Mortgage Loan Purchase Agreements’’). See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the ‘‘Custodian’’), the Note and certain other documents and instruments (the ‘‘Mortgage Loan Documents’’) with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Master Servicers, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1) the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the cut-off date;

(2) as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan, including those pertaining to usury;

(3) immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan;

(4) the proceeds of the subject mortgage loan have been fully disbursed and there is no requirement for future advances thereunder by the lender;

(5) each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(6) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default Interest, late fees, Excess Interest, prepayment premiums or yield maintenance charges;

(7) each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary limitations set forth in clause (v) above);

(8) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the mortgagor’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property;

(9) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority.

(10) to the applicable mortgage loan seller’s actual knowledge as of the cut-off date, and to the applicable mortgage loan seller’s actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan and to the applicable mortgage loan sealer’s actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

(11) as of the date of its origination, all insurance coverage required under each related mortgage instrument, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any coinsurance provisions, was in full force and effect with respect to each related mortgaged real property;

(12) as of the date of initial issuance of the offered certificates, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

(13) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable-mortgage loan seller’s affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

The Pooling and Servicing Agreement requires that the Custodian, each Master Servicer, the Special Servicer or the Trustee notify the Depositor, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, each Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from a Master Servicer, the Special Servicer, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in ‘‘—Special Servicing—Special Servicing Compensation’’ and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicers, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the ‘‘Repurchase Price’’) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a ‘‘Replacement Mortgage Loan’’) for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the ‘‘Removed Mortgage Loan’’) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Villas Parkmerced Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Villas Parkmerced Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each rating agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

A ‘‘Qualified Substitute Mortgage Loan’’ is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Controlling Class Representative and (v) the Trustee has received prior confirmation in writing by each rating agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any Class of Certificates then rated by the rating agency.

The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Master Servicers, the Special Servicer or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC or the Villas Parkmerced Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer

Each Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the applicable Master Servicer or Special Servicer may not otherwise resign from its obligations and duties as such Master Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the applicable Master Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the applicable Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which such Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicers or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicers or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicers or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicers and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers and the

Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to a Serviced Loan Combination, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan, except that with respect to the Arrowhead Shopping Center Loan Combination, such allocation first to the related B Loan shall only apply during the occurrence and continuance of a Material Default). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicers or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Master Servicers or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicers and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account, as described in the second preceding paragraph, except that with respect to the Arrowhead Shopping Center Loan Combination, the Depositor will not be entitled to reimbursement).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust Fund or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicers and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicers, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicers or the Special Servicer or exercise any right of the Master Servicers or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, from the related custodial account, except that with respect to the Arrowhead Shopping Center Loan Combination, the Depositor will not be entitled to reimbursement), to the extent not recoverable from the Master Servicers or Special Servicer, as applicable. Any such action by the Depositor will not relieve the applicable Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which such Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of such Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the applicable Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to each Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by a Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by a Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless such Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Trustee, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by the Midland Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted;

(b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicers for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicers will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicers for any loss of income on such amount suffered by the Master Servicers due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicers;

(c) any failure by a Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by such Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage if the Master Servicer had prior notice of the related borrower's failure to pay such taxes, assessments or insurance premium) after written notice of the failure has been given to such Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicers or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a

Serviced Companion Loan, if affected; provided, however, if that failure (other than the failure to provide reports and items specified under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of a Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicers, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of such Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) a Master Servicer or the Special Servicer has been removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal;

(g) a servicing officer of the applicable Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

(h)  a Master Servicer or Special Servicer, shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable notice or cure period (but that with respect to any primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the "Sub-Servicing Entity") retained by (x) the Midland Master Servicer or Special Servicer (but excluding one which the Midland Master Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) the Sub-Servicing Entity will be automatically terminated if it defaults in accordance with the provision of this clause (h) and the Midland Master Servicer or Special Servicer will be required to provide the reports required by the Sub-Servicing Entity and if the Midland Master Servicer or Special Servicer fails to do so it shall be an event of default with respect to the Midland Master Servicer or Special Servicer or (y) the Wachovia Master Servicer (but excluding one which the Wachovia Master Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller), the Wachovia Master Servicer will be in default if the Sub-Servicing Entity defaults in accordance with the provision of this clause (h)).

Rights Upon Event of Default

If an Event of Default with respect to a Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of such Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of a Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, such Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the applicable Master Servicer is also the Special Servicer and such Master Servicer is terminated, then such Master Servicer will also be terminated as Special Servicer. Except for the Directing Holder’s right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Master Servicers or Special Servicer if an Event of Default with respect to the Master Servicers or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

On and after the date of termination following an Event of Default by a Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of such Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which such Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an ‘‘approved’’ servicer by any of the rating agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates, as evidenced in writing by each rating agency then rating such Certificates, to act as successor to the Master Servicers or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Holder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or the holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or the holder of such Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the

Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicers, the Special Servicer and the Trustee without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC, the Lower-Tier REMIC or the Villas Parkmerced Loan REMIC to fail to qualify as a REMIC.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans, affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicers or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and the consent of the holder of any affected Serviced Companion Loans.

Evidence of Compliance

See ‘‘Description of the Pooling Agreements—Evidence of Compliance’’ in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Master Servicers and Special Servicer to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an attestation of compliance with certain servicing criteria and an accountant’s attestation report with respect to such attestation. The Trustee, the Master Servicers and Special Servicer that will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are Wells Fargo Bank, N.A., Midland Loan Services, Inc., Wachovia Bank, National Association and LNR Partners, Inc. and GEMSA Loan Services, L.P.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the ‘‘Voting Rights’’) shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X and Class VPM Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Voting Rights will be allocated to the Class VPM Certificates.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (including the Villas Parkmerced Non-Pooled Trust Component) which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Loan Combination. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

In the event a Mortgage Loan or a Serviced Loan Combination (and, with respect to a Loan Combination, subject to the purchase option of the holder of the related B Loan and the holder of the Class VPM Certificates, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) becomes a Defaulted Mortgage Loan, the

Controlling Class Representative and the Special Servicer, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a ‘‘Purchase Option’’) at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

With respect to the Villas Parkmerced Loan and the Arrowhead Shopping Center Loan (subject to the rights of the holder of the related B Loan and the holder of the Class VPM Certificates as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Villas Parkmerced Loan—Rights of the Holder of the Villas Parkmerced B—Purchase Option’’ and ‘‘—The Arrowhead Shopping Center Loan Combination—Rights of the Holders of the Arrowhead Shopping Center B Loan—Purchase Option’’ in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan).

There can be no assurance that the Special Servicer’s fair value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the Serviced Loan Combinations, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Villas Parkmerced Loan—Rights of the Holder of the Villas Parkmerced B—Purchase Option’’ and ‘‘—The Arrowhead Shopping Center Loan Combination—Rights of the Holders of the Arrowhead Shopping Center B Loan—Purchase Option’’ in this prospectus supplement. The Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the applicable Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The applicable Master Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist such Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, such Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a mezzanine lender. Such option is exercisable at a par purchase price as set forth in the related intercreditor agreement; provided, that if such option is exercised within 90 days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.

Realization Upon Defaulted Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan has occurred or, in the Special Servicer’s judgment with the consent of the Directing Holder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

(i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ within the meaning of the REMIC Regulations (such tax referred to herein as the ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property,’’ such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the applicable Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the

Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account), provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Trustee is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders and with respect to each Serviced Loan Combination, the holder of the related Serviced Companion Loan. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being ‘‘Excess Liquidation Proceeds’’), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Modifications

The Master Servicers or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan or Serviced Loan Combination, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a ‘‘Modification’’) without the consent of the Trustee or any Certificateholder (other than the Directing Holder), subject, however, to each of the following limitations, conditions and restrictions:

(i) other than with respect to the waiver of late payment charges or waivers in connection with ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clauses in the Mortgage Loans or Serviced Loan Combinations, as described under the heading ‘‘—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Clauses’’ above, neither the Master Servicers nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Loan Combination that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the applicable Master Servicer’s or the Special Servicer’s, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Loan Combination or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Loan Combination or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer’s judgment, a material default on such Mortgage Loan or Serviced Loan Combination has occurred or a default in respect of payment on such Mortgage Loan or Serviced Loan Combination is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders, and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan, as a collective whole, on a present value basis than would liquidation;

(ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Loan Combination to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Holder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of

Certificateholders and if the Serviced Loan Combination is involved, the holder of the related Serviced Companion Loan (as a collective whole));

(iii) subject to any modifications to be performed by the applicable Master Servicer with respect to a performing Mortgage Loan or a performing Loan Combination as described below, the Special Servicer may not agree to or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Loan Combination that is not in default or with respect to which default is not reasonably foreseeable unless it provides the Trustee with an opinion of counsel (at the expense of the related Borrower or such other person requesting such modification or, if such expense cannot be collected from the related Borrower or such other person, to be paid by the Master Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (A) would not be a ‘‘significant modification’’ of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) will not cause (x) any of the Villas Parkmerced Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Villas Parkmerced Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Requirements;

(iv) neither the Master Servicers nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Loan Combination, which collateral constitutes real property, unless (i) the applicable Master Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the applicable Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any rating agency to any Class of Certificates; and

(v) with limited exceptions, neither the Master Servicers nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Loan Combination;

provided that notwithstanding clauses (i) through (v) above, none of the Master Servicers or the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the applicable Master Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such Modification, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ The Special Servicer is also required to obtain the consent of the Directing Holder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under ‘‘—Special Servicing—The Special Servicer’’ below.

Subject to the provisions of the Pooling and Servicing Agreement, a Master Servicer, with the consent of the Directing Holder, may extend the maturity of any Mortgage Loan or Serviced Loan Combination with an original term to maturity of 5 years or less for up to two six-month extensions; provided, however, that the related borrower is in default with respect to the Mortgage Loan or Serviced Loan Combination or, in the judgment of such Master Servicer, such default is reasonably foreseeable. In addition, the Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Holder, extend the maturity of any Mortgage Loan or Serviced Loan Combination that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Loan Combination has occurred.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

Furthermore, with respect to the Arrowhead Shopping Center Loan Combination, the rights of the Master Servicer and the Special Servicer to agree to certain Modifications are subject to the prior written consent of the holder of the related B Loan under the intercreditor agreement as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Arrowhead Shopping Center Loan Combination—Rights of the Holders of the Arrowhead Shopping Center B Loan—Consent to Modifications’’ in this prospectus supplement.

For any performing Mortgage Loan and any performing Loan Combination, and subject to the rights of the Special Servicer, Directing Holder and holders of the Serviced Companion Loan described above, as applicable, the applicable Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a Borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of 15,000 square feet or 20% of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any Borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this ‘‘—Modifications’’ section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the applicable Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the Borrower) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a ‘‘prohibited transaction’’ under the REMIC Requirements;

(f) approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; and

(g) any non-material modifications, waivers or amendments not provided for in clauses (a) through (f) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also ‘‘—Special Servicing—The Special Servicer’’ below for a description of the Directing Holder’s rights with respect to reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Midland Master Servicer, and, if the Midland Master Servicer does not exercise its option, the Wachovia Master Servicer, and if the Wachovia Master Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans (including the Villas Parkmerced Non-Pooled Trust Component) and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicers, together with one month’s interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class S, Class R and Class LR Certificates), including the Class X, Class VPM Certificates (provided, however, that the Class A-1 through Class E Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicers and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, each Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans that it is servicing from the

Collection Account. The ‘‘Master Servicing Fee’’ will be payable monthly and will accrue at a rate per annum (the ‘‘Master Servicing Fee Rate’’) that is a component of the Servicing Fee Rate. The ‘‘Servicing Fee’’ will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the ‘‘Servicing Fee Rate’’) set forth on Annex A-1 to this prospectus supplement (under the heading ‘‘Administrative Fee Rate’’) for each Mortgage Loan (including the Villas Parkmerced Non-Pooled Trust Component) and will include the Master Servicing Fee, the Trustee Fee and any fee for primary servicing functions (which varies with each Mortgage Loan). The Master Servicing Fee will be retained by each Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan it is servicing. Such Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, ‘‘Servicing Compensation’’) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, 50% of any loan modification, extension and assumption fees (including any related application fees) (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges), in each case, with respect to the Mortgage Loans that the applicable Master Servicer is servicing, (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees that accrued during a Collection Period on any non-Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan (other than Special Servicing Fees, Workout Fees and Liquidation Fees); provided, however, that with respect to (i) the Arrowhead Shopping Center Loan Combination, following the occurrence of an event of default the related Net Default Interest shall be allocated sequentially to the Mortgage Loan and the related Companion Loan (after netting out interest on Advances and certain other Trust expenses) in accordance with the related intercreditor agreement and the Pooling and Servicing Agreement and (ii) with respect to the Arrowhead Shopping Center Loan Combination, assumption and similar fees will be allocated pro rata between the Mortgage Loan and the related Companion Loan in accordance with the related intercreditor agreement. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under ‘‘—Special Servicing.’’ The primary servicing fee, Master Servicing Fee and the Trustee Fee will accrue on the same basis as interest accrues on the Mortgage Loans.

In connection with any Master Servicer Prepayment Interest Shortfall, the applicable Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls.’’

Each Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee.

Special Servicing

The Special Servicer. For a description of the Special Servicer see ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

The Directing Holder. The Directing Holder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer, provided that in the event that the Directing Holder is not the Controlling Class Representative, such Directing Holder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Loan Combination. The Directing Holder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the rating agencies. The designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Holder.

The Directing Holder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Holder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Holder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Loan Combination, and that the Directing Holder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates or other holders of the related Loan Combination, that the Directing Holder may act solely in its own interest (and if the Directing Holder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Holder does not have any duties to the holders of any Class of Certificates or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, other than the Controlling Class), that the Directing Holder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, such Directing Holder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates), that the Directing Holder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Holder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Holder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The ‘‘Controlling Class’’ will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class Q Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates collectively will be treated as one Class.

The ‘‘Directing Holder’’ means:

•	with respect to any Mortgage Loan, other than any Serviced Loan Combination, the Controlling Class Representative;

•	with respect to the Villas Parkmerced Loan Combination, (a) prior to a Villas Parkmerced Control Appraisal Event, one or more of the most subordinate holder or holders of the Villas Parkmerced B Loan not subject to a Villas Parkmerced Control Appraisal Event, (b) so long as a Villas Parkmerced Control Appraisal Event exists with respect to each Villas Parkmerced B Loan, the holder of the Class VPM Certificates and (c) so long as the Class VPM Certificates are subject to a Class VPM Control Appraisal Event, the Controlling Class Representative and

•	with respect to the Arrowhead Shopping Center Loan Combination, the Controlling Class Representative, except that the holder of the Arrowhead Shopping Center B Loan will have certain rights as described under the ‘‘Description of the Mortgage Pool—Split Loan Structures—The Arrowhead Shopping Center Loan—Rights of the Holders of the Arrowhead Shopping Center B Loan’’ in this prospectus supplement.

The ‘‘Controlling Class Representative’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a ‘‘Specially Serviced Mortgage Loan’’ to include any Mortgage Loan and any Serviced Loan Combination with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Loan Combination other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Loan Combination at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Loan Combination at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the applicable Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the applicable Master Servicer or the Special Servicer (with the Controlling Class Representative’s consent, in the case of a determination by the Special Servicer) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Loan Combination or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holder of the related Serviced Companion Loan and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Loan Combination (or, if no grace period is specified, for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Loan Combination will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the applicable Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of such Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the applicable Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a ‘‘Servicing Transfer Event’’); provided, however, that a Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Mortgage Loan (each, a ‘‘Corrected Mortgage Loan’’) (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or the Serviced Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Loan Combination to continue to be characterized as a Specially Serviced Mortgage Loan.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together (provided that prior to an event of default on the Arrowhead Shopping Center Loan Combination the holder of the Arrowhead Shopping Center Companion Loan may appoint a separate servicer to collect payments on the Arrowhead Shopping Center Companion Loan). If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

A Servicing Transfer Event with respect to the Villas Parkmerced Loan Combination, will generally be delayed if a holder of the related B Loans or the Class VPM Certificateholder is making all cure payments required by the related co-lender agreement. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The Villas Parkmerced Loan— Rights of the Holder of the Villas Parkmerced B—Cure Rights’’ in this prospectus supplement.

Asset Status Report. The Special Servicer will prepare a report (the ‘‘Asset Status Report’’) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicers, the Controlling Class Representative and the rating agencies and in the case of the Arrowhead Shopping Center Loan Combination, the holder of the Arrowhead Shopping Center B Loan. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the related Serviced Companion Loan, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder (including, in the case of the Arrowhead Shopping Center Loan Combination, the holder of the Arrowhead Shopping Center B Loan) shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

Certain Rights of the Controlling Class Representative. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Loan Combination is a Specially Serviced Mortgage Loan, to the extent described above under ‘‘—Modifications’’ and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under ‘‘—Enforcement of ‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Clauses,’’ whether or not the applicable Mortgage Loan or the Serviced Loan Combination is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the applicable Master Servicer must notify the Special Servicer of any request for approval (a ‘‘Request for Approval’’) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in such Master Servicer’s possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the applicable Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative’s above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Holder of the related Request for Approval will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

Neither the Master Servicers nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations. In addition, if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and any holder of a related B Loan), as a collective whole, it may take such action without waiting for a response from the Controlling Class Representative or Directing Holder.

The Master Servicers and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan or Serviced Loan Combination that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a ‘‘Watch List’’ or (iv) has been identified by the Master Servicers or Special Servicer, as exhibiting deteriorating performance.

The Depositor anticipates that an affiliate of the Special Servicer will purchase at least a majority of the initial Controlling Class and will be the initial Controlling Class Representative.

Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.35% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan subject to a minimum monthly amount equal to $4,000 with respect to each such specially serviced loan and REO property (the ‘‘Special Servicing Fee’’).

The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

A ‘‘Workout Fee’’ will in general be payable to the Special Servicer with respect to each Mortgage Loan or Serviced Loan Combination (other than the Arrowhead Shopping Center B Loan) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Loan Combination (other than the Arrowhead Shopping Center B Loan), the Workout Fee will be payable out of, and will be calculated by application of, a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Loan Combination (other than the Arrowhead Shopping Center B Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination (other than the Arrowhead Shopping Center B Loan) again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Serviced Loan Combinations that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

A ‘‘Liquidation Fee’’ will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds (‘‘Liquidation Proceeds’’). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer, the Controlling Class Representative,

•	the purchase of all of the Mortgage Loans and REO Properties by the Servicers, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

•	a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•	the purchase of the Villas Parkmerced Loan by the holder of the related B Loan or the Class VPM Certificates, unless such Loan is purchased more than 90 days after the holder of the related B Loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan;

•	the purchase of the Arrowhead Shopping Center Loan by the holder of the Arrowhead Shopping Center B Loan pursuant to the related intercreditor agreement, as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Arrowhead Shopping Center Loan—Rights of the Holders of the Arrowhead Shopping Center B Loan—Purchase Option’’ in this prospectus supplement; and

•	the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine intercreditor agreement requires the purchaser to pay such fees (provided that any future permitted mezzanine debt will generally require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 90 days after the holder of the related mezzanine loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

In addition, the Special Servicer will be entitled to receive:

•	any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans,

•	any income earned on deposits in the REO Accounts,

•	50% of any extension fees, modification and assumption fees (including any related application fees) of non-Specially Serviced Mortgage Loans, and

•	any late payment fees that accrued during a Collection Period on any Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and Servicing Agreement.

Master Servicers and Special Servicer Permitted to Buy Certificates

The Master Servicers and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicers or Special Servicer could cause a conflict relating to the Master Servicers’ or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicers’ or Special Servicer’s interest as a holder of

Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that each Master Servicer or Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by such Master Servicer or Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Trustee Reports

On each Distribution Date, the Trustee will be required to make available to the general public (including each Certificateholder, the Depositor, the Master Servicers, the Special Servicer, each Underwriter, each rating agency and any potential investors in the Certificates) a statement (a ‘‘Distribution Date Statement’’) based upon information provided by the Master Servicers and Special Servicer (and in certain cases only to the extent received from the applicable Master Servicer or Special Servicer, as applicable) and delivered to the Trustee, in accordance with Commercial Mortgage Securities Association (‘‘CMSA’’) guidelines setting forth, among other things:

(a) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b) the amount of the distribution on the Distribution Date to the holders of each class of Certificates (other than the Class S, Class X, Class R and Class LR Certificates) in reduction of the Certificate Balance of the Certificates;

(c) the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

(d) the aggregate amount of Advances made in respect of the Distribution Date and the amount on interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicers and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(f) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h) the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (c) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i) the Available Funds for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Prepayment Premiums Yield Maintenance Charges;

(k) the accrued Interest Accrual Amount in respect of each Class of Certificates for such Distribution Date;

(l) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(m) the Principal Distribution Amount for the Distribution Date;

(n) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

(p) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q) the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r) the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates as of the Distribution Date;

(s) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period and any excess prepayment interest shortfall for such Distribution Date;

(t) a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u) the amount of the distribution to the holders of each class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w) the amount on deposit in each account established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x) the current credit support levels for each class of Certificates;

(y) the original and then current ratings for each class of Certificates;

(z) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, the current Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date each became an REO Loan;

(aa) the value of any REO Property included in the Trust Fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(bb) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to such Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (E) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(cc) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates;

(dd) material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicers or the Special Servicer has received written notice; and

(ee) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Trustee initially located at www.ctslink.com or such other mechanism as the Trustee may have in place from time to time. In addition, the Trustee will make available on such website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system.

After all of the Certificates have been sold by the Underwriters, certain information may be made accessible on the website maintained by the Master Servicers as the Master Servicers may have in place from time to time.

Master Servicers Reports

Each Master Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each rating agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, the following CMSA reports:

•	A ‘‘comparative financial status report.’’

•	A ‘‘delinquent loan status report.’’

•	A ‘‘historical loan modification and corrected mortgage loan report.’’

•	A ‘‘historical liquidation report.’’

•	An ‘‘REO status report.’’

•	A ‘‘Master Servicer watch list.’’

•	A loan level reserve/LOC report.

•	A CMSA Advance Recovery Report.

Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicers no later than four business days prior to the related Master Servicer Remittance Date. Absent manifest error, none of the Master Servicers, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicers, the Special Servicer or the Trustee, as applicable.

The Trustee, the Master Servicers and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

Each Master Servicer is also required to deliver to the Trustee and the rating agencies the following materials, which Operation Statement Analysis Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a) Annually, on or before June 30 of each year, commencing with June 30, 2007, with respect to each Mortgaged Property and REO Property, an ‘‘Operating Statement Analysis Report’’ together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Master Servicers (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) are required to use their best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

(b) Within 60 days of receipt by the applicable Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an ‘‘NOI Adjustment Worksheet’’ for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to ‘‘normalize’’ the full year-end net operating income or net cash flow and debt service coverage numbers used by each Master Servicer or the Special Servicer in the other reports referenced above.

The Trustee is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicers upon request to the Depositor, each Underwriter, the Controlling Class Representative, each rating agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Trustee will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

Other Information

The Pooling and Servicing Agreement will require that the Trustee make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the Serviced Companion Loan), the Depositor, the Master Servicers, the Special Servicer, any rating agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers’ certificates and accountants’ reports delivered by the Master Servicers and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicers or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail ‘‘sales information,’’ if any, collected by or on behalf of the Master Servicers or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into by the Master Servicers and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers’ certificates and other evidence delivered to or by the Trustee to support the Master Servicers’, or the Special Servicer’s or the Trustee’s, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Trustee to the extent such documents are in the Trustee’s possession.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the ‘‘Commission’’) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name ‘‘Deutsche Mortgage & Asset Receiving Corp.’’ (Commission file no. 333-130390). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary and the discussion in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates’’ are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the ‘‘Trust REMICs’’), as three separate REMICs within the meaning of Code Section 860D (the "Villas Parkmerced Loan REMIC," the ‘‘Lower-Tier REMIC’’ and the ‘‘Upper-Tier REMIC,’’ respectively). The Villas Parkmerced Loan REMIC will hold the Villas Parkmerced Loan, proceeds thereof held in the Collection Account and the Interest Reserve Account, the Villas Parkmerced Loan Distribution Account and any related REO Property, and will issue certain uncertificated classes of regular interests (the "Villas Parkmerced Loan REMIC Regular Interests") to the Lower-Tier REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (other than the Villas Parkmerced Loan), the Villas Parkmerced Loan REMIC Regular Interests), other than Excess Interest, proceeds thereof held in the Collection Account and the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the ‘‘Lower-Tier Regular Interests’’) to the Upper-Tier REMIC. The Class LR Certificates will represent the sole class of residual interests in the Villas Parkmerced Loan REMIC and the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class X, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and the Class VPM Certificates (the ‘‘Regular Certificates’’) as classes of regular interests, and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury (‘‘Treasury Regulations’’) thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Villas Parkmerced Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the ‘‘REMIC’’ will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Villas Parkmerced Loan REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and related amounts in the Grantor Trust Distribution Account, which are beneficially owned by the Class S Certificates, will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

The Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is. . . residential real property’’ within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties. As of the Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties) represented approximately 29.18% of the Mortgage Loans by Initial Outstanding Pool Balance.

The Offered Certificates will be treated as ‘‘real estate assets,’’ within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as ‘‘interest on mortgages on real property,’’ within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates.’’ Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

The Offered Certificates will be treated as ‘‘regular interests’’ in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the ‘‘OID Regulations’’). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount’’ in the prospectus.

Whether any holder of any Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. [It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes.] Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium’’ in the prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Servicer’s actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates’’ in the prospectus.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a ‘‘Plan’’), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the ‘‘Department’’) that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41 (the ‘‘Exemption’’), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody’s or Fitch;

(3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5) The Plan investing in the Certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust must also meet the following requirements:

(i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

(ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Trust Fund, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, the Master Servicers, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a ‘‘sponsor’’ within the meaning of the Exemption, or any affiliate of such parties (the ‘‘Restricted Group’’).

The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See ‘‘Certain ERISA Considerations’’ in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Moody’s Investor’s Service, Inc. (‘‘Moody’s’’ and, together with S&P, the ‘‘Rating Agencies’’):

Class	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-AB	AAA	Aaa
Class A-4	AAA	Aaa
Class A-1A	AAA	Aaa
Class A-M	AAA	Aaa
Class A-J	AAA	Aaa
Class B	AA+	Aa1
Class C	AA	Aa2
Class D	AA−	Aa3
Class E	A	A2

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor.

The ‘‘Rated Final Distribution Date’’ of each Class of Certificates is the Distribution Date in January 2046.

The Rating Agencies’ ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies’ ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the Certificateholders might experience any Net Prepayment Interest Shortfalls. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor’s request.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 22.42% of the Initial Outstanding Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California Law.     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

INDEX OF PRINCIPAL DEFINITIONS

Administrative Fee Rate	S-220
Advance Rate	S-190
Advances	S-189
Allocated Loan Amount	S-124
Annual Debt Service	S-111
Anticipated Repayment Date	S-110
Appraisal Reduction Amount	S-147, S-164
Appraisal Reduction Event	S-164
Appraised Value	S-111
ARD Loans	S-110
Arrowhead Shopping Center B Loan	S-107
Arrowhead Shopping Center Loan	S-107
Arrowhead Shopping Center Loan Combination	S-107
Asset Status Report	S-224
Assumed Final Distribution Date	S-159
Assumed Scheduled Payment	S-149
Authenticating Agent	S-93
Available Funds	S-144
B Loan	S-95
Balloon Balance	S-111
Bankruptcy Code	S-82
Base Interest Fraction	S-159
CBE	S-180
Certificate Balance	S-142
Certificate Owners	S-169
Certificate Registrar	S-93, S-166
Certificateholder	S-166
Certificates	S-142
Class	S-142
Class A Certificates	S-163
Class VPM Certificates	S-4
Class VPM Control Appraisal Event	S-106
Clearstream	S-35, S-166
Clearstream Participants	S-168
CMSA	S-228
Collection Account	S-193
Collection Period	S-146
Commission	S-232
Companion Loan	S-95
Controlling Class	S-222
Controlling Class Certificateholder	S-222
Controlling Class Representative	S-222
Corrected Mortgage Loan	S-223
CPR	S-172
Crossover Date	S-158
Current LTV	S-111
Custodian	S-93, S-201
Cut-off Date Balance	S-95
Cut-off Date Loan-to-Value Ratio	S-111
Cut-off Date LTV	S-111
Cut-off Date LTV Ratio	S-111
Debt Service Coverage Ratio	S-114
Default Interest	S-147
Default Rate	S-147
Defaulted Mortgage Loan	S-212
Defeasance	S-132
Defeasance Collateral	S-132
Defeasance Loans	S-124
Defeasance Lock-Out Period	S-124
Defeasance Option	S-132
Defeasance Period	S-124
Definitive Certificate	S-166
Department	S-235
Depositaries	S-167
Depositor	S-2
Determination Date	S-146
Directing Holder	S-222
Discount Rate	S-126, S-127
Distribution Account	S-193
Distribution Date	S-144
Distribution Date Statement	S-228
DSCR	S-114
DTC	S-35
Due Date	S-148
ERISA	S-235
Euroclear	S-35
Euroclear Participants	S-168
Event Date	S-129
Events of Default	S-208
Excess Interest	S-194
Excess Liquidation Proceeds	S-216
Exemption	S-235
Form 8-K	S-141
GAAP	S-111
GACC	S-73
GLA	S-112
Grantor Trust Distribution Account	S-193
Group 1 Principal Distribution Amount	S-149
Group 2 Principal Distribution Amount	S-149
Holders	S-169
Indirect Participants	S-167
Initial Loan Group 1 Balance	S-95
Initial Loan Group 2 Balance	S-95
Initial Outstanding Pool Balance	S-95
Initial Rate	S-110

Interest Accrual Amount	S-147
Interest Accrual Period	S-147
Interest Rate	S-112
Interest Reserve Account	S-193
Interest Shortfall	S-147
Liquidation Fee	S-226
Liquidation Fee Rate	S-226
Liquidation Proceeds	S-226
Loan Combination	S-95
Loan Group 1	S-95
Loan Group 2	S-95
Loan Groups	S-95
Loan-to-Value Ratio	S-111
Lock-Out Period	S-124
Lower-Tier Regular Interests	S-233
Lower-Tier REMIC	S-233
LTV	S-111
LTV Ratio at Maturity	S-112
MAI	S-99
Master Servicer	S-84
Master Servicer Prepayment Interest Shortfall	S-162
Master Servicer Remittance Date	S-188
Master Servicing Fee	S-220
Master Servicing Fee Rate	S-220
Midland	S-83
Midland Master Servicer	S-83
Modeling Assumptions	S-173
Modification	S-216
Modified Mortgage Loan	S-166
Monthly Payment	S-145
Moody’s	S-194, S-237
Mortgage	S-95
Mortgage Loan	S-95
Mortgage Loan Documents	S-201
Mortgage Loan Purchase Agreement	S-97
Mortgage Loan Purchase Agreements	S-201
Mortgage Loans	S-95
Mortgage Pool	S-95
Mortgage Rate	S-112, S-148
Mortgaged Properties	S-95
Mortgaged Property	S-95
Net Default Interest	S-146
Net Mortgage Pass-Through Rate	S-148
Net Operating Income	S-113
Net Prepayment Interest Excess	S-162
Net Prepayment Interest Shortfall	S-162
Net REO Proceeds	S-146
NOI	S-113
Nonrecoverable Advance	S-191
Note	S-95
Notional Balance	S-143
NRA	S-112
Occupancy Rate	S-112
Offered Certificates	S-142
OID Regulations	S-234
Open Date	S-127
Option Price	S-213
Pads	S-113
Participants	S-166
Pass-Through Rate	S-147
Paying Agent	S-93
Plan	S-235
Planned Principal Balance	S-158
PNC Bank	S-78
PNC Financial	S-66
PNC Loan	S-195
PNC Securitized Loans	S-79
Pooling and Servicing Agreement	S-187
Prepayment Interest Excess	S-161
Prepayment Interest Shortfall	S-161
Prepayment Premium	S-131
Prepayment Rate	S-128
Present Value Yield Differential	S-129
Prime Rate	S-190
Principal Balance Certificate	S-142
Principal Balance Certificates	S-142
Principal Distribution Amount	S-148
Principal Prepayments	S-146
Private Certificates	S-142
Property Advances	S-189
PTE	S-33, S-235
Purchase Option	S-213
P&I Advance	S-188
Qualified Substitute Mortgage Loan	S-205
Rated Final Distribution Date	S-16, S-160, S-238
Rating Agencies	S-237
Realized Loss	S-160
Record Date	S-144
Regular Certificates	S-233
Related Proceeds	S-191
Release Date	S-132
REMIC	S-233
REMIC Regulations	S-233
REMIC Requirements	S-109

Removed Mortgage Loan	S-204
REO Account	S-142
REO Loan	S-149
REO Property	S-142
REO Tax	S-215
Replacement Mortgage Loan	S-204
Repurchase Price	S-204
Request for Approval	S-225
Reserve Accounts	S-96
Restricted Group	S-236
Revised Rate	S-110
Rooms	S-113
Rules	S-168
Scheduled Principal Payment(s)	S-130
Serviced Companion Loan	S-95
Serviced Loan Combination	S-95
Servicing Compensation	S-220
Servicing Fee	S-220
Servicing Fee Rate	S-112, S-220
Servicing Standard	S-188
Servicing Transfer Event	S-223
Similar Law	S-235
Single-Tenant Mortgage Loan	S-140
Small Loan Appraisal Estimate	S-165
Special Servicing Fee	S-226
Specially Serviced Mortgage Loan	S-222
Specified U.S. Treasury Security	S-130
Sq. Ft	S-112
Square Feet	S-112
Stated Principal Balance	S-161
Subordinate Certificates	S-163
S&P	S-237
Term to Maturity	S-112
Terms and Conditions	S-169
Treasury Rate	S-126, S-127
Treasury Regulations	S-233
Trust	S-81
Trust Fund	S-95
Trust REMICs	S-233
Trustee	S-90
Trustee Fee	S-90
Trustee Fee Rate	S-90
Underwritten NCF	S-112
Underwritten NCF DSCR	S-114
Underwritten Net Cash Flow	S-112
Units	S-113
Unliquidated Advance	S-192
Unscheduled Payments	S-146
Updated Appraisal	S-165
Upper-Tier REMIC	S-233
UW NCF	S-112
UW NCF DSCR	S-114
UW Revenue	S-115
Villas Parkmerced B Loan	S-100
Villas Parkmerced B Loans	S-100
Villas Parkmerced Control Appraisal Event	S-105
Villas Parkmerced Cure Event	S-106
Villas Parkmerced Loan	S-100
Villas Parkmerced Loan Combination	S-100
Villas Parkmerced Loan REMIC	S-233
Villas Parkmerced Loan REMIC Regular Interests	S-233
Villas Parkmerced Pooled Trust Component	S-100
Voting Rights	S-212
Wachovia	S-84
Wachovia Master Servicer	S-84
Weighted Amortization Product	S-130
Weighted Average Life to Maturity	S-129
Weighted Average Net Mortgage Pass-Through Rate	S-147
Withheld Amounts	S-193
Workout Fee	S-226
Workout Fee Rate	S-226
Workout-Delayed Reimbursement Amount	S-191
Yield Determination Date	S-129
Yield Differential	S-129
Yield Maintenance Charge	S-126
Yield Maintenance Loans	S-125
Yield Maintenance Lock-Out Period	S-124
Yield Maintenance Period	S-125
Yield Rate	S-128, S-129, S-130
Yield Rate Determination Date	S-129
YM Release Date	S-126
YMP Due Date	S-128

ANNEX A-1

Certain Characteristics of the Mortgage Loans

A-1-1

CD 2006-CD2

                                    Annex A-1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                             % OF   LOAN     % OF
                           INITIAL  GROUP APPLICABLE             MORTGAGE                CUT-OFF     GENERAL        DETAILED
                             POOL  ONE OR LOAN GROUP    # OF       LOAN      ORIGINAL      DATE      PROPERTY       PROPERTY
 ID      PROPERTY NAME     BALANCE   TWO    BALANCE  PROPERTIES SELLER (1)   BALANCE     BALANCE       TYPE           TYPE
----------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced      9.81%     2     36.29%        1        GACC    300,000,000 300,000,000 Multifamily Conventional
 2   Valley View Center     4.09%     1      5.60%        1        GACC    125,000,000 125,000,000 Retail      Anchored
 3   SunTrust Center        2.52%     1      3.45%        1        GACC     77,000,000  77,000,000 Office      CBD
 4   Westin Philadelphia
     Hotel                  2.35%     1      3.22%        1        GACC     72,000,000  72,000,000 Hotel       Full Service
 5   Rock Pointe Corporate
     Center                 2.30%     1      3.15%        1        CGM      70,630,000  70,384,463 Office      CBD
----------------------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes         2.12%     1      2.91%        1        GACC     65,000,000  65,000,000 Retail      Anchored
 7   The Harrisburg
     Portfolio              1.99%     1      2.73%        4        CGM      61,000,000  61,000,000 Office      Suburban
7.1  Gateway Office
     Center - Flank Drive   0.91%            1.25%        1        CGM      27,835,724  27,835,724 Office      Suburban
7.2  Commerce Business
     Park                   0.50%            0.69%        1        CGM      15,349,413  15,349,413 Office      Suburban
7.3  Rossmoyne Business
     Park                   0.36%            0.49%        1        CGM      10,975,228  10,975,228 Office      Suburban
----------------------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office
     Center - Shannon
     Road                   0.22%            0.31%        1        CGM       6,839,635   6,839,635 Office      Suburban
     Beyman Multifamily
     Portfolio              1.98%     2      7.34%        2        GACC     60,640,000  60,640,000 Multifamily Conventional
 8   Empirian at Steele
     Park                   1.26%     2      4.66%        1        GACC     38,500,000  38,500,000 Multifamily Conventional
 9   Colonnade at
     Germantown             0.72%     2      2.68%        1        GACC     22,140,000  22,140,000 Multifamily Conventional
 10  Sunset Media Tower     1.80%     1      2.46%        1        PNC      55,000,000  55,000,000 Office      Suburban
----------------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway        1.70%     1      2.33%        1        GACC     52,000,000  52,000,000 Office      CBD
 12  Woodcrest Corporate
     Center                 1.65%     1      2.26%        1        CGM      50,400,000  50,400,000 Office      Suburban
 13  Riverview Square       1.44%     1      1.97%        1        CGM      44,000,000  44,000,000 Office      Suburban
 14  Research Boulevard
     Center                 1.41%     1      1.93%        1        CGM      43,000,000  43,000,000 Office      Suburban
 15  Shorenstein Brisbane   1.30%     1      1.77%        2        GACC     39,625,000  39,625,000 Office      Suburban
----------------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina
     Boulevard              0.80%            1.10%        1        GACC     24,450,000  24,450,000 Office      Suburban
15.2 5000 Marina
     Boulevard              0.50%            0.68%        1        GACC     15,175,000  15,175,000 Office      Suburban
 16  Stratford Plaza        1.27%     1      1.75%        1        PNC      39,000,000  39,000,000 Retail      Anchored
 17  The Ansonia            1.24%     1      1.70%        1        CGM      38,000,000  38,000,000 Mixed Use   Retail/Office
 18  Lodge at Stone Oak
     Ranch Apartment
     Homes                  1.08%     2      4.00%        1        PNC      33,100,000  33,100,000 Multifamily Conventional
----------------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate
     Plaza                  1.04%     1      1.42%        1        CGM      31,750,000  31,750,000 Office      Suburban
     Century Center
     Parkway Portfolio      1.01%     1      1.39%        5        GACC     31,000,000  31,000,000 Mixed Use   Industrial / Office
 20  1620, 1640, 1680
     Century Center
     Parkway                0.48%     1      0.65%        1        GACC     14,600,000  14,600,000 Industrial  Flex
 21  1610 Century Center
     Parkway                0.16%     1      0.22%        1        GACC      4,900,000   4,900,000 Office      Suburban
 22  1670 Century Center
     Parkway                0.14%     1      0.20%        1        GACC      4,400,000   4,400,000 Office      Suburban
----------------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center
     Parkway                0.12%     1      0.16%        1        GACC      3,600,000   3,600,000 Industrial  Flex
 24  1590 Century Center
     Parkway                0.11%     1      0.16%        1        GACC      3,500,000   3,500,000 Industrial  Warehouse
 25  Conexant Building      1.01%     1      1.39%        1        CGM      31,000,000  31,000,000 Office      Suburban
 26  Vistas at Seven Bar
     Ranch                  1.00%     2      3.71%        1        GACC     30,700,000  30,700,000 Multifamily Conventional
     AG Portfolio           0.97%     1      1.33%        4        CGM      29,800,000  29,800,000 Retail      Anchored
----------------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug -
     Auburn, WA             0.29%     1      0.39%        1        CGM       8,800,000   8,800,000 Retail      Anchored
 28  Safeway - Vancouver,
     WA                     0.26%     1      0.36%        1        CGM       8,000,000   8,000,000 Retail      Anchored
 29  Larry's Market -
     Tukwila, WA            0.23%     1      0.31%        1        CGM       7,000,000   7,000,000 Retail      Anchored
 30  Sherm's Thunderbird
     Market - Roseburg, OR  0.20%     1      0.27%        1        CGM       6,000,000   6,000,000 Retail      Anchored
 31  Eastfield Mall         0.97%     1      1.33%        1        GACC     29,760,000  29,760,000 Retail      Anchored
----------------------------------------------------------------------------------------------------------------------------------
 32  University Club
     Tower                  0.94%     1      1.29%        1        CGM      28,700,000  28,700,000 Office      Suburban
 33  Mission Madison
     Priest Lake
     Apartments             0.93%     2      3.46%        2        GACC     28,600,000  28,600,000 Multifamily Conventional
33.1 Mission Madison
     Square Apartments      0.50%            1.86%        1        GACC     15,379,661  15,379,661 Multifamily Conventional
33.2 Mission Priest Lake
     Apartments             0.43%            1.60%        1        GACC     13,220,339  13,220,339 Multifamily Conventional
 34  Willowbrook West
     Apartments             0.93%     2      3.46%        1        CGM      28,600,000  28,600,000 Multifamily Student Housing
----------------------------------------------------------------------------------------------------------------------------------

                                                              ORIGINAL     STATED
                                                               TERM TO   REMAINING
                                                    INTEREST  MATURITY    TERM TO     ORIGINAL     REMAINING      FIRST    MATURITY
                           INTEREST ADMINISTRATIVE   ACCRUAL   OR ARD     MATURITY   AMORTIZATION AMORTIZATION   PAYMENT     DATE
 ID      PROPERTY NAME       RATE    FEE RATE (2)     BASIS    (MOS.)  OR ARD (MOS.)  TERM (MOS.)  TERM (MOS.)    DATE      OR ARD
------------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced      5.6480%     0.0301%    Actual/360     60        55            0            0        11/1/2005  10/1/2010
 2   Valley View Center     5.7180%     0.0301%    Actual/360     60        58            0            0        2/1/2006   1/1/2011
 3   SunTrust Center        5.3360%     0.0301%    Actual/360    120       118            0            0        2/1/2006   1/1/2016
 4   Westin Philadelphia
     Hotel                  6.1570%     0.0301%    Actual/360     60        57            0            0        1/1/2006   12/1/2010
 5   Rock Pointe Corporate
     Center                 5.2150%     0.0251%    Actual/360    120       117           360          357       1/11/2006 12/11/2015
------------------------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes         5.4500%     0.0301%    Actual/360    120       118            0            0        2/1/2006   1/1/2016
 7   The Harrisburg
     Portfolio              5.3000%     0.0301%    Actual/360    120       115           360          360      11/11/2005 10/11/2015
7.1  Gateway Office Center
     - Flank Drive
7.2  Commerce Business
     Park
7.3  Rossmoyne Business
     Park
------------------------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office Center
     - Shannon Road
     Beyman Multifamily
     Portfolio              5.7680%     0.0301%    Actual/360    120       117           360          360       1/1/2006   12/1/2015
 8   Empirian at Steele
     Park                   5.7680%     0.0301%    Actual/360    120       117           360          360       1/1/2006   12/1/2015
 9   Colonnade at
     Germantown             5.7680%     0.0301%    Actual/360    120       117           360          360       1/1/2006   12/1/2015
 10  Sunset Media Tower     5.2300%     0.0401%    Actual/360    120       118           360          360       2/1/2006   1/1/2016
------------------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway        5.6560%     0.0301%    Actual/360    120       119            0            0        3/1/2006   2/1/2016
 12  Woodcrest Corporate
     Center                 5.0859%     0.0301%    Actual/360    120       118           360          360       2/11/2006  1/11/2016
 13  Riverview Square       5.2900%     0.0301%    Actual/360    120       115           360          360      11/11/2005 10/11/2015
 14  Research Boulevard
     Center                 5.7800%     0.0301%    Actual/360    120       117           420          420       1/11/2006 12/11/2015
 15  Shorenstein Brisbane   5.7960%     0.0301%    Actual/360     84        82            0            0        2/1/2006   1/1/2013
------------------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard
15.2 5000 Marina Boulevard
 16  Stratford Plaza        5.6100%     0.0401%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
 17  The Ansonia            5.2000%     0.0301%    Actual/360    120       117            0            0        1/11/2006 12/11/2015
 18  Lodge at Stone Oak
     Ranch Apartment Homes  5.2400%     0.0601%    Actual/360    120       116           360          360       12/1/2005  11/1/2015
------------------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate
     Plaza                  5.6700%     0.0501%    Actual/360    120       116           360          360      12/11/2005 11/11/2015
     Century Center
     Parkway Portfolio      5.5310%     0.0301%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
 20  1620, 1640, 1680
     Century Center
     Parkway                5.5310%     0.0301%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
 21  1610 Century Center
     Parkway                5.5310%     0.0301%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
 22  1670 Century Center
     Parkway                5.5310%     0.0301%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
------------------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center
     Parkway                5.5310%     0.0301%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
 24  1590 Century Center
     Parkway                5.5310%     0.0301%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
 25  Conexant Building      5.9000%     0.0301%    Actual/360    137       135           360          360       2/11/2006  6/11/2017
 26  Vistas at Seven Bar
     Ranch                  5.1840%     0.0301%    Actual/360    120       118           360          360       2/1/2006   1/1/2016
     AG Portfolio           5.3000%     0.0701%    Actual/360    120       116           360          360      12/11/2005 11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug -
     Auburn, WA             5.3000%     0.0701%    Actual/360    120       116           360          360      12/11/2005 11/11/2015
 28  Safeway - Vancouver,
     WA                     5.3000%     0.0701%    Actual/360    120       116           360          360      12/11/2005 11/11/2015
 29  Larry's Market -
     Tukwila, WA            5.3000%     0.0701%    Actual/360    120       116           360          360      12/11/2005 11/11/2015
 30  Sherm's Thunderbird
     Market - Roseburg, OR  5.3000%     0.0701%    Actual/360    120       116           360          360      12/11/2005 11/11/2015
 31  Eastfield Mall         5.2800%     0.0301%    Actual/360    120       115           360          360       11/1/2005  10/1/2015
------------------------------------------------------------------------------------------------------------------------------------
 32  University Club Tower  5.3250%     0.0301%    Actual/360    120       115            0            0       11/11/2005 10/11/2015
 33  Mission Madison
     Priest Lake
     Apartments             5.7300%     0.0301%    Actual/360    120       119           360          360       3/1/2006   2/1/2016
33.1 Mission Madison
     Square Apartments
33.2 Mission Priest Lake
     Apartments
 34  Willowbrook West
     Apartments             5.6900%     0.0301%    Actual/360    120       119           360          360       3/11/2006  2/11/2016
------------------------------------------------------------------------------------------------------------------------------------

                                                                       REMAINING
                                                                        INTEREST
                                                  ANNUAL     MONTHLY      ONLY                     ARD    CROSSED              DSCR
                                                   DEBT        DEBT      PERIOD                   (YES      WITH      RELATED (3)(5)
 ID                   PROPERTY NAME            SERVICE (3) SERVICE (3)   (MOS.)     LOCKBOX (4)   /NO)  OTHER LOANS  BORROWER (7)(8)
------------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                         17,179,333   1,431,611      55    Soft               No       No                2.38
 2   Valley View Center                         7,246,771     603,898      58    Hard               No       No                1.66
 3   SunTrust Center                            4,165,786     347,149     118    Hard               No       No       Yes - 1  2.45
 4   Westin Philadelphia Hotel                  4,494,610     374,551      57    Hard               No       No                1.60
 5   Rock Pointe Corporate Center               4,661,901     388,492            Hard               No       No                1.29
------------------------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes                             3,591,701     299,308     118    Hard               No       No                1.68
 7   The Harrisburg Portfolio                   4,064,830     338,736      43    Hard               No       No                1.26
7.1  Gateway Office Center - Flank Drive
7.2  Commerce Business Park
7.3  Rossmoyne Business Park
------------------------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office Center - Shannon Road
     Beyman Multifamily Portfolio               4,254,867     354,572      57    Soft               No  Yes - Beyman           1.25
 8   Empirian at Steele Park                    2,701,392     225,116      57    Soft               No  Yes - Beyman  Yes - 4  1.25
 9   Colonnade at Germantown                    1,553,476     129,456      57    Soft               No  Yes - Beyman  Yes - 4  1.25
 10  Sunset Media Tower                         3,636,373     303,031      58    Hard               No       No       Yes - 2  1.30
------------------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                            2,981,969     248,497     119    None               No       No       Yes - 1  1.50
 12  Woodcrest Corporate Center                 3,278,504     273,209      58    Hard               No       No                1.32
 13  Riverview Square                           2,928,731     244,061      55    None at Closing,
                                                                                 Springing Hard    Yes       No                1.23
 14  Research Boulevard Center                  2,866,343     238,862      21    Hard               No       No                1.20
 15  Shorenstein Brisbane                       2,328,563     194,047      82    Hard               No       No                3.50
------------------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard
15.2 5000 Marina Boulevard
 16  Stratford Plaza                            2,689,641     224,137      35    None at Closing,
                                                                                 Springing Hard     No       No                1.23
 17  The Ansonia                                2,003,444     166,954     117    Hard               No       No       Yes - 8  2.14
 18  Lodge at Stone Oak Ranch Apartment Homes   2,190,894     182,574      32    None               No       No       Yes - 2  1.21
------------------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                     2,204,088     183,674      31    None               No       No                1.20
     Century Center Parkway Portfolio           2,119,416     176,618      35    Hard               No Yes - Century           1.24
 20  1620, 1640, 1680 Century Center Parkway      998,177      83,181      35    Hard               No Yes - Century Yes - 11  1.24
 21  1610 Century Center Parkway                  335,004      27,917      35    Hard               No Yes - Century Yes - 11  1.24
 22  1670 Century Center Parkway                  300,820      25,068      35    Hard               No Yes - Century Yes - 11  1.24
------------------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway                  246,126      20,510      35    Hard               No Yes - Century Yes - 11  1.24
 24  1590 Century Center Parkway                  239,289      19,941      35    Hard               No Yes - Century Yes - 11  1.24
 25  Conexant Building                          2,206,468     183,872      22    None at Closing,
                                                                                 Springing Hard     No       No                1.20
 26  Vistas at Seven Bar Ranch                  2,019,285     168,274      58    Soft at Closing,
                                                                                 Springing Hard     No       No                1.28
     AG Portfolio                               1,985,769     165,481      32    None at Closing,
                                                                                 Springing Hard     No    Yes - AG             1.35
------------------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA                 586,402      48,867      32    None at Closing,
                                                                                 Springing Hard     No    Yes - AG   Yes - 13  1.35
 28  Safeway - Vancouver, WA                      533,092      44,424      32    None at Closing,
                                                                                 Springing Hard     No    Yes - AG   Yes - 13  1.35
 29  Larry's Market - Tukwila, WA                 466,456      38,871      32    None at Closing,
                                                                                 Springing Hard     No    Yes - AG   Yes - 13  1.35
 30  Sherm's Thunderbird Market - Roseburg, OR    399,819      33,318      32    None at Closing,
                                                                                 Springing Hard     No    Yes - AG   Yes - 13  1.35
 31  Eastfield Mall                             1,978,671     164,889      31    Hard               No       No                1.31
------------------------------------------------------------------------------------------------------------------------------------
 32  University Club Tower                      1,549,501     129,125     115    None               No       No       Yes - 5  1.58
 33  Mission Madison Priest Lake Apartments     1,998,464     166,539      59    None at Closing,
                                                                                 Springing Hard     No       No       Yes - 3  1.20
33.1 Mission Madison Square Apartments
33.2 Mission Priest Lake Apartments
 34  Willowbrook West Apartments                1,989,760     165,813      35    None at Closing,
                                                                                 Springing Hard     No       No       Yes - 7  1.32
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           CUT-OFF     LTV
                                                                                                          DATE LTV  RATIO AT
                                                          GRACE         PAYMENT  APPRAISED    APPRAISAL   RATIO(6)  MATURITY
 ID                PROPERTY NAME                         PERIOD          DATE     VALUE(9)  AS-OF DATE(9)  (7)(8)  /ARD(6)(8)
-----------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                                     0               1    707,000,000    8/22/2005   42.43%    42.43%
 2   Valley View Center                                    5               1    169,000,000    12/9/2005   73.96%    73.96%
 3   SunTrust Center                                       5               1    153,000,000   11/14/2005   50.33%    50.33%
 4   Westin Philadelphia Hotel                             5               1     91,000,000    9/1/2005    79.12%    79.12%
 5   Rock Pointe Corporate Center                          0              11     90,500,000   10/12/2005   77.77%    64.60%
-----------------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes                                        5               1     92,500,000   12/19/2005   70.27%    70.27%
 7   The Harrisburg Portfolio                              0              11     76,700,000    9/1/2005    79.53%    72.30%
7.1  Gateway Office Center - Flank Drive                                         35,000,000    9/1/2005
7.2  Commerce Business Park                                                      19,300,000    9/1/2005
7.3  Rossmoyne Business Park                                                     13,800,000    9/1/2005
-----------------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office Center - Shannon Road                                         8,600,000    9/1/2005
     Beyman Multifamily Portfolio                          5               1     76,800,000     Various    78.96%    73.63%
 8   Empirian at Steele Park                               5               1     48,800,000    9/27/2005   78.96%    73.63%
 9   Colonnade at Germantown                               5               1     28,000,000    9/21/2005   78.96%    73.63%
 10  Sunset Media Tower                                    5               1     82,500,000    9/30/2005   66.67%    61.69%
-----------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                                       5               1     81,000,000   11/18/2005   64.20%    64.20%
 12  Woodcrest Corporate Center                   0 (5 days for the
                                               first 2 missed payments)   11     70,000,000   11/30/2005   72.00%    66.48%
 13  Riverview Square                                      0              11     58,000,000    8/23/2005   75.86%    70.27%
 14  Research Boulevard Center                             0              11     56,500,000   10/13/2005   76.11%    69.90%
 15  Shorenstein Brisbane                                  5               1     80,000,000   11/10/2005   49.53%    49.53%
-----------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard                                                       47,300,000   11/10/2005
15.2 5000 Marina Boulevard                                                       32,700,000   11/10/2005
 16  Stratford Plaza                                       5               1     51,900,000    11/4/2005   75.14%    67.36%
 17  The Ansonia                                           5              11     71,600,000    7/1/2005    53.07%    53.07%
 18  Lodge at Stone Oak Ranch Apartment Homes              5               1     41,400,000    9/19/2005   79.95%    71.13%
-----------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                                0              11     43,000,000    9/22/2005   73.84%    66.18%
     Century Center Parkway Portfolio                      5               1     40,000,000   11/10/2005   77.50%    69.36%
 20  1620, 1640, 1680 Century Center Parkway               5               1     19,400,000   11/10/2005   77.50%    69.36%
 21  1610 Century Center Parkway                           5               1      6,200,000   11/10/2005   77.50%    69.36%
 22  1670 Century Center Parkway                           5               1      5,500,000   11/10/2005   77.50%    69.36%
-----------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway                           5               1      4,500,000   11/10/2005   77.50%    69.36%
 24  1590 Century Center Parkway                           5               1      4,400,000   11/10/2005   77.50%    69.36%
 25  Conexant Building                                     0              11     44,000,000   11/16/2005   70.45%    60.40%
 26  Vistas at Seven Bar Ranch                             5               1     43,050,000   10/26/2005   71.31%    65.95%
     AG Portfolio                                          0              11     42,590,000    8/25/2005   69.97%    62.33%
-----------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA                          0              11     11,600,000    8/25/2005   69.97%    62.33%
 28  Safeway - Vancouver, WA                               0              11     10,900,000    8/22/2005   69.97%    62.33%
 29  Larry's Market - Tukwila, WA                          0              11     11,950,000    8/25/2005   69.97%    62.33%
 30  Sherm's Thunderbird Market - Roseburg, OR             0              11      8,140,000    8/22/2005   69.97%    62.33%
 31  Eastfield Mall                                        5               1     37,200,000    6/7/2005    80.00%    71.24%
-----------------------------------------------------------------------------------------------------------------------------
 32  University Club Tower                                 0              11     41,400,000    8/18/2005   69.32%    69.32%
 33  Mission Madison Priest Lake Apartments                5               1     38,050,000    12/8/2005   75.16%    70.05%
33.1 Mission Madison Square Apartments                                           20,100,000    12/8/2005
33.2 Mission Priest Lake Apartments                                              17,950,000    12/8/2005
 34  Willowbrook West Apartments                           0              11     40,200,000    11/2/2005   71.14%    63.88%
-----------------------------------------------------------------------------------------------------------------------------

 ID                PROPERTY NAME                                  ADDRESS                   CITY           COUNTY
------------------------------------------------------------------------------------------------------------------------

  1  Villas Parkmerced                         3711 19th Avenue                             San Francisco  San Francisco
  2  Valley View Center                        13331 Preston Road                           Dallas         Dallas
  3  SunTrust Center                           200 South Orange Avenue                      Orlando        Orange
  4  Westin Philadelphia Hotel                 99 South 17th Street at Liberty Place        Philadelphia   Philadelphia
  5  Rock Pointe Corporate Center              1330 North Washington Street                 Spokane        Spokane
------------------------------------------------------------------------------------------------------------------------
  6  Woodbury Lakes                            9000 Hudson Road                             Woodbury       Washington
  7  The Harrisburg Portfolio                  Various                                      Various        Various
 7.1 Gateway Office Center - Flank Drive       6340, 6345, 6360, 6375, 6380, 6385, 6400 and
                                               6405 Flank Drive                             Harrisburg     Dauphin
 7.2 Commerce Business Park                    2605 Interstate Drive and 2601 Market Place  Harrisburg     Dauphin
 7.3 Rossmoyne Business Park                   5070 A, 5070 B and 5035 Ritter Road          Mechanicsburg  Cumberland
------------------------------------------------------------------------------------------------------------------------
 7.4 Gateway Office Center - Shannon Road      75, 85 and 95 Shannon Road                   Harrisburg     Dauphin
     Beyman Multifamily Portfolio              Various                                      Various        Various
  8  Empirian at Steele Park                   411 East Indian School Road                  Phoenix        Maricopa
  9  Colonnade at Germantown                   7491 Wyndhurst Place                         Germantown     Shelby
 10  Sunset Media Tower                        6255 Sunset Boulevard                        Hollywood      Los Angeles
------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                           1900 South State College Boulevard           Anaheim        Orange
 12  Woodcrest Corporate Center                101 Woodcrest Road                           Cherry Hill    Camden
 13  Riverview Square                          99-101 East River Drive                      East Hartford  Hartford
 14  Research Boulevard Center                 1801 & 1803 Research Boulevard               Rockville      Montgomery
 15  Shorenstein Brisbane                      Various                                      Brisbane       San Mateo
------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard                     7000 Marina Boulevard                        Brisbane       San Mateo
15.2 5000 Marina Boulevard                     5000 Marina Boulevard                        Brisbane       San Mateo
 16  Stratford Plaza                           140-166 S. Gary Avenue                       Bloomingdale   Dupage
 17  The Ansonia                               2109 Broadway                                New York       New York
 18  Lodge at Stone Oak Ranch Apartment Homes  5400 West Parmer Lane                        Austin         Travis
------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                    2510-2512 West Dunlap Avenue                 Phoenix        Maricopa
     Century Center Parkway Portfolio          Various                                      Memphis        Shelby
 20  1620, 1640, 1680 Century Center Parkway   1620, 1640, 1680 Century Center Parkway      Memphis        Shelby
 21  1610 Century Center Parkway               1610 Century Center Parkway                  Memphis        Shelby
 22  1670 Century Center Parkway               1670 Century Center Parkway                  Memphis        Shelby
------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway               1600 Century Center Parkway                  Memphis        Shelby
 24  1590 Century Center Parkway               1590 Century Center Parkway                  Memphis        Shelby
 25  Conexant Building                         9808 and 9868 Scranton Road                  San Diego      San Diego
 26  Vistas at Seven Bar Ranch                 10600 Cibola Loop NW                         Albuquerque    Bernalillo
     AG Portfolio                              Various                                      Various        Various
------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA              1702 Auburn Way North                        Auburn         King
 28  Safeway - Vancouver, WA                   13719 Southeast Mill Plain Boulevard         Vancouver      Clark
 29  Larry's Market - Tukwila, WA              3725 South 144th Street                      Tukwila        King
 30  Sherm's Thunderbird Market - Roseburg, OR 2553 Northwest Stewart Parkway               Roseburg       Douglas
 31  Eastfield Mall                            1655 Boston Road (US Route 20)               Springfield    Hampden
------------------------------------------------------------------------------------------------------------------------
 32  University Club Tower                     1034 South Brentwood Boulevard               Saint Louis    Saint Louis
 33  Mission Madison Priest Lake Apartments    Various                                      Various        Davidson
33.1 Mission Madison Square Apartments         510 Heritage Drive                           Madison        Davidson
33.2 Mission Priest Lake Apartments            3555 Bell Road                               Nashville      Davidson
 34  Willowbrook West Apartments               2053 Willowbrook Drive                       West Lafayette Tippecanoe
------------------------------------------------------------------------------------------------------------------------

                                                                                           NET
                                                                                        RENTABLE   UNITS
                                                                   YEAR         YEAR     AREA       OF
 ID                PROPERTY NAME                STATE  ZIP CODE    BUILT     RENOVATED  SF/UNITS  MEASURE
---------------------------------------------------------------------------------------------------------

  1  Villas Parkmerced                         CA       94132    1944-1951    Ongoing     3,221   Units
  2  Valley View Center                        TX       75240      1965         2004     733,459  Sq Ft
  3  SunTrust Center                           FL       32801      1988       Ongoing    646,281  Sq Ft
  4  Westin Philadelphia Hotel                 PA       19103      1989         1999       290    Rooms
  5  Rock Pointe Corporate Center              WA       99201    1987-1998  2003 & 2004  565,746  Sq. Ft.
---------------------------------------------------------------------------------------------------------
  6  Woodbury Lakes                            MN       55125      2005                  304,445  Sq Ft
  7  The Harrisburg Portfolio                  PA       Various   Various       2004     671,759  Sq. Ft.
 7.1 Gateway Office Center - Flank Drive       PA       17112    1988-2000      2004     353,954  Sq. Ft.
 7.2 Commerce Business Park                    PA       17110    1989-1990               144,867  Sq. Ft.
 7.3 Rossmoyne Business Park                   PA       17055    1988-1989               117,212  Sq. Ft.
---------------------------------------------------------------------------------------------------------
 7.4 Gateway Office Center - Shannon Road      PA       17112      2000                  55,726   Sq. Ft.
     Beyman Multifamily Portfolio              Various  Various   Various                  651    Units
  8  Empirian at Steele Park                   AZ       85012      1999                    399    Units
  9  Colonnade at Germantown                   TN       38138      1997                    252    Units
 10  Sunset Media Tower                        CA       90028      1972         1990     314,435  Sq. Ft.
---------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                           CA       92806      2001                  272,827  Sq Ft
 12  Woodcrest Corporate Center                NJ       08003    1960-1975      2004     333,275  Sq. Ft.
 13  Riverview Square                          CT       06108   1982 & 1983              321,205  Sq. Ft.
 14  Research Boulevard Center                 MD       20850   1980 & 1983     1995     257,280  Sq. Ft.
 15  Shorenstein Brisbane                      CA       94005     Various                167,177  Sq Ft
---------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard                     CA       94005      1986                  104,092  Sq Ft
15.2 5000 Marina Boulevard                     CA       94005      2000                  63,085   Sq Ft
 16  Stratford Plaza                           IL       60108      1992                  358,385  Sq. Ft.
 17  The Ansonia                               NY       10023      1904         1982     103,928  Sq. Ft.
 18  Lodge at Stone Oak Ranch Apartment Homes  TX       78727      2001                    434    Units
---------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                    AZ       85021   1989 & 1999              301,696  Sq. Ft.
     Century Center Parkway Portfolio          TN       38134     Various                520,052  Sq Ft
 20  1620, 1640, 1680 Century Center Parkway   TN       38134   1990, 1995               225,869  Sq Ft
 21  1610 Century Center Parkway               TN       38134      2001                  48,495   Sq Ft
 22  1670 Century Center Parkway               TN       38134      2004                  33,688   Sq Ft
---------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway               TN       38134      1995                  94,000   Sq Ft
 24  1590 Century Center Parkway               TN       38134      1995                  118,000  Sq Ft
 25  Conexant Building                         CA       92121   1986 & 1993              199,458  Sq. Ft.
 26  Vistas at Seven Bar Ranch                 NM       87114   1986, 1996                 572    Units
     AG Portfolio                              Various  Various    1993                  265,459  Sq. Ft.
---------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA              WA       98002      1993                  71,983   Sq. Ft.
 28  Safeway - Vancouver, WA                   WA       98684      1993                  68,164   Sq. Ft.
 29  Larry's Market - Tukwila, WA              WA       98168      1993                  57,084   Sq. Ft.
 30  Sherm's Thunderbird Market - Roseburg, OR OR       97470      1993                  68,228   Sq. Ft.
 31  Eastfield Mall                            MA       01129      1968      1986, 1999  274,300  Sq Ft
---------------------------------------------------------------------------------------------------------
 32  University Club Tower                     MO       63117      1973                  272,942  Sq. Ft.
 33  Mission Madison Priest Lake Apartments    TN       Various   Various                  649    Units
33.1 Mission Madison Square Apartments         TN       37115   1973, 1979                 349    Units
33.2 Mission Priest Lake Apartments            TN       37214   1984, 2002                 300    Units
 34  Willowbrook West Apartments               IN       47906    2000-2002                 360    Units
---------------------------------------------------------------------------------------------------------

                                               LOAN PER NET                          FOURTH    FOURTH MOST    THIRD
                                               RENTABLE AREA PREPAYMENT PROVISIONS MOST RECENT RECENT NOI  MOST RECENT
 ID                PROPERTY NAME                SF/UNITS(8)   (# OF PAYMENTS)(10)      NOI        DATE         NOI
----------------------------------------------------------------------------------------------------------------------

  1  Villas Parkmerced                            93,138.78    L(24);YM1(32);O(4)   24,584,225 12/31/2002  23,556,197
  2  Valley View Center                              170.43    L(26);D(29);O(5)
  3  SunTrust Center                                 119.14    L(26);D(89);O(5)     12,137,000 12/31/2002  11,188,400
  4  Westin Philadelphia Hotel                   248,275.86    L(27);D(29);O(4)      4,521,000 12/31/2002   4,312,000
  5  Rock Pointe Corporate Center                    124.41    L(27);D(89);O(4)                             7,086,396
----------------------------------------------------------------------------------------------------------------------
  6  Woodbury Lakes                                  213.50    L(23);YM1(93);O(4)
  7  The Harrisburg Portfolio                         90.81    L(29);D(89);O(2)                             7,135,550
 7.1 Gateway Office Center - Flank Drive                                                                    3,573,246
 7.2 Commerce Business Park                                                                                 1,633,769
 7.3 Rossmoyne Business Park                                                                                1,156,783
----------------------------------------------------------------------------------------------------------------------
 7.4 Gateway Office Center - Shannon Road                                                                     771,752
     Beyman Multifamily Portfolio                 93,149.00    L(27);D(89);O(4)                             3,246,947
  8  Empirian at Steele Park                      96,491.23    L(27);D(89);O(4)                             1,644,562
  9  Colonnade at Germantown                      87,857.14    L(27);D(89);O(4)                             1,602,385
 10  Sunset Media Tower                              174.92    L(36);D(80);O(4)
----------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                                 190.60    L(18);YM1(89);O(13)
 12  Woodcrest Corporate Center                      151.23    L(26);D(90);O(4)
 13  Riverview Square                                136.98    L(29);D(88);O(3)                             4,755,977
 14  Research Boulevard Center                       167.13    L(27);D(90);O(3)                             2,929,194
 15  Shorenstein Brisbane                            237.02    L(26);D(54);O(4)                             8,834,696
----------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard                                                                                  4,971,340
15.2 5000 Marina Boulevard                                                                                  3,863,355
 16  Stratford Plaza                                 108.82    L(25);D(91);O(4)
 17  The Ansonia                                     365.64    L(27);D(90);O(3)                             4,835,179
 18  Lodge at Stone Oak Ranch Apartment Homes     76,267.28    L(35);YM1(81);O(4)
----------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                          105.24    L(12);YM1(104);O(4)                          3,655,012
     Century Center Parkway Portfolio                 59.61    L(25);YM1(88);O(7)                           2,159,307
 20  1620, 1640, 1680 Century Center Parkway          64.64    L(25);YM1(88);O(7)                           1,288,685
 21  1610 Century Center Parkway                     101.04    L(25);YM1(88);O(7)                             343,813
 22  1670 Century Center Parkway                     130.61    L(25);YM1(88);O(7)
----------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway                      38.30    L(25);YM1(88);O(7)                             286,158
 24  1590 Century Center Parkway                      29.66    L(25);YM1(88);O(7)                             240,651
 25  Conexant Building                               155.42    L(11);YM1(122);O(4)                          3,127,290
 26  Vistas at Seven Bar Ranch                    53,671.33    L(26);D(90);O(4)                             2,496,151
     AG Portfolio                                              L(28);D(89);O(3)                             2,903,166
----------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA                    122.25    L(28);D(89);O(3)                               792,087
 28  Safeway - Vancouver, WA                         117.36    L(28);D(89);O(3)                               741,088
 29  Larry's Market - Tukwila, WA                    122.63    L(28);D(89);O(3)                               818,145
 30  Sherm's Thunderbird Market - Roseburg, OR        87.94    L(28);D(89);O(3)                               551,846
 31  Eastfield Mall                                  108.49    L(29);D(87);O(4)      3,125,219 12/31/2002   3,527,169
----------------------------------------------------------------------------------------------------------------------
 32  University Club Tower                           105.15    L(29);YM+2(88);O(3)                          2,970,796
 33  Mission Madison Priest Lake Apartments       44,067.80    L(25);D(91);O(4)                             2,395,403
33.1 Mission Madison Square Apartments                                                                      1,289,416
33.2 Mission Priest Lake Apartments                                                                         1,105,987
 34  Willowbrook West Apartments                  79,444.44    L(25);D(92);O(3)                             2,718,486
----------------------------------------------------------------------------------------------------------------------

                                  THIRD MOST    SECOND   SECOND MOST               MOST RECENT
                                  RECENT NOI MOST RECENT  RECENT NOI MOST RECENT       NOI
 ID          PROPERTY NAME           DATE        NOI         DATE        NOI           DATE
-------------------------------------------------------------------------------------------------

 1   Villas Parkmerced            12/31/2003  31,271,530  12/31/2004  30,582,043  T-12 5/31/2005
 2   Valley View Center                       10,141,450  12/31/2004  11,581,748  Ann. 9/30/2005
 3   SunTrust Center              12/31/2003  10,762,400  12/31/2004  10,901,821 Ann. 11/30/2005
 4   Westin Philadelphia Hotel    12/31/2003   5,409,000  12/31/2004   7,281,000 T-12 10/31/2005
 5   Rock Pointe Corporate Center 12/31/2003   7,049,946  12/31/2004   6,758,271  T-12 8/31/2005
-------------------------------------------------------------------------------------------------
 6   Woodbury Lakes
 7   The Harrisburg Portfolio     12/31/2003   6,048,954  12/31/2004   5,916,378  Ann. 7/31/2005
7.1  Gateway Office Center -
     Flank Drive                  12/31/2003   2,619,439  12/31/2004   2,450,067  Ann. 7/31/2005
7.2  Commerce Business Park       12/31/2003   1,708,218  12/31/2004   1,594,454  Ann. 7/31/2005
7.3  Rossmoyne Business Park      12/31/2003   1,010,642  12/31/2004   1,094,753  Ann. 7/31/2005
-------------------------------------------------------------------------------------------------
7.4  Gateway Office Center -
     Shannon Road                 12/31/2003     710,655  12/31/2004     777,105  Ann. 7/31/2005
     Beyman Multifamily Portfolio 12/31/2003   3,613,530  12/31/2004   4,427,760     Various
 8   Empirian at Steele Park      12/31/2003   1,887,787  12/31/2004   2,646,148  T-12 9/30/2005
 9   Colonnade at Germantown      12/31/2003   1,725,743  12/31/2004   1,781,612 T-12 10/31/2005
 10  Sunset Media Tower                        2,728,172  12/31/2004   4,432,422  Ann. 9/30/2005
-------------------------------------------------------------------------------------------------
 11  Stadium Gateway                           5,055,068  12/31/2004   5,388,132 Ann. 11/30/2005
 12  Woodcrest Corporate Center
 13  Riverview Square             12/31/2003   4,959,716  12/31/2004   4,953,742  Ann. 6/30/2005
 14  Research Boulevard Center    12/31/2003   3,465,936  12/31/2004   3,785,139  Ann. 8/31/2005
 15  Shorenstein Brisbane         12/31/2003   8,753,171  12/31/2004   8,935,086  Ann. 6/30/2005
-------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard        12/31/2003   5,081,700  12/31/2004   5,170,330  Ann. 6/30/2005
15.2 5000 Marina Boulevard        12/31/2003   3,671,471  12/31/2004   3,764,756  Ann. 6/30/2005
 16  Stratford Plaza                           3,506,347  12/31/2004   3,438,369 Ann. 11/30/2005
 17  The Ansonia                  12/31/2003   5,546,907  12/31/2004   4,526,964  Ann. 6/30/2005
 18  Lodge at Stone Oak Ranch
     Apartment Homes                           1,535,902  12/31/2004   1,685,902  Ann. 9/30/2005
-------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza       12/31/2003   2,087,544  12/31/2004   2,114,305  T-12 6/30/2005
     Century Center Parkway
     Portfolio                    12/31/2003   2,884,203  12/31/2004   3,305,023 T-12 11/30/2005
 20  1620, 1640, 1680 Century
     Center Parkway               12/31/2003   1,484,413  12/31/2004   1,356,572 T-12 11/30/2005
 21  1610 Century Center Parkway  12/31/2003     626,437  12/31/2004     597,650 T-12 11/30/2005
 22  1670 Century Center Parkway                  84,340  12/31/2004     519,222 T-12 11/30/2005
-------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway  12/31/2003     415,933  12/31/2004     463,664 T-12 11/30/2005
 24  1590 Century Center Parkway  12/31/2003     273,080  12/31/2004     367,915 T-12 11/30/2005
 25  Conexant Building            12/31/2003   3,147,267  12/31/2004   3,218,417  Ann. 7/31/2005
 26  Vistas at Seven Bar Ranch    12/31/2003   2,680,427  12/31/2004   2,722,433  T-12 9/30/2005
     AG Portfolio                 12/31/2003   3,022,781  12/31/2004   3,022,781 Ann. 10/31/2005
-------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA 12/31/2003     826,361  12/31/2004     826,361 Ann. 10/31/2005
 28  Safeway - Vancouver, WA      12/31/2003     773,356  12/31/2004     773,356 Ann. 10/31/2005
 29  Larry's Market - Tukwila, WA 12/31/2003     847,188  12/31/2004     847,188 Ann. 10/31/2005
 30  Sherm's Thunderbird Market
     - Roseburg, OR               12/31/2003     575,876  12/31/2004     575,876 Ann. 10/31/2005
 31  Eastfield Mall               12/31/2003   3,247,085  12/31/2004   3,390,743  T-12 7/31/2005
-------------------------------------------------------------------------------------------------
 32  University Club Tower        12/31/2003   3,055,611  12/31/2004   3,056,382  Ann. 7/31/2005
 33  Mission Madison Priest
     Lake Apartments              12/31/2003   2,437,658  12/31/2004   2,520,979     Various
33.1 Mission Madison Square
     Apartments                   12/31/2003   1,353,155  12/31/2004   1,499,574    12/31/2005
33.2 Mission Priest Lake
     Apartments                   12/31/2003   1,084,503  12/31/2004   1,021,405    12/25/2005
 34  Willowbrook West Apartments  12/31/2003   2,006,684  12/31/2004   2,010,240 T-12 10/31/2005
-------------------------------------------------------------------------------------------------

                                  UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
 ID          PROPERTY NAME             NOI       REVENUE        EGI        EXPENSES
-------------------------------------------------------------------------------------

 1   Villas Parkmerced              41,647,319   61,969,692   63,183,015   21,535,696
 2   Valley View Center             12,458,705   10,168,430   20,888,009    8,429,304
 3   SunTrust Center                10,692,516   15,001,970   17,587,803    6,895,287
 4   Westin Philadelphia Hotel       7,935,686   15,989,720   25,447,180   17,511,494
 5   Rock Pointe Corporate Center    6,550,821    9,830,456    9,879,038    3,328,216
--------------------------------------------------------------------------------------
 6   Woodbury Lakes                  6,300,800    4,924,703    9,570,424    3,269,624
 7   The Harrisburg Portfolio        5,668,608    8,689,229    8,689,229    3,020,620
7.1  Gateway Office Center -
     Flank Drive                     2,684,058    3,935,951    3,935,951    1,251,893
7.2  Commerce Business Park          1,221,733    2,306,806    2,306,806    1,085,073
7.3  Rossmoyne Business Park         1,094,217    1,558,757    1,558,757      464,539
--------------------------------------------------------------------------------------
7.4  Gateway Office Center -
     Shannon Road                      668,600      887,715      887,715      219,115
     Beyman Multifamily Portfolio    4,633,971    6,563,216    6,957,276    2,323,305
 8   Empirian at Steele Park         2,937,545    3,993,487    4,209,935    1,272,390
 9   Colonnade at Germantown         1,696,426    2,569,729    2,747,341    1,050,915
 10  Sunset Media Tower              5,142,405    7,316,683    8,428,932    3,286,527
--------------------------------------------------------------------------------------
 11  Stadium Gateway                 4,755,774    6,526,476    7,037,985    2,282,211
 12  Woodcrest Corporate Center      4,970,625    7,264,486    7,264,486    2,293,861
 13  Riverview Square                4,038,001    7,063,387    7,073,867    3,035,866
 14  Research Boulevard Center       3,700,129    5,878,635    5,931,808    2,231,679
 15  Shorenstein Brisbane            8,375,781    8,372,781    9,926,607    1,550,826
--------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard           4,870,684    4,870,684    5,819,114      948,430
15.2 5000 Marina Boulevard           3,505,097    3,502,097    4,107,493      602,396
 16  Stratford Plaza                 3,526,429    3,773,432    5,012,758    1,486,329
 17  The Ansonia                     4,527,646    6,691,467    6,691,467    2,163,822
 18  Lodge at Stone Oak Ranch
     Apartment Homes                 2,752,163    4,441,673    4,754,753    2,002,590
--------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza          2,924,985    5,658,366    5,746,662    2,821,677
     Century Center Parkway
     Portfolio                       3,009,919    2,957,157    4,287,557    1,277,638
 20  1620, 1640, 1680 Century
     Center Parkway                  1,382,592    1,363,537    1,945,643      563,051
 21  1610 Century Center Parkway       518,279      546,674      710,011      191,732
 22  1670 Century Center Parkway       437,670      354,779      618,814      181,145
--------------------------------------------------------------------------------------
 23  1600 Century Center Parkway       336,722      337,750      502,375      165,653
 24  1590 Century Center Parkway       334,656      354,417      510,713      176,058
 25  Conexant Building               2,946,010    3,664,916    3,664,916      718,905
 26  Vistas at Seven Bar Ranch       2,725,679    4,005,894    4,535,886    1,810,207
     AG Portfolio                    2,786,070    2,872,237    2,872,237       86,167
--------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA      761,492      785,043      785,043       23,551
 28  Safeway - Vancouver, WA           712,647      734,688      734,688       22,041
 29  Larry's Market - Tukwila, WA      781,261      805,424      805,424       24,163
 30  Sherm's Thunderbird Market
     - Roseburg, OR                    530,669      547,082      547,082       16,412
 31  Eastfield Mall                  2,788,109    4,072,143    7,874,280    5,086,171
--------------------------------------------------------------------------------------
 32  University Club Tower           2,958,509    4,665,054    5,430,549    2,472,040
 33  Mission Madison Priest
     Lake Apartments                 2,518,367    4,481,009    4,811,415    2,293,048
33.1 Mission Madison Square
     Apartments                      1,455,397    2,364,914    2,594,876    1,139,479
33.2 Mission Priest Lake
     Apartments                      1,062,970    2,116,095    2,216,539    1,153,569
 34  Willowbrook West Apartments     2,798,209    4,535,784    4,535,784    1,737,575
--------------------------------------------------------------------------------------

                                               UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN NET
 ID                PROPERTY NAME                 RESERVES       TI/LC        CASH FLOW             LARGEST TENANT            SF
---------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                            805,250                   40,842,069
 2   Valley View Center                           117,868     335,459       12,005,378    J.C. Penny                      220,378
 3   SunTrust Center                              174,496     294,527       10,223,493    SunTrust Banks, Inc.            267,214
 4   Westin Philadelphia Hotel                    763,415                    7,172,271
 5   Rock Pointe Corporate Center                  84,862     471,170        5,994,789    State of Washington              98,825
----------------------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes                                60,889     209,097        6,030,814    Linens 'N Things                 28,000
 7   The Harrisburg Portfolio                     100,764     431,758        5,136,087
7.1  Gateway Office Center - Flank Drive           53,093     200,101        2,430,864    Lancaster-Lebanon Int.           68,200
7.2  Commerce Business Park                        21,730     108,381        1,091,622    P.E.M.A.                         79,456
7.3  Rossmoyne Business Park                       17,582      83,432          993,204    Admin. Office of PA Courts       55,596
----------------------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office Center - Shannon Road           8,359      39,844          620,397    New World Pasta Company          34,839
     Beyman Multifamily Portfolio                 139,020                    4,494,951
 8   Empirian at Steele Park                       79,800                    2,857,745
 9   Colonnade at Germantown                       59,220                    1,637,206
 10  Sunset Media Tower                            62,996     353,778        4,725,631    VNU, Inc.                        70,275
----------------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                               54,565     229,545        4,471,664    New Horizons Worlwide            86,097
 12  Woodcrest Corporate Center                    66,655     579,621        4,324,349    EDS/Towers Perrin               200,000
 13  Riverview Square                              51,393     383,228        3,603,380    State of Connecticut            197,583
 14  Research Boulevard Center                     38,592     229,777        3,431,760    Adventist Healthcare, Inc.       77,867
 15  Shorenstein Brisbane                          33,435     183,004        8,159,342    Wal-Mart.Com, Inc.              167,177
----------------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard                         20,818     107,048        4,742,818    Wal-Mart.Com, Inc.              104,092
15.2 5000 Marina Boulevard                         12,617      75,956        3,416,524    Wal-Mart.Com, Inc.               63,085
 16  Stratford Plaza                               79,485     132,933        3,314,011    KMART                           104,231
 17  The Ansonia                                   19,886     213,839        4,293,921    A&P (sub-Gristede's)             30,149
 18  Lodge at Stone Oak Ranch Apartment Homes     108,500                    2,643,663
----------------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                        60,138     226,692        2,638,156    American Express Travel Related 169,071
     Century Center Parkway Portfolio              78,008     313,096        2,618,816
 20  1620, 1640, 1680 Century Center Parkway       33,880     145,929        1,202,783    Accredo Health                  166,511
 21  1610 Century Center Parkway                    7,274      69,039          441,966    Advertising Checking             24,284
 22  1670 Century Center Parkway                    5,053      47,959          384,657    Accredo Health                   33,688
----------------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway                   14,100      21,566          301,056    Clear Channel                    28,250
 24  1590 Century Center Parkway                   17,700      28,602          288,354    Caroline Records                 47,250
 25  Conexant Building                             63,827     227,765        2,654,419    Conexant Systems, Inc.          199,458
 26  Vistas at Seven Bar Ranch                    143,000                    2,582,679
     AG Portfolio                                  39,819      72,331        2,673,920    Associated Grocers, Inc.        265,459
----------------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA                  10,797      19,722          730,973    Associated Grocers, Inc.         71,983
 28  Safeway - Vancouver, WA                       10,225      18,523          683,899    Associated Grocers, Inc.         68,164
 29  Larry's Market - Tukwila, WA                   8,563      18,840          753,858    Associated Grocers, Inc.         57,084
 30  Sherm's Thunderbird Market - Roseburg, OR     10,234      15,245          505,190    Associated Grocers, Inc.         68,228
 31  Eastfield Mall                                54,860     137,619        2,595,631    National Amusements Inc.         66,680
----------------------------------------------------------------------------------------------------------------------------------
 32  University Club Tower                         52,640     453,991        2,451,877    University Club St Louis         46,200
 33  Mission Madison Priest Lake Apartments       129,800                    2,388,567
33.1 Mission Madison Square Apartments             69,800                    1,385,597
33.2 Mission Priest Lake Apartments                60,000                    1,002,970
 34  Willowbrook West Apartments                  175,770                    2,622,439
----------------------------------------------------------------------------------------------------------------------------------

                                                  LEASE
 ID                PROPERTY NAME               EXPIRATION
---------------------------------------------------------

 1   Villas Parkmerced
 2   Valley View Center                         11/1/2016
 3   SunTrust Center                            7/10/2008
 4   Westin Philadelphia Hotel
 5   Rock Pointe Corporate Center               9/30/2008
---------------------------------------------------------
 6   Woodbury Lakes                             1/31/2016
 7   The Harrisburg Portfolio
7.1  Gateway Office Center - Flank Drive        6/30/2007
7.2  Commerce Business Park                     2/29/2012
7.3  Rossmoyne Business Park                    6/30/2007
---------------------------------------------------------
7.4  Gateway Office Center - Shannon Road       6/30/2009
     Beyman Multifamily Portfolio
 8   Empirian at Steele Park
 9   Colonnade at Germantown
 10  Sunset Media Tower                        11/30/2013
---------------------------------------------------------
 11  Stadium Gateway                            1/31/2012
 12  Woodcrest Corporate Center                 8/31/2015
 13  Riverview Square                          10/31/2010
 14  Research Boulevard Center                  4/30/2013
 15  Shorenstein Brisbane                       1/31/2012
---------------------------------------------------------
15.1 7000 Marina Boulevard                      1/31/2012
15.2 5000 Marina Boulevard                      1/31/2012
 16  Stratford Plaza                            9/30/2017
 17  The Ansonia                                9/30/2017
 18  Lodge at Stone Oak Ranch Apartment Homes
---------------------------------------------------------
 19  Canyon Corporate Plaza                     5/31/2014
     Century Center Parkway Portfolio
 20  1620, 1640, 1680 Century Center Parkway   12/31/2009
 21  1610 Century Center Parkway                7/31/2007
 22  1670 Century Center Parkway               12/31/2009
---------------------------------------------------------
 23  1600 Century Center Parkway                8/31/2013
 24  1590 Century Center Parkway                5/30/2008
 25  Conexant Building                          6/20/2017
 26  Vistas at Seven Bar Ranch
     AG Portfolio
---------------------------------------------------------
 27  Top Food & Drug - Auburn, WA              12/20/2013
 28  Safeway - Vancouver, WA                   12/20/2013
 29  Larry's Market - Tukwila, WA               10/6/2013
 30  Sherm's Thunderbird Market - Roseburg, OR 12/20/2013
 31  Eastfield Mall                             7/31/2019
---------------------------------------------------------
 32  University Club Tower                      5/31/2010
 33  Mission Madison Priest Lake Apartments
33.1 Mission Madison Square Apartments
33.2 Mission Priest Lake Apartments
 34  Willowbrook West Apartments
---------------------------------------------------------

                                                                                    LEASE
 ID          PROPERTY NAME                   2ND LARGEST TENANT             SF   EXPIRATION    3RD LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced
 2   Valley View Center             AMC Theaters                          72,991  5/31/2024 Valley View Sportsplex
 3   SunTrust Center                Holland & Knight LLP                  52,417 11/30/2010 Baker & Hostetler LLP
 4   Westin Philadelphia Hotel
 5   Rock Pointe Corporate Center   Avista Advantage                      73,611  4/30/2010 Pitney Bowes
----------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes                 DSW                                   24,990  1/31/2016 Michaels
 7   The Harrisburg Portfolio
7.1  Gateway Office Center -
     Flank Drive                    Primedia Enthusiast Publications Inc. 46,107  2/28/2009 Pa Coaliation Against
                                                                                            Domestic Violence
7.2  Commerce Business Park         Ernst & Young U.S. LLP                17,499 10/31/2007 Quality Insights of PA
7.3  Rossmoyne Business Park        Vale National Training Center         17,600 12/31/2009 Roadway Express, Inc.
----------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office Center -
     Shannon Road                   McCormick, Taylor & Associates, Inc.  20,887  6/30/2009
     Beyman Multifamily Portfolio
 8   Empirian at Steele Park
 9   Colonnade at Germantown
 10  Sunset Media Tower             HOB Entertainment, Inc.               47,607  2/28/2015 Frederick's of Hollywood
----------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                Countrywide Home Loans, Inc.          52,622  1/31/2008 Alliance Imaging, Inc.
 12  Woodcrest Corporate Center     Equity One, Inc.                      57,166  5/31/2011 American Water Works
 13  Riverview Square               Computer Sciences Corporation         63,900 10/31/2010 Verizon/Cellco
 14  Research Boulevard Center      Z Tech Corporation                    26,130  9/30/2010 Skanska USA Building, Inc
 15  Shorenstein Brisbane
----------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard
15.2 5000 Marina Boulevard
 16  Stratford Plaza                Dominick's Finer Foods                69,246  8/31/2012 The Sports Authority, Inc.
 17  The Ansonia                    Ansonia Parking                       21,306  7/31/2008 The North Face, Inc.
 18  Lodge at Stone Oak Ranch
     Apartment Homes
----------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza         Liberty Mutual                        26,725  7/31/2007 Suburban Mortgage
     Century Center Parkway
     Portfolio
 20  1620, 1640, 1680 Century
     Center Parkway                 Avaya                                  9,245  8/31/2009 Kindred Hospitals
 21  1610 Century Center Parkway    ACH Food Companies                    24,211  4/30/2008
 22  1670 Century Center Parkway
----------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway    Baptist Memorial                      28,250  4/30/2006 Boston Brace
 24  1590 Century Center Parkway    Superior Pool Product                 35,500  3/31/2008 Ethan Allan
 25  Conexant Building
 26  Vistas at Seven Bar Ranch
     AG Portfolio
----------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA
 28  Safeway - Vancouver, WA
 29  Larry's Market - Tukwila, WA
 30  Sherm's Thunderbird Market -
     Roseburg, OR
 31  Eastfield Mall                 Old Navy                              27,990  2/28/2010 The Gap/Gap Kids
----------------------------------------------------------------------------------------------------------------------
 32  University Club Tower          Mueller, Prost et al                  16,433 11/30/2010 St. Louis University
 33  Mission Madison Priest
     Lake Apartments
33.1 Mission Madison Square
     Apartments
33.2 Mission Priest Lake Apartments
 34  Willowbrook West Apartments
----------------------------------------------------------------------------------------------------------------------

                                                                      UPFRONT     MONTHLY
                                     LEASE    OCCUPANCY OCCUPANCY   REPLACEMENT REPLACEMENT
 ID      PROPERTY NAME       SF    EXPIRATION   RATE    AS-OF DATE    RESERVES    RESERVES
-------------------------------------------------------------------------------------------

 1   Villas Parkmerced                          96.62%   10/31/2005  3,050,000
 2   Valley View Center    60,800   7/31/2015   91.04%   11/30/2005
 3   SunTrust Center       52,368   3/31/2014   85.82%    12/9/2005
 4   Westin Philadelphia                                                        4% of Hotel
     Hotel                  79.90% 10/31/2005                                   Revenue
 5   Rock Pointe Corporate
     Center                57,964   8/30/2009   91.71%    11/1/2005                   7,072
-------------------------------------------------------------------------------------------
 6   Woodbury Lakes        23,644   1/31/2016   84.51%     1/1/2006
 7   The Harrisburg
     Portfolio              89.35%  12/8/2005                                         5,598
7.1  Gateway Office Center
     - Flank Drive         26,859  12/31/2007   82.50%    12/8/2005
7.2  Commerce Business
     Park                  11,903   8/31/2008   95.69%    12/8/2005
7.3  Rossmoyne Business
     Park                  12,460   8/31/2010   97.14%    12/8/2005
-------------------------------------------------------------------------------------------
7.4  Gateway Office Center
     - Shannon Road                            100.00%    12/8/2005
     Beyman Multifamily
     Portfolio                                  96.62%      Various                  11,585
 8   Empirian at Steele
     Park                                       94.99%   10/28/2005                   6,650
 9   Colonnade at
     Germantown                                 99.20%   11/22/2005                   4,935
 10  Sunset Media Tower    22,462   2/28/2015   93.50%   12/12/2005                   5,248
-------------------------------------------------------------------------------------------
 11  Stadium Gateway       46,887    7/6/2008  100.00%   12/31/2005
 12  Woodcrest Corporate
     Center                54,587   2/28/2011   93.54%   12/28/2005
 13  Riverview Square      20,697   2/28/2008  100.00%    9/15/2005                   4,283
 14  Research Boulevard
     Center                11,788   6/30/2010   80.01%   11/16/2005    216,115        3,216
 15  Shorenstein Brisbane                      100.00%    9/20/2005
-------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard                     100.00%    9/20/2005
15.2 5000 Marina Boulevard                     100.00%    9/20/2005
 16  Stratford Plaza       43,012  11/30/2013   96.40%    12/6/2005    238,455        6,624
 17  The Ansonia            8,203   1/31/2013   93.63%    12/1/2005                   1,732
 18  Lodge at Stone Oak
     Ranch Apartment Homes                      93.80%    9/19/2005                   9,042
-------------------------------------------------------------------------------------------
 19  Canyon Corporate
     Plaza                 22,681   6/30/2009   92.21%   10/10/2005                   5,000
     Century Center
     Parkway Portfolio                          97.03%    12/1/2005                   6,503
 20  1620, 1640, 1680
     Century Center
     Parkway                7,722   1/31/2008   93.16%    12/1/2005                   2,824
 21  1610 Century Center
     Parkway                                   100.00%    12/1/2005                     607
 22  1670 Century Center
     Parkway                                   100.00%    12/1/2005                     422
-------------------------------------------------------------------------------------------
 23  1600 Century Center
     Parkway               19,000  12/31/2006  100.00%    12/1/2005                   1,175
 24  1590 Century Center
     Parkway               11,750  11/30/2008  100.00%    12/1/2005                   1,475
 25  Conexant Building                         100.00%     8/1/2005
 26  Vistas at Seven Bar
     Ranch                                      96.85%   10/24/2005    386,100
     AG Portfolio                              100.00%   10/11/2005
-------------------------------------------------------------------------------------------
 27  Top Food & Drug -
     Auburn, WA                                100.00%   10/11/2005
 28  Safeway - Vancouver,
     WA                                        100.00%   10/11/2005
 29  Larry's Market -
     Tukwila, WA                               100.00%   10/11/2005
 30  Sherm's Thunderbird
     Market - Roseburg, OR                     100.00%   10/11/2005
 31  Eastfield Mall         9,485   1/31/2010   94.97%    9/28/2005                   4,572
-------------------------------------------------------------------------------------------
 32  University Club Tower 12,941   8/31/2008   84.86%    2/10/2006
 33  Mission Madison
     Priest Lake
     Apartments                                 97.86%   11/11/2005                  10,817
33.1 Mission Madison
     Square Apartments                          98.60%   11/11/2005
33.2 Mission Priest Lake
     Apartments                                 97.00%   11/11/2005
 34  Willowbrook West
     Apartments                                 98.89%   11/10/2005                  13,302
-------------------------------------------------------------------------------------------

                            UPFRONT  MONTHLY   UPFRONT  MONTHLY   UPFRONT   MONTHLY    UPFRONT
                             TI/LC    TI/LC      TAX      TAX    INSURANCE INSURANCE ENGINEERING
 ID      PROPERTY NAME      RESERVES RESERVES  RESERVES RESERVES  RESERVES  RESERVES   RESERVE
------------------------------------------------------------------------------------------------

 1   Villas Parkmerced       433,503          2,515,250  287,805 2,600,000  216,667   6,516,000
 2   Valley View Center
 3   SunTrust Center
 4   Westin Philadelphia
     Hotel                                      465,294   46,529             20,625
 5   Rock Pointe Corporate
     Center                  646,900            117,214   58,607    23,811    7,937
------------------------------------------------------------------------------------------------
 6   Woodbury Lakes        2,500,000
 7   The Harrisburg
     Portfolio             3,400,000             90,963   90,963                        649,185
7.1  Gateway Office Center
     - Flank Drive
7.2  Commerce Business
     Park
7.3  Rossmoyne Business
     Park
------------------------------------------------------------------------------------------------
7.4  Gateway Office Center
     - Shannon Road
     Beyman Multifamily
     Portfolio                                  504,223   57,867    66,046   12,657
 8   Empirian at Steele
     Park                                       110,262   22,053    49,131    7,019
 9   Colonnade at
     Germantown                                 393,961   35,815    16,915    5,638
 10  Sunset Media Tower               22,917    405,209   81,042    78,679
------------------------------------------------------------------------------------------------
 11  Stadium Gateway
 12  Woodcrest Corporate
     Center                                      87,470   29,157    84,398    7,033
 13  Riverview Square                           220,518   55,129
 14  Research Boulevard
     Center                  600,043  21,440    104,421   34,807    41,367    5,171
 15  Shorenstein Brisbane
------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard
15.2 5000 Marina Boulevard
 16  Stratford Plaza         458,130   4,167    461,679   65,954                      1,541,870
 17  The Ansonia
 18  Lodge at Stone Oak
     Ranch Apartment Homes                      743,162   67,560    28,230    9,410     500,000
------------------------------------------------------------------------------------------------
 19  Canyon Corporate
     Plaza                                      279,872   93,291     4,573    4,573
     Century Center
     Parkway Portfolio                16,669    202,800   61,454
 20  1620, 1640, 1680
     Century Center
     Parkway                           8,334     88,544   26,798
 21  1610 Century Center
     Parkway                           2,084     31,250    9,479
 22  1670 Century Center
     Parkway                           2,084     30,365    9,210
------------------------------------------------------------------------------------------------
 23  1600 Century Center
     Parkway                           1,792     25,422    7,711
 24  1590 Century Center
     Parkway                           2,375     27,219    8,256
 25  Conexant Building
 26  Vistas at Seven Bar
     Ranch                                       70,606   17,652    21,602   10,801
     AG Portfolio                      1,570
------------------------------------------------------------------------------------------------
 27  Top Food & Drug -
     Auburn, WA
 28  Safeway - Vancouver,
     WA
 29  Larry's Market -
     Tukwila, WA                       1,570
 30  Sherm's Thunderbird
     Market - Roseburg, OR
 31  Eastfield Mall          300,000  11,430     61,941   61,941    60,860    5,533      37,250
------------------------------------------------------------------------------------------------
 32  University Club Tower   127,469
 33  Mission Madison
     Priest Lake
     Apartments                                           35,234   105,740   11,555      23,006
33.1 Mission Madison
     Square Apartments
33.2 Mission Priest Lake
     Apartments
 34  Willowbrook West
     Apartments                                 166,071   27,679    11,623   11,623
------------------------------------------------------------------------------------------------

                                                                                                                 OTHER
                                                 OTHER                                                         RESERVES
 ID                PROPERTY NAME                RESERVES                                                      DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced
 2   Valley View Center
 3   SunTrust Center
 4   Westin Philadelphia Hotel
 5   Rock Pointe Corporate Center
------------------------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes                            9,605,470 Required Income TI/LC Reserve (6,665,470);
                                                         Co-tenancy Reserve (2,940,000)
 7   The Harrisburg Portfolio                  1,162,013 New World Pasta LOC ($1,000,000), Tenant
                                                         Holdback Funds ($162,012.98)
7.1  Gateway Office Center - Flank Drive
7.2  Commerce Business Park
7.3  Rossmoyne Business Park
------------------------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office Center - Shannon Road
     Beyman Multifamily Portfolio
 8   Empirian at Steele Park
 9   Colonnade at Germantown
 10  Sunset Media Tower                           31,181 Outstanding Issues Escrow
------------------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway
 12  Woodcrest Corporate Center                  686,623 Free Rent & TI Reserve
 13  Riverview Square                             45,000 CSC Rent Abatement Reserve
 14  Research Boulevard Center                 2,446,969 Shire Space Releasing Reserve / Debt
                                                         Service Holdback Reserve ($2,000,000),
                                                         Rent Abatement Reserve ($446,969)
 15  Shorenstein Brisbane
------------------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard
15.2 5000 Marina Boulevard
 16  Stratford Plaza
 17  The Ansonia
 18  Lodge at Stone Oak Ranch Apartment Homes    750,000 Operating Deficit Reserve
------------------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                    1,690,710 Amex Lease Reserve
     Century Center Parkway Portfolio
 20  1620, 1640, 1680 Century Center Parkway
 21  1610 Century Center Parkway
 22  1670 Century Center Parkway
------------------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway
 24  1590 Century Center Parkway
 25  Conexant Building                         3,000,000 Conexant Security Deposit LOC
 26  Vistas at Seven Bar Ranch
     AG Portfolio
------------------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA
 28  Safeway - Vancouver, WA
 29  Larry's Market - Tukwila, WA
 30  Sherm's Thunderbird Market - Roseburg, OR
 31  Eastfield Mall
------------------------------------------------------------------------------------------------------------------------------------
 32  University Club Tower                       164,328 Elevator Modernization Reserve
 33  Mission Madison Priest Lake Apartments
33.1 Mission Madison Square Apartments
33.2 Mission Priest Lake Apartments
 34  Willowbrook West Apartments                 800,000 Renovation Reserve
------------------------------------------------------------------------------------------------------------------------------------

                                                     ENVIRONMENTAL
                                                        REPORT          ENGINEERING
 ID                PROPERTY NAME                         DATE           REPORT DATE                      SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                                 6/29/2005         8/30/2005   Stellar Management and Rockpoint Group, L.L.C.
 2   Valley View Center                               12/15/2005        12/15/2005   The Macerich Company
 3   SunTrust Center                                  11/16/2005        11/16/2005   EOP Operating Limited Partnership and Macquarie
                                                                                     Office Trust
 4   Westin Philadelphia Hotel                        10/25/2005         9/7/2005    HEI Hospitality Fund, L.P.
 5   Rock Pointe Corporate Center                     10/14/2005         10/5/2005   Hyun J. Um, Rock Pointe Properties LLC
------------------------------------------------------------------------------------------------------------------------------------
 6   Woodbury Lakes                                    1/5/2006          1/5/2006    Cornerstone Real Estate Advisors LLC
 7   The Harrisburg Portfolio                           Various         12/12/2005   Corporate Office Properties, L.P.
7.1  Gateway Office Center - Flank Drive              12/12/2005        12/12/2005
7.2  Commerce Business Park                     12/12/2005 & 12/9/2005  12/12/2005
7.3  Rossmoyne Business Park                          12/12/2005        12/12/2005
------------------------------------------------------------------------------------------------------------------------------------
7.4  Gateway Office Center - Shannon Road             12/12/2005        12/12/2005
     Beyman Multifamily Portfolio                       Various           Various    Ezra Beyman; Sam Weiss
 8   Empirian at Steele Park                          10/17/2005        10/17/2005   Ezra Beyman; Sam Weiss
 9   Colonnade at Germantown                          10/19/2005        10/19/2005   Ezra Beyman; Sam Weiss
 10  Sunset Media Tower                               10/24/2005        10/21/2005   CB Richard Ellis Investors/U.S. Advisor, LLC
------------------------------------------------------------------------------------------------------------------------------------
 11  Stadium Gateway                                   12/1/2005         12/1/2005   Maguire Properties, Inc. and Macquarie Office
                                                                                     Trust
 12  Woodcrest Corporate Center                       12/11/2005        12/12/2005   Behringer Harvard REIT I, Inc.
 13  Riverview Square                                  8/31/2005         8/31/2005   Jonathan Keller
 14  Research Boulevard Center                        10/13/2005        10/12/2005   Jerold E. Williamson, Frank W. Mondell, Jr.
 15  Shorenstein Brisbane                              9/19/2005         9/16/2005   Shorenstein Realty Investors Seven, LP
------------------------------------------------------------------------------------------------------------------------------------
15.1 7000 Marina Boulevard                             9/19/2005         9/16/2005
15.2 5000 Marina Boulevard                             9/19/2005         9/16/2005
 16  Stratford Plaza                                   11/1/2005        12/12/2005   John Shane, Sandy Sigal
 17  The Ansonia                                       9/15/2005         9/15/2005   Herbert Krasnow, Harvey Schussler, Jesse
                                                                                     Krasnow
 18  Lodge at Stone Oak Ranch Apartment Homes         10/12/2005        10/21/2005   Michael B. Smuck
------------------------------------------------------------------------------------------------------------------------------------
 19  Canyon Corporate Plaza                            9/21/2005         9/23/2005   Saturn Property Investments, Northridge
                                                                                     Capital, LLC
     Century Center Parkway Portfolio                  12/6/2005        12/12/2005   Windsor Investment Company, Inc.
 20  1620, 1640, 1680 Century Center Parkway           12/6/2005        12/12/2005   Windsor Investment Company, Inc.
 21  1610 Century Center Parkway                       12/6/2005        12/12/2005   Windsor Investment Company, Inc.
 22  1670 Century Center Parkway                       12/6/2005        12/12/2005   Windsor Investment Company, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 23  1600 Century Center Parkway                       12/6/2005        12/12/2005   Windsor Investment Company, Inc.
 24  1590 Century Center Parkway                       12/6/2005        12/12/2005   Windsor Investment Company, Inc.
 25  Conexant Building                                 9/13/2005         9/2/2005    General Electric Capital Corporation
 26  Vistas at Seven Bar Ranch                        10/10/2005        10/10/2005   Charlene K. Getz, Robert L. Keen, John Radtke,
                                                                                     Irwin Salin, David E. Madje and Patricia Ann
                                                                                     Madje, John Saunders
     AG Portfolio                                      8/26/2005         8/26/2005   Ruben Poplawski
------------------------------------------------------------------------------------------------------------------------------------
 27  Top Food & Drug - Auburn, WA                      8/26/2005         8/26/2005   Ruben Poplawski
 28  Safeway - Vancouver, WA                           8/26/2005         8/26/2005   Ruben Poplawski
 29  Larry's Market - Tukwila, WA                      8/26/2005         8/26/2005   Ruben Poplawski
 30  Sherm's Thunderbird Market - Roseburg, OR         8/26/2005         8/26/2005   Ruben Poplawski
 31  Eastfield Mall                                    9/28/2005         6/6/2005    L. Robert Lieb, Michael Sleeve
------------------------------------------------------------------------------------------------------------------------------------
 32  University Club Tower                             8/29/2005         8/29/2005   Lionstone Partners, Ltd. (*but not a guarantor)
 33  Mission Madison Priest Lake Apartments            1/16/2006         1/16/2006   Mission Residential, LLC; Finlay Partners, LLC;
                                                                                     Mission Nashville Leaseco, LLC
33.1 Mission Madison Square Apartments                 1/16/2006         1/16/2006
33.2 Mission Priest Lake Apartments                    1/16/2006         1/16/2006
 34  Willowbrook West Apartments                       11/4/2005         11/4/2005   Russell Wilkinson and each TIC (Partition and
                                                                                     Bankruptcy)
------------------------------------------------------------------------------------------------------------------------------------

                                         LOAN     % OF
                               % OF     GROUP  APPLICABLE              MORTGAGE
                               INITIAL   ONE      LOAN                   LOAN                  CUT-OFF     GENERAL        DETAILED
                                POOL      OR      GROUP       # OF      SELLER    ORIGINAL      DATE       PROPERTY      PROPERTY
 ID        PROPERTY NAME       BALANCE   TWO     BALANCE   PROPERTIES     (1)      BALANCE     BALANCE       TYPE          TYPE
------------------------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building   0.88%     1       1.20%         1        PNC     27,000,000  26,845,171  Industrial   Industrial
 36  Mission Rockwall and
     Fairways Apartments        0.87%     2       3.22%         2        GACC    26,650,000  26,650,000  Multifamily  Conventional
36.1 Mission Rockwall
     Apartments                 0.46%             1.68%         1        GACC    13,921,642  13,921,642  Multifamily  Conventional
36.2 Mission Fairways
     Apartments                 0.42%             1.54%         1        GACC    12,728,358  12,728,358  Multifamily  Conventional
 37  Canyon Plaza Shopping
     Center                     0.81%     1       1.11%         1        PNC     24,850,000  24,850,000  Retail       Anchored
------------------------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping
     Center                     0.78%     1       1.07%         1        CGM     24,000,000  24,000,000  Retail       Anchored
 39  Abbington Place            0.77%     1       1.06%         1        GACC    23,700,000  23,700,000  Multifamily  Conventional
 40  Heritage at Lakeside
     Apartment Homes            0.73%     1       1.01%         1        PNC     22,475,000  22,475,000  Multifamily  Conventional
 41  Indian Lakes Apartments    0.72%     2       2.66%         1        GACC    22,000,000  22,000,000  Multifamily  Conventional
 42  Story and King Plaza       0.71%     1       0.97%         1        CGM     21,630,000  21,630,000  Retail       Anchored
------------------------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads        0.69%     1       0.94%         1        CGM     21,000,000  21,000,000  Retail       Anchored
 44  The Exchange at
     Tallahassee Apts           0.69%     2       2.54%         1        CGM     21,000,000  21,000,000  Multifamily  Student
                                                                                                                      Housing
 45  Tramore Village
     Apartments                 0.68%     2       2.51%         1        CGM     20,750,000  20,750,000  Multifamily  Conventional
 46  Trafalgar Plaza
     Portfolio                  0.67%     1       0.92%         2        CGM     20,440,000  20,440,000  Office       Suburban
46.1 Trafalgar Plaza            0.37%             0.51%         1        CGM     11,406,592  11,406,592  Office       Suburban
------------------------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate
     Center                     0.30%             0.40%         1        CGM      9,033,408   9,033,408  Office       Suburban
 47  Mission Galleria
     Apartments                 0.65%     2       2.42%         1        GACC    20,000,000  20,000,000  Multifamily  Conventional
 48  Old Alabama                0.65%     1       0.90%         2        GACC    20,000,000  20,000,000  Retail       Various
48.1 Old Alabama - Phase I      0.56%             0.77%         1        GACC    17,214,765  17,214,765  Retail       Anchored
48.2 Old Alabama - Phase II     0.09%             0.12%         1        GACC     2,785,235   2,785,235  Retail       Anchored
------------------------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers
     Office                     0.65%     1       0.89%         1        PNC     20,000,000  19,962,738  Office       CBD
 50  Lake Creek Festival
     Center                     0.64%     1       0.87%         1        CGM     19,500,000  19,500,000  Retail       Anchored
 51  Elwood Shopping Center     0.62%     1       0.85%         1        GACC    19,000,000  19,000,000  Retail       Unanchored
 52  Wellpointe Medical
     Building                   0.62%     1       0.85%         1        CGM     19,000,000  19,000,000  Office       Medical Office
 53  One Town Center            0.58%     1       0.80%         1        CGM     17,825,000  17,825,000  Office       Suburban
------------------------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio        0.58%     2       2.15%         4        GACC    17,800,000  17,800,000  Multifamily  Conventional
 54  Magnolia Run               0.20%     2       0.76%         1        GACC     6,270,000   6,270,000  Multifamily  Conventional
 55  Breckenridge               0.15%     2       0.56%         1        GACC     4,660,000   4,660,000  Multifamily  Conventional
 56  Country Club               0.14%     2       0.53%         1        GACC     4,400,000   4,400,000  Multifamily  Conventional
 57  Willow Pointe              0.08%     2       0.30%         1        GACC     2,470,000   2,470,000  Multifamily  Conventional
------------------------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange         0.57%     1       0.77%         1        GACC    17,300,000  17,300,000  Retail       Anchored
 59  928 Broadway               0.56%     1       0.76%         1        GACC    17,000,000  17,000,000  Office       CBD
 60  Walnut Hills Apartments    0.56%     2       2.06%         1        PNC     17,000,000  17,000,000  Multifamily  Conventional
 61  Maverick Creek Villas      0.55%     2       2.04%         1        CGM     16,850,000  16,850,000  Multifamily  Student
                                                                                                                      Housing
 62  IBM Call Center            0.54%     1       0.74%         1        GACC    16,600,000  16,600,000  Office       Suburban
------------------------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center
     International              0.54%     1       0.74%         1        GACC    16,500,000  16,500,000  Office       Suburban
 64  Rexford Park               0.53%     1       0.73%         1        CGM     16,200,000  16,200,000  Office       Suburban
 65  Buena Park Promenade       0.51%     1       0.71%         1        CGM     15,750,000  15,750,000  Retail       Anchored
 66  Shelton Pointe             0.51%     1       0.70%         1        CGM     15,800,000  15,684,327  Office       Suburban
 67  Galleria Pavilion          0.51%     1       0.69%         1        GACC    15,500,000  15,500,000  Retail       Anchored
------------------------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center        0.51%     1       0.69%         1        CGM     15,500,000  15,451,536  Office       Call Center
 69  Supertel Hotel Portfolio   0.48%     1       0.66%         5        CGM     14,830,000  14,743,407  Hotel        Limited
                                                                                                                      Service
69.1 Comfort Suites - Fort
     Wayne, IN                  0.14%             0.20%         1        CGM      4,445,356   4,419,400  Hotel        Limited
                                                                                                                      Service
69.2 Comfort Inn -
     Fayetteville, NC           0.12%             0.16%         1        CGM      3,570,860   3,550,010  Hotel        Limited
                                                                                                                      Service
69.3 Comfort Suites -
     Lafayette, IN              0.10%             0.14%         1        CGM      3,097,174   3,079,090  Hotel        Limited
                                                                                                                      Service
------------------------------------------------------------------------------------------------------------------------------------

                                                                             STATED
                                                                  ORIGINAL REMAINING
                                                                   TERM TO  TERM TO
                                                        INTEREST  MATURITY  MATURITY   ORIGINAL     REMAINING     FIRST    MATURITY
                               INTEREST ADMINISTRATIVE   ACCRUAL   OR ARD    OR ARD  AMORTIZATION AMORTIZATION   PAYMENT     DATE
 ID        PROPERTY NAME         RATE    FEE RATE (2)     BASIS    (MOS.)    (MOS.)   TERM (MOS.)  TERM (MOS.)    DATE      OR ARD
------------------------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building   5.1600%     0.0501%    Actual/360    120      115         360          355     11/1/2005  10/1/2015
 36  Mission Rockwall and
     Fairways Apartments        5.5000%     0.0301%    Actual/360    120      117         360          360      1/1/2006  12/1/2015
36.1 Mission Rockwall
     Apartments
36.2 Mission Fairways
     Apartments
 37  Canyon Plaza Shopping
     Center                     5.5000%     0.0601%    Actual/360    120      120         360          360      4/1/2006   3/1/2016
------------------------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping
     Center                     5.4000%     0.0301%    Actual/360    120      118         360          360     2/11/2006  1/11/2016
 39  Abbington Place            5.4970%     0.0301%    Actual/360    120      118         360          360      2/1/2006   1/1/2016
 40  Heritage at Lakeside
     Apartment Homes            5.5300%     0.0601%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 41  Indian Lakes Apartments    5.6290%     0.0301%    Actual/360    120      118         360          360      2/1/2006   1/1/2016
 42  Story and King Plaza       5.1880%     0.0701%    Actual/360    120      118         360          360     2/11/2006  1/11/2016
------------------------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads        4.9900%     0.0301%    Actual/360    120      116         360          360     12/11/2005 11/11/2015
 44  The Exchange at
     Tallahassee Apts           5.3300%     0.0501%    Actual/360    120      114         360          360     10/11/2005 9/11/2015
 45  Tramore Village
     Apartments                 5.2300%     0.0301%    Actual/360    120      117         360          360     1/11/2006  12/11/2015
 46  Trafalgar Plaza Portfolio  5.5350%     0.0401%    Actual/360    120      117         360          360     1/11/2006  12/11/2015
46.1 Trafalgar Plaza
------------------------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate
     Center
 47  Mission Galleria
     Apartments                 5.5840%     0.0301%    Actual/360    120      118         360          360      2/1/2006   1/1/2016
 48  Old Alabama                5.7450%     0.0301%    Actual/360    120      119          0            0       3/1/2006   2/1/2016
48.1 Old Alabama - Phase I
48.2 Old Alabama - Phase II
------------------------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers
     Office                     5.5000%     0.0401%    Actual/360    156      155         300          299      3/1/2006   2/1/2019
 50  Lake Creek Festival
     Center                     5.0000%     0.0301%    Actual/360    120      116         360          360     12/11/2005 11/11/2015
 51  Elwood Shopping Center     5.5900%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 52  Wellpointe Medical
     Building                   5.5450%     0.0301%    Actual/360    120      117         360          360     1/11/2006  12/11/2015
 53  One Town Center            5.1000%     0.0301%    Actual/360    120      115         360          360     11/11/2005 10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio        5.5280%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 54  Magnolia Run               5.5280%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 55  Breckenridge               5.5280%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 56  Country Club               5.5280%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 57  Willow Pointe              5.5280%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
------------------------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange         5.6300%     0.0601%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 59  928 Broadway               5.5620%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 60  Walnut Hills Apartments    5.7800%     0.0601%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
 61  Maverick Creek Villas      5.2100%     0.0801%    Actual/360    120      115         360          360     11/11/2005 10/11/2015
 62  IBM Call Center            5.7540%     0.0301%    Actual/360    120      119         360          360      3/1/2006   2/1/2016
------------------------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center
     International              5.7170%     0.0301%    Actual/360    120      120         360          360      4/1/2006   3/1/2016
 64  Rexford Park               5.4950%     0.0301%    Actual/360    120      116           0            0     12/11/2005 11/11/2015
 65  Buena Park Promenade       5.2950%     0.0401%    Actual/360    120      117         360          360     1/11/2006  12/11/2015
 66  Shelton Pointe             5.6100%     0.0701%    Actual/360    180      174         336          330     10/11/2005 9/11/2020
 67  Galleria Pavilion          5.7600%     0.0301%    Actual/360    120      120         360          360      4/1/2006   3/1/2016
------------------------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center        5.7800%     0.0301%    Actual/360     60       57         360          357     1/11/2006  12/11/2010
 69  Supertel Hotel Portfolio   5.9700%     0.0501%    Actual/360    120      116         300          296     12/11/2005 11/11/2015
69.1 Comfort Suites - Fort
     Wayne, IN
69.2 Comfort Inn -
     Fayetteville, NC
69.3 Comfort Suites -
     Lafayette, IN
------------------------------------------------------------------------------------------------------------------------------------

                                                 ANNUAL     MONTHLY     REMAINING
                                                  DEBT        DEBT    INTEREST ONLY
 ID                PROPERTY NAME              SERVICE (3) SERVICE (3) PERIOD (MOS.)            LOCKBOX (4)
-------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building                  1,771,122    147,593                 Hard
 36  Mission Rockwall and Fairways Apartments  1,815,789    151,316         57      None at Closing, Springing Hard
36.1 Mission Rockwall Apartments
36.2 Mission Fairways Apartments
 37  Canyon Plaza Shopping Center              1,693,147    141,096                 None at Closing, Springing Hard
-------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center            1,617,209    134,767         58      None at Closing, Springing Soft
 39  Abbington Place                           1,614,257    134,521         82      None
 40  Heritage at Lakeside Apartment Homes      1,536,407    128,034         35      None
 41  Indian Lakes Apartments                   1,520,400    126,700         46      None
 42  Story and King Plaza                      1,423,349    118,612         34      None at Closing, Springing Hard
-------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                       1,351,251    112,604         32      None
 44  The Exchange at Tallahassee Apts          1,404,066    117,006         30      Hard
 45  Tramore Village Apartments                1,371,904    114,325         45      Soft
 46  Trafalgar Plaza Portfolio                 1,398,064    116,505         45      Hard
46.1 Trafalgar Plaza
-------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center
 47  Mission Galleria Apartments               1,375,369    114,614         58      None at Closing, Springing Hard
 48  Old Alabama                               1,164,958    97,080         119      None
48.1 Old Alabama - Phase I
48.2 Old Alabama - Phase II
-------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office            1,473,810    122,818                 None at Closing, Springing Hard
 50  Lake Creek Festival Center                1,256,163    104,680         20      None
 51  Elwood Shopping Center                    1,307,463    108,955         59      None
 52  Wellpointe Medical Building               1,301,004    108,417         57      None
 53  One Town Center                           1,161,370    96,781          55      Hard
-------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                       1,216,552    101,379         35      None
 54  Magnolia Run                                428,527    35,711          35      None
 55  Breckenridge                                318,491    26,541          35      None
 56  Country Club                                300,721    25,060          35      None
 57  Willow Pointe                               168,814    14,068          35      None
-------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                        1,195,718    99,643          59      None
 59  928 Broadway                              1,166,238    97,186          59      None
 60  Walnut Hills Apartments                   1,194,379    99,532          47      None
 61  Maverick Creek Villas                     1,111,552    92,629          43      None
 62  IBM Call Center                           1,162,983    96,915          59      Hard
-------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International             1,151,327    95,944                  None
 64  Rexford Park                                902,554    75,213         116      None
 65  Buena Park Promenade                      1,048,939    87,412          21      None at Closing, Springing Hard
 66  Shelton Pointe                            1,120,073    93,339                  None
 67  Galleria Pavilion                         1,086,627    90,552          60      None
-------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center                       1,088,993    90,749                  Hard
 69  Supertel Hotel Portfolio                  1,143,337    95,278                  None
69.1 Comfort Suites - Fort Wayne, IN
69.2 Comfort Inn - Fayetteville, NC
69.3 Comfort Suites - Lafayette, IN
-------------------------------------------------------------------------------------------------------------------

                                                           CROSSED
                                                ARD         WITH       RELATED  DSCR(3)(5)
 ID                PROPERTY NAME              (YES/NO)   OTHER LOANS   BORROWER   (7)(8)
------------------------------------------------------------------------------------------

 35  Johnson Control Building                    No          No                    1.31
 36  Mission Rockwall and Fairways Apartments    No          No        Yes - 3     1.21
36.1 Mission Rockwall Apartments
36.2 Mission Fairways Apartments
 37  Canyon Plaza Shopping Center                No          No                    1.23
------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center              No          No                    1.21
 39  Abbington Place                             No          No        Yes - 6     1.22
 40  Heritage at Lakeside Apartment Homes        No          No        Yes - 2     1.26
 41  Indian Lakes Apartments                     No          No                    1.20
 42  Story and King Plaza                        No          No                    1.20
------------------------------------------------------------------------------------------
 43  Robinson Crossroads                         No          No                    1.22
 44  The Exchange at Tallahassee Apts            No          No                    1.31
 45  Tramore Village Apartments                  No          No        Yes - 9     1.20
 46  Trafalgar Plaza Portfolio                   No          No                    1.22
46.1 Trafalgar Plaza
------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center
 47  Mission Galleria Apartments                 No          No        Yes - 3     1.20
 48  Old Alabama                                 No          No        Yes - 10    1.50
48.1 Old Alabama - Phase I
48.2 Old Alabama - Phase II
------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office              No          No        Yes - 12    1.25
 50  Lake Creek Festival Center                  No          No                    1.41
 51  Elwood Shopping Center                      No          No                    1.21
 52  Wellpointe Medical Building                 No          No                    1.25
 53  One Town Center                             No          No                    1.36
------------------------------------------------------------------------------------------
     Wilkinson Portfolio                         No    Yes - Wilkinson             1.24
 54  Magnolia Run                                No    Yes - Wilkinson Yes - 19    1.24
 55  Breckenridge                                No    Yes - Wilkinson Yes - 19    1.24
 56  Country Club                                No    Yes - Wilkinson Yes - 19    1.24
 57  Willow Pointe                               No    Yes - Wilkinson Yes - 19    1.24
------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                          No          No                    1.18
 59  928 Broadway                                No          No                    1.20
 60  Walnut Hills Apartments                     No          No        Yes - 2     1.24
 61  Maverick Creek Villas                       No          No                    1.23
 62  IBM Call Center                             No          No                    1.20
------------------------------------------------------------------------------------------
 63  Alhambra Center International               No          No                    1.20
 64  Rexford Park                                No          No        Yes - 5     1.55
 65  Buena Park Promenade                        No          No                    1.22
 66  Shelton Pointe                              No          No                    1.24
 67  Galleria Pavilion                           No          No                    1.17
------------------------------------------------------------------------------------------
 68  Verizon Call Center                         No          No                    1.51
 69  Supertel Hotel Portfolio                    No          No                    1.60
69.1 Comfort Suites - Fort Wayne, IN
69.2 Comfort Inn - Fayetteville, NC
69.3 Comfort Suites - Lafayette, IN
------------------------------------------------------------------------------------------

                                                                                          CUT-OFF
                                               GRACE PAYMENT  APPRAISED   APPRAISAL      DATE LTV       LTV RATIO AT
 ID                PROPERTY NAME              PERIOD   DATE   VALUE(9)  AS-OF DATE(9) RATIO(6)(7)(8) MATURITY/ARD(6)(8)
-----------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building                    5       1   34,000,000    9/8/2005       78.96%           65.62%
 36  Mission Rockwall and Fairways Apartments    5       1   33,500,000   11/1/2005       79.55%           73.91%
36.1 Mission Rockwall Apartments                             17,500,000   11/1/2005
36.2 Mission Fairways Apartments                             16,000,000   11/1/2005
 37  Canyon Plaza Shopping Center                5       1   33,500,000   8/15/2005       74.18%           61.98%
-----------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center              0      11   31,000,000   10/21/2005      77.42%           71.82%
 39  Abbington Place                             5       1   32,800,000   10/11/2005      72.26%           69.34%
 40  Heritage at Lakeside Apartment Homes        5       1   29,000,000   10/20/2005      77.50%           69.36%
 41  Indian Lakes Apartments                     5       1   28,400,000   10/4/2005       72.89%           66.24%
 42  Story and King Plaza                        0      11   28,000,000    1/1/2006       77.25%           68.65%
-----------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                         0      11   26,325,000    9/1/2005       79.77%           70.59%
 44  The Exchange at Tallahassee Apts            0      11   28,500,000    4/8/2005       73.68%           65.68%
 45  Tramore Village Apartments                  0      11   28,400,000    8/8/2005       73.06%           66.34%
 46  Trafalgar Plaza Portfolio                   0      11   26,700,000   9/13/2005       76.55%           69.88%
46.1 Trafalgar Plaza                                         14,900,000   9/13/2005
-----------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center                              11,800,000   9/13/2005
 47  Mission Galleria Apartments                 5       1   29,300,000   10/26/2005      68.26%           63.49%
 48  Old Alabama                                 5       1   29,800,000   12/4/2005       67.11%           67.11%
48.1 Old Alabama - Phase I                                   25,650,000   12/4/2005
48.2 Old Alabama - Phase II                                   4,150,000   12/4/2005
-----------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office              5       1   26,500,000   12/1/2005       75.33%           49.75%
 50  Lake Creek Festival Center                  0      11   32,000,000   8/22/2005       60.94%           52.73%
 51  Elwood Shopping Center                      5       1   24,500,000   11/23/2005      77.55%           72.13%
 52  Wellpointe Medical Building                 0      11   24,800,000    6/7/2005       76.61%           71.22%
 53  One Town Center                             0      11   24,300,000   7/18/2005       73.35%           67.75%
-----------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                         5       1   22,810,000    1/1/2007       78.04%           69.84%
 54  Magnolia Run                                5       1    8,050,000    1/1/2007       78.04%           69.84%
 55  Breckenridge                                5       1    6,010,000    1/1/2007       78.04%           69.84%
 56  Country Club                                5       1    5,610,000    1/1/2007       78.04%           69.84%
 57  Willow Pointe                               5       1    3,140,000    1/1/2007       78.04%           69.84%
-----------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                          5       1   22,000,000    1/1/2006       62.95%           57.50%
 59  928 Broadway                                5       1   22,200,000   12/1/2005       76.58%           71.20%
 60  Walnut Hills Apartments                     5       1   25,750,000   11/23/2005      66.02%           60.51%
 61  Maverick Creek Villas                       0      11   21,500,000    6/3/2005       78.37%           71.13%
 62  IBM Call Center                             5       1   22,500,000   12/15/2005      73.78%           68.78%
-----------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International               5       1   21,000,000   12/21/2005      78.57%           66.09%
 64  Rexford Park                                0      11   21,600,000   9/14/2005       75.00%           75.00%
 65  Buena Park Promenade                        0      11   21,700,000    9/1/2005       72.58%           63.27%
 66  Shelton Pointe                              0      11   20,000,000    6/1/2006       78.42%           52.93%
 67  Galleria Pavilion                           5       1   21,000,000   11/1/2005       63.57%           58.60%
-----------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center                         0      11   22,260,000   10/1/2005       69.41%           64.94%
 69  Supertel Hotel Portfolio                    0      11   20,350,000    Various        72.45%           56.36%
69.1 Comfort Suites - Fort Wayne, IN                          6,100,000   10/3/2005
69.2 Comfort Inn - Fayetteville, NC                           4,900,000   10/5/2005
69.3 Comfort Suites - Lafayette, IN                           4,250,000   10/3/2005
-----------------------------------------------------------------------------------------------------------------------

 ID                PROPERTY NAME                          ADDRESS                    CITY            COUNTY
---------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building                 7500 Tank Avenue                 Warren           Macomb
 36  Mission Rockwall and Fairways Apartments Various                          Various          Various
36.1 Mission Rockwall Apartments              923 Yellow Jacket Lane           Rockwall         Rockwall
36.2 Mission Fairways Apartments              801 Interstate Highway 30        Mesquite         Dallas
 37  Canyon Plaza Shopping Center             503-599 Telegraph Canyon Road    Chula Vista      San Diego
---------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center           1357 Route 9                     Wappingers Falls Dutchess
 39  Abbington Place                          1521 Bridford Parkway            Greensboro       Guilford
 40  Heritage at Lakeside Apartment Homes     5900 Baywater Drive              Plano            Collin
 41  Indian Lakes Apartments                  1601 Hiawatha Drive              Virginia Beach   Princess Anne
 42  Story and King Plaza                     1824 Story Road                  San Jose         Santa Clara
---------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                      6511-6541 Steubenville Pike      Pittsburgh       Allegheny
 44  The Exchange at Tallahassee Apts         2915 Sharer Road                 Tallahassee      Leon
 45  Tramore Village Apartments               2222 East-West Connector         Austell          Cobb
 46  Trafalgar Plaza Portfolio                Various                          Fort Lauderdale  Broward
46.1 Trafalgar Plaza                          5300-5310 Northwest 33rd Avenue  Fort Lauderdale  Broward
---------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center               2200 West Commercial Boulevard   Fort Lauderdale  Broward
 47  Mission Galleria Apartments              5000 South Lincoln Trace Avenue  Smyrna           Cobb
 48  Old Alabama                              3005 Old Alabama Road            Alpharetta       Fulton
48.1 Old Alabama - Phase I                    3005 Old Alabama Road            Alpharetta       Fulton
48.2 Old Alabama - Phase II                   3005 Old Alabama Road            Alpharetta       Fulton
---------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office           1900 St. Antonie St              Detroit          Wayne
 50  Lake Creek Festival Center               13729 Research Boulevard         Austin           Williamson
 51  Elwood Shopping Center                   1914-1968 Jericho Turnpike       Dix Hills        Suffolk
 52  Wellpointe Medical Building              1701 East South Boulevard        Rochester Hills  Oakland
 53  One Town Center                          4201 Northview Drive             Bowie            Prince George's
---------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                      Various                          Various          Various
 54  Magnolia Run                             151 Century Drive                Greenville       Greenville
 55  Breckenridge                             230 Pelham Road                  Greenville       Greenville
 56  Country Club                             200 Country Club Lane            Anderson         Anderson
 57  Willow Pointe                            201 Miracle Mile Drive           Anderson         Anderson
---------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                       2831-2851-2909 West 120th Street Hawthorne        Los Angeles
 59  928 Broadway                             928 Broadway                     New York         New York
 60  Walnut Hills Apartments                  8920 Walnut Grove Road           Memphis          Shelby
 61  Maverick Creek Villas                    15651 Chase Hill Boulevard       San Antonio      Bexar
 62  IBM Call Center                          1177 Beltline Road               Coppell          Dallas
---------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International            150 Alhambra Circle              Coral Gables     Miami-Dade
 64  Rexford Park                             2100 & 2115 Rexford Road         Charlotte        Mecklenburg
 65  Buena Park Promenade                     5825 & 5955 Lincoln Avenue       Buena Park       Orange
 66  Shelton Pointe                           2 Trap Falls Road                Shelton          Fairfield
 67  Galleria Pavilion                        601-617 Mall Ring Circle         Henderson        Clark
---------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center                      3400 Forest Drive                Columbia         Richland
 69  Supertel Hotel Portfolio                 Various                          Various          Various
69.1 Comfort Suites - Fort Wayne, IN          5775 Coventry Lane               Fort Wayne       Allen
69.2 Comfort Inn - Fayetteville, NC           1957 Cedar Creek Road            Fayetteville     Cumberland
69.3 Comfort Suites - Lafayette, IN           31 Frontage Road                 Lafayette        Tippecanoe
---------------------------------------------------------------------------------------------------------------

                                                                                             NET       UNITS   LOAN PER NET
                                                                    YEAR        YEAR    RENTABLE AREA    OF   RENTABLE AREA
  ID                PROPERTY NAME              STATE   ZIP CODE    BUILT     RENOVATED     SF/UNITS   MEASURE  SF/UNITS(8)
---------------------------------------------------------------------------------------------------------------------------

  35  Johnson Control Building                 MI       48092      2000         2003       268,000    Sq. Ft.       100.17
  36  Mission Rockwall and Fairways Apartments TX       Various   Various                    444      Units      60,022.52
 36.1 Mission Rockwall Apartments              TX       75087      1998                      224      Units
 36.2 Mission Fairways Apartments              TX       75150      1999                      220      Units
  37  Canyon Plaza Shopping Center             CA       91910      1979         2004       117,594    Sq. Ft.       211.32
---------------------------------------------------------------------------------------------------------------------------
  38  Alpine Commons Shopping Center           NY       12590    1992-1997                 209,200    Sq. Ft.       114.72
  39  Abbington Place                          NC       27407      1995                      360      Units      65,833.33
  40  Heritage at Lakeside Apartment Homes     TX       75093      2001                      181      Units     124,171.27
  41  Indian Lakes Apartments                  VA       23464      1985                      296      Units      69,932.43
  42  Story and King Plaza                     CA       95122      2005                    61,819     Sq. Ft.       349.89
---------------------------------------------------------------------------------------------------------------------------
  43  Robinson Crossroads                      PA       15205      1997                    120,344    Sq. Ft.       174.50
  44  The Exchange at Tallahassee Apts         FL       32312      2001                      324      Units      64,814.81
  45  Tramore Village Apartments               GA       30106    1998-1999                   324      Units      64,043.21
  46  Trafalgar Plaza Portfolio                FL       33309     Various                  167,824    Sq. Ft.       121.79
 46.1 Trafalgar Plaza                          FL       33309      1986                    98,631     Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------
 46.2 Zimmerman Corporate Center               FL       33309      1984                    69,193     Sq. Ft.
  47  Mission Galleria Apartments              GA       30080      1975         2000         416      Units      48,076.92
  48  Old Alabama                              GA       30022     Various                  103,168    Sq Ft         193.86
 48.1 Old Alabama - Phase I                    GA       30022      2000                    89,128     Sq Ft
 48.2 Old Alabama - Phase II                   GA       30022      2002                    14,040     Sq Ft
---------------------------------------------------------------------------------------------------------------------------
  49  Pricewaterhouse Coopers Office           MI       48226      2005                    105,980    Sq. Ft.       188.36
  50  Lake Creek Festival Center               TX       78750      1990                    263,055    Sq. Ft.        74.13
  51  Elwood Shopping Center                   NY       11731      1960         1997       85,929     Sq Ft         221.11
  52  Wellpointe Medical Building              MI       48307      2004                    92,597     Sq. Ft.       205.19
  53  One Town Center                          MD       20716      1986         2004       101,837    Sq. Ft.       175.03
---------------------------------------------------------------------------------------------------------------------------
      Wilkinson Portfolio                      SC       Various   Various                    764      Units      23,298.43
  54  Magnolia Run                             SC       29607      1974                      212      Units      29,575.47
  55  Breckenridge                             SC       29615      1972                      236      Units      19,745.76
  56  Country Club                             SC       29625      1974                      180      Units      24,444.44
  57  Willow Pointe                            SC       29621      1972                      136      Units      18,161.76
---------------------------------------------------------------------------------------------------------------------------
  58  Hawthorne Exchange                       CA       90250      2005                    60,304     Sq Ft         229.67
  59  928 Broadway                             NY       10010      1909      2004-2005     76,625     Sq Ft         221.86
  60  Walnut Hills Apartments                  TN       38018      2000                      360      Units      47,222.22
  61  Maverick Creek Villas                    TX       78256      1998                      258      Units      65,310.08
  62  IBM Call Center                          TX       75019      1998                    150,000    Sq Ft         110.67
---------------------------------------------------------------------------------------------------------------------------
  63  Alhambra Center International            FL       33134      1984                    105,580    Sq Ft         156.28
  64  Rexford Park                             NC       28211   1979 & 1980 1995 & 2000    136,299    Sq. Ft.       118.86
  65  Buena Park Promenade                     CA       90620      1966         2005       103,973    Sq. Ft.       151.48
  66  Shelton Pointe                           CT       06484      1985         1992       158,462    Sq. Ft.        98.98
  67  Galleria Pavilion                        NV       89014      2003                    64,211     Sq Ft         207.91
---------------------------------------------------------------------------------------------------------------------------
  68  Verizon Call Center                      SC       29204      1990         1996       231,477    Sq. Ft.        66.75
  69  Supertel Hotel Portfolio                 Various  Various   Various       2005         443      Rooms      33,280.83
 69.1 Comfort Suites - Fort Wayne, IN          IN       46804      1996         2005         128      Rooms
 69.2 Comfort Inn - Fayetteville, NC           NC       28312      1985                      120      Rooms
 69.3 Comfort Suites - Lafayette, IN           IN       47905      1997                      62       Rooms
---------------------------------------------------------------------------------------------------------------------------

                                                                        FOURTH   FOURTH MOST    THIRD
                                               PREPAYMENT PROVISIONS MOST RECENT  RECENT NOI MOST RECENT
  ID                PROPERTY NAME               (# OF PAYMENTS)(10)      NOI         DATE        NOI
--------------------------------------------------------------------------------------------------------

  35  Johnson Control Building                   L(36);D(80);O(4)
  36  Mission Rockwall and Fairways Apartments   L(27);D(89);O(4)                             2,098,386
 36.1 Mission Rockwall Apartments                                                             1,128,161
 36.2 Mission Fairways Apartments                                                               970,225
  37  Canyon Plaza Shopping Center               L(36);D(80);O(4)                             1,643,742
--------------------------------------------------------------------------------------------------------
  38  Alpine Commons Shopping Center             L(26);D(90);O(4)                             2,122,049
  39  Abbington Place                            L(26);D(90);O(4)                             1,929,943
  40  Heritage at Lakeside Apartment Homes       L(36);D(80);O(4)
  41  Indian Lakes Apartments                    L(26);D(90);O(4)                             1,249,696
  42  Story and King Plaza                       L(26);D(91);O(3)
--------------------------------------------------------------------------------------------------------
  43  Robinson Crossroads                        L(28);D(89);O(3)                             1,827,322
  44  The Exchange at Tallahassee Apts           L(30);D(86);O(4)                             1,650,309
  45  Tramore Village Apartments                 L(27);D(89);O(4)                             1,607,107
  46  Trafalgar Plaza Portfolio                  L(27);D(90);O(3)                             1,957,898
 46.1 Trafalgar Plaza                                                                         1,123,142
--------------------------------------------------------------------------------------------------------
 46.2 Zimmerman Corporate Center                                                                834,756
  47  Mission Galleria Apartments                L(26);D(90);O(4)                             1,241,112
  48  Old Alabama                                L(25);D(91);O(4)                             1,861,990
 48.1 Old Alabama - Phase I                                                                   1,609,350
 48.2 Old Alabama - Phase II                                                                    252,640
--------------------------------------------------------------------------------------------------------
  49  Pricewaterhouse Coopers Office             L(36);D(116);O(4)
  50  Lake Creek Festival Center                 L(28);D(89);O(3)                             2,169,154
  51  Elwood Shopping Center                     L(25);D(91);O(4)     1,343,502   12/31/2002  1,545,191
  52  Wellpointe Medical Building                L(27);D(86);O(7)
  53  One Town Center                            L(29);D(88);O(3)                             1,185,448
--------------------------------------------------------------------------------------------------------
      Wilkinson Portfolio                        L(25);D(91);O(4)                             1,512,536
  54  Magnolia Run                               L(25);D(91);O(4)                               565,703
  55  Breckenridge                               L(25);D(91);O(4)                               508,778
  56  Country Club                               L(25);D(91);O(4)                               330,365
  57  Willow Pointe                              L(25);D(91);O(4)                               107,690
--------------------------------------------------------------------------------------------------------
  58  Hawthorne Exchange                         L(25);D(91);O(4)
  59  928 Broadway                               L(25);D(82);O(13)                              984,089
  60  Walnut Hills Apartments                    L(36);D(81);O(3)
  61  Maverick Creek Villas                      L(29);YM1(88);O(3)                           1,631,997
  62  IBM Call Center                            L(25);D(89);O(6)                             2,127,808
--------------------------------------------------------------------------------------------------------
  63  Alhambra Center International              L(24);D(92);O(4)
  64  Rexford Park                               L(28);YM+2(89);O(3)
  65  Buena Park Promenade                       L(27);D(90);O(3)
  66  Shelton Pointe                             L(30);D(147);O(3)
  67  Galleria Pavilion                          L(24);D(92);O(4)                               447,335
--------------------------------------------------------------------------------------------------------
  68  Verizon Call Center                        L(27);D(30);O(3)
  69  Supertel Hotel Portfolio                   L(28);D(89);O(3)                             1,953,177
 69.1 Comfort Suites - Fort Wayne, IN                                                           430,604
 69.2 Comfort Inn - Fayetteville, NC                                                            730,817
 69.3 Comfort Suites - Lafayette, IN                                                            368,533
--------------------------------------------------------------------------------------------------------

                                              THIRD MOST   SECOND    SECOND MOST               MOST RECENT
                                              RECENT NOI MOST RECENT RECENT NOI  MOST RECENT        NOI
 ID               PROPERTY NAME                  DATE        NOI        DATE         NOI           DATE
-------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building
 36  Mission Rockwall and Fairways Apartments 12/31/2003  2,137,221   12/31/2004  2,249,873  T-12 10/31/2005
36.1 Mission Rockwall Apartments              12/31/2003  1,264,312   12/31/2004  1,105,503  T-12 10/31/2005
36.2 Mission Fairways Apartments              12/31/2003    872,909   12/31/2004  1,144,370  T-12 10/31/2005
 37  Canyon Plaza Shopping Center             12/31/2003  1,912,434   12/31/2004  2,096,226  Ann. 11/30/2005
-------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center           12/31/2003  2,176,838   12/31/2004  2,388,537   T-12 9/30/2005
 39  Abbington Place                          12/31/2003  2,030,117   12/31/2004  2,133,526  T-12 11/30/2005
 40  Heritage at Lakeside Apartment Homes                 1,144,950   12/31/2004
 41  Indian Lakes Apartments                  12/31/2003  1,666,384   12/31/2004  1,707,136   T-12 9/30/2005
 42  Story and King Plaza
-------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                      12/31/2003  1,846,773   12/31/2004  1,845,775   T-12 8/31/2005
 44  The Exchange at Tallahassee Apts         12/31/2003  1,738,426   12/31/2004  1,972,520   T-12 7/31/2005
 45  Tramore Village Apartments               12/31/2003  1,684,434   12/31/2004  1,611,491   T-12 9/30/2005
 46  Trafalgar Plaza Portfolio                12/31/2003  1,985,598   12/31/2004  1,999,241  Ann. 10/31/2005
46.1 Trafalgar Plaza                          12/31/2003  1,161,077   12/31/2004  1,144,784  Ann. 10/31/2005
-------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center               12/31/2003    824,521   12/31/2004    854,457  Ann. 10/31/2005
 47  Mission Galleria Apartments              12/31/2003  1,448,681   12/31/2004  1,531,278  T-12 11/30/2005
 48  Old Alabama                              12/31/2003  1,822,601   12/31/2004  1,819,533     12/31/2005
48.1 Old Alabama - Phase I                    12/31/2003  1,548,963   12/31/2004  1,552,334     12/31/2005
48.2 Old Alabama - Phase II                   12/31/2003    273,638   12/31/2004    267,200     12/31/2005
-------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office
 50  Lake Creek Festival Center               12/31/2003  1,974,231   12/31/2004  2,404,384   Ann. 5/31/2005
 51  Elwood Shopping Center                   12/31/2003  1,649,102   12/31/2004  1,704,743     12/31/2005
 52  Wellpointe Medical Building                                                  1,538,720   Ann. 9/30/2005
 53  One Town Center                          12/31/2003  1,717,478   12/31/2004  1,607,428   T-12 6/30/2005
-------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                      12/31/2003  1,576,499   12/31/2004  1,637,263  Ann. 11/30/2005
 54  Magnolia Run                             12/31/2003    529,138   12/31/2004    520,447  Ann. 11/30/2005
 55  Breckenridge                             12/31/2003    451,894   12/31/2004    501,960  Ann. 11/30/2005
 56  Country Club                             12/31/2003    363,476   12/31/2004    392,703  Ann. 11/30/2005
 57  Willow Pointe                            12/31/2003    231,991   12/31/2004    222,153  Ann. 11/30/2005
-------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange
 59  928 Broadway                             12/31/2003  1,133,236   12/31/2004  1,445,500  T-12 11/30/2005
 60  Walnut Hills Apartments                              1,519,964   12/31/2004  1,467,726  Ann. 12/31/2005
 61  Maverick Creek Villas                    12/31/2003  1,553,221   12/31/2004  1,469,892   T-12 4/30/2005
 62  IBM Call Center                          12/31/2003  2,223,685   12/31/2004  2,222,951  Ann. 11/30/2005
-------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International                                                1,079,121     12/31/2005
 64  Rexford Park                                                                 1,541,919   Ann. 8/31/2005
 65  Buena Park Promenade
 66  Shelton Pointe
 67  Galleria Pavilion                        12/31/2003    836,885   12/31/2004    554,669   Ann. 9/30/2005
-------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center
 69  Supertel Hotel Portfolio                 12/31/2003  2,288,896   12/31/2004  2,165,807   T-12 8/31/2005
69.1 Comfort Suites - Fort Wayne, IN          12/31/2003    674,746   12/31/2004    664,907   T-12 8/31/2005
69.2 Comfort Inn - Fayetteville, NC           12/31/2003    609,352   12/31/2004    515,259   T-12 8/31/2005
69.3 Comfort Suites - Lafayette, IN           12/31/2003    457,726   12/31/2004    443,874   T-12 8/31/2005
-------------------------------------------------------------------------------------------------------------

                                              UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
 ID               PROPERTY NAME                   NOI        REVENUE         EGI       EXPENSES
-------------------------------------------------------------------------------------------------

 35  Johnson Control Building                   2,428,373    2,404,630    2,503,477       75,104
 36  Mission Rockwall and Fairways Apartments   2,239,417    3,910,096    4,230,552    1,991,135
36.1 Mission Rockwall Apartments                1,287,803    2,118,324    2,262,424      974,622
36.2 Mission Fairways Apartments                  951,615    1,791,772    1,968,128    1,016,513
 37  Canyon Plaza Shopping Center               2,172,572    2,037,426    2,894,366      721,794
-------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center             2,029,868    3,148,622    3,148,622    1,118,754
 39  Abbington Place                            2,046,664    2,898,411    3,190,553    1,143,890
 40  Heritage at Lakeside Apartment Homes       1,984,861    3,102,450    3,214,834    1,229,973
 41  Indian Lakes Apartments                    1,796,660    2,697,044    2,807,729    1,011,069
 42  Story and King Plaza                       1,568,570    2,439,635    2,439,635      871,065
-------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                        1,696,514    2,573,479    2,573,479      876,965
 44  The Exchange at Tallahassee Apts           1,932,568    4,100,843    4,241,491    2,308,922
 45  Tramore Village Apartments                 1,659,220    2,582,861    3,018,494    1,359,274
 46  Trafalgar Plaza Portfolio                  1,760,920    2,962,438    2,967,306    1,206,386
46.1 Trafalgar Plaza                            1,027,973    1,721,650    1,723,288      695,315
-------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center                   732,947    1,240,788    1,244,018      511,072
 47  Mission Galleria Apartments                1,715,102    3,179,769    3,279,609    1,564,507
 48  Old Alabama                                1,832,241    1,935,347    2,339,987      507,746
48.1 Old Alabama - Phase I                      1,560,796    1,644,358    1,995,455      434,659
48.2 Old Alabama - Phase II                       271,445      290,989      344,532       73,087
-------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office             1,973,448    2,915,250    2,915,250      941,802
 50  Lake Creek Festival Center                 2,098,816    3,060,146    3,060,146      961,330
 51  Elwood Shopping Center                     1,641,042    1,791,012    2,430,875      789,833
 52  Wellpointe Medical Building                1,781,235    2,924,695    2,924,695    1,143,461
 53  One Town Center                            1,781,039    2,652,459    2,652,459      871,420
-------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                        1,685,099    3,630,192    3,969,742    2,284,643
 54  Magnolia Run                                 582,578    1,115,700    1,215,960      633,382
 55  Breckenridge                                 453,527    1,015,945    1,120,410      666,883
 56  Country Club                                 412,721      899,248      978,876      566,155
 57  Willow Pointe                                236,273      599,299      654,496      418,223
-------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                         1,153,548    1,252,920    1,606,126      452,578
 59  928 Broadway                               1,487,328    2,401,586    2,571,586    1,084,258
 60  Walnut Hills Apartments                    1,573,149    2,963,925    3,090,961    1,517,812
 61  Maverick Creek Villas                      1,443,361    2,598,133    2,669,228    1,225,867
 62  IBM Call Center                            1,521,270    1,578,205    1,996,159      474,889
-------------------------------------------------------------------------------------------------
 63  Alhambra Center International              1,482,053    2,352,788    2,774,897    1,292,844
 64  Rexford Park                               1,597,320    2,525,806    2,525,806      928,485
 65  Buena Park Promenade                       1,346,138    1,745,598    1,745,598      399,460
 66  Shelton Pointe                             1,571,532    2,451,949    2,639,160    1,067,628
 67  Galleria Pavilion                          1,147,527    1,184,810    1,427,780      280,253
-------------------------------------------------------------------------------------------------
 68  Verizon Call Center                        1,781,870    2,428,221    2,428,221      646,351
 69  Supertel Hotel Portfolio                   2,138,274    7,385,549    7,622,695    5,484,421
69.1 Comfort Suites - Fort Wayne, IN              639,131    2,047,072    2,119,372    1,480,241
69.2 Comfort Inn - Fayetteville, NC               513,695    1,651,782    1,700,379    1,186,684
69.3 Comfort Suites - Lafayette, IN               439,202    1,270,746    1,323,915      884,712
-------------------------------------------------------------------------------------------------

                                                                            UNDERWRITTEN
                                                UNDERWRITTEN  UNDERWRITTEN       NET
 ID                 PROPERTY NAME                 RESERVES        TI/LC       CASH FLOW           LARGEST TENANT             SF
---------------------------------------------------------------------------------------------------------------------------------

 35   Johnson Control Building                        26,800        87,533     2,314,040  Bridgewater Interiors           268,000
 36   Mission Rockwall and Fairways Apartments        50,801                   2,188,616
36.1  Mission Rockwall Apartments                     25,800                   1,262,002
36.2  Mission Fairways Apartments                     25,001                     926,614
 37   Canyon Plaza Shopping Center                    17,639        72,532     2,082,401  Von's Grocery Co.                30,000
---------------------------------------------------------------------------------------------------------------------------------
 38   Alpine Commons Shopping Center                  31,380        49,062     1,949,427  BJ's Wholesale Club             106,684
 39   Abbington Place                                 81,000                   1,965,664
 40   Heritage at Lakeside Apartment Homes            45,250                   1,939,611
 41   Indian Lakes Apartments                         74,000                   1,722,660
 42   Story and King Plaza                             9,273        36,240     1,523,056  FAMSA                            20,000
---------------------------------------------------------------------------------------------------------------------------------
 43   Robinson Crossroads                             18,052        28,427     1,650,036  Giant Eagle                      87,519
 44   The Exchange at Tallahassee Apts                87,600                   1,844,968
 45   Tramore Village Apartments                      11,016                   1,648,204
 46   Trafalgar Plaza Portfolio                        2,841        46,162     1,711,917
46.1  Trafalgar Plaza                                  1,688        44,318       981,967  Quickquote                        9,351
---------------------------------------------------------------------------------------------------------------------------------
46.2  Zimmerman Corporate Center                       1,153         1,844       729,950  Zimmerman & Partners             45,436
 47   Mission Galleria Apartments                     62,001                   1,653,101
 48   Old Alabama                                     20,634        68,736     1,742,871
48.1  Old Alabama - Phase I                           17,826        52,869     1,490,101  Fresh Market                     18,400
48.2  Old Alabama - Phase II                           2,808        15,867       252,770  Aaron Brothers, Inc.              6,041
---------------------------------------------------------------------------------------------------------------------------------
 49   Pricewaterhouse Coopers Office                  21,348       109,695     1,842,405  PricewaterhouseCoopers           84,500
 50   Lake Creek Festival Center                     139,966       192,313     1,766,537  Burlington                       86,479
 51   Elwood Shopping Center                          17,186        47,583     1,576,273  Annie Sez                        14,903
 52   Wellpointe Medical Building                      9,260       147,227     1,624,748  Academic Cardiology Associates    9,111
 53   One Town Center                                 20,367       182,438     1,578,233  R & R/Remax                      31,202
---------------------------------------------------------------------------------------------------------------------------------
      Wilkinson Portfolio                            172,376                   1,512,723
 54   Magnolia Run                                    46,852                     535,726
 55   Breckenridge                                    58,764                     394,763
 56   Country Club                                    38,880                     373,841
 57   Willow Pointe                                   27,880                     208,393
---------------------------------------------------------------------------------------------------------------------------------
 58   Hawthorne Exchange                               9,046        16,282     1,128,221  24 Hr Fitness                    37,000
 59   928 Broadway                                    15,325        73,687     1,398,316  Greg Centeno Design & Co.         4,175
 60   Walnut Hills Apartments                         90,000                   1,483,149
 61   Maverick Creek Villas                           77,700                   1,365,661
 62   IBM Call Center                                 22,500       100,091     1,398,679  IBM Corporation                 150,000
---------------------------------------------------------------------------------------------------------------------------------
 63   Alhambra Center International                   21,116        80,580     1,380,357  Great Florida Bank               15,502
 64   Rexford Park                                    27,260       166,680     1,403,380  Nucor Corporation                32,391
 65   Buena Park Promenade                            15,596        53,477     1,277,065  Marshall's                       39,201
 66   Shelton Pointe                                  31,692       148,711     1,391,129  Nielson Media - Office Space     37,335
 67   Galleria Pavilion                                9,632        42,303     1,095,593  Tower Records                    14,053
---------------------------------------------------------------------------------------------------------------------------------
 68   Verizon Call Center                             57,869        76,538     1,647,463  Verizon Wireless                162,813
 69   Supertel Hotel Portfolio                       304,908                   1,833,366
69.1  Comfort Suites - Fort Wayne, IN                 84,775                     554,356
69.2  Comfort Inn - Fayetteville, NC                  68,015                     445,680
69.3  Comfort Suites - Lafayette, IN                  52,957                     386,245
---------------------------------------------------------------------------------------------------------------------------------

                                                   LEASE
 ID                 PROPERTY NAME               EXPIRATION
----------------------------------------------------------

 35   Johnson Control Building                  10/31/2015
 36   Mission Rockwall and Fairways Apartments
36.1  Mission Rockwall Apartments
36.2  Mission Fairways Apartments

 37   Canyon Plaza Shopping Center               4/30/2009
----------------------------------------------------------
 38   Alpine Commons Shopping Center             5/31/2013
 39   Abbington Place
 40   Heritage at Lakeside Apartment Homes
 41   Indian Lakes Apartments
 42   Story and King Plaza                       9/30/2020
----------------------------------------------------------
 43   Robinson Crossroads                        8/31/2018
 44   The Exchange at Tallahassee Apts
 45   Tramore Village Apartments
 46   Trafalgar Plaza Portfolio
46.1  Trafalgar Plaza                            7/15/2007
----------------------------------------------------------
46.2  Zimmerman Corporate Center                 1/31/2014
 47   Mission Galleria Apartments
 48   Old Alabama
48.1  Old Alabama - Phase I                      9/30/2020
48.2  Old Alabama - Phase II                     2/28/2013
----------------------------------------------------------
 49   Pricewaterhouse Coopers Office            12/31/2017
 50   Lake Creek Festival Center                11/30/2015
 51   Elwood Shopping Center                     1/31/2010
 52   Wellpointe Medical Building                8/31/2020
 53   One Town Center                            4/15/2007
----------------------------------------------------------
      Wilkinson Portfolio
 54   Magnolia Run
 55   Breckenridge
 56   Country Club
 57   Willow Pointe
----------------------------------------------------------
 58   Hawthorne Exchange                         7/22/2020
 59   928 Broadway                              12/31/2018
 60   Walnut Hills Apartments
 61   Maverick Creek Villas
 62   IBM Call Center                           12/31/2015
----------------------------------------------------------
 63   Alhambra Center International              2/29/2016
 64   Rexford Park                               9/14/2006
 65   Buena Park Promenade                      10/31/2015
 66   Shelton Pointe                            12/31/2008
 67   Galleria Pavilion                         11/30/2015
----------------------------------------------------------
 68   Verizon Call Center                       11/30/2010
 69   Supertel Hotel Portfolio
69.1  Comfort Suites - Fort Wayne, IN
69.2  Comfort Inn - Fayetteville, NC
69.3  Comfort Suites - Lafayette, IN
----------------------------------------------------------

                                                                                         LEASE
 ID              PROPERTY NAME                     2ND LARGEST TENANT            SF   EXPIRATION         3RD LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building
 36  Mission Rockwall and Fairways
     Apartments
36.1 Mission Rockwall Apartments
36.2 Mission Fairways Apartments
 37  Canyon Plaza Shopping Center         Rite Aid Corporation/Thrifty Payless 16,520  5/31/2014 Automobile Club of S. Cal.
-----------------------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center       Super Stop n Shop                    64,898  8/31/2013 A.C. Moore Arts and Crafts
 39  Abbington Place
 40  Heritage at Lakeside Apartment Homes
 41  Indian Lakes Apartments
 42  Story and King Plaza                 Walgreen's                           14,560  12/7/2064 Wells Fargo
-----------------------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                  Staples, Inc.                        23,925 11/30/2012 The Pep Boys
 44  The Exchange at Tallahassee Apts
 45  Tramore Village Apartments
 46  Trafalgar Plaza Portfolio
46.1 Trafalgar Plaza                      Gary Bitner Public Relations          6,045 11/30/2006 Hello Florida
-----------------------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center           State of Florida                      4,573 12/31/2008 Webstream
 47  Mission Galleria Apartments
 48  Old Alabama
48.1 Old Alabama - Phase I                Walgreens                            15,120  9/30/2060 LA Fitness International
48.2 Old Alabama - Phase II               Diane Johnson                         4,981  1/31/2008 Vintage Tea
-----------------------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office
 50  Lake Creek Festival Center           Randall's                            57,454  5/31/2012 Stein Mart
 51  Elwood Shopping Center               Eckerd                               10,750 10/31/2012 Pet Supplies Plus
 52  Wellpointe Medical Building          Troy Gastroenterology, P.C.           7,695  8/31/2020 Oakland - McComb Ob/Gyn P.C.
 53  One Town Center                      Legg Mason Wood Walker, Inc.          8,570  5/23/2008 Universal Underwriters
-----------------------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio
 54  Magnolia Run
 55  Breckenridge
 56  Country Club
 57  Willow Pointe
-----------------------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                   Wescom Credit Union                   4,804 12/31/2015 Wendy's
 59  928 Broadway                         Broadway 21, Inc.                     4,000 12/31/2018 Continental Lighting Systems, Inc.
 60  Walnut Hills Apartments
 61  Maverick Creek Villas
 62  IBM Call Center
-----------------------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International        Consulate General of Barbados        12,776  1/31/2010 Int'l Players Championship
 64  Rexford Park                         Southend Enterprises, LLC            15,433 11/30/2008 Agdata, Inc.
 65  Buena Park Promenade                 Joann's Fabric                       35,872  1/31/2016 DD's (Ross)
 66  Shelton Pointe                       Butler Service Group                 32,437  2/28/2008 Baldwin Technology Co.
 67  Galleria Pavilion                    China Star                            6,466  8/31/2013 Buffalo Wild Wing
-----------------------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center                  Windsor Richland Mall, LP            68,664  9/9/2025
 69  Supertel Hotel Portfolio
69.1 Comfort Suites - Fort Wayne, IN
69.2 Comfort Inn - Fayetteville, NC
69.3 Comfort Suites - Lafayette, IN
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                       UPFRONT              MONTHLY
                                                       LEASE    OCCUPANCY  OCCUPANCY REPLACEMENT          REPLACEMENT
 ID          PROPERTY NAME                      SF   EXPIRATION    RATE   AS-OF DATE  RESERVES              RESERVES
------------------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building                                    100.00%   8/31/2005
 36  Mission Rockwall and Fairways Apartments                     94.37%  11/21/2005    380,000                         4,234
36.1 Mission Rockwall Apartments                                  94.20%  11/21/2005
36.2 Mission Fairways Apartments                                  94.55%  11/21/2005
 37  Canyon Plaza Shopping Center              9,252 12/31/2014  100.00%   12/1/2005                                    1,470
------------------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center           23,000  2/28/2007  100.00%  12/13/2005                                    2,266
 39  Abbington Place                                              95.00%   12/9/2005     81,000
 40  Heritage at Lakeside Apartment Homes                         97.24%  10/17/2005                                    3,771
 41  Indian Lakes Apartments                                      91.89%  11/30/2005                                    6,167
 42  Story and King Plaza                      4,000 10/23/2010   89.34%   12/1/2005                                      773
------------------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                      18,600 10/31/2017  100.00%   9/30/2005                                    1,504
 44  The Exchange at Tallahassee Apts                             99.69%   9/29/2005                                    7,300
 45  Tramore Village Apartments                                   96.00%   9/30/2005    700,000
 46  Trafalgar Plaza Portfolio                                    93.83%  12/31/2005    347,764                         2,792
46.1 Trafalgar Plaza                           5,882 12/31/2008   91.17%  12/31/2005
------------------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center                4,164  2/28/2011   97.61%  12/31/2005
 47  Mission Galleria Apartments                                  95.65%   12/9/2005    420,000                         5,166
 48  Old Alabama                                                  93.86%    1/5/2006                                    1,290
48.1 Old Alabama - Phase I                    13,040 11/30/2010   94.49%    1/5/2006
48.2 Old Alabama - Phase II                    1,595  1/31/2008   89.86%    1/5/2006
------------------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office                               79.73%  12/31/2005                                    1,779
 50  Lake Creek Festival Center               34,000 10/31/2013   99.14%   10/1/2005                                   11,664
 51  Elwood Shopping Center                   10,300 11/30/2008  100.00%  11/22/2005                                    1,433
 52  Wellpointe Medical Building               7,513  8/31/2020   93.72%   11/2/2005                                      772
 53  One Town Center                           7,630 11/30/2006   99.46%    1/1/2006                                      847
------------------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                                          89.66%     Various                                   14,366
 54  Magnolia Run                                                 88.21%  12/12/2005                                    3,905
 55  Breckenridge                                                 89.41%  12/14/2005                                    4,897
 56  Country Club                                                 95.00%  12/14/2005                                    3,240
 57  Willow Pointe                                                85.29%  12/13/2005                                    2,324
------------------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                        3,245  6/24/2020   76.56%    1/1/2006                                      795
 59  928 Broadway                              3,700 12/31/2009   97.30%   1/11/2006     16,236
 60  Walnut Hills Apartments                                      88.06%   11/7/2005                                    7,500
 61  Maverick Creek Villas                                        95.74%   8/31/2005                                    6,475
 62  IBM Call Center                                             100.00%   1/20/2006                                    3,125
------------------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International             8,971  1/31/2007   95.76%   1/31/2006                                    1,763
 64  Rexford Park                             15,253  8/31/2012   90.81%   12/7/2005
 65  Buena Park Promenade                     28,900  2/28/2016  100.00%  11/17/2005     30,000
 66  Shelton Pointe                           14,030 12/31/2014   89.69%    8/1/2005                                    2,641
 67  Galleria Pavilion                         5,759  5/4/2013    69.72%   9/16/2005                                      803
------------------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center                                         100.00%  10/31/2005
 69  Supertel Hotel Portfolio                                     68.44%   8/31/2005             4% of monthly gross revenues
69.1 Comfort Suites - Fort Wayne, IN                              64.43%   8/31/2005             4% of monthly gross revenues
69.2 Comfort Inn - Fayetteville, NC                               65.02%   8/31/2005             4% of monthly gross revenues
69.3 Comfort Suites - Lafayette, IN                               72.93%   8/31/2005             4% of monthly gross revenues
------------------------------------------------------------------------------------------------------------------------------

                                                UPFRONT  MONTHLY   UPFRONT   MONTHLY   UPFRONT   MONTHLY    UPFRONT
                                                 TI/LC    TI/LC     TAX        TAX    INSURANCE INSURANCE ENGINEERING
 ID          PROPERTY NAME                     RESERVES RESERVES  RESERVES  RESERVES   RESERVES  RESERVES   RESERVE
---------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building
 36  Mission Rockwall and Fairways Apartments                                 66,389     73,024     9,265
36.1 Mission Rockwall Apartments
36.2 Mission Fairways Apartments
 37  Canyon Plaza Shopping Center                         4,167               16,886                3,552
---------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center                                267,254    52,484
 39  Abbington Place                                                22,323    22,323     38,966     3,542
 40  Heritage at Lakeside Apartment Homes                           89,046    44,523     50,963     8,494    400,000
 41  Indian Lakes Apartments                                        45,970    15,323     24,192     4,838     29,913
 42  Story and King Plaza                      786,853             161,400    26,900     10,773     2,693
---------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                                  2,316                          14,530     2,076
 44  The Exchange at Tallahassee Apts                              404,976    36,816     17,530     8,765
 45  Tramore Village Apartments                                     86,104    21,526     11,445     5,723
 46  Trafalgar Plaza Portfolio                2,190,467          67,198.00    33,599 160,696.00  7,304.38      2,236
46.1 Trafalgar Plaza
---------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center
 47  Mission Galleria Apartments                                    63,458    23,161     59,139     7,257      4,531
 48  Old Alabama                                          5,243     78,270    15,654      8,877     1,268      6,563
48.1 Old Alabama - Phase I
48.2 Old Alabama - Phase II
---------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office                                 75,106    25,035      6,101     1,525
 50  Lake Creek Festival Center                          15,990    399,022    36,275     14,235     7,117     32,938
 51  Elwood Shopping Center                               3,796    123,166    30,792                           6,250
 52  Wellpointe Medical Building                          2,778    164,839    27,473      3,982     1,991
 53  One Town Center                            475,884             35,016    17,508     12,835     2,139      3,750
---------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                                            46,908    33,061     16,281     8,141    102,875
 54  Magnolia Run                                                    9,084     9,084      4,796     2,398
 55  Breckenridge                                                    8,097     8,097      4,555     2,278      6,250
 56  Country Club                                                   16,705     8,928      4,160     2,080     46,125
 57  Willow Pointe                                                  13,022     6,953      2,770     1,385     50,500
---------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                                   1,430     31,432     4,567     10,709     1,785
 59  928 Broadway                                81,180             98,469    32,823     21,568     2,696
 60  Walnut Hills Apartments                                        50,517    50,517     38,035     9,509
 61  Maverick Creek Villas                                          31,104    31,104      7,797     7,797
 62  IBM Call Center
---------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International              250,000   8,816    149,055    29,811     78,273    13,045
 64  Rexford Park                             1,000,000
 65  Buena Park Promenade                                           83,353    16,671
 66  Shelton Pointe                             600,000             64,374    21,458
 67  Galleria Pavilion                                    3,525                7,675      8,956     1,279
---------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center
 69  Supertel Hotel Portfolio                                       35,025 27,143.83                         346,918
69.1 Comfort Suites - Fort Wayne, IN
69.2 Comfort Inn - Fayetteville, NC
69.3 Comfort Suites - Lafayette, IN
---------------------------------------------------------------------------------------------------------------------

                                                                                          OTHER
                                                OTHER                                    RESERVES
 ID                PROPERTY NAME               RESERVES                                DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building
 36  Mission Rockwall and Fairways Apartments
36.1 Mission Rockwall Apartments
36.2 Mission Fairways Apartments
 37  Canyon Plaza Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center
 39  Abbington Place
 40  Heritage at Lakeside Apartment Homes
 41  Indian Lakes Apartments                  1,300,000 Holdback Reserve
 42  Story and King Plaza                     2,510,736 DSCR Reserve Holdback (2,336,035), Gap Rent Deposit (174,701)
---------------------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads
 44  The Exchange at Tallahassee Apts
 45  Tramore Village Apartments
 46  Trafalgar Plaza Portfolio
46.1 Trafalgar Plaza
---------------------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center
 47  Mission Galleria Apartments
 48  Old Alabama
48.1 Old Alabama - Phase I
48.2 Old Alabama - Phase II
---------------------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office             587,377 Certificate of Occupancy & Tenant Allowance
 50  Lake Creek Festival Center                 100,213 Wonko's and Wells Fargo Prepaid Rent Reserve
 51  Elwood Shopping Center                     255,000 Annie Sez Termination Reserve
 52  Wellpointe Medical Building
 53  One Town Center                            150,503 TI Holdback Reserve
---------------------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                      1,820,000 Rehab Reserve
 54  Magnolia Run                               460,000 Rehab Reserve
 55  Breckenridge                               570,000 Rehab Reserve
 56  Country Club                               530,000 Rehab Reserve
 57  Willow Pointe                              260,000 Rehab Reserve
---------------------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                       3,450,000 Holdback Reserve
 59  928 Broadway
 60  Walnut Hills Apartments                    250,000 Cash Management Agreement
 61  Maverick Creek Villas                      200,000 Seasonality Reserve (LOC)
 62  IBM Call Center
---------------------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International
 64  Rexford Park                               635,172 Holdback Reserve ($600,000), Wells Fargo and Banker's Bank TI/LC Holdback
                                                        Reserve ($35,171.80)
 65  Buena Park Promenade                       676,782 Partial Release Parcel Reserve ($90,000), Ross Gap Rent Holdback Reserve
                                                        ($120,416) and Jo-Ann's TI Holdback Reserve ($466,366)
 66  Shelton Pointe                             278,804 Tenant Holdback Reserve ($272,246), Gap Rent Holdback Reserve ($6,557.50)
 67  Galleria Pavilion                        2,150,000 Holdback Reserve
---------------------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center
 69  Supertel Hotel Portfolio                   627,446 Upgrade Reserve
69.1 Comfort Suites - Fort Wayne, IN
69.2 Comfort Inn - Fayetteville, NC
69.3 Comfort Suites - Lafayette, IN
---------------------------------------------------------------------------------------------------------------------------------

                                              ENVIRONMENTAL
                                                 REPORT     ENGINEERING
 ID                PROPERTY NAME                  DATE      REPORT DATE SPONSOR
---------------------------------------------------------------------------------------------------------------------------------

 35  Johnson Control Building                   9/22/2005    9/22/2005  Wachovia Corporation
 36  Mission Rockwall and Fairways Apartments    Various     9/16/2005  Mission Residential, LLC; Finlay Partners, LLC, Mission
                                                                        NE Dallas Leaseco, LP
36.1 Mission Rockwall Apartments                9/15/2005    9/16/2005
36.2 Mission Fairways Apartments                9/26/2005    9/16/2005
 37  Canyon Plaza Shopping Center               8/22/2005    9/15/2005  Clint W. Roberts, Norman C. Roberts, Evelyn C. Roberts
---------------------------------------------------------------------------------------------------------------------------------
 38  Alpine Commons Shopping Center            10/26/2005    10/21/2005 Adam Ifshin (is not individually a guarantor, but is a principal of Borrower)
 39  Abbington Place                           10/24/2005    10/25/2005 BNP Residential Properties, Inc.
 40  Heritage at Lakeside Apartment Homes      11/11/2005    11/17/2005 Michael B. Smuck
 41  Indian Lakes Apartments                   11/17/2005    11/17/2005 Indian Lakes Management III, LLC
 42  Story and King Plaza                       7/6/2005     10/27/2005 Carveouts to Bradley N. Blake, Carveouts to L. Gerald
                                                                        Hunt, NAP
---------------------------------------------------------------------------------------------------------------------------------
 43  Robinson Crossroads                        9/21/2005    9/21/2005  Alfonso A. Costa
 44  The Exchange at Tallahassee Apts           6/9/2005     6/11/2005  Luke W. McCarthy, Michael W. Palmer, NAP
 45  Tramore Village Apartments                 8/17/2005    8/16/2005  Chad Christensen
 46  Trafalgar Plaza Portfolio                  9/19/2005    9/20/2005  Carlton P. Cabot & Cabot Trafalgar/Avion Leasco LLC, a
                                                                        Delaware limited liability company & individual TIC
                                                                        sponsors for each TIC borrower
46.1 Trafalgar Plaza                            9/19/2005    9/20/2005
---------------------------------------------------------------------------------------------------------------------------------
46.2 Zimmerman Corporate Center                 9/19/2005    9/20/2005
 47  Mission Galleria Apartments               10/19/2005    10/19/2005 Mission Residential, LLC
 48  Old Alabama                               12/13/2005    12/9/2005  Kenneth L. Shimm
48.1 Old Alabama - Phase I                     12/13/2005    12/9/2005
48.2 Old Alabama - Phase II                    12/13/2005    12/9/2005
---------------------------------------------------------------------------------------------------------------------------------
 49  Pricewaterhouse Coopers Office             11/3/2005    10/24/2005 Douglas M. Etkin, James A. Ketai
 50  Lake Creek Festival Center                 8/19/2005    9/30/2005  The William Benstein QTIP Trust, RBC Miller Brothers
                                                                        Trust
 51  Elwood Shopping Center                     12/5/2005    12/5/2005  Nathan Shmalo; Frederick S. Fish
 52  Wellpointe Medical Building                6/19/2005    6/20/2005  Joel Buchanan
 53  One Town Center                            7/28/2005    7/27/2005  Joseph A. Sutton, Jr., Robert I. Scheer
---------------------------------------------------------------------------------------------------------------------------------
     Wilkinson Portfolio                       12/13/2005     Various   Wilkinson Group, Inc., CGR Realty Investors LLC
 54  Magnolia Run                              12/13/2005    12/9/2005  Wilkinson Group, Inc., CGR Realty Investors LLC
 55  Breckenridge                              12/13/2005    12/9/2005  Wilkinson Group, Inc., CGR Realty Investors LLC
 56  Country Club                              12/13/2005    12/13/2005 Wilkinson Group, Inc., CGR Realty Investors LLC
 57  Willow Pointe                             12/13/2005    12/14/2005 Wilkinson Group, Inc., CGR Realty Investors LLC
---------------------------------------------------------------------------------------------------------------------------------
 58  Hawthorne Exchange                         8/2/2005      8/2/2005  Mark Frost; Jess Frost
 59  928 Broadway                              12/12/2005    12/12/2005 Michael Grunberg and Fanny Grunberg
 60  Walnut Hills Apartments                    12/7/2005    12/5/2005  US Advisor, LLC/CBREI
 61  Maverick Creek Villas                      6/7/2005      6/7/2005  Ronald Gray, Claudine Gray
 62  IBM Call Center                           12/16/2005    12/16/2005 Brandywine Operating Partnership, LP / International
                                                                        Business Machines Corporation
---------------------------------------------------------------------------------------------------------------------------------
 63  Alhambra Center International             11/28/2005    11/30/2005 Stephen A. Blumenthal; Carlos Lopez-Cantera
 64  Rexford Park                               9/14/2005    9/14/2005  Oregon Public Employees Retirement Fund, NAP, NAP
 65  Buena Park Promenade                       9/9/2005      9/9/2005  Michael H. Mugel
 66  Shelton Pointe                             6/22/2005    6/21/2005  Robert D. Scinto
 67  Galleria Pavilion                         11/14/2005    11/15/2005 Leslie Dunn; Stephen Kollins
---------------------------------------------------------------------------------------------------------------------------------
 68  Verizon Call Center                        6/28/2005    6/28/2005  Spirit Finance Corporation, a Maryland corporation
 69  Supertel Hotel Portfolio                  10/12/2005    10/12/2005 Supertel Hospitality, Inc.
69.1 Comfort Suites - Fort Wayne, IN           10/12/2005    10/12/2005
69.2 Comfort Inn - Fayetteville, NC            10/12/2005    10/12/2005
69.3 Comfort Suites - Lafayette, IN            10/12/2005    10/12/2005
---------------------------------------------------------------------------------------------------------------------------------

                                                % OF                  % OF APPLICABLE               MORTGAGE
                                            INITIAL POOL  LOAN GROUP     LOAN GROUP       # OF        LOAN
 ID               PROPERTY NAME                BALANCE    ONE OR TWO      BALANCE      PROPERTIES  SELLER (1)
---------------------------------------------------------------------------------------------------------------

69.4  Hampton Inn & Suites - Warsaw, IN         0.07%                      0.09%            1         CGM
69.5  Comfort Suites - Marion, IN               0.05%                      0.07%            1         CGM
 70   Deerfield Plaza                           0.47%          1           0.64%            1         CGM
 71   Chrysler Retail                           0.46%          1           0.63%            1         GACC
 72   Woods Edge                                0.46%          2           1.69%            1         GACC
---------------------------------------------------------------------------------------------------------------
 73   South Duff Community Park I & II          0.45%          2           1.66%            1         CGM
 74   21 Astor Place                            0.45%          1           0.61%            1         CGM
 75   Colonial Square                           0.43%          1           0.59%            1         CGM
 76   Aston Township Giant Food                 0.43%          1           0.59%            1         CGM
 77   5 Omni                                    0.43%          1           0.59%            1         CGM
---------------------------------------------------------------------------------------------------------------
 78   Ashford Place Apartments                  0.42%          2           1.57%            1         GACC
 79   College Square Shopping Center            0.42%          1           0.58%            1         CGM
 80   The Links at North Creek                  0.42%          2           1.54%            1         CGM
 81   Best Buy - Sunnyvale, CA                  0.41%          1           0.56%            1         CGM
 82   Fountain Square Apartments                0.41%          2           1.51%            1         CGM
---------------------------------------------------------------------------------------------------------------
 83   Northwest Corners Apartments              0.40%          2           1.50%            1         CGM
 84   Centennial Village                        0.39%          1           0.54%            1         GACC
 85   Wynwood Office Buildings                  0.39%          1           0.53%            1         GACC
 86   El Clair Medical Building                 0.38%          1           0.52%            1         CGM
 87   Sunwest Medical Center                    0.37%          1           0.51%            1         CGM
---------------------------------------------------------------------------------------------------------------
 88   Colony Crossings                          0.37%          1           0.51%            1         PNC
 89   Cortez Plaza East                         0.36%          1           0.49%            1         CGM
 90   Courtyard by Marriot - Erlanger           0.36%          1           0.49%            1         PNC
 91   Bethany and ATI Buildings                 0.35%          1           0.47%            2         GACC
91.1  Bethany Building                          0.20%                      0.28%            1         GACC
---------------------------------------------------------------------------------------------------------------
91.2  ATI Building                              0.14%                      0.20%            1         GACC
 92   Residence Inn - Cincinnati Airport        0.34%          1           0.47%            1         PNC
 93   Centrelake Corporate Center               0.34%          1           0.47%            1         PNC
 94   Birnam Wood Apartments                    0.34%          2           1.26%            1         CGM
 95   Maryland Place                            0.34%          1           0.46%            1         CGM
---------------------------------------------------------------------------------------------------------------
 96   Staybridge Suites-Lincolnshire            0.34%          1           0.46%            1         PNC
 97   Savannah Place                            0.33%          1           0.45%            1         GACC
 98   Staybridge Suites-Glenview                0.33%          1           0.45%            1         PNC
 99   4100 MacArthur Boulevard                  0.33%          1           0.45%            1         GACC
100   Village Oaks Shopping Center              0.33%          1           0.45%            1         CGM
---------------------------------------------------------------------------------------------------------------
101   Fossil Ridge Apartments                   0.33%          2           1.21%            1         CGM
102   Stonecreek Apartments-Phase I             0.33%          2           1.21%            1         CGM
103   Auburn Ridge Office Center                0.33%          1           0.45%            1         PNC
104   1815-1819 East Jericho Turnpike           0.33%          1           0.45%            1         CGM
105   New Albany Medical Office Building        0.31%          1           0.43%            1         CGM
---------------------------------------------------------------------------------------------------------------
106   Hampton Inn Dulles Airport                0.31%          1           0.42%            1         PNC
107   Village Plaza                             0.30%          1           0.42%            1         CGM
108   Siempre Viva                              0.30%          1           0.41%            1         CGM
109   Hilton Garden Inn - Newport News, VA      0.29%          1           0.40%            1         CGM
110   Civic Plaza Shopping Center               0.29%          1           0.40%            1         CGM
---------------------------------------------------------------------------------------------------------------

                                                          CUT-OFF     GENERAL         DETAILED
                                             ORIGINAL      DATE       PROPERTY        PROPERTY
 ID               PROPERTY NAME               BALANCE     BALANCE       TYPE            TYPE
--------------------------------------------------------------------------------------------------

69.4  Hampton Inn & Suites - Warsaw, IN      2,040,491   2,028,577  Hotel        Limited Service
69.5  Comfort Suites - Marion, IN            1,676,118   1,666,331  Hotel        Limited Service
 70   Deerfield Plaza                       14,400,000  14,400,000  Retail       Anchored
 71   Chrysler Retail                       14,000,000  14,000,000  Retail       Unanchored
 72   Woods Edge                            13,950,000  13,950,000  Multifamily  Conventional
--------------------------------------------------------------------------------------------------
 73   South Duff Community Park I & II      13,755,000  13,755,000  Multifamily  Student Housing
 74   21 Astor Place                        13,670,000  13,670,000  Retail       Anchored
 75   Colonial Square                       13,215,000  13,215,000  Retail       Anchored
 76   Aston Township Giant Food             13,250,000  13,195,758  Retail       Anchored
 77   5 Omni                                13,250,000  13,164,324  Office       Suburban
--------------------------------------------------------------------------------------------------
 78   Ashford Place Apartments              13,000,000  13,000,000  Multifamily  Conventional
 79   College Square Shopping Center        13,000,000  12,937,156  Retail       Anchored
 80   The Links at North Creek              12,720,000  12,720,000  Multifamily  Conventional
 81   Best Buy - Sunnyvale, CA              12,529,000  12,529,000  Retail       Anchored
 82   Fountain Square Apartments            12,500,000  12,500,000  Multifamily  Conventional
--------------------------------------------------------------------------------------------------
 83   Northwest Corners Apartments          12,375,000  12,375,000  Multifamily  Conventional
 84   Centennial Village                    12,000,000  12,000,000  Retail       Anchored
 85   Wynwood Office Buildings              11,800,000  11,800,000  Office       Suburban
 86   El Clair Medical Building             11,500,000  11,500,000  Office       Medical Office
 87   Sunwest Medical Center                11,400,000  11,400,000  Office       Medical Office
--------------------------------------------------------------------------------------------------
 88   Colony Crossings                      11,400,000  11,400,000  Retail       Anchored
 89   Cortez Plaza East                     11,000,000  11,000,000  Retail       Anchored
 90   Courtyard by Marriot - Erlanger       11,000,000  11,000,000  Hotel        Full Service
 91   Bethany and ATI Buildings             10,600,000  10,581,064  Office       Suburban
91.1  Bethany Building                       6,200,000   6,188,924  Office       Suburban
--------------------------------------------------------------------------------------------------
91.2  ATI Building                           4,400,000   4,392,140  Office       Suburban
 92   Residence Inn - Cincinnati Airport    10,500,000  10,500,000  Hotel        Extended Stay
 93   Centrelake Corporate Center           10,500,000  10,476,162  Office       Suburban
 94   Birnam Wood Apartments                10,400,000  10,400,000  Multifamily  Conventional
 95   Maryland Place                        10,300,000  10,300,000  Office       Suburban
--------------------------------------------------------------------------------------------------
 96   Staybridge Suites-Lincolnshire        10,300,000  10,277,953  Hotel        Extended Stay
 97   Savannah Place                        10,150,000  10,150,000  Multifamily  Conventional
 98   Staybridge Suites-Glenview            10,050,000  10,028,489  Hotel        Extended Stay
 99   4100 MacArthur Boulevard              10,000,000  10,000,000  Office       Suburban
100   Village Oaks Shopping Center          10,000,000  10,000,000  Retail       Anchored
--------------------------------------------------------------------------------------------------
101   Fossil Ridge Apartments               10,000,000  10,000,000  Multifamily  Conventional
102   Stonecreek Apartments-Phase I         10,000,000  10,000,000  Multifamily  Conventional
103   Auburn Ridge Office Center            10,000,000  10,000,000  Mixed Use    Office/Industrial
104   1815-1819 East Jericho Turnpike       10,050,000   9,981,454  Retail       Anchored
105   New Albany Medical Office Building     9,600,000   9,600,000  Office       Medical Office
--------------------------------------------------------------------------------------------------
106   Hampton Inn Dulles Airport             9,500,000   9,470,625  Hotel        Limited Service
107   Village Plaza                          9,300,000   9,300,000  Retail       Anchored
108   Siempre Viva                           9,230,000   9,230,000  Industrial   Industrial
109   Hilton Garden Inn - Newport News, VA   9,000,000   8,971,674  Hotel        Limited Service
110   Civic Plaza Shopping Center            8,900,000   8,900,000  Mixed Use    Office/Retail
--------------------------------------------------------------------------------------------------

                                                                       INTEREST       ORIGINAL      STATED REMAINING
                                            INTEREST  ADMINISTRATIVE    ACCRUAL   TERM TO MATURITY  TERM TO MATURITY
 ID               PROPERTY NAME               RATE     FEE RATE (2)      BASIS     OR ARD (MOS.)      OR ARD (MOS.)
--------------------------------------------------------------------------------------------------------------------

69.4  Hampton Inn & Suites - Warsaw, IN
69.5  Comfort Suites - Marion, IN
 70   Deerfield Plaza                        5.0700%      0.0301%     Actual/360         120               115
 71   Chrysler Retail                        5.4070%      0.0301%     Actual/360         120               117
 72   Woods Edge                             5.4970%      0.0301%     Actual/360         120               118
--------------------------------------------------------------------------------------------------------------------
 73   South Duff Community Park I & II       5.2700%      0.0301%     Actual/360         120               116
 74   21 Astor Place                         5.3500%      0.0301%     Actual/360         120               115
 75   Colonial Square                        5.6800%      0.0501%     Actual/360         120               116
 76   Aston Township Giant Food              5.8900%      0.0301%     Actual/360         120               116
 77   5 Omni                                 5.5150%      0.0301%     Actual/360         120               114
--------------------------------------------------------------------------------------------------------------------
 78   Ashford Place Apartments               5.4750%      0.0301%     Actual/360         120               118
 79   College Square Shopping Center         5.0000%      0.0501%     Actual/360         120               116
 80   The Links at North Creek               5.4850%      0.0801%     Actual/360         120               118
 81   Best Buy - Sunnyvale, CA               5.6200%      0.0301%     Actual/360         120               117
 82   Fountain Square Apartments             5.1300%      0.0301%     Actual/360         120               116
--------------------------------------------------------------------------------------------------------------------
 83   Northwest Corners Apartments           5.0150%      0.0301%     Actual/360         120               115
 84   Centennial Village                     5.7440%      0.0301%     Actual/360         120               119
 85   Wynwood Office Buildings               5.6150%      0.0301%     Actual/360         120               119
 86   El Clair Medical Building              5.1500%      0.0301%     Actual/360         120               113
 87   Sunwest Medical Center                 5.1700%      0.0601%     Actual/360         120               115
--------------------------------------------------------------------------------------------------------------------
 88   Colony Crossings                       5.5900%      0.0601%     Actual/360         120               119
 89   Cortez Plaza East                      5.2000%      0.0901%     Actual/360         120               115
 90   Courtyard by Marriot - Erlanger        5.7300%      0.0401%     Actual/360         120               118
 91   Bethany and ATI Buildings              5.9400%      0.0301%     Actual/360          60                59
91.1  Bethany Building
--------------------------------------------------------------------------------------------------------------------
91.2  ATI Building
 92   Residence Inn - Cincinnati Airport     5.7300%      0.0401%     Actual/360         120               118
 93   Centrelake Corporate Center            5.7000%      0.0701%     Actual/360         120               118
 94   Birnam Wood Apartments                 5.3200%      0.0501%     Actual/360         120               103
 95   Maryland Place                         5.2830%      0.0301%     Actual/360         120               115
--------------------------------------------------------------------------------------------------------------------
 96   Staybridge Suites-Lincolnshire         6.0600%      0.0901%     Actual/360         120               118
 97   Savannah Place                         5.4970%      0.0301%     Actual/360         120               118
 98   Staybridge Suites-Glenview             6.0600%      0.0901%     Actual/360         120               118
 99   4100 MacArthur Boulevard               5.8100%      0.0301%     Actual/360          60                58
100   Village Oaks Shopping Center           5.2200%      0.0401%     Actual/360         120               118
--------------------------------------------------------------------------------------------------------------------
101   Fossil Ridge Apartments                5.0450%      0.0301%     Actual/360         120               115
102   Stonecreek Apartments-Phase I          5.1250%      0.0701%     Actual/360         120               115
103   Auburn Ridge Office Center             5.4600%      0.0401%     Actual/360         120               118
104   1815-1819 East Jericho Turnpike        5.2400%      0.0501%     Actual/360         120               114
105   New Albany Medical Office Building     5.5050%      0.0301%     Actual/360         120               119
--------------------------------------------------------------------------------------------------------------------
106   Hampton Inn Dulles Airport             5.9200%      0.0401%     Actual/360         120               118
107   Village Plaza                          5.0050%      0.0401%     Actual/360         120               114
108   Siempre Viva                           5.4000%      0.0301%     Actual/360         120               117
109   Hilton Garden Inn - Newport News, VA   5.7900%      0.0601%     Actual/360         120               118
110   Civic Plaza Shopping Center            5.2700%      0.0301%     Actual/360          84                78
--------------------------------------------------------------------------------------------------------------------

                                              ORIGINAL      REMAINING      FIRST     MATURITY
                                            AMORTIZATION  AMORTIZATION    PAYMENT      DATE
 ID               PROPERTY NAME              TERM (MOS.)   TERM (MOS.)     DATE       OR ARD
----------------------------------------------------------------------------------------------

69.4  Hampton Inn & Suites - Warsaw, IN
69.5  Comfort Suites - Marion, IN
 70   Deerfield Plaza                            360           360      11/11/2005  10/11/2015
 71   Chrysler Retail                             0             0        1/1/2006    12/1/2015
 72   Woods Edge                                 360           360       2/1/2006    1/1/2016
----------------------------------------------------------------------------------------------
 73   South Duff Community Park I & II           360           360      12/11/2005  11/11/2015
 74   21 Astor Place                             360           360      11/11/2005  10/11/2015
 75   Colonial Square                            360           360      12/11/2005  11/11/2015
 76   Aston Township Giant Food                  360           356      12/11/2005  11/11/2015
 77   5 Omni                                     360           354      10/11/2005   9/11/2015
----------------------------------------------------------------------------------------------
 78   Ashford Place Apartments                   360           360       2/1/2006    1/1/2016
 79   College Square Shopping Center             360           356      12/11/2005  11/11/2015
 80   The Links at North Creek                   360           360       2/11/2006   1/11/2016
 81   Best Buy - Sunnyvale, CA                   360           360       1/11/2006  12/11/2015
 82   Fountain Square Apartments                 360           360      12/11/2005  11/11/2015
----------------------------------------------------------------------------------------------
 83   Northwest Corners Apartments               360           360      11/11/2005  10/11/2015
 84   Centennial Village                          0             0        3/1/2006    2/1/2016
 85   Wynwood Office Buildings                   360           360       3/1/2006    2/1/2016
 86   El Clair Medical Building                  360           360       9/11/2005   8/11/2015
 87   Sunwest Medical Center                     360           360      11/11/2005  10/11/2015
----------------------------------------------------------------------------------------------
 88   Colony Crossings                           360           360       3/1/2006    2/1/2016
 89   Cortez Plaza East                          360           360      11/11/2005  10/11/2015
 90   Courtyard by Marriot - Erlanger            360           360       2/1/2006    1/1/2016
 91   Bethany and ATI Buildings                  300           299       3/1/2006    2/1/2011
91.1  Bethany Building
----------------------------------------------------------------------------------------------
91.2  ATI Building
 92   Residence Inn - Cincinnati Airport         360           360       2/1/2006    1/1/2016
 93   Centrelake Corporate Center                360           358       2/1/2006    1/1/2016
 94   Birnam Wood Apartments                     360           360      11/11/2004  10/11/2014
 95   Maryland Place                              0             0       11/11/2005  10/11/2015
----------------------------------------------------------------------------------------------
 96   Staybridge Suites-Lincolnshire             360           358       2/1/2006    1/1/2016
 97   Savannah Place                             360           360       2/1/2006    1/1/2016
 98   Staybridge Suites-Glenview                 360           358       2/1/2006    1/1/2016
 99   4100 MacArthur Boulevard                    0             0        2/1/2006    1/1/2011
100   Village Oaks Shopping Center               360           360       2/11/2006   1/11/2016
----------------------------------------------------------------------------------------------
101   Fossil Ridge Apartments                    360           360      11/11/2005  10/11/2015
102   Stonecreek Apartments-Phase I              360           360      11/11/2005  10/11/2015
103   Auburn Ridge Office Center                 360           360       2/1/2006    1/1/2016
104   1815-1819 East Jericho Turnpike            360           354      10/11/2005   9/11/2015
105   New Albany Medical Office Building         360           360       3/11/2006   2/11/2016
----------------------------------------------------------------------------------------------
106   Hampton Inn Dulles Airport                 300           298       2/1/2006    1/1/2016
107   Village Plaza                              360           360      10/11/2005   9/11/2015
108   Siempre Viva                               360           360       1/11/2006  12/11/2015
109   Hilton Garden Inn - Newport News, VA       300           298       2/11/2006   1/11/2016
110   Civic Plaza Shopping Center                360           360      10/11/2005   9/11/2012
----------------------------------------------------------------------------------------------

                                                          REMAINING
                                           ANNUAL MONTHLY  INTEREST                                          CROSSED
                                            DEBT    DEBT     ONLY                                              WITH            DSCR
                                          SERVICE SERVICE   PERIOD                                     ARD    OTHER   RELATED (3)(5)
 ID            PROPERTY NAME                (3)     (3)     (MOS.)            LOCKBOX (4)           (YES/NO)  LOANS  BORROWER (7)(8)
------------------------------------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN
69.5 Comfort Suites - Marion, IN
 70  Deerfield Plaza                      935,034  77,920      7    None at Closing, Springing Hard    No       No             1.23
 71  Chrysler Retail                      767,494  63,958    117    None                               No       No             1.45
 72  Woods Edge                           950,164  79,180     82    None                               No       No   Yes - 6   1.20
------------------------------------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II     913,513  76,126     20    None at Closing, Springing Soft    No       No   Yes - 7   1.33
 74  21 Astor Place                       916,022  76,335     55    None                               No       No             1.20
 75  Colonial Square                      918,390  76,533     32    None                               No       No             1.22
 76  Aston Township Giant Food            942,070  78,506           None                               No       No             1.23
 77  5 Omni                               904,281  75,357           Hard                               No       No   Yes - 15  1.20
------------------------------------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments             883,305  73,609     58    None                               No       No             1.21
 79  College Square Shopping Center       837,442  69,787           None                               No       No             1.26
 80  The Links at North Creek             865,237  72,103     34    None                               No       No             1.24
 81  Best Buy - Sunnyvale, CA             865,013  72,084     21    None at Closing, Springing Hard    No       No             1.20
 82  Fountain Square Apartments           817,192  68,099     56    None                               No       No             1.21
------------------------------------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments         798,542  66,545     31    Soft                               No       No   Yes - 9   1.47
 84  Centennial Village                   698,853  58,238    119    None                               No       No   Yes - 10  1.61
 85  Wynwood Office Buildings             814,236  67,853     23    Hard                               No       No             1.25
 86  El Clair Medical Building            753,516  62,793     17    None at Closing, Springing Hard    No       No             1.26
 87  Sunwest Medical Center               748,650  62,388     31    None at Closing, Springing Hard    No       No             1.42
------------------------------------------------------------------------------------------------------------------------------------
 88  Colony Crossings                     784,478  65,373     23    None at Closing, Springing Hard    No       No             1.21
 89  Cortez Plaza East                    724,826  60,402     31    None at Closing, Springing Hard    No       No             1.44
 90  Courtyard by Marriot - Erlanger      768,640  64,053     22    None                               No       No   Yes - 16  1.51
 91  Bethany and ATI Buildings            814,892  67,908           None                               No       No             1.28
91.1 Bethany Building
------------------------------------------------------------------------------------------------------------------------------------
91.2 ATI Building
 92  Residence Inn - Cincinnati Airport   733,702  61,142     22    None                               No       No   Yes - 16  1.50
 93  Centrelake Corporate Center          731,304  60,942           None at Closing, Springing Hard    No       No             1.23
 94  Birnam Wood Apartments               694,571  57,881      7    None                               No       No             1.26
 95  Maryland Place                       551,707  45,976    115    None                               No       No   Yes - 5   1.53
------------------------------------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire       745,819  62,152           None                               No       No   Yes - 17  1.46
 97  Savannah Place                       691,338  57,611     82    None                               No       No   Yes - 6   1.22
 98  Staybridge Suites-Glenview           727,717  60,643           None                               No       No   Yes - 17  1.46
 99  4100 MacArthur Boulevard             589,069  49,089     58    None at Closing, Springing Hard    No       No             1.37
100  Village Oaks Shopping Center         660,416  55,035     58    None                               No       No             1.45
------------------------------------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments              647,490  53,958     19    None                               No       No             1.20
102  Stonecreek Apartments-Phase I        653,384  54,449     19    None                               No       No             1.23
103  Auburn Ridge Office Center           678,338  56,528     34    Hard                               No       No   Yes - 12  1.29
104  1815-1819 East Jericho Turnpike      665,211  55,434           None at Closing, Springing Hard    No       No             1.21
105  New Albany Medical Office Building   654,454  54,538     11    None at Closing, Springing Hard    No       No             1.12
------------------------------------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport           728,939  60,745           None                               No       No             1.57
107  Village Plaza                        599,434  49,953     54    None                               No       No             1.89
108  Siempre Viva                         621,952  51,829     33    None at Closing, Springing Soft    No       No             1.18
109  Hilton Garden Inn - Newport News, VA 682,048  56,837           None                               No       No             1.45
110  Civic Plaza Shopping Center          591,082  49,257     18    None at Closing, Springing Hard    No       No             1.44
------------------------------------------------------------------------------------------------------------------------------------

                                                                                            CUT-OFF
                                             GRACE  PAYMENT   APPRAISED    APPRAISAL       DATE LTV        LTV RATIO AT
 ID               PROPERTY NAME             PERIOD    DATE     VALUE(9)  AS-OF DATE(9)  RATIO(6)(7)(8)  MATURITY/ARD(6)(8)
--------------------------------------------------------------------------------------------------------------------------

69.4  Hampton Inn & Suites - Warsaw, IN                       2,800,000     10/3/2005
69.5  Comfort Suites - Marion, IN                             2,300,000     10/3/2005
 70   Deerfield Plaza                          0       11    18,000,000     8/11/2005       80.00%            67.68%
 71   Chrysler Retail                          5        1    18,400,000     11/9/2005       76.09%            76.09%
 72   Woods Edge                               5        1    19,530,000    10/12/2005       71.43%            68.55%
--------------------------------------------------------------------------------------------------------------------------
 73   South Duff Community Park I & II         0       11    19,450,000     8/15/2005       70.72%            61.60%
 74   21 Astor Place                           0       11    18,800,000     8/15/2005       72.71%            67.41%
 75   Colonial Square                          0       11    17,100,000     9/26/2005       77.28%            69.38%
 76   Aston Township Giant Food                0       11    17,000,000     9/30/2005       77.62%            65.87%
 77   5 Omni                                   0       11    19,000,000     6/30/2005       69.29%            58.27%
--------------------------------------------------------------------------------------------------------------------------
 78   Ashford Place Apartments                 5        1    16,800,000    11/17/2005       77.38%            71.86%
 79   College Square Shopping Center           0       11    16,250,000     8/11/2005       79.61%            65.76%
 80   The Links at North Creek                 0       11    16,700,000     12/1/2005       76.17%            68.11%
 81   Best Buy - Sunnyvale, CA                 0       11    17,922,000     9/28/2005       69.91%            61.42%
 82   Fountain Square Apartments               0       11    15,850,000      8/9/2005       78.86%            72.87%
--------------------------------------------------------------------------------------------------------------------------
 83   Northwest Corners Apartments             0       11    16,500,000     6/22/2005       75.00%            66.41%
 84   Centennial Village                       5        1    20,400,000     12/4/2005       58.82%            58.82%
 85   Wynwood Office Buildings                 5        1    15,000,000    11/14/2005       78.67%            69.09%
 86   El Clair Medical Building                0       11    14,900,000      1/1/2006       77.18%            67.04%
 87   Sunwest Medical Center                   0       11    16,200,000     8/15/2005       70.37%            62.52%
--------------------------------------------------------------------------------------------------------------------------
 88   Colony Crossings                         5        1    15,750,000     12/5/2005       72.38%            63.53%
 89   Cortez Plaza East                        0       11    15,000,000     7/27/2005       73.33%            65.19%
 90   Courtyard by Marriot - Erlanger          5        1    14,700,000    11/29/2005       74.83%            65.91%
 91   Bethany and ATI Buildings                5        1    15,500,000     12/2/2005       68.26%            61.77%
91.1  Bethany Building                                        9,550,000     12/2/2005
--------------------------------------------------------------------------------------------------------------------------
91.2  ATI Building                                            5,950,000     12/2/2005
 92   Residence Inn - Cincinnati Airport       5        1    14,400,000    11/29/2005       72.92%            64.22%
 93   Centrelake Corporate Center              5        1    13,420,000    12/21/2005       78.06%            65.75%
 94   Birnam Wood Apartments                   0       11    13,120,000     8/20/2004       79.27%            69.14%
 95   Maryland Place                           0       11    14,960,000     8/18/2005       68.85%            68.85%
--------------------------------------------------------------------------------------------------------------------------
 96   Staybridge Suites-Lincolnshire           5        1    13,900,000     11/1/2005       73.94%            62.94%
 97   Savannah Place                           5        1    13,800,000    10/10/2005       73.55%            70.58%
 98   Staybridge Suites-Glenview               5        1    14,000,000     11/1/2005       71.63%            60.97%
 99   4100 MacArthur Boulevard                 5        1    13,000,000     11/2/2005       76.92%            76.92%
100   Village Oaks Shopping Center             0       11    16,500,000    10/11/2005       60.61%            56.08%
--------------------------------------------------------------------------------------------------------------------------
101   Fossil Ridge Apartments                  0       11    12,700,000      7/5/2005       78.74%            68.21%
102   Stonecreek Apartments-Phase I            0       11    12,650,000     7/29/2005       79.05%            68.62%
103   Auburn Ridge Office Center               5        1    13,100,000     12/1/2005       76.34%            68.22%
104   1815-1819 East Jericho Turnpike          0       11    13,100,000     7/18/2005       76.19%            63.55%
105   New Albany Medical Office Building       0       11    10,200,000     9/28/2005       73.63%            60.09%
--------------------------------------------------------------------------------------------------------------------------
106   Hampton Inn Dulles Airport               5        1    13,900,000    10/10/2005       68.13%            52.77%
107   Village Plaza                            0       11    16,300,000      2/1/2006       57.06%            52.62%
108   Siempre Viva                             0       11    12,000,000     10/5/2005       76.92%            68.66%
109   Hilton Garden Inn - Newport News, VA     0       11    12,400,000    11/22/2005       72.35%            55.79%
110   Civic Plaza Shopping Center              0       11    13,000,000     7/20/2005       68.46%            63.40%
--------------------------------------------------------------------------------------------------------------------------

 ID              PROPERTY NAME                         ADDRESS              CITY                    COUNTY
-------------------------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN    3328 East Center Street           Warsaw                  Kosciusko
69.5 Comfort Suites - Marion, IN          1345 North Baldwin Avenue         Marion                  Grant
 70  Deerfield Plaza                      12700 South Orange Blossom Trail  Orlando                 Orange
 71  Chrysler Retail                      145-157 East 42nd Street          New York                New York
 72  Woods Edge                           4655 Hope Valley Road             Durham                  Durham
-------------------------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II     416-616 Billy Sunday Road         Ames                    Story
 74  21 Astor Place                       21 Astor Place                    New York                New York
 75  Colonial Square                      3107 Boulevard                    Colonial Heights        Colonial Heights City
 76  Aston Township Giant Food            3400 Concord Road                 Aston Township          Delaware
 77  5 Omni                               5 Omni Way                        Chelmsford              Middlesex
-------------------------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments             905 Pineville Point Avenue        Charlotte               Mecklenburg
 79  College Square Shopping Center       444 WMC Drive                     Westminster             Carroll
 80  The Links at North Creek             8786 North Creek Boulevard        Southaven               Desoto
 81  Best Buy - Sunnyvale, CA             760 East El Camino Real           Sunnyvale               Santa Clara
 82  Fountain Square Apartments           3115 Fountain Square Boulevard    New Berlin              Waukesha
-------------------------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments         8520 Pitner Road                  Houston                 Harris
 84  Centennial Village                   2300 Holcomb Bridge Road          Roswell                 Fulton
 85  Wynwood Office Buildings             5160 & 5180 Parkstone Drive       Chantilly               Fairfax
 86  El Clair Medical Building            6056-6080 Boynton Beach Boulevard Boynton Beach           Palm Beach
 87  Sunwest Medical Center               5757 West Thunderbird Road        Glendale                Maricopa
-------------------------------------------------------------------------------------------------------------------------
 88  Colony Crossings                     10005 West Hillsborough Avenue    Tampa                   Hillsborough
 89  Cortez Plaza East                    613-900 Cortez Road West          Bradenton               Manatee
 90  Courtyard by Marriot - Erlanger      3990 Olympic Boulevard            Erlanger                Boone
 91  Bethany and ATI Buildings            Various                           Various                 Various
91.1 Bethany Building                     500 West Bethany Drive            Allen                   Collin
-------------------------------------------------------------------------------------------------------------------------
91.2 ATI Building                         10003 West Technology Boulevard   Dallas                  Dallas
 92  Residence Inn - Cincinnati Airport   2811 Circleport Drive             Erlanger                Boone
 93  Centrelake Corporate Center          3300 E. Guasti Road               Ontario                 San Bernardino
 94  Birnam Wood Apartments               900 Macbeth Drive                 Monroeville             Allegheny
 95  Maryland Place                       8112 Maryland Avenue              Clayton                 Saint Louis
-------------------------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire       100 Barclay Blvd                  Lincolnshire            Lake
 97  Savannah Place                       400 Magnolia Branch Drive         Winston-Salem           Forsyth
 98  Staybridge Suites-Glenview           2600 Lehigh Ave                   Glenview                Cook
 99  4100 MacArthur Boulevard             4100 MacArthur Boulevard          Newport Beach           Orange
100  Village Oaks Shopping Center         1125-1175 Arnold Drive            Martinez                Contra Costa
-------------------------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments              5600 North Beach Street           Haltom City             Tarrant
102  Stonecreek Apartments-Phase I        One Clubhouse Circle              South Strabane Township Washington
103  Auburn Ridge Office Center           3850 Hamlin Rd                    Auburn Hills            Oakland
104  1815-1819 East Jericho Turnpike      1815-1819 East Jericho Turnpike   Huntington              Suffolk
105  New Albany Medical Office Building   7277 Smith's Mill Road            New Albany              Franklin
-------------------------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport           4050 Westfax Drive                Chantilly               Fairfax
107  Village Plaza                        4212-4314 Highway 98 North        Lakeland                Polk
108  Siempre Viva                         8851 Kerns Street                 San Diego               San Diego
109  Hilton Garden Inn - Newport News, VA 180 Regal Way                     Newport News            Newport News City
110  Civic Plaza Shopping Center          501-571 South San Jacinto Street  Hemet                   Riverside
-------------------------------------------------------------------------------------------------------------------------

                                                                                          NET
                                                                                       RENTABLE  UNITS
                                                  ZIP          YEAR            YEAR      AREA      OF
 ID              PROPERTY NAME            STATE   CODE         BUILT        RENOVATED  SF/UNITS MEASURE
-------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN    IN    46582          1997                        71   Rooms
69.5 Comfort Suites - Marion, IN          IN    46952          1995                        62   Rooms
 70  Deerfield Plaza                      FL    32837          2004                      88,103 Sq. Ft.
 71  Chrysler Retail                      NY    10017       1925, 1935     2003, 2005    28,593 Sq Ft
 72  Woods Edge                           NC    27707          1985                       264   Units
-------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II     IA    50010       2000-2006                     209   Units
 74  21 Astor Place                       NY    10003          1904           2003       11,121 Sq. Ft.
 75  Colonial Square                      VA    23834          1967        1996 & 1997  169,026 Sq. Ft.
 76  Aston Township Giant Food            PA    19014          2005                      55,000 Sq. Ft.
 77  5 Omni                               MA    01824          1985           2003      131,252 Sq. Ft.
-------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments             NC    28217          2001                       264   Units
 79  College Square Shopping Center       MD    21158          1999                      81,332 Sq. Ft.
 80  The Links at North Creek             MS    38671          2002                       250   Units
 81  Best Buy - Sunnyvale, CA             CA    94087          2005                      30,071 Sq. Ft.
 82  Fountain Square Apartments           WI    53151   1988 & 1991 & 1998    2005        256   Units
-------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments         TX    77080          1973           2001        466   Units
 84  Centennial Village                   GA    30076          1999                      95,876 Sq Ft
 85  Wynwood Office Buildings             VA    20151          1991                      88,183 Sq Ft
 86  El Clair Medical Building            FL    33437          2004                      56,077 Sq. Ft.
 87  Sunwest Medical Center               AZ    85306          1984           2003       86,492 Sq. Ft.
-------------------------------------------------------------------------------------------------------
 88  Colony Crossings                     FL    33615          1989           2002      117,176 Sq. Ft.
 89  Cortez Plaza East                    FL    34207          1968           2004      169,330 Sq. Ft.
 90  Courtyard by Marriot - Erlanger      KY    41018          2000                       120   Rooms
 91  Bethany and ATI Buildings            TX    Various      Various                    120,318 Sq Ft
91.1 Bethany Building                     TX    75013          1999                      84,518 Sq Ft
-------------------------------------------------------------------------------------------------------
91.2 ATI Building                         TX    75220          2000                      35,800 Sq Ft
 92  Residence Inn - Cincinnati Airport   KY    41018          1997           2005        150   Rooms
 93  Centrelake Corporate Center          CA    91761          2005                      61,298 Sq. Ft.
 94  Birnam Wood Apartments               PA    15146       1964-1967         2003        337   Units
 95  Maryland Place                       MO    63105          1987                      80,120 Sq. Ft.
-------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire       IL    60069          2003                       118   Rooms
 97  Savannah Place                       NC    27104          1990                       172   Units
 98  Staybridge Suites-Glenview           IL    60026          2003                       120   Rooms
 99  4100 MacArthur Boulevard             CA    92660          1976                      45,890 Sq Ft
100  Village Oaks Shopping Center         CA    94553          1984           2001       79,863 Sq. Ft.
-------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments              TX    76137          1986           2003        288   Units
102  Stonecreek Apartments-Phase I        PA    15301       2002-2005                     130   Units
103  Auburn Ridge Office Center           MI    48326          2004                      64,633 Sq. Ft.
104  1815-1819 East Jericho Turnpike      NY    11743          1996                      51,800 Sq. Ft.
105  New Albany Medical Office Building   OH    43054       2004-2005                    59,044 Sq. Ft.
-------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport           VA    20151          1989           2005        137   Rooms
107  Village Plaza                        FL    33809          1989           2003      134,548 Sq. Ft.
108  Siempre Viva                         CA    92154          2003                     115,290 Sq. Ft.
109  Hilton Garden Inn - Newport News, VA VA    23602          2004                       122   Rooms
110  Civic Plaza Shopping Center          CA    92543          1971           2004      128,388 Sq. Ft.
-------------------------------------------------------------------------------------------------------

                                              LOAN
                                            PER NET                         FOURTH    FOURTH     THIRD
                                            RENTABLE       PREPAYMENT        MOST      MOST       MOST
                                              AREA         PROVISIONS       RECENT  RECENT NOI   RECENT
 ID              PROPERTY NAME            SF/UNITS(8) (# OF PAYMENTS)(10)    NOI       DATE       NOI
--------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN                                                           222,464
69.5 Comfort Suites - Marion, IN                                                                 200,759
 70  Deerfield Plaza                          163.45  L(29);D(88);O(3)
 71  Chrysler Retail                          489.63  L(27);D(89);O(4)
 72  Woods Edge                            52,840.91  L(26);D(90);O(4)                         1,317,654
--------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II      65,813.40  L(28);D(89);O(3)                           844,322
 74  21 Astor Place                         1,229.21  L(29);D(88);O(3)
 75  Colonial Square                           78.18  L(28);D(89);O(3)                         1,125,856
 76  Aston Township Giant Food                239.92  L(28);D(89);O(3)
 77  5 Omni                                   100.30  L(30);D(87);O(3)
--------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments              49,242.42  L(26);D(90);O(4)                           990,491
 79  College Square Shopping Center           159.07  L(28);D(88);O(4)                         1,085,379
 80  The Links at North Creek              50,880.00  L(26);D(91);O(3)                           777,303
 81  Best Buy - Sunnyvale, CA                 416.65  L(27);D(90);O(3)
 82  Fountain Square Apartments            48,828.13  L(28);D(89);O(3)                         1,256,019
--------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments          26,555.79  L(29);D(87);O(4)                         1,361,359
 84  Centennial Village                       125.16  L(25);D(91);O(4)                         1,230,322
 85  Wynwood Office Buildings                 133.81  L(25);D(91);O(4)                         1,169,742
 86  El Clair Medical Building                205.08  L(31);YM2(86);O(3)
 87  Sunwest Medical Center                   131.80  L(29);D(88);O(3)                         1,003,491
--------------------------------------------------------------------------------------------------------
 88  Colony Crossings                          97.29  L(36);D(80);O(4)                           718,988
 89  Cortez Plaza East                         64.96  L(29);D(88);O(3)                           835,897
 90  Courtyard by Marriot - Erlanger       91,666.67  L(36);D(80);O(4)      992,588 12/31/2002   950,613
 91  Bethany and ATI Buildings                 87.94  L(25);D(31);O(4)                         1,082,413
91.1 Bethany Building                                                                            624,422
--------------------------------------------------------------------------------------------------------
91.2 ATI Building                                                                                457,991
 92  Residence Inn - Cincinnati Airport    70,000.00  L(36);D(80);O(4)    1,111,796 12/31/2002 1,218,560
 93  Centrelake Corporate Center              170.91  L(36);D(80);O(4)
 94  Birnam Wood Apartments                30,860.53  L(41);D(76);O(3)                           817,977
 95  Maryland Place                           128.56  L(29);YM+2(88);O(3)                        827,817
--------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire        87,101.30  L(35);YM(81);O(4)
 97  Savannah Place                        59,011.63  L(26);D(90);O(4)                           852,542
 98  Staybridge Suites-Glenview            83,570.74  L(35);YM(81);O(4)
 99  4100 MacArthur Boulevard                 217.91  L(26);D(30);O(4)      939,739 12/31/2002   939,324
100  Village Oaks Shopping Center             125.21  L(26);D(91);O(3)                           990,076
--------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments               34,722.22  L(29);D(87);O(4)                           642,764
102  Stonecreek Apartments-Phase I         76,923.08  L(29);D(88);O(3)
103  Auburn Ridge Office Center               154.72  L(36);D(80);O(4)
104  1815-1819 East Jericho Turnpike          192.69  L(30);D(87);O(3)                           908,442
105  New Albany Medical Office Building       162.59  L(25);D(92);O(3)
--------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport            69,128.65  L(36);D(81);O(3)                           427,383
107  Village Plaza                             69.12  L(30);D(87);O(3)                         1,148,855
108  Siempre Viva                              80.06  L(27);D(90);O(3)
109  Hilton Garden Inn - Newport News, VA  73,538.31  L(26);D(91);O(3)
110  Civic Plaza Shopping Center               69.32  L(30);D(51);O(3)                           824,730
--------------------------------------------------------------------------------------------------------

                                                       SECOND
                                          THIRD MOST    MOST          SECOND MOST         MOST     MOST RECENT
                                          RECENT NOI   RECENT         RECENT NOI         RECENT        NOI
 ID              PROPERTY NAME               DATE       NOI               DATE             NOI        DATE
-----------------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN    12/31/2003   313,047       12/31/2004          319,000  T-12 8/31/2005
69.5 Comfort Suites - Marion, IN          12/31/2003   234,025       12/31/2004          222,767  T-12 8/31/2005
 70  Deerfield Plaza                                 1,179,880       12/31/2004        1,281,712  Ann. 7/31/2005
 71  Chrysler Retail                                                                     422,281  Ann. 9/30/2005
 72  Woods Edge                           12/31/2003 1,290,495       12/31/2004        1,241,001 T-12 11/30/2005
-----------------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II     12/31/2003   926,158       12/31/2004        1,073,713  T-12 7/31/2005
 74  21 Astor Place                                                                    1,078,143  Ann. 6/30/2005
 75  Colonial Square                      12/31/2003 1,167,809       12/31/2004        1,253,110  Ann. 7/31/2005
 76  Aston Township Giant Food
 77  5 Omni
-----------------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments             12/31/2003   594,872       12/31/2004          901,358 T-12 11/30/2005
 79  College Square Shopping Center       12/31/2003 1,138,434       12/31/2004        1,134,679  T-12 6/30/2005
 80  The Links at North Creek             12/31/2003 1,033,067       12/31/2004          985,397 T-12 10/31/2005
 81  Best Buy - Sunnyvale, CA
 82  Fountain Square Apartments           12/31/2003 1,126,963       12/31/2004        1,075,108  Ann. 5/31/2005
-----------------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments         12/31/2003 1,183,691       12/31/2004        1,363,398  T-12 6/30/2005
 84  Centennial Village                   12/31/2003 1,152,861       12/31/2004        1,133,313    12/31/2005
 85  Wynwood Office Buildings             12/31/2003 1,056,879       12/31/2004        1,031,800    12/31/2005
 86  El Clair Medical Building
 87  Sunwest Medical Center               12/31/2003 1,141,384       12/31/2004        1,041,405  T-12 6/30/2005
-----------------------------------------------------------------------------------------------------------------
 88  Colony Crossings                     12/31/2003   928,746       12/31/2004          978,215 Ann. 10/31/2005
 89  Cortez Plaza East                    12/31/2003   975,223       12/31/2004        1,297,883  Ann. 7/31/2005
 90  Courtyard by Marriot - Erlanger      12/31/2003 1,171,349       12/31/2004        1,314,718 T-12 10/31/2005
 91  Bethany and ATI Buildings            12/31/2003 1,177,576       12/31/2004        1,249,237 Ann. 11/30/2005
91.1 Bethany Building                     12/31/2003   679,910       12/31/2004          781,107 Ann. 11/30/2005
-----------------------------------------------------------------------------------------------------------------
91.2 ATI Building                         12/31/2003   497,666       12/31/2004          468,130 Ann. 11/30/2005
 92  Residence Inn - Cincinnati Airport   12/31/2003 1,231,255       12/31/2004        1,215,675 T-12 10/31/2005
 93  Centrelake Corporate Center
 94  Birnam Wood Apartments               12/31/2003   783,006     Ann. 8/31/2004        626,789  T-12 9/30/2005
 95  Maryland Place                       12/31/2003   854,512       12/31/2004        1,168,039  Ann. 7/31/2005
-----------------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire                  1,141,389       12/31/2004        1,270,597  T-12 9/30/2005
 97  Savannah Place                       12/31/2003   879,277       12/31/2004          905,581 T-12 11/30/2005
 98  Staybridge Suites-Glenview                      1,061,407       12/31/2004        1,229,607  T-12 9/30/2005
 99  4100 MacArthur Boulevard             12/31/2003   904,194       12/31/2004          873,854 T-12 11/30/2005
100  Village Oaks Shopping Center         12/31/2003   994,416       12/31/2004        1,076,102  Ann. 9/30/2005
-----------------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments              12/31/2003   863,149       12/31/2004          889,141  T-12 9/25/2005
102  Stonecreek Apartments-Phase I                                                       754,203  Ann. 8/31/2005
103  Auburn Ridge Office Center                                                          441,784  Ann. 9/30/2005
104  1815-1819 East Jericho Turnpike      12/31/2003   879,002       12/31/2004          893,126  Ann. 3/31/2005
105  New Albany Medical Office Building
-----------------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport           12/31/2003   886,193       12/31/2004        1,242,869 T-12 10/31/2005
107  Village Plaza                        12/31/2003 1,104,219       12/31/2004        1,147,479  Ann. 6/30/2005
108  Siempre Viva                                                                        586,043  Ann. 9/30/2005
109  Hilton Garden Inn - Newport News, VA              792,028 Ann. 12/31/2004 (6 mos) 1,480,407  T-12 9/30/2005
110  Civic Plaza Shopping Center          12/31/2003   720,955       12/31/2004        1,176,483  Ann. 4/30/2005
-----------------------------------------------------------------------------------------------------------------

                                          UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
 ID              PROPERTY NAME                 NOI        REVENUE        EGI       EXPENSES
---------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN        349,644    1,372,758    1,401,726    1,052,083
69.5 Comfort Suites - Marion, IN              196,602    1,043,191    1,077,303      880,701
 70  Deerfield Plaza                        1,219,281    1,616,556    1,723,122      503,841
 71  Chrysler Retail                        1,147,043    1,751,580    1,810,770      663,727
 72  Woods Edge                             1,202,418    1,990,881    2,074,718      872,300
---------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II       1,286,115    1,830,442    2,018,782      732,667
 74  21 Astor Place                         1,098,010    1,284,420    1,284,420      186,410
 75  Colonial Square                        1,197,226    1,551,274    1,559,774      362,547
 76  Aston Township Giant Food              1,206,469    1,491,412    1,491,412      284,942
 77  5 Omni                                 1,200,965    1,553,174    1,553,174      352,210
---------------------------------------------------------------------------------------------
 78  Ashford Place Apartments               1,114,480    1,859,494    1,923,808      809,328
 79  College Square Shopping Center         1,088,225    1,751,408    1,761,464      673,239
 80  The Links at North Creek               1,133,850    1,995,084    2,028,084      894,234
 81  Best Buy - Sunnyvale, CA               1,060,088    1,092,874    1,092,874       32,786
 82  Fountain Square Apartments             1,061,530    2,298,361    2,307,387    1,245,857
---------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments           1,209,513    2,471,064    2,623,739    1,414,226
 84  Centennial Village                     1,192,528    1,268,405    1,632,783      440,255
 85  Wynwood Office Buildings                 986,169    1,783,648    1,795,145      808,976
 86  El Clair Medical Building              1,017,568    1,478,898    1,478,898      461,330
 87  Sunwest Medical Center                 1,212,662    1,946,070    1,983,345      770,683
---------------------------------------------------------------------------------------------
 88  Colony Crossings                       1,011,328    1,164,547    1,650,532      639,204
 89  Cortez Plaza East                      1,137,057    1,662,143    1,662,143      525,086
 90  Courtyard by Marriot - Erlanger        1,287,664    2,935,445    3,236,134    1,948,470
 91  Bethany and ATI Buildings              1,156,357    1,197,332    1,613,729      457,372
91.1 Bethany Building                         695,749      727,856    1,010,975      315,226
---------------------------------------------------------------------------------------------
91.2 ATI Building                             460,608      469,476      602,754      142,146
 92  Residence Inn - Cincinnati Airport     1,232,648    3,203,351    3,320,208    2,087,560
 93  Centrelake Corporate Center              995,673    1,455,949    1,455,949      460,276
 94  Birnam Wood Apartments                   891,918    2,115,339    2,173,076    1,281,158
 95  Maryland Place                           968,791    1,848,960    2,034,300    1,065,509
---------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire         1,209,998    3,025,362    3,084,850    1,874,852
 97  Savannah Place                           880,874    1,286,760    1,413,593      532,719
 98  Staybridge Suites-Glenview             1,187,429    3,126,461    3,188,916    2,001,487
 99  4100 MacArthur Boulevard                 855,499    1,375,588    1,432,683      577,184
100  Village Oaks Shopping Center             989,416    1,299,042    1,301,462      312,045
---------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments                  850,725    1,827,861    1,920,899    1,070,174
102  Stonecreek Apartments-Phase I            833,608    1,306,776    1,340,292      506,685
103  Auburn Ridge Office Center               890,929      910,190    1,221,591      330,662
104  1815-1819 East Jericho Turnpike          843,757    1,196,314    1,196,314      352,558
105  New Albany Medical Office Building       655,160    1,333,885    1,333,885      678,725
---------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport             1,304,884    3,873,797    4,074,974    2,770,090
107  Village Plaza                          1,231,298    1,651,474    1,651,474      420,176
108  Siempre Viva                             780,569    1,094,596    1,094,596      314,027
109  Hilton Garden Inn - Newport News, VA   1,113,954    2,845,467    3,077,634    1,963,680
110  Civic Plaza Shopping Center              959,643    1,382,537    1,385,833      426,190
---------------------------------------------------------------------------------------------

                                                                    UNDERWRITTEN
                                          UNDERWRITTEN UNDERWRITTEN     NET
 ID              PROPERTY NAME              RESERVES       TI/LC     CASH FLOW                LARGEST TENANT                SF
--------------------------------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN        56,069                    293,575
69.5 Comfort Suites - Marion, IN              43,092                    153,510
 70  Deerfield Plaza                           8,810      58,080      1,152,390  LA Fitness Sports Club                   37,500
 71  Chrysler Retail                           4,289      28,593      1,114,161  Capital Grille Holdings                  16,968
 72  Woods Edge                               59,400                  1,143,018
--------------------------------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II         68,380                  1,217,735
 74  21 Astor Place                            1,668                  1,096,342  Kinko's of Manhattan, Inc.                6,751
 75  Colonial Square                          25,354      53,909      1,117,964  Ukrop's Super Markets                    63,136
 76  Aston Township Giant Food                 8,250      39,287      1,158,933  Giant Food Stores, LLC                   55,000
 77  5 Omni                                   13,125     105,670      1,082,170  Goodrich Corporation                    131,252
--------------------------------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments                 42,240                  1,072,240
 79  College Square Shopping Center           13,013      23,020      1,052,191  Safeway                                  55,164
 80  The Links at North Creek                 62,500                  1,071,350
 81  Best Buy - Sunnyvale, CA                  3,007      21,783      1,035,297  Best Buy Company                         30,071
 82  Fountain Square Apartments               73,984                    987,546
--------------------------------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments             39,000                  1,170,513
 84  Centennial Village                       18,797      49,958      1,123,773  Kroger                                   55,696
 85  Wynwood Office Buildings                 17,637      88,183        880,349  Integrity Applications                   30,441
 86  El Clair Medical Building                11,215      60,086        946,266  JFK Hospital                             22,076
 87  Sunwest Medical Center                   17,298     128,857      1,066,507  The Children's Medical Group, Ltd.,
                                                                                 Agnes Lardizabal, M.D., Jeffrey
                                                                                 Maxcy, M.D., and Madhura Bhuskute, M.C.   8,066
--------------------------------------------------------------------------------------------------------------------------------
 88  Colony Crossings                         17,576      48,016        945,736  Publix Supermarket                       42,112
 89  Cortez Plaza East                        25,400      65,988      1,045,670  Service Merchandise                      53,243
 90  Courtyard by Marriot - Erlanger         129,445                  1,158,219
 91  Bethany and ATI Buildings                24,064      90,239      1,042,055
91.1 Bethany Building                         16,904      63,389        615,457  Xtera Communications, Inc.               47,251
--------------------------------------------------------------------------------------------------------------------------------
91.2 ATI Building                              7,160      26,850        426,598  ATI Enterprises, Inc.                    35,800
 92  Residence Inn - Cincinnati Airport      132,808                  1,099,840
 93  Centrelake Corporate Center              12,260      82,038        901,375  IndyMac Bank, FSB                        41,457
 94  Birnam Wood Apartments                   84,250                    807,668
 95  Maryland Place                           14,422     112,469        841,900  Fiduciary Asset Management               16,666
--------------------------------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire          123,394                  1,086,604
 97  Savannah Place                           38,700                    842,174
 98  Staybridge Suites-Glenview              127,557                  1,059,872
 99  4100 MacArthur Boulevard                  9,178      37,511        808,810  Makar Management, LLC                    14,659
100  Village Oaks Shopping Center              7,986      21,951        959,479  Albertson's (Ground Lease)               47,074
--------------------------------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments                  72,000                    778,725
102  Stonecreek Apartments-Phase I            32,500                    801,108
103  Auburn Ridge Office Center               12,933                    877,996  Borgwarner                               53,060
104  1815-1819 East Jericho Turnpike           7,762      31,208        804,786  DSW Shoe Warehousing, Inc.               27,746
105  New Albany Medical Office Building       11,809      68,161        575,190  New Albany Musculoskeletal and
                                                                                 Neurologic, LLC                          13,115
--------------------------------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport              162,999                  1,141,885
107  Village Plaza                            20,182      75,630      1,135,486  Circuit City                             32,383
108  Siempre Viva                             11,529      34,252        734,788  U.S Joiner                               66,530
109  Hilton Garden Inn - Newport News, VA    123,105                    990,849
110  Civic Plaza Shopping Center              23,110      86,944        849,589  County Riverside                         71,852
--------------------------------------------------------------------------------------------------------------------------------

                                             LEASE
 ID              PROPERTY NAME             EXPIRATION
-----------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN
69.5 Comfort Suites - Marion, IN
 70  Deerfield Plaza                        8/31/2019
 71  Chrysler Retail                        7/31/2023
 72  Woods Edge
-----------------------------------------------------
 73  South Duff Community Park I & II
 74  21 Astor Place                         3/20/2011
 75  Colonial Square                       12/31/2016
 76  Aston Township Giant Food             11/30/2025
 77  5 Omni                                 4/30/2011
-----------------------------------------------------
 78  Ashford Place Apartments
 79  College Square Shopping Center         7/31/2029
 80  The Links at North Creek
 81  Best Buy - Sunnyvale, CA               9/22/2015
 82  Fountain Square Apartments
-----------------------------------------------------
 83  Northwest Corners Apartments
 84  Centennial Village                    11/30/2019
 85  Wynwood Office Buildings               5/31/2007
 86  El Clair Medical Building              3/31/2015
 87  Sunwest Medical Center                 2/28/2014
-----------------------------------------------------
 88  Colony Crossings                       10/4/2009
 89  Cortez Plaza East                      2/28/2019
 90  Courtyard by Marriot - Erlanger
 91  Bethany and ATI Buildings
91.1 Bethany Building                       1/31/2008
-----------------------------------------------------
91.2 ATI Building                           6/30/2015
 92  Residence Inn - Cincinnati Airport
 93  Centrelake Corporate Center            1/20/2012
 94  Birnam Wood Apartments
 95  Maryland Place                         9/30/2008
-----------------------------------------------------
 96  Staybridge Suites-Lincolnshire
 97  Savannah Place
 98  Staybridge Suites-Glenview
 99  4100 MacArthur Boulevard               7/31/2014
100  Village Oaks Shopping Center           7/31/2026
-----------------------------------------------------
101  Fossil Ridge Apartments
102  Stonecreek Apartments-Phase I
103  Auburn Ridge Office Center             3/31/2020
104  1815-1819 East Jericho Turnpike        3/31/2009
105  New Albany Medical Office Building     8/31/2015
-----------------------------------------------------
106  Hampton Inn Dulles Airport
107  Village Plaza                          1/31/2010
108  Siempre Viva                           4/30/2012
109  Hilton Garden Inn - Newport News, VA
110  Civic Plaza Shopping Center           11/30/2014
-----------------------------------------------------

                                                                                                  LEASE
 ID              PROPERTY NAME                         2ND LARGEST TENANT                SF    EXPIRATION      3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN
69.5 Comfort Suites - Marion, IN
 70  Deerfield Plaza                       AC Furniture Gallery                         8,976   2/28/2009  Meat Emporium
 71  Chrysler Retail                       Citibank, N.A.                              10,967   2/29/2016  CG Painting
 72  Woods Edge
------------------------------------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II
 74  21 Astor Place                        Starbucks Corporation                        4,370   3/31/2020
 75  Colonial Square                       Peebles Store                               35,300   1/31/2007  Brooks/Eckerd Drug Store
 76  Aston Township Giant Food
 77  5 Omni
------------------------------------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments
 79  College Square Shopping Center        Celebree Learning Center                     7,200   1/14/2015  College Square Liquors
 80  The Links at North Creek
 81  Best Buy - Sunnyvale, CA
 82  Fountain Square Apartments
------------------------------------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments
 84  Centennial Village                    Just a Buck                                  4,500   8/31/2009  Monterrey Mexican
                                                                                                           Restaurant
 85  Wynwood Office Buildings              SAIC                                        27,175   1/31/2009  Advent Systems, Inc.
 86  El Clair Medical Building             DCA                                         13,566  10/31/2011  Medical Specialists
 87  Sunwest Medical Center                Valley Radiologists, Ltd.                    6,715   1/31/2007  Pulmonary Associates, PC
------------------------------------------------------------------------------------------------------------------------------------
 88  Colony Crossings                      Shapes Family Fitness                       10,080   8/31/2009  Pet Supermarket
 89  Cortez Plaza East                     Ross Dress For Less                         28,800   1/31/2009  Factory Card Outlet
 90  Courtyard by Marriot - Erlanger
 91  Bethany and ATI Buildings
91.1 Bethany Building                      Contemporary Title Solutions                19,832   7/31/2009  Texas Commercial Energy,
                                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
91.2 ATI Building
 92  Residence Inn - Cincinnati Airport
 93  Centrelake Corporate Center           RBF Consulting                              19,841   3/14/2011
 94  Birnam Wood Apartments
 95  Maryland Place                        AG Edwards & Sons Inc.                      16,313   9/30/2007  Psychological Associates
                                                                                                           Inc.
------------------------------------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire
 97  Savannah Place
 98  Staybridge Suites-Glenview
 99  4100 MacArthur Boulevard              CPH (Westside)                               7,685   6/30/2010  CPH (Eastside)
100  Village Oaks Shopping Center          McDonald's (Ground Lease)                    4,092    9/1/2014  Country Waffles
------------------------------------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments
102  Stonecreek Apartments-Phase I
103  Auburn Ridge Office Center
104  1815-1819 East Jericho Turnpike       Office Max Inc.                             24,054   1/31/2012
105  New Albany Medical Office Building    Orthopedic and Neurologic Consultants Inc.  11,647  12/28/2010  General Medical
                                                                                                           Consultants, Inc.
------------------------------------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport
107  Village Plaza                         Staples                                     32,121  12/31/2010  Factory Card Outlet
108  Siempre Viva                          Mattel                                      24,752  12/31/2009  Murphy Development
                                                                                                           Company
109  Hilton Garden Inn - Newport News, VA
110  Civic Plaza Shopping Center           Dollar Mart                                  3,600   3/31/2007  D.J.'s Restaurant
------------------------------------------------------------------------------------------------------------------------------------

                                                                                   UPFRONT              MONTHLY            UPFRONT
                                                    LEASE   OCCUPANCY  OCCUPANCY REPLACEMENT          REPLACEMENT           TI/LC
 ID              PROPERTY NAME              SF   EXPIRATION    RATE   AS-OF DATE   RESERVES            RESERVES           RESERVES
----------------------------------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN                        71.27%   8/31/2005             4% of monthly gross revenues
69.5 Comfort Suites - Marion, IN                              75.59%   8/31/2005             4% of monthly gross revenues
 70  Deerfield Plaza                       4,488 2/28/2010    97.59%   9/21/2005                                      763
 71  Chrysler Retail                         658 5/31/2007   100.00%   11/1/2005       8,578
 72  Woods Edge                                               96.59%   12/9/2005      52,800
----------------------------------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II                        100.00%   8/31/2005                                    5,698
 74  21 Astor Place                                          100.00%   9/27/2005
 75  Colonial Square                      11,850 6/30/2018    98.58%   8/30/2005                                    2,133
 76  Aston Township Giant Food                               100.00%  12/31/2005
 77  5 Omni                                                  100.00%   8/17/2005                                    1,094
----------------------------------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments                                 93.56%  12/21/2005     105,600
 79  College Square Shopping Center        4,800 10/31/2012  100.00%   9/30/2005                                    1,084
 80  The Links at North Creek                                 99.20%  11/30/2005                                    4,875
 81  Best Buy - Sunnyvale, CA                                100.00%   10/1/2005                                      251
 82  Fountain Square Apartments                               88.67%  12/14/2005                                    6,165
----------------------------------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments                             92.70%   5/11/2005     775,000
 84  Centennial Village                    4,250 10/31/2010  100.00%    1/5/2006                                    1,175
 85  Wynwood Office Buildings              6,366 1/31/2007   100.00%   1/24/2006                                    1,470
 86  El Clair Medical Building             7,951 2/29/2012    97.61%   6/30/2005                                      935
 87  Sunwest Medical Center                6,421 4/30/2011    92.20%   9/30/2005                                    1,441  250,000
----------------------------------------------------------------------------------------------------------------------------------
 88  Colony Crossings                      9,520  1/4/2010    95.49%   10/1/2005                                    1,465  170,000
 89  Cortez Plaza East                    12,752 1/31/2009    95.12%   10/1/2005                                    2,117
 90  Courtyard by Marriot - Erlanger                          70.00%  10/31/2005                                    5,394
 91  Bethany and ATI Buildings                               100.00%    1/1/2006                                    2,005  600,000
91.1 Bethany Building                     16,714 6/30/2013   100.00%    1/1/2006
----------------------------------------------------------------------------------------------------------------------------------
91.2 ATI Building                                            100.00%    1/1/2006
 92  Residence Inn - Cincinnati Airport                       69.10%  10/31/2005                                    5,534
 93  Centrelake Corporate Center                             100.00%   11/1/2005                                    1,022
 94  Birnam Wood Apartments                                   90.80%   11/1/2005                                    7,021
 95  Maryland Place                       13,397 9/30/2009    98.44%   9/14/2005
----------------------------------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire                           83.43%   9/30/2005                                    7,712
 97  Savannah Place                                           91.28%   12/1/2005      38,700
 98  Staybridge Suites-Glenview                               78.67%   9/30/2005                                    7,972
 99  4100 MacArthur Boulevard              5,996 6/30/2010    92.65%   12/1/2005                                      765
100  Village Oaks Shopping Center          2,980 10/31/2010   95.77%    1/4/2006
----------------------------------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments                                  94.06%   9/23/2005                                    6,000
102  Stonecreek Apartments - Phase I                          97.67%   8/17/2005                                    2,708
103  Auburn Ridge Office Center                               82.09%   9/30/2005                                    1,066
104  1815-1819 East Jericho Turnpike                         100.00%    9/2/2005                                      647
105  New Albany Medical Office Building    7,723 5/31/2015    86.34%   1/18/2006
----------------------------------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport                               79.42%  10/31/2005     634,503                       13,470
107  Village Plaza                        12,000 1/31/2009    85.43%   8/30/2005
108  Siempre Viva                          5,650 10/31/2011   90.66%   9/12/2005                                      961
109  Hilton Garden Inn-Newport News, VA                       68.31%  12/31/2005             4% of monthly gross revenues
110  Civic Plaza Shopping Center           2,510 6/30/2007    80.09%   9/30/2005                                    1,934  100,000
----------------------------------------------------------------------------------------------------------------------------------

                                             MONTHLY  UPFRONT  MONTHLY  UPFRONT   MONTHLY    UPFRONT
                                              TI/LC    TAX       TAX   INSURANCE INSURANCE ENGINEERING
 ID              PROPERTY NAME              RESERVES RESERVES RESERVES  RESERVES  RESERVES   RESERVE
------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN
69.5 Comfort Suites - Marion, IN
 70  Deerfield Plaza                          1,442   122,105  10,175    10,306    5,153
 71  Chrysler Retail                                   37,735  37,735
 72  Woods Edge                                        15,941  15,941    39,416    4,084     164,173
------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II                  66,324  22,108     8,662    4,331
 74  21 Astor Place                                    41,640  10,410     2,875      411
 75  Colonial Square                          4,167     9,917   9,917    17,558    2,195         563
 76  Aston Township Giant Food
 77  5 Omni                                   8,333    24,007   8,002     2,767    2,767
------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments                          14,859  14,859    26,489    2,649
 79  College Square Shopping Center                    78,059  15,612     8,548    1,068
 80  The Links at North Creek                          21,771  21,771    18,154    6,051      48,438
 81  Best Buy - Sunnyvale, CA
 82  Fountain Square Apartments                       175,389  29,231    35,188    5,027       3,750
------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments                     187,653  18,765    23,223   11,611
 84  Centennial Village                       4,243    54,210  11,626    20,765    3,461
 85  Wynwood Office Buildings                 7,349    27,136  13,568     7,865    1,787
 86  El Clair Medical Building                2,337    78,000  13,000    49,376    8,229
 87  Sunwest Medical Center                   7,205    43,979  21,990     1,641    1,641      15,795
------------------------------------------------------------------------------------------------------
 88  Colony Crossings                         4,167    83,333  20,833    44,130   11,360
 89  Cortez Plaza East                        5,425   176,418  14,701    32,909    8,227     221,250
 90  Courtyard by Marriot - Erlanger                   47,813             8,044
 91  Bethany and ATI Buildings                         20,812  20,812     8,363    2,091
91.1 Bethany Building
------------------------------------------------------------------------------------------------------
91.2 ATI Building
 92  Residence Inn - Cincinnati Airport                59,425            11,045
 93  Centrelake Corporate Center              4,167    41,403  10,705     3,872      968
 94  Birnam Wood Apartments                            64,636                                250,000
 95  Maryland Place
------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire                    64,850            12,030    2,050
 97  Savannah Place                                     9,159   9,159    23,005    2,092
 98  Staybridge Suites - Glenview                     133,000            12,030
 99  4100 MacArthur Boulevard                 3,136    53,227   9,049    22,022    1,694
100  Village Oaks Shopping Center                      72,861   7,286    14,852    2,122
------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments                          253,780  23,071    22,972    4,594      69,081
102  Stonecreek Apartments - Phase I                   28,538  14,269
103  Auburn Ridge Office Center                        11,352  11,352     3,946    1,315
104  1815-1819 East Jericho Turnpike          2,156    89,249  17,850     2,000    2,000
105  New Albany Medical Office Building                 8,717   2,906     9,785      979
------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport                        37,900  12,633    15,200
107  Village Plaza
108  Siempre Viva                             2,882    40,963  13,654     2,868    1,434
109  Hilton Garden Inn - Newport News, VA              11,274   5,637                          5,000
110  Civic Plaza Shopping Center                       93,293  11,662    48,417    4,035      18,636
------------------------------------------------------------------------------------------------------

                                                                                       OTHER
                                            OTHER                                     RESERVES
 ID              PROPERTY NAME             RESERVES                                 DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------------

69.4 Hampton Inn & Suites - Warsaw, IN
69.5 Comfort Suites - Marion, IN
 70  Deerfield Plaza
 71  Chrysler Retail
 72  Woods Edge
-------------------------------------------------------------------------------------------------------------------------------
 73  South Duff Community Park I & II
 74  21 Astor Place
 75  Colonial Square
 76  Aston Township Giant Food
 77  5 Omni                                  25,000 Post Closing TI Holdback
-------------------------------------------------------------------------------------------------------------------------------
 78  Ashford Place Apartments
 79  College Square Shopping Center
 80  The Links at North Creek
 81  Best Buy - Sunnyvale, CA
 82  Fountain Square Apartments
-------------------------------------------------------------------------------------------------------------------------------
 83  Northwest Corners Apartments           900,000 DSCR Holdback Reserve
 84  Centennial Village
 85  Wynwood Office Buildings
 86  El Clair Medical Building            1,417,965 Post Closing TI Holdback Reserve ($1,350,648.75), Gap Rent Holdback Reserve
 87  Sunwest Medical Center                         ($65,982.63) and Debt Service Payment Holdback Reserve ($1,333.45)
-------------------------------------------------------------------------------------------------------------------------------
 88  Colony Crossings
 89  Cortez Plaza East
 90  Courtyard by Marriot - Erlanger
 91  Bethany and ATI Buildings
91.1 Bethany Building
-------------------------------------------------------------------------------------------------------------------------------
91.2 ATI Building
 92  Residence Inn - Cincinnati Airport
 93  Centrelake Corporate Center             20,000 Outstanding Issue: Final C of O
 94  Birnam Wood Apartments               1,300,000 Debt Service Holdback Reserve (LOC)
 95  Maryland Place                          55,000 Pretium TI Holdback Reserve
-------------------------------------------------------------------------------------------------------------------------------
 96  Staybridge Suites-Lincolnshire
 97  Savannah Place
 98  Staybridge Suites-Glenview
 99  4100 MacArthur Boulevard
100  Village Oaks Shopping Center
-------------------------------------------------------------------------------------------------------------------------------
101  Fossil Ridge Apartments
102  Stonecreek Apartments-Phase I
103  Auburn Ridge Office Center
104  1815-1819 East Jericho Turnpike
105  New Albany Medical Office Building   2,090,000 DSCR Holdback Reserve (LOC)
-------------------------------------------------------------------------------------------------------------------------------
106  Hampton Inn Dulles Airport                 500 Environmental Remediation Reserve
107  Village Plaza
108  Siempre Viva                           865,000 Murphy Lease Deposit ($355,000), Murphy & SVBP West TI Reserve ($510,000)
109  Hilton Garden Inn - Newport News, VA
110  Civic Plaza Shopping Center
-------------------------------------------------------------------------------------------------------------------------------

                                             ENVIRONMENTAL  ENGINEERING
 ID               PROPERTY NAME               REPORT DATE   REPORT DATE  SPONSOR
--------------------------------------------------------------------------------------------------------------------------------

69.4   Hampton Inn & Suites - Warsaw, IN       10/12/2005    10/12/2005
69.5   Comfort Suites - Marion, IN             10/12/2005    10/12/2005
 70    Deerfield Plaza                          8/9/2005     9/20/2005   Tom Delahanty, Jacob Blatt, Dan Shapira
 71    Chrysler Retail                         11/14/2005    11/14/2005  Trylons 42, L.L.C. c/o Tishman Speyer Properties, L.P.
 72    Woods Edge                              10/24/2005    10/25/2005  BNP Residential Properties, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 73    South Duff Community Park I & II         9/30/2005    9/30/2005   Russell Wilkinson
 74    21 Astor Place                           8/30/2005    10/5/2005   James Haddad, Jeffery Gindi, Raymond Gindi
 75    Colonial Square                         10/28/2005    10/28/2005  Thomas G. Kappler, Jeffrey H. Berman
 76    Aston Township Giant Food                9/13/2005    9/13/2005   Mark G. Caldwell
 77    5 Omni                                   6/13/2005    6/15/2005   Direct Invest, L.L.C.
--------------------------------------------------------------------------------------------------------------------------------
 78    Ashford Place Apartments                11/30/2005    11/30/2005  David F. Couch; Robert C. Collett; Charlie J. Dulin,
                                                                         Jr.; George Cornelson
 79    College Square Shopping Center           8/15/2005    8/11/2005   R. Dixon H. Harvey Jr.
 80    The Links at North Creek                 12/7/2005    12/8/2005   Richard A. Hayden, Yee Ling Hayden
 81    Best Buy - Sunnyvale, CA                 10/5/2005    10/4/2005   Sunil Bhojwani, Ramesh Bhojwani
 82    Fountain Square Apartments               7/22/2005    7/22/2005   Thomas J. Thomson
--------------------------------------------------------------------------------------------------------------------------------
 83    Northwest Corners Apartments             7/6/2005      7/6/2005   Chad Christensen
 84    Centennial Village                      12/12/2005    12/8/2005   Kenneth L. Shimm
 85    Wynwood Office Buildings                 7/18/2005    7/18/2005   Bresler & Reiner, Inc.
 86    El Clair Medical Building                4/15/2005    4/14/2005   Ronald Turner
 87    Sunwest Medical Center                   8/15/2005    8/18/2005   James M. Clark
--------------------------------------------------------------------------------------------------------------------------------
 88    Colony Crossings                        12/16/2005    11/28/2005  Julius J. Szabo
 89    Cortez Plaza East                        7/18/2005    7/18/2005   Samuel Feinerman, The Lembo Family Trust Dated April
                                                                         19, 1990
 90    Courtyard by Marriot - Erlanger          12/7/2005    12/5/2005   Corporex Realty & Investment, LLC
 91    Bethany and ATI Buildings                12/8/2005     Various    Gunther Lehmann
91.1   Bethany Building                         12/8/2005    12/9/2005
--------------------------------------------------------------------------------------------------------------------------------
91.2   ATI Building                             12/8/2005    12/8/2005
 92    Residence Inn - Cincinnati Airport       12/7/2005    12/5/2005   William P. Butler
 93    Centrelake Corporate Center              12/2/2005    12/8/2005   Gregory L. Butcher, William B. Armstrong
 94    Birnam Wood Apartments                   9/23/2004    9/17/2004   Myles D. Sampson, RIMCO Properties, Inc.
 95    Maryland Place                           8/25/2005    8/25/2005   Oregon Public Employees Retirement Fund, NAP, NAP
--------------------------------------------------------------------------------------------------------------------------------
 96    Staybridge Suites-Lincolnshire          11/15/2005    12/6/2005   Douglas Artusio
 97    Savannah Place                          10/24/2005    10/25/2005  BNP Residential Properties, Inc.
 98    Staybridge Suites-Glenview              11/18/2005    12/7/2005   Douglas Artusio
 99    4100 MacArthur Boulevard                12/22/2005    10/31/2005  Paul Makarechian
100    Village Oaks Shopping Center            10/27/2005    10/27/2005  Charles R. Collier
--------------------------------------------------------------------------------------------------------------------------------
101    Fossil Ridge Apartments                  7/29/2005    9/20/2005   Hall Phoenix / Inwood, Ltd., Hall Financial Group, Ltd.
102    Stonecreek Apartments-Phase I            8/9/2005      8/9/2005   Clifford H. Sutherland, Dan L. Shearer, III, Steven B.
                                                                         Soloman
103    Auburn Ridge Office Center               12/6/2005    11/26/2005  James A. Ketai, Douglas M. Etkin
104    1815-1819 East Jericho Turnpike          7/20/2005    7/20/2005   Jeffery S. Novick
105    New Albany Medical Office Building       9/14/2005    9/15/2005   Timothy P. Nagy, Adolph V. Lombardi, MD and Gerald M.
                                                                         Rosenberg, MD
--------------------------------------------------------------------------------------------------------------------------------
106    Hampton Inn Dulles Airport               12/9/2005    12/14/2005  B.F. Saul Real Estate Investment Trust
107    Village Plaza                            9/9/2005      9/9/2005   RAMCO/LION VENTURE L.P., a Delaware limited partnership
108    Siempre Viva                             10/7/2005    10/7/2005   J. Patrick Davis, Richard E. Fitzpatrich, James T. Hay,
                                                                         James F. Quigley, Laura W. Nathanson, Gary Marx,
                                                                         Margaret Marx
109    Hilton Garden Inn - Newport News, VA    11/30/2005    11/29/2005  Ratnam V. Patel and Pranav V. Patel
110    Civic Plaza Shopping Center              7/26/2005    7/25/2005   Nathan Leanse
--------------------------------------------------------------------------------------------------------------------------------

                                                       % OF                  % OF APPLICABLE               MORTGAGE
                                                   INITIAL POOL  LOAN GROUP     LOAN GROUP       # OF        LOAN
  ID                PROPERTY NAME                     BALANCE    ONE OR TWO      BALANCE      PROPERTIES  SELLER (1)
--------------------------------------------------------------------------------------------------------------------

 111   1033 Third Street                               0.29%          1           0.39%            1         CGM
 112   Brookfield Commons                              0.28%          1           0.38%            1         CGM
 113   Wabash Valley Plaza                             0.27%          1           0.37%            1         CGM
 114   Garand Lane                                     0.27%          1           0.37%            2         CGM
114.1  Bankside Business Park                          0.13%                      0.18%            1         CGM
--------------------------------------------------------------------------------------------------------------------
114.2  Country Club Business Park                      0.13%                      0.18%            1         CGM
 115   Shaw's Supermarket - Windham, NH                0.27%          1           0.37%            1         CGM
 116   Eastgate Business Center                        0.26%          1           0.36%            1         PNC
 117   Woodstock                                       0.26%          2           0.97%            1         GACC
 118   Lewisville Commons                              0.26%          1           0.36%            1         CGM
--------------------------------------------------------------------------------------------------------------------
 119   Aku Tiki Inn                                    0.26%          1           0.36%            1         CGM
 120   Fairfield Inn by Marriott - Chesapeake, VA      0.26%          1           0.36%            1         CGM
 121   Prospect Park Apartments                        0.25%          2           0.94%            1         PNC
 122   5209 Concord Pike                               0.25%          1           0.35%            1         GACC
 123   Spectrum Fitness                                0.25%          1           0.35%            1         CGM
--------------------------------------------------------------------------------------------------------------------
 124   300 Billerica Road                              0.25%          1           0.34%            1         GACC
 125   Morrell Park Apartments                         0.24%          2           0.89%            1         CGM
 126   Shaw's Supermarket - Littleton, NH              0.24%          1           0.33%            1         CGM
 127   44 Bromfield Street                             0.24%          1           0.33%            1         CGM
 128   Jillians Boston                                 0.24%          1           0.33%            1         CGM
--------------------------------------------------------------------------------------------------------------------
 129   Lackland Self Storage - Belleville              0.24%          1           0.32%            1         PNC
 130   Waterford Phase III                             0.24%          2           0.88%            1         GACC
 131   Crowne Plaza Phoenix                            0.24%          1           0.32%            1         GACC
 132   Pitt Street Center                              0.23%          1           0.32%            1         PNC
 133   Main Street Village                             0.22%          1           0.30%            1         CGM
--------------------------------------------------------------------------------------------------------------------
 134   Hillcrest Shopping Center                       0.22%          1           0.30%            1         CGM
 135   Circuit City - Poughkeepsie, NY                 0.22%          1           0.30%            1         CGM
 136   Peapod Distribution Warehouse                   0.21%          1           0.29%            1         CGM
 137   Best Buy - Menomonee Falls, WI                  0.21%          1           0.29%            1         CGM
 138   Aquia Terrace Phase II                          0.21%          2           0.77%            1         GACC
--------------------------------------------------------------------------------------------------------------------
 139   Hunterdon Hills Plaza                           0.21%          1           0.29%            1         CGM
 140   Habersham Village                               0.21%          1           0.28%            1         PNC
 141   West Park Retail                                0.20%          1           0.28%            1         CGM
 142   Trafalgar Square Apartments                     0.20%          1           0.28%            1         GACC
 143   Heritage Square - St. Charles, IL               0.20%          1           0.28%            1         CGM
--------------------------------------------------------------------------------------------------------------------
 144   Circuit City - Manassas, VA                     0.19%          1           0.26%            1         CGM
 145   5002-5012 Church Avenue                         0.19%          1           0.26%            1         GACC
 146   Cypress Corporate Park                          0.19%          1           0.25%            1         PNC
 147   Thorn Run Crossing                              0.18%          1           0.25%            1         CGM
 148   425 Fifth Avenue                                0.18%          1           0.25%            1         GACC
--------------------------------------------------------------------------------------------------------------------
 149   Barnes & Noble Retail Center                    0.18%          1           0.25%            1         CGM
 150   Metro Center Diamond Bar                        0.18%          1           0.24%            1         CGM
 151   Lackland Self Storage - N. Brunswick            0.17%          1           0.24%            1         PNC
 152   Lake City Mini-Storage                          0.17%          1           0.24%            1         GACC
 153   Hoke Plaza                                      0.17%          1           0.24%            1         CGM
--------------------------------------------------------------------------------------------------------------------

                                                               CUT-OFF   GENERAL       DETAILED
                                                    ORIGINAL     DATE    PROPERTY      PROPERTY
  ID                PROPERTY NAME                   BALANCE    BALANCE   TYPE          TYPE
---------------------------------------------------------------------------------------------------------

 111   1033 Third Street                           8,750,000  8,750,000  Office        Medical Office
 112   Brookfield Commons                          8,550,000  8,550,000  Office        CBD
 113   Wabash Valley Plaza                         8,280,000  8,280,000  Retail        Anchored
 114   Garand Lane                                 8,250,000  8,250,000  Industrial    Various
114.1  Bankside Business Park                      4,125,000  4,125,000  Industrial    Flex
---------------------------------------------------------------------------------------------------------
114.2  Country Club Business Park                  4,125,000  4,125,000  Industrial    Warehouse
 115   Shaw's Supermarket - Windham, NH            8,250,000  8,222,344  Land          Retail
 116   Eastgate Business Center                    8,100,000  8,100,000  Industrial    Flex
 117   Woodstock                                   8,000,000  8,000,000  Multifamily   Conventional
 118   Lewisville Commons                          7,950,000  7,950,000  Retail        Anchored
---------------------------------------------------------------------------------------------------------
 119   Aku Tiki Inn                                8,000,000  7,949,950  Hotel         Full Service
 120   Fairfield Inn by Marriott - Chesapeake, VA  8,025,000  7,949,358  Hotel         Limited Service
 121   Prospect Park Apartments                    7,800,000  7,789,485  Multifamily   Retirement
 122   5209 Concord Pike                           7,800,000  7,781,899  Retail        Unanchored
 123   Spectrum Fitness                            7,738,000  7,713,714  Other         Health Club
---------------------------------------------------------------------------------------------------------
 124   300 Billerica Road                          7,500,000  7,500,000  Office        Flex
 125   Morrell Park Apartments                     7,419,000  7,384,371  Multifamily   Conventional
 126   Shaw's Supermarket - Littleton, NH          7,400,000  7,367,457  Retail        Anchored
 127   44 Bromfield Street                         7,350,000  7,350,000  Mixed Use     Office/Retail
 128   Jillians Boston                             7,350,000  7,318,545  Retail        Unanchored
---------------------------------------------------------------------------------------------------------
 129   Lackland Self Storage - Belleville          7,290,000  7,255,499  Self Storage  Self Storage
 130   Waterford Phase III                         7,250,000  7,250,000  Multifamily   Conventional
 131   Crowne Plaza Phoenix                        7,200,000  7,200,000  Hotel         Full Service
 132   Pitt Street Center                          7,049,000  7,049,000  Office        Suburban
 133   Main Street Village                         6,800,000  6,800,000  Retail        Unanchored
---------------------------------------------------------------------------------------------------------
 134   Hillcrest Shopping Center                   6,800,000  6,777,290  Retail        Anchored
 135   Circuit City - Poughkeepsie, NY             6,823,000  6,754,436  Retail        Anchored
 136   Peapod Distribution Warehouse               6,595,000  6,573,866  Industrial    Warehouse
 137   Best Buy - Menomonee Falls, WI              6,500,000  6,446,382  Retail        Anchored
 138   Aquia Terrace Phase II                      6,400,000  6,400,000  Multifamily   Conventional
---------------------------------------------------------------------------------------------------------
 139   Hunterdon Hills Plaza                       6,440,000  6,387,464  Mixed Use     Office/Retail
 140   Habersham Village                           6,307,000  6,307,000  Retail        Unanchored
 141   West Park Retail                            6,250,000  6,250,000  Retail        Unanchored
 142   Trafalgar Square Apartments                 6,200,000  6,185,574  Multifamily   Conventional
 143   Heritage Square - St. Charles, IL           6,200,000  6,171,434  Mixed Use     Multifamily/Office
---------------------------------------------------------------------------------------------------------
 144   Circuit City - Manassas, VA                 5,800,000  5,741,724  Retail        Anchored
 145   5002-5012 Church Avenue                     5,750,000  5,736,939  Retail        Anchored
 146   Cypress Corporate Park                      5,700,000  5,682,446  Industrial    Flex
 147   Thorn Run Crossing                          5,650,000  5,650,000  Retail        Unanchored
 148   425 Fifth Avenue                            5,600,000  5,600,000  Retail        Single Tenant
---------------------------------------------------------------------------------------------------------
 149   Barnes & Noble Retail Center                5,500,000  5,473,128  Retail        Unanchored
 150   Metro Center Diamond Bar                    5,400,000  5,400,000  Office        Suburban
 151   Lackland Self Storage - N. Brunswick        5,350,000  5,324,680  Self Storage  Self Storage
 152   Lake City Mini-Storage                      5,300,000  5,300,000  Self Storage  Self Storage
 153   Hoke Plaza                                  5,300,000  5,300,000  Retail        Unanchored
---------------------------------------------------------------------------------------------------------

                                                                          INTEREST      ORIGINAL     STATED REMAINING
                                                 INTEREST ADMINISTRATIVE   ACCRUAL  TERM TO MATURITY TERM TO MATURITY
  ID            PROPERTY NAME                      RATE    FEE RATE (2)     BASIS     OR ARD (MOS.)     OR ARD (MOS.)
---------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                           5.6000%     0.0901%    Actual/360       120               115
 112  Brookfield Commons                          5.5800%     0.0301%    Actual/360       120               114
 113  Wabash Valley Plaza                         5.1000%     0.0301%    Actual/360       120               116
 114  Garand Lane                                 5.2350%     0.0301%    Actual/360       120               116
114.1 Bankside Business Park
---------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park
 115  Shaw's Supermarket - Windham, NH            5.4100%     0.0301%    Actual/360       120               117
 116  Eastgate Business Center                    5.6100%     0.0701%    Actual/360       144               142
 117  Woodstock                                   5.6950%     0.0301%    Actual/360        60               58
 118  Lewisville Commons                          5.5900%     0.0301%    Actual/360       120               114
---------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                5.5150%     0.0501%    Actual/360       120               116
 120  Fairfield Inn by Marriott - Chesapeake, VA  5.3300%     0.0301%    Actual/360       120               116
 121  Prospect Park Apartments                    5.8600%     0.0701%    Actual/360       120               119
 122  5209 Concord Pike                           5.5660%     0.0301%    Actual/360       120               118
 123  Spectrum Fitness                            5.7600%     0.0401%    Actual/360       120               117
---------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                          5.6890%     0.0301%    Actual/360       120               118
 125  Morrell Park Apartments                     5.1900%     0.0301%    Actual/360       120               116
 126  Shaw's Supermarket - Littleton, NH          5.5100%     0.0301%    Actual/360       120               116
 127  44 Bromfield Street                         5.4100%     0.0301%    Actual/360       120               116
 128  Jillians Boston                             5.6550%     0.0301%    Actual/360       120               116
---------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville          5.5400%     0.0401%    Actual/360       120               118
 130  Waterford Phase III                         5.4700%     0.0301%    Actual/360       120               119
 131  Crowne Plaza Phoenix                        5.9600%     0.0301%    Actual/360        60               60
 132  Pitt Street Center                          5.6500%     0.0601%    Actual/360       120               120
 133  Main Street Village                         5.3100%     0.0301%    Actual/360       120               117
---------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                   5.4300%     0.0301%    Actual/360       120               117
 135  Circuit City - Poughkeepsie, NY             5.2536%     0.0301%    Actual/360       120               111
 136  Peapod Distribution Warehouse               5.6500%     0.0301%    Actual/360       120               117
 137  Best Buy - Menomonee Falls, WI              4.9890%     0.0301%    Actual/360       120               113
 138  Aquia Terrace Phase II                      5.2600%     0.0301%    Actual/360        99               97
---------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                       5.1300%     0.0301%    Actual/360       120               115
 140  Habersham Village                           5.5700%     0.0401%    Actual/360       120               120
 141  West Park Retail                            5.3000%     0.0601%    Actual/360       120               115
 142  Trafalgar Square Apartments                 5.5500%     0.0301%    Actual/360       120               118
 143  Heritage Square - St. Charles, IL           5.2600%     0.0301%    Actual/360       120               116
---------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                 5.2543%     0.0301%    Actual/360       120               111
 145  5002-5012 Church Avenue                     5.6970%     0.0301%    Actual/360       120               118
 146  Cypress Corporate Park                      5.8600%     0.0401%    Actual/360       120               117
 147  Thorn Run Crossing                          5.2700%     0.0901%    Actual/360       120               116
 148  425 Fifth Avenue                            5.5700%     0.0301%    Actual/360       120               118
---------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                5.3050%     0.0301%    Actual/360       120               116
 150  Metro Center Diamond Bar                    5.1700%     0.0901%    Actual/360       120               116
 151  Lackland Self Storage - N. Brunswick        5.5400%     0.0401%    Actual/360       120               118
 152  Lake City Mini-Storage                      5.5500%     0.0901%    Actual/360       120               119
 153  Hoke Plaza                                  5.4600%     0.0301%    Actual/360       120               116
---------------------------------------------------------------------------------------------------------------------

                                                  ORIGINAL     REMAINING     FIRST    MATURITY
                                                AMORTIZATION AMORTIZATION   PAYMENT     DATE
  ID            PROPERTY NAME                    TERM (MOS.)  TERM (MOS.)    DATE      OR ARD
-----------------------------------------------------------------------------------------------

 111  1033 Third Street                             360           360     11/11/2005 10/11/2015
 112  Brookfield Commons                            360           360     10/11/2005  9/11/2015
 113  Wabash Valley Plaza                           360           360     12/11/2005 11/11/2015
 114  Garand Lane                                   360           360     12/11/2005 11/11/2015
114.1 Bankside Business Park
-----------------------------------------------------------------------------------------------
114.2 Country Club Business Park
 115  Shaw's Supermarket - Windham, NH              360           357      1/11/2006 12/11/2015
 116  Eastgate Business Center                      360           360      2/1/2006   1/1/2018
 117  Woodstock                                     360           360      2/1/2006   1/1/2011
 118  Lewisville Commons                            360           360     10/11/2005  9/11/2015
-----------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                  300           296     12/11/2005 11/11/2015
 120  Fairfield Inn by Marriott - Chesapeake, VA    240           236     12/11/2005 11/11/2015
 121  Prospect Park Apartments                      360           359      3/1/2006   2/1/2016
 122  5209 Concord Pike                             360           358      2/1/2006   1/1/2016
 123  Spectrum Fitness                              360           357      1/11/2006 12/11/2015
-----------------------------------------------------------------------------------------------
 124  300 Billerica Road                             0             0       2/1/2006   1/1/2016
 125  Morrell Park Apartments                       360           356     12/11/2005 11/11/2015
 126  Shaw's Supermarket - Littleton, NH            360           356     12/11/2005 11/11/2015
 127  44 Bromfield Street                           360           360     12/11/2005 11/11/2015
 128  Jillians Boston                               360           356     12/11/2005 11/11/2015
-----------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville            240           238      2/1/2006   1/1/2016
 130  Waterford Phase III                           360           360      3/1/2006   2/1/2016
 131  Crowne Plaza Phoenix                          360           360      4/1/2006   3/1/2011
 132  Pitt Street Center                            360           360      4/1/2006   3/1/2016
 133  Main Street Village                           360           360      1/11/2006 12/11/2015
-----------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                     360           357      1/11/2006 12/11/2015
 135  Circuit City - Poughkeepsie, NY               360           351      7/11/2005  6/11/2015
 136  Peapod Distribution Warehouse                 360           357      1/11/2006 12/11/2015
 137  Best Buy - Menomonee Falls, WI                360           353      9/11/2005  8/11/2015
 138  Aquia Terrace Phase II                        360           360      2/1/2006   4/1/2014
-----------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                         300           295     11/11/2005 10/11/2015
 140  Habersham Village                             360           360      4/1/2006   3/1/2016
 141  West Park Retail                              360           360     11/11/2005 10/11/2015
 142  Trafalgar Square Apartments                   360           358      2/1/2006   1/1/2016
 143  Heritage Square - St. Charles, IL             360           356     12/11/2005 11/11/2015
-----------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                   360           351      7/11/2005  6/11/2015
 145  5002-5012 Church Avenue                       360           358      2/1/2006   1/1/2016
 146  Cypress Corporate Park                        360           357      1/1/2006   12/1/2015
 147  Thorn Run Crossing                            360           360     12/11/2005 11/11/2015
 148  425 Fifth Avenue                              360           360      2/1/2006   1/1/2016
-----------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                  348           344     12/11/2005 11/11/2015
 150  Metro Center Diamond Bar                      360           360     12/11/2005 11/11/2015
 151  Lackland Self Storage - N. Brunswick          240           238      2/1/2006   1/1/2016
 152  Lake City Mini-Storage                        360           360      3/1/2006   2/1/2016
 153  Hoke Plaza                                    360           360     12/11/2005 11/11/2015
-----------------------------------------------------------------------------------------------

                                                    ANNUAL     MONTHLY     REMAINING
                                                     DEBT       DEBT     INTEREST ONLY
  ID           PROPERTY NAME                     SERVICE (3) SERVICE (3) PERIOD (MOS.)            LOCKBOX (4)
----------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                           602,783      50,232          19      None at Closing, Springing Hard
 112  Brookfield Commons                          587,712      48,976          18      Hard
 113  Wabash Valley Plaza                         539,475      44,956          32      None at Closing, Springing Hard
 114  Garand Lane                                 545,762      45,480          56      None
114.1 Bankside Business Park
----------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park
 115  Shaw's Supermarket - Windham, NH            556,534      46,378                  None
 116  Eastgate Business Center                    558,618      46,551          34      None
 117  Woodstock                                   556,880      46,407          10      None
 118  Lewisville Commons                          547,070      45,589          42      None at Closing, Springing Hard
----------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                590,384      49,199                  None
 120  Fairfield Inn by Marriott - Chesapeake, VA  653,223      54,435                  None
 121  Prospect Park Apartments                    552,782      46,065                  None
 122  5209 Concord Pike                           535,333      44,611                  None
 123  Spectrum Fitness                            542,472      45,206                  None
----------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                          432,601      36,050         118      Hard
 125  Morrell Park Apartments                     488,313      40,693                  None
 126  Shaw's Supermarket - Littleton, NH          504,754      42,063                  Hard
 127  44 Bromfield Street                         495,821      41,318          20      None at Closing, Springing Hard
 128  Jillians Boston                             509,401      42,450                  None at Closing, Springing Hard
----------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville          603,742      50,312                  None
 130  Waterford Phase III                         492,340      41,028          59      None
 131  Crowne Plaza Phoenix                        515,792      42,983          24      None
 132  Pitt Street Center                          488,272      40,689          36      None at Closing, Springing Hard
 133  Main Street Village                         453,635      37,803          21      None at Closing, Springing Hard
----------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                   459,738      38,312                  None at Closing, Springing Hard
 135  Circuit City - Poughkeepsie, NY             452,305      37,692                  None at Closing, Springing Hard
 136  Peapod Distribution Warehouse               456,824      38,069                  None at Closing, Springing Hard
 137  Best Buy - Menomonee Falls, WI              418,197      34,850                  None at Closing, Springing Hard
 138  Aquia Terrace Phase II                      424,568      35,381          34      None
----------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                       457,644      38,137                  None
 140  Habersham Village                           433,055      36,088          24      None
 141  West Park Retail                            416,478      34,707          31      None
 142  Trafalgar Square Apartments                 424,772      35,398                  None
 143  Heritage Square - St. Charles, IL           411,300      34,275                  None
----------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                 384,519      32,043                  None at Closing, Springing Hard
 145  5002-5012 Church Avenue                     400,345      33,362                  None
 146  Cypress Corporate Park                      403,956      33,663                  Hard
 147  Thorn Run Crossing                          375,234      31,270          20      None
 148  425 Fifth Avenue                            384,511      32,043          34      Hard
----------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                371,898      30,991                  None at Closing, Springing Hard
 150  Metro Center Diamond Bar                    354,624      29,552          20      None
 151  Lackland Self Storage - N. Brunswick        443,075      36,923                  None
 152  Lake City Mini-Storage                      363,111      30,259          23      None
 153  Hoke Plaza                                  359,519      29,960          20      None at Closing, Springing Hard
----------------------------------------------------------------------------------------------------------------------

                                                            CROSSED
                                                    ARD      WITH      RELATED DSCR(3)(5)
  ID           PROPERTY NAME                     (YES/NO) OTHER LOANS BORROWER   (7)(8)
-----------------------------------------------------------------------------------------

 111  1033 Third Street                             No        No                  1.22
 112  Brookfield Commons                            No        No      Yes - 15    1.34
 113  Wabash Valley Plaza                           No        No      Yes - 21    1.26
 114  Garand Lane                                   No        No                  1.24
114.1 Bankside Business Park
-----------------------------------------------------------------------------------------
114.2 Country Club Business Park
 115  Shaw's Supermarket - Windham, NH              No        No                  1.22
 116  Eastgate Business Center                      No        No                  1.34
 117  Woodstock                                     No        No                  1.31
 118  Lewisville Commons                            No        No                  1.21
-----------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                  No        No      Yes - 20    1.52
 120  Fairfield Inn by Marriott - Chesapeake, VA    No        No                  1.31
 121  Prospect Park Apartments                      No        No                  1.28
 122  5209 Concord Pike                             No        No                  1.26
 123  Spectrum Fitness                              No        No                  1.23
-----------------------------------------------------------------------------------------
 124  300 Billerica Road                            No        No                  1.45
 125  Morrell Park Apartments                       No        No      Yes - 24    1.41
 126  Shaw's Supermarket - Littleton, NH            No        No                  1.28
 127  44 Bromfield Street                           No        No                  1.21
 128  Jillians Boston                               No        No                  1.38
-----------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville            No        No      Yes - 18    1.22
 130  Waterford Phase III                           No        No                  1.22
 131  Crowne Plaza Phoenix                          No        No                  1.54
 132  Pitt Street Center                            No        No                  1.26
 133  Main Street Village                           No        No                  1.28
-----------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                     No        No                  1.29
 135  Circuit City - Poughkeepsie, NY               Yes       No      Yes - 22    1.25
 136  Peapod Distribution Warehouse                 Yes       No                  1.31
 137  Best Buy - Menomonee Falls, WI                No        No      Yes - 23    1.26
 138  Aquia Terrace Phase II                        No        No                  1.23
-----------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                         No        No                  1.30
 140  Habersham Village                             No        No                  1.25
 141  West Park Retail                              No        No                  1.41
 142  Trafalgar Square Apartments                   No        No                  1.20
 143  Heritage Square - St. Charles, IL             No        No                  1.24
-----------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                   Yes       No      Yes - 22    1.28
 145  5002-5012 Church Avenue                       No        No                  1.22
 146  Cypress Corporate Park                        No        No                  1.35
 147  Thorn Run Crossing                            No        No                  1.38
 148  425 Fifth Avenue                              No        No                  1.24
-----------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                  No        No      Yes - 23    1.20
 150  Metro Center Diamond Bar                      No        No                  1.33
 151  Lackland Self Storage - N. Brunswick          No        No      Yes - 18    1.28
 152  Lake City Mini-Storage                        No        No                  1.27
 153  Hoke Plaza                                    No        No                  1.20
-----------------------------------------------------------------------------------------

                                                                                             CUT-OFF
                                                  GRACE PAYMENT  APPRAISED   APPRAISAL      DATE LTV       LTV RATIO AT
  ID                 PROPERTY NAME               PERIOD   DATE   VALUE(9)  AS-OF DATE(9) RATIO(6)(7)(8) MATURITY/ARD(6)(8)
--------------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                             0      11   12,070,000   8/25/2005       72.49%           63.66%
 112  Brookfield Commons                            0      11   10,800,000   7/23/2005       79.17%           69.48%
 113  Wabash Valley Plaza                           0      11   10,350,000   9/22/2005       80.00%           70.96%
 114  Garand Lane                                   0      11   11,550,000   6/22/2005       71.43%           66.10%
114.1 Bankside Business Park                                                 6/22/2005
--------------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park                                             6/22/2005
 115  Shaw's Supermarket - Windham, NH              0      11   10,700,000   10/21/2005      76.84%           64.22%
 116  Eastgate Business Center                      5       1   11,100,000   9/27/2005       72.97%           62.66%
 117  Woodstock                                     5       1   10,600,000   10/11/2005      75.47%           71.46%
 118  Lewisville Commons                            0      11   10,600,000   7/14/2005       75.00%           68.52%
--------------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                  0      11   12,200,000   10/1/2005       65.16%           49.93%
 120  Fairfield Inn by Marriott - Chesapeake, VA    0      11   10,700,000   8/18/2005       74.29%           47.89%
 121  Prospect Park Apartments                      5       1   11,000,000   9/27/2005       70.81%           59.87%
 122  5209 Concord Pike                             5       1   10,500,000   10/28/2005      74.11%           62.17%
 123  Spectrum Fitness                              0      11   11,200,000   10/24/2005      68.87%           58.17%
--------------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                            5       1   10,100,000   11/28/2005      74.26%           74.26%
 125  Morrell Park Apartments                       0      11   10,450,000   9/16/2005       70.66%           58.72%
 126  Shaw's Supermarket - Littleton, NH            0      11    9,225,000   9/16/2005       79.86%           67.02%
 127  44 Bromfield Street                           0      11   10,100,000    9/7/2005       72.77%           63.61%
 128  Jillians Boston                               0      11   13,300,000   9/26/2005       55.03%           46.38%
--------------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville            5       1   11,100,000   11/4/2005       65.36%           42.28%
 130  Waterford Phase III                           5       1    9,500,000   12/13/2005      76.32%           70.86%
 131  Crowne Plaza Phoenix                          5       1   14,800,000   12/14/2005      48.65%           46.86%
 132  Pitt Street Center                            5       1    9,600,000   11/30/2005      73.43%           65.90%
 133  Main Street Village                           0      11   10,500,000   8/13/2005       64.76%           56.47%
--------------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                     0      11    8,500,000   10/21/2005      79.73%           66.67%
 135  Circuit City - Poughkeepsie, NY               0      11    9,100,000   3/21/2005       74.22%           62.15%
 136  Peapod Distribution Warehouse                 0      11    9,000,000   8/23/2005       73.04%           61.49%
 137  Best Buy - Menomonee Falls, WI                0      11    8,350,000    9/1/2005       77.20%           63.97%
 138  Aquia Terrace Phase II                        5       1    8,600,000   3/31/2006       74.42%           68.56%
--------------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                         0      11    9,200,000   8/16/2005       69.43%           52.58%
 140  Habersham Village                             5       1    8,400,000   11/11/2005      75.08%           65.89%
 141  West Park Retail                              0      11    9,270,000   8/11/2005       67.42%           60.06%
 142  Trafalgar Square Apartments                   5       1    7,800,000   12/15/2005      79.30%           66.49%
 143  Heritage Square - St. Charles, IL             0      11    8,100,000   7/22/2005       76.19%           63.45%
--------------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                   0      11    7,250,000   3/14/2005       79.20%           66.31%
 145  5002-5012 Church Avenue                       5       1    7,600,000   11/1/2005       75.49%           63.57%
 146  Cypress Corporate Park                        5       1    7,410,000   10/5/2005       76.69%           64.96%
 147  Thorn Run Crossing                            0      11    7,100,000   8/16/2005       79.58%           69.32%
 148  425 Fifth Avenue                              5       1    7,200,000   12/1/2005       77.78%           69.67%
--------------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                  0      11    7,000,000   9/15/2005       78.19%           64.24%
 150  Metro Center Diamond Bar                      0      11    7,200,000   9/12/2005       75.00%           65.17%
 151  Lackland Self Storage - N. Brunswick          5       1    7,650,000   11/4/2005       69.60%           45.02%
 152  Lake City Mini-Storage                        5       1    7,110,000   11/18/2005      74.54%           65.37%
 153  Hoke Plaza                                    0      11    6,650,000   12/1/2005       79.70%           69.75%
--------------------------------------------------------------------------------------------------------------------------

  ID                 PROPERTY NAME                                   ADDRESS                        CITY            COUNTY
-----------------------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                       1033 Third Street                                     San Rafael      Marin
 112  Brookfield Commons                      6600 West Broad Street                                Richmond        Henrico
 113  Wabash Valley Plaza                     4650-4700 South US Highway 41                         Terre Haute     Vigo
 114  Garand Lane                             Various                                               Various         Riverside
114.1 Bankside Business Park                  36-405/411, 36-555 Bankside, 36605 Sunair             Cathedral City  Riverside
-----------------------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park              77-585 Enfield, 39-740, 39-750, 39-760, 39-770 Garand Palm Desert     Riverside
 115  Shaw's Supermarket - Windham, NH        Route 111- Indian Rock Road                           Windham         Rockingham
 116  Eastgate Business Center                13040 & 13100 W. Lisbon                               Brookfield      Waukesha
 117  Woodstock                               5877 Ross Road                                        Fairfield       Butler
 118  Lewisville Commons                      104-189 Lowes Foods Drive                             Lewisville      Forsyth
-----------------------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                            2225 South Atlantic Avenue                            Daytona Beach   Volusia
 120  Fairfield Inn by Marriott - Chesapeake,
      VA                                      1560 Crossways Boulevard                              Chesapeake      Chesapeake City
 121  Prospect Park Apartments                545 Park Avenue                                       East Orange     Essex
 122  5209 Concord Pike                       5209 Concord Pike                                     Wilmington      New Castle
 123  Spectrum Fitness                        22235 Sherman Way                                     Canoga Park     Los Angeles
-----------------------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                      300 Billerica Road                                    Chelmsford      Middlesex
 125  Morrell Park Apartments                 525 Harris Street                                     Henderson       Clark
 126  Shaw's Supermarket - Littleton, NH      625 Meadow Street                                     Littleton       Grafton
 127  44 Bromfield Street                     44 Bromfield Street                                   Boston          Suffolk
 128  Jillians Boston                         1-9 Lansdowne Street, 145 Ipswich Street              Boston          Suffolk
-----------------------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville      125 Franklin St                                       Belleville      Essex
 130  Waterford Phase III                     2798, 2800, 2804, 2808, 2812, and 2816 Stantonsburg
                                              Road                                                  Greenville      Pitt
 131  Crowne Plaza Phoenix                    2532 West Peoria Avenue                               Phoenix         Maricopa
 132  Pitt Street Center                      1240 & 1250 N. Pitt Street                            Alexandria      Alexandria
 133  Main Street Village                     135, 175, & 265 East Ontario Avenue                   Corona          Riverside
-----------------------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center               100 Green Springs Highway                             Birmingham      Jefferson
 135  Circuit City - Poughkeepsie, NY         837 South Road                                        Poughkeepsie    Dutchess
 136  Peapod Distribution Warehouse           1325 Ensell Road                                      Lake Zurich     Lake
 137  Best Buy - Menomonee Falls, WI          N94 West 16855 Richfield Way                          Menomonee Falls Waukesha
 138  Aquia Terrace Phase II                  190 White Pine Circle                                 Stafford        Stafford
-----------------------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                   1392 US Highway 22                                    Lebanon         Hunterdon
 140  Habersham Village                       5400 Habersham Road                                   Savannah        Chatham
 141  West Park Retail                        12601-12653 Olive Boulevard                           Creve Coeur     Saint Louis
 142  Trafalgar Square Apartments             2419-2473 County Home Road                            Greenville      Pitt
 143  Heritage Square - St. Charles, IL       215 5th Avenue                                        St. Charles     Kane
-----------------------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA             10640 Davidson Place                                  Manassas        Prince William
 145  5002-5012 Church Avenue                 5002-5012 Church Avenue                               Brooklyn        Kings
 146  Cypress Corporate Park                  10741 Walker Street                                   Cypress         Orange
 147  Thorn Run Crossing                      1132-1136 Thorn Run Road                              Moon Township   Allegheny
 148  425 Fifth Avenue                        425 Fifth Avenue                                      New York        New York
-----------------------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center            3300-3400 Rib Mountain Drive                          Wausau          Marathon
 150  Metro Center Diamond Bar                3333 South Brea Canyon Road                           Diamond Bar     Los Angeles
 151  Lackland Self Storage - N. Brunswick    1555 Livingston Avenue                                North Brunswick Middlesex
 152  Lake City Mini-Storage                  3116 NE 130th Street                                  Seattle         Kings
 153  Hoke Plaza                              7700-7734 Hoke Road                                   Englewood       Montgomery
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                     NET        UNITS
                                                                       YEAR              YEAR    RENTABLE AREA   OF
  ID               PROPERTY NAME                 STATE ZIP CODE       BUILT            RENOVATED    SF/UNITS   MEASURE
----------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                            CA     94901         1999                         34,025    Sq. Ft.
 112  Brookfield Commons                           VA     23230         1976             1993        91,875    Sq. Ft.
 113  Wabash Valley Plaza                          IN     47802         1988             2005       129,631    Sq. Ft.
 114  Garand Lane                                  CA   Various       Various            2002        91,142    Sq. Ft.
114.1 Bankside Business Park                       CA     92234         1988                         32,602    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park                   CA     92211         2000             2002        58,540    Sq. Ft.
 115  Shaw's Supermarket - Windham, NH             NH     03087         2005                         63,500    Sq. Ft.
 116  Eastgate Business Center                     WI     53005         2000                        118,871    Sq. Ft.
 117  Woodstock                                    OH     45014         1975                            194    Units
 118  Lewisville Commons                           NC     27023         1999                         75,824    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                 FL     32118         1968             2005           132    Rooms
 120  Fairfield Inn by Marriott - Chesapeake, VA   VA     23320         1995             2004           105    Rooms
 121  Prospect Park Apartments                     NJ     07017         1977                            130    Units
 122  5209 Concord Pike                            DE     19803      1972, 1985                      34,495    Sq. Ft.
 123  Spectrum Fitness                             CA     91303       1980-1981          1999       101,000    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                           MA     01824         1984             2005       110,882    Sq. Ft.
 125  Morrell Park Apartments                      NV     89015         1981                            160    Units
 126  Shaw's Supermarket - Littleton, NH           NH     03561         2001                         54,985    Sq. Ft.
 127  44 Bromfield Street                          MA     02108         1913             2003        42,053    Sq. Ft.
 128  Jillians Boston                              MA     02215         1890             1985        97,007    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville           NJ     07109         2001             2004         1,151    Units
 130  Waterford Phase III                          NC     27834         2004                            120    Units
 131  Crowne Plaza Phoenix                         AZ     85029         1981          1998, 2004        250    Rooms
 132  Pitt Street Center                           VA     22314         1986                         40,355    Sq. Ft.
 133  Main Street Village                          CA     92879         2005                         20,000    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                    AL     35209         1971             1989       114,198    Sq. Ft.
 135  Circuit City - Poughkeepsie, NY              NY     12601         1996                         42,000    Sq. Ft.
 136  Peapod Distribution Warehouse                IL     60047         1999                         94,000    Sq. Ft.
 137  Best Buy - Menomonee Falls, WI               WI     53051         2005                         30,519    Sq. Ft.
 138  Aquia Terrace Phase II                       VA     22554         2005                             64    Units
----------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                        NJ     08833       1985-2004          2002        54,025    Sq. Ft.
 140  Habersham Village                            GA     31405         1953             1977        63,432    Sq. Ft.
 141  West Park Retail                             MO     63141       1987-1990                      39,528    Sq. Ft.
 142  Trafalgar Square Apartments                  NC     27858       2003-2005                        136     Units
 143  Heritage Square - St. Charles, IL            IL     60174 1900-1920 & 2002-2004    2004        50,640    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                  VA     20109         1996             2002        33,879    Sq. Ft.
 145  5002-5012 Church Avenue                      NY     11203         1952                         18,500    Sq. Ft.
 146  Cypress Corporate Park                       CA     90630         2001                         67,000    Sq. Ft.
 147  Thorn Run Crossing                           PA     15108         1989             1996        47,165    Sq. Ft.
 148  425 Fifth Avenue                             NY     10016         2002             2004        10,195    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                 WI     54401         2002                         54,688    Sq. Ft.
 150  Metro Center Diamond Bar                     CA     91765         1982                         40,184    Sq. Ft.
 151  Lackland Self Storage - N. Brunswick         NJ     08982         1984                            891    Units
 152  Lake City Mini-Storage                       WA     98125         1988             2004           821    Units
 153  Hoke Plaza                                   OH     45315         2005                         28,800    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------

                                                  LOAN PER NET      PREPAYMENT        FOURTH   FOURTH MOST    THIRD
                                                 RENTABLE AREA      PROVISIONS     MOST RECENT  RECENT NOI MOST RECENT
  ID               PROPERTY NAME                  SF/UNITS(8)  (# OF PAYMENTS)(10)     NOI         DATE        NOI
----------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                                257.16  L(29);D(88);O(3)                               825,307
 112  Brookfield Commons                                93.06  L(30);D(87);O(3)
 113  Wabash Valley Plaza                               63.87  L(28);D(89);O(3)
 114  Garand Lane                                       90.52  L(28);D(89);O(3)
114.1 Bankside Business Park
----------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park
 115  Shaw's Supermarket - Windham, NH                 129.49  L(27);D(89);O(4)
 116  Eastgate Business Center                          68.14  L(26);D(114);O(4)                              255,303
 117  Woodstock                                     41,237.11  L(26);D(30);O(4)                               626,806
 118  Lewisville Commons                               104.85  L(30);D(87);O(3)                               671,417
----------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                  60,226.89  L(28);D(89);O(3)
 120  Fairfield Inn by Marriott - Chesapeake, VA    75,708.17  L(28);D(89);O(3)                             1,063,038
 121  Prospect Park Apartments                      59,919.12  L(36);D(80);O(4)                               804,535
 122  5209 Concord Pike                                225.59  L(26);D(90);O(4)                               595,532
 123  Spectrum Fitness                                  76.37  L(27);D(90);O(3)                               674,932
----------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                                67.64  L(26);YM1(69);O(25)                            581,499
 125  Morrell Park Apartments                       46,152.32  L(28);D(89);O(3)                               697,225
 126  Shaw's Supermarket - Littleton, NH               133.99  L(28);D(89);O(3)                               648,975
 127  44 Bromfield Street                              174.78  L(28);D(89);O(3)                               910,066
 128  Jillians Boston                                   75.44  L(28);D(89);O(3)                               715,756
----------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville             6,303.65  L(36);D(80);O(4)                               366,878
 130  Waterford Phase III                           60,416.67  L(25);D(91);O(4)
 131  Crowne Plaza Phoenix                          28,800.00  L(24);D(32);O(4)
 132  Pitt Street Center                               174.67  L(36);D(81);O(3)
 133  Main Street Village                              340.00  L(27);D(90);O(3)
----------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                         59.35  L(27);D(90);O(3)                               571,265
 135  Circuit City - Poughkeepsie, NY                  160.82  L(33);YM1(85);O(2)
 136  Peapod Distribution Warehouse                     69.93  L(27);D(90);O(3)                               638,925
 137  Best Buy - Menomonee Falls, WI                   211.23  L(31);D(86);O(3)
 138  Aquia Terrace Phase II                       100,000.00  L(26);D(69);O(4)
----------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                            118.23  L(29);D(88);O(3)                               764,305
 140  Habersham Village                                 99.43  L(36);D(80);O(4)                               555,243
 141  West Park Retail                                 158.12  L(29);D(88);O(3)                               476,991
 142  Trafalgar Square Apartments                   45,482.16  L(26);D(90);O(4)
 143  Heritage Square - St. Charles, IL                121.87  L(28);D(89);O(3)
----------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                      169.48  L(33);YM1(85);O(2)
 145  5002-5012 Church Avenue                          310.10  L(26);D(90);O(4)                               478,700
 146  Cypress Corporate Park                            84.81  L(36);D(80);O(4)
 147  Thorn Run Crossing                               119.79  L(28);D(89);O(3)                               596,296
 148  425 Fifth Avenue                                 549.29  L(26);D(90);O(4)
----------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                     100.08  L(28);D(89);O(3)                               322,954
 150  Metro Center Diamond Bar                         134.38  L(28);D(88);O(4)                               521,363
 151  Lackland Self Storage - N. Brunswick           5,976.07  L(36);D(80);O(4)                               752,755
 152  Lake City Mini-Storage                         6,455.54  L(25);D(91);O(4)                               506,974
 153  Hoke Plaza                                       184.03  L(28);D(89);O(3)
----------------------------------------------------------------------------------------------------------------------

                                                       THIRD MOST          SECOND          SECOND MOST
                                                       RECENT NOI        MOST RECENT       RECENT NOI        MOST RECENT
  ID               PROPERTY NAME                          DATE               NOI              DATE               NOI
------------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                               12/31/2003           928,918        12/31/2004            875,667
 112  Brookfield Commons
 113  Wabash Valley Plaza                                                  790,686        12/31/2004            853,134
 114  Garand Lane                                                          721,968   Ann. 12/31/2004 (9 mos)    713,518
114.1 Bankside Business Park
------------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park
 115  Shaw's Supermarket - Windham, NH
 116  Eastgate Business Center                        12/31/2003           446,608        12/31/2004            643,259
 117  Woodstock                                       12/31/2003           670,423        12/31/2004            678,553
 118  Lewisville Commons                              12/31/2003           700,208        12/31/2004            769,533
------------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                                         586,410        12/31/2004            743,564
 120  Fairfield Inn by Marriott - Chesapeake, VA      12/31/2003           827,780        12/31/2004          1,000,552
 121  Prospect Park Apartments                        12/31/2003           750,711        12/31/2004            780,681
 122  5209 Concord Pike                               12/31/2003           710,254        12/31/2004            773,649
 123  Spectrum Fitness                           Ann. 12/31/2003 (6 mos)   794,972        12/31/2004            797,641
------------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                              12/31/2003           578,936        12/31/2004            567,141
 125  Morrell Park Apartments                         12/31/2003           761,269        12/31/2004            775,043
 126  Shaw's Supermarket - Littleton, NH              12/31/2003           643,746        12/31/2004            621,222
 127  44 Bromfield Street                             12/31/2003           839,300        12/31/2004            709,243
 128  Jillians Boston                                 12/31/2003           748,954        12/31/2004            829,043
------------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville              12/31/2003           631,265        12/31/2004            788,031
 130  Waterford Phase III                                                                                       658,852
 131  Crowne Plaza Phoenix                                                 758,817        12/31/2004          1,124,220
 132  Pitt Street Center                                                                                        681,065
 133  Main Street Village
------------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                       12/31/2003           714,913        12/31/2004            786,345
 135  Circuit City - Poughkeepsie, NY                                      646,935        12/31/2004            646,934
 136  Peapod Distribution Warehouse                   12/31/2003           638,925        12/31/2004            694,606
 137  Best Buy - Menomonee Falls, WI
 138  Aquia Terrace Phase II                                                                                    596,064
------------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                           12/31/2003           630,853        12/31/2004            786,067
 140  Habersham Village                               12/31/2003           537,533        12/31/2004            585,516
 141  West Park Retail                                12/31/2003           543,423        12/31/2004            704,269
 142  Trafalgar Square Apartments                                                                               404,872
 143  Heritage Square - St. Charles, IL                                                                         496,772
------------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                                          561,680        12/31/2004            561,679
 145  5002-5012 Church Avenue                         12/31/2003           486,500        12/31/2004            509,097
 146  Cypress Corporate Park
 147  Thorn Run Crossing                              12/31/2003           610,881        12/31/2004            629,824
 148  425 Fifth Avenue                                                                                          315,742
------------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                    12/31/2003           427,146        12/31/2004            443,079
 150  Metro Center Diamond Bar                        12/31/2003           543,227        12/31/2004            516,361
 151  Lackland Self Storage - N. Brunswick            12/31/2003           667,650        12/31/2004            593,665
 152  Lake City Mini-Storage                          12/31/2003           591,942        12/31/2004            513,609
 153  Hoke Plaza
------------------------------------------------------------------------------------------------------------------------

                                                   MOST RECENT
                                                      NOI        UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
  ID               PROPERTY NAME                      DATE           NOI         REVENUE        EGI       EXPENSES
--------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                           Ann. 8/31/2005     790,476      966,409      966,409      175,933
 112  Brookfield Commons                                             930,284    1,565,727    1,565,727      635,443
 113  Wabash Valley Plaza                         Ann. 7/31/2005     755,694    1,027,254    1,027,254      271,560
 114  Garand Lane                                 T-12 8/31/2005     717,941      922,486      922,486      204,545
114.1 Bankside Business Park
--------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park
 115  Shaw's Supermarket - Windham, NH                               677,545      698,500      698,500       20,955
 116  Eastgate Business Center                   Ann. 10/31/2005     813,450      844,466    1,113,751      300,301
 117  Woodstock                                   T-12 9/30/2005     783,511    1,218,383    1,390,448      606,937
 118  Lewisville Commons                          Ann. 7/31/2005     692,825      924,268      924,268      231,444
--------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                T-12 7/31/2005   1,053,604    3,517,249    3,938,107    2,884,504
 120  Fairfield Inn by Marriott - Chesapeake, VA  T-12 7/31/2005     956,524    2,531,088    2,565,060    1,608,537
 121  Prospect Park Apartments                   T-12 11/30/2005     742,110    1,573,816    1,611,575      869,465
 122  5209 Concord Pike                           Ann. 8/31/2005     701,689      689,170      913,355      211,666
 123  Spectrum Fitness                            T-12 9/30/2005     731,700      760,000      760,000       28,300
--------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                          Ann. 9/30/2005     683,968      683,968      856,747      172,779
 125  Morrell Park Apartments                     T-12 8/31/2005     726,668    1,317,458    1,419,393      692,725
 126  Shaw's Supermarket - Littleton, NH          T-12 7/31/2005     650,207      673,566      673,566       23,359
 127  44 Bromfield Street                         Ann. 6/30/2005     651,740    1,025,684    1,025,684      373,944
 128  Jillians Boston                             Ann. 9/30/2005     765,776    1,383,085    1,383,085      617,309
--------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville          Ann. 9/30/2005     751,092    1,237,467    1,310,910      559,818
 130  Waterford Phase III                        Ann. 12/31/2005     625,810      991,560    1,044,560      418,750
 131  Crowne Plaza Phoenix                       T-12 11/30/2005   1,055,598    4,447,184    6,526,109    5,470,511
 132  Pitt Street Center                         Ann. 11/30/2005     671,036    1,015,382    1,033,112      362,076
 133  Main Street Village                                            603,700      800,098      800,098      196,398
--------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                   Ann. 9/30/2005     644,232      853,762      853,762      209,529
 135  Circuit City - Poughkeepsie, NY             Ann. 5/31/2005     593,026      614,588      614,588       21,562
 136  Peapod Distribution Warehouse               Ann. 9/30/2005     631,763      859,903      859,903      228,140
 137  Best Buy - Menomonee Falls, WI                                 530,867      592,925      592,925       62,059
 138  Aquia Terrace Phase II                     Ann. 11/30/2005     532,937      768,948      786,948      254,011
--------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                       Ann. 8/31/2005     677,326      967,319      967,319      289,993
 140  Habersham Village                           Ann. 8/31/2005     588,812      553,848      717,216      128,404
 141  West Park Retail                            T-12 8/30/2005     634,102      953,162      953,162      319,060
 142  Trafalgar Square Apartments                T-12 11/30/2005     506,892      757,269      768,393      261,501
 143  Heritage Square - St. Charles, IL           Ann. 6/30/2005     547,940      747,486      747,486      199,545
-------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                 Ann. 5/31/2005     515,728      533,596      533,596       17,868
 145  5002-5012 Church Avenue                    Ann. 11/30/2005     505,879      522,502      621,392      115,513
 146  Cypress Corporate Park                                         569,133      572,850      707,124      137,991
 147  Thorn Run Crossing                          T-12 6/30/2005     555,097      839,389      844,141      289,044
 148  425 Fifth Avenue                           Ann. 11/30/2005     487,580      617,111      625,519      137,939
--------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                T-12 8/31/2005     476,885      622,706      622,706      145,821
 150  Metro Center Diamond Bar                    T-12 9/30/2005     512,771      732,803      732,803      220,032
 151  Lackland Self Storage - N. Brunswick        T-12 9/30/2005     581,060      941,259    1,002,006      420,946
 152  Lake City Mini-Storage                      Ann. 7/31/2005     467,032      733,497      744,233      277,201
 153  Hoke Plaza                                                     446,146      654,283      654,283      208,137
--------------------------------------------------------------------------------------------------------------------

                                                                           UNDERWRITTEN
                                                 UNDERWRITTEN UNDERWRITTEN      NET                              LARGEST
  ID                 PROPERTY NAME                 RESERVES       TI/LC     CASH FLOW                             TENANT   SF
--------------------------------------------------------------------------------------------------------------------------------

 111  1033 Third Street                             6,805        45,365       738,307   Kaiser Foundation Health
                                                                                        Plan                              34,025
 112  Brookfield Commons                           16,538       125,968       787,778   University of Phoenix             32,206
 113  Wabash Valley Plaza                          19,445        59,106       677,143   Hobby Lobby                       50,711
 114  Garand Lane                                  14,583        27,711       675,647
114.1 Bankside Business Park                                                            Consolidated Electrical            8,509
--------------------------------------------------------------------------------------------------------------------------------
114.2 Country Club Business Park                                                        JPS Surface Solutions             14,704
 115  Shaw's Supermarket - Windham, NH                                        677,545   Shaw's Supermarket, Inc.          63,500
 116  Eastgate Business Center                     17,831        47,407       748,212   Initial Tropical Plants           17,520
 117  Woodstock                                    53,350                     730,161
 118  Lewisville Commons                           11,374        17,621       663,830   Lowes Foods                       46,024
--------------------------------------------------------------------------------------------------------------------------------
 119  Aku Tiki Inn                                157,524                     896,080
 120  Fairfield Inn by Marriott - Chesapeake, VA  102,602                     853,921
 121  Prospect Park Apartments                     32,500                     709,610
 122  5209 Concord Pike                             6,899        21,598       673,191   Wilmington Piano                   6,645
 123  Spectrum Fitness                             15,150        50,904       665,646   Spectrum Club Holding
                                                                                        Company                          101,000
--------------------------------------------------------------------------------------------------------------------------------
 124  300 Billerica Road                           22,176        34,921       626,870   Kronros Incorporated             110,882
 125  Morrell Park Apartments                      40,000                     686,668
 126  Shaw's Supermarket - Littleton, NH            6,598                     643,609   Shaw's Supermarket                54,985
 127  44 Bromfield Street                           7,570        42,583       601,587   Commonwealth of Mass.             28,281
 128  Jillians Boston                              14,551        48,478       702,747   Jillian's Billiard
                                                                                        Club, Inc.                        74,022
--------------------------------------------------------------------------------------------------------------------------------
 129  Lackland Self Storage - Belleville           11,894                     739,198
 130  Waterford Phase III                          24,000                     601,810
 131  Crowne Plaza Phoenix                        261,044                     794,554
 132  Pitt Street Center                            8,071        47,194       615,771   Challenger Center                 26,750
 133  Main Street Village                           3,000        21,219       579,481   24-Hour Fitness                    9,454
--------------------------------------------------------------------------------------------------------------------------------
 134  Hillcrest Shopping Center                    17,130        32,027       595,075   Office Depot                      30,000
 135  Circuit City - Poughkeepsie, NY               4,623        22,838       565,565   Circuit City                      42,000
 136  Peapod Distribution Warehouse                 9,400        23,490       598,873   Peapod, Inc.                      94,000
 137  Best Buy - Menomonee Falls, WI                4,578                     526,289   Best Buy                          30,519
 138  Aquia Terrace Phase II                       12,800                     520,137
--------------------------------------------------------------------------------------------------------------------------------
 139  Hunterdon Hills Plaza                        10,805        69,985       596,536   Kiddie Academy                     8,921
 140  Habersham Village                            17,805        29,618       541,389   Jones Red & White                 15,974
 141  West Park Retail                             15,021        33,301       585,781   Advanced Vision
                                                                                        Institute, Inc.                    8,400
 142  Trafalgar Square Apartments                  27,200                     479,692
 143  Heritage Square - St. Charles, IL            10,298        28,251       509,391   Midwest Community Bank             3,178
--------------------------------------------------------------------------------------------------------------------------------
 144  Circuit City - Manassas, VA                   6,098        15,534       494,097   Circuit City                      33,879
 145  5002-5012 Church Avenue                       4,500        14,252       487,127   R.E.F Realty Corp, dba
                                                                                        Planet Kids                       12,000
 146  Cypress Corporate Park                        6,700        18,330       544,103   International Expo
                                                                                        Service, Inc.                     67,000
 147  Thorn Run Crossing                            7,075        30,101       517,921   Hunan Pavilion                     4,200
 148  425 Fifth Avenue                              1,529        10,484       475,567   Sleepy's                          10,195
--------------------------------------------------------------------------------------------------------------------------------
 149  Barnes & Noble Retail Center                  8,203        21,275       447,407   Jo-Ann Stores, Inc.               23,000
 150  Metro Center Diamond Bar                      8,037        34,622       470,112   Global Pronex, Inc.                2,640
 151  Lackland Self Storage - N. Brunswick         12,867                     568,193
 152  Lake City Mini-Storage                        7,381                     459,652
 153  Hoke Plaza                                    2,880        11,561       431,706   LaRosa's Pizza                     6,000
--------------------------------------------------------------------------------------------------------------------------------

                                                   LEASE
  ID                 PROPERTY NAME               EXPIRATION
-----------------------------------------------------------

 111  1033 Third Street                           3/31/2009
 112  Brookfield Commons                          6/30/2012
 113  Wabash Valley Plaza                         1/31/2018
 114  Garand Lane
114.1 Bankside Business Park                      4/30/2006
-----------------------------------------------------------
114.2 Country Club Business Park                  3/31/2010
 115  Shaw's Supermarket - Windham, NH            2/28/2026
 116  Eastgate Business Center                    1/31/2011
 117  Woodstock
 118  Lewisville Commons                          11/2/2019
-----------------------------------------------------------
 119  Aku Tiki Inn
 120  Fairfield Inn by Marriott - Chesapeake, VA
 121  Prospect Park Apartments
 122  5209 Concord Pike                           4/30/2012
 123  Spectrum Fitness                            7/31/2018
-----------------------------------------------------------
 124  300 Billerica Road                         10/31/2012
 125  Morrell Park Apartments
 126  Shaw's Supermarket - Littleton, NH          2/28/2027
 127  44 Bromfield Street                         4/30/2010
 128  Jillians Boston                            12/31/2008
-----------------------------------------------------------
 129  Lackland Self Storage - Belleville
 130  Waterford Phase III
 131  Crowne Plaza Phoenix
 132  Pitt Street Center                          6/30/2014
 133  Main Street Village                         9/30/2015
-----------------------------------------------------------
 134  Hillcrest Shopping Center                   4/30/2008
 135  Circuit City - Poughkeepsie, NY             5/31/2018
 136  Peapod Distribution Warehouse               1/31/2020
 137  Best Buy - Menomonee Falls, WI              1/31/2016
 138  Aquia Terrace Phase II
-----------------------------------------------------------
 139  Hunterdon Hills Plaza                       1/31/2008
 140  Habersham Village                          12/31/2015
 141  West Park Retail                            4/30/2010
 142  Trafalgar Square Apartments
 143  Heritage Square - St. Charles, IL           1/15/2008
-----------------------------------------------------------
 144  Circuit City - Manassas, VA                 5/31/2018
 145  5002-5012 Church Avenue                     8/31/2015
 146  Cypress Corporate Park                     11/17/2020
 147  Thorn Run Crossing                          2/28/2010
 148  425 Fifth Avenue                           11/30/2014
-----------------------------------------------------------
 149  Barnes & Noble Retail Center                1/31/2014
 150  Metro Center Diamond Bar                    8/31/2007
 151  Lackland Self Storage - N. Brunswick
 152  Lake City Mini-Storage
 153  Hoke Plaza                                 11/30/2020
-----------------------------------------------------------

                                                                                               LEASE
 ID                   PROPERTY NAME                       2ND LARGEST TENANT          SF    EXPIRATION       3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

 111   1033 Third Street
 112   Brookfield Commons                          State Lottery Department         18,202  12/31/2009  Met Life
 113   Wabash Valley Plaza                         Big Lots                         45,872   1/31/2010  Fashion Bug
 114   Garand Lane
114.1  Bankside Business Park                      Menage Design, Inc                7,146   7/31/2006  Frazee Industries, Inc
------------------------------------------------------------------------------------------------------------------------------------
114.2  Country Club Business Park                  Import Stone                     13,392   9/30/2007  Ewing Irrigation Products
 115   Shaw's Supermarket - Windham, NH
 116   Eastgate Business Center                    Team Howmedica                   12,635   8/31/2010  GTech
 117   Woodstock
 118   Lewisville Commons                          Dollar General                    6,000   8/31/2006  Blockbuster
------------------------------------------------------------------------------------------------------------------------------------
 119   Aku Tiki Inn
 120   Fairfield Inn by Marriott - Chesapeake, VA
 121   Prospect Park Apartments
 122   5209 Concord Pike                           Tally-Ho Liquors                  5,100   1/31/2013  WAWA, Inc
                                                                                                        (Convenience Store).
 123   Spectrum Fitness
------------------------------------------------------------------------------------------------------------------------------------
 124   300 Billerica Road
 125   Morrell Park Apartments
 126   Shaw's Supermarket - Littleton, NH
 127   44 Bromfield Street                         The Rendon Group                  5,908   7/31/2009  The Watch Hospital, Inc.
 128   Jillians Boston                             Concorde Entertainment           16,135   7/31/2010  Ipswich Entertainment
------------------------------------------------------------------------------------------------------------------------------------
 129   Lackland Self Storage - Belleville
 130   Waterford Phase III
 131   Crowne Plaza Phoenix
 132   Pitt Street Center                          Job Performance Centers           5,856   3/31/2007  Crossroads Media
 133   Main Street Village                         Red Brick Pizza                   1,500   7/31/2015  Tasteful Cakes
------------------------------------------------------------------------------------------------------------------------------------
 134   Hillcrest Shopping Center                   Big Lots                         25,000   1/31/2010  Tuesday Morning
 135   Circuit City - Poughkeepsie, NY
 136   Peapod Distribution Warehouse
 137   Best Buy - Menomonee Falls, WI
 138   Aquia Terrace Phase II
------------------------------------------------------------------------------------------------------------------------------------
 139   Hunterdon Hills Plaza                       State of NJ Workman Comp. Court   6,826   6/30/2009  Prudential Insurance Co.
 140   Habersham Village                           Eckerd Drug                       8,000   5/31/2007  Punch & Judy
 141   West Park Retail                            Buffalo Wild Wings                5,600  10/31/2014  Studio Branca
 142   Trafalgar Square Apartments
 143   Heritage Square - St. Charles, IL           GMAC Mortgage                     1,583   5/31/2007  Midwest Custom Homes &
                                                                                                        JRD Development
------------------------------------------------------------------------------------------------------------------------------------
 144   Circuit City - Manassas, VA
 145   5002-5012 Church Avenue                     Payless Shoe Source               2,700   5/31/2013  Park, Suk Hui & Park Song
                                                                                                        dba B&H Fruit and Vegetables
 146   Cypress Corporate Park
 147   Thorn Run Crossing                          Armstrongs Restaurant             4,000   3/31/2011  Prudential Preferred Realty
 148   425 Fifth Avenue
------------------------------------------------------------------------------------------------------------------------------------
 149   Barnes & Noble Retail Center                Barnes & Noble                   22,493   2/28/2013  2nd Wind Exercise Equipment,
                                                                                                        Inc.
 150   Metro Center Diamond Bar                    O.S.T.S. INC.                     2,199   3/31/2008  Fitzgerald & Flamenbaum
 151   Lackland Self Storage - N. Brunswick
 152   Lake City Mini-Storage
 153   Hoke Plaza                                  Hollywood Video                   5,000   8/31/2015  Complete Petmart
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             UPFRONT
                                                           LEASE    OCCUPANCY   OCCUPANCY  REPLACEMENT       MONTHLY REPLACEMENT
  ID                  PROPERTY NAME               SF    EXPIRATION     RATE    AS-OF DATE    RESERVES             RESERVES
------------------------------------------------------------------------------------------------------------------------------------

 111   1033 Third Street                                             100.00%    9/28/2005                                        567
 112   Brookfield Commons                       11,391   5/30/2010    99.25%   11/23/2005                                      1,531
 113   Wabash Valley Plaza                       6,843   3/31/2009   100.00%   10/27/2005                                      1,620
 114   Garand Lane                                                    94.01%    9/20/2005                                      1,215
114.1  Bankside Business Park                    6,240   8/31/2010    83.25%    9/20/2005
------------------------------------------------------------------------------------------------------------------------------------
114.2  Country Club Business Park                8,114   4/30/2006   100.00%    9/20/2005
 115   Shaw's Supermarket - Windham, NH                              100.00%   11/15/2005
 116   Eastgate Business Center                 10,460   7/31/2011    93.90%    10/1/2005                                      1,484
 117   Woodstock                                                      85.57%     2/1/2006                                      4,414
 118   Lewisville Commons                        5,162   5/31/2009   100.00%    12/1/2005                                        949
------------------------------------------------------------------------------------------------------------------------------------
 119   Aku Tiki Inn                                                   74.15%    7/31/2005               4% of monthly gross revenues
 120   Fairfield Inn by Marriott - Chesapeake,
       VA                                                             78.90%    7/31/2005               4% of monthly gross revenues
 121   Prospect Park Apartments                                       92.31%   11/30/2005                                      2,708
 122   5209 Concord Pike                         3,200  10/31/2007   100.00%   11/30/2005                                        575
 123   Spectrum Fitness                                              100.00%   10/11/2005
------------------------------------------------------------------------------------------------------------------------------------
 124   300 Billerica Road                                            100.00%   12/20/2005
 125   Morrell Park Apartments                                        98.13%    9/25/2005                                      3,333
 126   Shaw's Supermarket - Littleton, NH                            100.00%     9/2/2005                                        550
 127   44 Bromfield Street                       1,862   2/28/2012    88.88%     1/9/2006                                        631
 128   Jillians Boston                           4,138   9/30/2006   100.00%   10/27/2005                                      1,213
------------------------------------------------------------------------------------------------------------------------------------
 129   Lackland Self Storage - Belleville                             77.10%   10/26/2005                                        991
 130   Waterford Phase III                                            92.50%    1/26/2006                                      2,000
 131   Crowne Plaza Phoenix                                           65.54%   11/30/2005                                     21,754
 132   Pitt Street Center                        2,921   6/30/2006    94.50%   11/30/2005                                        673
 133   Main Street Village                       1,500   7/31/2010   100.00%    1/12/2006                                        250
------------------------------------------------------------------------------------------------------------------------------------
 134   Hillcrest Shopping Center                12,842   7/15/2006   100.00%   10/31/2005                                      1,428
 135   Circuit City - Poughkeepsie, NY                               100.00%     4/3/2005
 136   Peapod Distribution Warehouse                                 100.00%   10/20/2005
 137   Best Buy - Menomonee Falls, WI                                100.00%    6/13/2005                                        382
 138   Aquia Terrace Phase II                                         92.00%   12/16/2005                                      1,067
------------------------------------------------------------------------------------------------------------------------------------
 139   Hunterdon Hills Plaza                     4,585   4/30/2006    92.77%    10/6/2005                                        900
 140   Habersham Village                         7,112   9/30/2010   100.00%    1/10/2006                                      1,484
 141   West Park Retail                          5,578    9/6/2009   100.00%    8/30/2005
 142   Trafalgar Square Apartments                                    91.00%   12/21/2005                                      2,267
 143   Heritage Square - St. Charles, IL         1,569   7/31/2009    97.88%   10/13/2005                                        506
------------------------------------------------------------------------------------------------------------------------------------
 144   Circuit City - Manassas, VA                                   100.00%     4/3/2005
 145   5002-5012 Church Avenue                   2,000   4/30/2011   100.00%    12/2/2005     9,000
 146   Cypress Corporate Park                                        100.00%   11/18/2005                                        558
 147   Thorn Run Crossing                        4,000   9/30/2010    83.36%    8/23/2005                                        590
 148   425 Fifth Avenue                                              100.00%   12/16/2005                                        170
------------------------------------------------------------------------------------------------------------------------------------
 149   Barnes & Noble Retail Center              9,195  10/31/2010   100.00%    9/15/2005                                        684
 150   Metro Center Diamond Bar                  2,108  10/31/2009   100.00%   10/13/2005                                        670
 151   Lackland Self Storage - N. Brunswick                           76.80%   10/26/2005                                      1,073
 152   Lake City Mini-Storage                                         94.88%     1/4/2006                                        615
 153   Hoke Plaza                                4,400   9/30/2015   100.00%   10/31/2005                                        240
------------------------------------------------------------------------------------------------------------------------------------

                                                 UPFRONT   MONTHLY   UPFRONT   MONTHLY   UPFRONT    MONTHLY     UPFRONT
                                                  TI/LC     TI/LC     TAX       TAX     INSURANCE  INSURANCE  ENGINEERING
  ID                  PROPERTY NAME             RESERVES  RESERVES  RESERVES  RESERVES   RESERVES   RESERVES    RESERVE
-------------------------------------------------------------------------------------------------------------------------

 111   1033 Third Street                                    3,780     75,109    8,345      1,276      1,276
 112   Brookfield Commons                        650,000   11,714     29,758    7,439      2,384      2,384     100,000
 113   Wabash Valley Plaza                                  8,102      8,031    8,031     13,473      1,925
 114   Garand Lane                                          2,594     51,945    6,493      9,187      1,021       5,625
114.1  Bankside Business Park
-------------------------------------------------------------------------------------------------------------------------
114.2  Country Club Business Park
 115   Shaw's Supermarket - Windham, NH
 116   Eastgate Business Center                   22,500   10,000      9,449    9,449     15,680      1,206
 117   Woodstock                                                      53,876    8,980     20,139      1,679      14,750
 118   Lewisville Commons                                   3,165               5,987      2,460      2,460       5,000
-------------------------------------------------------------------------------------------------------------------------
 119   Aku Tiki Inn                                                            10,779     28,219     14,109
 120   Fairfield Inn by Marriott - Chesapeake,
       VA                                                             20,616    6,872
 121   Prospect Park Apartments                                       50,672              20,063
 122   5209 Concord Pike                                    1,811     15,065    3,013      2,981      1,491      21,056
 123   Spectrum Fitness                                     5,510                                                14,063
-------------------------------------------------------------------------------------------------------------------------
 124   300 Billerica Road
 125   Morrell Park Apartments                                        17,935    5,978     29,010      2,901
 126   Shaw's Supermarket - Littleton, NH
 127   44 Bromfield Street                                  3,521      9,934    9,934      7,835        979
 128   Jillians Boston                                      4,899     31,846   31,846     12,483      2,497     104,875
-------------------------------------------------------------------------------------------------------------------------
 129   Lackland Self Storage - Belleville                             14,738   14,738
 130   Waterford Phase III                                            60,660    8,666     12,048      1,721
 131   Crowne Plaza Phoenix                                           18,399   18,399     70,829      5,314
 132   Pitt Street Center                                   1,000     39,325    6,554      4,730        719
 133   Main Street Village                       122,230    1,665     27,353    9,118        907        907
-------------------------------------------------------------------------------------------------------------------------
 134   Hillcrest Shopping Center                            2,083      5,304    5,304      3,183      1,592      37,650
 135   Circuit City - Poughkeepsie, NY                                                       573        286
 136   Peapod Distribution Warehouse
 137   Best Buy - Menomonee Falls, WI
 138   Aquia Terrace Phase II                                         11,640    3,880      6,296        787
-------------------------------------------------------------------------------------------------------------------------
 139   Hunterdon Hills Plaza                     210,000               6,508    6,508     54,099      4,508
 140   Habersham Village                                              32,744    5,457      5,645      1,411
 141   West Park Retail                                              108,249   10,825
 142   Trafalgar Square Apartments                                     6,148    6,148      1,488      1,488
 143   Heritage Square - St. Charles, IL                    2,058     28,000    9,333      4,028      1,343
-------------------------------------------------------------------------------------------------------------------------
 144   Circuit City - Manassas, VA                                                           341        179
 145   5002-5012 Church Avenue                    50,000              81,660
 146   Cypress Corporate Park                               2,167     17,782    6,444      2,324        775
 147   Thorn Run Crossing                        120,000    2,086     38,228    9,557     20,482      2,560
 148   425 Fifth Avenue                                       850      4,289    4,289      4,650        664
-------------------------------------------------------------------------------------------------------------------------
 149   Barnes & Noble Retail Center
 150   Metro Center Diamond Bar                             2,512     12,839    3,210     11,327      1,030      93,563
 151   Lackland Self Storage - N. Brunswick                           44,829   11,207
 152   Lake City Mini-Storage                                         17,787    3,558      1,606        536
 153   Hoke Plaza                                343,250      833     36,000    7,200        559        280
-------------------------------------------------------------------------------------------------------------------------

                                                                                              OTHER
                                                     OTHER                                   RESERVES
  ID                  PROPERTY NAME                RESERVES                                DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

 111   1033 Third Street
 112   Brookfield Commons                            44,472  Gap Rent Holdback
 113   Wabash Valley Plaza
 114   Garand Lane                                   82,500  Master Lease Reserve
114.1  Bankside Business Park
------------------------------------------------------------------------------------------------------------------------------------
114.2  Country Club Business Park
 115   Shaw's Supermarket - Windham, NH             605,250  Gap Rent Deposit ($262,000) and TI/LC Deposit ($343,250)
 116   Eastgate Business Center                     136,500  Buildout of the ADI Suite
 117   Woodstock
 118   Lewisville Commons                             4,000  Wraps and Things TI Holdback Reserve
------------------------------------------------------------------------------------------------------------------------------------
 119   Aku Tiki Inn                                 904,365  Renovation Reserve
 120   Fairfield Inn by Marriott - Chesapeake, VA
 121   Prospect Park Apartments
 122   5209 Concord Pike                            133,313  Wilmington Piano Reserve (100,000); TH Liquor Replacement Reserves
                                                             (33,313).
 123   Spectrum Fitness
------------------------------------------------------------------------------------------------------------------------------------
 124   300 Billerica Road
 125   Morrell Park Apartments
 126   Shaw's Supermarket - Littleton, NH
 127   44 Bromfield Street
 128   Jillians Boston
------------------------------------------------------------------------------------------------------------------------------------
 129   Lackland Self Storage - Belleville
 130   Waterford Phase III
 131   Crowne Plaza Phoenix                          44,650  Seasonal Reserve
 132   Pitt Street Center
 133   Main Street Village                          166,187  Unopened Tenants Gap Rent Holdback Reserve ($111,201), Gap Rent
                                                             Holdback Reserve ($54,986)
------------------------------------------------------------------------------------------------------------------------------------
 134   Hillcrest Shopping Center
 135   Circuit City - Poughkeepsie, NY
 136   Peapod Distribution Warehouse
 137   Best Buy - Menomonee Falls, WI                72,483  Best Buy Rent Reserve
 138   Aquia Terrace Phase II
------------------------------------------------------------------------------------------------------------------------------------
 139   Hunterdon Hills Plaza
 140   Habersham Village                             10,000  Outstanding Issues Escrow
 141   West Park Retail
 142   Trafalgar Square Apartments
 143   Heritage Square - St. Charles, IL
------------------------------------------------------------------------------------------------------------------------------------
 144   Circuit City - Manassas, VA
 145   5002-5012 Church Avenue                        6,000  Free Rent Reserve
 146   Cypress Corporate Park                       100,000  Certificate of Occupancy
 147   Thorn Run Crossing
 148   425 Fifth Avenue                              25,000  CO Reserve
------------------------------------------------------------------------------------------------------------------------------------
 149   Barnes & Noble Retail Center
 150   Metro Center Diamond Bar
 151   Lackland Self Storage - N. Brunswick
 152   Lake City Mini-Storage
 153   Hoke Plaza                                   247,625  Dippin Dots/ Rick's Carpet Occupancy Reserve ($207,000); Gap Rent
                                                             Holdback Reserve ($40,625.00)
------------------------------------------------------------------------------------------------------------------------------------

                                                   ENVIRONMENTAL
                                                      REPORT       ENGINEERING
  ID                  PROPERTY NAME                    DATE        REPORT DATE  SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

 111   1033 Third Street                              9/1/2005      9/1/2005    Jonathan Parker, Thomas M. Monahan
 112   Brookfield Commons                             7/7/2005     6/27/2005    Direct Invest, L.L.C.
 113   Wabash Valley Plaza                            10/4/2005    9/30/2005    David Israel
 114   Garand Lane                                    7/12/2005    6/21/2005    Eri S. Kroh, Gregory A. Sackler, John B. Bertram
114.1  Bankside Business Park                         7/12/2005    6/21/2005
------------------------------------------------------------------------------------------------------------------------------------
114.2  Country Club Business Park                     7/12/2005    6/21/2005
 115   Shaw's Supermarket - Windham, NH              10/25/2005    10/25/2005   David Katz
 116   Eastgate Business Center                       10/5/2005    10/5/2005    Michele Nasatir, Andrea & Monroe Rosenthal, Victoria
                                                                                & David Rosenstein
 117   Woodstock                                     11/30/2005    10/18/2005   Lawrence S. Connor
 118   Lewisville Commons                             7/18/2005    7/19/2005    Dante Massaro, Will Obeid, Christopher LaMack
------------------------------------------------------------------------------------------------------------------------------------
 119   Aku Tiki Inn                                   9/29/2005    9/29/2005    Thomas W. Staed
 120   Fairfield Inn by Marriott - Chesapeake, VA     8/23/2005    8/23/2005    Haribhai K. Thakkar, Dilip R. Desai, NAP
 121   Prospect Park Apartments                      10/17/2005    10/3/2005    Chris A. Bowden, Charles P. Gendron, Daniel E. Smith
 122   5209 Concord Pike                              12/9/2005    12/9/2005    Andrew L. Miller
 123   Spectrum Fitness                               11/1/2005    11/1/2005    Naty Saidoff
------------------------------------------------------------------------------------------------------------------------------------
 124   300 Billerica Road                             11/9/2005    12/15/2005   Billerica Road, LLC
 125   Morrell Park Apartments                        9/22/2005    9/22/2005    Malcolm MacNaughton
 126   Shaw's Supermarket - Littleton, NH             9/15/2005    9/15/2005    Dave Campbell
 127   44 Bromfield Street                            3/30/2005    10/3/2005    Steven A. Cohen
 128   Jillians Boston                                9/20/2005    9/21/2005    Peter Palandjian
------------------------------------------------------------------------------------------------------------------------------------
 129   Lackland Self Storage - Belleville            11/21/2005    11/11/2005   Michael F. Lackland, Bruce W. Lackland, Linda
                                                                                Lackland Von Thaden
 130   Waterford Phase III                           12/16/2005    12/16/2005   Thomas F. Taft
 131   Crowne Plaza Phoenix                           12/9/2005    12/21/2005   C. Joseph Blackbourn
 132   Pitt Street Center                             12/5/2005    11/18/2005   James R. Stokes
 133   Main Street Village                            8/30/2005    8/30/2005    Dominic Guadagno, Severina Guadagno
------------------------------------------------------------------------------------------------------------------------------------
 134   Hillcrest Shopping Center                      8/11/2005    10/26/2005   Francis Greenburger
 135   Circuit City - Poughkeepsie, NY                3/25/2005    3/23/2005    Roger Saunders
 136   Peapod Distribution Warehouse                  8/19/2005    8/22/2005    Anthony Mammon, Michael Mammon, Laurence Mammon
 137   Best Buy - Menomonee Falls, WI                 7/26/2005    7/26/2005    Larry L. Nifong
 138   Aquia Terrace Phase II                         9/2/2005      9/2/2005    H.J. Howard
------------------------------------------------------------------------------------------------------------------------------------
 139   Hunterdon Hills Plaza                          9/8/2005     8/15/2005    Patrick A. Baldoni
 140   Habersham Village                              12/2/2005    11/28/2005   Marvin & Marlyn Lustbader, Howard M. Ruskin
 141   West Park Retail                               8/25/2005    8/25/2005    Robert H. Johnson
 142   Trafalgar Square Apartments                   10/12/2005    10/12/2005   Tucker Farms, Inc.; Ralph C Tucker, Jr.
 143   Heritage Square - St. Charles, IL              7/29/2005    7/28/2005    Robert T. Rasmussen, Philip Corcoran, Charles
                                                                                Wolande
------------------------------------------------------------------------------------------------------------------------------------
 144   Circuit City - Manassas, VA                    3/25/2005    3/21/2005    Roger Saunders
 145   5002-5012 Church Avenue                        11/8/2005    11/10/2005   David Bawabeh
 146   Cypress Corporate Park                         11/3/2005    11/11/2005   Anthony DiGiorgio, Tracy DiGiorgio, Greg Chila,
                                                                                Rosanna Chila
 147   Thorn Run Crossing                             8/22/2005    8/23/2005    James A. Rudolph, William C. Rudolph, NAP
 148   425 Fifth Avenue                               12/7/2005    12/7/2005    Aby Rosen & Michael Fuchs
------------------------------------------------------------------------------------------------------------------------------------
 149   Barnes & Noble Retail Center                   9/19/2005    9/16/2005    Larry L. Nifong
 150   Metro Center Diamond Bar                       10/3/2005    10/3/2005    Rodney Freeman
 151   Lackland Self Storage - N. Brunswick          11/10/2005    11/11/2005   Michael F. Lackland, Bruce W. Lackland, Linda
                                                                                Lackland Von Thaden
 152   Lake City Mini-Storage                        11/18/2005    11/23/2005   David M. Dufenhorst
 153   Hoke Plaza                                     9/6/2005      9/6/2005    Patrick J. Kelly, Paul J. Howe
------------------------------------------------------------------------------------------------------------------------------------

                                                % OF                  % OF APPLICABLE               MORTGAGE
                                            INITIAL POOL  LOAN GROUP     LOAN GROUP       # OF        LOAN
 ID              PROPERTY NAME                 BALANCE    ONE OR TWO      BALANCE      PROPERTIES  SELLER (1)
-------------------------------------------------------------------------------------------------------------

154  Best Western - Radford, VA                 0.17%          1           0.24%            1         CGM
155  Walgreens - Philadelphia, PA               0.17%          1           0.23%            1         CGM
156  Fairfield Inn & Suites - Lake Oswego       0.17%          1           0.23%            1         PNC
157  Whittier Plaza                             0.17%          1           0.23%            1         CGM
158  Heritage Square - Fresno, CA               0.17%          1           0.23%            1         CGM
-------------------------------------------------------------------------------------------------------------
159  Ivy Hall Apartments                        0.17%          2           0.61%            1         PNC
160  Best Western - Grasonville, MD             0.16%          1           0.22%            1         CGM
161  Bahama House                               0.16%          1           0.22%            1         CGM
162  Best Western - Leesburg, VA                0.16%          1           0.22%            1         CGM
163  Bentley Retail                             0.16%          1           0.21%            1         CGM
-------------------------------------------------------------------------------------------------------------
164  Comfort Inn - Staunton, VA                 0.16%          1           0.21%            1         CGM
165  Fairfield Inn - Tucson Airport             0.15%          1           0.21%            1         PNC
166  Oxford Apartments                          0.15%          2           0.56%            1         CGM
167  Charleston Arms Apartments                 0.15%          2           0.56%            1         CGM
168  Best Buy Beaver Creek                      0.15%          1           0.21%            1         GACC
-------------------------------------------------------------------------------------------------------------
169  The Gaylord Building                       0.15%          1           0.21%            1         CGM
170  Spanish Oaks Apartments                    0.15%          2           0.54%            1         CGM
171  Woods Cross Center                         0.14%          1           0.20%            1         GACC
172  Hillside Terrace Shopping Center           0.14%          1           0.20%            1         CGM
173  Super Walmart - Tell City, IN              0.14%          1           0.20%            1         CGM
-------------------------------------------------------------------------------------------------------------
174  Walgreens - Durham, NC                     0.14%          1           0.19%            1         CGM
175  Pueblo Place                               0.14%          1           0.19%            1         GACC
176  Lackland Self Storage - Mountainside       0.14%          1           0.19%            1         PNC
177  Century Square                             0.14%          1           0.19%            1         GACC
178  Battenkill Plaza                           0.13%          1           0.18%            1         CGM
-------------------------------------------------------------------------------------------------------------
179  Satellite Shoppes                          0.13%          1           0.18%            1         CGM
180  Grove Street Plaza                         0.13%          1           0.18%            1         CGM
181  215 West Lake Street                       0.13%          1           0.17%            1         CGM
182  Arrowhead Shopping Center                  0.12%          1           0.17%            1         PNC
183  1705 West Garvey                           0.12%          1           0.17%            1         GACC
-------------------------------------------------------------------------------------------------------------
184  Pacific Willow Center                      0.12%          1           0.17%            1         CGM
185  Summit Trading Company - Puyallup, WA      0.12%          1           0.17%            1         CGM
186  Tara Close Apartments                      0.12%          2           0.43%            1         GACC
187  Red Mountain Shopping Center               0.11%          1           0.16%            1         PNC
188  Lincoln Gardens Apartments                 0.11%          1           0.16%            1         GACC
-------------------------------------------------------------------------------------------------------------
189  Berryhill Apartments                       0.11%          2           0.41%            1         CGM
190  Autumn Ridge Apartments                    0.11%          2           0.39%            1         PNC
191  Memorial Plaza                             0.10%          1           0.14%            1         GACC
192  3165 Nostrand Avenue                       0.10%          2           0.36%            1         GACC
193  Timber Glen II                             0.09%          2           0.34%            1         PNC
-------------------------------------------------------------------------------------------------------------
194  Lackland Self Storage - Dover #2           0.09%          1           0.12%            1         PNC
195  National Road Marketplace                  0.09%          1           0.12%            1         PNC
196  Francis Murphy Senior Apartments           0.08%          2           0.30%            1         PNC
197  Comfort Inn - Charlottesville, VA          0.07%          1           0.10%            1         CGM
-------------------------------------------------------------------------------------------------------------

                                                        CUT-OFF   GENERAL       DETAILED
                                             ORIGINAL    DATE     PROPERTY      PROPERTY
 ID              PROPERTY NAME                BALANCE   BALANCE   TYPE          TYPE
------------------------------------------------------------------------------------------------------

154  Best Western - Radford, VA             5,300,000  5,250,200  Hotel         Limited Service
155  Walgreens - Philadelphia, PA           5,240,000  5,210,818  Retail        Anchored
156  Fairfield Inn & Suites - Lake Oswego   5,200,000  5,184,095  Hotel         Limited Service
157  Whittier Plaza                         5,140,000  5,128,464  Retail        Anchored
158  Heritage Square - Fresno, CA           5,088,000  5,088,000  Retail        Anchored
------------------------------------------------------------------------------------------------------
159  Ivy Hall Apartments                    5,094,000  5,082,567  Multifamily   Student Housing
160  Best Western - Grasonville, MD         5,000,000  4,970,849  Hotel         Limited Service
161  Bahama House                           5,000,000  4,968,719  Hotel         Limited Service
162  Best Western - Leesburg, VA            5,000,000  4,953,018  Hotel         Limited Service
163  Bentley Retail                         4,800,000  4,779,206  Retail        Unanchored
------------------------------------------------------------------------------------------------------
164  Comfort Inn - Staunton, VA             4,800,000  4,754,898  Hotel         Limited Service
165  Fairfield Inn - Tucson Airport         4,750,000  4,739,948  Hotel         Limited Service
166  Oxford Apartments                      4,650,000  4,650,000  Multifamily   Conventional
167  Charleston Arms Apartments             4,640,000  4,640,000  Multifamily   Conventional
168  Best Buy Beaver Creek                  4,600,000  4,593,582  Retail        Single Tenant
------------------------------------------------------------------------------------------------------
169  The Gaylord Building                   4,600,000  4,585,699  Industrial    Flex
170  Spanish Oaks Apartments                4,480,000  4,480,000  Multifamily   Conventional
171  Woods Cross Center                     4,400,000  4,400,000  Retail        Anchored
172  Hillside Terrace Shopping Center       4,400,000  4,400,000  Retail        Unanchored
173  Super Walmart - Tell City, IN          4,400,000  4,369,436  Retail        Anchored
------------------------------------------------------------------------------------------------------
174  Walgreens - Durham, NC                 4,261,500  4,261,500  Retail        Anchored
175  Pueblo Place                           4,200,000  4,200,000  Retail        Unanchored
176  Lackland Self Storage - Mountainside   4,200,000  4,180,123  Self Storage  Self Storage
177  Century Square                         4,175,000  4,175,000  Retail        Unanchored
178  Battenkill Plaza                       4,100,000  4,069,071  Retail        Unanchored
------------------------------------------------------------------------------------------------------
179  Satellite Shoppes                      4,025,000  3,994,880  Retail        Unanchored
180  Grove Street Plaza                     4,000,000  3,980,748  Mixed Use     Multifamily/Retail
181  215 West Lake Street                   3,900,000  3,900,000  Other         Parking Garage
182  Arrowhead Shopping Center              3,800,000  3,794,786  Retail        Anchored
183  1705 West Garvey                       3,750,000  3,744,805  Mixed Use     Industrial / Warehouse
------------------------------------------------------------------------------------------------------
184  Pacific Willow Center                  3,760,000  3,743,833  Retail        Unanchored
185  Summit Trading Company - Puyallup, WA  3,800,000  3,715,134  Retail        Anchored
186  Tara Close Apartments                  3,600,000  3,591,216  Multifamily   Co-Op
187  Red Mountain Shopping Center           3,500,000  3,495,203  Retail        Anchored
188  Lincoln Gardens Apartments             3,500,000  3,491,735  Multifamily   Conventional
------------------------------------------------------------------------------------------------------
189  Berryhill Apartments                   3,441,000  3,425,087  Multifamily   Conventional
190  Autumn Ridge Apartments                3,250,000  3,242,670  Multifamily   Conventional
191  Memorial Plaza                         3,200,000  3,200,000  Retail        Anchored
192  3165 Nostrand Avenue                   3,000,000  2,995,740  Multifamily   Co-Op
193  Timber Glen II                         2,850,000  2,850,000  Multifamily   Conventional
------------------------------------------------------------------------------------------------------
194  Lackland Self Storage - Dover #2       2,750,000  2,715,098  Self Storage  Self Storage
195  National Road Marketplace              2,640,000  2,636,506  Retail        Unanchored
196  Francis Murphy Senior Apartments       2,470,000  2,465,462  Multifamily   Section 42
197  Comfort Inn - Charlottesville, VA      2,300,000  2,278,389  Hotel         Limited Service
------------------------------------------------------------------------------------------------------

                                                                       INTEREST       ORIGINAL      STATED REMAINING
                                            INTEREST  ADMINISTRATIVE    ACCRUAL   TERM TO MATURITY  TERM TO MATURITY
 ID               PROPERTY NAME               RATE     FEE RATE (2)      BASIS     OR ARD (MOS.)      OR ARD (MOS.)
--------------------------------------------------------------------------------------------------------------------

154  Best Western - Radford, VA              5.4300%      0.0301%     Actual/360         120               114
155  Walgreens - Philadelphia, PA            5.3100%      0.0901%     Actual/360         120               115
156  Fairfield Inn & Suites - Lake Oswego    6.0000%      0.0901%     Actual/360         120               118
157  Whittier Plaza                          5.7700%      0.0601%     Actual/360         120               118
158  Heritage Square - Fresno, CA            5.2690%      0.0301%     Actual/360         120               119
--------------------------------------------------------------------------------------------------------------------
159  Ivy Hall Apartments                     5.7700%      0.0401%     Actual/360         120               118
160  Best Western - Grasonville, MD          5.9800%      0.0301%     Actual/360         120               116
161  Bahama House                            5.5150%      0.0801%     Actual/360         120               116
162  Best Western - Leesburg, VA             5.4300%      0.0301%     Actual/360         120               114
163  Bentley Retail                          5.5900%      0.1101%     Actual/360         120               116
--------------------------------------------------------------------------------------------------------------------
164  Comfort Inn - Staunton, VA              5.4300%      0.0301%     Actual/360         120               114
165  Fairfield Inn - Tucson Airport          6.1300%      0.0401%     Actual/360         120               118
166  Oxford Apartments                       5.2900%      0.1201%     Actual/360         120               116
167  Charleston Arms Apartments              5.2600%      0.0301%     Actual/360         120               112
168  Best Buy Beaver Creek                   5.5320%      0.0301%     Actual/360         120               119
--------------------------------------------------------------------------------------------------------------------
169  The Gaylord Building                    5.8100%      0.0901%     Actual/360         120               117
170  Spanish Oaks Apartments                 5.2600%      0.0301%     Actual/360         120               112
171  Woods Cross Center                      5.8970%      0.0601%     Actual/360         120               120
172  Hillside Terrace Shopping Center        5.0250%      0.0301%     Actual/360         120               113
173  Super Walmart - Tell City, IN           5.1450%      0.0901%     Actual/360         120               114
--------------------------------------------------------------------------------------------------------------------
174  Walgreens - Durham, NC                  5.2800%      0.0301%     Actual/360         180               175
175  Pueblo Place                            5.6400%      0.0301%     Actual/360         120               120
176  Lackland Self Storage - Mountainside    5.5400%      0.0401%     Actual/360         120               118
177  Century Square                          5.6760%      0.0301%     Actual/360         120               118
178  Battenkill Plaza                        5.4400%      0.0801%     Actual/360         120               113
--------------------------------------------------------------------------------------------------------------------
179  Satellite Shoppes                       5.4800%      0.0501%     Actual/360         120               113
180  Grove Street Plaza                      5.3300%      0.0301%     Actual/360         120               117
181  215 West Lake Street                    5.3600%      0.0301%     Actual/360         120               114
182  Arrowhead Shopping Center               5.6900%      0.0901%     Actual/360         120               119
183  1705 West Garvey                        5.6000%      0.0301%     Actual/360         120               119
--------------------------------------------------------------------------------------------------------------------
184  Pacific Willow Center                   5.6300%      0.0901%     Actual/360         120               116
185  Summit Trading Company - Puyallup, WA   5.1100%      0.0901%     Actual/360         120               114
186  Tara Close Apartments                   5.2600%      0.0301%     Actual/360         120               118
187  Red Mountain Shopping Center            5.7000%      0.0901%     Actual/360         120               119
188  Lincoln Gardens Apartments              5.4600%      0.0301%     Actual/360         120               118
--------------------------------------------------------------------------------------------------------------------
189  Berryhill Apartments                    5.2400%      0.0301%     Actual/360         120               116
190  Autumn Ridge Apartments                 5.7400%      0.0901%     Actual/360         120               118
191  Memorial Plaza                          5.7700%      0.0301%     Actual/360         120               120
192  3165 Nostrand Avenue                    5.3700%      0.0301%     Actual/360         120               119
193  Timber Glen II                          5.3300%      0.0401%     Actual/360         120               117
--------------------------------------------------------------------------------------------------------------------
194  Lackland Self Storage - Dover #2        5.5400%      0.0401%     Actual/360         120               118
195  National Road Marketplace               6.0400%      0.0401%     Actual/360         120               119
196  Francis Murphy Senior Apartments        7.0000%      0.0401%     Actual/360         216               214
197  Comfort Inn - Charlottesville, VA       5.4300%      0.0301%     Actual/360         120               114
--------------------------------------------------------------------------------------------------------------------

                                              ORIGINAL      REMAINING      FIRST     MATURITY
                                            AMORTIZATION  AMORTIZATION    PAYMENT      DATE
 ID               PROPERTY NAME              TERM (MOS.)   TERM (MOS.)     DATE       OR ARD
----------------------------------------------------------------------------------------------

154  Best Western - Radford, VA                  300           294      10/11/2005   9/11/2015
155  Walgreens - Philadelphia, PA                360           355      11/11/2005  10/11/2015
156  Fairfield Inn & Suites - Lake Oswego        300           298       2/1/2006    1/1/2016
157  Whittier Plaza                              360           358       2/11/2006   1/11/2016
158  Heritage Square - Fresno, CA                360           360       3/11/2006   2/11/2016
----------------------------------------------------------------------------------------------
159  Ivy Hall Apartments                         360           358       2/1/2006    1/1/2016
160  Best Western - Grasonville, MD              300           296      12/11/2005  11/11/2015
161  Bahama House                                300           296      12/11/2005  11/11/2015
162  Best Western - Leesburg, VA                 300           294      10/11/2005   9/11/2015
163  Bentley Retail                              360           356      12/11/2005  11/11/2015
----------------------------------------------------------------------------------------------
164  Comfort Inn - Staunton, VA                  300           294      10/11/2005   9/11/2015
165  Fairfield Inn - Tucson Airport              360           358       2/1/2006    1/1/2016
166  Oxford Apartments                           360           360      12/11/2005  11/11/2015
167  Charleston Arms Apartments                   0             0        8/11/2005   7/11/2015
168  Best Buy Beaver Creek                       360           359       3/1/2006    2/1/2016
----------------------------------------------------------------------------------------------
169  The Gaylord Building                        360           357       1/11/2006  12/11/2015
170  Spanish Oaks Apartments                      0             0        8/11/2005   7/11/2015
171  Woods Cross Center                          360           360       4/1/2006    3/1/2016
172  Hillside Terrace Shopping Center            360           360       9/11/2005   8/11/2015
173  Super Walmart - Tell City, IN               360           354      10/11/2005   9/11/2015
----------------------------------------------------------------------------------------------
174  Walgreens - Durham, NC                      360           360      11/11/2005  10/11/2020
175  Pueblo Place                                 0             0        4/1/2006    3/1/2016
176  Lackland Self Storage - Mountainside        240           238       2/1/2006    1/1/2016
177  Century Square                              360           360       2/1/2006    1/1/2016
178  Battenkill Plaza                            360           353       9/11/2005   8/11/2015
----------------------------------------------------------------------------------------------
179  Satellite Shoppes                           360           353       9/11/2005   8/11/2015
180  Grove Street Plaza                          300           297       1/11/2006  12/11/2015
181  215 West Lake Street                        360           360      10/11/2005   9/11/2015
182  Arrowhead Shopping Center                   360           359       3/1/2006    2/1/2016
183  1705 West Garvey                            360           359       3/1/2006    2/1/2016
----------------------------------------------------------------------------------------------
184  Pacific Willow Center                       360           356      12/11/2005  11/11/2015
185  Summit Trading Company - Puyallup, WA       180           174      10/11/2005   9/11/2015
186  Tara Close Apartments                       360           358       2/1/2006    1/1/2016
187  Red Mountain Shopping Center                360           359       3/1/2006    2/1/2016
188  Lincoln Gardens Apartments                  360           358       2/1/2006    1/1/2016
----------------------------------------------------------------------------------------------
189  Berryhill Apartments                        360           356      12/11/2005  11/11/2015
190  Autumn Ridge Apartments                     360           358       2/1/2006    1/1/2016
191  Memorial Plaza                              360           360       4/1/2006    3/1/2016
192  3165 Nostrand Avenue                        360           359       3/1/2006    2/1/2016
193  Timber Glen II                              360           360       1/1/2006    12/1/2015
----------------------------------------------------------------------------------------------
194  Lackland Self Storage - Dover #2            120           118       2/1/2006    1/1/2016
195  National Road Marketplace                   360           359       3/1/2006    2/1/2016
196  Francis Murphy Senior Apartments            360           358       2/1/2006    1/1/2024
197  Comfort Inn - Charlottesville, VA           300           294      10/11/2005   9/11/2015
----------------------------------------------------------------------------------------------

                                                                                                          CROSSED
                                             ANNUAL     MONTHLY     REMAINING                               WITH            DSCR
                                              DEBT        DEBT    INTEREST ONLY                     ARD    OTHER   RELATED (3)(5)
 ID              PROPERTY NAME            SERVICE (3) SERVICE (3) PERIOD (MOS.)    LOCKBOX (4)   (YES/NO)  LOANS  BORROWER (7)(8)
---------------------------------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA              387,905      32,325                 None                No      No    Yes - 14  1.50
155 Walgreens - Philadelphia, PA            349,566      29,131                 None                No      No              1.25
156 Fairfield Inn & Suites - Lake Oswego    402,044      33,504                 None                No      No              1.94
157 Whittier Plaza                          360,732      30,061                 None at Closing,
                                                                                Springing Hard      No      No              1.24
158 Heritage Square - Fresno, CA            337,872      28,156         59      None                No      No              1.24
---------------------------------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                     357,503      29,792                 None                No      No              1.20
160 Best Western - Grasonville, MD          385,848      32,154                 None at Closing,
                                                                                Springing Soft      No      No    Yes - 14  1.57
161 Bahama House                            368,990      30,749                 None                No      No    Yes - 20  1.68
162 Best Western - Leesburg, VA             365,949      30,496                 None                No      No    Yes - 14  1.67
163 Bentley Retail                          330,306      27,526                 None at Closing,
                                                                                Springing Hard      No      No              1.22
---------------------------------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA              351,311      29,276                 None at Closing,
                                                                                Springing Hard      No      No    Yes - 14  1.44
165 Fairfield Inn - Tucson Airport          346,522      28,877                 None                No      No              1.65
166 Oxford Apartments                       309,514      25,793         20      None at Closing,
                                                                                Springing Hard      No      No              1.22
167 Charleston Arms Apartments              247,454      20,621        112      None                No      No    Yes - 25  1.72
168 Best Buy Beaver Creek                   314,529      26,211                 None                No      No              1.21
---------------------------------------------------------------------------------------------------------------------------------
169 The Gaylord Building                    324,239      27,020                 None                No      No              1.30
170 Spanish Oaks Apartments                 238,921      19,910        112      None                No      No    Yes - 25  1.83
171 Woods Cross Center                      313,075      26,090                 Soft at Closing,
                                                                                Springing Hard      No      No              1.46
172 Hillside Terrace Shopping Center        284,249      23,687         29      None                No      No    Yes - 21  1.23
173 Super Walmart - Tell City, IN           288,139      24,012                 None                No      No              1.24
---------------------------------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                  283,337      23,611         19      None                No      No              1.28
175 Pueblo Place                            240,170      20,014        120      None at Closing,
                                                                                Springing Hard      No      No              2.00
176 Lackland Self Storage - Mountainside    347,835      28,986                 None                No      No    Yes - 18  1.32
177 Century Square                          290,019      24,168         45      None                No      No              1.20
178 Battenkill Plaza                        277,503      23,125                 None                No      No     Yes - 8  1.25
---------------------------------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                       273,636      22,803                 None                No      No              1.26
180 Grove Street Plaza                      289,909      24,159                 None                No      No              1.34
181 215 West Lake Street                    261,629      21,802         30      None                No      No              1.26
182 Arrowhead Shopping Center               264,374      22,031                 None at Closing,
                                                                                Springing Hard      No      No              1.27
183 1705 West Garvey                        258,336      21,528                 None                No      No              1.29
---------------------------------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                   259,879      21,657                 None                No      No              1.23
185 Summit Trading Company - Puyallup, WA   363,220      30,268                 None at Closing,
                                                                                Springing Hard      No      No              1.37
186 Tara Close Apartments                   238,820      19,902                 None                No      No              3.08
187 Red Mountain Shopping Center            243,768      20,314                 None                No      No              1.25
188 Lincoln Gardens Apartments              237,418      19,785                 None                No      No              1.28
---------------------------------------------------------------------------------------------------------------------------------
189 Berryhill Apartments                    227,760      18,980                 None                No      No    Yes - 24  1.45
190 Autumn Ridge Apartments                 227,346      18,945                 None                No      No              1.30
191 Memorial Plaza                          224,580      18,715                 Soft                No      No              1.36
192 3165 Nostrand Avenue                    201,477      16,790                 None                No      No              2.40
193 Timber Glen II                          190,552      15,879         33      None                No      No              1.46
---------------------------------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2        358,791      29,899                 None                No      No    Yes - 18  1.15
195 National Road Marketplace               190,753      15,896                 None at Closing,
                                                                                Springing Hard      No      No              1.28
196 Francis Murphy Senior Apartments        197,196      16,433                 None                No      No              1.56
197 Comfort Inn - Charlottesville, VA       168,336      14,028                 None at Closing,
                                                                                Springing Hard      No      No    Yes - 14  1.42
---------------------------------------------------------------------------------------------------------------------------------

                                                                                      CUT-OFF
                                           GRACE PAYMENT  APPRAISED   APPRAISAL      DATE LTV       LTV RATIO AT
 ID              PROPERTY NAME            PERIOD   DATE   VALUE(9)  AS-OF DATE(9) RATIO(6)(7)(8) MATURITY/ARD(6)(8)
-------------------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA               0      11    7,100,000   8/12/2005       73.95%           56.67%
155 Walgreens - Philadelphia, PA             0      11    6,650,000   8/11/2005       78.36%           65.43%
156 Fairfield Inn & Suites - Lake Oswego     5       1    9,700,000   11/1/2005       53.44%           41.50%
157 Whittier Plaza                           0      11    7,600,000   10/26/2005      67.48%           56.95%
158 Heritage Square - Fresno, CA             0      11    6,360,000   4/10/2005       80.00%           74.07%
-------------------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                      5       1    7,140,000   10/18/2005      71.18%           60.08%
160 Best Western - Grasonville, MD           0      11    7,400,000   8/10/2005       67.17%           52.28%
161 Bahama House                             0      11    9,400,000   10/1/2005       52.86%           40.50%
162 Best Western - Leesburg, VA              0      11    9,150,000    8/9/2005       54.13%           41.48%
163 Bentley Retail                           0      11    6,700,000    5/3/2005       71.33%           60.00%
-------------------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA               0      11    6,600,000   8/15/2005       72.04%           55.21%
165 Fairfield Inn - Tucson Airport           5       1    7,300,000   10/7/2005       64.93%           55.38%
166 Oxford Apartments                        0      11    6,560,000   6/10/2005       70.88%           61.78%
167 Charleston Arms Apartments               0      11    5,300,000   5/17/2005       87.55%           87.55%
168 Best Buy Beaver Creek                    5       1    6,900,000   12/20/2005      66.57%           55.73%
-------------------------------------------------------------------------------------------------------------------
169 The Gaylord Building                     0      11    5,750,000   9/13/2005       79.75%           67.46%
170 Spanish Oaks Apartments                  0      11    5,500,000   5/17/2005       81.45%           81.45%
171 Woods Cross Center                       5       1    6,880,000   11/1/2006       63.95%           54.09%
172 Hillside Terrace Shopping Center         0      11    5,600,000   6/21/2005       78.57%           69.58%
173 Super Walmart - Tell City, IN            0      11    5,900,000   7/27/2005       74.06%           61.59%
-------------------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                   0      11    5,775,000    8/5/2005       73.79%           55.95%
175 Pueblo Place                             5       1    7,240,000   12/5/2005       58.01%           58.01%
176 Lackland Self Storage - Mountainside     5       1    7,900,000   11/4/2005       52.91%           34.23%
177 Century Square                           5       1    6,750,000   11/7/2005       61.85%           56.51%
178 Battenkill Plaza                         0      11    5,500,000   4/26/2005       73.98%           62.15%
-------------------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                        0      11    5,200,000    5/1/2005       76.82%           64.61%
180 Grove Street Plaza                       0      11    6,200,000   10/1/2005       64.21%           48.81%
181 215 West Lake Street                     0      11    5,150,000   6/10/2005       75.73%           67.54%
182 Arrowhead Shopping Center                5       1    4,750,000   11/5/2005       79.89%           67.20%
183 1705 West Garvey                         5       1    5,680,000   10/3/2005       65.93%           55.30%
-------------------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                    0      11    5,300,000   10/12/2005      70.64%           59.49%
185 Summit Trading Company - Puyallup, WA    0      11    7,250,000   6/26/2005       51.24%           22.45%
186 Tara Close Apartments                    5       1   10,400,000   11/11/2005      34.53%           28.69%
187 Red Mountain Shopping Center             5       1    5,520,000   10/21/2005      63.32%           53.28%
188 Lincoln Gardens Apartments               5       1    5,700,000   9/30/2005       61.26%           51.22%
-------------------------------------------------------------------------------------------------------------------
189 Berryhill Apartments                     0      11    6,375,000   9/19/2005       53.73%           44.71%
190 Autumn Ridge Apartments                  5       1    4,500,000   10/19/2005      72.06%           60.76%
191 Memorial Plaza                           5       1    4,200,000   10/21/2005      76.19%           64.19%
192 3165 Nostrand Avenue                     5       1    8,300,000   11/1/2005       36.09%           30.06%
193 Timber Glen II                           5       1    3,800,000   10/12/2005      75.00%           66.85%
-------------------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2         5       1   10,280,000   11/4/2005       26.41%            0.17%
195 National Road Marketplace                5       1    3,300,000    1/1/2006       79.89%           67.90%
196 Francis Murphy Senior Apartments         5       1    2,940,000   10/26/2005      83.86%           57.09%
197 Comfort Inn - Charlottesville, VA        0      11    3,300,000   8/12/2005       69.04%           52.91%
-------------------------------------------------------------------------------------------------------------------

 ID             PROPERTY NAME                               ADDRESS                        CITY             COUNTY
-------------------------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA            1501 Tyler Avenue                          Radford         Radford
155 Walgreens - Philadelphia, PA          2014-24 South Broad Street                 Philadelphia    Philadelphia
156 Fairfield Inn & Suites - Lake Oswego  6100 Southwest Meadows Road                Lake Oswego     Clackamus
157 Whittier Plaza                        15214 Whittier Boulevard                   Whittier        Los Angeles
158 Heritage Square - Fresno, CA          3136-3300 East Tulare Avenue               Fresno          Fresno
-------------------------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                   400 Wollaston Avenue                       Newark          New Castle
160 Best Western - Grasonville, MD        3101 Main Street                           Grasonville     Queen Anne's
161 Bahama House                          2001 South Atlantic Avenue                 Daytona Beach   Volusia
162 Best Western - Leesburg, VA           726 East Market Street                     Leesburg        Loudoun
163 Bentley Retail                        510 South Ocean Drive                      Miami Beach     Miami-Dade
-------------------------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA            1302 Richmond Avenue                       Staunton        Shenandoah
165 Fairfield Inn - Tucson Airport        6955 S. Tucson Blvd                        Tucson          Pima
166 Oxford Apartments                     1918-1922 1st Avenue                       Seattle         King
167 Charleston Arms Apartments            1551 Sam Rittenberg Boulevard              Charleston      Charleston
168 Best Buy Beaver Creek                 2907 Centre Drive                          Beaver Creek    Greene
-------------------------------------------------------------------------------------------------------------------------
169 The Gaylord Building                  7282 William Barry Boulevard               Syracuse        Onondaga
170 Spanish Oaks Apartments               1515 Ashley River Road                     Charleston      Charleston
171 Woods Cross Center                    750 South 500 West                         Woods Cross     Davis
172 Hillside Terrace Shopping Center      2726-2736 Hillside Drive                   Delafield       Waukesha
173 Super Walmart - Tell City, IN         730 US Highway 66 East                     Tell City       Perry
-------------------------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                6405 Fayetteville Road                     Durham          Durham
175 Pueblo Place                          2100, 2110, & 2120 North Rampart Boulevard Las Vegas       Clark
176 Lackland Self Storage - Mountainside  1229 Route 22 East                         Mountainside    Union
177 Century Square                        10000-10048 Hawthorne Boulevard            Inglewood       Los Angeles
178 Battenkill Plaza                      4757 Main Street                           Manchester      Bennington
-------------------------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                     3502-3522 Satellite Boulevard              Duluth          Gwinnett
180 Grove Street Plaza                    14-20 Grove Street                         Darien          Fairfield
181 215 West Lake Street                  215 West Lake Street                       Chicago         Cook
182 Arrowhead Shopping Center             17911-18011 E. 24 Highway                  Independence    Jackson
183 1705 West Garvey                      1705 West Garvey Avenue North              West Covina     Los Angeles
-------------------------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                 4716 Pacific Highway East                  Fife            Pierce
185 Summit Trading Company - Puyallup, WA 10409 Canyon Road East                     Puyallup        Pierce
186 Tara Close Apartments                 77 Carpenter Avenue                        Mount Kisco     Westchester
187 Red Mountain Shopping Center          2723-2733 N. Power Rd                      Mesa            Maricopa
188 Lincoln Gardens Apartments            1802 F Street                              Napa            Napa
-------------------------------------------------------------------------------------------------------------------------
189 Berryhill Apartments                  126 West Berryhill Drive                   Grass Valley    Nevada
190 Autumn Ridge Apartments               2401 & 2451 36th Ave South                 Grand Forks     Maricopa
191 Memorial Plaza                        1150 Mineral Wells Avenue                  Paris           Henry
192 3165 Nostrand Avenue                  3165 Norstrand Avenue                      Brooklyn        Kings
193 Timber Glen II                        4486 Timber Glen Drive                     Batavia         Clermont
-------------------------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2      1929 Rt. 37 East                           Toms River      Ocean
195 National Road Marketplace             1455 N. National Rd                        Columbus        Bartholomew
196 Francis Murphy Senior Apartments      20014 Rosebank Way                         Hagerstown      Washington
197 Comfort Inn - Charlottesville, VA     1807 Emmet Street                          Charlottesville Charlottesville City
-------------------------------------------------------------------------------------------------------------------------

                                                                               NET
                                                                            RENTABLE   UNITS
                                                 Zip      YEAR      YEAR      AREA      OF
 ID             PROPERTY NAME             STATE  CODE    BUILT    RENOVATED SF/UNITS  MEASURE
----------------------------------------------------------------------------------------------

154 Best Western - Radford, VA              VA  24141 1983 & 1984    2004      104    Rooms
155 Walgreens - Philadelphia, PA            PA  19145    1996                13,396   Sq. Ft.
156 Fairfield Inn & Suites - Lake Oswego    OR  97035    1999        2001      124    Rooms
157 Whittier Plaza                          CA  90603    1960        2005    33,160   Sq. Ft.
158 Heritage Square - Fresno, CA            CA  93702    1984                41,870   Sq. Ft.
----------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                     DE  19711    1959        1990      84     Units
160 Best Western - Grasonville, MD          MD  21638    1990        2004      92     Rooms
161 Bahama House                            FL  32118    1994        2005      95     Rooms
162 Best Western - Leesburg, VA             VA  20176    1986        2004      99     Rooms
163 Bentley Retail                          FL  33139    1920        1998     9,232   Sq. Ft.
----------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA              VA  24401    1987        2004      98     Rooms
165 Fairfield Inn - Tucson Airport          AZ  85706    1998        2002      86     Rooms
166 Oxford Apartments                       WA  98101    1909        1987      49     Units
167 Charleston Arms Apartments              SC  29407    1966                  138    Units
168 Best Buy Beaver Creek                   OH  45324    1994                45,000   Sq Ft
----------------------------------------------------------------------------------------------
169 The Gaylord Building                    NY  13212    2005                71,880   Sq. Ft.
170 Spanish Oaks Apartments                 SC  29407    1972        2004      115    Units
171 Woods Cross Center                      UT  84047    1997                55,279   Sq Ft
172 Hillside Terrace Shopping Center        WI  53018    2003                17,120   Sq. Ft.
173 Super Walmart - Tell City, IN           IN  47586    1992        2004    72,113   Sq. Ft.
----------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                  NC  27713    2004                13,650   Sq. Ft.
175 Pueblo Place                            NV  89128    2005                16,991   Sq Ft
176 Lackland Self Storage - Mountainside    NJ  07092    2001                  640    Units
177 Century Square                          CA  90304    1986                16,103   Sq Ft
178 Battenkill Plaza                        VT  05254    1850        2005    18,054   Sq. Ft.
----------------------------------------------------------------------------------------------
179 Satellite Shoppes                       GA  30096    1987        2005    31,315   Sq. Ft.
180 Grove Street Plaza                      CT  06820    2005                15,415   Sq. Ft.
181 215 West Lake Street                    IL  60606    1929        1990    72,000   Sq. Ft.
182 Arrowhead Shopping Center               MO  64056    1987        2005    70,849   Sq. Ft.
183 1705 West Garvey                        CA  91790    1984                29,096   Sq Ft
----------------------------------------------------------------------------------------------
184 Pacific Willow Center                   WA  98424    2005                12,502   Sq. Ft.
185 Summit Trading Company - Puyallup, WA   WA  98373    1995                45,859   Sq. Ft.
186 Tara Close Apartments                   NY  10549    1969        2005      99     Units
187 Red Mountain Shopping Center            AZ  85207    2000                17,671   Sq. Ft.
188 Lincoln Gardens Apartments              CA  94559    2004                  30     Units
----------------------------------------------------------------------------------------------
189 Berryhill Apartments                    CA  95945    1981                  96     Units
190 Autumn Ridge Apartments                 ND  58201    2005                  72     Units
191 Memorial Plaza                          TN  38242    1997                53,219   Sq Ft
192 3165 Nostrand Avenue                    NY  11229    1953        1999      110    Units
193 Timber Glen II                          OH  45103    1995                  72     Units
----------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2        NJ  08753    2002        2005      756    Units
195 National Road Marketplace               IN  47201    2005                18,000   Sq. Ft.
196 Francis Murphy Senior Apartments        MD  21742    2002        2004      120    Units
197 Comfort Inn - Charlottesville, VA       VA  22901    1988        2005      64     Rooms
----------------------------------------------------------------------------------------------

                                             LOAN
                                            PER NET                        FOURTH   FOURTH    THIRD
                                            RENTABLE       PREPAYMENT       MOST     MOST      MOST
                                              AREA         PROVISIONS      RECENT RECENT NOI  RECENT
 ID             PROPERTY NAME             SF/UNITS(8) (# OF PAYMENTS)(10)   NOI      DATE      NOI
----------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA              50,482.69  L(30);D(87);O(3)                      680,273
155 Walgreens - Philadelphia, PA               388.98  L(29);D(88);O(3)
156 Fairfield Inn & Suites - Lake Oswego    41,807.22  L(35);YM1(81);O(4) 613,850 12/31/2002 596,252
157 Whittier Plaza                             154.66  L(26);D(91);O(3)                      356,893
158 Heritage Square - Fresno, CA               121.52  L(25);D(92);O(3)                      427,045
----------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                     60,506.75  L(36);D(80);O(4)                      483,086
160 Best Western - Grasonville, MD          54,030.97  L(28);D(89);O(3)                      631,393
161 Bahama House                            52,302.30  L(28);D(89);O(3)                      705,505
162 Best Western - Leesburg, VA             50,030.49  L(30);D(87);O(3)                      491,688
163 Bentley Retail                             517.68  L(28);D(89);O(3)
----------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA              48,519.36  L(30);D(87);O(3)                      605,240
165 Fairfield Inn - Tucson Airport          55,115.68  L(59);YM1(58);O(3)                    -10,741
166 Oxford Apartments                       94,897.96  L(28);D(89);O(3)                      318,572
167 Charleston Arms Apartments              33,623.19  L(32);D(85);O(3)                      382,146
168 Best Buy Beaver Creek                      102.08  L(25);D(91);O(4)
----------------------------------------------------------------------------------------------------
169 The Gaylord Building                        63.80  L(27);D(90);O(3)
170 Spanish Oaks Apartments                 38,956.52  L(32);D(85);O(3)                      411,308
171 Woods Cross Center                          79.60  L(24);D(92);O(4)   481,441 12/31/2002 560,941
172 Hillside Terrace Shopping Center           257.01  L(31);D(86);O(3)
173 Super Walmart - Tell City, IN               60.59  L(30);D(87);O(3)
----------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                     312.20  L(29);D(146);O(5)
175 Pueblo Place                               247.19  L(24);D(92);O(4)
176 Lackland Self Storage - Mountainside     6,531.44  L(36);D(80);O(4)                      257,800
177 Century Square                             259.27  L(26);D(88);O(6)   366,522 12/31/2002 369,058
178 Battenkill Plaza                           225.38  L(31);D(85);O(4)                      310,744
----------------------------------------------------------------------------------------------------
179 Satellite Shoppes                          127.57  L(31);D(86);O(3)                      284,032
180 Grove Street Plaza                         258.24  L(27);D(89);O(4)
181 215 West Lake Street                        54.17  L(30);YM1(87);O(3)
182 Arrowhead Shopping Center                   53.56  L(36);D(80);O(4)                      282,354
183 1705 West Garvey                           128.71  L(25);D(91);O(4)
----------------------------------------------------------------------------------------------------
184 Pacific Willow Center                      299.46  L(28);D(89);O(3)
185 Summit Trading Company - Puyallup, WA       81.01  L(30);D(87);O(3)                      583,036
186 Tara Close Apartments                   36,274.91  L(26);D(90);O(4)
187 Red Mountain Shopping Center               197.79  L(36);D(81);O(3)                      325,750
188 Lincoln Gardens Apartments             116,391.18  L(26);D(90);O(4)
----------------------------------------------------------------------------------------------------
189 Berryhill Apartments                    35,677.99  L(28);D(89);O(3)                      349,320
190 Autumn Ridge Apartments                 45,037.08  L(36);D(81);O(3)
191 Memorial Plaza                              60.13  L(24);D(92);O(4)                      322,961
192 3165 Nostrand Avenue                    27,234.00  L(25);D(91);O(4)
193 Timber Glen II                          39,583.33  L(27);D(90);O(3)   316,488 12/31/2002 320,149
----------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2         3,591.40  L(36);D(80);O(4)                      145,134
195 National Road Marketplace                  146.47  L(36);D(81);O(3)
196 Francis Murphy Senior Apartments        20,545.52  L(36);D(176);O(4)
197 Comfort Inn - Charlottesville, VA       35,599.82  L(30);D(87);O(3)                      350,345
----------------------------------------------------------------------------------------------------

                                          THIRD MOST   SECOND      SECOND MOST    MOST    MOST RECENT
                                          RECENT NOI MOST RECENT   RECENT NOI    RECENT       NOI
 ID             PROPERTY NAME                DATE        NOI           DATE       NOI         DATE
--------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA            12/31/2003   710,155     12/31/2004   703,767  T-12 5/31/2005
155 Walgreens - Philadelphia, PA
156 Fairfield Inn & Suites - Lake Oswego  12/31/2003   734,486     12/31/2004   877,591 T-12 11/30/2005
157 Whittier Plaza                        12/31/2003   216,352     12/31/2004   278,187  Ann. 9/30/2005
158 Heritage Square - Fresno, CA          12/31/2003   405,128     12/31/2004   388,815  T-12 6/30/2005
--------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                    12/1/2003   425,982     12/31/2004   503,871  Ann. 9/30/2005
160 Best Western - Grasonville, MD        12/31/2003   820,170     12/31/2004   875,487  T-12 5/31/2005
161 Bahama House                          12/31/2003   584,983     12/31/2004   836,784  T-12 7/31/2005
162 Best Western - Leesburg, VA           12/31/2003   781,339     12/31/2004   857,511  T-12 5/31/2005
163 Bentley Retail                                     364,410   Ann. 9/30/2005 362,618 Ann. 11/30/2005
--------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA            12/31/2003   593,126     12/31/2004   604,653  T-12 5/31/2005
165 Fairfield Inn - Tucson Airport        12/31/2003   393,371     12/31/2004   648,571 T-12 10/31/2005
166 Oxford Apartments                     12/31/2003   296,234     12/31/2004   291,160  T-12 7/31/2005
167 Charleston Arms Apartments            12/31/2003   302,421     12/31/2004   406,360  Ann. 3/31/2005
168 Best Buy Beaver Creek
--------------------------------------------------------------------------------------------------------
169 The Gaylord Building                                                        553,041  Ann. 9/30/2005
170 Spanish Oaks Apartments               12/31/2003   374,266     12/31/2004   425,390  Ann. 3/31/2005
171 Woods Cross Center                    12/31/2003   544,477     12/31/2004   524,862      12/31/2005
172 Hillside Terrace Shopping Center                   291,741     12/31/2004   339,363  Ann. 6/30/2005
173 Super Walmart - Tell City, IN
--------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                                                      389,556  Ann. 7/31/2005
175 Pueblo Place
176 Lackland Self Storage - Mountainside  12/31/2003   345,423     12/31/2004   431,947  T-12 9/30/2005
177 Century Square                        12/31/2003   371,160     12/31/2004   375,903 T-12 10/31/2005
178 Battenkill Plaza                      12/31/2003    82,757     12/31/2004   217,595 Ann. 11/30/2005
--------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                     12/31/2003   415,721     12/31/2004   470,770  Ann. 5/31/2005
180 Grove Street Plaza
181 215 West Lake Street                                                        342,555  Ann. 7/31/2005
182 Arrowhead Shopping Center             12/31/2003                            353,702 Ann. 12/31/2005
183 1705 West Garvey                                   292,812     12/31/2004   255,232  Ann. 9/30/2005
--------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                                                       220,008  Ann. 9/30/2005
185 Summit Trading Company - Puyallup, WA 12/31/2003   586,881     12/31/2004   574,954  Ann. 7/31/2005
186 Tara Close Apartments
187 Red Mountain Shopping Center          12/31/2003   338,546     12/31/2004   338,633 Ann. 10/31/2005
188 Lincoln Gardens Apartments
--------------------------------------------------------------------------------------------------------
189 Berryhill Apartments                  12/31/2003   361,309     12/31/2004   381,731  T-12 8/31/2005
190 Autumn Ridge Apartments                                                     263,471 Ann. 10/31/2005
191 Memorial Plaza                        12/31/2003   343,303     12/31/2004   349,574  Ann. 11/1/2005
192 3165 Nostrand Avenue
193 Timber Glen II                        12/31/2003   303,644     12/31/2004   326,892  Ann. 9/30/2005
--------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2      12/31/2003   251,039     12/31/2004   418,492  T-12 9/30/2005
195 National Road Marketplace                                                   103,596 Ann. 10/31/2005
196 Francis Murphy Senior Apartments                   395,649     12/31/2004   293,588  Ann. 9/30/2005
197 Comfort Inn - Charlottesville, VA     12/31/2003   269,652     12/31/2004   300,455  T-12 5/31/2005
--------------------------------------------------------------------------------------------------------

                                          UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
 ID             PROPERTY NAME                  NOI        REVENUE        EGI       EXPENSES
---------------------------------------------------------------------------------------------

154 Best Western - Radford, VA               649,644     1,636,043    1,681,358    1,031,714
155 Walgreens - Philadelphia, PA             439,313       452,900      452,900       13,587
156 Fairfield Inn & Suites - Lake Oswego     869,695     2,215,400    2,269,802    1,400,107
157 Whittier Plaza                           480,488       617,738      617,738      137,250
158 Heritage Square - Fresno, CA             446,972       611,712      624,678      177,705
---------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                      454,264       854,954      866,914      412,650
160 Best Western - Grasonville, MD           680,669     1,800,479    1,835,795    1,115,126
161 Bahama House                             740,403     2,957,079    2,979,215    2,238,813
162 Best Western - Leesburg, VA              693,140     2,072,972    2,089,747    1,396,608
163 Bentley Retail                           422,689       607,348      607,348      184,658
---------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA               569,520     1,505,198    1,573,773    1,004,253
165 Fairfield Inn - Tucson Airport           646,295     1,880,454    1,893,100    1,246,805
166 Oxford Apartments                        381,848       453,308      632,894      251,047
167 Charleston Arms Apartments               432,455       845,087      889,409      456,954
168 Best Buy Beaver Creek                    402,408       401,620      410,620        8,212
---------------------------------------------------------------------------------------------
169 The Gaylord Building                     445,136       460,707      460,707       15,571
170 Spanish Oaks Apartments                  443,465       815,720      848,306      404,841
171 Woods Cross Center                       507,528       505,762      633,991      126,463
172 Hillside Terrace Shopping Center         368,539       559,643      559,643      191,104
173 Super Walmart - Tell City, IN            357,631       368,692      368,692       11,061
---------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                   362,752       375,000      375,000       12,248
175 Pueblo Place                             501,448       507,184      615,550      114,102
176 Lackland Self Storage - Mountainside     467,168       847,731      847,731      380,563
177 Century Square                           367,984       404,596      510,034      142,050
178 Battenkill Plaza                         362,534       495,413      500,054      137,520
---------------------------------------------------------------------------------------------
179 Satellite Shoppes                        382,635       502,161      502,161      119,526
180 Grove Street Plaza                       400,851       545,184      545,184      144,333
181 215 West Lake Street                     379,527       538,277      538,277      158,749
182 Arrowhead Shopping Center                365,137       392,508      553,565      188,428
183 1705 West Garvey                         356,159       357,022      472,572      116,413
---------------------------------------------------------------------------------------------
184 Pacific Willow Center                    335,127       457,192      457,192      122,066
185 Summit Trading Company - Puyallup, WA    516,785       703,950      703,950      187,165
186 Tara Close Apartments                    759,818     1,453,820    1,518,820      759,002
187 Red Mountain Shopping Center             319,212       333,097      430,220      111,008
188 Lincoln Gardens Apartments               312,243       460,055      460,055      147,811
---------------------------------------------------------------------------------------------
189 Berryhill Apartments                     353,934       770,640      807,227      453,293
190 Autumn Ridge Apartments                  314,018       556,947      589,247      275,229
191 Memorial Plaza                           333,870       375,428      431,500       97,630
192 3165 Nostrand Avenue                     510,554     1,153,444    1,198,844      688,290
193 Timber Glen II                           295,452       477,979      523,602      228,150
---------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2         425,499       772,833      808,603      383,104
195 National Road Marketplace                257,382       276,024      330,914       73,532
196 Francis Murphy Senior Apartments         338,014       632,700      645,592      307,578
197 Comfort Inn - Charlottesville, VA        281,797     1,080,424    1,087,534      805,737
---------------------------------------------------------------------------------------------

                                          UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN NET
 ID             PROPERTY NAME               RESERVES       TI/LC        CASH FLOW           LARGEST TENANT          SF
------------------------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA                67,254                     582,390
155 Walgreens - Philadelphia, PA               2,143                     437,170     Walgreens                    13,396
156 Fairfield Inn & Suites - Lake Oswego      90,792                     778,903
157 Whittier Plaza                             4,974      26,639         448,875     Smart & Final Stores Corp.   19,500
158 Heritage Square - Fresno, CA               6,281      20,890         419,802     Rite Aid Corp.               20,000
------------------------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                       25,200                     429,064
160 Best Western - Grasonville, MD            73,432                     607,237
161 Bahama House                             119,169                     621,234
162 Best Western - Leesburg, VA               83,590                     609,550
163 Bentley Retail                             1,385      17,846         403,458      TGI Friday's                 6,582
------------------------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA                62,951                     506,569
165 Fairfield Inn - Tucson Airport            75,724                     570,571
166 Oxford Apartments                         13,019       5,271         363,557
167 Charleston Arms Apartments                 7,561                     424,894
168 Best Buy Beaver Creek                      9,000      13,613         379,795     Best Buy                     45,000
------------------------------------------------------------------------------------------------------------------------
169 The Gaylord Building                       7,188      17,759         420,188     Gaylord Bros., Inc.          71,880
170 Spanish Oaks Apartments                    5,750                     437,715
171 Woods Cross Center                        11,056      40,483         455,989     Office Max                   23,660
172 Hillside Terrace Shopping Center           2,566      16,920         349,053     Pizza Hut                     3,460
173 Super Walmart - Tell City, IN                                        357,631     Wal-Mart                     72,113
------------------------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                     1,365                     361,387     Walgreens                    13,650
175 Pueblo Place                               3,398      16,991         481,059     Shepherd Eye Center           7,000
176 Lackland Self Storage - Mountainside       9,058                     458,110
177 Century Square                             3,221      15,432         349,331     Burger King                   3,400
178 Battenkill Plaza                           2,708      13,379         346,447     The Gap, Inc.                11,211
------------------------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                          4,697      32,940         344,998     Enterprise                    8,000
180 Grove Street Plaza                         5,879       7,745         387,226     Melting Pot                   4,104
181 215 West Lake Street                      36,353      14,584         328,591     Valet Parking Services, Inc. 71,541
182 Arrowhead Shopping Center                 10,860      19,473         334,804     AWG-Sunfresh                 37,466
183 1705 West Garvey                           4,364      17,529         334,266     Belle Marmick, Inc.          15,630
------------------------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                      1,875      13,468         319,783     Jiffy Lube                    3,565
185 Summit Trading Company - Puyallup, WA      6,879      13,787         496,119     Associated Grocers, Inc.     45,859
186 Tara Close Apartments                     24,750                     735,068
187 Red Mountain Shopping Center               2,651      11,820         304,741     Blockbuster                   4,200
188 Lincoln Gardens Apartments                 7,500                     304,743
------------------------------------------------------------------------------------------------------------------------
189 Berryhill Apartments                      24,000                     329,934
190 Autumn Ridge Apartments                   18,000                     296,018
191 Memorial Plaza                            10,644      18,715         304,511     Peebles, Inc.                21,049
192 3165 Nostrand Avenue                      27,500                     483,054
193 Timber Glen II                            18,000                     277,452
------------------------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2          11,649                     413,850
195 National Road Marketplace                  2,700      11,443         243,239     Chuck E Cheese                7,200
196 Francis Murphy Senior Apartments          30,000                     308,014
197 Comfort Inn - Charlottesville, VA         43,501                     238,296
------------------------------------------------------------------------------------------------------------------------

                                            LEASE
 ID             PROPERTY NAME             EXPIRATION
----------------------------------------------------
154 Best Western - Radford, VA
155 Walgreens - Philadelphia, PA           3/31/2057
156 Fairfield Inn & Suites - Lake Oswego
157 Whittier Plaza                         6/30/2020
158 Heritage Square - Fresno, CA           5/31/2014
----------------------------------------------------
159 Ivy Hall Apartments
160 Best Western - Grasonville, MD
161 Bahama House
162 Best Western - Leesburg, VA
163 Bentley Retail                        11/30/2009
----------------------------------------------------
164 Comfort Inn - Staunton, VA
165 Fairfield Inn - Tucson Airport
166 Oxford Apartments
167 Charleston Arms Apartments
168 Best Buy Beaver Creek                  2/11/2018
----------------------------------------------------
169 The Gaylord Building                   5/31/2020
170 Spanish Oaks Apartments
171 Woods Cross Center                     8/31/2012
172 Hillside Terrace Shopping Center       1/31/2014
173 Super Walmart - Tell City, IN          1/31/2024
----------------------------------------------------
174 Walgreens - Durham, NC                12/31/2079
175 Pueblo Place                          10/15/2015
176 Lackland Self Storage - Mountainside
177 Century Square                         4/30/2012
178 Battenkill Plaza                       8/28/2012
----------------------------------------------------
179 Satellite Shoppes                      5/31/2009
180 Grove Street Plaza                     4/7/2015
181 215 West Lake Street                   9/30/2016
182 Arrowhead Shopping Center              3/1/2008
183 1705 West Garvey                      12/31/2007
----------------------------------------------------
184 Pacific Willow Center                  5/31/2025
185 Summit Trading Company - Puyallup, WA  6/30/2015
186 Tara Close Apartments
187 Red Mountain Shopping Center           6/30/2010
188 Lincoln Gardens Apartments
----------------------------------------------------
189 Berryhill Apartments
190 Autumn Ridge Apartments
191 Memorial Plaza                         1/31/2017
192 3165 Nostrand Avenue
193 Timber Glen II
----------------------------------------------------
194 Lackland Self Storage - Dover #2
195 National Road Marketplace              12/7/2014
196 Francis Murphy Senior Apartments
197 Comfort Inn - Charlottesville, VA
----------------------------------------------------

                                                                            LEASE
 ID            PROPERTY NAME                 2ND LARGEST TENANT      SF   EXPIRATION     3RD LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA
155 Walgreens - Philadelphia, PA
156 Fairfield Inn & Suites - Lake Oswego
157 Whittier Plaza                        Goodwill Industries      13,660  3/31/2015
158 Heritage Square - Fresno, CA          Family Fashions           4,160  8/31/2009 Round Table Pizza
-----------------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments
160 Best Western - Grasonville, MD
161 Bahama House
162 Best Western - Leesburg, VA
163 Bentley Retail                        Roma Restaurants          1,850  8/31/2008 South Beach Food Center
-----------------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA
165 Fairfield Inn - Tucson Airport
166 Oxford Apartments
167 Charleston Arms Apartments
168 Best Buy Beaver Creek
-----------------------------------------------------------------------------------------------------------------
169 The Gaylord Building
170 Spanish Oaks Apartments
171 Woods Cross Center                    Checker Auto              8,000  6/30/2012 Mac's Lock & Key
172 Hillside Terrace Shopping Center      Verlo                     2,409 11/30/2008 EB Games
173 Super Walmart - Tell City, IN
-----------------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC
175 Pueblo Place                          Starbucks                 1,899  2/29/2016 Cafe Caubo
176 Lackland Self Storage - Mountainside
177 Century Square                        Launderland               2,549 10/29/2007 Lux Gift and Beauty
178 Battenkill Plaza                      Ellen Tracy               3,094  5/31/2007 Zales
-----------------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                     Dent 1st                  4,725  1/31/2011 Spa's Atlanta
180 Grove Street Plaza                    JD's Cosmetic Essentials    939 12/31/2009 Birdies in the Nest LLC
181 215 West Lake Street                  Dunkin Donuts               459  8/31/2015
182 Arrowhead Shopping Center             Family Dollar             8,000 12/31/2006 All City DJS's
183 1705 West Garvey                      Stereo 1                  8,966  9/30/2013 Leo Ramirez Auto Care
-----------------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                 Desert Sun                2,000 12/31/2015 Starbucks Coffee
185 Summit Trading Company - Puyallup, WA
186 Tara Close Apartments
187 Red Mountain Shopping Center          Perfect Teeth             1,980  8/31/2008 Super Cleaners
188 Lincoln Gardens Apartments
-----------------------------------------------------------------------------------------------------------------
189 Berryhill Apartments
190 Autumn Ridge Apartments
191 Memorial Plaza                        The Cato Corporation      4,800  1/31/2007 Hibbett Sporting Goods, Inc.
192 3165 Nostrand Avenue
193 Timber Glen II
-----------------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2
195 National Road Marketplace             Indiana Regional Blood    4,800  4/30/2011 Malibu Tan
196 Francis Murphy Senior Apartments
197 Comfort Inn - Charlottesville, VA
-----------------------------------------------------------------------------------------------------------------

                                                                                  UPFRONT              MONTHLY            UPFRONT
                                                   LEASE   OCCUPANCY  OCCUPANCY REPLACEMENT          REPLACEMENT           TI/LC
 ID             PROPERTY NAME               SF  EXPIRATION    RATE   AS-OF DATE   RESERVES            RESERVES           RESERVES
---------------------------------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA                               75.80%   5/31/2005             4% of monthly gross revenues
155 Walgreens - Philadelphia, PA                            100.00%   9/27/2005                                      265
156 Fairfield Inn & Suites - Lake Oswego                     68.80%  12/20/2005                                    7,377
157 Whittier Plaza                                          100.00%  12/28/2005                                      415
158 Heritage Square - Fresno, CA          3,960  5/31/2007  100.00%   1/24/2006                                      523
---------------------------------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                                      98.80%   12/1/2005                                    2,100
160 Best Western - Grasonville, MD                           67.10%   5/31/2005             4% of monthly gross revenues
161 Bahama House                                             78.36%   7/31/2005             4% of monthly gross revenues
162 Best Western - Leesburg, VA                              75.00%   5/31/2005             4% of monthly gross revenues
163 Bentley Retail                          800  7/31/2012  100.00%   8/31/2005                                      115
---------------------------------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA                               64.90%   5/31/2005             4% of monthly gross revenues
165 Fairfield Inn - Tucson Airport                           77.70%  10/31/2005   151,284                          3,021
166 Oxford Apartments                                        95.92%  10/11/2005                                    1,020
167 Charleston Arms Apartments                               92.65%   9/27/2005
168 Best Buy Beaver Creek                                   100.00%    1/5/2006
---------------------------------------------------------------------------------------------------------------------------------
169 The Gaylord Building                                    100.00%  11/10/2005                                      599
170 Spanish Oaks Apartments                                  96.52%   9/26/2005
171 Woods Cross Center                    2,750 11/30/2006   78.97%  10/31/2005                                      922  100,000
172 Hillside Terrace Shopping Center      1,730  1/31/2009   90.39%    8/8/2005                                      214
173 Super Walmart - Tell City, IN                           100.00%    9/1/2005
---------------------------------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                                  100.00%    9/7/2005
175 Pueblo Place                          1,866 10/15/2010  100.00%   1/31/2006                                      284  488,805
176 Lackland Self Storage - Mountainside                     74.40%  10/25/2005                                      755
177 Century Square                        2,420 10/22/2006   92.55%   12/6/2005                                      269
178 Battenkill Plaza                      2,249  4/30/2014   91.69%  11/30/2005                                      226
---------------------------------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                     2,800 11/30/2008   95.53%   9/30/2005                                      389
180 Grove Street Plaza                      836 12/31/2009  100.00%   10/1/2005                                      306
181 215 West Lake Street                                    100.00%   8/31/2005                                    3,029
182 Arrowhead Shopping Center             4,262  5/31/2008  100.00%  12/19/2005                                      886
183 1705 West Garvey                      4,500 12/31/2012  100.00%   8/31/2005                                      364  150,000
---------------------------------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                 1,710  6/30/2015   86.69%  10/25/2005                                      156
185 Summit Trading Company - Puyallup, WA                   100.00%    8/5/2005                                      573
186 Tara Close Apartments                                   100.00%  10/31/2005
187 Red Mountain Shopping Center          1,800  8/31/2008   88.68%   9/16/2005                                      221
188 Lincoln Gardens Apartments                               80.00%  10/13/2005                                      625
---------------------------------------------------------------------------------------------------------------------------------
189 Berryhill Apartments                                     97.92%   9/25/2005                                    2,000
190 Autumn Ridge Apartments                                  95.83%   11/7/2005                                    1,500
191 Memorial Plaza                        4,570  2/28/2010  100.00%  11/29/2005                                      667
192 3165 Nostrand Avenue                                    100.00%   11/9/2005
193 Timber Glen II                                           95.83%  11/17/2005                                    1,500
---------------------------------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2                         67.70%  10/26/2005                                      971
195 National Road Marketplace             3,200  2/28/2011   91.11%  10/28/2005                                      225   48,000
196 Francis Murphy Senior Apartments                        100.00%   8/31/2005                                    2,500
197 Comfort Inn - Charlottesville, VA                        73.84%   5/31/2005             4% of monthly gross revenues
---------------------------------------------------------------------------------------------------------------------------------

                                           MONTHLY  UPFRONT  MONTHLY  UPFRONT    MONTHLY   UPFRONT
                                            TI/LC     TAX      TAX   INSURANCE INSURANCE ENGINEERING
 ID             PROPERTY NAME             RESERVES RESERVES RESERVES  RESERVES  RESERVES   RESERVE
----------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA                      10,177    2,544
155 Walgreens - Philadelphia, PA
156 Fairfield Inn & Suites - Lake Oswego            33,417    8,354
157 Whittier Plaza                                            5,184     2,788     1,394       7,313
158 Heritage Square - Fresno, CA            1,738    2,896    2,896     7,600       691     130,237
----------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments                             12,544    2,509     2,879     2,879      16,375
160 Best Western - Grasonville, MD                  15,783    5,261
161 Bahama House                                             10,140    99,091     9,008
162 Best Western - Leesburg, VA                     21,956    5,489
163 Bentley Retail                          1,487    6,212    6,212
----------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA                       7,237    1,809
165 Fairfield Inn - Tucson Airport                  35,437    8,859    18,242     4,561
166 Oxford Apartments                                2,823    2,823     2,990       997
167 Charleston Arms Apartments                      58,621    5,862                         609,412
168 Best Buy Beaver Creek                   1,135                                            23,863
----------------------------------------------------------------------------------------------------
169 The Gaylord Building                    1,780
170 Spanish Oaks Apartments                         52,907    5,291                         367,480
171 Woods Cross Center                      3,363   27,252    5,451     1,731       577
172 Hillside Terrace Shopping Center        1,426    5,629    2,815     2,071       518
173 Super Walmart - Tell City, IN
----------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC
175 Pueblo Place                                       551    3,225     7,345       816
176 Lackland Self Storage - Mountainside             5,386    5,386
177 Century Square                          1,289             2,552    11,060     1,005       3,750
178 Battenkill Plaza                        1,488   28,482    4,069       655       655
----------------------------------------------------------------------------------------------------
179 Satellite Shoppes                       2,595   40,379    3,365       405       405       1,563
180 Grove Street Plaza                        490             3,306     2,263     2,263
181 215 West Lake Street                            67,229   11,205     2,340       585
182 Arrowhead Shopping Center                 833   19,142    6,381    10,813     1,352     124,850
183 1705 West Garvey                                22,789    3,874     2,806       702
----------------------------------------------------------------------------------------------------
184 Pacific Willow Center                   1,042    4,232    4,232       367       367
185 Summit Trading Company - Puyallup, WA
186 Tara Close Apartments                           32,550   10,391                           7,500
187 Red Mountain Shopping Center              833   17,795    3,559     3,875       646
188 Lincoln Gardens Apartments                      27,726    4,374    12,137     1,214
----------------------------------------------------------------------------------------------------
189 Berryhill Apartments                             7,908    3,954     4,199     2,100       1,500
190 Autumn Ridge Apartments                          8,284    8,284     9,797     1,959
191 Memorial Plaza                          1,553    6,717    3,359     3,365     1,122
192 3165 Nostrand Avenue                                                                      1,875
193 Timber Glen II                                  27,650    3,950
----------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2                31,583    7,896
195 National Road Marketplace               1,250   10,729    2,146     4,685       390
196 Francis Murphy Senior Apartments                          2,838               2,323
197 Comfort Inn - Charlottesville, VA               10,234    2,558
----------------------------------------------------------------------------------------------------

                                                                                 OTHER
                                           OTHER                               RESERVES
 ID             PROPERTY NAME             RESERVES                            DESCRIPTION
--------------------------------------------------------------------------------------------------------------------

154 Best Western - Radford, VA
155 Walgreens - Philadelphia, PA
156 Fairfield Inn & Suites - Lake Oswego
157 Whittier Plaza
158 Heritage Square - Fresno, CA            11,310 Payless Holdback Reserve
--------------------------------------------------------------------------------------------------------------------
159 Ivy Hall Apartments
160 Best Western - Grasonville, MD         192,924 Seasonality Reserve
161 Bahama House                            36,000 Seasonality Reserve
162 Best Western - Leesburg, VA
163 Bentley Retail                          75,000 Roma Tenant Reserve
--------------------------------------------------------------------------------------------------------------------
164 Comfort Inn - Staunton, VA
165 Fairfield Inn - Tucson Airport
166 Oxford Apartments                      267,659 Holdback Reserve ($225,000), DWR Gap Rent Reserve ($41,195),
                                                   Urchin Gap Rent Reserve ($1,464)
167 Charleston Arms Apartments
168 Best Buy Beaver Creek
--------------------------------------------------------------------------------------------------------------------
169 The Gaylord Building
170 Spanish Oaks Apartments
171 Woods Cross Center
172 Hillside Terrace Shopping Center
173 Super Walmart - Tell City, IN
--------------------------------------------------------------------------------------------------------------------
174 Walgreens - Durham, NC                   5,000 Walgreens Reserve
175 Pueblo Place
176 Lackland Self Storage - Mountainside
177 Century Square
178 Battenkill Plaza                       571,000 Ground Rent Reserve ($350,000), DSCR Holdback Reserve ($121,000),
                                                   The Gap Unfunded TI Reserve ($100,000)
--------------------------------------------------------------------------------------------------------------------
179 Satellite Shoppes                       10,000 Lease Escrow ($5,000), Post Closing Obligation Reserve ($5,000)
180 Grove Street Plaza
181 215 West Lake Street
182 Arrowhead Shopping Center
183 1705 West Garvey
--------------------------------------------------------------------------------------------------------------------
184 Pacific Willow Center                  125,227 Desert Sun Free Rent Holdback Reserve ($19,953.32) and Holdback
                                                   Reserve ($105,273.56)
185 Summit Trading Company - Puyallup, WA
186 Tara Close Apartments
187 Red Mountain Shopping Center
188 Lincoln Gardens Apartments
--------------------------------------------------------------------------------------------------------------------
189 Berryhill Apartments
190 Autumn Ridge Apartments
191 Memorial Plaza                          62,500 Occupancy Reserve
192 3165 Nostrand Avenue
193 Timber Glen II
--------------------------------------------------------------------------------------------------------------------
194 Lackland Self Storage - Dover #2
195 National Road Marketplace
196 Francis Murphy Senior Apartments
197 Comfort Inn - Charlottesville, VA
--------------------------------------------------------------------------------------------------------------------

                                            ENVIRONMENTAL
                                                REPORT     ENGINEERING
 ID              PROPERTY NAME                   DATE      REPORT DATE  SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

154  Best Western - Radford, VA                8/23/2005    8/23/2005   Keith D. Stephens
155  Walgreens - Philadelphia, PA              8/19/2005    8/18/2005   Steve Berzansky, David Peery
156  Fairfield Inn & Suites - Lake Oswego      11/3/2005    12/22/2005  Donald C. Slawson
157  Whittier Plaza                            11/7/2005    11/7/2005   Louis Schainuck
158  Heritage Square - Fresno, CA              4/11/2005     4/8/2005   Moshen Sharif, Albert Minoofar and Mark Vakili
------------------------------------------------------------------------------------------------------------------------------------
159  Ivy Hall Apartments                       11/4/2005    10/29/2005  Michael S. Purzycki
160  Best Western - Grasonville, MD            8/24/2005    8/23/2005   Keith D. Stephens
161  Bahama House                              9/29/2005    9/29/2005   Thomas W. Staed
162  Best Western - Leesburg, VA               8/23/2005    8/23/2005   Keith D. Stephens
163  Bentley Retail                            4/8/2005     4/13/2005   Pierre Heafey and Gino Falsetto
------------------------------------------------------------------------------------------------------------------------------------
164  Comfort Inn - Staunton, VA                8/22/2005    8/23/2005   Keith D. Stephens
165  Fairfield Inn - Tucson Airport           10/22/2005    10/12/2005  David Roberts
166  Oxford Apartments                         6/23/2005    5/25/2005   Jeffery Wysong
167  Charleston Arms Apartments                4/19/2005    4/19/2005   Neil D. Ginsberg, W. Leonard Blevins
168  Best Buy Beaver Creek                    10/25/2005     1/9/2006   Elaine G. Milestone
------------------------------------------------------------------------------------------------------------------------------------
169  The Gaylord Building                      9/27/2005    9/27/2005   David C. Nutting
170  Spanish Oaks Apartments                   4/19/2005    4/19/2005   Neil D. Ginsberg, W. Leonard Blevins
171  Woods Cross Center                       11/14/2005    11/14/2005  Craig Burrows and Juliana Burrows
172  Hillside Terrace Shopping Center          7/1/2005      7/1/2005   David Israel
173  Super Walmart - Tell City, IN             7/27/2005    7/27/2005   Rubin Salant
------------------------------------------------------------------------------------------------------------------------------------
174  Walgreens - Durham, NC                    8/22/2005    8/29/2005   Greg Manocherian
175  Pueblo Place                             11/30/2005    12/2/2005   Philip H. Davis
176  Lackland Self Storage - Mountainside     11/16/2005    11/11/2005  Michael F. Lackland, Bruce W. Lackland, Linda Lackland Von
                                                                        Thaden
177  Century Square                           11/15/2005    11/11/2005  Iraj Shamtoubi
178  Battenkill Plaza                          4/29/2005    4/29/2005   Jesse Krasnow, Malka Shalit
------------------------------------------------------------------------------------------------------------------------------------
179  Satellite Shoppes                         4/20/2005    4/18/2005   Gary Eplan, David Barr
180  Grove Street Plaza                       10/12/2005    10/10/2005  Penelope M. Glassmeyer
181  215 West Lake Street                      6/14/2005     7/8/2005   Andrew Hochberg, Mac Blum, Robert Caplin
182  Arrowhead Shopping Center                11/18/2005    11/11/2005  David E. Noon, H. Richard Noon
183  1705 West Garvey                         10/10/2005    10/14/2005  Michael J. Sidley
------------------------------------------------------------------------------------------------------------------------------------
184  Pacific Willow Center                    10/11/2005    10/11/2005  Joseph S. Mezistrano, Stanley L. Sidell
185  Summit Trading Company - Puyallup, WA     7/25/2005    6/30/2005   Roger Miller, Marilyn Miller, Owen Carlson
186  Tara Close Apartments                    11/18/2005    11/22/2005  Tara Close Apartments Corp.
187  Red Mountain Shopping Center             11/10/2005    11/14/2005  Bruce Ash
188  Lincoln Gardens Apartments                9/29/2005    9/29/2005   Robert M. Gibbs
------------------------------------------------------------------------------------------------------------------------------------
189  Berryhill Apartments                      9/23/2005    9/26/2005   Malcolm MacNaughton
190  Autumn Ridge Apartments                  10/27/2005    10/22/2005  Randy I. Westby
191  Memorial Plaza                            12/2/2005    12/2/2005   D. Scott McLain; Naranjana Patel; Terrell A. Miller;
                                                                        Geraldine P. McLain
192  3165 Nostrand Avenue                     12/29/2005    11/7/2005   3165 Owners Corp.
193  Timber Glen II                            11/4/2005    12/6/2005   John S. Rosenberg, Linda A. Green, Alfred Kahn III
------------------------------------------------------------------------------------------------------------------------------------
194  Lackland Self Storage - Dover #2         11/17/2005    11/11/2005  Michael F. Lackland, Bruce W. Lackland, Linda Lackland Von
                                                                        Thaden
195  National Road Marketplace                 12/6/2005    11/26/2005  Phuoc B. Vu, Hoan T. Le
196  Francis Murphy Senior Apartments          11/8/2005    10/25/2005  Herald M. Hersch, Jeffrey Laruen, Marc Silverman
197  Comfort Inn - Charlottesville, VA         8/23/2005    8/23/2005   Keith D. Stephens
------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES TO ANNEX A-1

1.	GACC – German American Capital Corporation, CGM — Citigroup Global Markets Realty Corp., PNC - PNC Bank, National Association.

2.	The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

3.	Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

4.	With respect to the lockbox, ‘‘Hard’’ means each tenant is required to transfer its rent directly to the lockbox account; ‘‘Soft’’ means that the borrower or property manager collects rents from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; ‘‘None at Closing, Springing Hard’’ or ‘‘Soft at Closing, Springing Hard’’ means that no lockbox or a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be instructed to transfer its rent directly to the lockbox account; "None at Closing, Springing Soft" means that no lockbox exists at closing, but upon occurrence of a trigger event, as defined in the related loan documents, a "Soft" lockbox (as described above) will take effect.

5.	With respect to the mortgage loans known as :

i.	Empirian at Steele Park,

ii.	Colonnade at Germantown,

iii.	Wynnwood Office Buildings and

iv.	Trafalgar Square Apartments,

each mortgage loan is recourse to the related sponsor (up to $4,800,000, $3,625,000, $2,000,000, and $500,000, respectively, which amount may be reduced under certain circumstances) until the related mortgaged property achieves a minimum DSCR of 1.25x (or 1.20x, with respect to Trafalgar Square Apartments). The DSCR for the related Mortgage Loan is shown throughout this prospectus supplement at 1.25x (or 1.20x, with respect to Trafalgar Square Apartments), reflecting the threshold at which the full recourse guaranty will be released.

The current calculated underwritten DSCR during the related initial interest only period for the Empirian at Steele Park, Colonnade at Germantown and Wynwood Office Buildings mortgage loans is 1.27x, 1.26x and 1.31x, respectively. The current calculated underwritten DSCR during the related amortization period for the Empirian at Steele Park, Colonnade at Germantown, Wynwood Office Buildings and Trafalgar Square Apartments mortgage loans is 1.06x, 1.05x, 1.08x and 1.13x, respectively.

With respect to the mortgage loans known as:

i.	Hawthorne Exchange,

ii.	Galleria Pavilion,

iii.	Indian Lakes Apartments,

iv.	New Albany Medical Office Building and

v.	Story and King Plaza,

DSCR was calculated after netting out holdback reserve amounts for the applicable mortgage loan.

With respect to the mortgage loans known as:

i.	Birnam Wood Apartments and

A-1-2

ii.	Oxford Apartments,

amounts have been escrowed until certain conditions under the mortgage loan have been met. The DSCR for these mortgage loans is shown assuming these conditions under the respective mortgage loan have been met.

6.	With respect to the mortgage loans known as:

i.	Hawthorne Exchange,

ii.	Galleria Pavilion,

iii.	Indian Lakes Apartments and

iv.	New Albany Medical Office Building,

Cut-off Date LTV Ratio and LTV Ratio at Maturity were calculated after netting out holdback reserve amounts for the applicable mortgage loan.

7.	A. With respect to the Villas Parkmerced Pooled Trust Component which has subordinate companion loans and the related Villas Perkmerced Non-Pooled Trust Component, each of which is not included in the trust, the Cut-off Date LTV Ratio figures including the subordinate companion loans and the related Villas Perkmerced Non-Pooled Trust Component, each of which is 77.79%, and the DSCR figure is 1.30x.

B. With respect to the mortgage loan known as

Arrowhead Shopping Center,

which has a subordinate companion loan not included in the trust, the Cut-off Date LTV Ratio figures including the subordinate companion loan is 84.89%, and the DSCR figure is 1.13x.

8.	With respect to mortgage loans that are cross-collateralized and cross-defaulted, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR were calculated in the aggregate.

9.	For those mortgaged properties indicated as Appraisal As-of Date beyond the Cut-off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

10.	Shown from the respective mortgage loan origination date.

A-1-3

ANNEX A-2

Certain Characteristics of the Multifamily Mortgage Loans

A-2-1

CD 2006-CD2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                                                           % OF
                                                         INITIAL             MORTGAGE    CUT-OFF     GENERAL      DETAILED
                                                           POOL     # OF      LOAN        DATE       PROPERTY     PROPERTY
 ID               PROPERTY NAME               LOAN GROUP BALANCE PROPERTIES SELLER(1)    BALANCE       TYPE         TYPE
------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                             2      9.81%       1        GACC   $300,000,000 Multifamily Conventional
     Beyman Multifamily Portfolio                  2      1.98%       2        GACC   $ 60,640,000 Multifamily Conventional
 8   Empirian at Steele Park                       2      1.26%       1        GACC   $ 38,500,000 Multifamily Conventional
 9   Colonnade at Germantown                       2      0.72%       1        GACC   $ 22,140,000 Multifamily Conventional
 18  Lodge at Stone Oak Ranch Apartment Homes      2      1.08%       1        PNC    $ 33,100,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
 26  Vistas at Seven Bar Ranch                     2      1.00%       1        GACC   $ 30,700,000 Multifamily Conventional
 33  Mission Madison Priest Lake Apartments        2      0.93%       2        GACC   $ 28,600,000 Multifamily Conventional
33.1 Mission Madison Square Apartments             2      0.50%       1        GACC   $ 15,379,661 Multifamily Conventional
33.2 Mission Priest Lake Apartments                2      0.43%       1        GACC   $ 13,220,339 Multifamily Conventional
 34  Willowbrook West Apartments                   2      0.93%       1        CGM    $ 28,600,000 Multifamily Student Housing
------------------------------------------------------------------------------------------------------------------------------
 36  Mission Rockwall and Fairways Apartments      2      0.87%       2        GACC   $ 26,650,000 Multifamily Conventional
 36  Mission Rockwall Apartments                   2      0.46%       1        GACC   $ 13,921,642 Multifamily Conventional
 36  Mission Fairways Apartments                   2      0.42%       1        GACC   $ 12,728,358 Multifamily Conventional
 39  Abbington Place                               1      0.77%       1        GACC   $ 23,700,000 Multifamily Conventional
 40  Heritage at Lakeside Apartment Homes          1      0.73%       1        PNC    $ 22,475,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
 41  Indian Lakes Apartments                       2      0.72%       1        GACC   $ 22,000,000 Multifamily Conventional
 44  The Exchange at Tallahassee Apts              2      0.69%       1        CGM    $ 21,000,000 Multifamily Student Housing
 45  Tramore Village Apartments                    2      0.68%       1        CGM    $ 20,750,000 Multifamily Conventional
 47  Mission Galleria Apartments                   2      0.65%       1        GACC   $ 20,000,000 Multifamily Conventional
     Wilkinson Portfolio                           2      0.58%       4        GACC   $ 17,800,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
 54  Magnolia Run                                  2      0.20%       1        GACC   $  6,270,000 Multifamily Conventional
 55  Breckenridge                                  2      0.15%       1        GACC   $  4,660,000 Multifamily Conventional
 56  Country Club                                  2      0.14%       1        GACC   $  4,400,000 Multifamily Conventional
 57  Willow Pointe                                 2      0.08%       1        GACC   $  2,470,000 Multifamily Conventional
 60  Walnut Hills Apartments                       2      0.56%       1        PNC    $ 17,000,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
 61  Maverick Creek Villas                         2      0.55%       1        CGM    $ 16,850,000 Multifamily Student Housing
 72  Woods Edge                                    2      0.46%       1        GACC   $ 13,950,000 Multifamily Conventional
 73  South Duff Community Park I & II              2      0.45%       1        CGM    $ 13,755,000 Multifamily Student Housing
 78  Ashford Place Apartments                      2      0.42%       1        GACC   $ 13,000,000 Multifamily Conventional
 80  The Links at North Creek                      2      0.42%       1        CGM    $ 12,720,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
 82  Fountain Square Apartments                    2      0.41%       1        CGM    $ 12,500,000 Multifamily Conventional
 83  Northwest Corners Apartments                  2      0.40%       1        CGM    $ 12,375,000 Multifamily Conventional
 94  Birnam Wood Apartments                        2      0.34%       1        CGM    $ 10,400,000 Multifamily Conventional
 97  Savannah Place                                1      0.33%       1        GACC   $ 10,150,000 Multifamily Conventional
101  Fossil Ridge Apartments                       2      0.33%       1        CGM    $ 10,000,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
102  Stonecreek Apartments-Phase I                 2      0.33%       1        CGM    $ 10,000,000 Multifamily Conventional
117  Woodstock                                     2      0.26%       1        GACC   $  8,000,000 Multifamily Conventional
121  Prospect Park Apartments                      2      0.25%       1        PNC    $  7,789,485 Multifamily Retirement
125  Morrell Park Apartments                       2      0.24%       1        CGM    $  7,384,371 Multifamily Conventional
130  Waterford Phase III                           2      0.24%       1        GACC   $  7,250,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
138  Aquia Terrace Phase II                        2      0.21%       1        GACC   $  6,400,000 Multifamily Conventional
142  Trafalgar Square Apartments                   1      0.20%       1        GACC   $  6,185,574 Multifamily Conventional
159  Ivy Hall Apartments                           2      0.17%       1        PNC    $  5,082,567 Multifamily Student Housing
166  Oxford Apartments                             2      0.15%       1        CGM    $  4,650,000 Multifamily Conventional
167  Charleston Arms Apartments                    2      0.15%       1        CGM    $  4,640,000 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
170  Spanish Oaks Apartments                       2      0.15%       1        CGM    $  4,480,000 Multifamily Conventional
186  Tara Close Apartments(2)                      2      0.12%       1        GACC   $  3,591,216 Multifamily Co-Op
188  Lincoln Gardens Apartments                    1      0.11%       1        GACC   $  3,491,735 Multifamily Conventional
189  Berryhill Apartments                          2      0.11%       1        CGM    $  3,425,087 Multifamily Conventional
190  Autumn Ridge Apartments                       2      0.11%       1        PNC    $  3,242,670 Multifamily Conventional
------------------------------------------------------------------------------------------------------------------------------
192  3165 Nostrand Avenue(2)                       2      0.10%       1        GACC   $  2,995,740 Multifamily Co-Op
193  Timber Glen II                                2      0.09%       1        PNC    $  2,850,000 Multifamily Conventional
196  Francis Murphy Senior Apartments              2      0.08%       1        PNC    $  2,465,462 Multifamily Section 42
------------------------------------------------------------------------------------------------------------------------------

 ID               PROPERTY NAME                           ADDRESS                      CITY               COUNTY
-------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                        3711 19th Avenue                San Francisco           San Francisco
     Beyman Multifamily Portfolio             Various                         Various                 Various
 8   Empirian at Steele Park                  411 East Indian School Road     Phoenix                 Maricopa
 9   Colonnade at Germantown                  7491 Wyndhurst Place            Germantown              Shelby
 18  Lodge at Stone Oak Ranch Apartment Homes 5400 West Parmer Lane           Austin                  Travis
-------------------------------------------------------------------------------------------------------------------
 26  Vistas at Seven Bar Ranch                10600 Cibola Loop NW            Albuquerque             Bernalillo
 33  Mission Madison Priest Lake Apartments   Various                         Various                 Davidson
33.1 Mission Madison Square Apartments        510 Heritage Drive              Madison                 Davidson
33.2 Mission Priest Lake Apartments           3555 Bell Road                  Nashville               Davidson
 34  Willowbrook West Apartments              2053 Willowbrook Drive          West Lafayette          Tippecanoe
-------------------------------------------------------------------------------------------------------------------
 36  Mission Rockwall and Fairways Apartments Various                         Various                 Various
 36  Mission Rockwall Apartments              923 Yellow Jacket Lane          Rockwall                Rockwall
 36  Mission Fairways Apartments              801 Interstate Highway 30       Mesquite                Dallas
 39  Abbington Place                          1521 Bridford Parkway           Greensboro              Guilford
 40  Heritage at Lakeside Apartment Homes     5900 Baywater Drive             Plano                   Collin
-------------------------------------------------------------------------------------------------------------------
 41  Indian Lakes Apartments                  1601 Hiawatha Drive             Virginia Beach          Princess Anne
 44  The Exchange at Tallahassee Apts         2915 Sharer Road                Tallahassee             Leon
 45  Tramore Village Apartments               2222 East-West Connector        Austell                 Cobb
 47  Mission Galleria Apartments              5000 South Lincoln Trace Avenue Smyrna                  Cobb
     Wilkinson Portfolio                      Various                         Various                 Various
-------------------------------------------------------------------------------------------------------------------
 54  Magnolia Run                             151 Century Drive               Greenville              Greenville
 55  Breckenridge                             230 Pelham Road                 Greenville              Greenville
 56  Country Club                             200 Country Club Lane           Anderson                Anderson
 57  Willow Pointe                            201 Miracle Mile Drive          Anderson                Anderson
 60  Walnut Hills Apartments                  8920 Walnut Grove Road          Memphis                 Shelby
-------------------------------------------------------------------------------------------------------------------
 61  Maverick Creek Villas                    15651 Chase Hill Boulevard      San Antonio             Bexar
 72  Woods Edge                               4655 Hope Valley Road           Durham                  Durham
 73  South Duff Community Park I & II         416-616 Billy Sunday Road       Ames                    Story
 78  Ashford Place Apartments                 905 Pineville Point Avenue      Charlotte               Mecklenburg
 80  The Links at North Creek                 8786 North Creek Boulevard      Southaven               Desoto
-------------------------------------------------------------------------------------------------------------------
 82  Fountain Square Apartments               3115 Fountain Square Boulevard  New Berlin              Waukesha
 83  Northwest Corners Apartments             8520 Pitner Road                Houston                 Harris
 94  Birnam Wood Apartments                   900 Macbeth Drive               Monroeville             Allegheny
 97  Savannah Place                           400 Magnolia Branch Drive       Winston-Salem           Forsyth
101  Fossil Ridge Apartments                  5600 North Beach Street         Haltom City             Tarrant
-------------------------------------------------------------------------------------------------------------------
102  Stonecreek Apartments-Phase I            One Clubhouse Circle            South Strabane Township Washington
117  Woodstock                                5877 Ross Road                  Fairfield               Butler
121  Prospect Park Apartments                 545 Park Avenue                 East Orange             Essex
125  Morrell Park Apartments                  525 Harris Street               Henderson               Clark
130  Waterford Phase III                      2798, 2800, 2804, 2808, 2812,   Greenville              Pitt
                                              and 2816 Stantonsburg Road
-------------------------------------------------------------------------------------------------------------------
138  Aquia Terrace Phase II                   190 White Pine Circle           Stafford                Stafford
142  Trafalgar Square Apartments              2419-2473 County Home Road      Greenville              Pitt
159  Ivy Hall Apartments                      400 Wollaston Avenue            Newark                  New Castle
166  Oxford Apartments                        1918-1922 1st Avenue            Seattle                 King
167  Charleston Arms Apartments               1551 Sam Rittenberg Boulevard   Charleston              Charleston
-------------------------------------------------------------------------------------------------------------------
170  Spanish Oaks Apartments                  1515 Ashley River Road          Charleston              Charleston
186  Tara Close Apartments(2)                 77 Carpenter Avenue             Mount Kisco             Westchester
188  Lincoln Gardens Apartments               1802 F Street                   Napa                    Napa
189  Berryhill Apartments                     126 West Berryhill Drive        Grass Valley            Nevada
190  Autumn Ridge Apartments                  2401 & 2451 36th Ave South      Grand Forks             Maricopa
-------------------------------------------------------------------------------------------------------------------
192  3165 Nostrand Avenue(2)                  3165 Norstrand Avenue           Brooklyn                Kings
193  Timber Glen II                           4486 Timber Glen Drive          Batavia                 Clermont
196  Francis Murphy Senior Apartments         20014 Rosebank Way              Hagerstown              Washington
-------------------------------------------------------------------------------------------------------------------

                                                                   NET     LOAN PER NET
                                                                RENTABLE  RENTABLE AREA OCCUPANCY  OCCUPANCY ELEVATOR(S)
 ID              PROPERTY NAME                 STATE  ZIP CODE UNITS/PADS   UNITS/PADS     RATE   AS-OF DATE  (YES/NO)
------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                        CA        94132    3,221       93,138.78    96.62%  10/31/2005     Yes
     Beyman Multifamily Portfolio             Various  Various     651       93,149.00    96.62%   Various       No
 8   Empirian at Steele Park                  AZ        85012      399       96,491.23    94.99%  10/28/2005     No
 9   Colonnade at Germantown                  TN        38138      252       87,857.14    99.20%  11/22/2005     No
 18  Lodge at Stone Oak Ranch Apartment Homes TX        78727      434       76,267.28    93.80%   9/19/2005     No
------------------------------------------------------------------------------------------------------------------------
 26  Vistas at Seven Bar Ranch                NM        87114      572       53,671.33    96.85%  10/24/2005     No
 33  Mission Madison Priest Lake Apartments   TN       Various     649       44,067.80    97.86%  11/11/2005     No
33.1 Mission Madison Square Apartments        TN        37115      349                    98.60%  11/11/2005     No
33.2 Mission Priest Lake Apartments           TN        37214      300                    97.00%  11/11/2005     No
 34  Willowbrook West Apartments              IN        47906      360       79,444.44    98.89%  11/10/2005     No
------------------------------------------------------------------------------------------------------------------------
 36  Mission Rockwall and Fairways Apartments TX       Various     444       60,022.52    94.37%  11/21/2005     No
 36  Mission Rockwall Apartments              TX        75087      224                    94.20%  11/21/2005     No
 36  Mission Fairways Apartments              TX        75150      220                    94.55%  11/21/2005     No
 39  Abbington Place                          NC        27407      360       65,833.33    95.00%   12/9/2005     No
 40  Heritage at Lakeside Apartment Homes     TX        75093      181      124,171.27    97.24%  10/17/2005     Yes
------------------------------------------------------------------------------------------------------------------------
 41  Indian Lakes Apartments                  VA        23464      296       69,932.43    91.89%  11/30/2005     No
 44  The Exchange at Tallahassee Apts         FL        32312      324       64,814.81    99.69%   9/29/2005     No
 45  Tramore Village Apartments               GA        30106      324       64,043.21    96.00%   9/30/2005     No
 47  Mission Galleria Apartments              GA        30080      416       48,076.92    95.65%   12/9/2005     No
     Wilkinson Portfolio                      SC       Various     764       23,298.43    89.66%   Various       No
------------------------------------------------------------------------------------------------------------------------
 54  Magnolia Run                             SC        29607      212       29,575.47    88.21%  12/12/2005     No
 55  Breckenridge                             SC        29615      236       19,745.76    89.41%  12/14/2005     No
 56  Country Club                             SC        29625      180       24,444.44    95.00%  12/14/2005     No
 57  Willow Pointe                            SC        29621      136       18,161.76    85.29%  12/13/2005     No
 60  Walnut Hills Apartments                  TN        38018      360       47,222.22    88.06%  11/7/2005      Yes
------------------------------------------------------------------------------------------------------------------------
 61  Maverick Creek Villas                    TX        78256      258       65,310.08    95.74%   8/31/2005     No
 72  Woods Edge                               NC        27707      264       52,840.91    96.59%   12/9/2005     No
 73  South Duff Community Park I & II         IA        50010      209       65,813.40   100.00%   8/31/2005     No
 78  Ashford Place Apartments                 NC        28217      264       49,242.42    93.56%  12/21/2005     No
 80  The Links at North Creek                 MS        38671      250       50,880.00    99.20%  11/30/2005     No
------------------------------------------------------------------------------------------------------------------------
 82  Fountain Square Apartments               WI        53151      256       48,828.13    88.67%  12/14/2005     No
 83  Northwest Corners Apartments             TX        77080      466       26,555.79    92.70%   5/11/2005     No
 94  Birnam Wood Apartments                   PA        15146      337       30,860.53    90.80%   11/1/2005     No
 97  Savannah Place                           NC        27104      172       59,011.63    91.28%   12/1/2005     No
101  Fossil Ridge Apartments                  TX        76137      288       34,722.22    94.06%   9/23/2005     No
------------------------------------------------------------------------------------------------------------------------
102  Stonecreek Apartments-Phase I            PA        15301      130       76,923.08    97.67%   8/17/2005     No
117  Woodstock                                OH        45014      194       41,237.11    85.57%    2/1/2006     No
121  Prospect Park Apartments                 NJ        07017      130       59,919.12    92.31%  11/30/2005     Yes
125  Morrell Park Apartments                  NV        89015      160       46,152.32    98.13%   9/25/2005     No
130  Waterford Phase III                      NC        27834      120       60,416.67    92.50%   1/26/2006     No
------------------------------------------------------------------------------------------------------------------------
138  Aquia Terrace Phase II                   VA        22554       64      100,000.00    92.00%  12/16/2005     No
142  Trafalgar Square Apartments              NC        27858      136       45,482.16    91.00%  12/21/2005     No
159  Ivy Hall Apartments                      DE        19711       84       60,506.75    98.80%   12/1/2005     No
166  Oxford Apartments                        WA        98101       49       94,897.96    95.92%  10/11/2005     Yes
167  Charleston Arms Apartments               SC        29407      138       33,623.19    92.65%   9/27/2005     Yes
------------------------------------------------------------------------------------------------------------------------
170  Spanish Oaks Apartments                  SC        29407      115       38,956.52    96.52%   9/26/2005     No
186  Tara Close Apartments(2)                 NY        10549       99       36,274.91   100.00%  10/31/2005     Yes
188  Lincoln Gardens Apartments               CA        94559       30      116,391.18   80.00%   10/13/2005     No
189  Berryhill Apartments                     CA        95945       96       35,677.99    97.92%   9/25/2005     No
190  Autumn Ridge Apartments                  ND        58201       72       45,037.08    95.83%   11/7/2005     No
------------------------------------------------------------------------------------------------------------------------
192  3165 Nostrand Avenue(2)                  NY        11229      110       27,234.00   100.00%   11/9/2005     Yes
193  Timber Glen II                           OH        45103       72       39,583.33    95.83%  11/17/2005     No
196  Francis Murphy Senior Apartments         MD        21742      120       20,545.52   100.00%   8/31/2005     Yes
------------------------------------------------------------------------------------------------------------------------

                                                                                    STUDIOS                      1 BEDROOM
                                                       UTILITIES          --------------------------- ---------------------------
                                                        PAID BY             #   AVG RENT PER    MAX     #   AVG RENT PER   MAX
 ID                 PROPERTY NAME                        TENANT           UNITS    MO. ($)   RENT ($) UNITS    MO. ($)   RENT ($)
---------------------------------------------------------------------------------------------------------------------------------

 1   Villas Parkmerced                                    None              11      1,194      1,400  1,116    1,377       2,256
     Beyman Multifamily Portfolio                   Electric, Water                                     306
 8   Empirian at Steele Park                        Electric, Water                                     222      771         900
 9   Colonnade at Germantown                        Electric, Water                                      84      762         870
 18  Lodge at Stone Oak Ranch Apartment Homes    Electric, Water, Sewer                                 246      696         969
---------------------------------------------------------------------------------------------------------------------------------
 26  Vistas at Seven Bar Ranch                Electric, Gas, Water, Sewer   20        459        550    234      533         915
 33  Mission Madison Priest Lake Apartments             Various                                         273      551         669
33.1 Mission Madison Square Apartments              Electric, Water                                     117      502         640
33.2 Mission Priest Lake Apartments                     Electric                                        156      588         669
 34  Willowbrook West Apartments                        Electric
---------------------------------------------------------------------------------------------------------------------------------
 36  Mission Rockwall and Fairways Apartments       Electric, Water         44        729        745    200      691         830
 36  Mission Rockwall Apartments                    Electric, Water                                      96      718         890
 36  Mission Fairways Apartments                    Electric, Water         44        729        745    104      665         700
 39  Abbington Place                             Electric, Water, Sewer                                  96      630         770
 40  Heritage at Lakeside Apartment Homes           Electric, Water                                      49      899         990
---------------------------------------------------------------------------------------------------------------------------------
 41  Indian Lakes Apartments                            Electric                                        148      795         795
 44  The Exchange at Tallahassee Apts                   Electric                                         24      749         790
 45  Tramore Village Apartments                  Electric, Water, Sewer                                 122      715         820
 47  Mission Galleria Apartments                    Electric, Water                                      60      754         754
     Wilkinson Portfolio                                Electric                                        314      404         510
---------------------------------------------------------------------------------------------------------------------------------
 54  Magnolia Run                                       Electric                                         72      428         510
 55  Breckenridge                                       Electric                                        176      396         480
 56  Country Club                                       Electric                                         34      398         447
 57  Willow Pointe                                      Electric                                         32      405         435
 60  Walnut Hills Apartments                         Electric, Gas                                       84      735         740
---------------------------------------------------------------------------------------------------------------------------------
 61  Maverick Creek Villas                              Electric                                         36      615         666
 72  Woods Edge                                         Electric                                         66      631         802
 73  South Duff Community Park I & II         Electric, Water, Sewer, Gas    4        522        576     73      455         705
 78  Ashford Place Apartments                    Electric, Water, Sewer                                 132      539         600
 80  The Links at North Creek                       Electric, Water                                      63      648         655
---------------------------------------------------------------------------------------------------------------------------------
 82  Fountain Square Apartments                      Electric, Gas                                      144      782         925
 83  Northwest Corners Apartments                   Electric, Water         16        358        380    212      436         495
 94  Birnam Wood Apartments                          Electric, Gas          18        485        580    172      544         735
 97  Savannah Place                           Electric, Gas, Water, Sewer                                44      595         699
101  Fossil Ridge Apartments                  Electric, Gas, Water, Sewer                               168      531         655
---------------------------------------------------------------------------------------------------------------------------------
102  Stonecreek Apartments-Phase I            Electric, Gas, Sewer, Water                                48      659         725
117  Woodstock                                   Electric, Water, Sewer                                  98      590         830
121  Prospect Park Apartments                             None              48      1,025      1,025     75    1,053       1,066
125  Morrell Park Apartments                        Electric, Water                                      48      627         660
130  Waterford Phase III                         Electric, Water, Sewer                                  42      673         675
---------------------------------------------------------------------------------------------------------------------------------
138  Aquia Terrace Phase II                          Electric, Gas                                       12      980       1,020
142  Trafalgar Square Apartments                        Electric                                         92      483         525
159  Ivy Hall Apartments                             Electric, Gas                                       20      679         679
166  Oxford Apartments                           Electric, Water, Sewer     19        716        850     30      812         995
167  Charleston Arms Apartments                         Electric                                         62      549         595
---------------------------------------------------------------------------------------------------------------------------------
170  Spanish Oaks Apartments                        Electric, Water                                      40      550         635
186  Tara Close Apartments(2)                           Electric                                         69    1,200       1,200
188  Lincoln Gardens Apartments                      Electric, Gas
189  Berryhill Apartments                               Electric                                         24      637         645
190  Autumn Ridge Apartments                            Electric             2        420        420     6       610         610
---------------------------------------------------------------------------------------------------------------------------------
192  3165 Nostrand Avenue(2)                      Electric, Gas, Water      18        800        800     62    1,050       1,050
193  Timber Glen II                              Electric, Water, Sewer
196  Francis Murphy Senior Apartments                   Electric                                        110      448         525
---------------------------------------------------------------------------------------------------------------------------------

                                                           2 BEDROOM                       3 BEDROOM
                                                -----------------------------  -----------------------------
                                                  #    AVG RENT PER     MAX      #    AVG RENT PER     MAX
 ID                 PROPERTY NAME               UNITS     MO. ($)    RENT ($)  UNITS     MO. ($)    RENT ($)
------------------------------------------------------------------------------------------------------------

  1   Villas Parkmerced                         1,859     1,528        3,847    235       1,983       3,003
      Beyman Multifamily Portfolio                287                            58
  8   Empirian at Steele Park                     159     1,048        1,235     18       1,485       1,485
  9   Colonnade at Germantown                     128       876        1,050     40       1,328       1,440
 18   Lodge at Stone Oak Ranch Apartment Homes    172       949        1,245     16       1,295       1,295
------------------------------------------------------------------------------------------------------------
 26   Vistas at Seven Bar Ranch                   246       635        1,025     72         830       1,178
 33   Mission Madison Priest Lake Apartments      285       670          920     87         823         980
33.1  Mission Madison Square Apartments           183       639          700     45         806         925
33.2  Mission Priest Lake Apartments              102       724          920     42         841         980
 34   Willowbrook West Apartments                 102       745        1,200    102         996       1,280
------------------------------------------------------------------------------------------------------------
 36   Mission Rockwall and Fairways Apartments    156       910        1,010     44       1,152       1,300
 36   Mission Rockwall Apartments                  96       950        1,010     32       1,226       1,300
 36   Mission Fairways Apartments                  60       848          900     12         957       1,019
 39   Abbington Place                             216       721          841     48         903         989
 40   Heritage at Lakeside Apartment Homes         36     1,403        1,450     74       1,787       2,100
------------------------------------------------------------------------------------------------------------
 41   Indian Lakes Apartments                     148       950          950
 44   The Exchange at Tallahassee Apts            132       916        1,118     84       1,161       1,399
 45   Tramore Village Apartments                  186       871        1,050     16       1,018       1,050
 47   Mission Galleria Apartments                 252       921          925    104       1,031       1,100
      Wilkinson Portfolio                         416       513          660     34         636         805
------------------------------------------------------------------------------------------------------------
 54   Magnolia Run                                132       555          660      8         755         805
 55   Breckenridge                                 60       535          610
 56   Country Club                                128       498          562     18         591         675
 57   Willow Pointe                                96       464          525      8         611         625
 60   Walnut Hills Apartments                     228       876          950     48       1,000       1,200
------------------------------------------------------------------------------------------------------------
 61   Maverick Creek Villas                        74       841          952     74       1,010       1,124
 72   Woods Edge                                  198       711          916
 73   South Duff Community Park I & II             41       765          905     57         979       1,235
 78   Ashford Place Apartments                     66       703          750     66         798         850
 80   The Links at North Creek                    161       752          775     26         874       1,350
------------------------------------------------------------------------------------------------------------
 82   Fountain Square Apartments                  112       911        1,060
 83   Northwest Corners Apartments                232       537          640      6         423         650
 94   Birnam Wood Apartments                      147       654          735
 97   Savannah Place                              128       708          819
 101  Fossil Ridge Apartments                     120       682          865
------------------------------------------------------------------------------------------------------------
 102  Stonecreek Apartments-Phase I                44       998        1,145     38       1,122       1,405
 117  Woodstock                                    96       699          884
 121  Prospect Park Apartments                      7     1,272        1,272
 125  Morrell Park Apartments                      64       720          765     48         829         875
 130  Waterford Phase III                          60       771          775     18         911         925
------------------------------------------------------------------------------------------------------------
 138  Aquia Terrace Phase II                       38     1,077        1,145     14       1,230       1,270
 142  Trafalgar Square Apartments                  44       634          670
 159  Ivy Hall Apartments                          64       958        1,059
 166  Oxford Apartments
 167  Charleston Arms Apartments                   76       612          670
------------------------------------------------------------------------------------------------------------
 170  Spanish Oaks Apartments                      63       645          815     12         754         830
 186  Tara Close Apartments(2)                     30     1,500        1,500
 188  Lincoln Gardens Apartments                   30     1,343        1,550
 189  Berryhill Apartments                         56       708          730     16         773         795
 190  Autumn Ridge Apartments                      64       684          720
------------------------------------------------------------------------------------------------------------
 192  3165 Nostrand Avenue(2)                      30     1,300        1,300
 193  Timber Glen II                               60       566          584     12         678         695
 196  Francis Murphy Senior Apartments             10       630          630
------------------------------------------------------------------------------------------------------------

                                                          4 BEDROOM                      5 BEDROOM
                                                -----------------------------  -----------------------------
                                                  #    AVG RENT PER     MAX      #    AVG RENT PER     MAX
 ID                 PROPERTY NAME               UNITS     MO. ($)    RENT ($)  UNITS     MO. ($)    RENT ($)
------------------------------------------------------------------------------------------------------------

  1   Villas Parkmerced
      Beyman Multifamily Portfolio
  8   Empirian at Steele Park
  9   Colonnade at Germantown
 18   Lodge at Stone Oak Ranch Apartment Homes
------------------------------------------------------------------------------------------------------------
 26   Vistas at Seven Bar Ranch
 33   Mission Madison Priest Lake Apartments       4         992        992
33.1  Mission Madison Square Apartments            4         992        992
33.2  Mission Priest Lake Apartments
 34   Willowbrook West Apartments                156       1,152      2,000
------------------------------------------------------------------------------------------------------------
 36   Mission Rockwall and Fairways Apartments
 36   Mission Rockwall Apartments
 36   Mission Fairways Apartments
 39   Abbington Place
 40   Heritage at Lakeside Apartment Homes        22       2,125      2,150
------------------------------------------------------------------------------------------------------------
 41   Indian Lakes Apartments
 44   The Exchange at Tallahassee Apts            84       1,398      1,723
 45   Tramore Village Apartments
 47   Mission Galleria Apartments
      Wilkinson Portfolio
------------------------------------------------------------------------------------------------------------
 54   Magnolia Run
 55   Breckenridge
 56   Country Club
 57   Willow Pointe
 60   Walnut Hills Apartments
------------------------------------------------------------------------------------------------------------
 61   Maverick Creek Villas                       74       1,385      1,473
 72   Woods Edge
 73   South Duff Community Park I & II            24       1,107      1,379      10       1,411       1,570
 78   Ashford Place Apartments
 80   The Links at North Creek
------------------------------------------------------------------------------------------------------------
 82   Fountain Square Apartments
 83   Northwest Corners Apartments
 94   Birnam Wood Apartments
 97   Savannah Place
 101  Fossil Ridge Apartments
------------------------------------------------------------------------------------------------------------
 102  Stonecreek Apartments-Phase I
 117  Woodstock
 121  Prospect Park Apartments
 125  Morrell Park Apartments
 130  Waterford Phase III
------------------------------------------------------------------------------------------------------------
 138  Aquia Terrace Phase II
 142  Trafalgar Square Apartments
 159  Ivy Hall Apartments
 166  Oxford Apartments
 167  Charleston Arms Apartments
------------------------------------------------------------------------------------------------------------
 170  Spanish Oaks Apartments
 186  Tara Close Apartments(2)
 188  Lincoln Gardens Apartments
 189  Berryhill Apartments
 190  Autumn Ridge Apartments
------------------------------------------------------------------------------------------------------------
 192  3165 Nostrand Avenue(2)
 193  Timber Glen II
 196  Francis Murphy Senior Apartments
------------------------------------------------------------------------------------------------------------

FOOTNOTES TO ANNEX A-2

1.	GACC – German American Capital Corporation, CGM — Citigroup Global Markets Realty Corp., PNC — PNC Bank, National Association

2.	The Tara Close Apartments and 3165 Nostrand Avenue mortgage loans are residential co-op properties. The rental rates reflect the market rents as determined by the respective appraiser.

A-2-2

ANNEX A-3

Class A-AB Planned Principal Balance

Date	Period	Balance	Date	Period	Balance
	0			1
	2			3
	4			5
	6			7
	8			9
	10			11
	12			13
	14			15
	16			17
	18			19
	20			21
	22			23
	24			25
	26			27
	28			29
	30			31
	32			33
	34			35
	36			37
	38			39
	40			41
	42			43
	44			45
	46			47
	48			49
	50			51
	52			53
	54			55
	56			57
	58			59
	60			61
	62			63
	64			65
	66			67
	68			69
	70			71
	72			73
	74			75
	76			77
	78			79
	80			81
	82			83
	84			85
	86			87
	88			89
	90			91

A-3-1

Date	Period	Balance	Date	Period	Balance
	92			93
	94			95
	96			97
	98			99
	100			101
	102			103
	104			105
	106			107

A-3-2

                             FREE WRITING PROSPECTUS
                                 CMBS NEW ISSUE
                                   TERM SHEET

                                   ----------

                                 $2,810,773,000
                       (APPROXIMATE OFFERED CERTIFICATES)

                                 $3,059,345,771
                        (APPROXIMATE TOTAL POOL BALANCE)

                                       CD
                                    2006-CD2

                                   ----------

                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

                       GERMAN AMERICAN CAPITAL CORPORATION
                      CITIGROUP GLOBAL MARKETS REALTY CORP.
                         PNC BANK, NATIONAL ASSOCIATION

                              MORTGAGE LOAN SELLERS

                                   ----------

                       INITIAL PASS-                                               PRINCIPAL
        APPROX. SIZE      THROUGH          RATINGS       SUBORDINATION     WAL      WINDOW       ASSUMED FINAL
CLASS      (FACE)           RATE       (S&P / MOODY'S)       LEVELS      (YRS.)      (MO.)     DISTRIBUTION DATE
-----   ------------   -------------   ---------------   -------------   ------   ----------   -----------------

 A-1    $ 72,000,000         %             AAA/AAA          30.000%       2.99    4/06-12/10       12/15/2010
 A-2    $239,000,000         %             AAA/AAA          30.000%       4.82    12/10-3/11       3/15/2011
 A-3    $ 53,000,000         %             AAA/AAA          30.000%       6.77     9/12-1/13       1/15/2013
 A-AB   $111,000,000         %             AAA/AAA          30.000%       7.23     3/11-5/15       5/15/2015
 A-4    $839,906,000         %             AAA/AAA          30.000%       9.63    5/15-12/15       12/15/2015
 A-1A   $826,636,000         %             AAA/AAA          30.000%       7.62     4/06-1/16       1/15/2016
 A-M    $305,934,000         %             AAA/AAA          20.000%       9.84     1/16-1/16       1/15/2016
 A-J    $217,979,000         %             AAA/AAA          12.875%       9.89     1/16-2/16       2/15/2016
  B     $ 22,945,000         %             AA+/AA1          12.125%       9.92     2/16-2/16       2/15/2016
  C     $ 34,417,000         %              AA/AA2          11.000%       9.92     2/16-2/16       2/15/2016
  D     $ 38,242,000         %             AA-/AA3           9.750%       9.92     2/16-2/16       2/15/2016
  E     $ 49,714,000         %               A/A2            8.125%       9.92     2/16-2/16       2/15/2016

DEUTSCHE BANK SECURITIES                                               CITIGROUP
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

PNC CAPITAL MARKETS, LLC        JPMORGAN        NOMURA       WACHOVIA SECURITIES
Co-Manager                     Co-Manager     Co-Manager              Co-Manager

                                February 16, 2006

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

TRANSACTION FEATURES

o    Sellers:

                                        NO. OF    CUT-OFF DATE
               SELLERS                   LOANS     BALANCE ($)    % OF POOL
-------------------------------------   ------   --------------   ---------
German American Capital Corporation        59    $1,340,202,555     43.81%
Citigroup Global Markets Realty Corp.     104     1,309,862,511     42.82
PNC Bank, National Association             34       409,280,705     13.38
                                          ---    --------------    ------
TOTAL:                                    197    $3,059,345,771    100.00%
                                          ===    ==============    ======

o    Loan Pool:

     o    Average Cut-off Date Balance: $15,529,674.

     o    Largest Mortgage Loan by Cut-off Date Balance: $300,000,000 (Shadow
          Rated AA+ / A3 by S&P and Moody's, respectively).

     o    Five largest and ten largest loans or cross-collateralized loan groups: 21.06% and 30.66% of pool, respectively.

o    Credit Statistics:

     o    Weighted average underwritten DSCR of 1.51x.

     o    Weighted average cut-off date LTV ratio of 69.24%; weighted average balloon LTV ratio of 62.97%.

o    Property Types:

 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

Self Storage    0.81%
Other(2)        0.38%
Land            0.27%
Office         29.55%
Multifamily    29.18%
Retail         27.31%
Hotel           6.77%
Industrial      2.97%
Mixed Use(1)    2.76%

(1)  Consists of retail, office, industrial and multifamily components.

(2)  Consists of one mortgage loan for which the related mortgaged property is currently primarily used as a parking garage, and one mortgage loan for which the related mortgage property is currently primarily used as a health club.

o    Call Protection: (as applicable)

     o    100.00% of the pool (current balance) has a remaining lockout period ranging from 8 to 57 payments, then defeasance or yield maintenance.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        2

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

OFFERED CERTIFICATES

                                                                                               ASSUMED FINAL       INITIAL
         INITIAL CERTIFICATE  SUBORDINATION      RATINGS          AVERAGE        PRINCIPAL      DISTRIBUTION     PASS-THROUGH
 CLASS        BALANCE(1)        LEVELS(2)    (S&P / MOODY'S)  LIFE (YRS.)(3)  WINDOW (MO.)(3)      DATE(3)    RATE (APPROX.)(4)
-------  -------------------  -------------  ---------------  --------------  ---------------  -------------  -----------------

 A-1(5)      $ 72,000,000       30.000%(6)       AAA/Aaa           2.99          4/06-12/10       12/15/10%
 A-2(5)      $239,000,000       30.000%(6)       AAA/Aaa           4.82          12/10-3/11       3/15/11%
 A-3(5)      $ 53,000,000       30.000%(6)       AAA/Aaa           6.77          9/12-1/13        1/15/13%
A-AB(5)      $111,000,000       30.000%(6)       AAA/Aaa           7.23          3/11-5/15        5/15/15%
 A-4(5)      $839,906,000       30.000%(6)       AAA/Aaa           9.63          5/15-12/15       12/15/15%
A-1A(5)      $826,636,000       30.000%(6)       AAA/Aaa           7.62          4/06-1/16        1/15/16%
  A-M        $305,934,000       20.000%          AAA/Aaa           9.84          1/16-1/16        1/15/16%
  A-J        $217,979,000       12.875%          AAA/Aaa           9.89          1/16-2/16        2/15/16%
   B         $ 22,945,000       12.125%          AA+/Aa1           9.92          2/16-2/16        2/15/16%
   C         $ 34,417,000       11.000%           AA/Aa2           9.92          2/16-2/16        2/15/16%
   D         $ 38,242,000        9.750%          AA-/Aa3           9.92          2/16-2/16        2/15/16%
   E         $ 49,714,000        8.125%            A/A2            9.92          2/16-2/16        2/15/16%

PRIVATE CERTIFICATES(7)

          INITIAL CERTIFICATE
                BALANCE                                                                         ASSUMED FINAL       INITIAL
              OR NOTIONAL      SUBORDINATION      RATINGS            AVERAGE      PRINCIPAL      DISTRIBUTION  PASS-THROUGH RATE
 CLASS          AMOUNT(1)        LEVELS(2)    (S&P / MOODY'S)  LIFE (YRS.)(3)  WINDOW (MO.)(3)     DATE(3)        (APPROX.)(4)
-------   -------------------  -------------  ---------------  --------------  ---------------  -------------  -----------------

    X(8)     $3,059,345,770         N/A           AAA/Aaa            N/A             N/A             N/A               %
    F        $   42,066,000        6.750%           A-/A3            9.92         2/16-2/16        2/15/16%
    G        $   38,242,000        5.500%        BBB+/Baa1           9.92         2/16-2/16        2/15/16%
    H        $   34,418,000        4.375%         BBB/Baa2           9.93         2/16-3/16        3/15/16%
    J        $   34,418,000        3.250%        BBB-/Baa3          10.00         3/16-3/16        3/15/16%
    K        $   15,296,000        2.750%         BB+/Ba1           10.00         3/16-3/16        3/15/16%
    L        $   11,473,000        2.375%          BB/Ba2           10.00         3/16-3/16        3/15/16%
    M        $   11,472,000        2.000%         BB-/Ba3           10.64         3/16-6/17        6/15/17%
    N        $    7,649,000        1.750%          B+/B1            11.25         6/17-6/17        6/15/17%
    O        $    7,648,000        1.500%           B/B2            11.25         6/17-6/17        6/15/17%
    P        $    7,648,000        1.250%          B-/B3            11.30         6/17-1/18        1/15/18%
    Q        $   38,242,770        0.000%          NR/NR            13.55         1/18-1/24        1/15/24%
VPM-1(9)     $   10,300,000         N/A           BBB/Baa1%
VPM-2(9)     $   18,200,000         N/A          BBB-/Baa2%
VPM-3(9)     $    2,700,000         N/A           --/Baa2%
VPM-4(9)     $   18,800,000         N/A           --/Baa3%

NOTES:

(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Except with respect to the Class VPM Certificates, the credit support for each class of certificates does not include the non-pooled trust component of the Villas Parkmerced loan.

(3)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus.

(4)  The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
     Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
     Class H and Class J Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate. The Class K, Class L,
     Class M, Class N, Class O, Class P and Class Q will each accrue interest at the lesser of (i) a fixed rate, and (ii) the weighted average net mortgage pass-through rate. Calculation of the weighted average net mortgage pass-through rate excludes the Villas Parkmerced non-pooled trust component.

(5)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan
     Group 1 and Loan Group 2. Loan Group 1 will consist of 155 mortgage loans, representing approximately 72.98% of the outstanding pool balance. Loan
     Group 2 will consist of 42 mortgage loans, representing approximately
     27.02% of the outstanding pool balance. Loan Group 2 will include approximately 92.61% of all the mortgage loans secured by multifamily properties. The Villas Parkmerced non-pooled trust component will not be included in either Loan Group 1 or Loan Group 2.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X
     Certificates, interest distributions on the Class A-1, Class A-2, Class
     A-3, Class A-AB, and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2, and after the certificate principal balance of the Class A-4 Certificates has been reduced to zero,
     Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M Class A-J and Class B through Class Q Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
     Class A-4 and Class A-1A Certificates, pro rata.

(6)  Represents the approximate subordination level for the Class A-1, Class
     A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the
     aggregate.

(7)  Certificates to be offered privately pursuant to Rule 144A and Regulation
     S.

(8)  With respect to the pooled trust component of the Villas Parkmerced loan representing approximately 9.81% of the aggregate principal balance of the mortgage pool as of the cut-off date, the related mortgaged property also secures six subordinate loans and the non-pooled trust component of the
     Villas Parkmerced loan. The Class X Certificates were structured assuming that such subordinate loans and the non-pooled trust component of the
     Villas Parkmerced loan absorb any loss prior to the pooled trust component of the Villas Parkmerced loan. For more information regarding this loan (as well as information regarding the other mortgage loan with a subordinate note that is held outside of the trust), see "Description of the Mortgage
     Trust Pool -- Split Loan Structures" in the Prospectus Supplement.

(9)  The Class VPM-1, Class VPM-2, Class VPM-3 and Class VPM-4 Certificates are
     collectively referred to herein as the "Class VPM Certificates." The Class
     VPM Certificates will only receive distributions from and will only incur losses with respect to the non-pooled trust component of the Villas
     Parkmerced loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        3

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

I.   ISSUE CHARACTERISTICS

ISSUE TYPE:                      Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A,
                                 A-M, A-J, B, C, D and E (the "Offered
                                 Certificates"). Private (Rule 144A, Regulation
                                 S), Classes X, F, G, H, J, K, L, M, N, O, P, Q
                                 and VPM Certificates.

SECURITIES OFFERED:              $2,810,773,000 monthly pay, multi-class,
                                 sequential pay commercial mortgage REMIC
                                 Pass-Through Certificates, consisting of 12
                                 fixed-rate principal and interest classes
                                 (Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D and E).

MORTGAGE POOL:                   The mortgage pool consists of 197 mortgage
                                 loans (excluding the non-pooled trust component
                                 of the Villas Parkmerced loan) with an
                                 aggregate balance as of the Cut-Off Date of
                                 $3,059,345,771. The non-pooled trust component
                                 of the Villas Parkmerced loan with a balance as
                                 of the Cut-Off Date of $50,000,000 is also an
                                 asset of the Trust Fund, but is not included in
                                 the mortgage pool. The mortgage loans are
                                 secured by 211 properties located throughout 35
                                 states.

SELLERS:                         German American Capital Corporation (GACC),
                                 Citigroup Global Markets Realty Corp. (CGM) and
                                 PNC Bank, National Association (PNC).

BOOKRUNNERS:                     Deutsche Bank Securities Inc. and Citigroup
                                 Global Markets Inc.

LEAD MANAGERS:                   Deutsche Bank Securities Inc. and Citigroup
                                 Global Markets Inc.

CO-MANAGERS:                     PNC Capital Markets, LLC, Nomura Securities
                                 International, Inc., J.P. Morgan Securities
                                 Inc. and Wachovia Capital Markets, LLC.

SERVICER:                        (a) Midland Loan Services, Inc., a Delaware
                                 corporation, with respect to all of the
                                 mortgage loans other than the mortgage loans
                                 sold to Deutsche Mortgage & Asset Receiving
                                 Corporation (the "Depositor") by Citigroup
                                 Global Markets Realty Corp., one of the
                                 mortgage loan sellers and (b) Wachovia Bank,
                                 National Association, a national banking
                                 association, with respect to the mortgage loans
                                 sold to the Depositor by Citigroup Global
                                 Markets Realty Corp.

SPECIAL SERVICER:                LNR Partners, Inc., a Florida corporation, with
                                 respect to all of the mortgage loans.

TRUSTEE:                         Wells Fargo Bank, N.A.

CUT-OFF DATE:                    With respect to each mortgage loan, the related
                                 due date of such mortgage loan in March 2006

EXPECTED CLOSING DATE:           On or about March 14, 2006.

DETERMINATION DATE               The 11th day of each month or, if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in April, 2006.

DISTRIBUTION DATE:               The fourth business day following the
                                 determination date, beginning in April, 2006.

MINIMUM DENOMINATIONS:           (i) $10,000 with respect to the Class A-1,
                                 Class A-2, Class A-3, Class A-AB, Class A-4,
                                 Class A-1A, Class A-M and Class A-J
                                 Certificates and (ii) $25,000 with respect to
                                 the Class B, Class C, Class D and Class E
                                 Certificates, and in each case in multiples of
                                 $1 thereafter.

SETTLEMENT TERMS:                DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest.

ERISA/SMMEA STATUS:              Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D and E are expected to be ERISA
                                 eligible. No Class of Certificates is SMMEA
                                 eligible.

RATING AGENCIES:                 The Offered Certificates will be rated by
                                 Standard & Poor's Rating Services, a division
                                 of the McGraw-Hill Companies Inc. ("S&P") and
                                 Moody's Investors Service, Inc. ("Moody's").

RISK FACTORS:                    THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        4

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

II. STRUCTURE CHARACTERISTICS

On each Distribution Date, holders of each Class of the Offered Certificates will be entitled to receive interest and principal distributions from available funds in an amount equal to that Class's interest and principal entitlement, subject to:

     (i)  payment of the respective interest entitlement for any class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class
          A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X
          Certificates, which will have the same senior priority, and except that distributions to the Class A-M Certificates are paid prior to distributions to the Class A-J Certificates and both the Class A-M and
          Class A-J Certificates are paid after distributions to the Class A-1,
          Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X
          Certificates, and

     (ii) if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class
          A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, provided further that the Class A-M Certificates are paid prior to distributions to the Class A-J Certificates and both the
          Class A-M and Class A-J Certificates are paid after distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
          A-1A Certificates.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan
Group 2, Loan Group 1 will consist of 155 mortgage loans, representing approximately 72.98% of the outstanding pool balance. Loan Group 2 will consist of 42 mortgage loans, representing approximately 27.02% of the outstanding pool balance. Loan Group 2 will include approximately 92.61% of all the mortgage loans secured by multifamily properties.

The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will have priority to payments received in respect of mortgage loans included in Loan
Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        5

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

III. FULL COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   ------
2,278,389 - 2,999,999                 7        18,411,194     0.60
3,000,000 - 3,999,999                15        54,420,097     1.78
4,000,000 - 5,999,999                39       190,684,110     6.23
6,000,000 - 6,999,999                13        83,323,446     2.72
7,000,000 - 9,999,999                32       260,215,375     8.51
10,000,000 - 14,999,999              36       427,568,313    13.98
15,000,000 - 29,999,999              35       728,263,773    23.80
30,000,000 - 49,999,999              10       368,675,000    12.05
50,000,000 - 69,999,999               5       283,400,000     9.26
70,000,000 - 300,000,000              5       644,384,463    21.06
                                    ---     -------------   ------
TOTAL                               197     3,059,345,771   100.00
                                    ===     =============   ======

Min: 2,278,389   Max: 300,000,000   Average: 15,529,674

STATE

                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
                                 ----------   -------------   ------
California                            29        685,939,413    22.42
   Southern                           19        281,400,591     9.20
   Northern                           10        404,538,822    13.22
Texas                                 12        293,131,064     9.58
Florida                               13        210,237,875     6.87
Pennsylvania                          11        198,456,575     6.49
New York                              13        164,915,485     5.39
Virginia                              14        118,383,885     3.87
Washington                             8        111,593,431     3.65
North Carolina                        10        106,197,083     3.47
Tennessee                             10        101,940,000     3.33
Arizona                                6         97,085,151     3.17
New Jersey                             7         84,052,349     2.75
Other States(a)                       78        887,413,460    29.01
                                     ---      -------------   ------
TOTAL                                211      3,059,345,771   100.00
                                     ===      =============   ======

(a)  Includes 24 states.

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
                                 ----------   -------------   ------
Office                                44        903,893,615    29.55
Multifamily                           49        892,638,907    29.18
Retail                                68        835,508,586    27.31
   Anchored(a)                        48        709,435,937    23.19
   Unanchored                         18        115,879,067     3.79
   Single Tenant                       2         10,193,582     0.33
Hotel                                 23        207,191,571     6.77
Industrial                            11         90,967,183     2.97
Mixed Use                              8         84,534,451     2.76
Self Storage                           5         24,775,399     0.81
Other(b)                               2         11,613,714     0.38
Land                                   1          8,222,344     0.27
                                     ---      -------------   ------
TOTAL                                211      3,059,345,771   100.00
                                     ===      =============   ======

(a)  Includes shadow anchored properties.

(b)  Consists of one mortgage loan for which the related mortgaged property is currently primarily used as a parking garage, and one mortgage loan for which the related mortgaged property is currently primarily used as a health club.

MORTGAGE RATE (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   ------
4.989% - 4.999%                       2        27,446,382     0.90
5.000% - 5.249%                      33       587,989,738    19.22
5.250% - 5.449%                      47       557,758,311    18.23
5.450% - 5.749%                      83     1,417,286,598    46.33
5.750% - 7.000%                      32       468,864,742    15.33
                                    ---     -------------   ------
TOTAL                               197     3,059,345,771   100.00
                                    ===     =============   ======

Min: 4.989%   Max: 7.000%   Wtd Avg: 5.509%

ORIGINAL TERM TO STATED MATURITY (MOS)(A)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   ------
60 - 80                               8       548,232,601    17.92
81 - 100                              3        54,925,000     1.80
101 - 120                           180     2,374,714,143    77.62
121 - 216                             6        81,474,027     2.66
                                    ---     -------------   ------
TOTAL                               197     3,059,345,771   100.00
                                    ===     =============   ======

Min: 60   Max: 216   Wtd Avg: 110

(a)  Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 2.06% of the outstanding pool balance as of the cut-off date.

REMAINING TERM TO STATED MATURITY (MOS)(A)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   ------
55 - 84                              10       596,757,601    19.51
85 - 119                            173     2,299,108,143    75.15
120 - 214                            14       163,480,027     5.34
                                    ---     -------------   ------
TOTAL                               197     3,059,345,771   100.00
                                    ===     =============   ======

Min: 55   Max: 214   Wtd Avg: 106

(a)  Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 2.06% of the outstanding pool balance as of the cut-off date.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)(B)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   ------
26.41% - 50.00%                       6       356,127,054    11.64
50.01% - 60.00%                      12       174,244,721     5.70
60.01% - 70.00%                      39       457,876,579    14.97
70.01% - 75.00%                      58       877,282,318    28.68
75.01% - 80.00%                      79     1,182,229,637    38.64
80.01% - 87.55%                       3        11,585,462     0.38
                                    ---     -------------   ------
TOTAL                               197     3,059,345,771   100.00
                                    ===     =============   ======

Min: 26.41%   Max: 87.55%   Wtd Avg: 69.24%

(a)  Calculated on loan balances after netting out a holdback amount for four mortgage loans, representing 2.11% of the outstanding pool balance as of the cut-off date.

(b)  In the case of two mortgage loans, representing 9.93% of the outstanding pool balance as of the cut-off date, with one or more subordinate companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust (with respect to The Villas Parkmerced Loan, only the pooled trust component), but excluding the subordinate companion loans and the non-pooled trust component of the Villas Parkmerced loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)(B)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   ------
0.17% - 30.00%                        3        10,021,448     0.33
30.01% - 40.00%                       2         7,175,863     0.23
40.01% - 50.00%                      14       425,097,437    13.90
50.01% - 60.00%                      35       367,182,464    12.00
60.01% - 70.00%                     113     1,466,180,560    47.92
70.01% - 75.00%                      25       678,568,000    22.18
75.01% - 87.55%                       5       105,120,000     3.44
                                    ---     -------------   ------
TOTAL                               197     3,059,345,771   100.00
                                    ===     =============   ======

Min: 0.17%   Max: 87.55%   Wtd Avg: 62.97%

(a)  Calculated on loan balances after netting out a holdback amount for four mortgage loans, representing 2.11% of the outstanding pool balance as of the cut-off date.

(b)  In the case of two mortgage loans, representing 9.93% of the outstanding pool balance as of the cut-off date, with one or more subordinate companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust (with respect to The Villas Parkmerced Loan, only the pooled trust component), but excluding the subordinate companion loans and the non-pooled trust component of the Villas Parkmerced loan.

DEBT SERVICE COVERAGE RATIOS (X)(A)(B)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   ------
1.12 - 1.19                           5        54,345,098     1.78
1.20 - 1.29                         112     1,480,323,822    48.39
1.30 - 1.39                          29       375,501,225    12.27
1.40 - 1.49                          18       155,295,860     5.08
1.50 - 1.74                          23       509,503,715    16.65
1.75 - 1.99                           3        18,964,095     0.62
2.00 - 2.49                           5       422,195,740    13.80
2.50 - 3.50                           2        43,216,216     1.41
                                    ---     -------------   ------
TOTAL                               197     3,059,345,771   100.00
                                    ===     =============   ======

Min: 1.12   Max: 3.50   Wtd Avg: 1.51

(a)  Calculated on loan balances after (i) netting out a holdback amount or (ii)
     after certain conditions under the mortgage loan documents are met for seven mortgage loans, representing 3.30% of the outstanding pool balance as of the cut-off date.

(b)  In the case of two mortgage loans, representing 9.93% of the outstanding pool balance as of the cut-off date, with one or more subordinate companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust (with respect to The Villas Parkmerced Loan, only the pooled trust component), but excluding the subordinate companion loans and the non-pooled trust component of the Villas Parkmerced loan.

LOANS WITH RESERVE REQUIREMENTS(A)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
                                 --------   -------------   -----
Tax                                 160     2,340,274,344   76.50
Replacement                         162     2,358,570,746   77.09
Insurance                           128     1,979,077,531   64.69
TILC(b)                              81     1,088,088,129   56.82

(a)  Includes upfront or on-going reserves.

(b)  Based only on portion of pool secured by retail, office, industrial and mixed use properties.

All numerical information concerning the mortgage loans is approximate but does not include (i) the Villas Parkmerced non-pooled trust component, (ii) the
Villas Parkmerced B Loan or (iii) the Arrowhead Shopping Center B Loan. All
weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off
Date but does not include (i) the Villas Parkmerced non-pooled trust component,
(ii) the Villas Parkmerced B Loan or (iii) the Arrowhead Shopping Center B Loan.
State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match
"Total" due to rounding.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        6

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

IV. LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS      BALANCE ($)    GROUP 1
                                 --------   -------------   -------
2,278,389 - 2,999,999                 3         7,629,992      0.34
3,000,000 - 3,999,999                12        44,161,124      1.98
4,000,000 - 5,999,999                33       162,771,543      7.29
6,000,000 - 6,999,999                11        70,653,446      3.16
7,000,000 - 9,999,999                28       229,791,518     10.29
10,000,000 - 14,999,999              27       318,868,313     14.28
15,000,000 - 29,999,999              25       504,673,773     22.60
30,000,000 - 49,999,999               7       266,375,000     11.93
50,000,000 - 69,999,999               5       283,400,000     12.69
70,000,000 - 125,000,000              4       344,384,463     15.42
                                    ---     -------------    ------
TOTAL                               155     2,232,709,173    100.00
                                    ===     =============    ======

Min: 2,278,389   Max: 125,000,000   Average: 14,404,575

STATE

                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)   GROUP 1
                                 ----------   -------------   -------
California                           27         382,514,326     17.13
   Southern                          19         281,400,591     12.60
   Northern                           8         101,113,735      4.53
Texas                                 6         194,156,064      8.70
Florida                              12         189,237,875      8.48
Pennsylvania                          9         178,056,575      7.97
New York                             11         158,328,528      7.09
Washington                            7         106,943,431      4.79
Virginia                             12          89,983,885      4.03
Maryland                              4          78,733,006      3.53
New Jersey                            6          76,262,863      3.42
Illinois                              6          75,951,742      3.40
Michigan                              4          75,807,909      3.40
Other States(a)                      63         626,732,968     28.07
                                    ---       -------------    ------
TOTAL                               167       2,232,709,173    100.00
                                    ===       =============    ======

(a)  Includes 20 states.

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)   GROUP 1
                                 ----------   -------------   -------
Office                               44         903,893,615     40.48
Retail                               68         835,508,586     37.42
   Anchored(a)                       48         709,435,937     31.77
   Unanchored                        18         115,879,067      5.19
   Single Tenant                      2          10,193,582      0.46
Hotel                                23         207,191,571      9.28
Industrial                           11          90,967,183      4.07
Mixed Use                             8          84,534,451      3.79
Multifamily                           5          66,002,309      2.96
Self Storage                          5          24,775,399      1.11
Other(b)                              2          11,613,714      0.52
Land                                  1           8,222,344      0.37
                                    ---       -------------    ------
TOTAL                               167       2,232,709,173    100.00
                                    ===       =============    ======

(a)  Includes shadow anchored properties.

(b)  Consists of one mortgage loan for which the related mortgaged property is currently primarily used as a parking garage, and one mortgage loan for which the related mortgaged property is currently primarily used as a health club.

MORTGAGE RATE (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)   GROUP 1
                                 --------   -------------   -------
4.989% - 4.999%                       2        27,446,382      1.23
5.000% - 5.249%                      23       430,905,280     19.30
5.250% - 5.449%                      37       482,996,355     21.63
5.450% - 5.749%                      67       915,473,929     41.00
5.750% - 6.157%                      26       375,887,228     16.84
                                    ---     -------------    ------
TOTAL                               155     2,232,709,173    100.00
                                    ===     =============    ======

Min: 4.989%   Max: 6.157%   Wtd Avg: 5.500%

ORIGINAL TERM TO STATED MATURITY (MOS)(A)

                                   NO. OF     AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)   GROUP 1
                                 --------   -------------   -------
60 - 80                               6       240,232,601     10.76
81 - 100                              2        48,525,000      2.17
101 - 120                           142     1,864,943,007     83.53
121 - 180                             5        79,008,565      3.54
                                    ---     -------------    ------
 TOTAL                              155     2,232,709,173    100.00
                                    ===     =============    ======

Min: 60   Max: 180   Wtd Avg: 114

(a)  Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 2.82% of the initial loan group 1 balance as of the cut-off date.

REMAINING TERM TO STATED MATURITY (MOS)(A)

                                   NO. OF     AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)   GROUP 1
                                 --------   -------------   -------
57 - 84                               8       288,757,601     12.93
85 - 119                            134     1,782,937,007     79.86
120 - 175                            13       161,014,565      7.21
                                    ---     -------------    ------
TOTAL                               155     2,232,709,173    100.00
                                    ===     =============    ======

Min: 57   Max: 175   Wtd Avg: 111

(a)  Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 2.82% of the initial loan group 1 balance as of the cut-off date.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)(B)

                                   NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)   GROUP 1
                                 --------   -------------   -------
26.41% - 50.00%                       3        49,540,098      2.22
50.01% - 60.00%                      11       170,819,634      7.65
60.01% - 70.00%                      37       420,876,579     18.85
70.01% - 75.00%                      43       676,753,225     30.31
75.01% - 80.00%                      61       914,719,637     40.97
                                    ---     -------------    ------
TOTAL:                              155     2,232,709,173    100.00
                                    ===     =============    ======

Min: 26.41   Max: 80.00   Wtd Avg: 71.58

(a)  Calculated on loan balances after netting out a holdback amount for three mortgage loans, representing 1.90% of the initial loan group 1 balance as of the cut-off date.

(b)  In the case of one mortgage loan, representing 0.17% of the initial loan group 1 balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)(B)

                                   NO. OF     AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)   GROUP 1
                                 --------   -------------   -------
0.17% - 40.00%                       3         10,610,355      0.48
40.01% - 50.00%                     12        121,672,350      5.45
50.01% - 60.00%                     32        349,543,145     15.66
60.01% - 70.00%                     90      1,182,905,323     52.98
70.01% - 79.12%                     18        567,978,000     25.44
                                   ---      -------------    ------
TOTAL                              155      2,232,709,173    100.00
                                   ===      =============    ======

Min: 0.17   Max: 79.12   Wtd Avg: 64.60

(a)  Calculated on loan balances after netting out a holdback amount for three mortgage loans, representing 1.90% of the initial loan group 1 balance as of the cut-off date.

(b)  In the case of one mortgage loan, representing 0.17% of the initial loan group 1 balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

DEBT SERVICE COVERAGE RATIOS (X)(A)(B)

                                   NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)   GROUP 1
                                 --------   -------------   -------
1.12 - 1.19                           5        54,345,098      2.43
1.20 - 1.29                          85     1,072,491,770     48.04
1.30 - 1.39                          24       300,903,555     13.48
1.40 - 1.49                          14       129,261,402      5.79
1.50 - 1.74                          21       502,398,253     22.50
1.75 - 1.99                           2        14,484,095      0.65
2.00 - 2.49                           3       119,200,000      5.34
2.50 - 3.50                           1        39,625,000      1.77
                                    ---     -------------    ------
TOTAL                               155     2,232,709,173    100.00
                                    ===     =============    ======

Min: 1.12   Max: 3.50   Wtd Avg: 1.44

(a)  Calculated on loan balances after netting out a holdback amount for four mortgage loans, representing 2.87% of the initial loan group 1 balance as of the cut-off date.

(b)  In the case of one mortgage loan, representing 0.17% of the initial loan group 1 balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

LOANS WITH RESERVE REQUIREMENTS (A)

                                   NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)   GROUP 1
                                 --------   -------------   -------
Tax                                 119     1,516,633,486     67.93
Replacement                         124     1,547,641,104     69.32
Insurance                            93     1,191,397,889     53.36
TILC(b)                              81     1,088,088,129     56.82

(a)  Includes upfront or on-going reserves.

(b)  Based only on portion of pool secured by retail, office, industrial and mixed use properties.

All numerical information concerning the mortgage loans in Loan Group 1 is approximate but does not include the Arrowhead Shopping Center B Loan. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off
Date but does not include the Arrowhead Shopping Center B Loan. State and
Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        7

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

V.   LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)   GROUP 2
                                 --------   ------------   -------
2,465,462 - 2,999,999                4        10,781,202      1.30
3,000,000 - 3,999,999                3        10,258,973      1.24
4,000,000 - 6,999,999                8        40,582,567      4.91
7,000,000 - 9,999,999                4        30,423,857      3.68
10,000,000 - 14,999,999              9       108,700,000     13.15
15,000,000 - 29,999,999             10       223,590,000     27.05
30,000,000 - 300,000,000             4       402,300,000     48.67
                                   ---       -----------    ------
TOTAL                               42       826,636,598    100.00
                                   ===       ===========    ======

Min: 2,465,462   Max: 300,000,000   Average: 19,681,824

STATE

                                   NO. OF       AGGREGATE
                                  MORTGAGED   CUT-OFF DATE     % OF
                                 PROPERTIES    BALANCE ($)   GROUP 2
                                 ----------   ------------   -------
California                            2        303,425,087     36.71
Texas                                 6         98,975,000     11.97
Tennessee                             4         67,740,000      8.19
Georgia                               2         40,750,000      4.93
Arizona                               1         38,500,000      4.66
North Carolina                        3         34,200,000      4.14
New Mexico                            1         30,700,000      3.71
Indiana                               1         28,600,000      3.46
Virginia                              2         28,400,000      3.44
South Carolina                        6         26,920,000      3.26
Florida                               1         21,000,000      2.54
Pennsylvania                          2         20,400,000      2.47
Iowa                                  1         13,755,000      1.66
Other States(a)                      12         73,271,511      8.86
                                    ---        -----------    ------
TOTAL                                44        826,636,598    100.00
                                    ===        ===========    ======

(a)  Includes 10 states.

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                  MORTGAGED   CUT-OFF DATE     % OF
                                 PROPERTIES    BALANCE ($)   GROUP 2
                                 ----------   ------------   -------
Multifamily                          44        826,636,598    100.00
                                    ---        -----------    ------
TOTAL                                44        826,636,598    100.00
                                    ===        ===========    ======

MORTGAGE RATE (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)   GROUP 2
                                 --------   ------------   -------
5.015% - 5.249%                     10       157,084,458     19.00
5.250% - 5.449%                     10        74,761,956      9.04
5.450% - 5.749%                     16       501,812,670     60.71
5.750% - 7.000%                      6        92,977,514     11.25
                                   ---       -----------    ------
TOTAL                               42       826,636,598    100.00
                                   ===       ===========    ======

Min: 5.015%   Max: 7.000%   Wtd. Avg.: 5.531%

ORIGINAL TERM TO STATED MATURITY (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)   GROUP 2
                                 --------   ------------   --------
60 - 80                              2       308,000,000     37.26
81 - 100                             1         6,400,000      0.77
101 - 216                           39       512,236,598     61.97
                                   ---       -----------    ------
TOTAL                               42       826,636,598    100.00
                                   ===       ===========    ======

Min: 60   Max: 216   Wtd. Avg.: 98

REMAINING TERM TO STATED MATURITY (MOS)

                                   NO. OF     AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                    LOANS    BALANCE ($)   GROUP 2
                                 --------   ------------   -------
55 - 84                              2       308,000,000     37.26
85 - 119                            39       516,171,136     62.44
120 - 214                            1         2,465,462      0.30
                                   ---       -----------    ------
TOTAL                               42       826,636,598    100.00
                                   ===       ===========    ======

Min: 55   Max: 214   Wtd. Avg.: 94

LOANS WITH RESERVE REQUIREMENTS(A)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)   GROUP 2
                                 --------   ------------   -------
Tax                                 41       823,640,858    99.64
Replacement                         38       810,929,642    98.10
Insurance                           35       787,679,642    95.29

(a)  Includes upfront or on-going reserves.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)(B)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)   GROUP 2
                                 --------   ------------   -------
34.53% - 60.00%                      4       310,012,043     37.50
60.01% - 70.00%                      2        37,000,000      4.48
70.01% - 75.00%                     15       200,529,093     24.26
75.01% - 77.50%                      5        69,570,000      8.42
77.51% - 87.55%                     16       209,525,462     25.35
                                   ---       -----------    ------
TOTAL                               42       826,636,598    100.00
                                   ===       ===========    ======

Min: 34.53%   Max: 87.55%   Wtd. Avg.: 62.93%

(a)  Calculated on loan balances after netting out a holdback amount for one mortgage loan, representing 2.66% of the initial loan group 2 balance as of the cut-off date.

(b)  In the case of one mortgage loan, representing 36.29% of the initial loan group 2 balance as of the cut-off date, with a non-pooled trust component and subordinate companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the pooled trust component, but excluding the subordinate companion loan and the non-pooled trust component of the Villas Parkmerced loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)(B)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)   GROUP 2
                                 --------   ------------   -------
28.69% - 40.00%                      2         6,586,956      0.80
40.01% - 50.00%                      2       303,425,087     36.71
50.01% - 60.00%                      3        17,639,319      2.13
60.01% - 70.00%                     23       283,275,236     34.27
70.01% - 75.00%                     10       206,590,000     24.99
75.01% - 87.55%                      2         9,120,000      1.10
                                   ---       -----------    ------
TOTAL                               42       826,636,598    100.00
                                   ===       ===========    ======

Min: 28.69%   Max: 87.55%   Wtd. Avg.: 58.57%

(a)  Calculated on loan balances after netting out a holdback amount for one mortgage loan, representing 2.66% of the initial loan group 2 balance as of the cut-off date.

(b)  In the case of one mortgage loan, representing 36.29% of the initial loan group 2 balance as of the cut-off date, with a non-pooled trust component and subordinate companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the pooled trust component but excluding the subordinate companion loan and the non-pooled trust component of the Villas Parkmerced loan.

DEBT SERVICE COVERAGE RATIOS (X) (A)(B)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)   GROUP 2
                                 --------   ------------   -------
1.20 - 1.24                         22       298,302,567     36.09
1.25 - 1.34                         10       184,127,155     22.27
1.35 - 1.49                          4        26,034,458      3.15
1.50 - 1.74                          2         7,105,462      0.86
1.75 - 1.99                          1         4,480,000      0.54
2.00 - 3.08                          3       306,586,956     37.09
                                   ---       -----------    ------
TOTAL                               42       826,636,598    100.00
                                   ===       ===========    ======

Min: 1.20   Max: 3.08   Wtd. Avg.: 1.68

(a)  Calculated on loan balances after (i) netting out a holdback amount or (ii)
     after certain conditions under the mortgage loan documents are met for three mortgage loans, representing 4.48% of the initial loan group 2 balance as of the cut-off date.

(b)  In the case of one mortgage loan, representing 36.29% of the initial loan group 2 balance as of the cut-off date, with a non-pooled trust component in the trust and subordinate companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the pooled trust component, but excluding the subordinate companion loan and the non-pooled trust component of the Villas Parkmerced loan.

All numerical information concerning the mortgage loans in Loan Group 2 is approximate but does not include The Villas Parkmerced non-pooled trust component nor the Villas Parkmerced B Loan. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date but does not include The
Villas Parkmerced non-pooled component nor the Villas Parkmerced B Loan. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        8

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

VI. LARGE LOAN DESCRIPTION

                   FIFTEEN LARGEST LOANS OR CROSSED LOAN GROUP

NO.           PROPERTY NAME          LOAN SELLER   LOAN GROUP        CITY        STATE   PROPERTY TYPE
---   ----------------------------   -----------   ----------   -------------   ------   -------------

 1.   Villas Parkmerced(1)               GACC           2       San Francisco     CA      Multifamily
 2.   Valley View Center                 GACC           1           Dallas        TX         Retail
 3.   SunTrust Center                    GACC           1          Orlando        FL         Office
 4.   Westin Philadelphia Hotel          GACC           1        Philadelphia     PA         Hotel
 5.   Rock Pointe Corporate Center       CGM            1          Spokane        WA         Office
 6.   Woodbury Lakes                     GACC           1          Woodbury       MN         Retail
 7.   The Harrisburg Portfolio           CGM            1         Harrisburg      PA         Office
 8.   Beyman Multifamily Portfolio       GACC           2          Various      AZ, TN    Multifamily
 9.   Sunset Media Tower                 PNC            1         Hollywood       CA         Office
10.   Stadium Gateway                    GACC           1          Anaheim        CA         Office

      TOTAL / WTD. AVG. FOR TOP 10

11.   Woodcrest Corporate Center         CGM            1        Cherry Hill      NJ         Office
12.   Riverview Square                   CGM            1       East Hartford     CT         Office
13.   Research Boulevard Center          CGM            1         Rockville       MD         Office
14.   Shorenstein Brisbane               GACC           1          Brisbane       CA         Office
15.   Stratford Plaza                    PNC            1        Bloomingdale     IL         Retail

      TOTAL / WTD. AVG. FOR TOP 15

                       % OF INITIAL   % OF INITIAL
       CUT-OFF DATE      MORTGAGE      LOAN GROUP                 LOAN PER              CUT-OFF
         PRINCIPAL         POOL          1 OR 2       UNITS/    UNIT / SF /               DATE
NO.       BALANCE         BALANCE       BALANCE      SF/ROOMS       ROOM       DSCR       LTV
---   --------------   ------------   ------------   --------   -----------   ------    -------

 1.   $  300,000,000       9.81%         36.29%         3,221   $ 93,138.78    2.38x     42.43%
 2.      125,000,000       4.09           5.60        733,459        170.43    1.66      73.96
 3.       77,000,000       2.52           3.45        646,281        119.14    2.45      50.33
 4.       72,000,000       2.35           3.22            290    248,275.86    1.60      79.12
 5.       70,384,463       2.30           3.15        565,746        124.41    1.29      77.77
 6.       65,000,000       2.12           2.91        304,445        213.50    1.68      70.27
 7.       61,000,000       1.99           2.73        671,759         90.81    1.26      79.53
 8.       60,640,000       1.98           7.34            651     93,149.00    1.25(2)   78.96
 9.       55,000,000       1.80           2.46        314,435        174.92    1.30      66.67
10.       52,000,000       1.70           2.33        272,827        190.60    1.50      64.20
      --------------      -----                                                ----      -----
      $  938,024,463      30.66%                                               1.84X     62.08%
      ==============      =====                                                ====      =====
11.       50,400,000       1.65           2.26        333,275        151.23    1.32      72.00
12.       44,000,000       1.44           1.97        321,205        136.98    1.23      75.86
13.       43,000,000       1.41           1.93        257,280        167.13    1.20      76.11
14.       39,625,000       1.30           1.77        167,177        237.02    3.50      49.53
15.       39,000,000       1.27           1.75        358,385        108.82    1.23      75.14
      --------------      -----                                                ----      -----
      $1,154,049,463      37.72%                                               1.81X     63.57%
      ==============      =====                                                ====      =====

(1)  Reflects only the pooled trust component of The Villas Parkmerced Loan, and not the non-pooled trust component thereof represented by the Class VPM certificates nor the B Loan held outside the trust.

(2)  The sponsors, Ezra Beyman and Samuel Weiss, provided personal guarantees in the aggregate amount of $8,425,000 ($4,800,000 for the Empirian at Steele
     Park Loan and $3,625,000 for the Colonnade at Germantown Loan). Each
     guarantee terminates once the applicable property attains an occupancy percentage of 90% and both properties individually attain a debt service coverage ratio (the "DSCR") of at least 1.25x (based on an amortizing constant). The DSCR shown herein is 1.25x.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                        9

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       10

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       11

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       12

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL TMA LOAN BALANCE:       $300,000,000(1)

CUT-OFF TMA LOAN BALANCE:        $300,000,000(1)

% BY INITIAL UPB:                9.81%

INTEREST RATE:                   5.6480%(2)

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              November 1, 2005

MATURITY DATE:                   October 1, 2010

AMORTIZATION:                    Interest only

CALL PROTECTION:                 Lockout until October 31, 2007, then prepayment
                                 permitted upon payment of a yield maintenance
                                 premium. On and after July 1, 2010, prepayment
                                 is permitted without penalty.

SPONSORS:                        Rockpoint Group, L.L.C. and Stellar Management

BORROWER:                        Parkmerced Investors Properties, LLC

B-NOTE BALANCE:                  $200,000,000(1)

MEZZANINE DEBT:                  $28,000,000(3)

LOCKBOX:                         Soft

INITIAL RESERVES:                Tax:                  $2,515,250
                                 Insurance:            $3,100,000

                                 Structural:           $6,516,000

                                 Working Capital:      $3,050,000

                                 Free Rent:            $  433,503

MONTHLY RESERVES:                Tax:                  $  287,805

                                 Insurance:            $  216,667

                                 Replacements:         None(4)

                                 Operating Expenses:   None(5)
--------------------------------------------------------------------------------

(1)  The total mortgage financing amount of the Villas Parkmerced loan is
     $550,000,000 (the "Villas Parkmerced Whole Loan") consisting of a (i)
     $300,000,000 pooled portion (the "Senior TMA"), (ii) $50,000,000 non-pooled portion (the "Junior TMA") and (iii) $200,000,000 B-Note (the "B-Note").
     The B-Note consists of one or more separate notes, each of which is subordinate in right of payment to the Senior TMA and the Junior TMA and is not included in the trust. For additional information, see "Description of the Mortgage Pool -- Split Loan Structures" in the prospectus supplement.
     The DSCR calculation for the Villas Parkmerced Whole Loan plus the
     Mezzanine Loan (defined below) in the Financial Information chart is based on "As-Is" cash flow and assumes a LIBOR of 4.57% with respect to the
     Mezzanine Loan. The Senior TMA will, along with the other mortgage loans being deposited in the trust for the series CD 2006-CD2 certificates, back the series CD 2006-CD2 certificates. The Junior TMA will be included in the trust, however, the Junior TMA will back only the Class VPM Certificates
     (as such term is defined herein). For additional information regarding the capitalization structure, see "The Villas Parkmerced Capitalization"
     herein.

(2)  The final interest rate has not yet been determined. The interest rate herein represents an assumed interest rate.

(3)  The direct equity owner of the borrower incurred a $28,000,000 Mezzanine
     Loan (defined below) from GACC. Under certain circumstances, described below under "-- Current Mezzanine or Subordinate Indebtedness" the mezzanine borrower may obtain $24,000,000 of additional mezzanine debt.

(4)  Upon an event of default as such term is defined in the Villas Parkmerced loan documents, the borrower will be required to deposit $250 per unit per month. See "Reserves" herein.

(5)  Upon an event of default, as such term is defined in the Villas Parkmerced loan documents, the borrower will be required to deposit, on a monthly basis, an amount equal to lender-approved operating expenses. See
     "Reserves" herein.

(6)  Increase in UW Net Cash Flow and UW NOI from "As-Is" to "As-Stabilized"
     reflects that "As-Stabilized" is based on the 5-year cash flow projection for the Villas Parkmerced property.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                  VILLAS
                                                  VILLAS        PARKMERCED
                                                PARKMERCED     WHOLE LOAN +
                   SENIOR TMA     JUNIOR TMA    WHOLE LOAN    MEZZANINE LOAN
--------------------------------------------------------------------------------
LOAN BALANCE:     $300,000,000   $50,000,000   $550,000,000    $578,000,000

LOAN
   BALANCE/UNIT:  $     93,139   $   108,662   $    170,754    $    179,447

LTV:                     42.43%        49.50%         77.79%          81.75%

BALLOON LTV:             42.43%        49.50%         77.79%          81.75%

DSCR ("AS-IS"):           2.38x         2.04x          1.30x           1.19x

SHADOW RATING
   (S/M):               AA+/A3          Baa3          NR/NR           NR/NR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Multifamily

COLLATERAL:                      Fee simple interest in a 3,221-unit apartment
                                 complex located on approximately 115 acres.

LOCATION:                        San Francisco, California

YEAR BUILT / RENOVATED:          1944-1951/ Ongoing

TOTAL UNITS:                     3,221

PROPERTY MANAGEMENT:             Alliance Residential, LLC

OCCUPANCY (AS OF 10/31/05):      96.62%

UNDERWRITTEN NET OPERATING       "As-Is":           $41,647,319(6)
   INCOME:                       "As-Stabilized":   $56,524,713(6)

UNDERWRITTEN NET CASH FLOW:      "As-Is":           $40,842,069(6)
                                 "As-Stabilized":   $55,618,397(6)

APPRAISED VALUE:                 $707,000,000

APPRAISAL DATE:                  August 22, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       13

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

Senior                    LTV: 42.43%        Shadow
TMA      $300 million                     Rating (S/M):
                          DSCR: 2.38X        AA+/A3        Villas Parkmerced
                                                           Whole Loan
         -----------------------------------------------
Junior                    LTV: 49.50%   Shadow Rating(M)
TMA      $50 million
                          DSCR: 2.04X         Baa3
         -----------------------------------------------
B-Note   $200 million     LTV: 77.79%      DSCR: 1.30x
         -----------------------------------------------
         $28 million(1)   LTV: 81.75%      DSCR: 1.19x     Mezzaninie Debt
         -----------------------------------------------

                        $146.9 million(2)                  Rockpoint
                                                           Funds/Stellar
         -----------------------------------------------   Management
                                                           Equity

(1)  An additional $24 million of mezzanine financing may be funded subject to conditions set forth in the Villas Parkmerced loan documents.

(2)  Estimate equity based on acqisition cost shown on the closing date settlement statement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       14

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

                                                                             $ INCREASE PER
                                 NUMBER OF     AVG. IN    MARKET   % BELOW     MONTH IF @
         UNIT TYPE(1)              UNITS     PLACE RENT    RENT     MARKET     MARKET RENT
------------------------------   ---------   ----------   ------   -------   --------------

OCCUPIED UNIT MIX
Studio                                11       $1,194     $1,397      15%      $    2,240
One Bed/One Bath (Garden)            523        1,376      1,674      18          155,492
One Bed/One Bath (Tower)             541        1,377      1,774      22          214,701
Two Bed/One Bath                     784        1,519      1,957      22          343,655
Two Bed/Two Bath                    1021        1,535      2,055      25          530,747
Three Bed/Two Bath                   121        1,861      2,584      28           87,407
Three Bed/Two and a half Baths        68        2,174      3,027      28           58,017
Three Bed/Three Baths                 43        2,022      2,585      22           24,211
                                   -----       ------     ------     ---       ----------
TOTAL OCCUPIED                     3,112       $1,509     $1,964      23%      $1,416,471
                                   =====       ======     ======     ===       ==========
VACANT UNIT MIX
One Bed/One Bath (Garden)             22       $1,624     $1,677
One Bed/One Bath (Tower)              30        1,775      1,775
Two Bed/One Bath                      18        1,962      1,962
Two Bed/Two Bath                      36        2,050      2,050
Three Bed/Two Bath                     1        2,525      2,525
Three Bed/Two and a half Baths         2        3,160      3,160
                                   -----       ------     ------
TOTAL VACANT                         109       $1,909     $1,909
                                   -----       ------     ------               ----------
TOTAL                              3,221       $1,522     $1,962               $1,416,471
                                   =====       ======     ======               ==========

(1)  As of October 31, 2005.

GACC has been informed by the borrower that according to the prior owner of the
Villas Parkmerced property the occupancy rate at the Villas Parkmerced property was not less than 90% for calendar years 2001, 2002, 2003 or 2004. In addition,
GACC has been informed by the borrower that according to the prior owner of the
Villas Parkmerced property the average rent per unit at the Villas Parkmerced property was not less than $1,130 in calendar year 2003 and not less than $1,200 in calendar year 2004.

THE VILLAS PARKMERCED LOAN

THE LOAN. The Villas Parkmerced loan is a five-year interest-only loan, secured by a first priority mortgage on the borrower's fee simple interest in a
3,221-unit apartment complex located on 115 acres in San Francisco, California.
The $300 million Senior TMA (shadow rated "AA+"/"A3" (S/M)) has been contributed to the trust. The borrower acquired the Villas Parkmerced property at a cost of
$724.9 million, resulting in $146.9 million of cash equity (20.3%) remaining in the Villas Parkmerced property.

The Senior TMA will, along with the other mortgage loans being deposited in the trust for the series CD 2006-CD2 certificates, back the CD 2006-CD2 certificates. The Junior TMA will back four classes of certificates
(collectively, the "Class VPM Certificates") that will evidence beneficial ownership interests solely in the Junior TMA. The Junior TMA will not be pooled with the other mortgage loans backing the series CD 2006-CD2 certificates and is subordinate to the Senior TMA.

THE BORROWER. The borrower, Parkmerced Investors Properties, LLC, a Delaware limited liability company, is a single-purpose bankruptcy-remote entity with two independent directors for which a non-consolidation opinion was delivered at closing. The borrower is jointly sponsored by Rockpoint Group, L.L.C. (80%) and
Stellar Management (20%).

ROCKPOINT GROUP, L.L.C. ("Rockpoint") is a global real estate investment and asset management company, employing over 30 real estate professionals with offices in San Francisco, Boston, Dallas and Tokyo. Rockpoint was founded in
2003 by five former managing members of Westbrook Partners. Rockport's team includes San Francisco based investment and asset

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       15

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

management personnel. Since 1995 these principals have worked to invest over
$5.0 billion of equity in 200 separate transactions with a total peak capitalization of over $22 billion in real estate assets throughout the world.
The principals of Rockpoint have continued the philosophy of the Westbrook funds in targeting a broad range of real estate related investments with a particular focus on value creation opportunities, distressed/restructuring opportunities and complex situations across all asset classes and geographic regions. Since its inception, Rockpoint has raised in excess of $2 billion of capital to be utilized throughout the multiple fund target arenas from its many pension fund accounts. Assets include a variety of property types, including multi-family, office, hospitality, residential land development and distressed debt.

STELLAR MANAGEMENT ("Stellar") is an owner-operator of approximately 14,000 apartment units and three million sq. ft. of office space in the metro New York,
California, Washington, D.C. and South Florida markets. Formed in 1986, Stellar has purchased more than $2.5 billion in residential and commercial real estate in the past four years. Stellar's principals, including Laurence Gluck, have extensive real estate experience which has enabled them to successfully target under-performing and under-marketed assets and to seize opportunities which arise out of market conditions. Stellar uses an active, hands on management style to maximize property efficiencies in order to bring asset performance up to and beyond that of the market. Laurence Gluck's portfolio includes interests in approximately 50 properties, the majority of which are located in and around the New York metro area, such as Independence Plaza, 2 Rector Street, 137-9
Duane Street, and 167--175 West 81st Street, Park West Towers.

The principals of Rockpoint and Stellar are repeat sponsors of a Deutsche Bank borrower. Deutsche Bank recently completed a recapitalization of Independence
Plaza (also sponsored by Stellar and Westbrook, LLC, the predecessor to
Rockpoint), a 1,300 plus unit residential facility with similar rental regulations to those at the Villas Parkmerced.

THE PROPERTY. The Villas Parkmerced property is a 3,221-unit apartment complex located on 115 acres approximately 15 minutes from the financial district in San
Francisco, California. The Villas Parkmerced property is situated in the southwestern portion of San Francisco bounded by 19th Avenue and Junipero Serra
Boulevard to the east, Brotherhood Way to the south, Lake Merced Boulevard to the west, and Holloway Avenue to the north. Adjacent to the Villas Parkmerced property is San Francisco State University's campus which extends from 19th
Avenue westward to Lake Merced Boulevard and from the northern edge of the
Villas Parkmerced property northward to Holloway Avenue. The Villas Parkmerced property is a uniquely positioned asset in terms of size (3,221 units, over 3 million square feet, 115 acres) and location (7 miles from both the San
Francisco central business district and San Francisco Airport) with a daily traffic count of over 75,000 cars per day passing the asset on 19th Avenue alone. The Villas Parkmerced property is one of the largest multifamily projects in the country and offers high quality units with a convenient location. As with the vast majority of San Francisco rental projects, the Villas Parkmerced is operated as a rent-stabilized complex with annual increases for existing leases governed by the local Rent Guideline Board (as described below); however new leases are subject only to market conditions. The Villas Parkmerced is comprised of eleven, 12-story cast-in place concrete apartment towers (the "towers") and
36 garden-style complexes (the "townhomes") composed of patio homes and two-story wood-framed garden apartment buildings. In addition, there is an on-site shopping center, which is not part of the collateral for the Villas
Parkmerced loan. The townhomes feature design elements such as parquet flooring, oversized windows, walk-in closets, and spacious living areas throughout one, two and three bedroom units, providing residents a neighborhood environment with the amenities of an urban setting. The towers combine urban living with spacious floor plans and convenience, as well as views of Lake Merced, the Pacific Ocean and the surrounding golf courses. The tower units feature oversized windows, floor-to-ceiling tiled bathrooms, walk-in closets, modern gas appliances, parquet wood-flooring, and spacious living areas. All units have kitchens equipped with refrigerators, ranges and built-in hoods and many units are also equipped with dishwashers. Laundry facilities are located in the basement of each tower and each block of the garden units is equipped with common laundry facilities. The Villas Parkmerced property features 24-hour courtesy patrol and entry guard system that allows secured access to the buildings. On-site amenities include a state-of-the-art fitness center, all-digital movie theatre, club room with billiards and fireplace lounge, business center, San Francisco
Municipal Railway System ("MUNI") bus and rail lines, shuttles to Bay Area Rapid
Transit ("BART") and concierge services.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       16

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

PROPERTY HISTORY. The Villas Parkmerced property was constructed during and after World War II by MetLife. The Villas Parkmerced property benefits from the
World War II era building standards as is evidenced by the real hardwood floors in many of the units and high quality tiling in the bathrooms and kitchens. In the early 1990's approximately $14.9 million of capital improvements were made to the Villas Parkmerced property, which included the replacement of windows and the tower roofs, both long term projects. In 1999, Carmel Partners purchased the
Villas Parkmerced property from the Helmsley's and from 1999-2004, Carmel
Partners invested over $40 million into the Villas Parkmerced property, which improvements included tower and garden roof replacement, kitchen upgrades
(flooring/appliance replacement), HVAC replacement in garden units, and other renovations. Rockpoint and Stellar intend to invest an additional $40 million into the Villas Parkmerced property, for improvements including, a new landscaping package, new entrance designs, facade maintenance, numerous repairs and capital expenditures on apartment units and repairs to ventilation systems in many garages, all of which are expected to improve property quality and cut operational expenses. Additionally, the acquisition cost of $724.9 million represents a significant discount to replacement cost when considering the scarcity of any available land proximate to the San Francisco central business district, let alone a parcel comparable to the size of the Villas Parkmerced property (115 acres).

SAN FRANCISCO RENT STABILIZATION. In 1979, the Rent Board of the City of San
Francisco responded to critically low vacancy factors and rapidly increasing rental rates by limiting yearly rental increases on existing leases to 60% of the consumer price index ("CPI") for the previous 12 months, but in no event greater than 7%. This adjustment is published on March 1 of each year, as made public by the US Department of Labor. Historically, these increases have ranged from 0.5% to 3.0% per annum. The increase governing the period from March 1,
2005 to February 28, 2006 was 1.2%, with increases to be applied to leases on the one-year anniversary date for each.

The rent stabilization statutes do not govern rental units that are vacant or become vacant upon a tenant's departure, whereupon, the landlord is permitted to increase rents for the applicable unit to prevailing market rates. In addition to the CPI adjustment, landlords can petition the Rent Guideline Board for the ability to pass through operating and maintenance expense increases of up to a
7% increase in rental rate in excess of CPI adjustment (increases due to property operating expenses and capital costs being capped at 7% for any 5-year period). Even though vacant rental units are not subject to rent stabilization, tenants may be discouraged from vacating because of a desire to "lock-in" below market rents. Nevertheless, the attrition rate at the Villas Parkmerced property over the past four years has increased approximately 30% per annum or 320 units per year.

THE MARKET. The Villas Parkmerced property is surrounded on all sides by a variety of natural boundaries and densely developed residential, recreational and educational facilities. These boundaries include San Francisco State
University and Stonestown Galleria to the north, Lake Merced and the Pacific
Ocean to the west, Olympic and San Francisco Golf Club to the south, and residential homes to the east. Additionally, the Villas Parkmerced property is located near many of the Bay Area's major arterial roadways, including 19th
Avenue/ Highway 1 to the east, Highway 35 to the north and west and Interstate
280, which is located less than one mile to the south. Interstate 280 provides access to Highway 101, which in turn delivers commuters to San Jose and Silicon
Valley. There are several notable facilities located nearby, including Lake
Merced, Harding Park Golf Course (Golf Magazine's Top 100 Courses You Can Play
and Home of the 2005 PGA Tour American Express Championship), Olympic Country
Club (home of the 1998 US Open and future 2012 US Open) and San Francisco Golf
Club. The lake is used for recreational purposes with facilities that include
Lake Merced Sports Center, San Francisco Police pistol range, and the Pacific
Rod and Gun Club. San Francisco's Golden Gate Park is located approximately two miles north of the neighborhood, and the Pacific Ocean is situated approximately one-mile west of the district. Public transportation is also easily accessible from the Villas Parkmerced property, with the MUNI bus and rail lines, and
Golden Gate Transit and East Bay Transit buses all stopping directly in front of the property. Each of the transportation services offers service to the San
Francisco central business district as well as other major employment generators, including University of California, San Francisco Medical Center and
the nearby Richmond and Sunset districts.

The Villas Parkmerced property is located within walking distance of Stonestown
Galleria, an 850,000 square foot shopping center containing 130 stores, anchored by Nordstrom and Macy's, owned and operated by General Growth Properties. In addition, situated directly to the north of the Villas Parkmerced property is
San Francisco State University ("SFSU"), a four-year

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       17

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

institution with approximately 28,200 students enrolled. The southwestern San
Francisco submarket is bounded by Junipero Serra Boulevard to the east,
Brotherhood Way to the south, Lake Merced Boulevard to the west, and Holloway
Avenue to the north. The predominant land use in the immediate area is residential, originally built-out in the late 1940's and early 1950's as a planned residential and commercial district. The neighborhood is nearly 100 percent built-out with little, if any, developable land available. Approximately
60% of existing construction is residential. This residential construction generally takes two forms -- single family residential and apartments. The apartments include two large complexes -- the Villas Parkmerced property and the
Stonestown Apartments, along with other comparable properties in the San
Francisco submarket, may compete with the Villas Parkmerced property for prospective tenants. Both of these complexes offer two to three-story garden apartments and multi-story mid-rise buildings. There are several public and private schools located in the neighborhood providing elementary through college level curriculums and situated throughout the neighborhood are various churches, parks, and other public uses. The neighborhood is a popular residential area due to its location near shopping, schools and transportation routes.

Some of the highlights of the overall San Francisco Area include a well diversified economy, superb educational institutions, and a well educated population with many in their prime renter years (ages 25-34). According to an
Eastdil San Francisco market overview, San Francisco ranks last out 181 major
United States metropolitan areas in terms of housing affordability with respect to median home price. One of the main draws of the Villas Parkmerced property is the potential for a rebound of markets rents to their peak levels in 2000-2001.
Market rents are down over 18% from that time, and housing prices have increased by more than 250%. This has created one of the most significant rent/own imbalances in the United States and many industry analysts believe that this imbalance is not sustainable. The rapid increase in home values and the depletion of rental supply over the past five years have created significant potential for the increase of rental rates in the marketplace.

RealFacts estimates that the San Francisco average rent in the fourth quarter of
2005 was $1,901, which represents a 6.6% increase from one year ago. The average rental rates in the San Francisco market as of fourth quarter 2005 ranged from
$1,355 per month for a studio unit up to $2,865 for a three-bedroom townhouse unit. Across the entire San Francisco market, average rents are more than 18%
below their peak of $2,180/month in 2000. San Francisco continues to rank among the nation's most expensive rental markets on both a per square foot and an absolute dollar basis. Rent concessions diminished in frequency and size over
2004, providing additional evidence that the rental market may have reached its lowest point. Overall rents at the Villas Parkmerced property appear to be stabilizing around $1,522/month, which should provide a basis for continued
strong rental rate growth into the future. Since 1981, rents in San Francisco have increased by an average of over 5% annually. With the economic recovery underway, vacancy rates are beginning to stabilize. The fourth quarter of 2005 posted occupancy of 97.1% for the San Francisco market, up from 94.8% in the fourth quarter 2004 according to RealFacts. Significant upside is expected as occupancy returns to historical levels.

           APARTMENT SUBMARKET STATISTICS -- SAN FRANCISCO, CALIFORNIA

                OBD/1BA   JR 1 BD   1BD/1BA   2BD/1BA   2BD/2BA   2BD TH   3BD/2BA    3BD TH
                -------   -------   -------   -------   -------   ------   -------   --------
                  AVG.      AVG.      AVG.      AVG.      AVG.     AVG.      AVG.     AVG.        MKT
                  RENT      RENT      RENT      RENT      RENT     RENT      RENT     RENT      AVERAGE
                -------   -------   -------   -------   -------   ------   -------   --------   -------

Average          $1,355    $1,461    $1,754    $1,948    $2,490   $2,032    $2,704   $  2,865    $1,901
$ /SF/Avg.       $ 2.78    $ 2.73    $ 2.46    $ 2.29    $ 2.31   $ 2.06    $ 2.16   $   2.05    $ 2.28
1 Year Change      5.30%     6.90%     5.90%     6.60%    10.40%    30.40%    0.50%   --29.50%     6.60%

Source: RealFacts 4th Quarter 2005 Apartment Survey.

PROPERTY MANAGEMENT. The property is managed by a wholly owned subsidiary of
Alliance Residential Company ("Alliance"). Alliance is a fully integrated multifamily real estate operating company with expertise in property management, development, acquisition services, general contracting, redevelopment, and asset management. Alliance was established in 1985 and was formerly Trammell Crow
Residential -- West. The name was changed when the company merged with BRE
Properties Inc., a

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       18

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

publicly traded real estate investment trust in 1997. Alliance was subsequently privatized by a team of veteran real estate executives, formerly the Trammell
Crow Residential -- West management team. Alliance was formed to provide superior residential management services exclusively to third party owners.
Alliance currently manages an apartment portfolio valued in excess of $3 billion spanning eight states and 17 major metropolitan markets. In connection with its management of the Villas Parkmerced property, Alliance will receive a monthly management fee equal to 1.0% of the collected revenues of the Villas Parkmerced property. Alliance has agreed to subordinate its rights under the applicable management agreement entered into between the borrower and Alliance, including receipt of its monthly management fee, to the terms and provisions of the Villas
Parkmerced loan documents. Upon the occurrence of an event of default, as such term is defined in the Villas Parkmerced loan documents or the insolvency of
Alliance, the lender may require the borrower to terminate the applicable management agreement with Alliance and replace Alliance with a qualified manager, which must satisfy certain requirements set forth in the Villas
Parkmerced loan documents. Alliance is not affiliated with Alliance Holding LLC in Chicago.

LOCKBOX/CASH MANAGEMENT. The loan has been structured with a soft lockbox, with in-place cash management.

RESERVES. Ongoing reserves for taxes and insurance will be funded throughout the term of the Villas Parkmerced loan. At closing, the borrower deposited
$6,516,000 for structural reserves, $3,050,000 as a working capital reserve and
$433,503 as a free rent reserve. Upon the occurrence of an event of default under the loan documents, the borrower is required to deposit (i) $250 per unit per month into the replacement reserve account and (ii) an amount equal to lender-approved operating expenses per month into the operating expense reserve account.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The direct equity owner of the borrower incurred $28 million of mezzanine debt (the "Mezzanine Loan") at the closing of the Villas Parkmerced loan which was utilized towards the $724.9 million acquisition cost of the Villas Parkmerced property. The Mezzanine Loan is interest only for its entire term and has an initial term of two years with three one-year extension options. The mezzanine lender entered into an intercreditor agreement which agreement memorializes the subordination and junior status of the Mezzanine Loan relative to the Villas Parkmerced Whole Loan and includes various senior lender protections, including certain restrictions on the rights of the mezzanine lender to take enforcement actions and transfer the Mezzanine Loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. In addition, pursuant to the terms of the Mezzanine Loan, the mezzanine borrower may obtain $24 million of additional mezzanine debt (the "Future Mezzanine Debt") to pay for 80% of the cost of renovations and other capital improvements with respect to the Villas
Parkmerced property, with sponsor equity required to fund the remaining 20% of such future costs. The Villas Parkmerced loan documents permit the mezzanine borrower to obtain the Future Mezzanine Debt during the initial two year term of the Mezzanine Loan. If certain conditions of the Villas Parkmerced loan documents are satisfied the mezzanine borrower may obtain any remaining unfunded portion of the Future Mezzanine Debt during the third year of the Mezzanine Loan term. Thereafter, the mezzanine lender is not required to fund any portion of the Future Mezzanine Debt.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       19

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
3711 19th Avenue         COLLATERAL TERM SHEET  SENIOR TMA BALANCE: $300,000,000
San Francisco, CA 94132    VILLAS PARKMERCED    SENIOR TMA DSCR: 2.38x ("As-Is")
                                                SENIOR TMA LTV: 42.43%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       20

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       21

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       22

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       23

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $125,000,000

CUT-OFF BALANCE:                 $125,000,000

% BY INITIAL UPB:                4.09%

INTEREST RATE:                   5.7180%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              February 1, 2006

MATURITY DATE:                   January 1, 2011

AMORTIZATION:                    Interest only

CALL PROTECTION:                 Lockout for 24 months from securitization date,
                                 then defeasance is permitted. On and after
                                 September 1, 2010, prepayment permitted without
                                 penalty.

SPONSOR:                         The Macerich Company

BORROWER:                        Macerich Valley View Limited Partnership

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES:                None

MONTHLY RESERVES(1):             None
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $170.43

BALLOON BALANCE / SQ. FT.:       $170.43

LTV:                             73.96%

BALLOON LTV:                     73.96%

DSCR:                             1.66x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Super-regional mall

COLLATERAL:                      Fee simple

LOCATION:                        Dallas, Texas

YEAR BUILT / RENOVATED:          1965 / 2004

COLLATERAL SF:                   733,459 sq. ft.

TOTAL MALL SF:                   1,570,978 sq. ft.

PROPERTY MANAGEMENT:             Macerich Property Management Company, LLC (a
                                 borrower affiliate)

OCCUPANCY (AS OF 11/30/05):      91.04%

UNDERWRITTEN NET OPERATING
   INCOME:                       $12,458,705

UNDERWRITTEN NET CASH FLOW:      $12,005,378

APPRAISED VALUE:                 $169,000,000

APPRAISAL DATE:                  December 9, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       24

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

                                 ANCHOR TENANTS

                                % OF TOTAL     EXPIRATION                          TTE 11/30/05
     TENANTS         SQ. FT.    MALL SQ. FT.      DATE      RATINGS (S/M/F)(1)        SALES
-----------------   ---------   ------------   ----------   ------------------   ---------------

Dillard's Inc.(2)     302,268       19.24%         NAP           BB/B2/BB-       $    42,000,000(3)
Foley's(2)(4)         300,196       19.11          NAP       BBB / Baa1 / BBB+        51,600,000(3)
Sears(2)              235,055       14.96          NAP           BB+/NR/BB            32,800,000(3)
J.C. Penney(5)        220,378       14.03      11/01/2016      BB+/Ba1/BBB-           21,000,000
AMC Theaters           72,991        4.65      05/31/2024          -/-/-         $437,500/Screen
                    ---------       -----                                        ---------------
TOTAL/WTD. AVG.     1,191,688       75.86%                                       $   154,219,683
                    =========       =====                                        ===============

(1)  Credit ratings are of parent company whether it guarantees the related lease or not.

(2)  The Dillard's, Foley's and Sears stores are not collateral for Valley View
     Center loan. Dillards, Foley's and Sears are subject to REAs that expire on
     June 19, 2022.

(3)  Estimated sales as reported by Macerich.

(4)  The Valley View Center loan documents permit the borrower to purchase the parcel currently owned by Foley's and, subject to certain requirements in the Valley View Center loan documents, extend the lien of the mortgage to include this parcel. Thereafter, subject to conditions in the loan documents, the borrower has the right to sell and obtain a release of all or a portion of the Foley parcel.

(5)  The J.C. Penney lease contains a purchase option for $1.00. In the event
     J.C. Penney exercises this option, the Valley View Center loan documents permit the borrower to terminate the J.C. Penney lease, sell the parcel to
     J.C. Penney and obtain a release of the parcel from the lien of the mortgage, provided that if the termination of the J.C. Penney lease triggers the termination of any in-line store leases, then the sponsor will be required to enter into a master lease for any space demised under such in-line lease. Such master lease is required to remain in effect until the debt service coverage ratio for the Valley View Center loan is equal to or greater than the debt service coverage ratio as of the date of the termination, cancellation or surrender of the in-line lease. Rent from the
     J.C. Penney store was excluded from the underwritten net cash flow calculations herein and throughout the prospectus supplement.

                       IN-LINE TENANTS SUMMARY INFORMATION

TTE (12/04-11/05) SALES PSF (WA)   OCC. COST AS % OF SALES (WA)
--------------------------------   ----------------------------
$301/sq. ft.                       16.13%

                              MAJOR IN-LINE TENANTS

                             % OF TOTAL       LEASE         BASE       TTE 11/30/05    RATINGS     TTE 11/30/05
     TENANT       SQ. FT.   MALL SQ. FT.   EXPIRATION   RENT/SQ. FT.       SALES      (S/M/F)(1)   SALES/SQ. FT.
---------------   -------   ------------   ----------   ------------   ------------   ----------   -------------

Steve & Barry's    41,457       2.64%      01/31/2013      $ 8.00               (2)      -/-/-           (2)
Lane Bryant        13,873       0.88       01/31/2007       21.57       $2,884,641       -/-/-        208
Radio One          13,204       0.84       02/29/2012       14.87               (3)    BB-/B2/-          (3)
Limited Too        11,742       0.75       05/31/2009       24.00        1,600,330    BBB/Baa2/-      136
Wave X             11,325       0.72       12/31/2008       18.24        1,072,360       -/-/-         95
Chuck E. Cheese    11,300       0.72       12/31/2015       10.62        1,767,824       -/-/-        156
Charlotte Russe     7,054       0.45       06/30/2009       24.24        1,081,800       -/-/-        153
                  -------       ----                       ------       ----------                   ----
TOTAL/WTD. AVG.   109,955       7.00%                      $14.61       $8,406,955                   $152(2)(3)
                  =======       ====                       ======       ==========                   ====

(1)  Credit ratings are of the parent company whether it guarantees the lease or not.

(2)  Steve & Barry's recently took space previously occupied by Old Navy, which had TTE 11/30/05 sales of $132 per square foot and an occupancy cost of
     9.57%. The Steve & Barry's space is thus excluded from applicable weighted average calculations.

(3)  Radio One does not report sales figures. Applicable weighted average calculations exclude the Radio One space.

                              ROLLOVER SCHEDULE(1)

                                                                                                                    CUMULATIVE
             NUMBER OF                                                CUMULATIVE                      % OF BASE     % OF BASE
  YEAR OF      LEASES    EXPIRING       % OF          CUMULATIVE         % OF           ANNUAL       ACTUAL RENT   ACTUAL RENT
EXPIRATION    EXPIRING    SQ. FT.   TOTAL SQ. FT.   TOTAL SQ. FT.   TOTAL SQ. FT.   RENT / SQ. FT.     ROLLING       ROLLING
----------   ---------   --------   -------------   -------------   -------------   --------------   -----------   -----------

2005              7        14,825         2.0%          14,825            2.0%          $34.68            5.0%          5.0%
2006             12        29,595         4.0           44,420            6.1            25.73            7.4          12.5
2007             11        23,085         3.1           67,505            9.2            39.02            8.8          21.3
2008             20        40,936         5.6          108,441           14.8            31.58           12.6          33.9
2009             18        43,373         5.9          151,814           20.7            31.42           13.6          47.3
2010              9        29,312         4.0          181,126           24.7            22.69            6.5          53.8
2011              6        18,057         2.5          199,183           27.2            32.39            5.7          59.5
2012              3        14,300         1.9          213,483           29.1            16.58            2.3          61.8
2013              5        50,666         6.9          264,149           36.0            11.98            5.9          67.7
Thereafter       17       403,557        55.0          667,706           91.0             8.17           32.3         100.0
Vacant                     65,753         9.0          733,459          100.0
                ---       -------       -----          -------          -----
TOTAL:          108       733,459       100.0%         733,459          100.0%
                ===       =======       =====          =======          =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors -- Risks Related to the Mortgage Loans -- Certain Additional Risks Related to Tenants" in
     the prospectus supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       25

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road            COLLATERAL TERM SHEET        BALANCE: $125,000,000
Dallas, TX 75240               VALLEY VIEW CENTER          DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

THE VALLEY VIEW CENTER LOAN

THE LOAN. The Valley View Center loan is a five-year interest-only loan secured by a first priority mortgage on the borrower's fee simple interest in 733,459
sq. ft. of a 1,570,978 sq. ft. super-regional mall located in Dallas, Texas.
Based on the appraised value of $169 million, there is $44 million of implied equity.

THE BORROWER. The borrower, Macerich Valley View Limited Partnership, is a single-purpose, bankruptcy-remote entity with two independent directors for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by The Macerich Company.

THE MACERICH COMPANY ("Macerich") is a fully integrated self-managed and self-administered real estate investment trust ("REIT") that focuses on the acquisition, leasing, management and redevelopment of regional malls and community centers throughout the United States. Macerich is one of the largest owners/operators of regional malls in the United States and the largest in the
Western United States. The Macerich portfolio consists of 76 million square sq.
ft. of gross leaseable area consisting primarily of interests in 75 regional malls. In April 2005, Macerich acquired Wilmorite and its portfolio of 11 regional malls and two community shopping centers encompassing 13.4 million sq.
ft. for approximately $2.333 billion, making Macerich the third largest regional mall REIT in the United States. For the past 29 years, Macerich has carved out a niche in the regional mall industry by acquiring dominant regional malls and subsequently transforming those properties through redevelopment, leasing, management and marketing into even more dominant malls. As of February 14, 2006,
Macerich had a market capitalization of $4.17 billion. Macerich is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Valley View Center property is a 1,570,978 sq. ft., three level super-regional mall located in Dallas, Texas, of which 733,459 sq. ft. is collateral for the Valley View Center loan. As of November, 2005, the Valley
View Center property was 91.04% occupied by over 100 specialty shops, restaurants, and an AMC theater. Macerich acquired the Valley View Center property from LaSalle Street Fund in 1996 and has wholly owned the Valley View
Center property since that time. The original mall and the Sears Holdings
Corporation anchor store were built in 1965, and Foley's was added in 1972. In
1979, Dillard's, Inc. joined the mall and in 1989, Bloomingdale's, which is now
J.C. Penney, was added. In 2004, Macerich completed a $24 million, 73,000 sq.
ft. development of the AMC Theater, which currently generates approximately $7 million in sales annually or $437,500 per screen. The collateral for the Valley
View Center loan includes four pads immediately west of the mall known as
"Valley View Adjacent." Currently two of the pads are improved; one by Chuck E.
Cheese (11,300 sq. ft.) and one by Valley View Sportsplex (60,800 sq. ft.). The
Valley View Sportsplex facility offers a gym and an indoor sporting facility for rent by nearby recreational leagues in Dallas. The other two pads are currently unimproved land.

The Valley View Center property is located in the block bounded by Alpha Road to the north, Preston Road to the east, Lyndon B. Johnson Freeway to the south and
Mont Fort Place to the west. This location is in north central Dallas at the intersection of the Dallas North Tollway and Interstate-635. Interstate-635 is a
beltway that encircles the Dallas metropolitan statistical area ("MSA").
Interstate-635 is an east-west thoroughfare when it intersects with the Dallas
North Tollway, which is the main north/south highway connecting downtown Dallas and the northern suburbs. Combined these two arteries provide excellent linkages throughout the great Dallas area.

SIGNIFICANT TENANTS. The Valley View Center property is 91.04% occupied as of the November, 2005 rent roll.

     DILLARD'S, INC. ("Dillard's") (302,268 sq. ft., 19.24% GLA, rated BB/B2/BB-
     by S/M/F) operates retail department stores in the southeastern, southwestern, and midwestern portions of the United States. Dillard's offers cosmetics, women's and juniors' clothing, children's clothing, men's clothing and accessories, shoes, accessories and lingerie, and home furnishings. As of December 1, 2005, Dillard's operated 329 stores in 29 states. As of February 5, 2006, Dillard's has a market capitalization of
     $2.03 billion, and trailing twelve month revenue of $7.75 billion. All of
     Dillard's stores are owned or leased from third parties.

     FOLEY'S (300,196 sq. ft., 19.11% GLA, rated BBB/Baa1/BBB+ by S/M/F) is a regional retailer with 72 stores located in Colorado, Louisiana, New
     Mexico, Oklahoma and Texas. Foley's stores are operated by Federated
     Department Stores,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       26

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

     Inc. ("Federated"), one of the nation's leading retailers. As of January 5,
     2006, Federated operated approximately 950 department stores and approximately 720 bridal and formalwear stores in 49 states, the District of Columbia, Guam, and Puerto Rico under the names of Macy's,
     Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, Lord &
     Taylor, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May,
     Strawbridge's, The Jones Store, David's Bridal, After Hours Formalwear, and
     Priscilla of Boston. As of February 5, 2006, Federated had a market capitalization of $18.79 billion and trailing twelve month revenue of
     $18.02 billion.

     SEARS HOLDINGS CORPORATION ("Sears") (235,055 sq. ft., 14.96% GLA, rated
     BB+/Ba1/BB by S/M/F) is a large broadline retailer, with approximately
     3,800 full-line and specialty retail stores in the United States and
     Canada. Sears was formed pursuant to the March 2005 merger of Kmart
     Corporation and Sears, Roebuck and Co., which continue to operate separately under their respective brand names. Sears is a home appliance retailer, as well as a provider of tools, lawn and garden products, home electronics and automotive repair and maintenance services. As of February
     5, 2006, Sears has a market capitalization of $19.23 billion, and trailing twelve revenues of $38.85 billion.

     J.C. PENNEY COMPANY, INC. ("J.C. Penney") (220,378 sq. ft., 14.03% GLA,
     rated BB+/Ba1/BBB- by S/M/F) sells family apparel, jewelry, shoes, accessories, and home furnishings to customers through department stores, catalog, and the internet. As of July 30, 2005, J.C. Penney operated 1,015 department stores throughout the United States and Puerto Rico. As of
     February 5, 2006, J.C. Penney had a market capitalization of $13.02 billion and trailing twelve month revenues of $18.86 billion.

     AMC ENTERTAINMENT INC. ("AMC") (72,991 sq. ft., 4.65% GLA) is the second largest movie theater chain in the United States (behind the Regal
     Entertainment Group). AMC owns approximately 415 theaters that house almost
     5,672 screens, about 75% of which are in multiplexes (units with more than
     14 screens and stadium seating). AMC operates in nearly 30 states and the
     District of Columbia, as well as in Canada, Europe, Asia, and South
     America. AMC also teamed with other media and theater firms such as Famous
     Players (bought by Cineplex Entertainment in 2005), Hollywood Media, and
     National Amusements to launch MovieTickets.com, of which AMC owns approximately 25%. In 2006, AMC bought rival Loews Cineplex, significantly increasing its market share.

THE MARKET. The Dallas-Fort Worth-Arlington MSA has a population of nearly 5.7 million and is the ninth largest MSA in the United States. The city of Dallas, located in Dallas County, is the largest incorporated area within the
Dallas-Fort Worth-Arlington MSA.

The area surrounding the Valley View Center property has been densely developed for a number of years. The immediate surrounding area includes high-rise office buildings, strip and freestanding commercial buildings and hotels. Notable retailers in close proximity to the Valley View Center property include Target,
Family Dollar, Big & Tall Casual Male and DSW, Inc. The most intensive land use in proximity to the Valley View Center property is the Dallas Galleria complex, a 3.8 million square foot mixed-use development. The Dallas Galleria complex contains three office buildings totaling 1.5 million square feet, a 1.4 million square foot high fashion regional mall and an 18-story, 431-room Westin-flagged hotel. Whereas the Dallas Galleria mall focuses on the higher end price points
Valley View Center focuses on the mid-price point range. The only other mid-price point mall in the general vicinity is Stonebriar Centre, approximately
13 miles from the Valley View Center property. Recently, the area surrounding the Valley View Center property has witnessed a regentrification as older apartment complexes are being replaced by new properties. Specifically, the
Verona Apartments, a 272-unit mid- and high-rise apartment complex located one block west from the Valley View Center property along Noel Road was completed in
2001. In addition, construction has commenced on an urban village style apartment and retail complex on a five-acre site located minutes from the Valley
View Center property.

The Valley View Center is located within the Far North Dallas submarket. As of second quarter 2005, the submarket with no differentiation of property type exhibits an average vacancy of 8.3% and average asking rent per sq. ft. of
$12.89, according to

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       27

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

REIS. In comparison, the Valley View Center property currently maintains a vacancy of 9% and a below market average rent per sq. ft. of $11.79. Below is a table listing five competing malls.

                                 COMPETITIVE SET

                                              DISTANCE
       COMPETITION           SQ. FT.        FROM SUBJECT                               ANCHORS
------------------------   -----------   ------------------   --------------------------------------------------------

Northpark Center           1.8 million   5 miles southeast    Foley's, Dillard's, Neiman Marcus, Nordstrom
The Shops at Willow Bend   1.3 million   6 miles north        Neiman & Marcus, Foley's, Lord & Taylor, Dillard's, Saks
Stonebriar Centre          1.7 million   13 miles north       Nordstrom, Macy's, Sears, Foley's, J.C. Penney, Galyans
Galleria                   1.4 million   0.5 miles west       Macy's, Nordstorm, Saks
Collin Creek Mall          1.1 million   12 miles northeast   Dillard's, Foley's, J.C. Penney, Sears, Mervyn's

PROPERTY MANAGEMENT. The property is managed by the Macerich Property Management
Company, LLC, an affiliate of the borrower.

LOCKBOX/CASH MANAGEMENT. The Valley View Center loan is structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence and continuation of a "Lockbox Event." A "Lockbox Event"
means (i) an event of default, as such term is defined in the Valley View Center loan documents or (ii) if the debt service coverage ratio is less than or equal to 1.25x for two consecutive calendar quarters.

RESERVES. During the existence of a Lockbox Event, the borrower is required to deposit monthly reserves for (i) taxes and insurance premiums equal to 1/12th of the annual amounts required by the lender, (ii) tenant improvement and leasing commissions in the amount of $27,955 and (iii) capital expenditures in the amount of $9,822.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

COLLATERAL RELEASE. In addition to the J.C. Penney release and the Foley's release, each described above in footnotes four and five to the "Anchor Tenants"
chart, the Valley View Center loan documents permit the partial defeasance and release of a to-be-determined portion of the Valley View Center property (the
"Release Parcel") after the expiration of the defeasance lockout period provided, among other things, (i) such release will not result in a loss of more than 25,000 rentable square feet of retail space, (ii) the DSCR for the Valley
View Center loan, after taking into account any improvement which is proposed to be built on the Release Parcel and its effect on income and expenses at the
Valley View Center property, will not be less than the greater of 1.45x or 90%
of the DSCR for the Valley View Center loan as of the date immediately preceding such release, (iii) the fair market value of the Release Parcel (as determined by a new appraisal) does not exceed $15,000,000, (iv) the borrower provides eligible defeasance collateral in an amount sufficient to partially defease the fair market value of the Release Parcel and (v) rating agency confirmation. In addition, the Valley View Center loan documents also permit the release of unimproved, non-income producing parcels.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       28

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
13331 Preston Road          COLLATERAL TERM SHEET          BALANCE: $125,000,000
Dallas, TX 75240              VALLEY VIEW CENTER           DSCR: 1.66x
                                                           LTV: 73.96%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       29

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       30

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
200 South Orange Avenue        COLLATERAL TERM SHEET        BALANCE: $77,000,000
Orlando, FL 32801                 SUNTRUST CENTER           DSCR: 2.45x
                                                            LTV: 50.33%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       31

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
200 South Orange Avenue        COLLATERAL TERM SHEET        BALANCE: $77,000,000
Orlando, FL 32801                 SUNTRUST CENTER           DSCR: 2.45x
                                                            LTV: 50.33%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Refinance

SHADOW RATING (S/M):             BBB / Baa3

ORIGINAL BALANCE:                $77,000,000

CUT-OFF BALANCE:                 $77,000,000

% BY INITIAL UPB:                2.52%

INTEREST RATE:                   5.3360%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              February 1, 2006

MATURITY DATE:                   January 1, 2016

AMORTIZATION:                    Interest only

CALL PROTECTION:                 Lockout for 24 months from securitization date,
                                 with defeasance permitted thereafter. On and
                                 after September 1, 2015, prepayment is
                                 permitted without penalty.

SPONSOR:                         Macquarie Office Trust (75%) and EOP Operating
                                 Limited Partnership (25%)

BORROWER:                        SunTrust Center Owner, L.L.C.

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES(1):             SunTrust Rollover
                                 Reserve: $10,000,000

MONTHLY RESERVES(1):             None
--------------------------------------------------------------------------------

(1) See "Reserves" below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $119.14

BALLOON BALANCE / SQ. FT.:       $119.14

LTV:                               50.33%

BALLOON LTV:                       50.33%

DSCR:                               2.45x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Orlando, Florida

YEAR BUILT / RENOVATED:          1988 / Ongoing

COLLATERAL SF:                   646,281 sq. ft.

PROPERTY MANAGEMENT:             Equity Office Management, L.L.C.
                                 (a borrower affiliate)

OCCUPANCY (AS OF 12/9/05):       85.82%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 10,692,516

UNDERWRITTEN NET CASH FLOW:      $ 10,223,493

APPRAISED VALUE:                 $153,000,000

APPRAISAL DATE:                  November 14, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       32

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
200 South Orange Avenue        COLLATERAL TERM SHEET        BALANCE: $77,000,000
Orlando, FL 32801                 SUNTRUST CENTER           DSCR: 2.45x
                                                            LTV: 50.33%
--------------------------------------------------------------------------------

                              MAYOR OFFICE TENANTS

                                                              WEIGHTED
                                                              AVG RENT            LEASE            RATINGS
             TENANT                  NRSF    % NRSF   % GPR      PSF           EXPIRATION         (S/M/F)(1)
--------------------------------   -------   ------   -----   --------   ----------------------   ----------

SunTrust Banks, Inc.               267,214    41.35%  39.12%   $21.96    07/10/08 & 06/30/11(2)   A+/Aa3/A+
Holland & Knight LLP                52,417     8.11    8.23     23.55    05/31/06 & 11/30/10(3)      N/A
Baker & Hostetler LLP               52,368     8.10    8.59     24.60           03/31/14             N/A
Orange County Property Appraiser    49,307     7.63    8.51     25.89           12/31/09          A--/A1/A--
CNL Financial Group, Inc.           29,462     4.56    4.81     24.50    03/31/06 & 06/30/06(4)      N/A
                                   -------    -----   -----    ------
TOTAL/WA:                          450,767    69.75%  69.25%   $23.14
                                   =======    =====   =====    ======

(1)  Credit ratings are of parent company whether it guarantees the lease or not.

(2)  SunTrust Banks, Inc. has 257,158 sq. ft. that expires on July 10, 2008 and
     10,056 sq. ft. that expires on June 30, 2011.

(3)  Holland & Knight LLP has 1,762 sq. ft. that expires on May 31, 2006 and
     50,655 sq. ft. that expires on November 30, 2010.

(4)  CNL Financial Group, Inc. has 20,950 sq. ft that expires on March 31, 2006 and 8,512 sq. ft. that expires on June 30, 2006.

                                LEASE ROLLOVER(1)

                                                                                                CUMULATIVE
                                                                                                   % OF
                                                                                    % OF BASE      BASE
             NUMBER OF                                      CUMULATIVE                ACTUAL      ACTUAL
 YEAR OF      LEASES     EXPIRING     % OF     CUMULATIVE      % OF       ANNUAL       RENT        RENT
EXPIRATION   EXPIRING       SF      TOTAL SF    TOTAL SF     TOTAL SF    RENT PSF    ROLLING      ROLLING
----------   ---------   --------   --------   ----------   ----------   --------   ---------   ----------

MTM               4         2,231     0.35%        2,231       0.35%      $ 0.00         --         0.00%
2005              4         7,273     1.13         9,504       1.47        17.92       1.02         1.02
2006             10        40,677     6.29        50,181       7.76        25.49       8.10         9.12
2007              9         7,502     1.16        57,683       8.93        22.61       1.32        10.44
2008             27       285,260    44.14       342,943      53.06        22.20      49.46        59.91
2009              6        56,233     8.70       399,176      61.77        25.01      10.98        70.89
2010              8        64,735    10.02       463,911      71.78        22.63      11.44        82.33
2011              5        28,557     4.42       492,468      76.20        24.94       5.56        87.90
2012              2         2,949     0.46       495,417      76.66        25.00       0.58        88.47
2013              0             0      0.0       495,417      76.66         0.00       0.00        88.47
2014              7        58,639     9.07       554,056      85.73        24.84      11.42        99.90
2015              0             0     0.00       554,056      85.73         0.00       0.00        99.90
2016              1           593     0.09       554,649      85.82        22.00       0.10       100.00
2017              0             0     0.00       554,649      85.82         0.00       0.00       100.00
2018              0             0     0.00       554,649      85.82         0.00       0.00       100.00
Thereafter        0             0     0.00       554,649      85.82         0.00       0.00       100.00
Vacant                     91,632    14.18       646,281      100.0         0.00         --        100.0%
                 --       -------    -----       -------      -----
TOTAL:           84       646,281    100.0%      646,281      100.0%
                 ==       =======    =====       =======      =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors -- Risks Related to the Mortgage Loans -- Certain Additional Risks Related to Tenants" in
     the prospectus supplement.

SUNTRUST CENTER LOAN:

THE LOAN. The SunTrust Center loan is a $77,000,000, 10-year interest-only loan secured by the borrower's fee simple interest in a 646,281 sq. ft. Class "A"
office tower in the central business district of Orlando, Florida. The borrower acquired the SunTrust Center property in 1999 at a cost of $129 million, resulting in approximately $52 million cash equity remaining in the SunTrust
Center property. Based on an appraised value of $153 million there is $76 million of implied equity.

THE BORROWER. The borrower, SunTrust Center Owner, L.L.C., a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent managers for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by a joint venture between Macquarie Office
Trust (75%) and the EOP Operating Limited Partnership (25%). Macquarie Office
Trust and EOP Operating Limited Partnership are repeat sponsors of Deutsche Bank borrowers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       33

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
200 South Orange Avenue        COLLATERAL TERM SHEET        BALANCE: $77,000,000
Orlando, FL 32801                 SUNTRUST CENTER           DSCR: 2.45x
                                                            LTV: 50.33%
--------------------------------------------------------------------------------

MACQUARIE OFFICE TRUST ("Macquarie"), an Australian Listed Property Trust and a
subsidiary of Macquarie Bank Limited (rated "A", "A2" and "A+" by S&P, Moody's and Fitch, respectively), invests in high-grade office properties across
Australia and the United States. As of November 2005, Macquarie invested in 41 office properties and had approximately $4.7 billion in assets under management.
Macquarie's strategy is to invest in established properties in major business districts so as to yield total returns that exceed market averages. This approach contributed to Macquarie being the best performing Australian listed office trust for the 12 months ended June 30, 2005 with a total return of 22%.
Macquarie's Australian portfolio is 96% occupied while the United States portfolio is 95% occupied. In October 2005, Macquarie completed a joint venture with Maguire Properties to purchase a $1.2 billion portfolio of four office properties in Southern California and one in Denver, Colorado. Among the other properties (and percentage ownership interests therein) that Macquarie owns in the United States include: Stadium Gateway in Anaheim, California, an asset of the CD 2006-CD2 trust (80%); Bank One Center in Indianapolis, Indiana (100%); 10
& 30 South Wacker Drive in Chicago, Illinois (25%); 700 Thirteenth Street in
Washington, D.C. (100%) and One Liberty Square in Boston, Massachusetts (100%).

EOP OPERATING PARTNERSHIP ("EOP"), headquartered in Chicago, Illinois, is the operating partnership for Equity Office Properties Trust ("EOP Trust") which is rated "BBB+" and "Baa3" by S&P and Moodys, respectively. EOP Trust is the nation's largest real estate investment trust. As of May 16, 2005, EOP Trust owned approximately 678 office properties comprising approximately 122.7 million square feet of office space in 18 states and Washington D.C. As of June 30,
2005, EOP Trust (NYSE: EOP) had a trailing 12 month EBITDA of $2 billion, and
$616 million of cash equity. EOP Trust was the first real estate company to be named to the S&P 500, and has a market capitalization of $12.51 billion as of
February 6, 2006.

THE PROPERTY. The SunTrust Center is a 646,281 sq. ft., 30-story, Class "A"
office building built in 1988 on approximately five acres of land and located in the downtown central business district of Orlando, Florida. The SunTrust Center main office tower features glass and granite panels and an eight story atrium.
SunTrust Center also includes a seven-story commercial and office building, known as the Park building, and a six-level parking garage with 1,342 spaces and covered walkways. SunTrust Center, the tallest building in Orlando, is located at 200 South Orange Avenue. It has direct access to Church Street Station, a major retail, restaurant and entertainment complex that is undergoing major renovation, and is conveniently located to Interstate 4 and the East-West
Expressway, both major arteries in Orlando. The SunTrust Center features views of Lake Eola Park, downtown Orlando and the surrounding city-scape. Among its many awards, the SunTrust Center was the 1996 and 1997 recipient of BOMA Office
Building over 500,000 sq. ft. award, and the 2001, 2002, and 2003 recipient of the BOMA TOBY office building between 500,000 and 1 million sq. ft. award.

SIGNIFICANT TENANTS. The SunTrust Center property is currently 85.82% occupied by 48 tenants.

     SUNTRUST BANKS, INC. ("SunTrust") (267,214 sq. ft.; 41.4% of NRA; 39.12% of
     GPR, rated A+/Aa3/A+ by S&P/Moodys/ Fitch). SunTrust is one of the nation's largest and strongest financial holding companies with assets of $172.4 billion as of September 30, 2005. Through its banking subsidiaries,
     SunTrust provides deposit, credit, trust, and investment services to a broad range of retail, business, and institutional clients. Other subsidiaries of SunTrust provide mortgage banking, credit related insurance, asset management, brokerage and capital market services. The
     SunTrust Center space serves as SunTrust's regional headquarters. As of
     February 4, 2006, SunTrust has a market capitalization of $25.42 billion.

     HOLLAND & KNIGHT LLP ("Holland & Knight") (52,417 sq. ft.; 8.1% of NRA;
     8.2% of GPR). Holland & Knight has long been one of Florida's largest law firms. In May of 2005, legal publisher Chambers USA named Holland & Knight
     Florida's finest law firm in the areas of tax, banking and finance, construction and corporate/mergers and acquisitions. Corporate Counsel
     Magazine placed Holland & Knight among the country's 10 "most wanted"
     litigation firms in 2004. The firm is divided into the following five major sections: business law, litigation, private wealth, government and real estate.

     BAKER & HOSTETLER LLP ("Baker & Hostetler") (52,368 sq. ft.; 8.1% of NRA;
     8.6% of GPR). Baker and Hostetler is an AmLaw 100 firm with 10 offices across the United States with affiliated firms in Brazil and Mexico. Baker
     & Hostetler employs more than 550 attorneys, and is comprised of four primary practice groups: business; employment & labor;

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       34

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
200 South Orange Avenue        COLLATERAL TERM SHEET        BALANCE: $77,000,000
Orlando, FL 32801                 SUNTRUST CENTER           DSCR: 2.45x
                                                            LTV: 50.33%
--------------------------------------------------------------------------------

     litigation; and tax, personal planning and employee benefits. Baker and
     Hostetler represents numerous Fortune 25 companies, and has appeared among
     Corporate Board Members' magazine's list of most respected law firms for every year of its survey.

     ORANGE COUNTY PROPERTY APPRAISER'S ("OCPA") (49,307 sq. ft.; 7.6% of NRA;
     8.5% of GPR, rated A--/A1/A-- by S&P/Moodys/Fitch). OCPA is the governmental agency responsible for identifying, locating, and fairly valuing all property, both real and personal, within Orange County for tax purposes. The governmental agency also tracks ownership changes; maintains maps of parcel boundaries; keeps descriptions of buildings and property characteristics up to date; accepts and approves applications from individuals eligible for exemptions and other forms of property tax relief;
     and, most importantly, analyzes trends in sales prices, construction costs, and rents to best estimate the value of all assessable property.

THE MARKET. The SunTrust Center is located in Orlando, Orange County, Florida, in the heart of the Central Florida market and more specifically in the Orlando central business district ("CBD") sub-market. Orlando, with a population of over
1.8 million, is among the 30 largest metropolitan statistical areas in the nation. In 2004, there was a 5.5% (9,300-job) increase in average employment in leisure and hospitality which contributed to a 4.8% (44,600-job) increase in average non-farm employment overall. The 2.8% average annual population growth achieved by metro Orlando over the past five years represented a net increase of approximately 240,000 residents with all the attendant demand for goods, services and housing, and has made Orlando one of the fastest growing regions in the nation. Further evidence of increasing demand is the fact that net absorption increased to 1.1 million sq. ft. last year, nearly doubling the net absorption achieved over the preceding three years combined.

The Orlando office market contains approximately 32 million sq. ft of Class "A",
"B" and "C" space. At the end of the fourth quarter 2005 the overall office vacancy rate was 11.5% and the average rental rate was $19.62. The Orlando CBD contains approximately 6.6 million sq. ft, and approximately 2.8 million sq. ft.
of class "A" office space. The average Orlando CBD office vacancy rate is
13.40%, and the average class "A" office rental rate is $26.47. These figures represent lowest vacancies and highest net absorption since those recorded in
2001. The Orlando CBD submarket, in particular, experienced positive absorption of 184,535 sq. ft. year to date. The Orlando CBD market is in the process of a significant revival. Two large projects that are underway are the construction of a $140 million mixed use project known as "The Plaza" and the major exterior and interior renovation and remodeling of the Church Street Station retail, restaurant and entertainment complex.

PROPERTY MANAGEMENT. The property is managed by Equity Office Management,
L.L.C., an affiliate of the borrower.

LOCKBOX/CASH MANAGEMENT. The SunTrust Center loan is structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence and continuation of a "Lockbox Event". Lockbox Event means
(i) an event of default, as such term is defined in the SunTrust Center loan documents or (ii) a debt service coverage ratio of less than 1.20x for the immediately preceding two calendar quarters.

RESERVES. During the continuance of a Lockbox Event, the borrower is required to deposit monthly reserves for (i) taxes and insurance premiums equal to 1/12th of the annual amounts required by lender, (ii) tenant improvement/leasing commissions in the amount of $66,743 and (iii) capital expenditures in the amount of $16,018.

In addition, in the event that SunTrust Banks, Inc. notifies the borrower of its intention not to renew its lease, Macquarie and EOP have an obligation, in accordance with their respective ownership percentages, to fund a tenant improvement and leasing commission reserve in the amount of $10 million (the
"SunTrust Rollover Reserve") for the space SunTrust Banks, Inc. currently leases. In lieu of a cash deposit, EOP and Macquarie may provide either a guaranty or a letter of credit, each of which must be reasonably satisfactory to the lender.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       35

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
200 South Orange Avenue        COLLATERAL TERM SHEET        BALANCE: $77,000,000
Orlando, FL 32801                 SUNTRUST CENTER           DSCR: 2.45x
                                                            LTV: 50.33%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       36

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99 South 17th Street at Liberty    COLLATERAL TERM SHEET    BALANCE: $72,000,000
Place                            WESTIN PHILADELPHIA HOTEL  DSCR: 1.60x
Philadelphia, PA 19103                                      LTV: 79.12%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       37

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99 South 17th Street at Liberty    COLLATERAL TERM SHEET    BALANCE: $72,000,000
Place                            WESTIN PHILADELPHIA HOTEL  DSCR: 1.60x
Philadelphia, PA 19103                                      LTV: 79.12%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $72,000,000

CUT-OFF BALANCE:                 $72,000,000

% BY INITIAL UPB:                2.35%

INTEREST RATE:                   6.1570%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              January 1, 2006

MATURITY DATE:                   December 1, 2010

AMORTIZATION:                    Interest only

CALL PROTECTION:                 Lockout for 24 months from the date of
                                 securitization, then defeasance is
                                 permitted. On or after September 1,
                                 2010, prepayment is permitted without
                                 penalty.

SPONSOR:                         HEI Hospitality Fund, L.P.

BORROWER:                        HEI Philadelphia LLC

MEZZANINE DEBT:(1)               $5,500,000

LOCKBOX:                         Hard

INITIAL RESERVES:                Taxes:       $465,294

MONTHLY RESERVES:                Taxes:       $ 46,529

                                 Insurance:   $ 20,625

                                 FF&E:        4% of Hotel Revenue(2)
--------------------------------------------------------------------------------

(1)  The mezzanine debt has an original principal balance of up to $15,000,000
     (the "Mezzanine Debt"). As of February 6, 2006, $5,500,000 of the Mezzanine
     Debt has been funded.

(2)  As defined in the Westin Philadelpha Hotel Loan documents.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN / KEY:         $248,275.86

CUT-OFF DATE LTV:                79.12%

MATURITY DATE LTV:               79.12%

UW DSCR:                         1.60 x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Full Service Hotel

COLLATERAL:                      The collateral consists of a
                                 290-room, full service Westin
                                 flagged hotel.

LOCATION:                        Philadelphia, Pennsylvania

YEAR BUILT / RENOVATED:          1989/1999

NO. OF KEYS:                     290

PROPERTY MANAGEMENT:             Starwood Hotels and Resort
                                 World Wide, Inc.

OCCUPANCY AS OF (10/31/05):      79.90%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 7,935,686

UNDERWRITTEN NET CASH FLOW:      $ 7,172,271

APPRAISED VALUE:                 $91,000,000

APPRAISAL DATE:                  September 1, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       38

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99 South 17th Street at Liberty    COLLATERAL TERM SHEET    BALANCE: $72,000,000
Place                            WESTIN PHILADELPHIA HOTEL  DSCR: 1.60x
Philadelphia, PA 19103                                      LTV: 79.12%
--------------------------------------------------------------------------------

THE WESTIN PHILADELPHIA HOTEL LOAN

THE LOAN. The Westin Philadelphia Hotel loan, a 5-year, interest-only loan, is secured by a first mortgage on the borrower's fee interest in a 290 room hotel in Philadelphia's central business district, near Rittenhouse Square. The borrower purchased the Westin Philadelphia Hotel property for $91,000,000, inclusive of closing costs, resulting in $19,000,000 of cash equity in the
Westin Philadelphia Hotel property.

THE BORROWER. The borrower, HEI Philadelphia LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent managers for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by HEI Hospitality Fund, L.P.

HEI HOSPITALITY FUND, L.P. ("HEI"), established in 1985, is a private equity fund with approximately $274 million under management and one of the leading privately-held hotel investment companies in the United States. HEI's primary objective is the acquisition of 200-500 first-class, full-service hotels in the
50 largest metropolitan markets in the United States. HEI provides strong sponsorship via ample capitalization and significant experience in the management of hotel assets such as The Algonquin Hotel in New York, New York and the Westin Stamford in Stamford, Connecticut. On a leveraged basis, HEI anticipates providing capital to acquire approximately $800 million of hospitality assets during its investment period. Primary partners in HEI include
Yale University, Harvard University, Dartmouth College, Princeton University,
University of Michigan, University of Notre Dame, University of Pennsylvania and
Vanderbilt University.

THE PROPERTY. The Westin Philadelphia Hotel loan is a 14-story building that contains, among other things, 290 luxury hotel rooms located in the Rittenhouse
Square section of Philadelphia, Pennsylvania. The Westin Philadelphia Hotel
property is located at 17th and Chestnut Streets in the heart of Philadelphia's central business district ("CBD"). It is approximately seven miles from the
Philadelphia International Airport, a five minute drive from Independence Hall, and eight blocks from the $522 million Pennsylvania Convention Center. The
Westin Philadelphia Hotel property is a part of the Liberty Place mixed-use complex which includes One Liberty Place and Two Liberty Place office towers, the Shops at Liberty Place retail mall and four levels of below-grade parking.
One Liberty Place, a 60-story, 1.2 million square foot office tower built in
1987 is currently the tallest building in Philadelphia. Two Liberty Place is a nearly identical 57-story, 1.2 million square foot office tower built in 1990 as
Cigna's headquarters. The Shops at Liberty Place is a two-level, upscale,
144,000-square foot mall situated between the two office towers and featuring tenants such as J. Crew, Benetton and Coach and more than a dozen eateries. The below-grade parking garage complex provides 750 parking spaces on four levels.

The Westin Philadelphia Hotel property opened for business in November 1990 and received Mobil's 4-Star rating and a AAA 4-Diamond rating in 2005. The Westin
Philadelphia Hotel was built and operated as a Ritz-Carlton hotel until 1999 when it was re-branded as a Westin hotel. The Westin Philadelphia Hotel property features approximately 16,000 square feet of meeting space and a catering operation. Amenities at the Westin Philadelphia Hotel property include the Zagat rated The Grill Restaurant, a WestinWORKOUT (Registered Trademark) Powered by
Reebok Gym, a business center, and direct access to Liberty Place.

Since 2000, approximately $3.4 million in renovations have been completed at the
Westin Philadelphia Hotel property, including the recent completion of a $1.8 million roof replacement. In addition, the Westin Philadelphia Hotel loan documents require the borrower to complete renovations within the next 24 months, at an estimated cost of approximately $6.7 million. The renovations include renovations to the existing guest rooms, meeting space and public areas, the addition of four additional guest suites, and renovations to The Grill
Restaurant.

As noted in the chart below, from 2002 -- 2005 (TTM 10/31/05), the Westin
Philadelphia Hotel property experienced a 8.7% increase in occupancy, a 7.3%
increase in ADR, and 20.4% increase in RevPAR.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       39

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99 South 17th Street at       COLLATERAL TERM SHEET         BALANCE: $72,000,000
Liberty Place               WESTIN PHILADELPHIA HOTEL       DSCR: 1.60x
Philadelphia, PA 19103                                      LTV: 79.12%
--------------------------------------------------------------------------------

                               SIGNIFICANT FIGURES

WESTIN PHILADELPHIA        2002      2003      2004    T-12(1)
-------------------     -------   -------   -------   --------
Occupancy                  71.2%     76.0%     80.5%      79.9%
ADR                     $171.12   $153.57   $162.11    $183.56
Rev Par                 $121.81   $116.76   $130.57    $146.66

(1)  Trailing 12 months numbers through October 31, 2005.

PROPERTY'S COMPETITIVE SET. While the Westin Philadelphia Hotel property competes to varying degrees with a number of Center City hotels for lodging demand, the following hotels are considered its primary competitive set:

                  WESTIN PHILADELPHIA COMPETITIVE SET OF HOTELS

HOTEL                             DATE OPENED   # OF ROOMS
-------------------------------   -----------   ----------
Westin Philadelphia Hotel             1990           290
Four Seasons Hotel Philadelphia       1983           364
Ritz-Carlton Philadelphia             2000           300
Courtyard Philadelphia                1999           498
Park Hyatt Philadelphia               1996           172
Hotel Sofitel Philadelphia            2000           306
                                                   -----
                                  TOTAL ROOMS      1,930
                                                   =====

The Westin Philadelphia Hotel has exhibited above average market penetration for both occupancy and RevPAR over the 2003 to 2005 (TTM 07/05) period. The table below presents: (i) the occupancy, ADR and RevPAR levels for the Westin
Philadelphia Hotel, (ii) market occupancy, market ADR and market RevPAR levels and (iii) market penetration. An index level greater than 100% indicates that the Westin Philadelphia Hotel occupancy, ADR and RevPAR are greater than those of the market.

                    SUBJECT AND MARKET PERFORMANCE SUMMARY(1)

                                2003      2004     TTM(2)
                              -------   -------   -------
SUBJECT AVERAGE OCCUPENCY        74.1%     78.6%     80.5%
SUBJECT ADR                   $159.66   $157.94   $176.71
SUBJECT REVPAR                $118.27   $124.20   $142.34
MARKET AVERAGE OCCUPANCY(2)      68.1%     71.9%     74.1%
MARKET ADR(2)                 $165.43   $164.93   $179.22
MARKET REVPAR(2)              $112.66   $118.62   $132.81
SUBJECT PENETRATION RATE        108.8%    109.3%    108.6%
SUBJECT ADR INDEX                96.5%     95.8%     98.6%
SUBJECT REVPAR INDEX            105.0%    104.7%    107.2%

(1)  Source: STAR report.

(2)  TTM ending July 2005.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       40

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99 South 17th Street at       COLLATERAL TERM SHEET         BALANCE: $72,000,000
Liberty Place               WESTIN PHILADELPHIA HOTEL       DSCR: 1.60x
Philadelphia, PA 19103                                      LTV: 79.12%
--------------------------------------------------------------------------------

THE MARKET: The Westin Philadelphia Hotel property is part of the Liberty Place mixed-use, 2.4 million square foot complex located in the heart of
Philadelphia's CBD, three blocks west of the Broad Street/Avenue of The Arts, one-half block south of Market Street, and two blocks north of Walnut Street --
the location of some of Center City's finest restaurants and upscale retail shops. The Westin Philadelphia Hotel's West of Broad location benefits from its proximity to its primary demand generator -- Class "A" office space. The Class
"A" office space will increase with the completion of the 1.2-million square foot Comcast Center, two blocks north of the Westin Philadelphia Hotel, in
September 2007, which marks the first new construction of office space in nearly
15 years. The Westin Philadelphia Hotel's submarket, leads all other submarkets in total office space, with more than 28 million square feet of office space, including 1.9 million square feet that is currently under construction. The
Westin Philadelphia Hotel market has a compelling supply/demand dynamic. The
Center City hotel market survived commercial and convention segment declines from 2001-2004 due to an increase in in-house group and leisure demand. For the past few years, leisure demand has significantly increased due to an aggressive city marketing campaign, new attractions, increased airport capacity, and cheaper airfares. The commercial and lodging segments stabilized in late 2004 due to a city-sponsored subsidy to retain major tenants. From 2002-2005, nearly
2,000 rooms were closed in the Center City due to the residential boom, including the 193-room Sheraton, the 515-room Adam's Mark, 225 rooms in the
545-room Radisson and 30 rooms in the 230-room Ritz-Carlton.

Center City is home to an estimated 88,000 residents, the third largest downtown population after New York and Chicago. Center City Philadelphia has 40,474,086
square feet of competitively priced Class "A" and "B" office space, averaging
$26.26/ sq. ft. in a wide variety of state-of-the-art office buildings within a quick walking distance of transit stops, parking garages and high quality restaurants and retail. Local access is provided by being at the crossroads of three interstate highways transporting over 300,000 drivers and passengers daily.

Demand generators in the Philadelphia metropolitan statistical area include 38 million square feet of office space, providing the headquarters of more than five multinational corporations, including GlaxoSmithKline, Aramark, Cigna
Insurance, Comcast Corporation, PECO Energy, and Sunoco. Also conveniently located to the Westin Philadelphia Hotel are 11 center city colleges with 33,000 students and three major universities including the University of Pennsylvania,
Drexel University and Temple University. The Philadelphia region has more than three times the national average of engineers, architects, scientists, and computer professionals, and a significant population of young and emerging professionals drawn from a strong college and university base consisting of more than 80 accredited colleges and universities.

PROPERTY MANAGEMENT. The hotel is operated by Starwood Hotels and Resort World
Wide, Inc.

RESERVES. The Westin Philadelphia Hotel loan requires on-going monthly deposits in an amount equal to (i) 1/12 of amount the lender reasonable estimates will be due and payable for annual taxes and insurance premiums for the upcoming year and (ii) 4.0% of Hotel Revenue, as such term is defined in the Westin
Philadelphia Hotel loan documents, to be used for FF&E.

LOCKBOX/CASH MANAGEMENT. The loan is structured with a hard lockbox and in-place cash management.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. HEI Hospitality Fund Holdings,
L.P. has pledged its ownership interests in the borrower to HEI Hospitality
Fund, L.P., an affiliate of the borrower, as mezzanine lender ("Mezzanine
Lender"), the sponsor of the Westin Philadelphia Hotel loan, as security for a mezzanine loan (the "Mezzanine Loan"). $5.5 million of the Mezzanine Loan was funded at the closing of the Westin Philadelphia Hotel loan. The mezzanine borrower may obtain up to $9,500,000 in additional mezzanine debt, subject to compliance with certain conditions set forth in the loan documents. The
Mezzanine Lender entered into an intercreditor and standstill agreement on
November 8, 2005 (the "Standstill Agreement") under which it agreed to certain senior lender protections including, but not limited to, a prohibition on the
Mezzanine Lender from (i) exercising any enforcement rights while any amounts are due and payable under the Westin Philadelphia Hotel loan and the Mezzanine
Loan and (ii) transferring the Mezzanine Loan to any other entity.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted, other than the additional mezzanine debt described above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       41

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99 South 17th Street at       COLLATERAL TERM SHEET         BALANCE: $72,000,000
Liberty Place               WESTIN PHILADELPHIA HOTEL       DSCR: 1.60x
Philadelphia, PA 19103                                      LTV: 79.12%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       42

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1330 North Washington         COLLATERAL TERM SHEET         BALANCE: $70,384,463
Street                    ROCK POINTE CORPORATE CENTER      DSCR: 1.29x
Spokane, WA 99201                                           LTV: 77.77%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       43

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1330 North Washington Street      COLLATERAL TERM SHEET     BALANCE: $70,384,463
Spokane, WA 99201             ROCK POINTE CORPORATE CENTER  DSCR: 1.29x
                                                            LTV: 77.77%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     CGM

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $70,630,000

CUT-OFF BALANCE:                 $70,384,463

% BY INITIAL UPB:                2.30%

INTEREST RATE:                   5.2150%

PAYMENT DATE:                    11th of each month

FIRST PAYMENT DATE:              January 11, 2006

MATURITY DATE:                   December 11, 2015

AMORTIZATION:                    360 months

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after September 11, 2015, prepayment is
                                 permitted without penalty.

SPONSOR:                         Hyun J. Um

BORROWER:                        Rock Pointe Holdings, LLC

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax:          $117,214
                                 Insurance:    $ 23,811
                                 TI/LC:        $646,900(1)

MONTHLY RESERVES:                Tax:          $ 58,607
                                 Insurance     $  7,937
                                 Replacement   $  7,072
                                 TI/LC:        Springing(1)
--------------------------------------------------------------------------------

(1)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $124.41

BALLOON BALANCE / SQ. FT.:       $103.35

LTV:                               77.77%

BALLOON LTV:                       64.60%

DSCR:                               1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Spokane, Washington

YEAR BUILT / RENOVATED:          1987-1998 / 2003 & 2004

COLLATERAL SF:                   565,746 sq. ft.

PROPERTY MANAGEMENT:             Prium Property Management Company, LLC (a
                                 borrower affiliate)

OCCUPANCY (AS OF 11/1/2005):     91.71%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 6,550,821

UNDERWRITTEN NET CASH FLOW:      $ 5,994,789

APPRAISED VALUE:                 $90,500,000

APPRAISAL DATE:                  October 12, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       44

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1330 North Washington Street      COLLATERAL TERM SHEET     BALANCE: $70,384,463
Spokane, WA 99201             ROCK POINTE CORPORATE CENTER  DSCR: 1.29x
                                                            LTV: 77.77%
--------------------------------------------------------------------------------

                   ROCK POINTE CORPORATE CENTER TENANT SUMMARY

                                                                    % OF NET                          % OF     DATE OF
                                       RATINGS        NET RENTABLE  RENTABLE                         ACTUAL     LEASE
TENANT NAME                     FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT   RENT    EXPIRATION
------------------------------  --------------------  ------------  --------  --------  -----------  ------  -----------

State of Washington                   NR/Aa1/AA           98,825       17.5%   $18.54    $1,832,078   18.9%   Various(2)
Avista Advantage                     BB+/Ba1/BB+          73,611       13.0     20.33     1,496,556   15.5    04/30/10
Pitney Bowes                          NR/Aa3/A+           57,964       10.2     17.59     1,019,587   10.5   08/30/09(3)
GSA                                  Aaa/Aaa/AAA          48,609        8.6     19.03       924,949    9.6   06/30/06(4)
Principal Financial Group              A/NR/A             36,219        6.4     18.50       670,056    6.9    01/31/10
Top 5 Tenants                                            315,228       55.7     18.85     5,943,226   61.5     Various
Non-major Tenants                                        203,605       36.0     18.30     3,726,282   38.5%    Various
Occupied Total                                           518,833       91.7    $18.64    $9,669,508
Vacant Space                                              46,913        8.3
                                                         -------      -----
COLLATERAL TOTAL                                         565,746      100.0%
                                                         =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  The State of Washington occupies various spaces at the subject under multiple leases. It occupies 94,933 sq. ft. as the State of Washington -
     Department of Social and Health Services acting through the Department of
     General Administration. It occupies 2,117 sq. ft. under the State of
     Washington's Human Rights Commission acting through the Department of
     General Administration. It occupies 1,257 sq. ft. as the State of
     Washington - Office of the Insurance Commissioner. It occupies 518 sq. ft.
     as the State of Washington - Gambling Commission. Under the State of
     Washington leases, the tenant has 55,956 sq. ft. expiring on 9/30/08,
     15,962 sq. ft. expiring on 9/30/07, 10,240 sq. ft. expiring on 3/31/09,
     8,538 sq. ft. expiring on 8/31/10, 2,510 sq. ft. expiring on 4/30/11, 2,117
     sq. ft. expiring on 7/31/11 (with an early terimination option described below under "Significant Tenants - The State of Washington"), 1,257 sq. ft.
     expiring on 6/30/06, 1,047 sq. ft. expiring 3/31/10, 680 sq. ft. expiring on 1/31/10 and 518 sq. ft. expiring on 6/30/07.

(3)  The Pitney Bowes lease provides for certain early lease termination options, which is described below under "Significant Tenants - Pitney
     Bowes".

(4)  The GSA occupies various spaces at the subject under multiple leases. It occupies 32,578 sq. ft. as the GSA - USDA Natural Resources Conservation
     Service. It occupies 9,166 sq. ft. as the GSA - FBI. It occupies 6,865 sq.
     ft. as the GSA - Alcohol, Tobacco and Firearms. Under the GSA leases, the tenant has 31,716 sq. ft. expiring on 6/30/06, 9,166 sq. ft. expiring on
     11/30/11, 6,865 sq. ft. expiring on 6/30/10 and 862 sq. ft. expiring on
     3/31/06. The GSA leases provide for certain early lease termination options, which is discussed below under "Significant Tenants - GSA".

                                LEASE ROLLOVER(1)

                                                                         CUMULATIVE                           CUMULATIVE
                                  # OF                % OF   CUMULATIVE     % OF      ANNUAL       % OF          % OF
YEAR OF                          LEASES   EXPIRING   TOTAL      TOTAL       TOTAL      AVG.     BASE ACTUAL   BASE ACTUAL
EXPIRATION                      EXPIRING   SQ. FT.  SQ. FT.    SQ. FT.     SQ. FT.   RENT PSF  RENT ROLLING  RENT ROLLING
------------------------------  --------  --------  -------  ----------  ----------  --------  ------------  ------------

MTM                                  7       5,960     1.1%      5,960        1.1%     $16.94        1.0%          1.0%
2006                                26      87,172    15.4      93,132       16.5       18.71       16.9          17.9
2007                                35     122,890    21.7     216,022       38.2       18.72       23.8          41.7
2008                                16      77,409    13.7     293,431       51.9       17.85       14.3          56.0
2009                                 9      79,586    14.1     373,017       65.9       17.60       14.5          70.5
2010                                10     132,023    23.3     505,040       89.3       19.60       26.8          97.2
2011                                 3      13,793     2.4     518,833       91.7       19.35        2.8         100.0
2012                                 0           0     0.0     518,833       91.7        0.00        0.0         100.0
2013                                 0           0     0.0     518,833       91.7        0.00        0.0         100.0
2014                                 0           0     0.0     518,833       91.7        0.00        0.0         100.0
2015                                 0           0     0.0     518,833       91.7        0.00        0.0         100.0
2016                                 0           0     0.0     518,833       91.7        0.00        0.0         100.0
Thereafter                           0           0     0.0     518,833       91.7        0.00        0.0         100.0
Vacant                                      46,913     8.3     565,746      100.0      $ 0.00        0.0%        100.0
                                   ---     -------   -----     -------      -----                                -----
TOTAL:                             106     565,746   100.0%    565,746      100.0%                               100.0%
                                   ===     =======   =====     =======      =====                                =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors - Risks Related to the Mortgage Loans - Certain Additional Risks Related to Tenants" in the
     prospectus supplement.

THE ROCK POINTE CORPORATE CENTER LOAN

THE LOAN. The Rock Pointe Corporate Center loan is a ten-year fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in a
565,746 sq. ft. Class A office property located in Spokane, WA. The borrower acquired the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       45

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1330 North Washington Street      COLLATERAL TERM SHEET     BALANCE: $70,384,463
Spokane, WA 99201             ROCK POINTE CORPORATE CENTER  DSCR: 1.29x
                                                            LTV: 77.77%
--------------------------------------------------------------------------------

Rock Pointe Corporate Center Property for $82 million. Consequently there is approximately $12 million of equity remaining in the Rock Pointe Corporate
Center Property.

THE BORROWER. The borrower is Rock Pointe Holdings, LLC, a single-purpose, bankruptcy-remote entity with an independent manager, for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by
Hyun J. Um. Mr. Um founded Prium Companies, LLC ("Prium") in 1994 and through
Prium, has commercial real estate holdings of over 45 properties (approximately
1.8 million sq. ft.) including: office, retail and industrial properties located through Washington State and are predominantly leased to Washington State and
GSA tenants. These properties are managed by an affiliated management company,
Prium Property Management Company, LLC.

THE PROPERTY. The Rock Pointe Commerce Center property consists of 12.9 acres, which are improved with four Class A office buildings, totaling 565,746 sq. ft., two parking garages and surface parking areas. There are a total of 1,603 garage and 427 surface parking spaces serving the project, or approximately 3.6 spaces per 1000 sq. ft. The office buildings are identified as Rock Pointe III, One
Rock Pointe, Rock Pointe Tower, and Rock Pointe East and range from three to eight stories. The improvements were constructed between 1987-1998 and two of the four buildings were renovated in 2003 and 2004. The subject amenities include lobbies with natural rock or granite waterfalls, exercise rooms, and conference rooms. In addition, the subject's floorplates were designed to accommodate a variety of small users and full-floor tenants, which combined with the total project net rentable area, provides the borrower with the ability to market the property to the full spectrum of office users. These factors have resulted in the property achieving historical occupancy levels of at least 90.0%
for the last four years.

SIGNIFICANT TENANTS. As of November 1, 2005, the property was 91.71% occupied by more than 80 tenants.

     THE STATE OF WASHINGTON: (98,825 sq. ft.; 17.5% of NRA; 18.9% of GPR)
     occupies 11 suites at the subject under numerous leases and has been continually expanding its presence in the subject since first occupying in
     1997. The state agencies at the subject include the State of Washington's
     Department of Social and Health Services acting through the Department of
     General Administration (94,933 sq. ft.; 16.8% of NRA; 18.1% of GPR), the
     State of Washington's Human Rights Commission (2,117 sq. ft.; 0.4% of NRA;
     0.4% of GPR), the State of Washington's Office of the Insurance
     Commissioner (1,257 sq. ft.; 0.2% of NRA; 0.2% of GPR), and the State of
     Washington's Gambling Commission (518 sq. ft.; 0.1% of NRA; 0.1% of GPR).
     The State of Washington has termination options for certain suites, totaling approximately 12,382 sq. ft. as described below. Under the State of Washington's Human Rights Commission lease for approximately 2,117 sq.
     ft., the tenant, effective August 1, 2010, may reduce the space or terminate the lease upon 120 days notice and payment of unamortized TIs and the remaining rent due discounted to a present value at an annual rate of
     5%. Under the State of Washington's Department of Social and Health
     Services acting through the Department of General Administration lease for approximately 10,265 sq. ft., the tenant may vacate all or any portion of the premises at any time upon 120 days notice and payment of unamortized
     TIs and the remaining rent due discounted at a present value at an annual rate of 5%.

     AVISTA ADVANTAGE: (73,611 sq. ft.; 13.0% of NRA; 15.5% of GPR) occupies three suites at the subject under one lease. The tenant has been at the subject since 2000. Founded in 1995 as an Avista Corporation subsidiary,
     Avista Advantage provides outsourced bill payment, auditing, reporting and consulting services for multi-site companies nationwide. Avista Advantage also pioneered the utility expense management industry, offering facility information and expense management services for utility, telecom and waste services costs. For the fiscal year ended 12/31/04, Avista Corporation reported a net income from continuing operations of $35.6 million and shareholder equity of $753.2 million.

     PITNEY BOWES: (57,964 sq. ft.; 10.2% of NRA; 10.5% of GPR) has been at the subject since 1999. Formed in 1920, Pitney Bowes provides mailing and document technologies, one-to-one marketing expertise and efficiency management services. For the fiscal year ended 12/31/04, Pitney Bowes reported net income from continuing operations of $480.5 million and shareholder equity of $1.3 billion. Under the Pitney Bowes lease, the tenant may terminate during the fourth lease year, effective September 1,
     2007, with nine months notice and a termination fee equal to 20% of the unexpired rent. In addition, the Pitney Bowes lease permits the tenant to give back any amount of space between September 1, 2006

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       46

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1330 North Washington Street      COLLATERAL TERM SHEET     BALANCE: $70,384,463
Spokane, WA 99201             ROCK POINTE CORPORATE CENTER  DSCR: 1.29x
                                                            LTV: 77.77%
--------------------------------------------------------------------------------

     through August 31, 2007. In the event this option is exercised, Pitney
     Bowes is also required to give nine months notice and pay a termination fee of 20% of the unexpired rent of the relinquished space. In addition, rent increases by $1.00 psf if this option is exercised.

     PRINCIPAL FINANCIAL: (36,219 sq. ft.; 6.4% of NRA; 6.9% of GPR) has been at the subject since 1996. Principal Financial Group is the umbrella organization for a variety of financial service providers that offer pension products and services, mutual funds, annuities, and investment advice. For the fiscal year ended 12/31/04, Principal Financial Group reported a net income from continuing operations of $702.5 million and shareholder equity of $7.5 billion.

     GSA: (48,609 sq. ft.; 8.6% of NRA; 9.6% of GPR) occupies six suites at the subject and has expanded in the subject since first occupying in 1990. The
     GSA's at the subject include the GSA -- USDA National Resources
     Conservation Service (32,578 sq. ft., 5.8% of NRA, 6.3% of GPR), GSA -- FBI
     (9,166 sq. ft., 1.6% of NRA, 1.9% of GPR) and GSA -- Alcohol, Tobacco and
     Firearms (6,865 sq. ft., 1.2% of NRA, 1.4% of GPR). The GSA has termination options for certain suites at the subject, totaling approximately 16,893
     sq. ft. as described below. Under the GSA -- FBI lease for 9,166 sq. ft., the tenant may terminate the lease any time after November 11, 2006 upon 60 days notice. Under the GSA - USDA National Resources Conservation Service
     lease for 862 sq. ft., the tenant may terminate the lease any time upon 120 days notice. Under the GSA -- Alcohol, Tobacco and Firearms lease for 6,865
     sq. ft., the tenant may terminate the lease any time upon 60 days notice.

The above-described tenant termination options are not the sole termination options; leases with governmental entities, including those described above, have termination options, but other than those described above no tenant with a termination option occupies more than 5% of the NRA at the Rock Pointe Corporate
Center property, with 26.8% of the NRA in aggregate subject to governmental and other leases with tenant termination options.

THE MARKET. The property is located in the North Spokane submarket at the northern border of the CBD submarket. As of February 2005, the submarket reported total inventory of 2,539,675 sq. ft., which has remained relatively stable since the October 2001 total of 2,501,949 sq. ft. Submarket vacancy since
January 1998 ranged from 5.07% (November 2000) to 9.17% (February 2004) with a
9.03% rate reported as of February 2005. Submarket rent information is unavailable due to the small product inventory. The CBD submarket, which is similar to the North Spokane submarket, reported overall rents of $15.26 psf based on full service leases, as of February 2005. Rates have been relatively stable since the $15.15 psf reported in February 2001. Class A rental rates were
$19.83 psf as of October 2004, which represented the highest rent reported since
January 1998. Recent trends indicate that Class A occupancy and rental rates are increasing.

LOCKBOX/CASH MANAGEMENT. The Rock Pointe Corporate Center loan is structured with a hard lockbox with a springing cash management system that becomes effective upon the occurrence of a (i) an event of default (as such term is defined in the loan documents) or (ii) a debt service coverage ratio below 1.10x for any calendar month (each, a "Lockbox Event"). A Lockbox Event terminates, with respect to (i) above, upon the cure of such event of default and with respect to (ii) above, at such time that the property has achieved a debt service coverage ratio of greater than 1.10x for one calendar quarter.

PROPERTY MANAGEMENT. The Rock Pointe Corporate Center property is managed by
Prium Property Management Company, LLC, an affiliate of the borrower.

RESERVES. At loan closing, the borrower made an initial deposit into a TI/LC reserve account for TI/LCs in the amount of $646,900. The mortgage loan documents require the borrower to make monthly deposits for TI/LCs into a TI/LC reserve account in an amount equal to $53,908, but only to the extent that the funds in such account do not exceed $646,900, unless the debt service coverage ratio is below 1.05x.

At loan closing, the borrower made initial deposits into the tax and insurance reserve accounts. Monthly tax, insurance and replacement reserve deposits are also required.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       47

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1330 North Washington Street      COLLATERAL TERM SHEET     BALANCE: $70,384,463
Spokane, WA 99201             ROCK POINTE CORPORATE CENTER  DSCR: 1.29x
                                                            LTV: 77.77%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       48

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road             COLLATERAL TERM SHEET          BALANCE: $65,000,000
Woodbury, MN 55125              WOODBURY LAKES              DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       49

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road             COLLATERAL TERM SHEET          BALANCE: $65,000,000
Woodbury, MN 55125               WOODBURY LAKES             DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $65,000,000

CUT-OFF BALANCE:                 $65,000,000

% BY INITIAL UPB:                2.12%

INTEREST RATE:                   5.4500%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              February 1, 2006

MATURITY DATE:                   January 1, 2016

AMORTIZATION:                    Interest only

CALL PROTECTION:                 Lockout until December 31, 2007, then
                                 prepayment with yield maintenance is permitted.
                                 On and after October 1, 2015, prepayment is
                                 permitted without penalty.

SPONSOR:                         Cornerstone Real Estate Advisors LLC

BORROWER:                        Woodbury Lakes Retail, LLC

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES(1):             Future TILC Reserve:      $2,500,000
                                 Required TILC Reserve:    $6,665,470
                                 Income Support Reserve:   $420,000(2)
                                 Opening Co-Tenancy
                                 Support Reserve:          $520,000(2)
                                 Opening Co-Tenancy
                                 Termination Reserve:      $2,000,000(2)

MONTHLY RESERVES(1):             Rollover Reserve(3)
                                 Replacement Reserve(3)
--------------------------------------------------------------------------------

(1)  See "Reserves" herein.

(2)  Woodbury Lakes recently opened in November 2005. The leasing is entering its final stage and, as of January 1, 2006, 84.5% of the gross leasable area has either executed leases or letters of intent, and 77.65% of the gross leasable area has executed leases. The purchase price of the Woodbury
     Lakes property was determined based on an assumption that 251,322 square feet of the improvements is occupied and paying rent (82.55%). However, as of the closing date of the acquisition, approximately 221,208 square feet of the improvements was occupied (72.66%). The seller posted several escrows with the title insurance company to cover the rents that were underwritten for these tenants not yet in occupancy beginning January 1, due to certain co-tenancy requirements which have not been fully satisfied.
     See "Escrows" herein for additional detail.

(3)  Springing reserves. See "Escrows" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE:                    $65,000,000

CUT-OFF LOAN BALANCE / SQ.
   FT.:                          $    213.50

BALLOON BALANCE / SQ. FT.:       $    213.50

LTV:                                   70.27%

BALLOON LTV:                           70.27%

DSCR:                                   1.68x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Regional lifestyle retail center

COLLATERAL:                      Fee simple interest in a 304,445 sq. ft.
                                 regional lifestyle retail center.

LOCATION:                        Woodbury, Minnesota

YEAR BUILT / RENOVATED:          2005 / NAP

COLLATERAL SF:                   304,445 sq. ft.

PROPERTY MANAGEMENT:             Opus Northwest Management L.L.C.

OCCUPANCY (AS OF 01/01/06):      84.51%(2)

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 6,300,800

UNDERWRITTEN NET CASH
   FLOW:                         $ 6,030,814

APPRAISED VALUE:                 $92,500,000

APPRAISAL DATE:                  December 19, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       50

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road             COLLATERAL TERM SHEET          BALANCE: $65,000,000
Woodbury, MN 55125               WOODBURY LAKES             DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

                               BIG BOX TENANTS(1)

                                    EXPIRATION
     TENANTS         SF     % GLA      DATE       RATINGS (S/M/F)(2)
----------------   ------   -----   ----------    ------------------
Linens 'N Things   28,000     9.2%   01/31/16(3)       B/B3/B-
DSW                24,990     8.2    01/31/16(4)       NR/NR/NR
Michaels           23,644     7.8    01/31/16(5)      NR/Ba1/NR
                   ------    ----
TOTAL              76,634    25.2%
                   ======    ====

(1)  The Woodbury Lakes property opened in November 2005, consequently, no sales information is available.

(2)  Credit ratings are of parent company whether it guarantees the lease or not.

(3)  The tenant has a termination option if, after the 12th month from the
     Woodbury Lakes loan closing date, at least 150,000 sq. ft. of the Woodbury
     Lakes property are not occupied.

(4)  The tenant has a termination option if, after the 36th month from the
     Woodbury Lakes loan closing date, the Woodbury Lakes property is not at least 60% occupied. In addition, if DSW's gross sales for each of the second, third or fourth lease years are less than $5,703,125, DSW may terminate its lease.

(5)  The tenant has a termination option if, after the 12th month from the
     Woodbury Lakes loan closing date, Linens 'N Things and at least 18,000 additional sq. ft. of space is not occupied.

LARGEST IN-LINE TENANTS:

                            MAJOR IN-LINE TENANTS(5)

                                                           BASE          RATINGS
       TENANT         SF     % OF TOTAL SF   EXPIRATION   RENT/SF       (S/M/F)(2)
-----------------   ------   -------------   ----------   -------      ---------------

Gap                 17,800        5.85%       10/31/10     $20.00      BBB-/Baa3/BBB-
Hennes & Mauritz    10,423        3.42        03/31/16          9%(3)      NR/NR/NR
Z. Gallerie         10,157        3.34        01/31/16      27.57          NR/NR/NR
Express              8,000        2.63        01/31/16      25.00        BBB/Baa2/NR
Banana Republic      7,000        2.30        09/30/10      24.00       BBB-/Baa3/BBB-
Kirkland's           7,000        2.30        01/31/16      22.00          NR/NR/NR
Archiver's           6,483        2.13        09/30/10      16.00          NR/NR/NR
Victoria's Secret    6,325        2.08        01/31/16      25.00        BBB/Baa2/NR
Ann Taylor Loft      6,079        2.00        01/31/16      25.00         NR/Ba2/NR
American Eagle       5,905        1.94        01/31/16      25.00          NR/NR/NR
                    ------       -----                     ------
TOTAL/WA (4)        85,172       27.98%                    $23.00
                    ======       =====                     ======

(1)  The Woodbury Lakes property opened in November 2005, consequently, no sales information is available.

(2)  Credit ratings are of the parent company whether it guarantees the lease or not.

(3)  Base rent is equal to 9% of "Gross Sales," as such term is defined in the
     Woodbury Lakes loan documents.

(4)  Base Rent/SF Total/WA excludes Hennes & Mauritz.

(5)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors -- Risks Related to the Mortgage Loans -- Certain Additional Risks Related to Tenants" in
     this prospectus supplement.

THE WOODBURY LAKES LOAN

THE LOAN. The Woodbury Lakes loan is a 10-year interest-only loan secured by a first priority mortgage on the borrower's fee simple interest in a 304,445 square foot regional lifestyle retail center located in Woodbury, Minnesota, approximately eight miles west of downtown St. Paul and 17 miles west of downtown Minneapolis. Based on the purchase price of $99,000,000, there is
$34,000,000 of hard equity in the Woodbury Lakes property.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity with two independent managers for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Cornerstone Real Estate Advisers LLC.

CORNERSTONE REAL ESTATE ADVISERS LLC ("Cornerstone") was established in 1994 to provide private real estate equity investment management services for its parent corporation, Massachusetts Mutual Life Insurance Company ("MassMutual"), and
tax-exempt and taxable institutions. Since its inception Cornerstone, has added management of public real estate securities to its wide array of services.
Cornerstone's clients include public and corporate pension funds, endowments, foundations, and insurance companies. Cornerstone, like many of MassMutual's subsidiaries, such as the Oppenheimer

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       51

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road              COLLATERAL TERM SHEET         BALANCE: $65,000,000
Woodbury, MN 55125               WOODBURY LAKES             DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

Funds, operates independently from MassMutual. As of the fourth quarter of 2004,
Cornerstone had more than $6 billion in assets or committed capital under management.

THE PROPERTY. The Woodbury Lakes property is a 304,445 square foot regional lifestyle retail center located between the south side of Interstate 94, approximately one mile east of Interstate 494/694, and the north side of Hudson
Road, between Radio Drive and Woodbury Drive in Woodbury, Minnesota. Radio Drive
has an average daily traffic count of approximately 110,000.

The Woodbury Lakes property was developed in 2005 by Opus Northwest, L.L.C.
("Opus") and RED Development ("RED"). In 2003, Opus and RED developed a larger version of Woodbury Lakes totaling 400,000 sq. ft. in Maple Grove, Minnesota
("Maple Grove"), approximately 30 miles northwest of the Woodbury Lakes property which has been very successful. The tenancy at the Woodbury Lakes property has a lot of similarities to the tenancy at Maple Grove. The Woodbury Lakes property consists of six single-story buildings with a "main street" between the buildings. The "main street" promotes pedestrian traffic and features brick walkways, water fountains, benches and gathering spots accented by attractive landscaping. The Woodbury Lakes property features 63 category-leading lifestyle and medium-sized big box retailers. Three boxes, ranging from 23,800 to 28,000 square feet, are leased to Linens 'N Things, DSW, and Michaels. The remaining 60 spaces encompass 170,932 square feet ranging in size from 800 to 17,800 square feet. The major in-line tenants, range in size from 10,157 to 17,800 square feet and include Z Gallerie, Gap and Hennes & Mauritz. Nearly 85% of the committed tenants are publicly traded national/ international retailers. There is no sales tax on clothing in Minnesota which creates a significant draw to the Woodbury
Lakes property with the Wisconsin border being located only nine miles to the east.

SIGNIFICANT TENANTS. The Woodbury Lakes property had its grand opening in
November 2005. As of February 2006, 70.84% of the Woodbury Lakes property is physically occupied and open for business, letters of intent have been executed for an additional 6.86% of the space at the Woodbury Lakes property and 6.81% of the Woodbury Lakes property has a signed lease (but is not yet open for business).

LINENS 'N THINGS, INC. ("LNT") (28,000 sq. ft.; 9.18% of NRA; 6.56% of GPR,
rated B/B3/B- by S&P/Moodys/Fitch). LNT was founded in 1975 and is headquartered in Clifton, New Jersey. LNT operates a chain of retail stores that offer home textiles, housewares, and home accessories in the United States and Canada. LNT stores carry both national brands and private label goods, including bedding, towels, window treatments, table linens and housewares, and home and decorative accessories. In addition, LNT sells gift cards and merchandise under its own private label LNT Home', as well as online. As of April 2, 2005, the company operated 499 retail stores in 47 states and 6 Canadian provinces. As of February
9, 2006, LNT had a market capitalization of $1.27 billion.

DSW, INC. ("DSW") (24,990 sq. ft.; 8.19% of NRA; 4.95% of GPR). DSW is
headquartered in Columbus, Ohio and is a subsidiary of Retail Ventures, Inc.
DSW, formerly known as Shonac Corporation, was incorporated in 1969 and changed its name to DSW, Inc. in February 2005. DSW operates as a branded footwear retailer in the United States which offers a selection of brand name and designer dress, casual, and athletic footwear for women and men and a complementary selection of handbags, hosiery, and other accessories. As of
September 7, 2005, DSW operated 200 stores in 32 states and also supplied 234 locations for other retailers. As of February 9, 2006, DSW had a market capitalization of $1.20 billion.

MICHAELS STORES, INC. ("Michaels") (23,644 sq. ft.; 7.77% of NRA; 5.52% of GPR,
rated NR/Ba1/NR by S&P/Moodys/Fitch). Michael's is the #1 arts and crafts retailer in the United States. Michaels owns and operates approximately 870
Michaels Stores across the United States and Canada. Michaels sells art and hobby supplies, decor, frames, needlecraft kits, party supplies, seasonal products, and silk and dried flowers. Michaels also operates about 185 Aaron
Brothers stores, predominantly on the West Coast. As of February 9, 2006,
Michaels had a market capitalization of $4.32 billion.

THE GAP, INC. ("Gap") (17,800 sq. ft.; 5.83% of NRA; 6.42% of GPR, rated
BBB-/Baa3/BBB- by S&P/Moodys/Fitch). The Gap was founded in 1969 and is headquartered in San Francisco, California. The Gap operates as a specialty retailing company, offering casual apparel, accessories, and personal care products under the Gap, Banana Republic, and Old Navy brands. The Gap provides a range of products, including denim, khakis, and T-shirts, fashion apparel, shoes, accessories, intimate apparel,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       52

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road              COLLATERAL TERM SHEET         BALANCE: $65,000,000
Woodbury, MN 55125               WOODBURY LAKES             DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

and personal care products for men, women, teens, and children. As of August 25,
2005, the Gap operated 3,050 stores in the United States, Canada, the United
Kingdom, France, and Japan. In addition, the Gap offers products through
gap.com, bananarepublic.com, and oldnavy.com web sites. As of February 9, 2006, the Gap had a market capitalization of $15.98 billion.

HENNES & MAURITZ. ("H&M") (10,423 sq. ft.; 3.42% of NRA; 0.00% of GPR). H&M
opened its first store in Sweden in 1947 and today sells clothing and cosmetics in over 1,200 stores in 20 countries. H&M's clothing collections for women, men, teenagers and children are created by its more than one hundred designers, working together with buyers and pattern makers. In 2004, H&M opened nine new stores in the United States, with continued expansion on the East Coast and in the Chicago region.

THE MARKET. The Minneapolis/St. Paul metropolitan statistical area ("MSA")
consists of 13 counties surrounding the Twin Cities of Minneapolis and St. Paul.
Eleven of the counties are in Minnesota and two are in western Wisconsin. At the heart of the MSA is the seven-county Twin Cities MSA, which consists of Anoka,
Carver, Dakota, Hennepin, Ramsey, Scott and Washington counties. With a population of 2.9 million, the Twin Cities MSA is home to over half of the
Minnesota's 4.8 million residents and is the 15th largest MSA in the United
States. The Twin Cities MSA has an estimated median household income of $61,639.
Below is market information on shopping centers in the Twin Cities Metro area for the second quarter 2005.

            CUSHMAN & WAKEFIELD MARKET/SUBMARKET STATISTICS - 2Q 2005

                                                                                            MEDIAN RENTS(4)
                                                                                            ---------------
  CENTER TYPE      INVENTORY TOTAL SF(1)   VACANT SF(2)   PERCENT VACANT   ASKING RENT(3)     LOW     HIGH
----------------   ---------------------   ------------   --------------   --------------   ------   ------

CBD (5)                   1,188,887            200,403        16.90%           $13.00       $12.00   $12.00
Neighborhood (6)         19,272,154          1,484,061         7.70%           $13.44       $12.00   $16.00
Community (7)            13,654,836            517,950         3.80%           $14.27       $14.50   $19.50
Regional (8)             19,321,682          1,493,207         7.70%           $35.14       $20.00   $40.00
Market Total             53,437,559          3,695,621         6.90%           $20.14       $13.75   $16.00

(1)  Inventory includes multi-tenant retail buildings with at least 30,000 sq.
     ft.

(2)  Vacant space includes both direct and sublease space being marketed as vacant (physically unoccupied) or available.

(3)  Average asking rates are per sq. ft. per year Net. Rates are weighted by the amount of available space in each building.

(4)  The midpoint in the range of rents at which half of the units have higher rents and half have lower rents.

(5)  CBD properties are located in the Minneapolis or St. Paul central business district, regardless of size.

(6)  Neighborhood Centers are between 30,000 and 149,999 square feet in size.

(7)  Community Centers are between 150,000 and 399,999 square feet in size.

(8)  Regional Centers are 400,000 square feet or larger in size.

Woodbury Lakes' primary trade area is largely defined by the population concentrations in the surrounding areas and the location of other competing retail developments, most notably regional malls and community centers featuring high-end apparel retailers. The Woodbury Lakes property's primary trade area is considered to reach a 10-mile radius to the north, south, and west and 15 miles to the east into western Wisconsin, which has a sales tax on clothing purchases.
Within a 10 mile radius of the Woodbury Lakes property are 521,716 residents with an average household income of approximately $68,311. Within a 3 mile radius the average household income increases to $87,983.

Woodbury is the largest community in Washington County, Minnesota with a current population of 50,693. Since 1990, Woodbury's population has increased 153% and is expected to grow an additional 9.9% by 2009. While primarily a residential suburb, Woodbury has significant areas of commercial and office developments.
Woodbury's primary retail developments are in proximity to Woodbury Lakes at the
Radio Drive/Interstate 94 and Woodbury Drive/Interstate 94 corridors. Woodbury
Lakes is between these two corridors that are connected by Hudson Road. One of the fastest growing cities in Minnesota, Woodbury was ranked #1 on Money
Magazine's recent list of most desirable places to live in the Central United
States for cities under 100,000 in population. Woodbury has a population of
50,693 and is projected to grow nearly 10% over the next five years to 55,689 residents. Long term projections indicate that Woodbury's population will exceed
80,000 by 2020, an increase of 174% over the 2000 census. The population of
Woodbury is well-educated with approximately 17% of the populus having a
Master's, Professional, or Doctorate degree. The median household income for
Woodbury is $85,798, which is 41% higher than the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       53

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road              COLLATERAL TERM SHEET         BALANCE: $65,000,000
Woodbury, MN 55125               WOODBURY LAKES             DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

Minneapolis/St. Paul MSA and 186% higher than the national medians. Woodbury's median household income is projected to increase 16% over the next five years to
$99,359.

Woodbury's trade area is defined by the surrounding population concentrations, traffic arteries, and competitive retail developments. The nearest regional malls include:

Maplewood Mall -- Approximately nine miles northwest at I-694 and White Bear
Avenue in St. Paul. The 928,000 square foot mall is owned and managed by Simon
Properties, and is anchored by J.C. Penney, Sears Holding, Inc., Marshall
Fields, and Kohl's.

Rosedale Center -- Located approximately 17 miles to the northwest/west in
Roseville. The 1,137,000 square foot Rosedale Center is owned and operated by
Jones Lang LaSalle and is anchored by Marshall Fields, J.C. Penney, and
Herberger's. An anchor space formerly occupied by Mervyn's is being redeveloped to accommodate a theater and "Plaza" level that will feature a lifestyle design.

Mall of America -- Located approximately 16 miles to the southwest in
Bloomington, just south of the Minneapolis-St. Paul International Airport. The
2.8 million square foot mall features an indoor amusement park and is anchored by Macy's, Bloomingdales, Nordstrom, and Sears Holding, Inc.

The area's largest community center, Tamarack Village, is located just west of
Woodbury Lakes property at the southwest corner of Hudson Road and Radio Drive.
The 759,574 square foot development is anchored by Home Depot, J.C. Penney,
Dick's Sporting Goods, Cub Foods, Toys 'R Us, Cost Plus World Market, Bed Bath &
Beyond, and Jo-Ann. The center's big box tenancy (grocery, sporting goods, home improvement, fabrics/crafts, office supplies, electronics and pet supplies) does not make it a direct competitor of Woodbury Lakes, however, it draws a substantial amount of retail traffic to the area benefiting Woodbury Lakes.

The local area's second largest retail development is Woodbury Village, a
488,901 square foot community center located near Interstate 494 and Valley
Creek Road, approximately three miles southwest of Woodbury Lakes. Like Tamarack
Village, the center features a tenant mix (Kohl's, Rainbow Foods, Target
Greatland, Marshall's, Barnes & Noble and Woodbury Theater) that does not make it a direct competitor to Woodbury Lakes.

PROPERTY MANAGEMENT. The property is managed by Opus Northwest Management, LLC, a subsidiary of Opus.

LOCKBOX/CASH MANAGEMENT. The Woodbury Lakes loan is structured with a hard lockbox with springing cash management if the debt service coverage ratio for the trailing 12-month period is less than 1.10x (such period, a "Lockbox
Period").

RESERVES. At closing, the borrower deposited (i) $6,665,470 which amount represents borrower's good faith estimate of the aggregate cost of the tenant improvements, leasing commission and related costs to be incurred with respect to certain tenants that have executed leases or are expected to execute leases
(the "TILC Reserve"), (ii) $2,500,000 which amount represents lender's good faith estimate of the aggregate amount of the tenant improvement and leasing commission obligations to be incurred by the borrower with respect to the currently unoccupied space at the Woodbury Lakes property (the "Future TILC
Reserve").

In addition to the Required TILC Reserve and the Future TILC Reserve, upon the occurrence of a Lockbox Period, the borrower is required to deposit, on a monthly basis, an amount equal to: (i) $3,820 for replacements and repairs to the Woodbury Lakes property (the "Replacement Reserve"), provided that deposits into the Replacement Reserve may be suspended once the amount in the Replacement
Reserve is equal to $45,840, (ii) one-twelfth of the taxes and insurance premiums lender estimates will be due and payable for taxes and insurance premiums, (iii) $17,826 for tenant improvements and leasing commissions (the
"Rollover Reserve"); provided that deposits into the Rollover Reserve may be suspended once the amount in the Rollover Reserve is equal to $213,912. In the case of (ii) and (iii) above, if any amounts are withdrawn, such amounts must be replenished.

In addition to the borrower established reserves above, the following amounts were escrowed with First American Title Company in connection with the borrower's acquisition of the Woodbury Lakes property and collaterally assigned to the lender:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       54

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road              COLLATERAL TERM SHEET         BALANCE: $65,000,000
Woodbury, MN 55125               WOODBURY LAKES             DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

(i) $420,000 (the "Income Support Escrow") representing the borrower's estimate of rent that would be owed by certain tenants that have executed leases or letters of intent for space at the Woodbury Lakes property over a period of five months commencing January 1, 2006, (ii) $520,000 (the "Opening Co-Tenancy
Support Escrow") which represents the aggregate discount or abatement from which certain tenants at the Woodbury Lakes property are currently benefitting due to the fact that certain co-tenancy provisions set forth in such tenants'
respective leases had not been satisfied as of the closing of the Woodbury Lakes loan, (iii) $2,000,000 (the "Opening Co-Tenancy Termination Escrow") which amount represents (i) the aggregate amount of rent which would not be paid by certain tenants in the event that their respective co-tenancy requirements are not satisfied by the date required in their respective lease and such lease is terminated, (ii) the aggregate amount of tenant improvements, tenant allowances, leasing commission obligations and related costs projected to be incurred by the borrower upon each such tenant vacating the premises leased by such tenant at the Woodbury Lakes property and (iii) a payment of any amounts remaining in the
Opening Co-Tenancy Termination Escrow to the lender after the release date for such escrow.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       55

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
9000 Hudson Road              COLLATERAL TERM SHEET         BALANCE: $65,000,000
Woodbury, MN 55125               WOODBURY LAKES             DSCR: 1.68x
                                                            LTV: 70.27%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       56

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Various                       COLLATERAL TERM SHEET         BALANCE: $61,000,000
Harrisburg, PA              THE HARRISBURG PORTFOLIO        DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       57

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Harrisburg, PA            COLLATERAL TERM SHEET             BALANCE: $61,000,000
                        THE HARRISBURG PORTFOLIO            DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     CGM

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $61,000,000

CUT-OFF BALANCE:                 $61,000,000

% BY INITIAL UPB:                1.99%

INTEREST RATE:                   5.3000%

PAYMENT DATE:                    11th of each month

FIRST PAYMENT DATE:              November 11, 2005

MATURITY DATE:                   October 11, 2015

AMORTIZATION:                    Interest only for the initial 48 months of the
                                 term and 30-year amortization thereafter.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after September 11, 2015, prepayment is
                                 permitted without penalty.

SPONSOR:                         Corporate Office Properties, L.P.

BORROWER:                        Corporate Gateway, L.P.

MEZZANINE DEBT:                  $5,600,000

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax:                    $   90,963
                                 TI/LC:                  $3,400,000(1)
                                 Deferred Maintenance:   $  649,185
                                 New World Pasta:        $1,000,000(1)
                                 Unpaid TI/LCs:          $  162,013(1)

MONTHLY RESERVES:                Tax:                    $   90,963
                                 Replacement:            $    5,598
--------------------------------------------------------------------------------

(1)   See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $90.81

BALLOON BALANCE/SQ. FT.:         $82.55

LTV:                              79.53%

BALLOON LTV:                      72.30%

DSCR:                              1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Portfolio

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Harrisburg, Pennsylvania and
                                 Mechanicsburg, Pennsylvania

COLLATERAL SF:                   671,759 sq.ft.

YEAR BUILT / RENOVATED:

   GATEWAY OFFICE CENTER -
      FLANK DRIVE                1988-2000 / 2004

   COMMERCE BUSINESS PARK        1989-1990 / NAP

   ROSSMOYNE BUSINESS PARK       1988-1989 / NAP

   GATEWAY OFFICE CENTER -
      SHANNON ROAD               2000 / NAP

PROPERTY MANAGEMENT:             Corporate Realty Management, LLC (a borrower
                                 affiliate)

OCCUPANCY (AS OF 12/8/2005):     89.35%

UNDERWRITTEN NET OPERATING
  INCOME:                        $ 5,668,608

UNDERWRITTEN NET CASH FLOW:      $ 5,136,087

APPRAISED VALUE:                 $76,700,000

APPRAISAL DATE:                  September 1, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       58

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Harrisburg, PA            COLLATERAL TERM SHEET             BALANCE: $61,000,000
                        THE HARRISBURG PORTFOLIO            DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

                     THE HARRISBURG PORTFOLIO TENANT SUMMARY

                                                        NET       % OF NET
                                     RATINGS          RENTABLE    RENTABLE                            % OF ACTUAL   DATE OF LEASE
        TENANT NAME          FITCH/ MOODY'S/ S&P(1)   AREA (SF)     AREA     RENT PSF   ACTUAL RENT       RENT       EXPIRATION
--------------------------   ----------------------   ---------   --------   --------   -----------   -----------   -------------

P.E.M.A.                             NR/Aa2/AA          79,456      11.8%     $17.83     $1,416,929      18.5%       02/29/12(2)
Lancaster-Lebanon Int.               NR/Aa2/AA          68,200      10.2       11.24        766,508      10.0         06/30/07
Admin. Office of PA Courts           NR/Aa2/AA          55,596       8.3       12.07        671,305       8.8         06/30/07
Primedia Enthusiast
   Publications Inc.                  NR/B2/B           46,107       6.9      $ 9.05        417,119       5.5        02/28/09(3)
New World Pasta Company              NR/NR/NR           34,839       5.2       12.88        448,552       5.9         06/30/09
Top 5 Tenants                                          284,198      42.3       13.09      3,720,412      48.6          Various
Non-major Tenants                                      316,029      47.0       12.45      3,934,162      51.4%         Various
                                                       -------     -----      ------     ----------
OCCUPIED TOTAL                                         600,227      89.4      $12.75     $7,654,574
                                                       =======     =====      ======     ==========
Vacant Space                                            71,532      10.6
                                                       -------     -----
COLLATERAL TOTAL                                       671,759     100.0%
                                                       =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  P.E.M.A. occupies three spaces at the subject under three separate leases.
     PEMA occupies 71,514 sq. ft. through 2/29/12, 4,166 sq. ft. through
     12/31/09 and 3,776 sq. ft. through 5/31/08. P.E.M.A. has an additional right to terminate its lease on one month's notice if P.E.M.A.'s govenmerntal function is abolished, limited or restricted including a failure to pay rent either by the Commonwealth of Pennsylvania or the federal government.

(3)  Primedia Enthusiast Publications Inc. ("Primedia") occupies two spaces at the subject under two separate leases. Primedia occupies 32,000 sq. ft.
     through 2/28/09 and 14,107 sq. ft. through 6/30/14.

                        THE HARRISBURG PORTFOLIO SUMMARY

                                                                   ALLOCATED
                                                  YEAR BUILT /        LOAN                 APPRAISED                 UNDERWRITTEN
       PROPERTY NAME           LOCATION         YEAR RENOVATED     AMOUNT(1)      NRSF       VALUE      OCCUPANCY   NET CASH FLOW
------------------------   -----------------   ----------------   -----------   -------   -----------   ---------   -------------

GATEWAY OFFICE CENTER -
   FLANK DRIVE             Harrisburg, PA      1988-2000 / 2004   $27,835,724   353,954   $35,000,000      82.5%      $2,430,864
COMMERCE BUSINESS PARK     Harrisburg, PA       1989-1990 / NAP    15,349,413   144,867    19,300,000      95.7        1,091,622
ROSSMOYNE BUSINESS PARK    Mechanicsburg, PA    1988-1989 / NAP    10,975,228   117,212    13,800,000      97.1          993,204
GATEWAY OFFICE CENTER -
   SHANNON ROAD            Harrisburg, PA         2000 / NAP        6,839,635    55,726     8,600,000     100.0          620,397
                                                                  -----------   -------   -----------     -----       ----------
TOTAL/WA:                                                         $61,000,000   671,759   $76,700,000      89.4%      $5,136,086
                                                                  ===========   =======   ===========     =====       ==========

(1)  The allocated loan amounts are calculated based on each property's pro-rata portion of the Harrisburg Portfolio appraised value. There are no release provisions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       59

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Harrisburg, PA             COLLATERAL TERM SHEET            BALANCE: $61,000,000
                         THE HARRISBURG PORTFOLIO           DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

                                LEASE ROLLOVER(1)

                                                             CUMULATIVE                              CUMULATIVE
                                        % OF    CUMULATIVE     % OF        ANNUAL        % OF           % OF
 YEAR OF     # OF LEASES   EXPIRING    TOTAL       TOTAL        TOTAL       AVG.      BASE ACTUAL   BASE ACTUAL
EXPIRATION     EXPIRING     SQ. FT.   SQ. FT.     SQ. FT.      SQ. FT.    RENT PSF   RENT ROLLING   RENT ROLLING
----------   -----------   --------   -------   ----------   ----------   --------   ------------   ------------

MTM                3          7,170      1.1%       7,170        1.1%      $11.24         1.1%           1.1%
2006               6         23,983      3.6       31,153        4.6        13.74         4.3            5.4
2007              15        229,294     34.1      260,447       38.8        12.38        37.1           42.4
2008               5         40,517      6.0      300,964       44.8        14.44         7.6           50.1
2009              11        149,937     22.3      450,901       67.1        11.52        22.6           72.6
2010               6         56,093      8.4      506,994       75.5        10.58         7.8           80.4
2011               2          7,612      1.1      514,606       76.6         9.42         0.9           81.3
2012               1         71,514     10.7      586,120       87.3        17.84        16.7           98.0
2013               0              0      0.0      586,120       87.3         0.00         0.0           98.0
2014               1         14,107      2.1      600,227       89.4        10.88         2.0          100.0
2015               0              0      0.0      600,227       89.4         0.00         0.0          100.0
2016               0              0      0.0      600,227       89.4         0.00         0.0          100.0
Thereafter         0              0      0.0      600,227       89.4       $ 0.00         0.0%         100.0%
Vacant                       71,532     10.6      671,759      100.0
                  --        -------    -----      -------      -----
TOTAL:            50        671,759    100.0%     671,759      100.0%
                  ==        =======    =====      =======      =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors -- Risks Related to the Mortgage Loans -- Certain Additional Risks Related to Tenants" in
     the prospectus supplement.

THE HARRISBURG PORTFOLIO LOAN

THE LOAN. The Harrisburg Portfolio loan is a ten-year fixed rate loan that provides for monthly payments of interest-only for the first four years, and thereafter, for monthly payments of principal and interest. The loan is secured by a mortgage on the borrower's fee simple interest in four office properties, totaling 671,759 sq. ft., located in Harrisburg, Pennsylvania. The Harrisburg
Investors, L.P. ("Harrisburg Investors") acquired an 80% interest (held through various affiliates) in the borrower in a purchase and sale transaction on the basis of a purchase price for the Harrisburg Portfolio property of $73 million.
Consequently, after deducting the amount of the $61 million Harrisburg Portfolio loan and the $5.6 million amount of the mezzanine debt, there is approximately
$6.4 million of equity remaining in the Harrisburg Portfolio properties.

THE BORROWER. The borrower is Corporate Gateway LP, a single-purpose, bankruptcy-remote entity with a single-purpose bankruptcy-remote general partner which has an independent manager, for which a non-consolidation opinion was obtained at closing. The borrower is co-sponsored by an investment partnership,
Harrisburg Investors which indirectly owns 80% interest in the borrower, and
Corporate Office Properties, L.P, which is the operating partnership of
Corporate Office Properties Trust ("COPT") and indirectly owns a 20% interest in the borrower. Harrisburg Investors acquired the 80% interest in the borrower from COPT at the time of the loan closing. COPT is a fully integrated, self-managed, publicly traded (NYSE: OFC) real estate investment trust ("REIT")
that focuses on the ownership, management, leasing, acquisition and development of suburban office properties primarily in select Mid-Atlantic submarkets. It currently owns approximately 147 office properties totalling 12.3 million sq.
ft. primarily in the mid-Atlantic area As of January 31, 2006, COPT had a market capitalization of $1.6 billion. For the fiscal year ended December 31, 2004,
COPT reported a net income from continuing operations of $37.0 million, which represents a 20% increase from the prior year. For the same period, COPT reported a net worth of $521.9 million.

Harrisburg Investors, is owned by a syndicate of limited partners and controlled by the general partner, Harrisburg Associates, L.L.C. Harrisburg Associates,
L.L.C. is owned and controlled by the Angel Group, L.L.C. (60%) and Concorde
Companies, L.L.C. (40%). The Angel Group is owned by David Nagel, Saul Tawil and
Ike Tawil. The Concorde Companies, L.L.C. is owned by Asher Gottesman and Lyle
Weisman.

THE PROPERTIES. The Harrisburg Portfolio properties consist of 16 buildings, totaling 671,759 sf. ft. The 16 buildings are located within three office parks:
Gateway Office Center, Commerce Business Park and Rossmoyne Business Park.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       60

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Harrisburg, PA             COLLATERAL TERM SHEET            BALANCE: $61,000,000
                         THE HARRISBURG PORTFOLIO           DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

The Gateway Office Center Office Park properties include the Gateway Office
Center -- Flank Drive property (353,954 sq. ft.) and Gateway Office Center --
Shannon Road property (55,726 sq. ft.). These two properties consist of 11 single-story office buildings. Among the 11 buildings in the office park, three are located on Shannon Road, and the rest on Flank Drive. The buildings were built between 1988 and 2000 and renovated in 2004. The buildings are located on a 50.9-acre parcel and are classified as Class B office buildings and provide
1,425 parking spaces, or approximately 3.5 spaces per 1000 sq. ft. As of
December 8, 2005, the Gateway Office Center -- Flank Drive and Gateway Office
Center -- Shannon Road properties were 82.5% and 100.0%, respectively, occupied by various government agencies and credit tenants.

The Commerce Business Park property includes two multi-storied office buildings,
2605 Interstate Drive and 2601 Market Place, with a total of 144,867 sq. ft. The buildings are located on a 14.8-acre parcel and are considered Class A office buildings. 2605 Interstate Drive consists of a three-story office building constructed in 1990 and contains a total of 79,456 sq. ft., which is fully occupied by The Pennsylvania Emergency Management Agency ("P.E.M.A."). 2601
Market Place is a four-story building constructed in 1989, and contains 65,411 square feet of rentable space, occupied by various financial and professional services tenants. As of December 8, 2005, the Commerce Business Park property was 95.69% occupied and provides 609 parking spaces, or approximately 4.2 spaces per 1000 sq. ft.

The Rossmoyne Business Park property consists of three single-storied Class B office buildings constructed between 1988-1989. The three buildings in this park are 5035, 5070A and 5070B Ritter Road, consisting of 56,556, 32,309 and 28,347
sq. ft. respectively, totaling 117,212 sq. ft. The buildings are located on a
10.8-acre parcel and are classified as Class B office building. The Rossmoyne
Business Park property provides 503 parking spaces, or approximately 4.3 spaces per 1000 sq. ft. As of December 8, 2005, the Rossmoyne Business Park property was 97.14% by government and professional service tenants.

SIGNIFICANT TENANTS. As of December 8, 2005, the Harrisburg Portfolio loan was
89.35% occupied by more than 40 tenants.

     P.E.M.A.: (79,456 sq. ft.; 11.8% of NRA; 18.5% of GPR) occupies three spaces at the subject under three leases and has been expanding its presence in the subject since first occupying in 1996. P.E.M.A. coordinates the resources of virtually every state agency in times of disaster or emergency. P.E.M.A.'s primary responsibility is to support county emergency managers and their organizations. P.E.M.A. and the Office of the State Fire
     Commissioner, together with other state, county and local agencies, are deeply involved in training response forces to deal with terrorist incidents. P.E.M.A. may terminate their lease upon one month notice and with a termination fee equal to their unamortized tenant allowance. Along with P.E.M.A., there are three other state funded agencies at the subject.
     Altogether, the four Pennsylvania state funded agencies at the subject occupy 208,329 sq. ft. (31.0% of the NRA, 38.3% of the GPR) at the subject.

     LANCASTER-LEBANON INT.: (68,200 sq. ft.; 10.2% of NRA; 10.0% of GPR) has
     been at the subject since 1992. Lancaster-Lebanon Int. is also known as the
     Pennsylvania Training and Technical Assistance Network (PaTTAN). It serves as the training and technical assistance branch of the Pennsylvania
     Department of Education's Bureau of Special Education. PaTTAN supports the efforts of the Bureau of Special Education and builds the capacity of local educational agencies to provide appropriate services to students who receive special education services. This is a state funded agency.
     Lancaster-Lebanon Int. may terminate their lease if funding from the
     Disabilities Education Act is reduced or eliminated.

     ADMIN. OFFICE OF PA COURTS: (55,596 sq. ft.; 8.3% of NRA; 8.8% of GPR)
     occupies two spaces at the subject and has been at the subject since 1989.
     The subject serves as the administrative offices of The Supreme Court of the State of Pennsylvania. The judges of The Supreme Court and their staff work from these offices. This is a state funded agency. Admin. Office of PA
     Courts may terminate their lease during any renewals, upon six months notice and with a termination fee equal to two months of the then current rent.

     PRIMEDIA ENTHUSIAST PUBLICATIONS INC.: (46,107 sq. ft.; 6.9% of NRA; 5.5%
     of GPR) has been at the subject since 2004. Primedia Enthusiast
     Publications Inc. ("Primedia Enthusiast") is in the publishing of automotive, outdoors, sports, lifestyle and home technology magazine groups, their related web sites, events, licensing and merchandise. Its other main revenue generating units include consumer guides, business information, and education media. Investment firm Kohlberg

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       61

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Harrisburg, PA             COLLATERAL TERM SHEET            BALANCE: $61,000,000
                         THE HARRISBURG PORTFOLIO           DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

     Kravis Roberts owns more than 50% of Primedia Enthusiast. Primedia
     Enthusiast is a part of Premedia Inc. (NYSE: PRM). Premedia Inc. had annual sales of $1.3 billion in 2004, which was 13.3% higher than their annual sales in 2003. Primedia Inc. currently employs more than 4,500 employees.

     NEW WORLD PASTA COMPANY ("NWP"): (34,839 sq. ft.; 5.2% of NRA; 5.9% of GPR)
     has been at the subject since 1999. NWP is a leading maker of branded dry pasta in the US. NWP offers brands such as American Beauty, Ronzoni, San
     Giorgio, Creamette, Prince, and Skinner. NWP also offers private-label pastas and egg noodle products. Its products are sold to food service customers, grocers, wholesale clubs, drugstores and convenience stores, and mass merchandisers. New World was formerly the Hershey Pasta Group, which was part of chocolate maker Hershey Foods. On December 8, 2005, NWP announced its exit from Chapter 11 Bankruptcy. NWP has three options to reduce their space for up to 12,863 sq. ft. upon 181 days notice. Per the property manager, under the tenant's reorganization plan.

The above-described tenant termination options are not the sole termination options; leases with governmental entities, including those described above, have termination options, but other than those described above no tenant with a termination option occupies more than 5% of the NRA at the Harrisburg Portfolio properties, with 42.4% of the NRA in aggregate subject to governmental and other leases with tenant termination options.

THE MARKET. The subject properties are located in the greater Harrisburg office market, which is experiencing moderate economic improvement. The employment growth approached a four-year high in early 2005. The unemployment rate of the
Harrisburg MSA has averaged 3.6% from 2000 to 2004. The population has been increasing in the Harrisburg MSA, outpacing Pennsylvania as a whole. As of year-end 2004, the population of Harrisburg was 641,589, a 1.9% increase from the 2000 population of 629,398.

The Harrisburg office market is subdivided into three different office submarkets: the Downtown Business District, the East Shore District and the West
Shore District. The Gateway Office Center Office Park properties and the
Commerce Business Park property are located within the East Shore submarket, while the Rossmoyne Business Park property lies within the West Shore submarket.

In the third quarter of 2005, the Harrisburg office market consisted of 841 office buildings encompassing approximately 14.9 million sq. ft. of office space. As of the same period, the occupancy rate for the Harrisburg office market was 91.0% and net absorption was 264,786 sq. ft. Overall, the demand for office space in the Harrisburg office market has continued to remain strong even in view of the weakness experienced in 2000/2001. More recent positive absorption has continued to illustrate the demand for office product in each of the three submarkets. As of the third quarter, the occupancy rate for the Class
B East Shore submarket was 91%. The occupancy rate for the Class A East Shore submarket was 85%. Finally, the occupancy rate for Class B West Shore submarket was 94%.

LOCKBOX/CASH MANAGEMENT. The Harrisburg Portfolio loan is structured with a hard lockbox and an in-place cash management system.

PROPERTY MANAGEMENT. The property is managed by Corporate Realty Management,
LLC, an affiliate of COPT.

RESERVES. At loan closing, the borrower made an initial deposit into a TI/LC reserve account in the amount of $3,400,000. In addition, if the TI/LC reserve falls below $750,000 (exclusive of the P.E.M.A. rollover reserve referred to below), the borrower is required to deliver to lender a monthly amount of
$42,800 until the reserve balance again reaches $750,000. If P.E.M.A. does not exercise its extension option or otherwise extend the lease on its main space by
December 11, 2011, the borrower is required to deposit with lender $1,000,000 in the P.E.M.A. rollover reserve to avoid a cash flow sweep, or if such $1,000,000 deposit is not made, monthly excess cash flow (after payment of debt service, reserves, the funding of amounts for operating expenses and the funding of debt service for the mezzanine loan) will be deposited into the P.E.M.A. rollover reserve until deposits of $1,250,000 have been made to such reserve.

At loan closing, the borrower posted a $1,000,000 letter of credit ("LOC").
Provided that no event of default exists, commencing the calendar quarter ending
December 31, 2005, the LOC amount shall be reduced every calendar quarter by
$66,667. Provided that no event of default exists and the DSCR of the portfolio
(exclusive of any income attributable to the NWP lease) exceeds 1.20x, Borrower shall no longer be required to post the aforementioned LOC.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       62

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Harrisburg, PA             COLLATERAL TERM SHEET            BALANCE: $61,000,000
                         THE HARRISBURG PORTFOLIO           DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

At loan closing, the borrower deposited $162,013 for unpaid TI/LCs as set forth in the loan documents. Provided that no event of default exists and subject to certain conditions, the loan documents provide for funds to be released to the borrower as tenant improvements are completed and leasing commissions are paid.

Monthly tax and replacement reserve deposits are also required.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The equity owners of the borrower incurred mezzanine debt provided by RAIT Partnership, L.P., with an original aggregate balance of $5,600,000, secured by pledges of direct and indirect equity interests in the borrower. The lender and mezzanine lender are parties to an intercreditor agreement which, among other things, provides for the mezzanine lender to receive notice of and an opportunity to cure mortgage loan defaults and, upon certain mortgage loan defaults, the right to purchase the Harrisburg
Portfolio loan at par.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

RELEASE PROVISIONS. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       63

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Harrisburg, PA             COLLATERAL TERM SHEET            BALANCE: $61,000,000
                         THE HARRISBURG PORTFOLIO           DSCR: 1.26x
                                                            LTV: 79.53%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       64

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Germantown, TN             COLLATERAL TERM SHEET            BALANCE: $60,640,000
Phoenix, AZ            BEYMAN MULTIFAMILY PORTFOLIO         DSCR: 1.25x
                                                            LTV: 78.96%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       65

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Germantown, TN             COLLATERAL TERM SHEET            BALANCE: $60,640,000
Phoenix, AZ            BEYMAN MULTIFAMILY PORTFOLIO         DSCR: 1.25x
                                                            LTV: 78.96%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $60,640,000

CUT-OFF BALANCE:                 $60,640,000

% BY INITIAL UPB:                1.98%

INTEREST RATE:                   5.7680%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              January 1, 2006

MATURITY DATE:                   December 1, 2015

AMORTIZATION:                    Interest only for the initial 60 months of the
                                 term; thereafter amortizes on a 30-year
                                 schedule.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after September 1, 2015, prepayment is
                                 permitted without penalty.

SPONSORS:                        Ezra Beyman and Samuel Weiss

BORROWERS:                       Empirian at Steele Park, LLC, Bush Realty at
                                 Steele Park, LLC, Empirian Colonnade, LLC and
                                 Bush Realty Colonnade, LLC

ADDITIONAL FINANCING:            None

LOCKBOX:                         Soft

INITIAL RESERVES:                Taxes:         $504,223

                                 Insurance:     $ 66,046

MONTHLY RESERVES:                Taxes:         $ 57,867

                                 Insurance:     $ 12,657

                                 Replacement:   $ 11,585
--------------------------------------------------------------------------------

(1)  The sponsors, Ezra Beyman and Samuel Weiss, provided personal guarantees in the aggregate amount of $8,425,000 ($4,800,000 for the Empirian at Steele
     Park Loan and $3,625,000 for the Colonnade at Germantown Loan). Each
     guarantee terminates once the applicable property attains an occupancy percentage of 90% and both properties individually attain a debt service coverage ratio of at least 1.25x (based on an amortizing constant). The
     DSCR shown herein is 1.25x. The current DSCR during the initial 60-month interest only period is 1.27x and during the amortizing period is 1.06x.
     See "Additional Collateral" herein for further detail.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / UNIT:             $93,149.00

VALUE / UNIT:                    $  117,972

LTV:                                  78.96%

BALLOON LTV:                          73.63%

DSCR(1):                               1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Portfolio

PROPERTY TYPE:                   Multifamily

COLLATERAL:                      Two cross-collateralized and cross-defaulted
                                 loans secured by the borrowers' fee simple
                                 interest in 651 units in 39, three-story
                                 buildings.

LOCATION:                        Phoenix, Arizona and Germantown, Tennessee

YEAR BUILT / RENOVATED:          1997-1999 / NAP

TOTAL UNITS:                     651

PROPERTY MANAGEMENT:             Empirian Property Management, Inc. (a borrower
                                 affiliate)

OCCUPANCY:                       96.62%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 4,633,971

UNDERWRITTEN NET CASH FLOW:      $ 4,494,951

APPRAISED VALUE:                 $76,800,000

APPRAISAL DATE: (EMPIRIAN AT     September 27, 2005 / September 21, 2005
   STEELE PARK / COLONNADE AT
   GERMANTOWN)
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       66

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Germantown, TN             COLLATERAL TERM SHEET            BALANCE: $60,640,000
Phoenix, AZ            BEYMAN MULTIFAMILY PORTFOLIO         DSCR: 1.25x
                                                            LTV: 78.96%
--------------------------------------------------------------------------------

THE BEYMAN MULTIFAMILY PORTFOLIO LOAN

THE LOAN. The Beyman Mulitfamily Portfolio loan consists of two cross-collateralized and cross-defaulted ten-year loans secured by first priority mortgages on the borrower's respective fee simple interest in two multifamily housing facilities located in Phoenix, Arizona (the "Empirian at
Steele Park Loan") and Germantown, Tennessee (the "Colonnade at Germantown
Loan," and together with the Empirian at Steele Park Loan, the "Beyman
Multifamily Portfolio Loan"). The Empirian at Steele Park Loan and the Colonnade
at Germantown Loan are interest-only for the initial five years of their terms and amortize on a 30-year schedule thereafter. Based on the combined appraised value of $76.8 million, the borrowers have implied equity of $16.16 million in the properties.

                        BEYMAN MULTIFAMILY PORTFOLIO LOAN

                                                                       NO.     APPRAISED                   UNDERWRITTEN NET
       LOAN NAME             LOCATION      YEAR BUILT   LOAN AMOUNT   UNITS      VALUE      OCCUPANCY(1)       CASH FLOW
-----------------------   --------------   ----------   -----------   -----   -----------   ------------   ----------------

Empirian at Steele Park     Phoenix, AZ       1999      $38,500,000    399    $48,800,000       95.0%        $2,857,745
Colonnade at Germantown   Germantown, TN      1997       22,140,000    252     28,000,000       99.2          1,637,206
                                                        -----------    ---    -----------       ----         ----------
TOTAL/WTD. AVG.                                         $60,640,000    651    $76,800,000       96.6%        $4,494,951
                                                        ===========    ===    ===========       ====         ==========

(1)  The Empiriran at Steele Park occupancy is based on an October 28, 2005 rent roll and the Colonnade at Germantown occupancy is based on a November 22,
     2005 rent roll.

THE BORROWER. The two borrowers under the Empirian at Steele Park Loan are each tenant-in-common borrowers with Empirian at Steele Park, LLC having a 75%
ownership interest and Bush Realty at Steele Park, LLC having a 25% ownership interest in the Empirian at Steele Park Loan. The two borrowers under the
Colonnade at Germantown Loan are each tenant-in-common borrowers with Empirian
Colonnade, LLC having a 75% ownership interest and Bush Realty Colonnade, LLC having a 25% ownership interest in the Empirian at Steele Park Loan. The borrowers are special-purpose, bankruptcy-remote entities, each with an independent director and for which non-consolidation opinions were obtained at closing. The Beyman Multifamily Portfolio Loan is sponsored by Ezra Beyman and
Samuel Weiss. Ezra Beyman and Samuel Weiss are repeat sponsors of Deutsche Bank borrowers.

THE PROPERTY. The property securing the Empirian at Steele Park Loan (the
"Empirian at Steele Park Property") consists of 18 three-story Class "A"
apartment buildings totaling 399 units located in Phoenix, Arizona, approximately 3.5 miles north of downtown Phoenix. Unit amenities at the
Empirian at Steele Park Loan include wall-to-wall carpeting in living areas, individually controlled central air-conditioning/heating systems, ceiling fans, nine-foot ceilings with crown molding, oversized closets, security alarms, wood-burning fireplaces with custom travertine mantels in select units, outside storage closets, washers/dyers, and kitchens equipped with refrigerators, microwaves, disposals, dishwashers and breakfast bars. Common amenities include an on-site leasing/management office, gated access, resident business center and executive conference center, a clubhouse with fitness center, plushly furnished clubroom with fireplace, big screen TV and a billiards/game parlor with wet bar, two heated swimming pools with chaises, a spa pool, steam sauna and convenient public transportation. In addition to the on-site amenities, the Steele Indian
School Park is in close proximity to the Empirian at Steele Park Property. The
Steele Indian School Park is a 15 acre park that features among other things, a
60-foot amphitheater for symphonic exhibitions, two, half-court basketball courts, a sand volleyball court, playgrounds and numerous picnicking areas.

The property securing the Colonnade at Germantown Loan (the "Colonnade at
Germantown Property") consists of a 252 unit, Class "A", garden-style multifamily complex located in Germantown, Tennessee, approximately 19 miles east of the Memphis central business district. Unit amenities at the Colonnade at Germantown Property include patios, balconies, gas log fireplaces, washer/dryer connections, alarm systems, wall-to-wall carpeting, individually controlled central air-conditioning/heating systems, ceiling fans in living rooms, large walk-in closets, exterior storage closets, crown & decorative molding, well-equipped kitchens (dishwasher, range/oven). In addition to the clubhouse, other common amenities at the Colonnade at Germantown Property include two swimming pools with large decks and chaise-lounges, two lighted tennis courts, a covered carwash area, central laundry facility, and children's playground. The Colonnade at Germantown Property is well landscaped with extensive lawns, shrubbery, decorative flower beds, walking/jogging paths and a lake with fountains.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       67

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Germantown, TN             COLLATERAL TERM SHEET            BALANCE: $60,640,000
Phoenix, AZ            BEYMAN MULTIFAMILY PORTFOLIO         DSCR: 1.25x
                                                            LTV: 78.96%
--------------------------------------------------------------------------------

                             EMPIRIAN AT STEELE PARK

                                                       AVERAGE RENT     MARKET RENT
       UNIT TYPE          NO. UNITS   SQ. FT. / UNIT    (PER MONTH)   (PER MONTH)(1)
-----------------------   ---------   --------------   ------------   --------------

One Bedroom, One Bath        222             735             771       $  685-$1,225
Two Bedroom, Two Bath        159           1,096           1,048       $  850-$1,500
Three Bedroom, Two Bath       18           1,355           1,485       $1,080-$1,881
                             ---             ---          ------       -------------
TOTAL/WTD. AVG.              399             907          $  914       $       1,101
                             ===             ===          ======       =============

                             COLONNADE AT GERMANTOWN

                                                       AVERAGE RENT     MARKET RENT
       UNIT TYPE          NO. UNITS   SQ. FT. / UNIT    (PER MONTH)   (PER MONTH)(1)
-----------------------   ---------   --------------   ------------   --------------

One Bedroom, One Bath         84           1,023          $  721       $    700-$915
Two Bedroom, Two Bath        128           1,189             876       $  865-$1,225
Three Bedroom, Two Bath       40           1,372           1,328       $1,200-$1,535
                             ---           -----          ------       -------------
TOTAL/WTD. AVG.              252           1,162          $  910       $       1,028
                             ===           =====          ======       =============

(1)  Calculated based on a straight average of the comparable market rent ranges with equal weighting for each unit type.

THE MARKET. The Empirian at Steele Park Property is located within the Phoenix metropolitan statistical area ("MSA") apartment market and the Central Phoenix
North apartment submarket. As of second Quarter 2005, the Phoenix MSA apartment market totaled 250,608 units in 1,640 properties. As of fourth quarter of 2005, the market occupancy rate was 92.5%, up from 90.5% as of fourth quarter 2003.
The majority of the vacancy within the Phoenix MSA apartment market was concentrated within older properties. For properties built since 1994, which account for approximately 26% of total market units, market occupancy was 93.3%.
As of second quarter 2005, the Central Phoenix North apartment submarket totaled
23,689 units in 237 properties. As of fourth quarter of 2005, the submarket occupancy rate was 91.2%, up from 90.5% as of fourth quarter 2003. Similar to the Phoenix MSA apartment market, the majority of the vacancy within the Central
Phoenix North apartment submarket was concentrated within older properties. For properties built since 1994, which accounted for approximately 12% of the total units, market occupancy stood at 96.0%. The appraiser identified five comparable properties containing 1,289 units which were deemed to compete directly with the
Empirian at Steele Property, of which the occupancy rate was 97%. The Empirian at Steele Property is performing in line with both the Class "A" Phoenix MSA apartment market and Central Phoenix North submarket. In addition, the appraiser concluded the rental rates at the Empirian at Steele Property were in line with the market.

The Colonnade at Germantown Property is located in the Poplar
Pike/Germantown/Cordova apartment submarket within the Memphis, Tennessee MSA.
As of the second quarter of 2005, the city of Memphis, the 44th largest MSA in the nation, with population of 1.26 million residents. The Memphis metropolitan area encompasses seven surrounding counties, four of which are in northeast
Mississippi and one in eastern Arkansas. The Poplar Pike/Germantown/Cordova submarket totals approximately 18,467 apartment units in 66 properties, and as of the second quarter of 2005 the Pike/Germantown/Cordova submarket had a vacancy rate of 9.1%. The appraiser identified five comparable properties considered directly competitive with the Colonnade at Germantown Property, with an average vacancy of 3%. As of the November 22, 2005 rent roll, the Colonnade at Germantown Property was 99.2% occupied. In addition, the appraiser concluded the rental rates at the Colonnade at Germantown Property were in line with the market.

PROPERTY MANAGEMENT. The Beyman Multifamily Portfolio Loan properties are managed by Empirian Property Management, Inc., an affiliate of the borrower.

LOCKBOX/CASH MANAGEMENT: The Beyman Multifamily Loan has been structured with a soft lockbox and springing cash management upon an event of default, as such term is defined in the Beyman Multifamily Portfolio Loan document.

RESERVES: In addition to ongoing tax and insurance reserves, for the initial three years of the Empirian at Steele Park Loan, the borrower is required to deposit $200 per unit per year for replacements (the "Empirian at Steele Park
Replacement Reserve"). Beginning on the fourth anniversary through the maturity of the Empirian at Steele Park Loan, the amount to be

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       68

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Germantown, TN               COLLATERAL TERM SHEET          BALANCE: $60,640,000
Phoenix, AZ               BEYMAN MULTIFAMILY PORTFOLIO      DSCR: 1.25x
                                                            LTV: 78.96%
--------------------------------------------------------------------------------

deposited in the Empirian at Steele Park Replacement Reserve is required to be
$250 per unit per year. For the initial three years of the Colonnade at
Germantown Loan the borrower is required to deposit $235 per unit per year for replacements (the "Colonnade at Germantown Replacement Reserve"). Beginning on
the fourth anniversary through the maturity of the Colonnade at Germantown Loan, the amount to be deposited in the Colonnade at Germantown Replacement Reserve is
required to be $250 per unit per year.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

ADDITIONAL COLLATERAL. As additional credit support, the Beyman Multifamily
Portfolio Loan is structured with sponsor guarantees in the aggregate amount of
$8,425,000 (the "Sponsor Guarantees") from Ezra Beyman and Samuel Weiss;
$4,800,000 for the Empirian at Steele Park Loan and $3,625,000 for the Colonnade
at Germantown Loan. Each of the Sponsor Guarantees is required to be released once (i) the applicable property attains a minimum occupancy rate of 90% and
(ii) both the Empirian at Steele Park Property and the Colonnade at Germantown
Property achieve a debt service coverage ratio of 1.25x on an amortizing basis
(based on the applicable gross loan amount and trailing 12-month income less the greater of underwritten or trailing 12-month expenses).

PROPERTY RELEASE. At any time after the expiration of the Beyman Multifamily
Portfolio Loan's lockout period, either of the Beyman Multifamily Portfolio
Loans may be released and uncrossed upon defeasance of the applicable Beyman
Multifamily Portfolio Loan, subject to the satisfaction of certain conditions including, but not limited to (i) the delivery of defeasance collateral in an amount sufficient to defease 110% of the outstanding principal balance of the loan to be released (with the extra 10% deposited into a reserve account as additional collateral for the other Beyman Multifamily Portfolio Loan) and (ii)
the remaining Beyman Multifamily Portfolio Loan maintains (i) a loan-to-value ratio no greater than 80% and (ii) a minimum debt service coverage ratio of
1.20x. The Beyman Multifamily Portfolio Loan documents also provide for the release of either Beyman Multifamily Portfolio Loan from the crossed structure in connection with a sale and assumption of either of the Beyman Multifamily
Portfolio Loan, subject to the satisfaction of certain conditions including, but not limited to (i) both properties each (a) maintaining a loan-to-value ratio no greater than 80% and (b) a minimum debt service coverage ratio of 1.05x and (ii)
if the Sponsor Guarantee and recourse provisions are in effect at the time of transfer, the remaining borrower must deposit cash in an amount equal to the applicable recourse amount to be held as additional collateral until the applicable remaining Beyman Multifamily Portfolio Property maintains a minimum
(a) occupancy rate of 90% and (b) debt service coverage ratio of 1.25x.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       69

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
Germantown, TN               COLLATERAL TERM SHEET          BALANCE: $60,640,000
Phoenix, AZ               BEYMAN MULTIFAMILY PORTFOLIO      DSCR: 1.25x
                                                            LTV: 78.96%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       70

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
6255 Sunset Boulevard         COLLATERAL TERM SHEET         BALANCE: $55,000,000
Hollywood, CA 90028             SUNSET MEDIA TOWER          DSCR: 1.30x
                                                            LTV: 66.67%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       71

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
6255 Sunset Boulevard         COLLATERAL TERM SHEET         BALANCE: $55,000,000
Hollywood, CA 90028            SUNSET MEDIA TOWER           DSCR: 1.30x
                                                            LTV: 66.67%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     PNC Bank

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $55,000,000

CUT-OFF BALANCE:                 $55,000,000

% BY INITIAL UPB:                1,80%

INTEREST RATE:                   5.2300%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              February 1, 2006

MATURITY DATE:                   January 1, 2016

AMORTIZATION:                    Interest only for 60 months and 30-year
                                 amortization thereafter.

CALL PROTECTION:                 Lockout for 36 months from the first payment
                                 date, then defeasance is permitted. On and
                                 after October 1, 2015, prepayment permitted
                                 without penalty on any payment date.

SPONSOR:                         CB Richard Ellis Investors/U.S. Advisor, LLC

BORROWER:                        USA Sunset Media 2, LLC et al, as
                                 tenants-in-common(1)

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax            $405,209

                                 Insurance      $ 78,679

                                 Other:         $ 31,181(2)

                                 Tax:           $ 81,042

MONTHLY RESERVES:                Replacement:   $  5,248

                                 TI/LC:         $ 22,917

                                 Tax:           $ 81,042
--------------------------------------------------------------------------------

(1)  The borrowers will consist of 26 tenant-in-common borrowers organized by
     U.S. Advisor, LLC. See "The Borrower" below.

(2)  At closing, $31,180.80 was escrowed until borrower provides an estoppel certificate executed by The Waffle, LLC.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

LOAN BALANCE / SQ. FT.:          $174.92

BALLOON BALANCE / SQ. FT.:       $161.86

LTV:                               66.67%

BALLOON LTV:                       61.69%

DSCR:                               1.30x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee

LOCATION:                        Hollywood, California

YEAR BUILT / RENOVATED:          1972 / 1990

COLLATERAL SF:                   314,435 sq. ft.

PROPERTY MANAGEMENT:             CB Richard Ellis, Inc.

OVERALL OFFICE OCCUPANCY
   (AS OF 12/12/05):             93.50%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 5,142,405

UNDERWRITTEN NET CASH FLOW:      $ 4,725,631

APPRAISED VALUE:                 $82,500,000

APPRAISAL DATE:                  September 30, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       72

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
6255 Sunset Boulevard         COLLATERAL TERM SHEET         BALANCE: $55,000,000
Hollywood, CA 90028            SUNSET MEDIA TOWER           DSCR: 1.30x
                                                            LTV: 66.67%
--------------------------------------------------------------------------------

                                LEASE ROLLOVER(1)

                      # OF                % OF                  CUMULATIVE   ANNUAL    % OF BASE    CUMULATIVE %
                     LEASES   EXPIRING   TOTAL    CUMULATIVE    % OF TOTAL    AVG.    ACTUAL RENT  OF BASE ACTUAL
YEAR OF EXPIRATION  EXPIRING   SQ. FT.  SQ. FT.  TOTAL SQ. FT.    SQ. FT.   RENT PSF    ROLLING     RENT ROLLING
------------------  --------  --------  -------  -------------  ----------  --------  -----------  --------------

2006                   13       34,731   11.24%      34,731        11.24%    $27.53      13.49%         13.49%
2007                    7        9,868    3.19       44,599        14.43      28.27       3.94          17.43
2008                   10       16,003    5.18       60,602        19.61      25.84       5.83          23.26
2009                   11       74,071   23.96      134,673        43.57      25.11      26.24          49.50
2010                    7       22,948    7.42      157,621        51.00      21.10       6.83          56.33
2011                    3        7,666    2.48      165,287        53.48      26.57       2.87          59.21
2012                    2       17,675    5.72      182,962        59.19      27.36       6.82          66.03
2013                   10       83,165   26.91      266,127        86.10      21.11      24.77          90.81
Thereafter              6       27,885    9.02      294,012        95.12      23.37       9.19%        100.00
Vacant                 12       20,424    6.50      314,435       100.00                               100.00%
                      ---      -------  ------      -------       ------     ------
TOTAL:                 81      314,435  100.00%     314,435       100.00%    $22.93
                      ===      =======  ======      =======       ======     ======

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Additional Risks Related To Tenants" in this prospectus supplement.

                              MAJOR OFFICE TENANTS

                                                    % BELOW       WEIGHTED        LEASE     RATINGS
TENANT                          NRSF    % NRSF(1)   MARKET(1)   AVG RENT PSF   EXPIRATION   (S/M/F)
---------------------------   -------   ---------   ---------   ------------   ----------   -------

VNU, Inc/Nielsen Media         70,275     22.35%      -37.42%       20.96      11/30/2013      NR
HOB Entertainment              53,613     17.05%      -15.94%       24.84      04/30/2009      NR
Frederick's of Hollywood       22,532      7.17%      -20.89%       23.32      02/28/2015      NR
AIDS Healthcare Foundation     17,670      5.62%       -5.22%       27.37      12/31/2012      NR
Noveck Communications          17,409      5.54%       -8.57%       25.97      03/20/2006      NR
Associated Production Music    12,890      4.10%      -28.47%       21.95      05/31/2013      NR
                              -------     -----
SUB TOTAL/WA:                 194,392     61.82%
                              =======     =====

(1)  The percentage below market is based on the appraiser's conclusion of
     $28.20/sf (floors 6-11) and $28.80/sf (floors 12-22) for market rent.

SUNSET MEDIA TOWER LOAN

THE LOAN. The Sunset Media Tower loan is a 10-year fixed rate loan secured by a
22-story, 314,435 square foot Class "A" office building and 5-level garage located in Hollywood, California approximately one-half block east of the intersection of Sunset Boulevard and Vine. The Sunset Media Tower loan is an acquisition loan and is structured with interest only payments for the first five years of the Sunset Media Tower loan; thereafter amortizing on a 30-year schedule.

THE BORROWER. The borrower is a group of 26 tenant-in-common borrowers ("TIC")
organized by U.S. Advisor, LLC, each of which was formed for the purpose of acquiring, owning and operating the Sunset Media Tower property. USA Sunset
Media, LLC, a Delaware limited liability company, a joint venture of CB Richard
Ellis Investors and U.S. Advisor, LLC, acquired the Sunset Media Tower property on October 13, 2005 for $82,500,000 before transferring ownership to the TIC.
The CB Richard Ellis Investors/U.S. Advisor, LLC joint venture entity is the indemnitor for the Sunset Media Tower loan and also designated TIC Manager by the TIC Operating Agreement. Each TIC is a special-purpose entity with an independent director for which a non-consolidation opinion was delivered at closing.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       73

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
6255 Sunset Boulevard         COLLATERAL TERM SHEET         BALANCE: $55,000,000
Hollywood, CA 90028             SUNSET MEDIA TOWER          DSCR: 1.30x
                                                            LTV: 66.67%
--------------------------------------------------------------------------------

THE PROPERTY. The Sunset Media Tower property is a 22-story, 314,435 square foot multi-tenant office building located at 6255 Sunset Boulevard in the Hollywood section of Los Angeles, California. The Sunset Media Tower building location is a half-block east of the intersection of Sunset Boulevard and Vine, a short walk from both the Metro Rail Red Line station at Hollywood Boulevard and Argyle
Street and in the heart of a mix of new and renovated residential/retail construction occurring along both Sunset and Hollywood boulevards. The building is also at the center of a resurgence of the Hollywood office market, with market occupancy for Class "A" office space at approximately 92% and market rents increasing to levels that are 20% to 25% higher than the average in-place rents ($25.64/psf, net of storage leases) at the Sunset Media Tower property.
This revitalization includes over two million square feet of mixed-use commercial, residential, historic rehabilitation and entertainment facilities, as well as public improvements, including three Red Line Metro Rail stops connecting Hollywood with the San Fernando Valley and downtown Los Angeles and two new public schools.

The Sunset Media Tower property is a Class "A" steel-and-glass office tower with six passenger elevators. There are 19,000 square feet of retail space on the first floor and an additional 8,354 square feet of storage space. The building is served by a five-level enclosed parking garage that is accessed from Argyle
Street. The parking garage also includes 6,133 square feet of storage space as well as retail spaces of 482 square feet leased to a convenience store and 2,695 square feet leased to a retail tenant.

SIGNIFICANT TENANTS. The Sunset Media Towerproperty is 93.5% occupied as of the
December 12, 2005 rent roll.

VNU INC./NIELSEN MEDIA RESEARCH: (22.35% of NRA; 20.78% of GPR), leases 70,275 square feet (four full floors) under a 10-year lease executed as of June 27,
2003. The tenant also leases 2,088 square feet of storage space and is currently in negotiations to lease another 1,777 square feet of office space. Nielsen
Media Research provides television audience estimates for broadcast and cable networks, television stations, national syndicates, regional cable television systems, satellite providers, advertisers and advertising agencies. Nielsen
Media Research also provides competitive advertising intelligence information through Nielsen Monitor-Plus in the United States and 30 other markets worldwide. Through a network of affiliates, the company's coverage is extended to more than 70 countries, representing 85% of the world's advertising spending.
The company's headquarters are located in Manhattan, New York, with administrative offices in Washington, D.C. and Oldsmar, FL. The company maintains five sales offices in Atlanta, Chicago, Dallas, San Francisco and at the Sunset Media Tower property in Los Angeles. Spun off in 1996 from the AC
Nielsen Company, Nielsen Media Research was acquired in 1999 for $2.5 billion by
VNU, a publicly traded multi-national information and media company. VNU is a global information and media company with brands in marketing information (AC
Nielsen), media measurement and information (Nielsen Media Research), business magazines (Billboard, The Hollywood Reporter, Computing, Intermediair) and
directory publishing (Golden Pages). VNU is active in more than 100 countries, with headquarters in Harlem, the Netherlands and New York City. The company currently has approximately 38,000 employees. VNU/Nielsen has the right to terminate its lease effective December 1, 2010 with nine months prior written notice and payment of 50% of unrecovered costs (unamortized tenant improvements, leasing commissions and free rent) and three months' rent.

HOB ENTERTAINMENT, INC: (15.14% of NRA; 18.79% of GPR) leases 53,613 square feet on floors 11 and 16-18 under a 10-year lease executed as of April 9, 1999.
Founded in 1992 with the support of celebrities such as Dan Ackroyd, James
Belushi, Aerosmith, River Phoenix and Paul Shaffer, House of Blues
Entertainment, Inc. operates live music enterprises, including eight House of
Blues clubs across the United States, House of Blues Concerts, Inc., which books more than 20 arena and amphitheater venues throughout North America, and the
House of Blues Hotel in Chicago. HOB Entertainment, Inc. is privately-owned and does not publish financial information. The company is currently negotiating to lease another 5,218 square feet at the Sunset Media Tower property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       74

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
6255 Sunset Boulevard         COLLATERAL TERM SHEET         BALANCE: $55,000,000
Hollywood, CA 90028             SUNSET MEDIA TOWER          DSCR: 1.30x
                                                            LTV: 66.67%
--------------------------------------------------------------------------------

FREDERICK'S OF HOLLYWOOD: (7.14% of NRA; 7.42% of GPR) leases 22,462 square feet on floors 6 and 7 and 181 square feet of storage space under a 10-year lease, each executed as of June 1, 2005. The company, which has approximately 150 women's intimate apparel retail stores in the United States (primarily in malls), sells lingerie, bras, foundations, dresses, sportswear, swimwear, footwear, wigs, hosiery, and even a line of menswear. The company also operates a mail-order catalog business in the United States and Canada and an online shopping site. The company, with annual sales volume estimated by Women's Wear
Daily at $200 million per year, is privately owned by Mellon HBV Alternative
Strategies LLC and Tokarz Investments, New York.

AIDS HEALTHCARE FOUNDATION, INC.: (5.62% of NRA; 6.82% of GPR) occupies 17,670 square feet on the 21st floor under a 10-year lease executed as of January 2,
2002. A non-for-profit healthcare organization incorporated in 1987, the AIDS
Healthcare Foundation's mission is to provide cutting edge medical care and advocacy for those afflicted with HIV or AIDS. The foundation operates a network of 20 thrift stores, 14 outpatient healthcare centers, five pharmacies and skilled nursing facilities located throughout California, as well as in
Jacksonville, FL and New York City. The company also has contracts with
Medi-Cal, the state healthcare agency in California, and Medicaid in Florida, valued at more than $28 million per year. The company's last audited financial report, for the years 2002-2003, reported net assets of $7,054,049.

NOVECK COMMUNICATIONS: (5.54% of NRA; 6.38% of GPR) formerly known as West Grand
Media, occupies 17,409 square feet on floors 7, 11 and the mezzanine level under three leases executed in 1999, 2001 and 2002. All three leases expire on March
31, 2006. Noveck Communications, owned by Berry Gordy, founder of Motown
Records, is an exclusive worldwide digital content provider of historic Motown media.

ASSOCIATED PRODUCTION MUSIC, LLC: (4.10% of NRA; 3.99% of GPR) occupies 12,890 square feet of office space on the 8th floor under a 10-year lease executed in
2003. The company, which also leases four storage rooms of 1,223 square feet on the 5th floor (parking level) on a month-to-month basis, is a joint venture of
EMI, the world's leading independent record label, and BMG, the global music division of Bertelsmann AG. The company provides the United States and Canada with music selection services and exclusive licensing rights to 21 different music libraries specifically for use in film, television, radio, recording and new media.

THE MARKET. Sunset Media Tower is located within the Hollywood/Wilshire Corridor office submarket of Los Angeles, according to CB Richard Ellis. That submarket contains approximately 17,155,280 square feet of office space which was 90%
occupied at the end of the second quarter of 2005, according to the firm's Los
Angeles MarketView research publication. The submarket absorbed nearly 350,000 square feet of office space in the second quarter of 2005 and there was no new space under construction at the end of such quarter. CoStar, another national commercial real estate firm, has identified eight Class "A" multi-tenant office buildings in the immediate Hollywood district containing a total of 1,197,514 square feet. Currently the Class "A" market in the immediate Hollywood area is approximately 92% occupied, according to Cushman & Wakefield. The leasing market has tightened considerably in the last 12 months, according to Cushman &
Wakefield, the result of a number of factors including continued growth in the entertainment industry; the increasing desirability of Hollywood as an office location as the neighborhood continues to improve; the loss of about 200,000 square feet of Class "B" and "C" office space to residential condominium and rental apartment conversions.

The Sunset Media Tower is the largest building in its market and commands some of the highest rents. Average in-place rents, net of the storage leases are
$25.64/sq. ft full service gross and the borrower indicated that new leases are being quoted at $28.00/sq. ft. to $30.00/sq. ft. The range of asking rents in the Hollywood submarket ranges from $22.20/sq. ft. to $30.00/sq. ft. full service gross, according to Cushman & Wakefield.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       75

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
6255 Sunset Boulevard         COLLATERAL TERM SHEET         BALANCE: $55,000,000
Hollywood, CA 90028             SUNSET MEDIA TOWER          DSCR: 1.30x
                                                            LTV: 66.67%
--------------------------------------------------------------------------------

                                 QUOTED RENTAL               DISTANCE FROM
PROPERTY                            RATE PSF     OCCUPANCY      SUBJECT
------------------------------   -------------   ---------   -------------
CNN Building                         $28.20        93.20%      0.25 miles
6464 W. Sunset Boulevard             $26.40        91.00%      0.29 miles
TV Guide Hollywood Center            $28.80       100.00%      1.11 miles
Hollywood Entertainment Plaza        $28.80        90.00%      1.33 miles

PROPERTY MANAGEMENT. The Sunset Media Tower property is managed by the Los
Angeles office of CB Richard Ellis. CB Richard Ellis will be paid a management fee of $9,000 per month, plus the salaries of two on-site management personnel.
Together with the management fee, that totals $283,400 or 3.4% of underwritten
EGI. CB Richard Ellis will also handle leasing.

CB Richard Ellis, a Fortune magazine 1000 Company headquartered in Los Angeles, is the world's leading commercial real estate services firm (in terms of 2005 revenue). The company serves real estate owners, investors and occupiers by offering strategic advice and execution for property leasing and sales;
property, facilities and project management; corporate services; debt and equity financing; investment management; valuation and appraisal; research and investment strategy; and consulting. Including partners and affiliates, the company operates in 50 countries, with approximately 16,500 employees across more than 200 offices.

LOCKBOX/CASH MANAGEMENT. The loan has been structured with a hard lockbox and in place cash management.

RESERVES. At closing, the borrower deposited $405,209 into an escrow account for property taxes and $78,679 into an escrow account for insurance. The borrower is required to make monthly payments into escrow accounts for (i) taxes, $81,042,
(ii) capital improvements, $5,248, (iii) tenant improvements, $22,917, which amount is capped at $825,000; provided that if such account is reduced to less than $500,000, the borrower is required to recommence making monthly payments into such account until such account is replenished to $500,000.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORORDINATE INDEBTEDNESS. None permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       76

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
6255 Sunset Boulevard         COLLATERAL TERM SHEET         BALANCE: $55,000,000
Hollywood, CA 90028             SUNSET MEDIA TOWER          DSCR: 1.30x
                                                            LTV: 66.67%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       77

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       78

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1900 South State              COLLATERAL TERM SHEET         BALANCE: $52,000,000
College Boulevard                STADIUM GATEWAY            DSCR: 1.50x
Anaheim, CA 92806                                           LTV: 64.20%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       79

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1900 South State College Boulevard   COLLATERAL TERM SHEET  BALANCE: $52,000,000
Anaheim, CA 92806                       STADIUM GATEWAY     DSCR: 1.50x
                                                            LTV: 64.20%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $52,000,000

CUT-OFF BALANCE:                 $52,000,000

% BY INITIAL UPB:                1.70%

INTEREST RATE:                   5.6560%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              March 1, 2006

MATURITY DATE:                   February 1, 2016

AMORTIZATION:                    Interest only

CALL PROTECTION:                 Locked out until August 1, 2007, then
                                 prepayment with yield maintenance is permitted.
                                 On and after February 1, 2015, prepayment is
                                 permitted without penalty.

SPONSOR:                         Macquarie Office Trust (80%) and Maguire
                                 Properties, Inc. (20%)

BORROWER:                        Maguire Properties-Stadium Gateway, LP

ADDITIONAL FINANCING:            None

LOCKBOX:                         None

INITIAL RESERVES:                None

MONTHLY RESERVES:                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $190.60

BALLOON BALANCE / SQ. FT.:       $190.60

LTV:                               64.20%

BALLOON LTV:                       64.20%

DSCR:                               1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Anaheim, California

YEAR BUILT / RENOVATED:          2001 / NAP

COLLATERAL SF:                   272,827 sq. ft.

PROPERTY MANAGEMENT:             Maguire Properties, L.P. (a borrower affiliate)

OCCUPANCY (AS OF 12/31/05):      100.00%

UNDERWRITTEN NET OPERATING
   INCOME:                       $4,755,774

UNDERWRITTEN NET CASH FLOW:      $4,471,664

APPRAISED VALUE:                 $81,000,000

APPRAISAL DATE:                  November 18, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       80

                         $2,810,773,000 (APPROXIMATE)
                                  CD 2006-CD2

--------------------------------------------------------------------------------
1900 South State College Boulevard   COLLATERAL TERM SHEET  BALANCE: $52,000,000
Anaheim, CA 92806                       STADIUM GATEWAY     DSCR: 1.50x
                                                            LTV: 64.20%
--------------------------------------------------------------------------------

                              MAJOR OFFICE TENANTS

                                                            WEIGHTED AVG      LEASE
TENANT                             NRSF    % NRSF   % GPR     RENT PSF     EXPIRATION   RATINGS (S/M/F)(1)
------------------------------   -------   ------   -----   ------------   ----------   ------------------

New Horizons Worldwide            86,097    31.56%  29.99%     $24.01      01/31/2012           NR
Countrywide Home Loans, Inc.
   Inc. (2)                       52,622(3) 19.29   19.70       25.80      01/31/2008         A/A3/A
Alliance Imaging, Inc.            46,887    17.19   17.55       25.80      07/06/2008        B+/NR/NR
                                 -------    -----   -----      ------
SUBTOTAL/WA:                     185,596    68.03%  67.24%     $24.97
                                 =======    =====   =====      ======

(1)  Credit ratings are of the parent company whether it guarantees the lease or not.

(2)  The lease has an early termination option exercisable at the end of the fourth lease year (January 2007) with 6 months prior notice and a fee of
     $84,539.

(3)  Approximately 10,130 sq. ft. is subleased to First NLC Financial Services.

                                LEASE ROLLOVER(1)

                                                              CUMULATIVE                                    CUMULATIVE
                                       % OF      CUMULATIVE     % OF                            % OF          % OF
  YEAR OF     # OF LEASES   EXPIRING    TOTAL       TOTAL        TOTAL         ANNUAL        BASE ACTUAL   BASE ACTUAL
 EXPIRATION     EXPIRING     SQ. FT.   SQ. FT.     SQ. FT.      SQ. FT.    RENT / SQ. FT.   RENT ROLLING   RENT ROLLING
-----------   -----------   --------   -------   ----------   ----------   --------------   ------------   ------------

2005                 1             1      0.0%           1         0.0%       $7,200.00           0.1%           0.1%
2006                 0            --      0.0            1         0.0             0.00           0.0            0.1
2007                 1        18,724      6.9       18,725         6.9            25.80           7.0            7.1
2008                 2        99,509     36.5      118,234        43.3            25.80          37.3           44.4
2009                 1         4,227      1.5      122,461        44.9            25.20           1.5           45.9
2010                 1        43,158     15.8      165,619        60.7            25.80          16.2           62.1
2011                 0            --      0.0      165,619        60.7             0.00           0.0           62.1
2012                 1        86,097     31.6      251,716        92.3            24.01          30.0           92.1
2013                 1        21,111      7.7      272,827       100.0            25.92           7.9          100.0
2014                 0            --      0.0      272,827       100.0             0.00           0.0          100.0
2015                 0            --      0.0      272,827       100.0             0.00           0.0          100.0
Thereafter           0            --      0.0      272,827       100.0        $    0.00           0.0%         100.0%
                   ---       -------    -----      -------       -----
TOTAL:               8       272,827    100.0%     272,827       100.0%
                   ===       =======    =====      =======       =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Additional Risks Related To Tenants" in this prospectus supplement.

STADIUM GATEWAY LOAN

THE LOAN. The Stadium Gateway loan is a 10-year interest-only loan secured by a first priority mortgage on the borrower's fee simple interest in a 6-story,
272,827 square foot, Class "A" office building located in Anaheim, Orange
County, California. The borrower purchased the property in January of 2006 at a total cost of $80.52 million, inclusive of closing costs resulting in approximately $28,520,000 of cash equity in the Stadium Gateway property.

THE BORROWER. The borrower, Maguire Properties-Stadium Gateway, LP, is a single-purpose, bankruptcy-remote entity with two independent directors for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by an affiliate of Macquarie Office Trust and Maguire Properties, Inc.

MAGUIRE PROPERTIES, INC. ("Maguire") is one of the leading owners, operators, managers and developers of institutional-quality office properties in Southern
California and is rated "BB" by S&P. Since founding Maguire Partners in 1965,
Robert F. Maguire and the Maguire organization have developed a series of landmark, large-scale Class "A" office properties and master-planned, mixed-use suburban campuses of high quality and architectural distinction. Maguire currently owns or manages over 10 million square feet of prime office space, retail centers, hotel properties and parking facilities, predominantly in the
Southern California area. On June 27, 2003, Maguire closed its initial public offering of 36,510,000 shares of common stock raising over $693 million in gross proceeds. As of February 3, 2006, Maguire had a market capitalization of approximately $1.50 billion.

MACQUARIE OFFICE TRUST ("Macquarie"), an Australian Listed Property Trust and a
subsidiary of Macquarie Bank Limited (rated "A", "A2" and "A+" by S&P, Moody's and Fitch, respectively), invests in high-grade office properties across
Australia and the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       81

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1900 South State College Boulevard   COLLATERAL TERM SHEET  BALANCE: $52,000,000
Anaheim, CA 92806                       STADIUM GATEWAY     DSCR: 1.50x
                                                            LTV: 64.20%
--------------------------------------------------------------------------------

United States. As of November 2005, Macquarie invested in 41 office properties and had approximately $4.7 billion in assets under management. Macquarie's strategy is to invest in established properties in major business districts so as to yield total returns that exceed market averages. This approach contributed to Macquarie being the best performing Australian listed office trust for the 12 months ended June 30, 2005 with a total return of 22%. Macquarie's Australian portfolio is 96% occupied while the United States portfolio is 95% occupied. In
October 2005, Macquarie completed a joint venture with Maguire Properties to purchase a $1.2 billion portfolio of four office properties in Southern
California and one in Denver, Colorado. Among the other properties (and percentage ownership interests therein) that Macquarie owns in the United States include: SunTrust Center in Orlando, Florida, an asset of the CD 2006-CD2 trust,
(75%); Bank One Center in Indianapolis, Indiana (100%); 10 & 30 South Wacker
Drive in Chicago, Illinois (25%); 700 Thirteenth Street in Washington, D.C.
(100%) and One Liberty Square in Boston, Massachusetts (100%).

THE PROPERTY. The Stadium Gateway property is a modern, attractive glass and concrete six-story Class "A" office building built in 2001 immediately adjacent to Angel Stadium, home to the Los Angeles Angels. The Stadium Gateway property totals 272,827 square feet of net rentable area and is situated on a 1.58-acre parcel in Anaheim, Orange County, California. The Stadium Gateway property is conveniently located less than one-half mile from major highways, including the
"Orange Crush"; the intersection of Interstate-5 and Highways 57 and 22. The building has a wide, airy, glass-walled lobby finished with marble and granite tiled floors, marble and metal wall panels, and a stained wood ceiling. Tenant finishes are commensurate with a Class "A" office buildings. In addition, the
Stadium Gateway property has a 24-hour security system, and a card key access system for entrance into the building's lobby as well as the operation of the building's four elevators. Parking for the Stadium Gateway property is provided at Angel Stadium, which is immediately adjacent to the building pursuant to a parking agreement between the borrower and the City of Anaheim (the "Parking
Agreement"). The Parking Agreement provides for 1,000 spaces to be used by tenants at the Stadium Gateway property, plus 300 spaces allocated solely to New
Horizons Worldwide (the "New Horizon Spaces"). If the Los Angeles Angels have a weekday afternoon game at Angel Stadium, the New Horizon Spaces are only available fom 9:00 am until 12:00 pm, however, alternative parking spaces are available for the New Horizon students at Angel Stadium. The Parking Agreement runs in perpetuity and terminates only upon the demolition of the Stadium
Gateway property. The annual rent due under the Parking Agreement for 2005-2010 is approximately $159,700, with permitted CPI increases every five years.

SIGNIFICANT TENANTS. As of December, 31, 2005, the Stadium Gateway property was
100.0% occupied by seven national and regional tenants.

     NEW HORIZONS WORLDWIDE ("New Horizons") (86,097 sq. ft.; 31.6% of NRA;
     30.0% of GPR). New Horizons is an educational institution with more than
     250 centers in 54 countries across the globe. New Horizons employs over
     2,400 instructors teaching in 2,100 classrooms, and providing over
     3,000,000 days of student training per year. Sales for 2003 were approximately $139.1 million, a 2.6% increase over the previous year. New
     Horizons uses approximately 23.80% of their space at the Stadium Gateway property as classrooms and the remaining 76.20% is used as administrative offices. New Horizons occupies its space pursuant to a 10-year lease that expires January 31, 2012, with one 5-year renewal option.

     COUNTRYWIDE HOME LOANS, INC. ("Countrywide") (52,622 sq. ft.; 19.3% of NRA;
     19.7% of GPR; rated A/A3/A by S&P/Moodys/Fitch). Countrywide is a wholly owned subsidiary of Countrywide Financial Corp. specializing in a wide range of real estate activities including, mortgage banking, loan closing services, insurance, and securitizations. Countrywide performs loan processing at the Stadium Gateway property for the entire Orange County market. Countrywide employs approximately 3,500 persons and as of February
     3, 2006 had a market capitalization of approximately $19.64 billion.
     Countrywide's lease expires in January 2008; with one, 5-year renewal option.

     ALLIANCE IMAGING, INC. ("Alliance") (46,887 sq. ft.; 17.2% of NRA; 17.6% of
     GPR; rated B+/B3 by S&P/Moodys). Alliance performs approximately 1,000,000 patient scans annually in the areas of MRI, Open-MRI, CT, SPECT, and PET, making the company the nation's leading provider of diagnostic services.
     Alliance operates over 450 systems at large university hospitals, physicians' offices, community medical centers, clinics and free-standing imaging centers across the United

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       82

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1900 South State College Boulevard   COLLATERAL TERM SHEET  BALANCE: $52,000,000
Anaheim, CA 92806                       STADIUM GATEWAY     DSCR: 1.50x
                                                            LTV: 64.20%
--------------------------------------------------------------------------------

     States. Founded in 1983, Alliance employs approximately 2,200 persons and had a trailing twelve month revenue of $427.79 million as of September 30,
     2005. Alliance's space at the Stadium Gateway property is their national headquarters, consequently, no diagnostic services take place at the premises. Alliance's lease expires in July of 2008; with one, 5-year renewal option. As of February 4, 2006, Alliance had a market capitalization of approximately $207.67 million.

THE MARKET. The Stadium Gateway property is located in Anaheim, Orange County,
California, and more particularly in the Anaheim Stadium Area sub-market. As of the third quarter of 2005, the Orange County market consisted of approximately
92 million square feet of office space and net absorption remained well above
1.5 million square feet. This high level of absorption in the Orange County office market led to a $0.48 per square foot increase in average asking rents from the second quarter of 2005, resulting in an average of $25.68 per square foot, an 8% increase. Moderate construction and steady demand have driven vacancy levels in Orange County to a record-low 6.8%, with Class "A" office space having a vacancy rate of 5.5%.

As of the third quarter of 2005, Central Orange County contained 16.5 million square feet of office space with a vacancy rate of 7.9% and an average rent per square foot of $21.60. As of the third quarter of 2005, there were 3.15 million square feet of office space in the Anaheim Stadium Area sub-market, the average vacancy rate and rent per square foot for office space being 6.2% and $25.68 per square foot, respectively -- in-line with the overall Orange County market.
While vacancy rates in the Anaheim Stadium Area sub-market have remained relatively stable, average asking rental rates in the Anaheim Stadium Area sub-market have increased by 14% in the past year.

The appraiser, CB Richard Ellis ("CBRE"), identified five comparable properties to the Stadium Gateway property. The comparable properties ranged in size from
106,000 to 410,000 square feet with an overall weighted average vacancy of 3.3%
and average rental rates ranging from $25.20/ sq. ft. to $29.40/ sq. ft. on a full-service/gross basis. CBRE, estimated a current market rent of $26.40/ sq.
ft for the Stadium Gateway property.

LOCKBOX/CASH MANAGEMENT. None.

PROPERTY MANAGEMENT. The property is managed by Maguire Properties, L.P., an affiliate of the borrower.

RESERVES. None required, provided that the principal guaranty (the "Principal
Guaranty") from Maguire Macquarie Office, LLC (the 99% limited partner of the borrower) is in place. The Principal Guaranty guarantees the full and prompt payment of taxes and insurance premiums, capital expenditures and tenant improvements and leasing commissions, as required in accordance with the Stadium
Gateway loan documents.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit Maguire to pledge its ownership interest in the borrower to an institutional lender to secure a corporate line of credit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       83

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1900 South State College Boulevard   COLLATERAL TERM SHEET  BALANCE: $52,000,000
Anaheim, CA 92806                       STADIUM GATEWAY     DSCR: 1.50x
                                                            LTV: 64.20%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       84

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
101 Woodcrest Road            COLLATERAL TERM SHEET         BALANCE: $50,400,000
Cherry Hill, NJ 08003       WOODCREST CORPORATE CENTER      DSCR: 1.32x
                                                            LTV: 72.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     CGM

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $50,400,000

CUT-OFF BALANCE:                 $50,400,000

% BY INITIAL UPB:                1.65%

INTEREST RATE:                   5.08585%

PAYMENT DATE:                    11th of each month

FIRST PAYMENT DATE:              February 11, 2006

MATURITY DATE:                   January 11, 2016

AMORTIZATION:                    Interest only for the initial 60 months of the
                                 term and 30-year amortization thereafter.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after October 11, 2015, prepayment is permitted
                                 without penalty.

SPONSOR:                         Behringer Harvard REIT I, Inc.

BORROWER:                        Woodcrest Road Urban Renewal, LLC, a New Jersey
                                 limited liability company and Woodcrest Road
                                 Associates, L.P., a Pennsylvania limited
                                 partnership

UNSECURED SUBORDINATE DEBT:      $200,000(1)

FUTURE MEZZANINE DEBT:           Yes(2)

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax:                      $ 87,470
                                 Insurance:                $ 84,398
                                 Free Rent & TI Reserve:   $686,623(3)

MONTHLY RESERVES:                Tax:                      $ 29,157
                                 Insurance:                $  7,033

SPRINGING RESERVES:              EDS Termination
                                 Reserve:                  See Below(4)
                                 EDS Renewal Reserve:      See Below(5)
--------------------------------------------------------------------------------

(1)  There is existing unsecured debt of $200,000 on the Woodcrest Corporate
     Center property. The debt holder is the seller of the property. The debt matures one year from loan closing and relates to a holdback of the purchase price. The debt is not expressly subordinated but is unsecured.

(2)  The loan documents permit future mezzanine financing subject to a maximum
     80% loan-to-value, minimum combined DSCR of 1.10x and a satisfactory intercreditor agreement with a mezzanine lender that satisfies criteria set forth in the loan documents or is otherwise reasonably approved by lender.

(3)  At loan closing, the borrower deposited $686,623 for outstanding tenant improvements of $79,000 due American Water and free rent of $291,495 and
     $316,128 due American Water and Equity One, respectively. The funds shall be released after completion of the free rent period, or after completion of the tenant improvements and acceptance of the premises by the respective tenants.

(4)  In the event that EDS Information Services LLC ("EDS") terminates all or any portion of the EDS Lease or reduces its space, borrower shall deposit with Lender any termination fee or penalty in connection with the termination or reduction. The reserve shall be disbursed for approved leasing expenses in connection with the terminated or reduced space.
     Borrower shall have the right, in lieu of delivering the aforementioned payment, to deliver to Lender a letter of credit in the amount of the payment.

(5)  In the event that EDS fails to exercise its renewal option pursuant to its lease on or before September 1, 2014, borrower shall be required to deposit with Lender $3,000,000, less the amount of any funds held in the EDS
     Termination Reserve. The funds shall be used for the re-tenanting of the
     EDS space. Borrower shall have the right, in lieu of delivering the aforementioned payment, to deliver to Lender a letter of credit in the amount of the payment. Borrower shall also have the right, in lieu of delivering the aforementioned payment or letter or credit, to provide a sponsor guaranty in the amount of the payment.

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $151.23

BALLOON BALANCE/SQ. FT.:         $139.64

LTV:                               72.00%

BALLOON LTV:                       66.48%

DSCR:                               1.32x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Cherry Hill, New Jersey

YEAR BUILT / RENOVATED:          1960-1975 / 2004

COLLATERAL SF:                   333,275 sq. ft.

PROPERTY MANAGEMENT:             HPT Management Services LP

OCCUPANCY (AS OF 12/28/2005):    93.54%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 4,970,625

UNDERWRITTEN NET CASH FLOW:      $ 4,324,349

APPRAISED VALUE:                 $70,000,000

APPRAISAL DATE:                  November 30, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       85

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
101 Woodcrest Road             COLLATERAL TERM SHEET        BALANCE: $50,400,000
Cherry Hill, NJ 08003       WOODCREST CORPORATE CENTER      DSCR: 1.32x
                                                            LTV: 72.00%
--------------------------------------------------------------------------------

                    WOODCREST CORPORATE CENTER TENANT SUMMARY

                                                                % OF NET                             % OF      DATE OF
                                 RATINGS         NET RENTABLE   RENTABLE                            ACTUAL      LEASE
      TENANT NAME         FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
-----------------------   --------------------   ------------   --------   --------   -----------   ------   ----------

EDS / Towers Perrin(2)       BBB-/Ba1/BBB--         200,000       60.0%     $22.50     $4,500,000    90.0%     8/31/15
Equity One(3)                  A--/A3/BBB+           57,166       17.2        4.48        256,104     5.1      5/31/11
American Water Works(4)          NR/A3/A             54,587       16.4        4.48        244,550     4.9%     2/28/11
                                                    -------      -----      ------     ----------
OCCUPIED TOTAL                                      311,753       93.5      $16.04     $5,000,654
                                                    -------      -----      ------     ----------
Vacant Space                                         21,522        6.5
                                                    -------      -----
COLLATERAL TOTAL                                    333,275      100.0%
                                                    =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  EDS is assignee of Towers Perrin lease.

(3)  Equity One pays abated base rent of $4.48/SF until June 1, 2006 when base rent increases to $19.50/SF.

(4)  American Water Works pays abated base rent of $4.48/SF until March 1, 2006 when base rent increases to $20.50/SF.

                                LEASE ROLLOVER(1)

                                                             CUMULATIVE                            CUMULATIVE
                                        % OF    CUMULATIVE      % OF       ANNUAL        % OF          % OF
 YEAR OF     # OF LEASES   EXPIRING    TOTAL       TOTAL        TOTAL       AVG.     BASE ACTUAL    BASE RENT
EXPIRATION     EXPIRING     SQ. FT.   SQ. FT.     SQ. FT       SQ. FT.    RENT PSF     ROLLING       ROLLING
----------   -----------   --------   -------   ----------   ----------   --------   -----------   ----------

MTM               0               0      0.0%           0        0.0%      $ 0.00        0.0%          0.0%
2005              0               0      0.0            0        0.0         0.00        0.0           0.0
2006              0               0      0.0            0        0.0         0.00        0.0           0.0
2007              0               0      0.0            0        0.0         0.00        0.0           0.0
2008              0               0      0.0            0        0.0         0.00        0.0           0.0
2009              0               0      0.0            0        0.0         0.00        0.0           0.0
2010              0               0      0.0            0        0.0         0.00        0.0           0.0
2011              2         111,753     33.5      111,753       33.5         4.48       10.0          10.0
2012              0               0      0.0      111,753       33.5         0.00        0.0          10.0
2013              0               0      0.0      111,753       33.5         0.00        0.0          10.0
2014              0               0      0.0      111,753       33.5         0.00        0.0          10.0
2015              1         200,000     60.0      311,753       93.5        22.50       90.0         100.0
Thereafter        0               0      0.0      311,753       93.5       $ 0.00        0.0%        100.0%
Vacant                       21,522      6.5      333,275      100.0
                ---         -------    -----      -------      -----
TOTAL:            3         333,275    100.0%     333,275      100.0%
                ===         =======    =====      =======      =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Additional Risks Related To Tenants" in the
     prospectus supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       86

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99-101 East River Drive         COLLATERAL TERM SHEET       BALANCE: $44,000,000
East Hartford, CT 06108            RIVERVIEW SQUARE         DSCR: 1.23x
                                                            LTV: 75.86%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     CGM

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $44,000,000

CUT-OFF BALANCE:                 $44,000,000

% BY INITIAL UPB:                1.44%

INTEREST RATE:                   5.2900%

PAYMENT DATE:                    11th of each month

FIRST PAYMENT DATE:              November 11, 2005

MATURITY DATE:                   October 11, 2015

AMORTIZATION:                    Interest only for the initial 60 months of the
                                 term and 30-year amortization thereafter.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after August 11, 2015, prepayment is permitted
                                 without penalty.

SPONSOR:                         Jonathan Keller

BORROWER:                        Fremont Riverview, LLC

ADDITIONAL FINANCING:            None

LOCKBOX:                         None at closing, Springing Hard

INITIAL RESERVES:                Tax:                           $  220,518
                                 CSC Rent Abatement Reserve:    $   45,000(1)

MONTHLY RESERVES:                Tax:                           $   55,129
                                 Replacement:                   $    4,283
                                 CSC Lease Termination Reserve: $   12,112(2)

SPRINGING RESERVES:              State of Connecticut
                                 Cash Flow Sweep:               $1,800,000(3)
                                 CSC Termination Escrow:        See below(4)
--------------------------------------------------------------------------------

(1)  At loan closing, the borrower deposited $45,000 in connection with outstanding TIs and rent abatement for Computer Sciences Corporation
     ("CSC").

(2)  Borrower is required to pay to lender a monthly amount of $12,112.12 for 60 consecutive months beginning on the first payment date. The escrow will be released if the State of Connecticut renews its lease in accordance with its renewal option pursuant to the lease. If the renewal option is not exercised, the funds will be made available for retenanting costs.

(3)  Twelve months prior to State of Connecticut's lease expiration, an excess cash flow sweep shall commence, sweeping an aggregate of $1.8 MM via monthly collections of $150,000. Alternatively, borrower has the option to post a $1.8 MM Letter of Credit ("LOC"). The cash flow sweep funds or LOC will be either: (a) released at such time as the State of Connecticut lease is renewed or replaced or (b) used to re-tenant the State of Connecticut leased premises or, at lender's discretion, other space at the property.

(4)  Borrower shall deposit funds upon receipt of notice from the tenant, CSC, exercising their right to terminate, as follows: (a) a TI/LC escrow of
     $13.70/sf multiplied by the number of square feet for which the lease is terminated (capped at an aggregate of $344,000) payable in monthly equal installments determined based on the number of months from such termination notice through October, 2008, such that the sum of the monthly installments will equal the required aggregate deposits, and (b) payment of penalties paid by CSC under the lease to be assigned to lender. The total of the funds will be used to re-tenant the total space terminated. Alternatively, the borrower has the option to post a letter of credit in lieu of the monthly deposits required under (a) above.

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $136.98

BALLOON BALANCE/SQ. FT.:         $126.88

LTV:                               75.86%

BALLOON LTV:                       70.27%

DSCR:                               1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        East Hartford, Connecticut

YEAR BUILT / RENOVATED:          1982 & 1983

COLLATERAL SF:                   321,205 sq. ft.

PROPERTY MANAGEMENT:             Fremont Management, LLC, a borrower affiliate

OCCUPANCY (AS OF 9/15/2005):     100.00%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 4,038,001

UNDERWRITTEN NET CASH FLOW:      $ 3,603,380

APPRAISED VALUE:                 $58,000,000

APPRAISAL DATE:                  August 23, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       87

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
99-101 East River Drive        COLLATERAL TERM SHEET        BALANCE: $44,000,000
East Hartford, CT 06108           RIVERVIEW SQUARE          DSCR: 1.23x
                                                            LTV: 75.86%
--------------------------------------------------------------------------------

                         RIVERVIEW SQUARE TENANT SUMMARY

                                                                     % OF NET                             % OF     DATE OF
                                      RATINGS         NET RENTABLE   RENTABLE                            ACTUAL     LEASE
         TENANT NAME           FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
----------------------------   --------------------   ------------   --------   --------   -----------   ------   ----------

State of Connecticut                AAA/Aaa/AAA          197,583       61.5%     $20.95     $4,139,364    65.2%    10/31/10
Computer Sciences Corp.               A/A3/A              63,900       19.9       17.52      1,119,799    17.6     10/31/10
Verizon/Cellco                        NR/A3/A             20,697        6.4       20.02        414,354     6.5     02/28/08
United States Postal Service        AAA/Aaa/AAA           11,267        3.5       18.87        212,584     3.3     03/31/06
All Seasons Services Inc             NR/NR/NR              4,932        1.5        4.06         20,000     0.3     06/30/10
Top 5 Tenants                                            298,379       92.9       19.79      5,906,100    93.1
Non-major Tenants                                         22,826        7.1       19.31        440,720     6.9%
                                                         -------      -----      ------     ----------
OCCUPIED TOTAL                                           321,205      100.0      $19.76     $6,346,820
                                                         -------      -----      ------     ----------
Vacant Space                                                   0        0.0
                                                         -------      -----
COLLATERAL TOTAL                                         321,205      100.0%
                                                         =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                LEASE ROLLOVER(1)

                                                              CUMULATIVE                            CUMULATIVE
                                         % OF    CUMULATIVE    % OF         ANNUAL        % OF         % OF
  YEAR OF     # OF LEASES   EXPIRING    TOTAL       TOTAL      TOTAL         AVG.     BASE ACTUAL   BASE RENT
 EXPIRATION     EXPIRING     SQ. FT.   SQ. FT.     SQ. FT     SQ. FT.      RENT PSF     ROLLING      ROLLING
-----------   -----------   --------   -------   ----------   ----------   --------   -----------   ----------

MTM                 0              0      0.0%           0        0.0%      $ 0.00        0.0%          0.0%
2006                2         11,617      3.6       11,617        3.6        19.07        3.5           3.5
2007                2            675      0.2       12,292        3.8        62.22        0.7           4.2
2008                4         30,323      9.4       42,615       13.3        19.47        9.3          13.5
2009                1          3,727      1.2       46,342       14.4        15.69        0.9          14.4
2010                6        274,663     85.5      321,005       99.9        19.75       85.5          99.8
2011                0              0      0.0      321,005       99.9         0.00        0.0          99.8
2012                0              0      0.0      321,005       99.9         0.00        0.0          99.8
2013                0              0      0.0      321,005       99.9         0.00        0.0          99.8
2014                0              0      0.0      321,005       99.9         0.00        0.0          99.8
2015                0              0      0.0      321,005       99.9         0.00        0.0          99.8
Thereafter          1            200      0.1      321,205      100.0       $55.00        0.2%        100.0%
Vacant                             0      0.0      321,205      100.0
                  ---        -------    -----      -------      -----
TOTAL:             16        321,205    100.0%     321,205      100.0%
                  ===        =======    =====      =======      =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Additional Risks Related To Tenants" in the
     prospectus supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       88

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1801 & 1803 Research Boulevard     COLLATERAL TERM SHEET    BALANCE: $43,000,000
Rockville, MD 20850              RESEARCH BOULEVARD CENTER  DSCR: 1.20x
                                                            LTV: 76.11%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     CGM

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $43,000,000

CUT-OFF BALANCE:                 $43,000,000

% BY INITIAL UPB:                1.41%

INTEREST RATE:                   5.7800%

PAYMENT DATE:                    11th of each month

FIRST PAYMENT DATE:              January 11, 2006

MATURITY DATE:                   December 11, 2015

AMORTIZATION:                    Interest only for the initial 24 months of the
                                 term and 35-year amortization thereafter.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after October 11, 2015, prepayment is permitted
                                 without penalty.

SPONSOR:                         Jerold E. Williamson, Frank W. Mondell, Jr.

BORROWER:                        1801 Research LLC

MEZZANINE DEBT:                  $2,500,000

FUTURE MEZZANINE DEBT:           Yes(1)

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax:                     $  104,421
                                 Insurance:               $   41,367
                                 Replacement:             $  216,115
                                 TI/LC:                   $  600,043
                                 Shire Space Releasing
                                 Reserve / Debt Service
                                 Holdback Reserve:        $2,000,000(2)
                                 Rent Abatement
                                 Reserve:                 $  446,969(3)

MONTHLY RESERVES:                Tax:                     $   34,807
                                 Insurance:               $    5,171
                                 Replacement:             $    3,216
                                 TI/LC:                   $   21,440
--------------------------------------------------------------------------------

(1)  The loan documents permit future mezzanine financing subject to satisfaction in full of the existing mezzanine loan, a maximum 81.5%
     loan-to-value, minimum combined DSCR of 1.10x, a satisfactory intercreditor agreement with a mezzanine lender that satisfies criteria set forth in the loan documents and a rating agency confirmation with respect to borrower's exercise of said mezzanine option.

(2)  At loan closing, the borrower deposited $2,000,000 in the Shire Space
     Releasing Reserve / Debt Service Holdback Reserve in connection with the
     Shire space, which is currently unoccupied. Lender shall disburse the funds provided that (i) no event of default exists, (ii) lender shall have received reasonably acceptable evidence that the Shire space shall have been demised pursuant to one or more leases (and not a sublease) for a term of no less than five years and (iii) the DSCR of the first mortgage shall be equal or greater than 1.20x and the DSCR of the first mortgage plus mezzanine debt shall be equal or greater than 1.10x.

(3)  At loan closing, the borrower deposited $446,968.99 in the Rent Abatement
     Reserve. Lender shall disburse specified portions of the foregoing in the amount attributable to certain specified tenants at the property provided that (i) no event of default exists, (ii) lender has received reasonably acceptable evidence that the applicable tenant is paying full unabated rent under its lease and has taken occupancy of its space and (iii) lender has received an executed estoppel certificate attesting to the foregoing.

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $167.13

BALLOON BALANCE/SQ. FT.:         $153.50

LTV:                               76.11%

BALLOON LTV:                       69.90%

DSCR:                               1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Rockville, Maryland

YEAR BUILT / RENOVATED:          1980 & 1983 / 1995

COLLATERAL SF:                   257,280 sq. ft.

PROPERTY MANAGEMENT:             McShea Management, Inc.

OCCUPANCY (AS OF 11/16/2005):    80.01%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 3,700,129

UNDERWRITTEN NET CASH FLOW:      $ 3,431,760

APPRAISED VALUE:                 $56,500,000

APPRAISAL DATE:                  October 13, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       89

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
1801 & 1803 Research Boulevard     COLLATERAL TERM SHEET    BALANCE: $43,000,000
Rockville, MD 20850              RESEARCH BOULEVARD CENTER  DSCR: 1.20x
                                                            LTV: 76.11%
--------------------------------------------------------------------------------

                    RESEARCH BOULEVARD CENTER TENANT SUMMARY

                                                                    % OF NET                                            DATE OF
                                      RATINGS        NET RENTABLE   RENTABLE                                % OF         LEASE
          TENANT NAME            FITCH/MOODY'S/S&P     AREA (SF)      AREA     RENT PSF   ACTUAL RENT   ACTUAL RENT   EXPIRATION
------------------------------   -----------------   ------------   --------   --------   -----------   -----------   ----------

Adventist Healthcare, Inc.            NR/NR/NR           77,867       30.3%     $23.98     $1,867,410       32.7%      03/30/13
Shire Pharmaceutical Inc.(1)          NR/NR/NR           40,000       15.5       25.96      1,092,727       19.1       09/30/09
Z Tech Corporation                    NR/NR/NR           26,130       10.2       18.85        492,599        8.6       09/30/10
Skanska USA Building, Inc             NR/NR/NR           11,788        4.6       23.18        273,187        4.8       06/30/10
Allied Technology Group, Inc.         NR/NR/NR           10,784        4.2       21.50        231,856        4.1       10/31/12
Top 5 Tenants                                           166,569       64.7       23.76      3,957,780       69.3
Non-major Tenants                                        79,289       30.8       22.16      1,757,294       30.7%
                                                        -------      -----      ------     ----------
OCCUPIED TOTAL                                          245,858       95.6      $23.25     $5,715,073
                                                        -------      -----      ------     ----------
Vacant Space                                             11,422        4.4
                                                        -------      -----
COLLATERAL TOTAL                                        257,280      100.0%
                                                        =======      =====

(1)  Shire Pharmaceutical Inc.'s space is dark but tenant is obligated for rental payments through September of 2009.

                              LEASE ROLLOVER(1)(2)

                                                              CUMULATIVE                            CUMULATIVE
                                         % OF    CUMULATIVE      % OF       ANNUAL        % OF         % OF
  YEAR OF     # OF LEASES   EXPIRING    TOTAL       TOTAL        TOTAL       AVG.     BASE ACTUAL    BASE RENT
 EXPIRATION     EXPIRING     SQ. FT.   SQ. FT.     SQ. FT.      SQ. FT.    RENT PSF     ROLLING       ROLLING
-----------   -----------   --------   -------   ----------   ----------   --------   -----------   ----------

 MTM               0               0      0.0%           0        0.0%      $ 0.00        0.0%          0.0%
 2006              2           4,154      1.6        4,154        1.6        25.27        1.8           1.8
 2007              5          18,326      7.1       22,480        8.7        19.82        6.4           8.2
 2008              5          19,721      7.7       42,201       16.4        23.69        8.2          16.4
 2009              7          54,597     21.2       96,798       37.6        26.62       25.4          41.8
 2010              5          46,223     18.0      143,021       55.6        19.52       15.8          57.6
 2011              1          10,120      3.9      153,141       59.5        23.00        4.1          61.7
 2012              2          12,894      5.0      166,035       64.5        21.50        4.9          66.5
 2013              2          79,823     31.0      245,858       95.6        23.97       33.5         100.0
 2014              0               0      0.0      245,858       95.6         0.00        0.0         100.0
 2015              0               0      0.0      245,858       95.6         0.00        0.0         100.0
 THEREAFTER        0               0      0.0      245,858       95.6       $ 0.00        0.0%        100.0%
 VACANT                       11,422      4.4      257,280      100.0
                 ---         -------    -----      -------      -----
 TOTAL:           29         257,280    100.0%     257,280      100.0%
                 ===         =======    =====      =======      =====

(1)  Shire Pharmaceutical Inc.'s space is dark but tenant is obligated for rental payments through September of 2009. The space is reflected in the table above as rolling in 2009.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Additional Risks Related To Tenants" in the
     prospectus supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       90

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
5000 and 7000 Marina Boulevard     COLLATERAL TERM SHEET    BALANCE: $39,625,000
Brisbane, CA 94005                 SHORENSTEIN BRISBANE     DSCR: 3.50x
                                                            LTV: 49.53%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $39,625,000

CUT-OFF BALANCE:                 $39,625,000

% BY INITIAL UPB:                1.30%

INTEREST RATE:                   5.7960%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              February 1, 2006

MATURITY DATE:                   January 1, 2013

AMORTIZATION:                    Interest only

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after October 1, 2012, prepayment is permitted
                                 without penalty.

SPONSOR:                         Shorenstein Realty Investors Seven, LP

BORROWER:                        SRI Seven Marina LLC

FUTURE MEZZANINE DEBT:           Yes(1)

LOCKBOX:                         Hard

INITIAL RESERVES:                None

MONTHLY RESERVES:                None
--------------------------------------------------------------------------------

(1)  Future mezzanine debt permitted subject to, among other things: (i) rating agency confirmation, (ii) a combined loan-to-value ratio not to exceed
     74.0% and (iii) a combined debt service coverage ratio of at least 1.25x
     (on an amortizing basis).

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCES/SQ. FT.:           $237.02

BALLOON BALANCES/SQ. FT.:        $237.02

LTV:                               49.53%

BALLOON LTV:                       49.53%

DSCR:                               3.50x

SHADOW RATING (S/M):             BBB--/NR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Portfolio

PROPERTY TYPE:                   Office

COLLATERAL SF:                   167,177 sq. ft.

COLLATERAL:                      Fee simple interest in two office buildings(2)

LOCATION:                        Brisbane, California

YEAR BUILT / RENOVATED:          Various

PROPERTY MANAGEMENT:             Owner Managed

OCCUPANCY (AS OF 12/01/05):      100.00%

UNDERWRITTEN NET OPERATING
   INCOME:                       $8,375,781

UNDERWRITTEN NET CASH FLOW:      $8,159,342

APPRAISED VALUE:                 $80,000,000

APPRAISAL DATE:                  November 10, 2005
--------------------------------------------------------------------------------

(2)  The Shorenstein Brisbane loan documents permit the release of an individual property after the defeasance lockout period, subject to, among other things, payment of a release price equal to 125% of the allocated loan amount for the release parcel, and with respect to the remaining property, a debt service coverage ratio of at least 1.35x, a loan to value ratio of not more than 60%, occupancy of at least 100% and Wal-Mart Stores, Inc. as the tenant.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       91

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
5000 and 7000 Marina Boulevard    COLLATERAL TERM SHEET     BALANCE: $39,625,000
Brisbane, CA 94005                SHORENSTEIN BRISBANE      DSCR: 3.50x
                                                            LTV: 49.53%
--------------------------------------------------------------------------------

                              SHORENSTEIN BRISBANE

                                                ALLOCATED
                                        YEAR       LOAN                APPRAISED                  UNDERWRITTEN
    PROPERTY NAME         LOCATION     BUILT      AMOUNT       NRSF      VALUE       OCCUPANCY   NET CASH FLOW
---------------------   ------------   -----   -----------   -------   -----------   ---------   -------------

7000 Marina Boulevard   Brisbane, CA    1986   $24,450,000   104,092   $47,300,000     100.0%     $ 4,742,818
5000 Marina Boulevard   Brisbane, CA    2000    15,175,000    63,085    32,700,000     100.0        3,416,524
                                               -----------   -------   -----------     -----      -----------
TOTAL/WTD. AVG.                                $39,625,000   167,177   $80,000,000     100.0%     $ 8,159,342
                                               ===========   =======   ===========     =====      ===========

                              SHORENSTEIN BRISBANE

                                                              % OF NET                             % OF      DATE OF
                               RATINGS         NET RENTABLE   RENTABLE                            ACTUAL      LEASE
     TENANT NAME        S&P/MOODY'S/FITCH(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
---------------------   --------------------   ------------   --------   --------   -----------   ------   ----------

Wal-Mart Stores, Inc.         AA/Aa2/AA           167,177      100.0%     $ 56.45    $9,437,456   100.0%    01/31/12
OCCUPIED TOTAL                                    167,177      100.0%     $ 56.45    $9,437,456
Vacant Space                                            0        0.0%
                                                  -------      -----
COLLATERAL TOTAL                                  167,177        100%
                                                  =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                LEASE ROLLOVER(1)

                                                               CUMULATIVE                            CUMULATIVE
                                         % OF     CUMULATIVE      % OF       ANNUAL       % OF          % OF
  YEAR OF     # OF LEASES   EXPIRING    TOTAL       TOTAL         TOTAL       AVG.     BASE ACTUAL    BASE RENT
 EXPIRATION     EXPIRING     SQ. FT.   SQ. FT.     SQ. FT        SQ. FT.    RENT PSF     ROLLING      ROLLING
-----------   -----------   --------   -------   -----------   ----------   --------   -----------   ----------

2006               0               0      0.0%           0         0.0%      $ 0.00         0.0%          0.0%
2007               0               0      0.0            0         0.0         0.00         0.0           0.0
2008               0               0      0.0            0         0.0         0.00         0.0           0.0
2009               0               0      0.0            0         0.0         0.00         0.0           0.0
2010               0               0      0.0            0         0.0         0.00         0.0           0.0
2011               0               0      0.0            0         0.0         0.00         0.0           0.0
2012               2         167,177    100.0      167,177       100.0        56.45       100.0         100.0
2013               0               0      0.0      167,177       100.0         0.00         0.0         100.0
2014               0               0      0.0      167,177       100.0         0.00         0.0         100.0
2015               0               0      0.0      167,177       100.0         0.00         0.0         100.0
Thereafter         0               0      0.0      167,177       100.0       $ 0.00         0.0%        100.0%
Vacant                             0      0.0      167,177       100.0
                 ---         -------    -----      -------       -----
TOTAL:             2         167,177    100.0%     167,177       100.0%
                 ===         =======    =====      =======       =====

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Additional Risks Related To Tenants" in the
     prospectus supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       92

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
140-166 S.Gary Avenue          COLLATERAL TERM SHEET        BALANCE: $39,000,000
Bloomingdale, IL 60108            STRATFORD PLAZA           DSCR: 1.23
                                                            LTV: 75.14%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     PNC

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $39,000,000

CUT-OFF BALANCE:                 $39,000,000

% BY INITIAL UPB:                1.27%

INTEREST RATE:                   5.610%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              March 1, 2006

MATURITY DATE:                   February 1, 2016

AMORTIZATION:                    Interest only for the first 36 months of the
                                 term; thereafter amortizes on a 30 year
                                 schedule.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after November 1, 2015, prepayment is permitted
                                 without penalty.

SPONSOR:                         John Shane, Sandy Sigal

BORROWER:                        Shane University, LLC, NMC Stratford, LLC,
                                 Shane Stratford, LLC, and Chino Stratford, LLC

ADDITIONAL FINANCING:            None

LOCKBOX:                         None at Closing, Springing Hard

INITIAL RESERVES:                TI/LC:         $  500,000
                                 Replacement:   $  458,130
                                 Engineering:   $1,541,870
                                 Taxes:         $  461,679

MONTHLY RESERVES:                TI/LC:         $    4,167
                                 Taxes:         $   65,954
                                 Replacement:   $    6,624
--------------------------------------------------------------------------------

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $108.82

BALLOON BALANCE/SQ. FT.:         $ 97.55

LTV:                               75.14%

BALLOON LTV:                       67.36%

DSCR:                               1.23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Anchored Retail

COLLATERAL:                      Fee simple

LOCATION:                        Bloomingdale, Illinois

YEAR BUILT / RENOVATED:          1992

COLLATERAL SF:                   358,385 sq.ft.

PROPERTY MANAGEMENT:             New Mark Merrill Companies, LLC

OCCUPANCY (AS OF 12/06/05):      96.40%

UNDERWRITTEN NET
   OPERATING INCOME:             $ 3,526,429

UNDERWRITTEN NET CASH
   FLOW:                         $ 3,314,011

APPRAISED VALUE:                 $51,900,000

APPRAISAL DATE:                  November 4, 2005
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       93

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
140-166 S. Gary Avenue        COLLATERAL TERM SHEET         BALANCE: $39,000,000
Bloomingdale, IL 60108           STRATFORD PLAZA            DSCR: 1.23
                                                            LTV: 75.14%
--------------------------------------------------------------------------------

                                LEASE ROLLOVER(1)

                                                                                                  CUMULATIVE
               # OF                  % OF    CUMULATIVE   CUMULATIVE    ANNUAL        % OF          % OF
  YEAR OF     LEASES    EXPIRING    TOTAL       TOTAL     % OF TOTAL     AVG.      BASE ACTUAL    BASE ACTUAL
EXPIRATION   EXPIRING    SQ. FT.   SQ. FT.     SQ. FT.      SQ. FT.    RENT PSF   RENT ROLLING   RENT ROLLING
----------   --------   --------   -------   ----------   ----------   --------   ------------   ------------

2006             6         6,805      1.9        6,805         1.9       22.33          4.0           4.0
2007             5         6,695      1.9       13,500         3.8       24.83          4.3           8.3
2008             5        24,834      6.9       38,334        10.7       16.97        11.00          19.3
2009             4        66,764     18.6      105,098        29.3       13.21         23.1          42.4
2010             1         6,115      1.7      111,213        31.0        9.89          1.6          44.0
2011             1        11,118      3.1      122,331        34.1       13.00          3.8          47.7
2012             1        69,246     19.3      191,577        53.5       10.99         19.9          67.6
2013             1        43,012     12.0      234,589        65.5       12.57         14.1          81.8
Thereafter       2       110,731     30.9      345,320        96.4        6.30         18.2           100
Vacant           1        13,065      3.6      358,385       100.0                        0           100
               ---       -------    -----      -------       -----                      ---           ---
TOTAL:          27       358,385    100.0      358,385       100.0                      100           100
               ===       =======    =====      =======       =====                      ===           ===

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Risk Factors--Risks Related to the Mortgage Loans--Certain Additional Risks Related To Tenants" in the
     prospectus supplement.

                              MAJOR RETAIL TENANTS

                                             WEIGHTED
                                   % BELOW      AVG        LEASE
    TENANT        NRSF    % NRSF    MARKET   RENT PSF   EXPIRATION   RATINGS (S/M/F)
-------------   -------   ------   -------   --------   ----------   ---------------

Kmart           104,231    29.1%    -19.05    $ 5.88     9/30/2017    BB+ / Ba1 / -
Dominick's       69,246    19.3     -18.29    $10.99     8/31/2012    - / Baa2 / BBB
                -------    ----
SUB TOTAL/WA:   173,477    48.4%
                =======    ====

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       94

                          $2,810,773,000 (APPROXIMATE)
                                   CD 2006-CD2

--------------------------------------------------------------------------------
              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                             FREE WRITING PROSPECTUS
--------------------------------------------------------------------------------

Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") has filed a registration statement (including a prospectus) (File no. 333-125499) with the
SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611 or by email to the following address:
blake.catlett@db.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the
Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that
Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the
Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the
Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions
(including, in certain cases, assumptions specified by the recipient hereof)
regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-125499) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. For additional information about this free writing prospectus see page 92 hereof.

                                       95

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered CD 2006-CD2, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including April 17, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including April 17, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)−

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

Deutsche Mortgage & Asset Receiving Corporation,
Depositor

Commercial Mortgage Pass-Through Certificates,
(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds, credit derivatives or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 16 in this free writing prospectus under the caption ‘‘Risk Factors’’ and under the caption ‘‘risk factors’’ in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under ‘‘Method of Distribution’’ in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

This portion of the free writing prospectus (also referred to herein as this "prospectus") may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series.

The date of this free writing prospectus is February 16, 2006

Important Notice About Information In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	12
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	12
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	12
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	13
Prepayments May Reduce The Average Life of Your Certificates	13
Prepayments May Reduce the Yield on Your Certificates	15
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
Some Certificates May Not Be Appropriate for ERISA Plans	21
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	21
Certain Federal Tax Considerations Regarding Original Issue Discount	22
Bankruptcy Proceedings Entail Certain Risks	22
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	22
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	23
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	23
THE SPONSOR	23
General	23
GACC’s Securitization Program	24
GACC’s Underwriting Standards	25
Servicing	27
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	27
THE DEPOSITOR	27
DESCRIPTION OF THE TRUST FUNDS	27
General	27
Mortgage Loans	28
MBS	33
Certificate Accounts	35
Credit Support	35
Cash Flow Agreements	35
YIELD AND MATURITY CONSIDERATIONS	37
General	37
Pass-Through Rate	37
Payment Delays	37
Certain Shortfalls in Collections of Interest	37
Yield and Prepayment Considerations	38
Weighted Average Life and Maturity	39

Other Factors Affecting Yield, Weighted Average Life and Maturity	40
DESCRIPTION OF THE CERTIFICATES	42
General	42
Distributions	43
Distributions of Interest on the Certificates	44
Distributions of Principal of the Certificates	45
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	46
Allocation of Losses and Shortfalls	46
Advances	46
Reports to Certificateholders	47
Voting Rights	49
Termination	49
Book-Entry Registration and Definitive Certificates	49
DESCRIPTION OF THE POOLING AGREEMENTS	52
General	52
Assignment of Mortgage Loans; Repurchases	52
Representations and Warranties; Repurchases	54
Collection and Other Servicing Procedures	55
Primary Servicers and Sub-Servicers	57
Certificate Account	57
Modifications, Waivers and Amendments of Mortgage Loans	60
Realization upon Defaulted Mortgage Loans	60
Hazard Insurance Policies	62
Due-on-Sale and Due-on-Encumbrance Provisions	63
Servicing Compensation and Payment of Expenses	63
Evidence as to Compliance	64
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	64
Events of Default	66
Rights upon Event of Default	66
Amendment	67
List of Certificateholders	68
The Trustee	68
Duties of the Trustee	69
Certain Matters Regarding the Trustee	69
Resignation and Removal of the Trustee	69
Additional Parties to the Agreements	69
DESCRIPTION OF CREDIT SUPPORT	71
General	71
Subordinate Certificates	71
Cross-Support Provisions	72
Letter of Credit	72
Insurance or Guarantees with Respect to Mortgage Loans	72
Certificate Insurance and Surety Bonds	72
Reserve Funds	72
Credit Support with Respect to MBS	73

Credit Derivatives	73
CASH FLOW AND DERIVATIVES AGREEMENTS	73
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	74
General	74
Types of Mortgage Instruments	74
Leases and Rents	74
Personalty	75
Foreclosure	75
Bankruptcy Laws	79
Environmental Considerations	81
Due-on-Sale and Due-on-Encumbrance Provisions	83
Junior Liens; Rights of Holders of Senior Liens	84
Subordinate Financing	84
Default Interest and Limitations on Prepayments	84
Applicability of Usury Laws	84
Certain Laws and Regulations	85
Americans with Disabilities Act	85
Servicemembers Civil Relief Act	85
Forfeitures in Drug and RICO Proceedings	86
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	87
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	87
General	87
Status of REMIC Certificates	88
Qualification as a REMIC	88
Taxation of Regular Certificates	90
General	90
Original Issue Discount	90
Acquisition Premium	93
Variable Rate Regular Certificates	93
Deferred Interest	93
Market Discount	94
Premium	95
Election to Treat All Interest Under the Constant Yield Method	95
Sale or Exchange of Regular Certificates	95
Treatment of Losses	96
Taxation of Residual Certificates	97
Taxation of REMIC Income	97
Basis and Losses	98
Treatment of Certain Items of REMIC Income and Expense	99
Limitations on Offset or Exemption of REMIC Income	100
Tax-Related Restrictions on Transfer of Residual Certificates	100
Sale or Exchange of a Residual Certificate	104
Mark to Market Regulations	104
Taxes that May be Imposed on the REMIC Pool	105
Prohibited Transactions	105
Contributions to the REMIC Pool After the Startup Day	105
Net Income from Foreclosure Property	105

v

Liquidation of the REMIC Pool	106
Administrative Matters	106
Limitations on Deduction of Certain Expenses	106
Taxation of Certain Foreign Investors	107
Regular Certificates	107
Residual Certificates	108
Backup Withholding	108
Reporting Requirements	109
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	110
Standard Certificates	110
General	110
Tax Status	110
Premium and Discount	111
Recharacterization of Servicing Fees	112
Sale or Exchange of Standard Certificates	112
Stripped Certificates	113
General	113
Status of Stripped Certificates	114
Taxation of Stripped Certificates	114
Reporting Requirements and Backup Withholding	116
Taxation of Certain Foreign Investors	117
Reportable Transactions	117
STATE, LOCAL AND OTHER TAX CONSEQUENCES	117
CERTAIN ERISA CONSIDERATIONS	118
General	118
Plan Asset Regulations	118
Prohibited Transaction Exemptions	119
Tax Exempt Investors	122
LEGAL INVESTMENT	123
USE OF PROCEEDS	125
METHOD OF DISTRIBUTION	125
LEGAL MATTERS	126
FINANCIAL INFORMATION	126
RATING	126
INDEX OF DEFINED TERMS	128

 SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered	Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under ‘‘— The Mortgage Assets.’’

Relevant Parties

Who We Are	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See ‘‘The Depositor.’’ Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — The Trustee.’’

Master Servicer	If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Special Servicer.	If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Collection and Other Servicing Procedures.’’

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator	The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

•	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See ‘‘Description of the Trust Funds — Mortgage Loans.’’

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See ‘‘Description of the Trust Funds — Mortgage Loans — Mortgage Loan Information in Prospectus Supplements.’’

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See ‘‘Description of the Trust Funds — MBS.’’

Information About The Certificates

The Certificates.	Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

•	are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

•	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates.’’

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See ‘‘Risk Factors — Limited Assets.’’

Distributions of Interest on the Certificates.	Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and

‘‘— Prepayments May Reduce the Yield on Your Certificates,’’ ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ and ‘‘Description of the Certificates — Distributions of Interest on the Certificates.’’

Distributions of Principal of the Certificates.	Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

•	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See ‘‘Description of the Certificates — Distributions of Principal of the Certificates.’’

Credit Support and Cash Flow Agreements	Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy

•	a guarantee,

•	cross-support provisions,

•	a surety bond,

•	a reserve fund,

•	a credit derivative, or

•	a combination of the items described above.

In addition, a trust fund may include:

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

•	interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,’’ ‘‘Description of the Trust Funds — Credit Support’’ and ‘‘— Cash Flow Agreements’’ and ‘‘Description of Credit Support.’’

Advances.	If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Advances.’’ Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See ‘‘Description of the Certificates — Advances.’’

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination.	If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’ See ‘‘Description of the Certificates — Termination’’ in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See ‘‘Description of the Pooling Agreements — Assignment of Mortgage Loans — Repurchases’’ and

‘‘—Representations and Warranties — Repurchases’’ herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans’’ herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or More Trust Assets May Also Back Additional Certificates	One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Registration of Book-Entry Certificates.	If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See ‘‘Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ and ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

•	‘‘regular-interests’’ and ‘‘residual interests’’ in a trust fund, or a designated portion thereof, treated as ‘‘real estate mortgage investment conduit’’ under Sections 860A through 860G of the Internal Revenue Code of 1986, or

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review ‘‘Certain Federal Income Tax Consequences’’ in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See ‘‘Certain ERISA Considerations’’ in this prospectus and ‘‘ERISA Considerations’’ in the related prospectus supplement.

Legal Investment.	Your offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See ‘‘Legal Investment’’ in this prospectus and in the related prospectus supplement.

Rating.	At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See ‘‘Rating’’ in this prospectus and in the related prospectus supplement.

 RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading ‘‘Risk Factors’’ in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Termination.’’

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading ‘‘Description of the Certificates — Reports to Certificateholders.’’ We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

•	the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See ‘‘Description of the Certificates — Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Prepayments May Reduce The Average Life of Your Certificates

As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates

Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See ‘‘Yield and Maturity Considerations.’’

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See ‘‘Description of Credit Support’’ and ‘‘Rating.’’

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See ‘‘Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans’’ Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

•	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans — Foreclosure — Anti-Deficiency Legislation.’’

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•	the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loan With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the related mortgaged property;

•	the level of interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history of the related mortgaged property;

•	changes in zoning, tax and (and with respect to residential properties) rent control laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’ The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Certain Legal Aspects of Mortgage Loans — Leases and Rents.’’

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at ‘‘offsite’’ locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an ‘‘owner’’ or ‘‘operator’’ for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See ‘‘Description of the Pooling Agreements — Hazard Insurance Policies.’’

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See ‘‘Certain ERISA Considerations.’’

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a ‘‘real estate mortgage investment conduit,’’ for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates.’’ Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as ‘‘excess inclusion’’ income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with ‘‘original issue discount’’ for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See ‘‘Certain Federal Income Tax Consequences — Taxation of Regular Certificates.’’

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•	The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

•	Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

•	Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•	You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See ‘‘Description of the Certificates — Termination’’ in this prospectus. See ‘‘Description of the Certificates — Termination.’’

THE SPONSOR

General

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (‘‘GACC’’), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (‘‘DBMC’’). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (‘‘CMBS’’) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (‘‘DBBM’’) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Amts in $ billions)
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations GACC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMAC Commercial Mortgage Corporation, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline		LTV Ratio Guideline
Office	1.25	x	75%
Retail	1.25	x	75%
Multifamily	1.20	x	80%
Manufactured Housing	1.20	x	80%
Industrial/Warehouse	1.25	x	75%
Self-Storage	1.25	x	75%
Hotel	1.50	x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under ‘‘Description of the Mortgage Pool — Certain Underwriting Matters.’’

Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See ‘‘The Depositor’’ in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgage-backed securities (‘‘MBS’’) that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans,’’ unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

•	commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property;

provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, ‘‘Net Operating Income’’ means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (‘‘Net Leases’’). However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the ‘‘Loan-to-Value Ratio’’ of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The ‘‘Value’’ of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance’’ and ‘‘— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Mortgage Loans With Balloon Payments Have a Greater Risk of Default.’’

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•	may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of such prohibition, a ‘‘Lock-out Period’’ and its date of expiration, a ‘‘Lock-out Date’’) and/or require payment of a premium or a yield maintenance payment (a ‘‘Prepayment Premium’’) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an "Equity Participation"), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable interest rates ("ARM Loans’’), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•	the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements,’’ and

•	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certificate Account.’’

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, "Credit Support").

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient’’ and ‘‘Description of Credit Support.’’

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

•	interest rate exchange agreements,

•	interest rate cap or floor agreements, or

•	other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a "Cash Flow Agreement").

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates.’’ The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

•	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

•	converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or

•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certificate was purchased at a premium or a discount and

•	the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See ‘‘— Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The "Available Distribution Amount" for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•	equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest,’’ exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates’’ and ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest.’’

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a "Certificate Balance"), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund

Distributions of principal with respect to one or more classes of certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates. See ‘‘Description of Credit Support.’’

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, "Related Proceeds") and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, generally, will set forth, among other things, in each case to the extent applicable:

(i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi) if such class of offered certificates has a floating, variable or adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii) if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘— Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Amendment.’’ The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See ‘‘Description of the Pooling Agreements — Events of Default,’’ ‘‘— Rights Upon Event of Default’’ and ‘‘— Resignation and Removal of the Trustee.’’

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

•	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC’’) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only ‘‘certificateholder’’ (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

•	the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘Certificateholders’’ under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under ‘‘The Depositor.’’

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

•	an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

•	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the "Purchase Price"). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See ‘‘Description of Credit Support.’’

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See ‘‘— Certificate Account’’ and ‘‘— Servicing Compensation and Payment of Expenses.’’

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Such Permitted Investments include

•	federal funds,

•	uncertificated certificates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1) all payments on account of principal, including principal prepayments, on the mortgage loans;

(2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and ‘‘Condemnation Proceeds,’’ respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6) any amounts paid under any Cash Flow Agreement;

(7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under ‘‘— Assignment of mortgage loans; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases,’’ all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘— Realization Upon Defaulted Mortgage Loans,’’ and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates — Termination; Retirement of Certificates’’;

(8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘— Hazard Insurance Policies’’;

(10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1) to make distributions to the certificateholders on each distribution date;

(2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘— Realization Upon Defaulted Mortgage Loans’’;

(6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘— Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘— Certain Matters Regarding the Trustee’’;

(7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes’’;

(12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13) to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14) to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•	that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘Certain Legal Aspects of mortgage loans — Due-on-Sale and Due-on-Encumbrance.’’

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•	the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

•	a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

"Events of Default" under the related Pooling Agreement generally will include, without limitation,

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘— Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•	to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

•	if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences — REMICs — Tax and Restrictions on Transfers of Residual certificates to Certain Organizations’’ herein),

•	to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

•	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

•	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

•	reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certificates,

•	cross-support provisions,

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, ‘‘Credit Support’’).

If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•	the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See ‘‘Risk Factors — Credit Support Limitations.’’

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the ‘‘Letter of Credit Bank’’). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

Credit Derivatives

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. The related prospectus supplement will describe when and how payments are made under the particular instrument and the specific credit risk that is being covered.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See ‘‘Description of the Trust Funds — Mortgage Loans.’’ If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (‘‘UCC’’); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘— Bankruptcy Laws.’’

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.’’) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the ‘‘Bankruptcy Code’’) and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary ‘‘based on the equities of the case.’’ Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute ‘‘cash collateral’’ under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is ‘‘adequately protected’’ as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called ‘‘ipso facto clauses’’ could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee’s obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator, ‘‘ however, is a person ‘‘who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.’’ This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.’’

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•	where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a ‘‘holder’’ or ‘‘certificateholder’’ in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of ‘‘Residual Certificates’’ in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be ‘‘regular interests’’ in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be ‘‘residual interests’’ in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to ‘‘REMIC’’ or ‘‘REMIC Pool’’ herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See ‘‘— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.’’

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be ‘‘qualified mortgages’’ for another REMIC for purposes of Code Section 860G(a)(3).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the ‘‘Startup Day’’ (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than ‘‘qualified mortgages’’ and ‘‘permitted investments.’’ The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ‘‘reasonable arrangements’’ to prevent its residual interest from being held by ‘‘disqualified organizations’’ and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See ‘‘Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations.’’

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•	the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a ‘‘defective obligation’’ within a two-year period thereafter.

A ‘‘defective obligation’’ includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is ‘‘defective’’ as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced ‘‘promptly and appropriately’’ to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with ‘‘original issue discount’’ within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the ‘‘stated redemption price at maturity’’ of the Regular Certificate over its ‘‘issue price.’’ The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute ‘‘qualified stated interest.’’ Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an ‘‘interest only’’ class, or a class on which interest is substantially disproportionate to its principal amount (a so-called ‘‘super-premium’’ class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") relating to the Regular

Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the ‘‘daily portions,’’ as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certificate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘Original Issue Discount’’ with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, ‘‘market discount’’ is the amount by which the purchaser’s original basis in the Regular Certificate:

•	is exceeded by the then-current principal amount of the Regular Certificate; or

•	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•	in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under ‘‘Original Issue Discount’’) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See ‘‘Original Issue Discount’’ above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a ‘‘capital asset’’ within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ‘‘Market Discount’’ are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•	‘‘interest’’ includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

•	if a Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•	to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the ‘‘daily portions’’ of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

•	the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of ‘‘excess inclusions’’ below under ‘‘Limitations on Offset or Exemption of REMIC Income’’ The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•	in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•	ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the

REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See ‘‘Treatment of Certain Items of REMIC Income and Expense — Market Discount’’ below regarding the basis of mortgage loans to the REMIC Pool and ‘‘Sale or Exchange of a Residual Certificate’’ below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates,’’ without regard to the de minimis rule described therein, and ‘‘— Premium.’’

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Deferred Interest.’’

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under ‘‘Taxation of Regular Certificates — Market Discount.’’

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under ‘‘Taxation of Regular Certificates — Premium,’’ a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the ‘‘excess inclusion,’’ is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See ‘‘Taxation of Certain Foreign Investors — Residual Certificates’’ below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an ‘‘electing large partnership’’ holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•	"Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•	"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•	an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

•	the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a ‘‘noneconomic residual interest’’ (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under ‘‘— Foreign Investors’’) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a ‘‘noneconomic residual interest’’ unless, at the time of the transfer:

•	the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•	the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under ‘‘— Disqualified Organizations.’’ The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•	the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•	the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•	transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading ‘‘Disqualified Organizations.’’ The transferor must have no actual knowledge or reason to know that such statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer: Either

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b) (i)      the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)	the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a ‘‘U.S. Person’’ (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under ‘‘Taxation of Residual Certificates — Basis and Losses’’) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a ‘‘taxable mortgage pool’’ (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•	the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualified reserve fund by a Residual Certificateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualified liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as ‘‘foreclosure property’’ for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as ‘‘tax matters person,‘‘ as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

These limitations will be phased out over the period 2006–2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•	is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•	provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘Regular Certificates’’ above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•	the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in ‘‘registered form’’ within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ‘‘excess inclusion.’’ See ‘‘Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’ If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ above concerning the disregard of certain transfers having ‘‘tax avoidance potential.’’ Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ‘‘backup’’ withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on ‘‘reportable payments’’ (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see ‘‘Limitations on Deduction of Certain Expenses’’ above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under ‘‘Status of REMIC Certificates.’’

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under ‘‘Recharacterization of Servicing Fees.’’ Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006 — 2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the ‘‘stripped bond’’ and ‘‘stripped coupon’’ rules of the Code, as described below under ‘‘Stripped Certificates’’ and ‘‘Recharacterization of Servicing Fees,’’ respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1. A Standard Certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) will be considered to represent ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of

Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2. A Standard Certificate owned by a real estate investment trust will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered ‘‘interest on obligations secured by mortgages on real property’’ to such extent within the meaning of Code Section 856(c)(3)(B).

3. A Standard Certificate owned by a REMIC will be considered to represent an ‘‘obligation . . . which is principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of ‘‘qualified mortgages’’ within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium.’’

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of ‘‘teaser rates’’ on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the ‘‘stripped bond’’ rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as ‘‘stripped coupons’’ and ‘‘stripped bonds.’’ Subject to the de minimis rule discussed below under ‘‘— Stripped Certificates,’’ each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See ‘‘Stripped Certificates’’ below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

•	if a Standard Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard

Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as ‘‘Stripped Certificates.’’ Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

•	the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see ‘‘Standard Certificates — Recharacterization of Servicing Fees’’ above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own ‘‘stripped bonds’’ with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or ‘‘stripped coupons’’ with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under ‘‘Standard Certificates — Recharacterization of Servicing Fees.’’ Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under ‘‘Standard Certificates — General,’’ subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•	the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i); and

•	unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under ‘‘Taxation of Stripped Certificates — Possible Alternative Characterizations,’’ the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), ‘‘obligation[s] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A), and ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under ‘‘General,’’ each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under ‘‘Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates.’’ However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under ‘‘General,’’ the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are ‘‘contingent’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates.’’ It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

•	one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Backup Withholding.’’

On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a ‘‘trust’’ under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account;

•	a nominee; and

•	a broker holding an interest for a customer in ‘‘street name.’’

These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates.’’

Reportable Transactions

Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for ‘‘reportable transactions.’’ Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar Law"). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties in Interest’’ within the meaning of ERISA and ‘‘disqualified persons’’ within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not ‘‘significant,’’ both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•	has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate,’’ the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58

and Prohibited Transaction Exemption 2002-41 (the "Exemption"), to Deutsche Bank Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section ‘‘Certain ERISA Considerations,’’ the term "Underwriter" shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. (collectively, the "Exemption Rating Agencies");

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the ‘‘Restricted Group’’ consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a ‘‘sponsor’’ within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

•	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

•	the holding of certificates by a Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

•	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an ‘‘insurance company general account’’ (as such term is defined in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

•	there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a ‘‘certificate’’ for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ ("UBTI") within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of certificates that qualify as ‘‘mortgage related securities’’ will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

The appropriate characterization of those certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of certificates qualifying as ‘‘mortgage related securities,’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities, ‘‘ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities, ‘‘ defined in 12 C.F.R. Section 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities, ‘‘ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

All depository institutions considering an investment in the certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2. By placements by the depositor with institutional investors through dealers; and

3. By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Page
1986 Act	90
1998 Policy Statement	124
Accrual Certificates	44
Accrued Certificate Interest	44
Act	82
ADA	85
affiliate	122
ARM Loans	33
Available Distribution Amount	43
Bankruptcy Code	79
Book-Entry Certificates	43
Cash Flow Agreement	36
CERCLA	82
Certificate Account	35
Certificate Balance	45
Certificate Owner	50
CMBS	24
Code	87
Companion Class	46
Controlled Amortization Class	46
CPR	40
Credit Support	35, 71
Cut-off Date	45
DBBM	24
DBMC	24
DBSI	120
Debt Service Coverage Ratio	30
Definitive Certificates	43
Determination Date	37, 43
Disqualified Organization	101
Distribution Date Statement	47
DOL	118
DTC	50
DTC Participants	50
Due Period	37
due-on-sale	77
electing large partnership	101
Equity Participation	32
ERISA	118
ERISA Plans	118
ERISA Restricted Certificates	121
Events of Default	66
Excess Funds	42
excess servicing	112
Exemption	120
Exemption Rating Agencies	120
FAMC	33
FHLMC	33
Financial Intermediary	50
FNMA	33
GACC	23
Garn Act	84
GNMA	33
Insurance Proceeds	58
IRS	61
Letter of Credit Bank	72
Liquidation Proceeds	58
Loan-to-Value Ratio	30
Lock-out Date	32
Lock-out Period	32
MBS	27
MBS Agreement	34
MBS Issuer	34
MBS Servicer	34
MBS Trustee	34
NCUA	124
Net Leases	30
Net Operating Income	30
Nonrecoverable Advance	47
Non-SMMEA Certificates	123
Non-U.S. Person	108
OCC	123
OID Regulations	90
OTS	124
Parties in Interest	118
Pass-Through Entity	101
Percentage Interest	43
Permitted Investments	57
Plan Asset Regulations	118
Plan Assets	118
Plans	118
Pooling Agreement	52
Prepayment Assumption	91
Prepayment Interest Shortfall	38
Prepayment Premium	32
Purchase Price	54
Record Date	43
Regular Certificateholder	90
Regular Certificates	87
Related Proceeds	47
Relief Act	85
REMIC	87
REMIC Certificates	87
REMIC Pool.	87
REMIC Regulations	87
REO Property	55

		Page
Residual Certificateholders	97
Service	89
Similar Law	118
SMMEA	123
SPA	40
Standard Certificateholder	110
Standard Certificates	110
Stripped Certificateholder	115
Stripped Certificates,	110
Tax Exempt Investor	122
Tax Favored Plans	118
Title V	84
Treasury	87
UBTI	122
UCC	75
Underwriter	120
U.S. Person	104
Value	31
Voting Rights	49
Warranting Party	54

This diskette relates to the prospectus supplement in regard to the CD 2006-CD2, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

‘‘Annex A CD 2006-CD2.xls’’ is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*	Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any authorized information or representations. This free writing prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

Free Writing Prospectus

EXECUTIVE SUMMARY	S-3
SUMMARY OF THE PROSPECTUS SUPPLEMENT	S-8
THE MORTGAGE POOL	S-21
RISK FACTORS	S-36
TRANSACTION PARTIES	S-73
DESCRIPTION OF THE MORTGAGE POOL	S-95
DESCRIPTION OF THE OFFERED CERTIFICATES	S-142
YIELD AND MATURITY CONSIDERATIONS	S-170
THE POOLING AND SERVICING AGREEMENT	S-187
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-233
ERISA CONSIDERATIONS	S-235
LEGAL INVESTMENT	S-237
LEGAL MATTERS	S-237
RATINGS	S-237
LEGAL ASPECTS OF MORTGAGE LOANS	S-239
INDEX OF DEFINED TERMS	S-240

Until the date that is ninety days from the date of the prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,810,773,000 (Approximate)

Deutsche Bank Securities

Citigroup Global Markets Inc.

PNC Capital Markets LLC

JPMorgan

Nomura

Wachovia Securities

CD 2006-CD2

Commercial Mortgage
Pass-Through Certificates

FREE WRITING PROSPECTUS